                                                Filed Pursuant to Rule 424(b)(5)
                                                Registration File No.: 333-87381

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED APRIL 25, 2001)

                           $819,033,000 (APPROXIMATE)
           BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2001-TOP4
                                    as Issuer
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                  as Depositor
                MORGAN STANLEY DEAN WITTER MORTGAGE CAPITAL INC.
                        PRINCIPAL COMMERCIAL FUNDING, LLC
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                     JOHN HANCOCK REAL ESTATE FINANCE, INC.
                           BEAR, STEARNS FUNDING, INC.
                            as Mortgage Loan Sellers
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-TOP4
                             ----------------------
         Bear Stearns Commercial Mortgage Securities Inc. is offering selected classes of its Series 2001-TOP4 Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in a trust. The trust's assets will primarily be 152 mortgage loans secured by first mortgage liens on commercial, manufactured housing community and multifamily properties. The Series 2001-TOP4 Certificates are not obligations of Bear Stearns Commercial Mortgage Securities Inc., the sellers of the mortgage loans or any of their affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

         INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-27 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 8 OF THE PROSPECTUS.
                             ----------------------
           Characteristics of the certificates offered to you include:
                             ----------------------

                  APPROXIMATE INITIAL     INITIAL PASS-THROUGH       PASS-THROUGH RATE           RATINGS
CLASS             CERTIFICATE BALANCE             RATE                  DESCRIPTION           (MOODY'S/S&P)
----------        -------------------     --------------------       -----------------         ------------
CLASS A-1           $ 389,161,000                5.06%                     FIXED                  AAA/AAA
CLASS A-2           $ 60,000,000           1-MO. LIBOR + 0.45%            FLOATING                AAA/AAA
CLASS A-3           $ 320,234,000                5.61%                     FIXED                  AAA/AAA
CLASS B             $ 24,819,000                 5.80%                     FIXED                  AA2/AA
CLASS C             $ 24,819,000                 6.05%                     FIXED                   A2/A

                             ----------------------
         The certificate balances are approximate and may vary by up to 5%.

         THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THE CERTIFICATES OFFERED TO YOU OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ----------------------
         Bear, Stearns & Co. Inc and Morgan Stanley & Co. Incorporated will act as co-lead managers and co-bookrunners with respect to the offered certificates. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC, the underwriters, will purchase the certificates offered to you from Bear Stearns Commercial Mortgage Securities Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the certificates to purchasers on or about November 8, 2001. Bear Stearns Commercial Mortgage Securities Inc. expects to receive from this offering approximately $821,787,593, plus accrued interest from the cut-off date, other than for the Class A-2 Certificates, before deducting expenses payable by Bear Stearns Commercial Mortgage Securities Inc.
                             ----------------------

BEAR, STEARNS & CO. INC.                                          MORGAN STANLEY
GOLDMAN, SACHS & CO.                         WELLS FARGO BROKERAGE SERVICES, LLC

                                October 31, 2001

The following graphics are omitted:

1) Map of the United States showing a geographic overview of the Mortgage Pool, setting forth how many of the properties are located in each State and the percentage of the total Mortgage Pool included in such State.

2)   Photographs of the following Mortgaged Properties:

     (a)  Morris Corporate Center IV - Phase I, Parsippany, NJ;

     (b)  Metaldyne Portfolio - Twinsburg, Twinsburg, OH;

     (c)  Tyson's Square, Tyson's Corner, VA;

     (d)  155 Federal Street and 10 High Street, Boston, MA;

     (e)  East Gate Square - Phase I, Mount Laurel, NJ;

     (f)  1350 Avenue of the Americas, New York, NY;

     (g)  Pacific Gulf Commerce Park, Sunnyvale, CA;

     (h)  7000 Moring Boulevard, Brisbane, CA;

     (i)  York Galleria, York, PA; and

     (j)  Bridgewater Promenade, Bridgewater, NJ.

The pass-through rates on the Class A-1, Class A-3, Class B and Class C Certificates will be fixed at the respective per annum rates set forth on the cover. The pass-through rate on the Class A-2 Certificates will be a floating rate based on one-month LIBOR. You should read the section entitled "Ratings" in this prospectus supplement.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         Information about the certificates offered to you is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.

         You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. Bear Stearns Commercial Mortgage Securities Inc. has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.
                         ------------------------------

         This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

         The Series 2001-TOP4 Certificates are not obligations of Bear Stearns Commercial Mortgage Securities Inc. or any of its affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

         In this prospectus supplement, the terms "depositor," "we" and "us" refer to Bear Stearns Commercial Mortgage Securities Inc.

                         ------------------------------

         Bear Stearns Commercial Mortgage Securities Inc. will not list the certificates offered to you on any national securities exchange or any automated quotation system of any registered securities association such as NASDAQ.

                         ------------------------------

         Until ninety days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates offered by this prospectus supplement, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                Table Of Contents

Executive Summary.................................S-6
Summary of Prospectus Supplement..................S-9
Risk Factors.....................................S-27
Description Of The Offered Certificates..........S-57
     General.....................................S-57
     Certificate Balances........................S-59
     Pass-Through Rates..........................S-60
     Distributions...............................S-61
     Optional Termination........................S-67
     Advances....................................S-67
     Reports to Certificateholders; Available
         Information.............................S-69
     Example of Distributions....................S-73
     The Trustee and the Fiscal Agent............S-74
     The Paying Agent, Certificate Registrar and
         Authenticating Agent....................S-74
     Expected Final Distribution Date; Rated
         Final Distribution Date.................S-75
     Amendments to the Pooling and Servicing
         Agreement...............................S-75
Description of the Swap Contract.................S-76
     General.....................................S-76
     Distributions from the Floating Rate
         Account.................................S-77
     Allocation of Prepayment Premiums and
         Yield Maintenance Charges...............S-77
     The Swap Contract...........................S-77
     Termination Payments........................S-78
     The Swap Counterparty.......................S-78
Yield, Prepayment And Maturity Considerations....S-78
     General.....................................S-78
     Pass-Through Rates..........................S-79
     Rate and Timing of Principal Payments.......S-79
     Unpaid Distributable Certificate Interest...S-80
     Losses and Shortfalls.......................S-80
     Relevant Factors............................S-81
     Weighted Average Life.......................S-81
Description of the Mortgage Pool.................S-85
     General.....................................S-85
     Material Terms and Characteristics of the
         Mortgage Loans..........................S-85
     The ARD Loans...............................S-89
     The Pari Passu Loan.........................S-89
     Assessments of Property Value and Condition.S-90
     Environmental Insurance.....................S-91
     Additional Mortgage Loan Information........S-92
     Standard Hazard Insurance...................S-94
     The Sellers.................................S-94
     Sale of the Mortgage Loans..................S-95
     Representations and Warranties..............S-95
     Repurchases and Other Remedies..............S-97
     Changes In Mortgage Pool Characteristics....S-98
Servicing Of The Mortgage Loans..................S-98
     General.....................................S-98
     The Master Servicer and Special Servicer...S-100
     Special Servicer...........................S-101
     Master Servicer............................S-101
     Events of Default..........................S-101
     The Special Servicer.......................S-102
     The Operating Adviser......................S-103
     Mortgage Loan Modifications................S-104
     Sale of Defaulted Mortgage Loans...........S-105
     Foreclosures...............................S-105
Material Federal Income Tax Consequences........S-106
     General....................................S-107
     Original Issue Discount and Premium........S-108
     Taxation of the Swap Contract..............S-109
     Additional Considerations..................S-110
Legal Aspects Of Mortgage Loans.................S-111
     California.................................S-111
     New Jersey.................................S-112
     New York...................................S-112
     Florida....................................S-112
     Massachusetts..............................S-113
     Pennsylvania...............................S-113
ERISA Considerations............................S-113
     Plan Assets................................S-113
     Special Exemption Applicable to the Offered
         Certificates...........................S-114
     Insurance Company General Accounts.........S-116
     General Investment Considerations..........S-116
Legal Investment................................S-117
Use Of Proceeds.................................S-117
Plan Of Distribution............................S-117
Legal Matters...................................S-118
Ratings.........................................S-119
Glossary Of Terms...............................S-120
APPENDIX  I - Mortgage Pool
     Information  (Tables)........................I-1
APPENDIX II - Certain Characteristics
     Of The Mortgage Loans.......................II-1
APPENDIX III - Significant
             Loan Summaries.....................III-1
APPENDIX IV - Term Sheet..........................T-1
APPENDIX V - Form of Statement to
           Certificateholders.....................V-1
SCHEDULE A- Rates Used in Determination
           of Class X Pass-Through Rates..........A-1

                                EXECUTIVE SUMMARY

         This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THIS OFFERING AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                              CERTIFICATE STRUCTURE

                                             APPROXIMATE   INITIAL                  APPROXIMATE   WEIGHTED
APPROXIMATE                         CLASS      INITIAL       PASS-    RATINGS        PERCENT OF    AVERAGE    PRINCIPAL
CREDIT                                       CERTIFICATE   THROUGH  (MOODY'S/S&P)       TOTAL        LIFE       WINDOW
SUPPORT                                        BALANCE       RATE                   CERTIFICATES     (YRS.)    (MONTHS)
------------------------------------------------------------------------------------------------------------------------
14.75%      CLASS X-1              CLASS A-1 $389,161,000   5.06%     Aaa/AAA         43.12%        5.7          1-109
---------                          -------------------------------------------------------------------------------------
14.75%                                                      1-mo.
                         ----------CLASS A-2 $ 60,000,000   LIBOR +   Aaa/AAA          6.65%        9.2        109-112
                                                            0.45%
                                   -------------------------------------------------------------------------------------
14.75%                             CLASS A-3 $320,234,000   5.61%     Aaa/AAA         35.48%        9.6        112-117

                                   -------------------------------------------------------------------------------------
12.00%                     CLASS   CLASS B   $  24,819,000  5.80%     Aa2/AA           2.75%        9.8        117-117
                           X-2
---------                          -------------------------------------------------------------------------------------
9.25%                              CLASS C   $  24,819,000  6.05%      A2/A            2.75%        9.8        117-118
---------                -----------------------------------------------------------------------------------------------
8.25%                              CLASS D   $   9,025,000  6.17%      A3/A-           1.00%        9.9        118-118
---------                          -------------------------------------------------------------------------------------
6.00%                              CLASS E   $  20,307,000  6.47%     Baa2/BBB         2.25%        9.9        118-118
---------                          -------------------------------------------------------------------------------------
5.00%                              CLASS F   $   9,025,000  6.91%     Baa3/BBB-        1.00%        9.9        118-118
---------                          -------------------------------------------------------------------------------------
__________                         CLASSES   __________     _______   _________       _______       ________   ________
                                   G-N
------------------------------------------------------------------------------------------------------------------------

o The notional amount of the Class X-1 Certificates initially will be $902,516,290 and the notional amount of the Class X-2 Certificates initially will be $420,779,000.
o The percentages indicated under the column "Approximate Credit Support" with respect to the Class A-1, Class A-2 and Class A-3 Certificates represent the approximate credit support for the Class A-1, Class A-2 and Class A-3 Certificates in the aggregate.
o    The initial certificate balance may vary by up to 5%.
o The Class X-1 Certificates and the Class X-2 Certificates (together, the "Class X Certificates") and the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates are not offered pursuant to this prospectus supplement.
o The pass-through rates for the Class A-1, Class A-3, Class B and Class C Certificates presented in the table are fixed at their respective per annum rates set forth above. The pass-through rate for the Class A-2 Certificates is a floating rate based on one-month LIBOR.
o The initial LIBOR will be determined two (2) days before the Closing Date. Under certain circumstances described herein, the interest rate may convert from a one-month LIBOR based rate to a fixed rate of 5.50% for the Class A-2 Certificates. See "Description of the Swap Contract-The Swap Contract" herein. The rating by S&P of the Class A-2 Certificates only reflects the receipt of interest up to the pass-through rate on the related Class A-2 Regular Interest.
o The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The Weighted Average Life and principal window figures set forth above are based on the following assumptions, among others: (i) no losses on the underlying mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have anticipated repayment dates and (iii) payment in full on the "anticipated repayment date" or stated maturity date of each mortgage loan having such a date. See the assumptions set forth under "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

o The Class A-2 Certificates will represent an undivided beneficial interest in the swap contract and the Class A-2 Regular Interest, which will both be included in a separate trust to be treated as a grantor trust for federal income tax purposes. See "Federal Income Tax Consequences" herein.
o The Class N Certificates are an investment unit consisting of a REMIC regular interest and beneficial ownership of certain excess interest in respect of mortgage loans having a hyper-amortization feature.
o The Class R-I, R-II and R-III Certificates also represent ownership interests in the trust. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

     -----
           Offered certificates.
     -----
           Certificates not offered pursuant to this
           prospectus supplement.
     -----

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                        Summary of Prospectus Supplement

         This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.


                                          WHAT YOU WILL OWN


GENERAL...................................  Your certificates (along with the privately offered certificates) will represent beneficial interests in
                                            a trust created by Bear Stearns Commercial Mortgage
                                            Securities Inc. on the closing date. All payments to
                                            you will come only from the amounts received in
                                            connection with the assets of the trust. The trust's
                                            assets will include (i) a trust comprised of 152
                                            mortgage loans secured by first mortgage liens on
                                            168 commercial, manufactured housing community and
                                            multifamily properties and (ii) with respect to the
                                            Class A-2 Certificates, a separate trust comprised
                                            of the Class A-2 Regular Interest and a swap
                                            contract from Wells Fargo Bank, National
                                            Association.

TITLE OF CERTIFICATES.....................  Commercial Mortgage Pass-Through Certificates, Series
                                            2001-TOP4


MORTGAGE POOL.............................  The mortgage pool consists of 152 mortgage loans with an aggregate principal balance of all mortgage loans as of
                                            November 1, 2001, of approximately $902,516,290, which may vary by up to 5%. Each mortgage loan requires scheduled
                                            payments of principal and/or interest to be made monthly.
                                            For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed
                                            that those mortgage loans are due on the first of the month for purposes of determining their cut-off dates and cut-off date balances.

                                            As of November 1, 2001, the balances of the mortgage
                                            loans in the mortgage pool ranged from
                                            approximately $436,659 to approximately $75,000,000
                                            and the mortgage loans had an approximate average
                                            balance of $5,937,607.


                           RELEVANT PARTIES AND DATES


ISSUER....................................  Bear Stearns Commercial Mortgage Securities Trust 2001-TOP4.


DEPOSITOR.................................  Bear Stearns Commercial Mortgage Securities Inc.


MASTER SERVICER...........................  Wells Fargo Bank, National Association.


SPECIAL SERVICER..........................  GMAC Commercial Mortgage Corporation.


PRIMARY SERVICERS.........................  Principal Capital Management, LLC with respect to those mortgage loans sold to the trust by Principal Commercial
                                            Funding, LLC and John Hancock Real Estate Finance, Inc. with respect to those mortgage loans sold by it to the trust. In addition, Wells Fargo Bank, National Association will act as primary servicer with respect to those mortgage loans sold to the trust by Wells Fargo Bank, National Association,
                                            Morgan Stanley Dean Witter Mortgage Capital Inc. and Bear,
                                            Stearns Funding, Inc.

TRUSTEE...................................  LaSalle Bank National Association, a national banking association.




                                      S-9


FISCAL AGENT..............................  ABN AMRO Bank N.V., a Netherlands banking corporation and indirect corporate parent of the trustee.


PAYING AGENT..............................  Wells Fargo Bank Minnesota, National Association, which will also act as the certificate registrar. See "Description of the Offered Certificates-The Paying Agent, Certificate
                                            Registrar and Authenticating Agent" in this prospectus
                                            supplement.

OPERATING ADVISER.........................  The holders of certificates representing more than 50% of the aggregate certificate balance of the most subordinate class of certificates, outstanding at any time of determination, or, if the certificate balance of that class of certificates is less than 25% of the initial certificate balance of that class, the next most subordinate class of certificates, may appoint a representative to act as operating adviser for the purposes described in this prospectus supplement. The
                                            initial operating adviser will be GMAC Commercial Mortgage
                                            Corporation.

SWAP COUNTERPARTY.........................  Wells Fargo Bank, National Association.


SELLERS...................................  Morgan Stanley Dean Witter Mortgage Capital Inc., as to 30
                                            mortgage loans, representing 24.4% of the initial outstanding pool balance.

                                            Principal Commercial Funding, LLC, as to 32 mortgage loans, representing 22.9% of the initial outstanding pool balance.

                                            Wells Fargo Bank, National Association, as to 52 mortgage
                                            loans, representing 22.3% of the initial outstanding pool
                                            balance.

                                            John Hancock Real Estate Finance, Inc., as to 22 mortgage
                                            loans, representing 15.9% of the initial outstanding pool
                                            balance

                                            Bear, Stearns Funding, Inc., as to 16 mortgage loans,
                                            representing 14.4% of the initial outstanding pool balance.

UNDERWRITERS..............................  Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated,
                                            Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC.

CUT-OFF DATE..............................  November 1, 2001. For purposes of the information contained in this prospectus supplement (including the appendices hereto), scheduled payments due in November 2001 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on November 1, 2001, not the actual day on which such scheduled payments were due.

CLOSING DATE..............................  On or about November 8, 2001.

DISTRIBUTION DATE.........................  The 15th day of each month, or, if such 15th day is not a business day, the business day immediately following such 15th day, commencing in December 2001.

RECORD DATE...............................  With respect to each distribution date, the close of business on the last business day of the preceding calendar month.



                                      S-10

                                            ------------------------ -----------------------------------
EXPECTED FINAL DISTRIBUTION DATES.........  Class A-1                December 15, 2010
                                            ------------------------ -----------------------------------
                                            Class A-2                March 15, 2011
                                            ------------------------ -----------------------------------
                                            Class A-3                August 15, 2011
                                            ------------------------ -----------------------------------
                                            Class B                  August 15, 2011
                                            ------------------------ -----------------------------------
                                            Class C                  September 15, 2011
                                            ------------------------ -----------------------------------

                                            The Expected Final Distribution Date for each class of
                                            certificates is the date on which such class is expected to be paid in full, assuming no delinquencies, losses,
                                            modifications, extensions of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the certificates. Mortgage loans with anticipated
                                            repayment dates are assumed to repay in full on such dates.

RATED FINAL DISTRIBUTION DATE.............  As to the Class A-1 Certificates and the Class A-2 Certificates,
                                            the distribution date in November 2016.

                                            As to each other class of certificates, the distribution date in November 2033.

                              OFFERED CERTIFICATES

GENERAL...................................  Bear Stearns Commercial Mortgage Securities Inc. is
                                            offering the following five (5) classes of its
                                            Series 2001-TOP4 Commercial Mortgage Pass-Through
                                            Certificates:

                                            o    Class A-l

                                            o    Class A-2

                                            o    Class A-3

                                            o    Class B

                                            o    Class C

                                            The entire series will consist of a total of twenty
                                            (20) classes, the following fifteen (15) of which
                                            are not being offered by this prospectus supplement
                                            and the accompanying prospectus: Class X-1, Class
                                            X-2, Class D, Class E, Class F, Class G, Class H,
                                            Class J, Class K, Class L, Class M, Class N, Class
                                            R-I, Class R-II and Class R-III.

                                            On the Closing Date, the Class A-2 Regular Interest
                                            will also be issued by the trust as an
                                            uncertificated regular interest in REMIC III. The
                                            Class A-2 Regular Interest is not offered hereby.
                                            The Depositor will transfer the Class A-2 Regular
                                            Interest and the swap contract to the trustee in
                                            exchange for the Class A-2 Certificates. The Class
                                            A-2 Certificates will represent all of the
                                            beneficial ownership interest in a trust that
                                            consists of the Class A-2 Regular Interest and the
                                            swap contract.

CERTIFICATE BALANCE.......................  Your certificates will have the approximate aggregate initial certificate balance presented in
                                            the chart below and this balance below may vary by
                                            up to 5%:

                                             ---------------- ----------------------------------
                                             Class A-1        $389,161,000 Certificate Balance
                                             ---------------- ----------------------------------
                                             Class A-2        $60,000,000 Certificate Balance
                                             ---------------- ----------------------------------
                                             Class A-3        $320,234,000 Certificate Balance
                                             ---------------- ----------------------------------
                                             Class B          $24,819,000 Certificate Balance
                                             ---------------- ----------------------------------
                                             Class C          $24,819,000 Certificate Balance
                                             ---------------- ----------------------------------

                                            The certificate balance at any time is the maximum
                                            amount of principal distributable to a class and is
                                            subject to adjustment on each distribution date to
                                            reflect any reductions resulting from distributions
                                            of principal to that class or any allocations of
                                            losses to that class.

                                            The aggregate initial certificate balance of the
                                            Class A-2 Regular Interest will be equal to the
                                            aggregate initial certificate balance of the Class
                                            A-2 Certificates.

                                            The Class X-1 Certificates and the Class X-2
                                            Certificates, which are private certificates, will
                                            not have certificate balances; each such class of
                                            certificates will instead represent the right to
                                            receive distributions of interest accrued as
                                            described herein on a notional amount. The notional




                                      S-12


                                            amount of the Class X-1 Certificates will be equal
                                            to the aggregate of the certificate balances of the
                                            classes of certificates (other than the Class X-1,
                                            Class X-2, Class R-I, Class R-II and Class R-III
                                            Certificates) outstanding from time to time. The
                                            notional amount of the Class X-2 Certificates at
                                            any time on or before the distribution date
                                            occurring in November 2008 will be an amount equal
                                            to the aggregate of the Component Balance (as
                                            defined herein) of the Class A-2B Component (as
                                            defined herein) and the certificate balances of the
                                            Class A-3, Class B and Class C Certificates
                                            outstanding from time to time. After that
                                            distribution date, the notional amount of the Class
                                            X-2 Certificates will be equal to zero.
                                            Accordingly, the notional amount of the Class X-1
                                            Certificates will be reduced on each distribution
                                            date by any distributions of principal actually
                                            made on, and any losses actually allocated to, any
                                            class of certificates (other than the Class X-1,
                                            Class X-2, Class R-I, Class R-II and Class R-III
                                            Certificates) outstanding from time to time. The
                                            notional amount of the Class X-2 Certificates will
                                            be reduced on each distribution date by any
                                            distributions of principal actually made on, and
                                            any losses actually allocated to, (i) that portion
                                            of the aggregate certificate balance of the Class
                                            A-2 Certificates that corresponds to the Class A-2B
                                            Component and (ii) the Class A-3, Class B and Class
                                            C Certificates. Holders of the Class X-2
                                            Certificates will not be entitled to distributions
                                            of interest at any time following the distribution
                                            date occurring in November 2008.

PASS-THROUGH RATES........................  Your certificates will accrue interest at an annual rate called a pass-through rate. The following
                                            table lists the initial pass-through rates for each
                                            class of offered certificates:

                                             ---------------- -----------------------------------
                                             Class A-1                5.06% (Fixed)
                                             ---------------- -----------------------------------
                                             Class A-2        1-mo. LIBOR + 0.45% (Floating)
                                             ---------------- -----------------------------------
                                             Class A-3                5.61% (Fixed)
                                             ---------------- -----------------------------------
                                             Class B                  5.80% (Fixed)
                                             ---------------- -----------------------------------
                                             Class C                  6.05% (Fixed)
                                             ---------------- -----------------------------------

                                            Interest on your certificates (other than the Class
                                            A-2 Certificates) and on the Class A-2 Regular
                                            Interest will be calculated on the basis of a
                                            360-day year consisting of twelve 30-day months,
                                            also referred to in this prospectus supplement as a
                                            30/360 basis. Interest on the Class A-2
                                            Certificates will be computed on the basis of the
                                            actual number of days elapsed during the related
                                            interest accrual period and a 360-day year.

                                            The pass-through rates for the Class A-1, Class
                                            A-3, Class B and Class C Certificates presented in
                                            the table are fixed at their respective per annum
                                            rates set forth above and the pass-through rate for
                                            the Class A-2 Certificates is one-month LIBOR +
                                            0.45%. The weighted average net mortgage rate for a
                                            particular distribution date is a weighted average
                                            of the interest rates on the mortgage loans minus a
                                            weighted average annual administrative cost rate,
                                            which includes the master servicing fee rate, any
                                            excess servicing fee rate, the primary servicing
                                            fee rate and the trustee fee rate. The relevant
                                            weighting is based upon the respective principal
                                            balances of the mortgage loans as in effect
                                            immediately prior


                                      S-13

                                            to the relevant distribution date. For purposes of
                                            calculating the weighted average net mortgage rate,
                                            the mortgage loan interest rates will not reflect
                                            any default interest rate. The mortgage loan
                                            interest rates will also be determined without
                                            regard to any loan term modifications agreed to by
                                            the special servicer or resulting from any
                                            borrower's bankruptcy or insolvency. In addition,
                                            for purposes of calculating the weighted average
                                            net mortgage rate, if a mortgage loan does not
                                            accrue interest on a 30/360 basis, its interest
                                            rate for any month will, in general, be deemed to
                                            be the rate per annum that, when calculated on a
                                            30/360 basis, will produce the amount of interest
                                            that actually accrues on that mortgage loan in that
                                            month.

                                            With respect to the Class A-2 Certificates, in the
                                            case of a default by the swap counterparty under
                                            the swap contract, and until such default is cured
                                            or the swap contract is replaced, the Class A-2
                                            Certificates will accrue interest at the
                                            pass-through rate of the Class A-2 Regular
                                            Interest, which will be a fixed rate of 5.50% per
                                            annum. The Class A-2 Regular Interest does not
                                            receive interest at a LIBOR-based rate. In the
                                            event that after receipt of payments of the net
                                            swap payment due from or to the swap counterparty,
                                            as the case may be, there are insufficient funds in
                                            the Floating Rate Account to make the full
                                            distribution of the Class A-2 Interest Distribution
                                            Amount to the holders of the Class A-2
                                            Certificates, the resulting interest shortfall will
                                            be borne by the holders of the Class A-2
                                            Certificates.

                                            The pass-through rate applicable to the Class X-1
                                            Certificates for the initial distribution date will
                                            equal approximately 1.08% per annum. The
                                            pass-through rate applicable to the Class X-1
                                            Certificates for each distribution date subsequent
                                            to the initial distribution date will, in general,
                                            equal the weighted average of the Class X-1 Strip
                                            Rates for the respective classes of Principal
                                            Balance Certificates (or, in the case of the Class
                                            A-2 Certificates, the Class A-2A and Class A-2B
                                            Components thereof) for such distribution date
                                            (weighted on the basis of the respective
                                            certificate balances of such classes of
                                            Certificates or the Component Balances of such
                                            Components outstanding immediately prior to such
                                            distribution date). The "Class X-1 Strip Rate" in
                                            respect of any class of Principal Balance
                                            Certificates (or, in the case of the Class A-2
                                            Certificates, the Class A-2A Component and Class
                                            A-2B Component) for any distribution date will, in
                                            general, equal (i) the weighted average net
                                            mortgage rate for such distribution date minus (ii)
                                            (x) in the case of the Class A-1, Class D, Class E,
                                            Class F, Class G, Class H, Class J, Class K, Class
                                            L, Class M and Class N Certificates and the Class
                                            A-2A Component, the pass-through rate for such
                                            class of Certificates (or such Component) and (y)
                                            in the case of the Class A-2B Component, Class A-3
                                            Certificates, Class B Certificates and Class C
                                            Certificates, (I) for any distribution date
                                            occurring on or before November 2008, the rate per
                                            annum corresponding to such distribution date as
                                            set forth on Schedule A hereto and (II) for any
                                            distribution date occurring after November 2008,
                                            the pass-through rate for such class of
                                            Certificates or such Component (but in no event
                                            will any Class X-1 Strip Rate be less than zero).


                                            The pass-through rate applicable to the Class X-2
                                            Certificates for the initial distribution date will
                                            equal approximately 1.61% per annum. The
                                            pass-through rate applicable to the Class X-2
                                            Certificates for each distribution date subsequent
                                            to the initial distribution date will, in general,
                                            equal the weighted average of the Class X-2 Strip
                                            Rates for the


                                      S-14


                                            Class A-2B Component and the Class A-3, Class B and
                                            Class C Certificates for such distribution date
                                            (weighted on the basis of the respective
                                            certificate balances of such classes of
                                            Certificates or the Component Balance of such
                                            Component outstanding immediately prior to such
                                            distribution date). The "Class X-2 Strip Rate" in
                                            respect of the Class A-2B Component, the Class A-3
                                            Certificates, the Class B Certificates and the
                                            Class C Certificates for any distribution date
                                            will, in general, equal the excess, if any, of (i)
                                            the lesser of (x) the rate per annum corresponding
                                            to such distribution date as set forth on Schedule
                                            A hereto and (y) the weighted average net mortgage
                                            rate for such distribution date, over (ii) the
                                            pass-through rate for such class of Certificates or
                                            such Component for such distribution date (but in
                                            no event will any Class X-2 Strip Rate be less than
                                            zero).

                                            For the purposes of calculating the pass-through
                                            rate applicable to the Class X-1 and Class X-2
                                            Certificates for each distribution date and the
                                            notional amount of the Class X-2 Certificates, the
                                            aggregate certificate balance of the Class A-2
                                            Certificates will be deemed to consist of two
                                            components (each a "Component"), each having the
                                            same "pass-through rate" as the Class A-2 Regular
                                            Interest.

                                            One of the Components (the "Class A-2A Component")
                                            will have a balance (a "Component Balance")
                                            initially equal to $9,093,000, which amount will be
                                            deemed reduced by the amount of all distributions
                                            of principal made to the Class A-2 Regular Interest
                                            until such Component Balance is reduced to zero.
                                            The other Component (the "Class A-2B Component")
                                            will have a Component Balance equal to $50,907,000
                                            which, following the reduction of the Component
                                            Balance of the Class A-2A Component to zero, will
                                            be deemed reduced by the amount of all subsequent
                                            distributions of principal in reduction of the
                                            certificate balance of the Class A-2 Regular
                                            Interest until the Component Balance of the Class
                                            A-2B Component (and the certificate balance of the
                                            Class A-2 Regular Interest) has been reduced to
                                            zero.

                                            The pass-through rate applicable to the Class D
                                            Certificates will equal 6.17% per annum. The
                                            pass-through rate applicable to the Class E
                                            Certificates will, at all times, be equal to the
                                            lesser of 6.47% per annum and the weighted average
                                            net mortgage rate. The pass-through rate applicable
                                            to the Class F Certificates will, at all times, be
                                            equal to the lesser of 6.91% per annum and the
                                            weighted average net mortgage rate. The
                                            pass-through rates applicable to each of the Class
                                            G, Class H, Class J, Class K, Class L, Class M and
                                            Class N Certificates will, at all times, be equal
                                            to the lesser of 6.00% per annum and the weighted
                                            average net mortgage rate.

DISTRIBUTIONS

     A.  AMOUNT AND ORDER
            OF DISTRIBUTIONS..............  On each distribution date, funds available for distribution from the mortgage loans, net of
                                            specified trust expenses, including all servicing
                                            fees, trustee fees and related compensation, will
                                            be distributed in the following amounts and
                                            priority:


                                                Step l/Class A and Class X: To interest on
                                            Classes A-1, A-3, X-1 and X-2 and the Class A-2
                                            Regular Interest, pro rata, in accordance with
                                            their interest entitlements.



                                      S-15

                                                Step 2/Class A: To the extent of amounts then
                                            required to be distributed as principal, (i) first,
                                            to the Class A-1 Certificates, until the Class A-1
                                            Certificates are reduced to zero, (ii) then, to the
                                            Class A-2 Regular Interest, until the Class A-2
                                            Regular Interest is reduced to zero, (iii) then, to
                                            the Class A-3 Certificates, until the Class A-3
                                            Certificates are reduced to zero. If the principal
                                            amount of each class of certificates other than
                                            Classes A-1, A-3 and the Class A-2 Regular Interest
                                            has been reduced to zero as a result of losses on
                                            the mortgage loans or an appraisal reduction,
                                            principal will be distributed to Classes A-1, A-3
                                            and the Class A-2 Regular Interest, pro rata.


                                                Step 3/Class A and Class X: To reimburse
                                            Classes A-1, A-3 and the Class A-2 Regular Interest
                                            and, in respect of interest only, Classes X-1 and
                                            X-2, pro rata, for any previously unreimbursed
                                            losses on the mortgage loans that were previously
                                            borne by those classes, together with interest at
                                            the applicable pass-through rate.


                                                Step 4/Class B: To Class B as follows: (a) to
                                            interest on Class B in the amount of its interest
                                            entitlement; (b) to principal on Class B in the
                                            amount of its principal entitlement until its
                                            principal balance is reduced to zero; and (c) to
                                            reimburse Class B for any previously unreimbursed
                                            losses on the mortgage loans allocable to principal
                                            that were previously borne by that class, together
                                            with interest at the applicable pass-through rate.


                                                Step 5/Class C: To Class C in a manner
                                            analogous to the Class B allocations of Step 4.


                                                Step 6/Subordinate Private Certificates: In the
                                            amounts and order of priority described in this
                                            prospectus supplement.


                                            Each certificateholder will receive its share of
                                            distributions on its class of certificates on a pro
                                            rata basis with all other holders of certificates
                                            of the same class. See "Description of the Offered
                                            Certificates-Distributions" in this prospectus
                                            supplement.


                                            On each Distribution Date, the Class A-2 Available
                                            Funds will be applied to make distributions to
                                            holders of the Class A-2 Certificates in the manner
                                            described herein under "Description of the Swap
                                            Contract."


     B.  INTEREST AND
            PRINCIPAL ENTITLEMENTS........  A description of the interest entitlement payable to each Class can be found in "Description of the
                                            Offered Certificates-Distributions" in this
                                            prospectus supplement. As described in that
                                            section, there are circumstances relating to the
                                            timing of prepayments in which your interest
                                            entitlement for a distribution date could be less
                                            than one full month's interest at the pass-through
                                            rate on your certificate's principal balance. In
                                            addition, the right of the master servicer, the
                                            trustee and the fiscal agent to reimbursement for
                                            payment of non-recoverable advances will be prior
                                            to your right to receive distributions of principal
                                            or interest.


                                            The Class X Certificates will not be entitled to
                                            principal distributions. The amount of principal
                                            required to be distributed on the classes entitled
                                            to principal on a particular distribution date
                                            will, in general, be equal to:

                                            o   the principal portion of all scheduled payments,
                                                other than balloon payments, to the extent received
                                                or advanced by the master


                                      S-16


                                                servicer or other party (in accordance with the
                                                Pooling and Servicing Agreement) during the
                                                related collection period;

                                            o   all principal prepayments and the principal
                                                portion of balloon payments received during the
                                                related collection period;

                                            o   the principal portion of other collections on
                                                the mortgage loans received during the related
                                                collection period, such as liquidation proceeds,
                                                condemnation proceeds, insurance proceeds and
                                                income on "real estate owned"; and

                                            o   the principal portion of proceeds of mortgage
                                                loan repurchases received during the related
                                                collection period.

     C.  PREPAYMENT
         PREMIUMS/YIELD MAINTENANCE
         CHARGES..........................  The manner in which any prepayment premiums and yield maintenance charges received during a
                                            particular collection period will be allocated to
                                            the Class X-1 Certificates, on the one hand, and the
                                            classes of certificates entitled to principal (other
                                            than the Class A-2 Certificates) and the Class A-2
                                            Regular Interest, on the other hand, is described in
                                            "Description of the Offered Certificates-Distributions"
                                            in this prospectus supplement. The Class A-2 Certificates
                                            will not be entitled to receive any prepayment premiums
                                            or yield maintenance charges for so long as the swap
                                            contract remains in place. See "Description of the
                                            Certificates-Distributions-The Class A-2 Certificates"
                                            herein.

SUBORDINATION
     A.  GENERAL..........................  The chart below describes the manner in which the rights of various classes will be senior to the
                                            rights of other classes. Entitlement to receive
                                            principal and interest (other than certain excess
                                            interest in connection with hyperamortizing loans)
                                            on any distribution date is depicted in descending
                                            order. The manner in which mortgage loan losses
                                            (including interest other than certain excess
                                            interest (over the amount of interest that would
                                            have accrued if the interest rate did not increase)
                                            in connection with hyperamortizing loans) are
                                            allocated is depicted in ascending order.

                                                             ------------------------------
                                                             Class A-l, Class A-2, Class
                                                                        A-3,
                                                                   Class X-1* and
                                                                      Class X-2*
                                                             ------------------------------

                                                             ------------------------------
                                                                        Class B
                                                             ------------------------------

                                                             ------------------------------
                                                                        Class C
                                                             ------------------------------

                                                             ------------------------------
                                                                       Classes D-N
                                                             ------------------------------

                                            NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE
                                            AVAILABLE TO YOU AS A HOLDER OF OFFERED
                                            CERTIFICATES.



                                      S-17


                                            *Interest only certificates. No principal payments
                                            or realized loan losses of principal will be
                                            allocated to the Class X-1 or Class X-2
                                            Certificates. However, loan losses will reduce the
                                            notional amount of the Class X-1 Certificates and
                                            loan losses allocated to the Class A-2B Component,
                                            the Class A-3 Certificates, the Class B Certificates
                                            and the Class C Certificates will reduce the
                                            notional amount of the Class X-2 Certificates.


     B.  SHORTFALLS IN
         AVAILABLE FUNDS..................  The following types of shortfalls in available funds will reduce amounts available for distribution and
                                            will be allocated in the same manner as mortgage
                                            loan losses:

                                            o  shortfalls resulting from compensation which the
                                               special servicer is entitled to receive;

                                            o  shortfalls resulting from interest on advances
                                               made by the master servicer, the trustee or the
                                               fiscal agent, to the extent not covered by default
                                               interest and late payment charges paid by the
                                               borrower;

                                            o  shortfalls resulting from a reduction of a
                                               mortgage loan's interest rate by a bankruptcy court
                                               or from other unanticipated, extraordinary or
                                               default-related expenses of the trust.

                                            Shortfalls in mortgage loan interest as a result of
                                            the timing of voluntary and involuntary prepayments (net of certain amounts required to be used by the master servicer to offset such shortfalls) will be allocated to each class of certificates, pro rata, in accordance with their
                                            respective interest entitlements as described herein.

                       INFORMATION ABOUT THE MORTGAGE POOL

CHARACTERISTICS OF THE MORTGAGE POOL

     A.  GENERAL..........................  All numerical information in this prospectus supplement concerning the mortgage loans is
                                            approximate. All weighted average information
                                            regarding the mortgage loans reflects the weighting
                                            of the mortgage loans based upon their outstanding
                                            principal balances as of November 1, 2001. With
                                            respect to mortgage loans not having due dates on
                                            the first day of each month, scheduled payments due
                                            in November 2001 have been deemed received on
                                            November 1, 2001.

     B.  PRINCIPAL BALANCES...............  The trust's primary assets will be 152 mortgage loans with an aggregate principal balance as of
                                            November 1, 2001 of approximately $902,516,290. It
                                            is possible that the aggregate mortgage loan balance
                                            will vary by up to 5%. As of November 1, 2001, the
                                            principal balance of the mortgage loans in the
                                            mortgage pool ranged from approximately $436,659 to
                                            approximately $75,000,000 and the mortgage loans had
                                            an approximate average balance of $5,937,607.

     C.  FEE SIMPLE/LEASEHOLD.............  One hundred forty-three (143) mortgage loans, representing 96.2% of the initial outstanding pool
                                            balance, are secured by a first mortgage lien on a
                                            fee simple estate in an income-producing real
                                            property.

                                            Seven (7) mortgage loans, representing 3.1% of the
                                            initial outstanding pool balance, are secured by a
                                            first mortgage lien on a leasehold interest in an
                                            income-producing real property.

                                            Two (2) mortgage loans, representing 0.7% of the
                                            initial outstanding pool balance, are secured by a
                                            first mortgage lien on a parcel of land
                                            ground-leased to the owner of a building located
                                            thereon, which



                                      S-18

                                            building is not itself subject to the lien and is
                                            not secured by any other property.

     D. PROPERTY TYPES...................   The following table shows how the mortgage loans are
                                            secured by collateral which is distributed among
                                            different types of properties.


                                             -------------------- --------------------------------- ------------------
                                             Property Type        Percentage of Initial                 Number of
                                                                  Outstanding Pool Balance              Mortgaged
                                                                                                        Properties
                                             -------------------- --------------------------------- ------------------

                                              Retail                     41.4%                             79
                                             -------------------- --------------------------------- ------------------
                                             Office                      27.4%                             24
                                             -------------------- --------------------------------- ------------------
                                             Multifamily                 13.3%                             27
                                             -------------------- --------------------------------- ------------------
                                             Industrial                  13.2%                             29
                                             -------------------- --------------------------------- ------------------
                                             Manufactured                 1.2%                              3
                                             Housing Community
                                             -------------------- --------------------------------- ------------------
                                             Mixed Use                    1.0%                              1
                                             -------------------- --------------------------------- ------------------
                                             Hospitality                  0.9%                              1
                                             -------------------- --------------------------------- ------------------
                                             Health Care                  0.7%                              1
                                             -------------------- --------------------------------- ------------------
                                             Other - land                 0.7%                              2
                                             -------------------- --------------------------------- ------------------
                                             Self Storage                 0.2%                              1
                                             -------------------- --------------------------------- ------------------

     E.  PROPERTY LOCATION................  The number of mortgaged properties, and the approximate percentage of the aggregate principal
                                            balance of the mortgage loans secured by mortgaged
                                            properties located in the 6 states with the highest
                                            concentrations of mortgaged properties, are as
                                            described in the table below:


                                            --------------------------- -------------------------------- -------------
                                            State                       Percentage of Initial            Number of
                                                                        Outstanding Pool Balance         Mortgaged
                                                                                                         Properties
                                            --------------------------- -------------------------------- -------------
                                            --------------------------- -------------------------------- -------------
                                            California                            24.2%                       53
                                            --------------------------- -------------------------------- -------------
                                               Northern                           13.5%                       24
                                            --------------------------- -------------------------------- -------------
                                               Southern                           10.7%                       29
                                            --------------------------- -------------------------------- -------------
                                            New Jersey                            14.5%                        9
                                            --------------------------- -------------------------------- -------------
                                            New York                               9.7%                        2
                                            --------------------------- -------------------------------- -------------
                                            Florida                                5.6%                       14
                                            --------------------------- -------------------------------- -------------
                                            Massachusetts                          5.5%                        4
                                            --------------------------- -------------------------------- -------------
                                            Pennsylvania                           5.2%                        7
                                            --------------------------- -------------------------------- -------------

                                            The remaining mortgaged properties are located
                                            throughout 23 other states. None of these states has
                                            a concentration of mortgaged properties that
                                            represents security for more than 5.0% of the
                                            aggregate principal balance of the mortgage loans,
                                            as of November 1, 2001.


     F.  OTHER MORTGAGE
            LOAN FEATURES.................  As of November 1, 2001, the mortgage loans had the following characteristics:

                                            o   No scheduled payment of principal and interest
                                                on any mortgage loan was thirty days or more
                                                past due, and no mortgage loan had been thirty
                                                days or more delinquent in the past year.

                                            o   Thirteen (13) groups of mortgage loans were
                                                made to the same borrower or to borrowers that
                                                are affiliated with one another through partial
                                                or complete direct or indirect common
                                                ownership. The three (3) largest groups
                                                represent 3.3%, 2.3% and 2.1% respectively, of
                                                the initial outstanding pool balance. See
                                                Appendix II attached hereto.

                                            o   Fifty-six (56) of the mortgaged properties,
                                                representing 22.1% of the initial outstanding
                                                pool balance, are each 100% leased to a single
                                                tenant.

                                            o   All of the mortgage loans bear interest at
                                                fixed rates.

                                            o   No mortgage loan permits negative amortization
                                                or the deferral of accrued interest (except
                                                excess interest that would accrue in the case
                                                of hyperamortizing loans after the applicable
                                                anticipated repayment date for such loans).

     G.  BALLOON LOANS/ARD LOANS..........  As of November 1, 2001, the mortgage loans had the following additional characteristics:

                                            o   One hundred thirty-seven (137) of the mortgage
                                                loans, representing 94.8% of the initial
                                                outstanding pool balance, are "balloon loans"
                                                (including the hyperamortizing loans). For
                                                purposes of this prospectus supplement, we
                                                consider a mortgage loan to be a "balloon loan"
                                                if its principal balance is not scheduled to be
                                                fully or substantially amortized by the loan's
                                                maturity date or anticipated repayment date, as
                                                applicable.

                                                    o   Two (2) of the mortgage loans, representing
                                                        4.1% of the initial outstanding pool balance,
                                                        are hyperamortizing loans which provide for
                                                        increases in the mortgage rate and/or principal
                                                        amortization at a date prior to stated maturity
                                                        that create an incentive for the related
                                                        borrower to prepay the loan. These loans are
                                                        structured this way to encourage the borrowers
                                                        to repay them in full on or prior to the date
                                                        (which is prior to its stated maturity date)
                                                        upon which these increases occur.

                                                    o   Sixteen (16) of the mortgage loans,
                                                        representing 1.5% of the initial outstanding
                                                        pool balance, have amortization schedules that
                                                        change during the loan term. See Appendix II
                                                        attached hereto.

                                            o   The remaining fifteen (15) mortgage loans,
                                                representing 5.2% of the initial outstanding
                                                pool balance, are fully amortizing and are
                                                expected to have less than 5% of the original
                                                principal balance outstanding as of their
                                                related stated maturity dates.




                                      S-20

     H. INTEREST ONLY LOANS...............

                                            As  of November 1, 2001, the mortgage loans had the
                                            following additional characteristics:

                                            o   Two (2) mortgage loans, representing 8.6% of
                                                the initial outstanding pool balance, provide
                                                for monthly payments of interest only for a
                                                portion of their respective terms and then
                                                provide for the monthly payment of principal
                                                and interest over their respective remaining
                                                terms.

                                            o   Four (4) mortgage loans, representing 3.9% of
                                                the initial outstanding pool balance, provide
                                                for monthly payments of interest only for their
                                                entire respective terms.

     I.  PREPAYMENT/DEFEASANCE
           PROVISIONS.....................  As of November 1, 2001, all of the mortgage loans restricted voluntary principal prepayments as follows:

                                            o   One hundred twenty-five (125) mortgage loans,
                                                representing 78.0% of the initial outstanding
                                                pool balance, prohibit voluntary principal
                                                prepayments for a period ending on a date
                                                determined by the related mortgage note (which
                                                may be the maturity date), which period is
                                                referred to in this prospectus supplement as a
                                                lock-out period, but permit the related
                                                borrower, after an initial period of at least
                                                two years following the date of issuance of the
                                                certificates, to defease the loan by pledging
                                                direct, non-callable United States Treasury
                                                obligations and obtaining the release of the
                                                mortgaged property from the lien of the
                                                mortgage.

                                            o   Twenty-five (25) mortgage loans, representing
                                                20.8% of the initial outstanding pool balance,
                                                prohibit voluntary principal prepayments during
                                                a lock-out period, and following the lock-out
                                                period provide for prepayment premiums or yield
                                                maintenance charges calculated on the basis of
                                                the greater of a yield maintenance formula and
                                                1% of the amount prepaid.

                                            o   Two (2) mortgage loans, representing 1.2% of
                                                the initial outstanding pool balance, prohibit
                                                voluntary principal prepayments during a
                                                lock-out period, and following the lock-out
                                                period provide for a prepayment premium or
                                                yield maintenance charge calculated on the
                                                basis of the greater of a yield maintenance
                                                formula and 1% of the amount prepaid, and also
                                                permit the related borrower, after an initial
                                                period of at least two years following the date
                                                of the issuance of the certificates, to defease
                                                the loan by pledging direct, non-callable
                                                United States Treasury obligations and
                                                obtaining the release of the mortgaged property
                                                from the lien of the mortgage.


                                            With respect to the prepayment and defeasance
                                            provisions set forth above, certain of the
                                            mortgage loans also include provisions set
                                            forth below:

                                            o   Two (2) mortgage loans, representing 3.0% of
                                                the initial outstanding pool balance, permit a
                                                release of the mortgaged property from the lien
                                                of the mortgage, if there is a defeasance of a
                                                portion of the mortgage loan in connection with
                                                such release.

                                            o   Sixteen (16) mortgage loans, representing 1.5%
                                                of the initial outstanding pool balance, permit
                                                a release of a portion of the related mortgaged
                                                property from the lien of the related mortgage,



                                      S-21

                                                and a prepayment (with a yield maintenance
                                                charge) of a portion of the mortgage loan in
                                                connection with such release.

                                            o   Notwithstanding the above, the mortgage loans
                                                generally provide for a maximum period
                                                commencing 1 to 7 payment dates prior to and
                                                including the maturity date or the anticipated
                                                repayment date during which the related
                                                borrower may prepay the mortgage loan without
                                                premium or defeasance requirements.

                                            See Appendix II attached hereto for specific
                                            yield maintenance provisions with respect to
                                            the prepayment and defeasance provisions set
                                            forth above.

     J.  MORTGAGE LOAN RANGES
           AND WEIGHTED AVERAGES..........  As  of November 1, 2001, the mortgage loans had the following additional characteristics:

           I.   MORTGAGE INTEREST
                RATES                       Mortgage interest rates ranging from 6.500% per
                                            annum to 8.770% per annum, and a weighted average
                                            mortgage interest rate of 7.340% per annum;

           II.  REMAINING TERMS             Remaining terms to scheduled maturity ranging from 55
                                            months to 236 months, and a weighted average remaining
                                            term to scheduled maturity of 106 months;

           III. REMAINING
                AMORTIZATION TERMS          Remaining amortization terms (excluding loans which
                                            provide for interest only payments for the entire
                                            loan term) ranging from 77 months to 360 months,
                                            and a weighted average remaining amortization term
                                            of 316 months;

           IV.  LOAN-TO-VALUE RATIOS        Loan-to-value ratios ranging from 15.4% to 81.1%
                                            and a weighted average loan-to-value ratio,
                                            calculated as described in this prospectus
                                            supplement, of 60.8%; and



           V.   DEBT SERVICE
                COVERAGE RATIOS             Debt service coverage ratios, determined according
                                            to the methodology presented in this prospectus
                                            supplement, ranging from 1.15x to 3.21x and a
                                            weighted average debt service coverage ratio,
                                            calculated as described in this prospectus
                                            supplement, of 1.64x.




                                      S-22


ADVANCES

     A.  PRINCIPAL AND
            INTEREST ADVANCES.............  Subject to a recoverability determination described in this prospectus supplement, the master servicer
                                            is required to advance delinquent monthly mortgage
                                            loan payments for those mortgage loans that are
                                            part of the trust. The master servicer will not be
                                            required to advance any additional interest accrued
                                            as a result of the imposition of any default rate or
                                            any rate increase after an anticipated repayment date.
                                            The master servicer also is not required to advance
                                            prepayment or yield maintenance premiums, excess
                                            interest or balloon payments. With respect to any
                                            balloon payment, the master servicer will instead be
                                            required to advance an amount equal to the scheduled
                                            payment that would have been due if the related
                                            balloon payment had not become due. If this type of
                                            advance is made, the master servicer will defer rather
                                            than advance its master servicing fee, the excess
                                            servicing fee and the primary servicing fee, but will
                                            advance the trustee fee.

                                            For an REO Property, the advance will equal the
                                            scheduled payment that would have been due if the
                                            predecessor mortgage loan had remained outstanding
                                            and continued to amortize in accordance with its
                                            amortization schedule in effect immediately before
                                            the REO Property was acquired.

     B.  SERVICING ADVANCES...............  Subject to a recoverability determination described in this prospectus supplement, the master servicer,
                                            trustee and fiscal agent may also make servicing
                                            advances to pay delinquent real estate taxes,
                                            insurance premiums and similar expenses necessary
                                            to maintain and protect the mortgaged property, to
                                            maintain the lien on the mortgaged property or to
                                            enforce the mortgage loan documents.

     C.  INTEREST ON ADVANCES.............  All advances made by the master servicer, the trustee or the fiscal agent will accrue interest at
                                            a rate equal to the "prime rate" as reported in The
                                            Wall Street Journal.

     D.  BACK-UP ADVANCES.................  If the master servicer fails to make a required advance, the trustee will be required to make the
                                            advance, and if the trustee fails to make a
                                            required advance, the fiscal agent will be required
                                            to make the advance, each subject to the same
                                            limitations, and with the same rights of the master
                                            servicer.

     E.  RECOVERABILITY...................   None of the master servicer, the trustee nor the
                                            fiscal agent will be obligated to make any advance
                                            if it reasonably determines that such advance would
                                            not be recoverable in accordance with the servicing
                                            standard and the trustee and the fiscal agent may
                                            rely on any such determination made by the master
                                            servicer.

     F. ADVANCES DURING AN
            APPRAISAL REDUCTION EVENT.....  The occurrence of certain adverse events affecting a mortgage loan will require the special servicer
                                            to obtain a new appraisal or other valuation of the
                                            related mortgaged property. In general, if the
                                            principal amount of the mortgage loan plus all
                                            other amounts due thereunder and interest on
                                            advances made with respect thereto exceeds 90% of
                                            the value of the mortgaged property determined by
                                            an appraisal or other valuation, an appraisal
                                            reduction may be created in the amount of the
                                            excess as described in this prospectus supplement.
                                            If there exists an appraisal reduction for any
                                            mortgage loan, the amount of interest required to
                                            be advanced on that mortgage loan will be
                                            proportionately reduced to the extent of the
                                            appraisal reduction. This will reduce the funds
                                            available


                                      S-23

                                            to pay interest and principal on the most
                                            subordinate class or classes of certificates then
                                            outstanding.

                                            See "Description of the Offered Certificates -
                                            Advances" in this prospectus supplement.


                       ADDITIONAL ASPECTS OF CERTIFICATES

RATINGS...................................  The certificates offered to you will not be issued unless each of the classes of certificates being
                                            offered by this prospectus supplement receives the
                                            following ratings from Standard & Poor's Ratings
                                            Services, a division of The McGraw-Hill Companies,
                                            Inc. and Moody's Investors Service, Inc.

                                             ------------------------- -----------------------
                                                                              Ratings
                                                          Class              Moody's/S&P
                                             ------------------------- -----------------------
                                             Classes A-1, A-2 and A-3         Aaa/AAA
                                             ------------------------- -----------------------
                                             Class B                          Aa2/AA
                                             ------------------------- -----------------------
                                             Class C                           A2/A
                                             ------------------------- -----------------------

                                            A rating agency may lower or withdraw a security
                                            rating at any time.

                                            See "Ratings" in this prospectus supplement and in
                                            the prospectus for a discussion of the basis upon
                                            which ratings are given, the limitations of and
                                            restrictions on the ratings, and the conclusions
                                            that should not be drawn from a rating.

SWAP CONTRACT.............................  The trust will have the benefit of a swap contract with Wells Fargo Bank, National Association, as
                                            swap counterparty, in an initial notional amount
                                            equal to the aggregate initial certificate balance
                                            of the Class A-2 Certificates. The notional amount
                                            of the swap contract will decrease to the extent of
                                            any decrease in the aggregate certificate balance
                                            of the Class A-2 Certificates. The swap contract
                                            will have a maturity date of the distribution date
                                            in November 2016 (the same date as the Rated Final
                                            Distribution Date for the Class A-2 Certificates).
                                            Under the swap contract, the swap counterparty will
                                            be obligated to pay to the trust on the business
                                            day prior to each distribution date interest
                                            accrued on the notional amount of the swap contract
                                            at one-month LIBOR + 0.45% (based on the actual
                                            number of days and a 360-day year). The trust will
                                            be obligated to pay to the swap counterparty, on
                                            such day, interest accrued on the notional amount
                                            of the swap contract at a fixed rate of 5.50% per
                                            annum (based on a year assumed to consist of twelve
                                            30-day months). The swap counterparty currently has
                                            a long-term rating of "AA-" by S&P and "Aa1" by
                                            Moody's, and a short-term rating of "A-1+" by S&P
                                            and "P-1" by Moody's. See "Description of the Swap
                                            Contract" and "Risk Factors-Defaults Under the Swap
                                            Contract May Adversely Affect Payments On the Class
                                            A-2 Certificates" herein.

OPTIONAL TERMINATION......................  On any distribution date on which the aggregate certificate balance of all classes of certificates
                                            is less than or equal to 1% of the initial
                                            outstanding pool balance, the master servicer, the
                                            special servicer and any holder of a majority
                                            interest in the Class R-I Certificates, each in
                                            turn, will have the option to purchase all of the
                                            remaining mortgage loans, and all property acquired
                                            through exercise of remedies in respect


                                      S-24

                                            of any mortgage loan, at the price specified in
                                            this prospectus supplement. Exercise of this option
                                            would terminate the trust and retire the then
                                            outstanding certificates at par plus accrued
                                            interest.

DENOMINATIONS.............................  The Class A-1, Class A-2 and Class A-3 Certificates
                                            will be offered in minimum denominations of
                                            $25,000. The remaining offered certificates will be
                                            offered in minimum denominations of $100,000.
                                            Investments in excess of the minimum denominations
                                            may be made in multiples of $1.

REGISTRATION, CLEARANCE
   AND SETTLEMENT.........................  Your certificates will be registered in the name of
                                            Cede & Co., as nominee of The Depository Trust
                                            Company, and will not be registered in your name.
                                            You will not receive a definitive certificate
                                            representing your ownership interest, except in
                                            very limited circumstances described in this
                                            prospectus supplement. As a result, you will hold
                                            your certificates only in book-entry form and will
                                            not be a certificateholder of record. You will
                                            receive distributions on your certificates and
                                            reports relating to distributions only through The
                                            Depository Trust Company, Clearstream Banking,
                                            societe anonyme or the Euroclear System or through
                                            participants in The Depository Trust Company,
                                            Clearstream Banking or Euroclear.

                                            You may hold your certificates through:

                                            o  The Depository Trust Company in the United
                                               States; or

                                            o  Clearstream Banking or Euroclear in Europe.

                                            Transfers within The Depository Trust Company,
                                            Clearstream Banking or Euroclear will be made in
                                            accordance with the usual rules and operating
                                            procedures of those systems. Cross-market transfers
                                            between persons holding directly through The
                                            Depository Trust Company, Clearstream Banking or
                                            Euroclear will be effected in The Depository Trust
                                            Company through the relevant depositories of
                                            Clearstream Banking or Euroclear.

                                            We may elect to terminate the book-entry system
                                            through The Depository Trust Company with respect
                                            to all or any portion of any class of the
                                            certificates offered to you.

                                            We expect that the certificates offered to you will
                                            be delivered in book-entry form through the
                                            facilities of The Depository Trust Company,
                                            Clearstream Banking or Euroclear on or about the
                                            closing date.

o TAX STATUS..............................  Elections will be made to treat designated portions of the trust as three separate "real estate
                                            mortgage investment conduits" -REMIC I, REMIC II
                                            and REMIC III-for federal income tax purposes. In
                                            the opinion of counsel, each such designated
                                            portion of the trust will qualify for this
                                            treatment and each class of offered certificates
                                            (other than the Class A-2 Certificates) and the
                                            Class A-2 Regular Interest will constitute "regular
                                            interests" in REMIC III. The Class A-2 Certificates
                                            will represent an undivided beneficial interest in
                                            a separate trust that will be treated as a grantor
                                            trust for federal income tax purposes, which trust
                                            is comprised of the Class A-2 Regular Interest and
                                            the beneficial interests of such Class in the swap
                                            contract. The portion of the trust consisting of
                                            the right to excess interest (above the amount of
                                            interest that would have accrued if the interest
                                            rate did not increase) and the related excess
                                            interest sub-account will be treated as a separate
                                            grantor trust for federal income tax purposes.




                                      S-25

                                            Pertinent federal income tax consequences of an
                                            investment in the offered certificates include:

                                            o The regular interests will be treated as newly
                                              originated debt instruments for federal income tax
                                              purposes.

                                            o Beneficial owners of offered certificates will be
                                              required to report income on the certificates in
                                              accordance with the accrual method of accounting.

                                            o We anticipate that the offered certificates will
                                              not be issued with original issue discount.

                                            See "Material Federal Income Tax Consequences" and
                                            "-Taxation of the Swap Contract" in this prospectus
                                            supplement.

CONSIDERATIONS RELATED TO TITLE I
OF THE EMPLOYEE RETIREMENT
INCOME SECURITY ACT OF 1974...............  Subject to the satisfaction of important conditions described under "ERISA Considerations" in this
                                            prospectus supplement and in the accompanying
                                            prospectus, the offered certificates may be
                                            purchased by persons investing assets of employee
                                            benefit plans or individual retirement accounts.

LEGAL INVESTMENTS.........................  The offered certificates will not constitute
                                            "mortgage related securities" for purposes of the
                                            Secondary Mortgage Market Enhancement Act of 1984,
                                            as amended.

                                            For purposes of any applicable legal investment
                                            restrictions, regulatory capital requirements or
                                            other similar purposes, neither the prospectus nor
                                            this prospectus supplement makes any representation
                                            to you regarding the proper characterization of the
                                            certificates offered by this prospectus supplement.
                                            Regulated entities should consult with their own
                                            advisors regarding these matters.

                                  RISK FACTORS

         You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

         The risks and uncertainties described in this section, together with those risks described in the prospectus under "Risk Factors", summarize the material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.


YOUR INVESTMENT IS NOT INSURED OR
GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED TO
PAYMENTS UNDER THE MORTGAGE LOANS           Payments under the mortgage loans are not insured
                                            or guaranteed by any governmental entity or mortgage
                                            insurer. Accordingly, the sources for repayment of your
                                            certificates are limited to amounts due with respect to the mortgage loans.

                                            You should consider all of the mortgage loans to be
                                            nonrecourse loans. Even in those cases where recourse to a borrower or guarantor is permitted under the related loan
                                            documents, we have not necessarily undertaken an evaluation of the financial condition of any of these persons. If a
                                            default occurs, the lender's remedies generally are limited to foreclosing against the specific properties and other
                                            assets that have been pledged to secure the loan. Such
                                            remedies may be insufficient to provide a full return on
                                            your investment. Payment of amounts due under a mortgage
                                            loan prior to its maturity or anticipated repayment date is dependent primarily on the sufficiency of the net operating income of the related mortgaged property. Payment of those mortgage loans that are balloon loans at maturity or on its anticipated repayment date is primarily dependent upon the borrower's ability to sell or refinance the property for an amount sufficient to repay the loan.

                                            In limited circumstances, Morgan Stanley Dean Witter
                                            Mortgage Capital Inc., Principal Commercial Funding, LLC,
                                            Wells Fargo Bank, National Association, John Hancock Real
                                            Estate Finance, Inc. and Bear, Stearns Funding, Inc., each as mortgage loan seller, may be obligated to repurchase or replace a mortgage loan that it sold to Bear Stearns
                                            Commercial Mortgage Securities Inc. if its representations and warranties concerning that mortgage loan are materially breached or if there are material defects in the
                                            documentation for that mortgage loan. However, there can be no assurance that any of these entities will be in a
                                            financial position to effect a repurchase or substitution.
                                            The representations and warranties address the
                                            characteristics of the mortgage loans and mortgaged
                                            properties as of the date of issuance of the certificates.
                                            They do not relieve you or the trust of the risk of defaults and losses on the mortgage loans.


                                      S-27

THE REPAYMENT OF A COMMERCIAL
MORTGAGE LOAN IS DEPENDENT ON
THE CASH FLOW PRODUCED
BY THE PROPERTY WHICH
CAN BE VOLATILE AND
INSUFFICIENT TO ALLOW TIMELY
PAYMENT ON YOUR CERTIFICATES                The mortgage loans are secured by various types of income-
                                            producing commercial, multifamily and manufactured housing community properties. Commercial lending is generally
                                            thought to expose a lender to greater risk than one-to-four family residential lending because, among other things, it typically involves larger loans.

                                            Nineteen (19) mortgage loans, representing 15.0% of the
                                            initial outstanding pool balance, were originated within
                                            twelve (12) months prior to the cut-off date. Consequently, these mortgage loans do not have a long-standing payment
                                            history.

                                            The repayment of a commercial mortgage loan is typically
                                            dependent upon the ability of the applicable property to
                                            produce cash flow. Even the liquidation value of a
                                            commercial property is determined, in substantial part, by the amount of the property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time.

                                            The net operating income, cash flow and property value of
                                            the mortgaged properties may be adversely affected by any
                                            one or more of the following factors: o the age, design and construction quality of the property;

                                            o    perceptions  regarding the safety, convenience
                                                 and attractiveness of the property;

                                            o    the proximity and attractiveness of competing properties;

                                            o    the adequacy of the property's management and maintenance;

                                            o    increases in operating expenses at the property and in
                                                 relation
                                                 to competing properties;

                                            o    an increase in the capital expenditures needed to maintain the property or make improvements;

                                            o    the dependence upon a single tenant, or a concentration
                                                 of tenants in a particular business or industry;

                                            o    a decline in the financial condition of a major tenant;

                                            o    an increase in vacancy rates; and

                                            o    a decline in rental rates as leases are renewed or entered into with new tenants.

                                            Other factors are more general in nature, such as:

                                            o    national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

                                            o    local real estate conditions (such as an oversupply of
                                                 competing properties, rental space or multifamily housing);


                                      S-28


                                            o    demographic factors;

                                            o    decreases in consumer confidence;

                                            o    changes in consumer tastes and preferences; and

                                            o    retroactive changes in building codes.

                                            The volatility of net operating income will be influenced
                                            by many of the foregoing factors, as well as by:

                                            o    the length of tenant leases;

                                            o    the creditworthiness of tenants;

                                            o    the level of tenant defaults;

                                            o    the ability to convert an  successful property to an
                                                 alternative use;

                                            o    new construction in the same market as the mortgaged
                                                 property;

                                            o    rent control laws;

                                            o    the number and diversity of tenants;

                                            o    the rate at which new rentals occur; and

                                            o    the property's operating leverage (which is the
                                                 percentage of total property expenses in relation
                                                 to revenue), the ratio of fixed operating expenses
                                                 to those that vary with revenues, and the level of
                                                 capital expenditures required to maintain the
                                                 property and to retain or replace tenants.

                                            A decline in the real estate market or in the financial
                                            condition of a major tenant will tend to have a more
                                            immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or
                                            month-to-month leases) and may lead to higher rates of
                                            delinquency or defaults under mortgage loans secured by such properties.

CONVERTING COMMERCIAL
PROPERTIES TO ALTERNATIVE USES
MAY REQUIRE SIGNIFICANT
EXPENSES WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES               Some of the mortgaged properties may not be readily
                                            convertible to alternative uses if those properties
                                            were to become unprofitable for any reason. This is
                                            because:

                                            o    converting commercial properties to alternate
                                                 uses or converting single-tenant commercial
                                                 properties to multi-tenant properties generally
                                                 requires substantial capital expenditures; and

                                            o    zoning or other restrictions also may prevent
                                                 alternative uses.

                                            The liquidation value of a mortgaged property not
                                            readily convertible to an alternative use may be
                                            substantially less than would be the case if the
                                            mortgaged property were readily adaptable to other
                                            uses. If this type of mortgaged property were
                                            liquidated and a lower liquidation value were
                                            obtained, less funds would be available for
                                            distributions on your certificates.



                                      S-29

PROPERTY VALUE MAY BE ADVERSELY
AFFECTED EVEN WHEN THERE IS NO
CHANGE IN CURRENT OPERATING
INCOME                                      Various factors may adversely affect the value of
                                            the mortgaged properties without affecting the
                                            properties' current net operating income. These
                                            factors include, among others:

                                            o    changes in governmental regulations, fiscal policy,
                                                 zoning or tax laws;

                                            o    potential environmental legislation or liabilities or other legal liabilities;

                                            o    proximity and attractiveness of competing properties;

                                            o    new construction of competing properties in the same market;

                                            o    convertibility of a property to an alternative use;

                                            o    the availability of refinancing; and

                                            o    changes in interest rate levels.

TENANT CONCENTRATION INCREASES
THE RISK THAT CASH FLOW WILL BE
INTERRUPTED WHICH COULD
REDUCE PAYMENTS ON
YOUR CERTIFICATES                           A deterioration in the financial condition of a
                                            tenant can be particularly significant if a
                                            mortgaged property is leased to a single or large
                                            tenant or a small number of tenants, because rent
                                            interruptions by a tenant may cause the borrower to
                                            default on its obligations to the lender. Fifty-six
                                            (56) of the mortgaged properties, representing
                                            22.1% of the initial outstanding pool balance, are
                                            leased to single tenants, and in some cases the
                                            tenant is related to the borrower. Mortgaged
                                            properties leased to a single tenant or a small
                                            number of tenants also are more susceptible to
                                            interruptions of cash flow if a tenant fails to
                                            renew its lease or defaults under its lease. This
                                            is so because:

                                            o    the financial effect of the absence of rental income may
                                                 be severe;

                                            o    more time may be required to re-lease the space; and

                                            o    substantial capital costs may be incurred to make
                                                 the space appropriate for replacement tenants.

                                            Another factor that you should consider is that
                                            retail, industrial and office properties also may
                                            be adversely affected if there is a concentration
                                            of tenants or of tenants in the same or similar
                                            business or industry.

                                            For further information with respect to tenant
                                            concentrations, see Appendix II.

LEASING MORTGAGED PROPERTIES
TO MULTIPLE TENANTS MAY RESULT
IN HIGHER RE-LEASING COSTS
WHICH COULD REDUCE PAYMENTS
ON YOUR CERTIFICATES                        If a mortgaged property has multiple tenants,
                                            re-leasing costs and costs of enforcing remedies
                                            against defaulting tenants may be more frequent
                                            than in the case of mortgaged properties with fewer
                                            tenants, thereby reducing the cash flow available
                                            for debt service payments. These

                                      S-30

                                            costs may cause a borrower to default in its
                                            obligations to a lender which could reduce cash
                                            flow available for debt service payments.
                                            Multi-tenanted mortgaged properties also may
                                            experience higher continuing vacancy rates and
                                            greater volatility in rental income and expenses.

RE-LEASING RISKS                            Repayment of mortgage loans secured by retail,
                                            office and industrial properties will be affected
                                            by the expiration of leases and the ability of the
                                            related borrowers and property managers to renew
                                            the leases or to relet the space on comparable
                                            terms. Certain mortgaged properties may be leased
                                            in whole or in part to government sponsored tenants
                                            who have the right to cancel their leases at any
                                            time because of lack of appropriations.

                                            Even if vacated space is successfully relet, the
                                            costs associated with reletting, including tenant
                                            improvements and leasing commissions, could be
                                            substantial and could reduce cash flow from the
                                            related mortgaged properties. Thirty-five (35) of
                                            the mortgaged properties, representing
                                            approximately 26.4% of the initial outstanding pool
                                            balance (excluding multifamily, hospitality,
                                            manufactured housing community, health care, land
                                            and self storage properties), as of the cut-off
                                            date have reserves for tenant improvements and
                                            leasing commissions which may serve to defray such
                                            costs. There can be no assurances, however, that
                                            the funds (if any) held in such reserves for tenant
                                            improvements and leasing commissions will be
                                            sufficient to cover any of the costs and expenses
                                            associated with tenant improvements or leasing
                                            commission obligations. In addition, if a tenant
                                            defaults in its obligations to a borrower, the
                                            borrower may incur substantial costs and experience
                                            significant delays associated with enforcing rights
                                            and protecting its investment, including costs
                                            incurred in renovating or reletting the property.

THE CONCENTRATION OF LOANS
WITH THE SAME OR RELATED
BORROWERS INCREASES THE
POSSIBILITY OF LOSS ON THE LOANS
WHICH COULD REDUCE PAYMENTS
ON YOUR CERTIFICATES                        The effect of mortgage pool loan losses will be more
                                            severe:

                                            o    if the pool is comprised of a small number of
                                                 loans, each with a relatively large principal
                                                 amount; or

                                            o    if the losses relate to loans that account for a
                                                 disproportionately large percentage of the pool's
                                                 aggregate principal balance of all mortgage loans.

                                            Thirteen (13) groups of mortgage loans, are made to
                                            the same borrower or borrowers related through
                                            common ownership and where, in general, the related
                                            mortgaged properties are commonly managed. The
                                            related borrower concentrations of the three (3)
                                            largest groups represent 3.3%, 2.3% and 2.1%
                                            respectively of the initial outstanding pool
                                            balance.

                                            The largest mortgage loan represents 8.3% of the
                                            initial outstanding pool balance. The ten largest
                                            mortgage loans in the aggregate represent 34.3% of
                                            the initial outstanding pool balance. Each of the
                                            other mortgage loans represents less than 1.8% of
                                            the initial outstanding pool balance.



                                      S-31

A CONCENTRATION OF LOANS WITH
THE SAME PROPERTY TYPES
INCREASES THE POSSIBILITY OF LOSS
ON THE LOANS WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                                A concentration of mortgaged property types also
                                            can pose increased risks. A concentration of
                                            mortgage loans secured by the same property type
                                            can increase the risk that a decline in a
                                            particular industry will have a disproportionately
                                            large impact on the pool of mortgage loans. The
                                            following property types represent the indicated
                                            percentage of the initial outstanding pool balance:
                                            o retail properties represent 41.4%;

                                            o    office properties represent 27.4%;

                                            o    multifamily properties represent 13.3%;

                                            o    industrial properties represent 13.2%;

                                            o    manufactured housing community properties
                                                 represent 1.2%;

                                            o    mixed use properties represent 1.0%;

                                            o    hospitality properties represent 0.9%;

                                            o    health care properties represent 0.7%;

                                            o    other-land properties represent 0.7%; and

                                            o    self storage properties represent 0.2%.

A CONCENTRATION OF MORTGAGED
PROPERTIES IN A LIMITED NUMBER
OF LOCATIONS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                                Concentrations of mortgaged properties in
                                            geographic areas may increase the risk that adverse
                                            economic or other developments or a natural
                                            disaster affecting a particular region of the
                                            country could increase the frequency and severity
                                            of losses on mortgage loans secured by the
                                            properties. In the past, several regions of the
                                            United States have experienced significant real
                                            estate downturns at times when other regions have
                                            not. Regional economic declines or adverse
                                            conditions in regional real estate markets could
                                            adversely affect the income from, and market value
                                            of, the mortgaged properties located in the region.
                                            Other regional factors-e.g., earthquakes, floods or
                                            hurricanes or changes in governmental rules or
                                            fiscal policies-also may adversely affect those
                                            mortgaged properties.

                                            The mortgaged properties are located throughout 29
                                            states and the District of Columbia. In particular,
                                            investors should note that approximately 24.2% of
                                            the mortgaged properties, based on the initial
                                            outstanding pool balance, are located in
                                            California. Mortgaged properties located in
                                            California may be more susceptible to some types of
                                            special hazards that may not be covered by
                                            insurance (such as earthquakes) than properties
                                            located in other parts of the country. The mortgage
                                            loans generally do not require any borrowers to
                                            maintain earthquake insurance.

                                            In addition, 24.2%, 14.5%, 9.7%, 5.6%, 5.5% and
                                            5.2% of the mortgaged properties, based on the
                                            initial outstanding pool balance, are


                                      S-32

                                            located in California, New Jersey, New York,
                                            Florida, Massachusetts and Pennsylvania,
                                            respectively, and concentrations of mortgaged
                                            properties, in each case, representing less than
                                            5.0% of the initial outstanding pool balance, also
                                            exist in several other states.

A LARGE CONCENTRATION OF RETAIL
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF RETAIL
PROPERTIES                                  Seventy-nine (79) of the mortgaged properties,
                                            representing 41.4% of the initial outstanding pool
                                            balance, are retail properties. The quality and
                                            success of a retail property's tenants
                                            significantly affect the property's value. The
                                            success of retail properties can be adversely
                                            affected by local competitive conditions and
                                            changes in consumer spending patterns. A borrower's
                                            ability to make debt service payments can be
                                            adversely affected if rents are based on a
                                            percentage of the tenant's sales and sales decline.

                                            An "anchor tenant" is proportionately larger in
                                            size and is vital in attracting customers to a
                                            retail property, whether or not it is part of the
                                            mortgaged property. Fifty-three (53) of the
                                            mortgaged properties, securing 33.5% of the initial
                                            outstanding pool balance, are properties considered
                                            by the applicable mortgage loan seller to be leased
                                            to or are adjacent to or are occupied by anchor
                                            tenants.

                                            The presence or absence of an anchor store in a
                                            shopping center also can be important because
                                            anchor stores play a key role in generating
                                            customer traffic and making a center desirable for
                                            other tenants. Consequently, the economic
                                            performance of an anchored retail property will be
                                            adversely affected by:

                                            o    an anchor store's failure to renew its lease;

                                            o    termination of an anchor store's lease;

                                            o    the bankruptcy or economic decline of an anchor
                                                 store or self-owned anchor or the parent company
                                                 thereof; or

                                            o    the cessation of the business of an anchor store
                                                 at the shopping center, even if, as a tenant, it
                                                 continues to pay rent.

                                            There may be retail properties with anchor stores
                                            that are permitted to cease operating at any time
                                            if certain other stores are not operated at those
                                            locations. Furthermore, there may be non-anchor
                                            tenants that are permitted to offset all or a
                                            portion of their rent or to terminate their leases
                                            if certain anchor stores are either not operated or
                                            fail to meet certain business objectives.

                                            Retail properties also face competition from
                                            sources outside a given real estate market. For
                                            example, all of the following compete with more
                                            traditional retail properties for consumer dollars:
                                            factory outlet centers, discount shopping centers
                                            and clubs, catalogue retailers, home shopping
                                            networks, internet web sites and telemarketing.
                                            Continued growth of these alternative retail
                                            outlets, which often have lower operating costs,
                                            could adversely affect the rents collectible at the
                                            retail properties included in the mortgage pool, as
                                            well as the income from, and market value of, the
                                            mortgaged properties. Moreover, additional
                                            competing retail properties may be built in the
                                            areas where the retail


                                      S-33

                                            properties are located, which could adversely
                                            affect the rents collectible at the retail
                                            properties included in the mortgage pool, as well
                                            as the income from, and market value of, the
                                            mortgaged properties.

A LARGE CONCENTRATION OF OFFICE
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF OFFICE
PROPERTIES                                  Twenty-four (24) of the mortgaged properties,
                                            representing 27.4% of the initial outstanding pool
                                            balance, are office properties.

                                            A large number of factors affect the value of these
                                            office properties, including:


                                            o    the quality of an office building's tenants;

                                            o    the diversity of an office building's tenants
                                                 (or reliance on a single or dominant tenant);

                                            o    the physical attributes of the building in
                                                 relation to competing buildings, e.g., age,
                                                 condition, design, location, access to
                                                 transportation and ability to offer certain
                                                 amenities, such as sophisticated building systems;

                                            o    the desirability of the area as a business location;

                                            o    the strength and nature of the local economy
                                                 (including labor costs and quality, tax environment
                                                 and quality of life for employees); and

                                            o    certain office properties have tenants that are
                                                 technology and internet start-up companies.
                                                 Technology and internet start-up companies have
                                                 recently experienced a variety of circumstances that
                                                 tend to make their businesses relatively volatile.
                                                 Many of those companies have little or no operating
                                                 history, their owners and management are often
                                                 inexperienced and such companies may be heavily
                                                 dependent on obtaining venture capital financing.
                                                 In addition, technology and internet start-up
                                                 companies often require significant build-out related
                                                 to special technology which may adversely affect the
                                                 ability of the landlord to relet the properties. The
                                                 relative instability of these tenants may have an
                                                 adverse impact on certain of the properties.

                                            Moreover, the cost of refitting office space for a new
                                            tenant is often higher than the cost of refitting other
                                            types of property.

A LARGE CONCENTRATION OF
MULTIFAMILY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF MULTIFAMILY PROPERTIES             Twenty-seven (27) of the mortgaged properties,
                                            representing 13.3% of the initial outstanding pool
                                            balance, are multifamily properties.

                                            A large number of factors may affect the value and
                                            successful operation of these multifamily
                                            properties, including:

                                            o    the physical attributes of the apartment building, such as its age, appearance and construction quality;

                                            o    the location of the property;


                                      S-34

                                            o    the ability of  management  to provide  adequate  maintenance  and insurance;

                                            o    the types of services and amenities provided at the property;

                                            o    the property's reputation;

                                            o    the level of mortgage interest rates and favorable income and economic conditions (which may encourage tenants to purchase
                                                 rather than rent housing);

                                            o    the presence of competing properties;

                                            o    adverse local or national economic conditions which may
                                                 limit the rent that may be charged and which may result
                                                 in increased vacancies;

                                            o    the tenant mix (such as tenants  being  predominantly  students or military personnel or employees of a particular business);

                                            o    state and local  regulations  (which  may  limit  the  ability  to increase rents); and

                                            o    government  assistance/rent  subsidy programs (which may influence tenant mobility).

A LARGE CONCENTRATION OF
INDUSTRIAL PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF INDUSTRIAL PROPERTIES              Twenty-nine (29) of the mortgaged properties,
                                            representing 13.2% of the initial outstanding pool
                                            balance, are industrial properties. Various factors
                                            may adversely affect the economic performance of
                                            these industrial properties, which could adversely
                                            affect payments on your certificates, including:

                                            o    reduced demand for industrial space because of a decline
                                                 in a particular industry segment;

                                            o    increased supply of competing industrial space because of
                                                 relative ease in constructing buildings of this type;

                                            o    a property becoming functionally obsolete;

                                            o    insufficient supply of labor to meet demand;

                                            o    changes in access to the property, energy prices, strikes, relocation of highways or the construction of additional
                                                 highways;

                                            o    location of the property in relation to access to transportation;

                                            o    suitability for a particular tenant;

                                            o    building design and adaptability;

                                            o    a change in the proximity of supply sources; and

                                            o    environmental hazards.


                                      S-35

TENANT BANKRUPTCY MAY
ADVERSELY AFFECT THE INCOME
PRODUCED BY THE PROPERTY AND
MAY ADVERSELY AFFECT THE
PAYMENTS ON YOUR CERTIFICATES               The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office
                                            properties may adversely affect the income produced by the property. Under the federal bankruptcy code, a tenant/debtor has the option of affirming or rejecting any unexpired
                                            lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim.
                                            The claim would be limited to the unpaid rent under the
                                            lease for the periods prior to the bankruptcy petition, or earlier surrender of the leased premises, plus the rent
                                            under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease and the actual amount of the recovery could be less than the
                                            amount of the claim.

ENVIRONMENTAL LAWS
ENTAIL RISKS THAT MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                                Various environmental laws may make a current or
                                            previous owner or operator of real property liable
                                            for the costs of removal or remediation of
                                            hazardous or toxic substances on, under or adjacent
                                            to such property. Those laws often impose liability
                                            whether or not the owner or operator knew of, or
                                            was responsible for, the presence of the hazardous
                                            or toxic substances. For example, certain laws
                                            impose liability for release of asbestos-containing
                                            materials into the air or require the removal or
                                            containment of asbestos-containing materials. In
                                            some states, contamination of a property may give
                                            rise to a lien on the property to assure payment of
                                            the costs of cleanup. In some states, this lien has
                                            priority over the lien of a pre-existing mortgage.
                                            Additionally, third parties may seek recovery from
                                            owners or operators of real properties for cleanup
                                            costs, property damage or personal injury
                                            associated with releases of, or other exposure to
                                            hazardous substances related to the properties.

                                            The owner's liability for any required remediation
                                            generally is not limited by law and could,
                                            accordingly, exceed the value of the property
                                            and/or the aggregate assets of the owner. The
                                            presence of hazardous or toxic substances also may
                                            adversely affect the owner's ability to refinance
                                            the property or to sell the property to a third
                                            party. The presence of, or strong potential for
                                            contamination by, hazardous substances consequently
                                            can have a materially adverse effect on the value
                                            of the property and a borrower's ability to repay
                                            its mortgage loan.

                                            In addition, under certain circumstances, a lender
                                            (such as the trust) could be liable for the costs
                                            of responding to an environmental hazard.

ENVIRONMENTAL RISKS RELATING
TO SPECIFIC MORTGAGED PROPERTIES
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        Except for mortgaged properties securing mortgage
                                            loans that are the subject of a secured creditor
                                            impaired property policy, all of the mortgaged
                                            properties securing the mortgage loans have been
                                            subject to environmental site assessments, or in
                                            some cases an update of a previous assessment, in
                                            connection with the origination or


                                      S-36

                                            securitization of the loans. In some cases a Phase
                                            II site assessment was also performed.
                                            Environmental assessments on eighteen (18) of the
                                            mortgaged properties (securing 15.8% of the initial
                                            outstanding pool balance) are more than eighteen
                                            months old as of November 1, 2001. The applicable
                                            mortgage loan seller has either (a) represented
                                            that with respect to the mortgaged properties
                                            securing the mortgage loans that were not the
                                            subject of an environmental site assessment within
                                            eighteen months prior to the cut-off date (i) no
                                            hazardous material is present on the mortgaged
                                            property and (ii) the mortgaged property is in
                                            material compliance with all applicable federal,
                                            state and local laws pertaining to hazardous
                                            materials or environmental hazards, in each case
                                            subject to limitations of materiality and the other
                                            qualifications set forth in the representation, or
                                            (b) provided secured creditor impaired property
                                            policies providing coverage for certain losses that
                                            may arise from adverse environmental conditions
                                            that may exist at the related mortgaged property.
                                            In all cases, the environmental site assessment was
                                            a Phase I environmental assessment. These reports
                                            generally did not disclose the presence or risk of
                                            environmental contamination that is considered
                                            material and adverse to the interests of the
                                            holders of the certificates; however, in certain
                                            cases, these assessments did reveal conditions that
                                            resulted in requirements that the related borrowers
                                            establish operations and maintenance plans, monitor
                                            the mortgaged property or nearby properties, abate
                                            or remediate the condition, and/or provide
                                            additional security such as letters of credit,
                                            reserves or stand-alone secured creditor impaired
                                            property policies.

                                            Thirty-four (34) mortgaged properties, representing
                                            6.3% of the initial outstanding pool balance, are
                                            the subject of a group secured creditor impaired
                                            property policy, providing coverage for certain
                                            losses that may arise from adverse environmental
                                            conditions that may exist at the related mortgaged
                                            properties. We describe that policy under
                                            "Description of the Mortgage Pool-Environmental
                                            Insurance" in this prospectus supplement.
                                            Generally, environmental site assessments were not
                                            performed with respect to those mortgaged
                                            properties covered by the group secured creditor
                                            impaired property policy.

                                            We cannot assure you, however, that the
                                            environmental assessments revealed all existing or
                                            potential environmental risks or that all adverse
                                            environmental conditions have been completely
                                            abated or remediated or that any reserves,
                                            insurance or operations and maintenance plans will
                                            be sufficient to remediate the environmental
                                            conditions. Moreover, we cannot assure you that:

                                            o    future laws, ordinances or regulations will not
                                                 impose any material environmental liability; or

                                            o    the current environmental condition of the
                                                 mortgaged properties will not be adversely affected
                                                 by tenants or by the condition of land or
                                                 operations in the vicinity of the mortgaged
                                                 properties (such as underground storage tanks).

                                            Portions of some of the mortgaged properties
                                            securing the mortgage loans may include tenants
                                            which operate as on-site dry-cleaners and gasoline
                                            stations. Both types of operations involve the use
                                            and storage of hazardous substances, leading to an
                                            increased risk of liability to the tenant, the
                                            landowner and, under certain circumstances, a
                                            lender (such


                                      S-37

                                            as the trust) under environmental
                                            laws. Dry-cleaners and gasoline station operators
                                            may be required to obtain various environmental
                                            permits and licenses in connection with their
                                            operations and activities and comply with various
                                            environmental laws, including those governing the
                                            use and storage of hazardous substances. These
                                            operations incur ongoing costs to comply with
                                            environmental laws governing, among other things,
                                            containment systems and underground storage tank
                                            systems. In addition, any liability to borrowers
                                            under environmental laws, including in connection
                                            with releases into the environment of gasoline,
                                            dry-cleaning solvents or other hazardous substances
                                            from underground storage tank systems or otherwise,
                                            could adversely impact the related borrower's
                                            ability to repay the related mortgage loan.

                                            Before the special servicer acquires title to a
                                            mortgaged property on behalf of the trust or
                                            assumes operation of the property, it must obtain
                                            an environmental assessment of the property, or
                                            rely on a recent environmental assessment. This
                                            requirement will decrease the likelihood that the
                                            trust will become liable under any environmental
                                            law. However, this requirement may effectively
                                            preclude foreclosure until a satisfactory
                                            environmental assessment is obtained, or until any
                                            required remedial action is thereafter taken. There
                                            is accordingly some risk that the mortgaged
                                            property will decline in value while this
                                            assessment is being obtained. Moreover, we cannot
                                            assure you that this requirement will effectively
                                            insulate the trust from potential liability under
                                            environmental laws. Any such potential liability
                                            could reduce or delay payments to
                                            certificateholders.

IF A BORROWER IS UNABLE TO
REPAY ITS LOAN ON ITS MATURITY
DATE, YOU MAY EXPERIENCE A
LOSS                                        One hundred thirty-seven (137) mortgage loans,
                                            representing 94.8% of the initial outstanding pool
                                            balance, are balloon loans. For purposes of this
                                            prospectus supplement, we consider a mortgage loan
                                            to be a "balloon loan" if its principal balance is
                                            not scheduled to be fully or substantially
                                            amortized by the loan's respective anticipated
                                            repayment date (in the case of a hyperamortizing
                                            loan) or maturity date. We cannot assure you that
                                            each borrower will have the ability to repay the
                                            principal balance outstanding on the pertinent
                                            date. Balloon loans involve greater risk than fully
                                            amortizing loans because borrower's ability to
                                            repay the loan on its Anticipated Repayment Date or
                                            stated maturity date typically will depend upon its
                                            ability either to refinance the loan or to sell the
                                            mortgaged property at a price sufficient to permit
                                            repayment. A borrower's ability to achieve either
                                            of these goals will be affected by a number of
                                            factors, including:

                                            o   the availability of, and competition for, credit for
                                                commercial real estate projects;

                                            o    prevailing interest rates;

                                            o    the fair market value of the related mortgaged property;

                                            o    the borrower's equity in the related mortgaged property;

                                            o    the borrower's financial condition;

                                            o    the operating history and occupancy level of the mortgaged property;


                                      S-38

                                            o    tax laws; and

                                            o    prevailing general and regional economic conditions.

                                            The availability of funds in the credit markets fluctuates over time.

                                            Morgan Stanley Dean Witter Mortgage Capital Inc., Principal
                                            Commercial Funding, LLC, Wells Fargo Bank, National
                                            Association, John Hancock Real Estate Finance, Inc. and
                                            Bear, Stearns Funding, Inc., each as a mortgage loan seller, and their respective affiliates are not under any obligation to refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY
REDUCE THE CASH FLOW AVAILABLE
TO THE MORTGAGED PROPERTY
WHICH MAY ADVERSELY AFFECT
PAYMENT ON YOUR CERTIFICATES                As of November 1, 2001, none of the mortgaged
                                            properties secures any loan other than the related
                                            mortgage loan, other than in respect of Mortgage
                                            Loan No. 6 (the "Pari Passu Loan") which is secured
                                            by a mortgaged property on a pari passu basis with
                                            another loan that is not included in the trust.

                                            Twenty-nine (29) mortgage loans, representing 14.4%
                                            of the initial outstanding pool balance, permit the
                                            borrower to enter into additional financing that is
                                            not secured by the mortgaged property (or to retain
                                            unsecured debt existing at the time of the
                                            origination of such loan) and/or permit the owners
                                            of the borrower to enter into financing that is
                                            secured by a pledge of equity interests in the
                                            borrower. In general, borrowers that have not
                                            agreed to certain special purpose covenants in the
                                            related mortgage loan documents may be permitted to
                                            incur additional financing that is not secured by
                                            the mortgaged property.

                                            Two (2) of the mortgage loans, representing 1.0% of
                                            the initial pool balance, permit the borrower to
                                            enter into additional subordinate financing that is
                                            secured by the mortgaged property, provided that
                                            certain debt service coverage ratio tests are
                                            satisfied.

                                            We make no representation as to whether any other
                                            secured subordinate financing currently encumbers
                                            any mortgaged property or whether a third-party
                                            holds debt secured by a pledge of equity interest
                                            in a related borrower. Debt that is incurred by the
                                            owner of equity in one or more borrowers and is
                                            secured by a guaranty of the borrower or by a
                                            pledge of the equity ownership interests in such
                                            borrowers effectively reduces the equity owners'
                                            economic stake in the related mortgaged property.
                                            The existence of such debt may reduce cash flow on
                                            the related borrower's mortgaged property after the
                                            payment of debt service and may increase the
                                            likelihood that the owner of a borrower will permit
                                            the value or income producing potential of a
                                            mortgaged property to suffer by not making capital
                                            infusions to support the mortgaged property.

                                            Generally all of the mortgage loans also permit the
                                            related borrower to incur other unsecured
                                            indebtedness, including but not limited to trade
                                            payables, in the ordinary course of business and to
                                            incur indebtedness secured by equipment or other
                                            personal property located at the mortgaged
                                            property.


                                      S-39

                                             When a mortgage loan borrower, or its constituent
                                             members, also has one or more other outstanding
                                             loans, even if the loans are subordinated or are
                                             mezzanine loans not directly secured by the
                                             mortgaged property, the trust is subjected to the
                                             following additional risks. For example, the
                                             borrower may have difficulty servicing and repaying
                                             multiple loans. Also, the existence of another loan
                                             generally will make it more difficult for the
                                             borrower to obtain refinancing of the mortgage loan
                                             and may thus jeopardize the borrower's ability to
                                             repay any balloon payment due under the mortgage
                                             loan at maturity. Moreover, the need to service
                                             additional debt may reduce the cash flow available
                                             to the borrower to operate and maintain the
                                             mortgaged property.

                                             Additionally, if the borrower, or its constituent
                                             members, are obligated to another lender, actions
                                             taken by other lenders could impair the security
                                             available to the trust. If a junior lender files an
                                             involuntary bankruptcy petition against the
                                             borrower, or the borrower files a voluntary
                                             bankruptcy petition to stay enforcement by a junior
                                             lender, the trust's ability to foreclose on the
                                             property will be automatically stayed, and
                                             principal and interest payments might not be made
                                             during the course of the bankruptcy case. The
                                             bankruptcy of a junior lender also may operate to
                                             stay foreclosure by the trust.

                                             Further, if another loan secured by the mortgaged
                                             property is in default, the other lender may
                                             foreclose on the mortgaged property, absent an
                                             agreement to the contrary, thereby causing a delay
                                             in payments and/or an involuntary repayment of the
                                             mortgage loan prior to maturity. The trust may also
                                             be subject to the costs and administrative burdens
                                             of involvement in foreclosure proceedings or
                                             related litigation.

                                             For further information with respect to subordinate
                                             and other financing, see Appendix II.

BANKRUPTCY PROCEEDINGS RELATING
TO A BORROWER CAN RESULT IN
DISSOLUTION OF THE BORROWER
AND THE ACCELERATION OF THE
RELATED MORTGAGE LOAN AND CAN
OTHERWISE ADVERSELY IMPACT
REPAYMENT OF THE
RELATED MORTGAGE LOAN                       Under the federal bankruptcy code, the filing of a
                                            bankruptcy petition by or against a borrower will
                                            stay the commencement or continuation of a
                                            foreclosure action. In addition, if a court
                                            determines that the value of the mortgaged property
                                            is less than the principal balance of the mortgage
                                            loan it secures, the court may reduce the amount of
                                            secured indebtedness to the then-current value of
                                            the mortgaged property. Such an action would make
                                            the lender a general unsecured creditor for the
                                            difference between the then-current value and the
                                            amount of its outstanding mortgage indebtedness. A
                                            bankruptcy court also may:

                                            o    grant a debtor a reasonable time to cure a payment
                                                 default on a mortgage loan;

                                            o    reduce monthly payments due under a mortgage loan;

                                            o    change the rate of interest due on a mortgage loan; or

                                            o    otherwise alter the mortgage loan's repayment schedule.


                                      S-40

                                            Additionally, the trustee of the borrower's
                                            bankruptcy or the borrower, as debtor in
                                            possession, has special powers to avoid,
                                            subordinate or disallow debts. In some
                                            circumstances, the claims of the mortgage lender
                                            may be subordinated to financing obtained by a
                                            debtor-in-possession subsequent to its bankruptcy.

                                            The filing of a bankruptcy petition will also stay
                                            the lender from enforcing a borrower's assignment
                                            of rents and leases. The federal bankruptcy code
                                            also may interfere with the trustee's ability to
                                            enforce any lockbox requirements. The legal
                                            proceedings necessary to resolve these issues can
                                            be time consuming and costly and may significantly
                                            delay or reduce the lender's receipt of rents. A
                                            bankruptcy court may also permit rents otherwise
                                            subject to an assignment and/or lock-box
                                            arrangement to be used by the borrower to maintain
                                            the mortgaged property or for other court
                                            authorized expenses.

                                            As a result of the foregoing, the recovery with
                                            respect to borrowers in bankruptcy proceedings may
                                            be significantly delayed, and the aggregate amount
                                            ultimately collected may be substantially less than
                                            the amount owed.

                                            A number of the borrowers under the mortgage loans
                                            are limited or general partnerships. Under some
                                            circumstances, the bankruptcy of a general partner
                                            of the partnership may result in the dissolution of
                                            that partnership. The dissolution of a borrower
                                            partnership, the winding up of its affairs and the
                                            distribution of its assets could result in an early
                                            repayment of the related mortgage loan.

BORROWERS THAT ARE NOT
BANKRUPTCY REMOTE ENTITIES
MAY BE MORE LIKELY TO FILE
BANKRUPTCY PETITIONS AND THIS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        While many of the borrowers have agreed to certain
                                            special purpose covenants to limit the bankruptcy
                                            risk arising from activities unrelated to the
                                            operation of the property, some borrowers are not
                                            special purpose entities, and these borrowers and
                                            their owners generally do not have an independent
                                            director whose consent would be required to file a
                                            bankruptcy petition on behalf of such borrower. One
                                            of the purposes of an independent director is to
                                            avoid a bankruptcy petition filing that is intended
                                            solely to benefit a borrower's affiliate and is not
                                            justified by the borrower's own economic
                                            circumstances.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT                       The successful operation of a real estate project
                                            depends upon the property manager's performance and
                                            viability. The property manager is generally
                                            responsible for:

                                            o    responding to changes in the local market;

                                            o    planning and implementing the rental structure;

                                            o    operating the property and providing building services;

                                            o    managing operating expenses; and

                                            o    assuring that maintenance and capital improvements are
                                                 carried out in a timely fashion.



                                      S-41

                                            Properties deriving revenues primarily from
                                            short-term sources are generally more
                                            management-intensive than properties leased to
                                            creditworthy tenants under long-term leases.

                                            A property manager, by controlling costs, providing
                                            appropriate service to tenants and seeing to
                                            property maintenance and general upkeep, can
                                            improve cash flow, reduce vacancy, leasing and
                                            repair costs and preserve building value. On the
                                            other hand, management errors can, in some cases,
                                            impair short-term cash flow and the long-term
                                            viability of an income producing property.

                                            We make no representation or warranty as to the
                                            skills of any present or future managers.
                                            Additionally, we cannot assure you that the
                                            property managers will be in a financial condition
                                            to fulfill their management responsibilities
                                            throughout the terms of their respective management
                                            agreements.

PROVISIONS REQUIRING YIELD
MAINTENANCE CHARGES OR
DEFEASANCE PROVISIONS MAY
NOT BE ENFORCEABLE                          Provisions requiring yield maintenance charges or
                                            lockout periods may not be enforceable in some
                                            states and under federal bankruptcy law. Provisions
                                            requiring yield maintenance charges also may be
                                            interpreted as constituting the collection of
                                            interest for usury purposes. Accordingly, we cannot
                                            assure you that the obligation to pay any yield
                                            maintenance charge will be enforceable. Also, we
                                            cannot assure you that foreclosure proceeds will be
                                            sufficient to pay an enforceable yield maintenance
                                            charge.

                                            Additionally, although the collateral substitution
                                            provisions related to defeasance do not have the
                                            same effect on the certificateholders as
                                            prepayment, we cannot assure you that a court would
                                            not interpret those provisions as requiring a yield
                                            maintenance charge. In certain jurisdictions, those
                                            collateral substitution provisions might be deemed
                                            unenforceable under applicable law or public
                                            policy, or usurious.

THE ABSENCE OF LOCKBOXES
ENTAILS RISKS THAT COULD
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        The mortgage loans generally do not require the
                                            related borrower to cause rent and other payments
                                            to be made into a lock box account maintained on
                                            behalf of the mortgagee. If rental payments are not
                                            required to be made directly into a lock box
                                            account, there is a risk that the borrower will
                                            divert such funds for other purposes.

RESERVES TO FUND CAPITAL
EXPENDITURES MAY BE
INSUFFICIENT AND THIS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           Although many of the mortgage loans require that
                                            funds be put aside for specific reserves, certain
                                            mortgage loans do not require any reserves.
                                            Furthermore, we cannot assure you that any reserve
                                            amounts will be sufficient to cover the actual
                                            costs of the items for which the reserves were
                                            established. We also cannot assure you that cash
                                            flow from the properties will be sufficient to
                                            fully fund the ongoing monthly reserve
                                            requirements.


                                      S-42

INADEQUACY OF TITLE INSURERS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        Title insurance for a mortgaged property generally
                                            insures a lender against risks relating to a lender
                                            not having a first lien with respect to a mortgaged
                                            property, and in some cases can insure a lender
                                            against specific other risks. The protection
                                            afforded by title insurance depends on the ability
                                            of the title insurer to pay claims made upon it. We
                                            cannot assure you that:

                                            o    a title insurer will have the ability to pay title
                                                 insurance claims made upon it;

                                            o    the title insurer will maintain its present
                                                 financial strength; or

                                            o    a title insurer will not contest claims made upon it.

MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS THAT ARE
NOT IN COMPLIANCE WITH
ZONING AND BUILDING CODE
REQUIREMENTS AND USE
RESTRICTIONS COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                                Noncompliance with zoning and building codes may
                                            cause the borrower to experience cash flow delays
                                            and shortfalls that would reduce or delay the
                                            amount of proceeds available for distributions on
                                            your certificates. The mortgage loan sellers have
                                            taken steps to establish that the use and operation
                                            of the mortgaged properties securing the mortgage
                                            loans are in compliance in all material respects
                                            with all applicable zoning, land-use and building
                                            ordinances, rules, regulations, and orders.
                                            Evidence of this compliance may be in the form of
                                            legal opinions, confirmations from government
                                            officials, title policy endorsements and/or
                                            representations by the related borrower in the
                                            related mortgage loan documents. These steps may
                                            not have revealed all possible violations.

                                            Some violations of zoning, land use and building
                                            regulations may be known to exist at any particular
                                            mortgaged property, but the mortgage loan sellers
                                            generally do not consider those defects known to
                                            them to be material. In some cases, the use,
                                            operation and/or structure of a mortgaged property
                                            constitutes a permitted nonconforming use and/or
                                            structure as a result of changes in zoning laws
                                            after such mortgaged properties were constructed
                                            and the structure may not be rebuilt to its current
                                            state or be used for its current purpose if a
                                            material casualty event occurs. Insurance proceeds
                                            may not be sufficient to pay the mortgage loan in
                                            full if a material casualty event were to occur, or
                                            the mortgaged property, as rebuilt for a conforming
                                            use, may not generate sufficient income to service
                                            the mortgage loan and the value of the mortgaged
                                            property or its revenue producing potential may not
                                            be the same as it was before the casualty. If a
                                            mortgaged property could not be rebuilt to its
                                            current state or its current use were no longer
                                            permitted due to building violations or changes in
                                            zoning or other regulations, then the borrower
                                            might experience cash flow delays and shortfalls or
                                            be subject to penalties that would reduce or delay
                                            the amount of proceeds available for distributions
                                            on your certificates.

                                            Certain mortgaged properties may be subject to use
                                            restrictions pursuant to reciprocal easement or
                                            operating agreements which could


                                      S-43

                                            limit the borrower's right to operate certain types
                                            of facilities within a prescribed radius. These
                                            limitations could adversely affect the ability of
                                            the borrower to lease the mortgaged property on
                                            favorable terms.

CONDEMNATIONS WITH RESPECT TO
MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           From time to time, there may be condemnations
                                            pending or threatened against one or more of the
                                            mortgaged properties. There can be no assurance
                                            that the proceeds payable in connection with a
                                            total condemnation will be sufficient to restore
                                            the related mortgaged property or to satisfy the
                                            remaining indebtedness of the related mortgage
                                            loan. The occurrence of a partial condemnation may
                                            have a material adverse effect on the continued use
                                            of the affected mortgaged property, or on an
                                            affected borrower's ability to meet its obligations
                                            under the related mortgage loan. Therefore, we
                                            cannot assure you that the occurrence of any
                                            condemnation will not have a negative impact upon
                                            the distributions on your certificates.

THE ABSENCE OF OR INADEQUACY
OF INSURANCE COVERAGE ON THE
PROPERTY MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               The mortgaged properties may suffer casualty losses
                                            due to risks that are not covered by insurance or
                                            for which insurance coverage is not adequate or
                                            available at commercially reasonable rates. In
                                            addition, some of the mortgaged properties are
                                            located in California and in other coastal areas of
                                            certain states, which are areas that have
                                            historically been at greater risk of acts of
                                            nature, including earthquakes, hurricanes and
                                            floods. The mortgage loans generally do not require
                                            borrowers to maintain earthquake, hurricane or
                                            flood insurance and we cannot assure you that
                                            borrowers will attempt or be able to obtain
                                            adequate insurance against such risks.

                                            Moreover, if reconstruction or major repairs are
                                            required following a casualty, changes in laws that
                                            have occurred since the time of original
                                            construction may materially impair the borrower's
                                            ability to effect such reconstruction or major
                                            repairs or may materially increase the cost
                                            thereof.

                                            In light of the recent terrorist attacks in New
                                            York City, the Washington, D.C. area and
                                            Pennsylvania, reinsurance companies (which assume
                                            some of the risk of policies sold by primary
                                            insurers) may eliminate coverage for acts of
                                            terrorism from their reinsurance. Without that
                                            reinsurance coverage, primary insurance companies
                                            would have to assume that risk themselves, which
                                            may cause them to eliminate such coverage in their
                                            policies or charge higher premiums for such
                                            coverage. If such casualty losses are not covered
                                            by standard casualty insurance policies and, the
                                            mortgage loan documents do not specifically require
                                            the borrowers to obtain this form of coverage, then
                                            in the event of a casualty, the amount available to
                                            make distributions on your certificates could be
                                            reduced.
                                      S-44

CLAIMS UNDER BLANKET
INSURANCE POLICIES MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           Some of the mortgaged properties are covered by
                                            blanket insurance policies which also cover other
                                            properties of the related borrower or its
                                            affiliates. In the event that such policies are
                                            drawn on to cover losses on such other properties,
                                            the amount of insurance coverage available under
                                            such policies may thereby be reduced and could be
                                            insufficient to cover each mortgaged property's
                                            insurable risks.

PROPERTY INSPECTIONS AND
ENGINEERING REPORTS MAY NOT
REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON THE
PROPERTY                                    Licensed engineers or consultants generally
                                            inspected the mortgaged properties and prepared
                                            engineering reports in connection with the
                                            origination or securitization of the mortgage loans
                                            to assess items such as structure, exterior walls,
                                            roofing, interior construction, mechanical and
                                            electrical systems and general condition of the
                                            site, buildings and other improvements. However, we
                                            cannot assure you that all conditions requiring
                                            repair or replacement were identified. In those
                                            cases where a material condition was disclosed,
                                            such condition has been or is required to be
                                            remedied to the seller's satisfaction, or funds as
                                            deemed necessary by the seller, or the related
                                            engineer or consultant have been reserved to remedy
                                            the material condition. No additional property
                                            inspections were conducted by us in connection with
                                            the issuance of the certificates.

APPRAISALS MAY INACCURATELY
REFLECT THE VALUE OF THE
MORTGAGED PROPERTIES                        A FIRREA appraisal was conducted in respect of each
                                            mortgaged property in connection with the
                                            origination or securitization of the related
                                            mortgage loan. The resulting estimates of value are
                                            the basis of the November 1, 2001 loan-to-value
                                            ratios referred to in this prospectus supplement.
                                            Those estimates represent the analysis and opinion
                                            of the person performing the appraisal or market
                                            analysis and are not guarantees of present or
                                            future values. The appraiser may have reached a
                                            different conclusion of value than the conclusion
                                            that would be reached by a different appraiser
                                            appraising the same property. Moreover, the values
                                            of the mortgaged properties may have changed
                                            significantly since the appraisal or market study
                                            was performed. In addition, appraisals seek to
                                            establish the amount a typically motivated buyer
                                            would pay a typically motivated seller. Such amount
                                            could be significantly higher than the amount
                                            obtained from the sale of a mortgaged property
                                            under a distress or liquidation sale. The estimates
                                            of value reflected in the appraisals and the
                                            related loan-to-value ratios are presented for
                                            illustrative purposes only in Appendix I and
                                            Appendix II hereto. In each case the estimate
                                            presented is the one set forth in the most recent
                                            appraisal available to us as of November 1, 2001,
                                            although we generally have not obtained updates to
                                            the appraisals. There is no assurance that the
                                            appraised values indicated accurately reflect past,
                                            present or future market values of the mortgaged
                                            properties.



                                      S-45

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                                As principal payments or prepayments are made on
                                            mortgage loans, the remaining mortgage pool may be
                                            subject to increased concentrations of property
                                            types, geographic locations and other pool
                                            characteristics of the mortgage loans and the
                                            mortgaged properties, some of which may be
                                            unfavorable. Classes of certificates that have a
                                            lower payment priority are more likely to be
                                            exposed to this concentration risk than are
                                            certificate classes with a higher payment priority.
                                            This occurs because realized losses are allocated
                                            to the class outstanding at any time with the
                                            lowest payment priority and principal on the
                                            certificates entitled to principal is generally
                                            payable in sequential order or alphabetical order,
                                            with such classes generally not being entitled to
                                            receive principal until the preceding class or
                                            classes entitled to receive principal have been
                                            retired.

SUBORDINATION OF SOME
CERTIFICATES MAY AFFECT THE
TIMING OF PAYMENTS AND THE
APPLICATION OF LOSSES ON YOUR
CERTIFICATES                                As described in this prospectus supplement, the
                                            rights of the holders of each class of subordinate
                                            certificates to receive payments of principal and
                                            interest otherwise payable on their certificates
                                            will be subordinated to such rights of the holders
                                            of the more senior certificates having an earlier
                                            alphabetical class designation. Losses on the
                                            mortgage loans will be allocated to the Class N,
                                            Class M, Class L, Class K, Class J, Class H, Class
                                            G, Class F, Class E, Class D, Class C and Class B
                                            Certificates, in that order, reducing amounts
                                            otherwise payable to each class. Any remaining
                                            losses would then be allocated or cause shortfalls
                                            to the Class A-1 Certificates, the Class A-2
                                            Regular Interest and the Class A-3 Certificates,
                                            pro rata, and, solely with respect to losses of
                                            interest, to the Class X Certificates, in
                                            proportion to the amounts of interest or principal
                                            payable thereon.

THE OPERATION OF THE
MORTGAGED PROPERTY FOLLOWING
FORECLOSURE OF THE MORTGAGE
LOAN MAY AFFECT THE TAX STATUS
OF THE TRUST AND MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        If the trust acquires a mortgaged property as a
                                            result of a foreclosure or deed in lieu of
                                            foreclosure, the special servicer will generally
                                            retain an independent contractor to operate the
                                            property. Any net income from operations other than
                                            qualifying "rents from real property", or any
                                            rental income based on the net profits of a tenant
                                            or sub-tenant or allocable to a non-customary
                                            service, will subject the trust to a federal tax on
                                            such income at the highest marginal corporate tax
                                            rate, which is currently 35%, and, in addition,
                                            possible state or local tax. In this event, the net
                                            proceeds available for distribution on your
                                            certificates will be reduced. The special servicer
                                            may permit the trust to earn such above described
                                            "net income from foreclosure property" but only if
                                            it determines that the net after-tax benefit to
                                            certificateholders is greater than under another
                                            method of operating or leasing the mortgaged
                                            property.


                                      S-46

STATE LAWS APPLICABLE TO
FORECLOSURE ACTIONS MAY AFFECT
THE TIMING OF PAYMENTS ON
YOUR CERTIFICATES                           Some states, including California, have laws
                                            prohibiting more than one "judicial action" to
                                            enforce a mortgage obligation. Some courts have
                                            construed the term "judicial action" broadly. In
                                            the case of any mortgage loan secured by mortgaged
                                            properties located in multiple states, the master
                                            servicer or special servicer may be required to
                                            foreclose first on mortgaged properties located in
                                            states where these "one action" rules apply (and
                                            where non-judicial foreclosure is permitted) before
                                            foreclosing on properties located in states where
                                            judicial foreclosure is the only permitted method
                                            of foreclosure. As a result, the ability to realize
                                            upon the mortgage loans may be limited by the
                                            application of state laws.

THE BANKRUPTCY OR INSOLVENCY OF
ANY AFFILIATED BORROWERS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           Thirteen (13) groups of mortgage loans, the 3
                                            largest of which represent 3.3%, 2.3% and 2.1%
                                            respectively, of the initial outstanding pool
                                            balance, were made to borrowers that are affiliated
                                            through common ownership of partnership or other
                                            equity interests and where, in general, the related
                                            mortgaged properties are commonly managed.

                                            The bankruptcy or insolvency of any such borrower
                                            or respective affiliate could have an adverse
                                            effect on the operation of all of the related
                                            mortgaged properties and on the ability of such
                                            related mortgaged properties to produce sufficient
                                            cash flow to make required payments on the related
                                            mortgage loans. For example, if a person that owns
                                            or controls several mortgaged properties
                                            experiences financial difficulty at one such
                                            property, it could defer maintenance at one or more
                                            other mortgaged properties in order to satisfy
                                            current expenses with respect to the mortgaged
                                            property experiencing financial difficulty, or it
                                            could attempt to avert foreclosure by filing a
                                            bankruptcy petition that might have the effect of
                                            interrupting monthly payments for an indefinite
                                            period on all the related mortgage loans.

TENANT LEASES MAY HAVE
PROVISIONS THAT COULD ADVERSELY
AFFECT PAYMENTS
ON YOUR CERTIFICATES                        In certain jurisdictions, if tenant leases are
                                            subordinate to the liens created by the mortgage
                                            and do not contain attornment provisions which
                                            require the tenant to recognize a successor owner,
                                            following foreclosure, as landlord under the lease,
                                            the leases may terminate upon the transfer of the
                                            property to a foreclosing lender or purchaser at
                                            foreclosure. Not all leases were reviewed to
                                            ascertain the existence of these provisions.
                                            Accordingly, if a mortgaged property is located in
                                            such a jurisdiction and is leased to one or more
                                            desirable tenants under leases that are subordinate
                                            to the mortgage and do not contain attornment
                                            provisions, such mortgaged property could
                                            experience a further decline in value if such
                                            tenants' leases were terminated. This is
                                            particularly likely if such tenants were paying
                                            above-market rents or could not be replaced.

                                            Some of the leases at the mortgaged properties
                                            securing the mortgage loans included in the trust
                                            may not be subordinate to the related mortgage. If
                                            a lease is not subordinate to a mortgage, the trust
                                            will not


                                      S-47

                                            possess the right to dispossess the tenant upon
                                            foreclosure of the mortgaged property unless it has
                                            otherwise agreed with the tenant. If the lease
                                            contains provisions inconsistent with the mortgage,
                                            for example, provisions relating to application of
                                            insurance proceeds or condemnation awards, or which
                                            could affect the enforcement of the lender's
                                            rights, for example, a right of first refusal to
                                            purchase the property, the provisions of the lease
                                            will take precedence over the provisions of the
                                            mortgage.

LITIGATION ARISING OUT OF
ORDINARY BUSINESS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           There may be pending or threatened legal
                                            proceedings against the borrowers and managers of
                                            the mortgaged properties and their respective
                                            affiliates arising out of their ordinary business.
                                            We cannot assure you that any such litigation would
                                            not have a material adverse effect on your
                                            certificates.

RISKS RELATING TO COMPLIANCE
WITH THE AMERICANS WITH
DISABILITIES ACT COULD ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES        Under the Americans with Disabilities Act of 1990,
                                            public accommodations are required to meet certain
                                            federal requirements related to access and use by
                                            disabled persons. Borrowers may incur costs
                                            complying with the Americans with Disabilities Act.
                                            In addition, noncompliance could result in the
                                            imposition of fines by the federal government or an
                                            award of damages to private litigants. If a
                                            borrower incurs such costs or fines, the amount
                                            available to pay debt service would be reduced.

CONFLICTS OF INTEREST MAY HAVE
AN ADVERSE EFFECT ON YOUR
CERTIFICATES                                Conflicts between various certificateholders. The
                                            special servicer is given considerable latitude in
                                            determining whether and in what manner to liquidate
                                            or modify defaulted mortgage loans. The operating
                                            adviser will have the right to replace the special
                                            servicer upon satisfaction of certain conditions
                                            set forth in the pooling and servicing agreement.
                                            At any given time, the operating adviser will be
                                            controlled generally by the holders of the most
                                            subordinate, or, if the certificate principal
                                            balance thereof is less than 25% of its original
                                            certificate balance, the next most subordinate,
                                            class of certificates, that is, the controlling
                                            class, outstanding from time to time, and such
                                            holders may have interests in conflict with those
                                            of the holders of the other certificates. For
                                            instance, the holders of certificates of the
                                            controlling class might desire to mitigate the
                                            potential for loss to that class from a troubled
                                            mortgage loan by deferring enforcement in the hope
                                            of maximizing future proceeds. However, the
                                            interests of the trust may be better served by
                                            prompt action, since delay followed by a market
                                            downturn could result in less proceeds to the trust
                                            than would have been realized if earlier action had
                                            been taken.

                                            The master servicer, any primary servicer, the
                                            special servicer or an affiliate of any of them may
                                            acquire certain of the most subordinated
                                            certificates, including those of the initial
                                            controlling class. Under such circumstances, the
                                            master servicer, a primary servicer and the special
                                            servicer may have interests that conflict with the
                                            interests of the other holders of the certificates.
                                            However, the pooling and servicing



                                      S-48

                                            agreement and the primary servicing agreement each
                                            provides that the mortgage loans are to be serviced
                                            in accordance with the servicing standard and
                                            without regard to ownership of any certificates by
                                            the master servicer, the primary servicers or the
                                            special servicer, as applicable. The initial
                                            operating adviser will be GMAC Commercial Mortgage
                                            Corporation, who is also the initial special
                                            servicer.



                                            Conflicts between borrowers and property managers.
                                            It is likely that many of the property managers of
                                            the mortgaged properties, or their affiliates,
                                            manage additional properties, including properties
                                            that may compete with the mortgaged properties.
                                            Affiliates of the managers, and managers
                                            themselves, also may own other properties,
                                            including competing properties. The managers of the
                                            mortgaged properties may accordingly experience
                                            conflicts of interest in the management of such
                                            mortgaged properties.

                                            Conflicts between the trust and sellers. The
                                            activities of the sellers may involve properties
                                            which are in the same markets as the mortgaged
                                            properties underlying the certificates. In such
                                            case, the interests of each of the sellers or such
                                            affiliates may differ from, and compete with, the
                                            interests of the trust, and decisions made with
                                            respect to those assets may adversely affect the
                                            amount and timing of distributions with respect to
                                            the certificates. Conflicts of interest may arise
                                            between the trust and each of the sellers or their
                                            affiliates that engage in the acquisition,
                                            development, operation, financing and disposition
                                            of real estate if such sellers acquire any
                                            certificates. In particular, if certificates held
                                            by a seller are part of a class that is or becomes
                                            the controlling class the seller as part of the
                                            holders of the controlling class would have the
                                            ability to influence certain actions of the special
                                            servicer under circumstances where the interests of
                                            the trust conflict with the interests of the seller
                                            or its affiliates as acquirors, developers,
                                            operators, financers or sellers of real estate
                                            related assets.

                                            Affiliates of the sellers may acquire a portion of
                                            the certificates. Under such circumstances, they
                                            may become the controlling class, and as such have
                                            interests that may conflict with their interests as
                                            a seller of the mortgage loans.

PREPAYMENTS MAY REDUCE
THE YIELD ON YOUR CERTIFICATES              The yield to maturity on your certificates will
                                            depend, in significant part, upon the rate and
                                            timing of principal payments on the mortgage loans.
                                            For this purpose, principal payments include both
                                            voluntary prepayments, if permitted, and
                                            involuntary prepayments, such as prepayments
                                            resulting from casualty or condemnation of
                                            mortgaged properties, defaults and liquidations by
                                            borrowers, or repurchases as a result of a seller's
                                            breach of representations and warranties or
                                            material defects in a mortgage loan's
                                            documentation.

                                            The investment performance of your certificates may
                                            vary materially and adversely from your
                                            expectations if the actual rate of prepayment is
                                            higher or lower than you anticipate.

                                            Voluntary prepayments under some of the mortgage
                                            loans require payment of a prepayment premium or a
                                            yield maintenance charge unless the prepayment
                                            occurs within generally 1 to 7 payments prior to
                                            and including the anticipated repayment date or
                                            stated maturity date, as the case may be.
                                            Nevertheless, we cannot assure you that the related




                                      S-49

                                            borrowers will refrain from prepaying their
                                            mortgage loans due to the existence of a prepayment
                                            premium or a yield maintenance charge or the amount
                                            of such premium or charge will be sufficient to
                                            compensate you for shortfalls in payments on your
                                            certificates on account of such prepayments. We
                                            also cannot assure you that involuntary prepayments
                                            will not occur. The rate at which voluntary
                                            prepayments occur on the mortgage loans will be
                                            affected by a variety of factors, including: o the
                                            terms of the mortgage loans;

                                            o    the length of any prepayment lockout period;

                                            o    the level of prevailing interest rates;

                                            o    the availability of mortgage credit;

                                            o    the applicable yield maintenance charges or
                                                 prepayment premiums and the ability of the master
                                                 servicer, primary servicer or special servicer to
                                                 enforce the related provisions;

                                            o    the failure to meet requirements for release of
                                                 escrows/reserves that result in a prepayment;

                                            o    the occurrence of casualties or natural disasters;
                                                 and

                                            o    economic, demographic, tax or legal factors.

                                            Generally, no yield maintenance charge or
                                            prepayment premium will be required for prepayments
                                            in connection with a casualty or condemnation
                                            unless an event of default has occurred. In
                                            addition, if a seller repurchases any mortgage loan
                                            from the trust due to the breach of a
                                            representation or warranty, the repurchase price
                                            paid will be passed through to the holders of the
                                            certificates with the same effect as if the
                                            mortgage loan had been prepaid in part or in full,
                                            except that no yield maintenance charge or
                                            prepayment premium will be payable. Such a
                                            repurchase may, therefore, adversely affect the
                                            yield to maturity on your certificates.

                                            Although all of the mortgage loans have prepayment
                                            protection in the form of lockout periods,
                                            defeasance provisions, yield maintenance provisions
                                            and/or prepayment premium provisions, there can be
                                            no assurance that borrowers will refrain from
                                            prepaying mortgage loans due to the existence of a
                                            yield maintenance charge or prepayment premium or
                                            that involuntary prepayments or repurchases will
                                            not occur.

                                            Also, the description in the mortgage notes of the
                                            method of calculation of prepayment premiums and
                                            yield maintenance charges is complex and subject to
                                            legal interpretation and it is possible that
                                            another person would interpret the methodology
                                            differently from the way we did in estimating an
                                            assumed yield to maturity on your certificates as
                                            described in this prospectus supplement. See
                                            Appendix II attached hereto for a description of
                                            the various pre-payment provisions.
THE YIELD ON YOUR CERTIFICATE
WILL BE AFFECTED BY THE PRICE AT
WHICH THE CERTIFICATE WAS
PURCHASED AND THE RATE, TIMING
AND AMOUNT OF DISTRIBUTIONS ON
YOUR CERTIFICATE                            The yield on any certificate will depend on (1) the
                                            price at which such certificate is purchased by you
                                            and (2) the rate, timing and amount of



                                      S-50


                                            distributions on your certificate. The rate, timing
                                            and amount of distributions on any certificate
                                            will, in turn, depend on, among other things:

                                            o    the interest rate for such certificate;

                                            o    the rate and timing of principal payments
                                                 (including principal prepayments) and other
                                                 principal collections (including loan purchases
                                                 in connection with breaches of representations
                                                 and warranties) on or in respect of the
                                                 mortgage loans and the extent to which such
                                                 amounts are to be applied or otherwise result
                                                 in a reduction of the certificate balance of
                                                 such certificate;

                                            o    the rate, timing and severity of losses on or in
                                                 respect of the mortgage loans or unanticipated
                                                 expenses of the trust;

                                            o    the timing and severity of any interest
                                                 shortfalls resulting from prepayments to the
                                                 extent not offset by a reduction in master
                                                 servicer compensation as described in this
                                                 prospectus supplement;

                                            o    the timing and severity of any reductions in
                                                 the appraised value of any mortgaged property
                                                 in a manner that has an effect on the amount
                                                 of advancing required on the related mortgage
                                                 loan; and

                                            o    the method of calculation of prepayment
                                                 premiums and yield maintenance charges and the
                                                 extent to which prepayment premiums and yield
                                                 maintenance charges are collected and, in
                                                 turn, distributed on such certificate.

                                            In addition, any change in the weighted average life
                                            of a certificate may adversely affect yield.
                                            Prepayments resulting in a shortening of weighted
                                            average lives of certificates may be made at a time
                                            of lower interest rates when you may be unable to
                                            reinvest the resulting payment of principal at a
                                            rate comparable to the effective yield anticipated
                                            when making the initial investment in certificates.
                                            Delays and extensions resulting in a lengthening of
                                            the weighted average lives of the certificates may
                                            occur at a time of higher interest rates when you
                                            may have been able to reinvest principal payments
                                            that would otherwise have been received by you at
                                            higher rates.
YOU BEAR THE RISK OF
BORROWER DEFAULTS

                                            The rate and timing of delinquencies or defaults on
                                            the mortgage loans could affect the following
                                            aspects of the offered certificates:

                                            o    the aggregate amount of distributions on them;

                                            o    their yields to maturity;

                                            o    their rates of principal payments; and

                                            o    their weighted average lives.

                                            The rights of holders of each class of subordinate
                                            certificates to receive payments of principal and
                                            interest otherwise payable on their certificates
                                            will be subordinated to such rights of the holders
                                            of the more senior certificates having an earlier
                                            alphabetical class designation. Losses on the
                                            mortgage loans will be allocated to the Class N,
                                            Class M, Class L, Class K, Class J, Class H, Class
                                            G, Class F, Class E, Class D, Class C and Class B
                                            Certificates, in that order, reducing amounts
                                            otherwise payable to each class. Any remaining
                                            losses would then be allocated to the Class A-1
                                            Certificates, the Class A-2 Regular Interest



                                      S-51

                                            and the Class A-3 Certificates pro rata and, with
                                            respect to interest losses only, the Class X
                                            Certificates based on their respective
                                            entitlements.

                                            If losses on the mortgage loans exceed the
                                            aggregate certificate balance of the classes of
                                            certificates subordinated to a particular class,
                                            that particular class will suffer a loss equal to
                                            the full amount of that excess up to the
                                            outstanding certificate balance of such class.

                                            If you calculate your anticipated yield based on
                                            assumed rates of default and losses that are lower
                                            than the default rate and losses actually
                                            experienced and such losses are allocable to your
                                            certificates, your actual yield to maturity will be
                                            lower than the assumed yield. Under extreme
                                            scenarios, such yield could be negative. In
                                            general, the earlier a loss borne by your
                                            certificates occurs, the greater the effect on your
                                            yield to maturity.

                                            Additionally, delinquencies and defaults on the
                                            mortgage loans may significantly delay the receipt
                                            of distributions by you on your certificates,
                                            unless advances are made to cover delinquent
                                            payments or the subordination of another class of
                                            certificates fully offsets the effects of any such
                                            delinquency or default.

                                            Also, if the related borrower does not repay a
                                            mortgage loan with a hyperamortization feature by
                                            its anticipated repayment date, the effect will be
                                            to increase the weighted average life of your
                                            certificates and may reduce your yield to maturity.

COMPENSATION TO THE MASTER
SERVICER, THE SPECIAL SERVICER AND
THE TRUSTEE MAY HAVE AN ADVERSE
EFFECT ON THE PAYMENTS
ON YOUR CERTIFICATES                        To the extent described in this prospectus
                                            supplement, the master servicer, the trustee or the
                                            fiscal agent will be entitled to receive interest
                                            at the "Prime Rate" on unreimbursed advances they
                                            have made with respect to defaulted monthly
                                            payments or that are made with respect to the
                                            preservation and protection of the related
                                            mortgaged property. This interest will generally
                                            accrue from the date on which the related advance
                                            is made or the related expense is incurred to the
                                            date of reimbursement. This interest may be offset
                                            in part by default interest and late payment
                                            charges paid by the borrower or by certain other
                                            amounts. In addition, under certain circumstances,
                                            including delinquencies in the payment of principal
                                            and interest, a mortgage loan will be serviced by
                                            the special servicer, and the special servicer is
                                            entitled to compensation for special servicing
                                            activities. The right to receive interest on
                                            advances and special servicing compensation is
                                            senior to the rights of certificateholders to
                                            receive distributions. The payment of interest on
                                            advances and the payment of compensation to the
                                            special servicer may result in shortfalls in
                                            amounts otherwise distributable on certificates.

LEASEHOLD INTERESTS ENTAIL CERTAIN
RISKS WHICH MAY ADVERSELY AFFECT
PAYMENTS ON
YOUR CERTIFICATES                           Leasehold interests under ground leases secure
                                            seven (7) of the mortgage loans, representing 3.1%
                                            of the initial outstanding pool balance. Two (2)
                                            mortgage loans, representing 0.7% of the initial




                                      S-52

                                            outstanding pool balance, are secured by a first
                                            mortgage lien on a parcel of land ground-leased to
                                            the owner of a building located thereon, which
                                            building is not itself subject to the lien and is
                                            not secured by any other property.

                                            Leasehold mortgage loans are subject to certain
                                            risks not associated with mortgage loans secured by
                                            a lien on the fee estate of the borrower. The most
                                            significant of these risks is that if the
                                            borrower's leasehold were to be terminated upon a
                                            lease default, the lender would lose its security.
                                            Generally, each related ground lease requires the
                                            lessor to give the lender notice of the borrower's
                                            defaults under the ground lease and an opportunity
                                            to cure them, permits the leasehold interest to be
                                            assigned to the lender or the purchaser at a
                                            foreclosure sale, in some cases only upon the
                                            consent of the lessor, and contains certain other
                                            protective provisions typically included in a
                                            "mortgageable" ground lease.

                                            Upon the bankruptcy of a lessor or a lessee under a
                                            ground lease, the debtor entity has the right to
                                            assume or reject the lease. If a debtor lessor
                                            rejects the lease, the lessee has the right to
                                            remain in possession of its leased premises for the
                                            rent otherwise payable under the lease for the term
                                            of the lease (including renewals). If a debtor
                                            lessee/borrower rejects any or all of the lease,
                                            the leasehold lender could succeed to the
                                            lessee/borrower's position under the lease only if
                                            the lessor specifically grants the lender such
                                            right. If both the lessor and the lessee/borrowers
                                            are involved in bankruptcy proceedings, the trustee
                                            may be unable to enforce the bankrupt
                                            lessee/borrower's right to refuse to treat a ground
                                            lease rejected by a bankrupt lessor as terminated.
                                            In such circumstances, a lease could be terminated
                                            notwithstanding lender protection provisions
                                            contained therein or in the mortgage.

                                            Most of the ground leases securing the mortgaged
                                            properties provide that the ground rent payable
                                            thereunder increases during the term of the lease.
                                            These increases may adversely affect the cash flow
                                            and net income of the borrower from the mortgaged
                                            property.

THE SELLERS OF THE MORTGAGE LOANS
ARE SUBJECT TO BANKRUPTCY OR
INSOLVENCY LAWS THAT MAY AFFECT
THE TRUST'S OWNERSHIP OF
THE MORTGAGE LOANS                          In the event of the insolvency of any seller, it is
                                            possible the trust's right to payment from or
                                            ownership of the mortgage loans could be
                                            challenged, and if such challenge were successful,
                                            delays or reductions in payments on your
                                            certificates could occur.

                                            Based upon opinions of counsel that the conveyance
                                            of the mortgage loans would generally be respected
                                            in the event of insolvency of the sellers, which
                                            opinions are subject to various assumptions and
                                            qualifications, the sellers believe that such a
                                            challenge will be unsuccessful, but there can be no
                                            assurance that a bankruptcy trustee, if applicable,
                                            or other interested party will not attempt to
                                            assert such a position. Even if actions seeking
                                            such results were not successful, it is possible
                                            that payments on the certificates would be delayed
                                            while a court resolves the claim.



                                      S-53

IMPACT OF RECENT EVENTS ON THE
FINANCIAL MARKETS                           On September 11, 2001, the United States was
                                            subjected to multiple terrorist attacks, resulting
                                            in the loss of many lives and massive property
                                            damage and destruction in New York City, the
                                            Washington D.C. area and Pennsylvania. As a result,
                                            there has been considerable uncertainty in the
                                            world financial markets. The full impact of these
                                            events on financial markets is not yet known but
                                            could include, among other things, increased
                                            volatility in the price of securities, including
                                            the certificates. According to publicly available
                                            reports, the financial markets are in part
                                            responding to uncertainty with regard to the scope,
                                            nature and timing of possible military responses
                                            led by the United States, as well as disruptions in
                                            air travel, substantial losses by various companies
                                            including airlines, insurance providers and
                                            aircraft makers, the need for heightened security
                                            across the country and decreases in consumer
                                            confidence that could cause a general slowdown in
                                            economic growth. These disruptions and
                                            uncertainties could materially adversely affect
                                            your ability to resell your certificates.

LIMITED LIQUIDITY AND MARKET VALUE
MAY ADVERSELY EFFECT
PAYMENTS ON YOUR CERTIFICATES               Your certificates will not be listed on any
                                            securities exchange or traded on any automated
                                            quotation systems of any registered securities
                                            association, and there is currently no secondary
                                            market for the certificates. While Bear, Stearns &
                                            Co. Inc., Morgan Stanley & Co. Incorporated,
                                            Goldman, Sachs & Co. and Wells Fargo Brokerage
                                            Services, LLC each currently intends to make a
                                            secondary market in the certificates, none of them
                                            is obligated to do so. Accordingly, you may not
                                            have an active or liquid secondary market for your
                                            certificates, which could result in a substantial
                                            decrease in the market value of your certificates.
                                            The market value of your certificates also may be
                                            affected by many other factors, including
                                            then-prevailing interest rates. Furthermore, you
                                            should be aware that the market for securities of
                                            the same type as the certificates has in the past
                                            been volatile and offered very limited liquidity.

INTEREST RATES BASED ON A WEIGHTED
AVERAGE COUPON RATE ENTAIL RISKS
WHICH MAY ADVERSELY AFFECT
PAYMENTS ON
YOUR CERTIFICATES                           The interest rates on the Class E and Class F
                                            Certificates are limited by a weighted average of
                                            the mortgage loan interest rates net of the
                                            administrative cost rate, which is calculated based
                                            upon the respective principal balances of those
                                            mortgage loans. This weighted average rate is
                                            further described in this prospectus supplement
                                            under the definition of "Weighted Average Net
                                            Mortgage Rate". All of those classes of
                                            certificates which are either fully or partially
                                            based upon the weighted average net mortgage rate
                                            may be adversely affected by disproportionate
                                            principal payments, prepayments, defaults and other
                                            unscheduled payments on the mortgage loans. Because
                                            some mortgage loans will amortize their principal
                                            more quickly than others, the rate will fluctuate
                                            over the life of those classes of your
                                            certificates.

                                            In general, mortgage loans with relatively high
                                            mortgage interest rates are more likely to prepay
                                            than mortgage loans with relatively low mortgage
                                            interest rates. For instance, varying rates of
                                            unscheduled




                                      S-54

                                            principal payments on mortgage loans which have
                                            interest rates above the weighted average net
                                            mortgage rate will have the effect of reducing the
                                            interest rate of your certificates.

DEFAULTS UNDER A SWAP CONTRACT MAY
ADVERSELY AFFECT PAYMENTS
ON THE CLASS A-2 CERTIFICATES               The trust will have the benefit of a swap contract
                                            with the swap counterparty. The swap counterparty
                                            currently has a long-term rating of "AA-" by S&P
                                            and "Aa1" by Moody's, and a short-term rating of
                                            "A-1+" by S&P and "P-1" by Moody's. Because
                                            interest accrues on the mortgage loans at a fixed
                                            rate of interest, the ability of the holders of the
                                            Class A-2 Certificates to obtain the payment of
                                            interest at their related pass-through rate will
                                            depend on payment by the swap counterparty pursuant
                                            to the swap contract. See "Description of the Swap
                                            Contract-The Swap Counterparty." There can be no
                                            assurance, however, that the counterparty will
                                            maintain such rating or have sufficient assets or
                                            otherwise be able to fulfill its obligations under
                                            the swap contract. If the debt ratings of the swap
                                            counterparty fall below levels acceptable to
                                            Moody's (a "Rating Agency Trigger Event"), the swap
                                            counterparty will be required to post collateral,
                                            find a replacement swap counterparty that would not
                                            cause a Rating Agency Trigger Event or enter into
                                            any other arrangement satisfactory to Moody's. In
                                            the event that the swap counterparty fails to,
                                            among other things, either post acceptable
                                            collateral, find an acceptable replacement swap
                                            counterparty or enter into any other arrangement
                                            satisfactory to Moody's after a Rating Agency
                                            Trigger Event (a "Swap Default"), then the trustee
                                            will be required to take such actions (following
                                            the expiration of any applicable grace period),
                                            unless otherwise directed in writing by the holders
                                            of 25% of the Class A-2 Certificates, to enforce
                                            the rights of the trust under the swap contract as
                                            may be permitted by the terms thereof and use any
                                            termination payments received from the swap
                                            counterparty (as described herein) to enter into a
                                            replacement interest rate swap contract on
                                            substantially identical terms. The costs and
                                            expenses incurred by the trustee in connection with
                                            enforcing the rights of the trust under the swap
                                            contract will be reimbursable to the trustee out of
                                            amounts otherwise payable to the Class A-2
                                            Certificates, to the extent not reimbursed by the
                                            applicable swap counterparty. If the costs
                                            attributable to entering into a replacement
                                            interest rate swap contract would exceed the net
                                            proceeds of the liquidation of the swap contract, a
                                            replacement interest rate swap contract will not be
                                            entered into and any such proceeds will instead be
                                            distributed to the holders of the Class A-2
                                            Certificates. Following the termination of a swap
                                            contract (and during the period when the trustee is
                                            pursuing remedies under the swap contract), the
                                            Class A-2 Interest Distribution Amount will be
                                            equal to the Distributable Certificate Interest
                                            Amount (as defined herein) in respect of the Class
                                            A-2 Regular Interest and the Class A-2 Certificates
                                            will accrue interest at the same rate on the same
                                            basis and in the same manner as the Class A-2
                                            Regular Interest. A conversion to a fixed rate
                                            might result in a temporary delay of the holders of
                                            the Class A-2 Certificates to receive payment of
                                            the related Distributable Certificate Interest
                                            Amount if DTC is not provided with sufficient
                                            notice of the resulting change in the payment terms
                                            of the Class A-2 Certificates. In addition, in the
                                            event that after receipt of payments of the net
                                            swap payment due from or to the swap counterparty,
                                            as the case may be, there are insufficient funds in
                                            the Floating Rate Account (as defined herein) to
                                            make the full distribution



                                      S-55

                                            of the Class A-2 Interest Distribution Amount to
                                            the holders of those Certificates, the resulting
                                            interest shortfall will be borne by the holders of
                                            the Class A-2 Certificates.


         This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this "Risk Factors" section and elsewhere in this prospectus supplement.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

         Capitalized terms are defined in the "Glossary of Terms" attached hereto.

GENERAL

         The Series 2001-TOP4 Commercial Mortgage Pass-Through Certificates will be issued on or about November 8, 2001 pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-off Date, among Bear Stearns Commercial Mortgage Securities Inc., the master servicer, the special servicer, the Primary Servicers, the paying agent, the fiscal agent and the trustee.

         The certificates will represent in the aggregate the entire beneficial ownership interest in (i) a trust comprised of:

o the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of principal prepayments received prior to the Cut-off Date and scheduled payments of principal and interest due on or before the Cut-off Date;

o any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

o a security interest in any United States government obligations pledged in respect of the defeasance of a mortgage loan;

o certain rights of Bear Stearns Commercial Mortgage Securities Inc. under, or assigned to Bear Stearns Commercial Mortgage Securities Inc. pursuant to, each of the Mortgage Loan Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of the related seller regarding its mortgage loans; and


         (ii) with respect to the Class A-2 Certificates, a separate trust comprised of the Swap Contract, the Class A-2 Regular Interest and funds or assets on deposit in the Floating Rate Account.

         The certificates will be issued on or about November 8, 2001 and will only be entitled to scheduled payments on the mortgage loans that are due (and unscheduled payments that are received) after November 1, 2001.

         o Th certificates will consist of various classes, to be designated as:

         o the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates;

         o    the Class X-1 Certificates and the Class X-2 Certificates;

         o the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates and the Class N Certificates; and

         o the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

         On the Closing Date, the Class A-2 Regular Interest will also be issued by the trust as an uncertificated regular interest in REMIC III. The Class A-2 Regular Interest is not offered hereby. The Depositor will transfer the Class A-2 Regular Interest and the swap contract to the trustee in exchange for the Class A-2 Certificates. The Class A-2 Certificates will represent all of the beneficial ownership interest in a trust that contains the Class A-2 Regular Interest and the swap contract.

         The Class A Certificates will be issued in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount. The Class B and Class C Certificates will be issued in denominations of $100,000 initial Certificate Balance and in any whole dollar denomination in excess thereof.

         Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). We have been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled to receive a fully registered physical certificate representing such interest, except as presented in the prospectus under "Description of the Certificates-Book-Entry Registration and Definitive Certificates". Unless and until definitive certificates are issued in respect of any class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC's participating organizations.

         All references herein to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related Certificate Owners through DTC's Participants in accordance with DTC procedures. Until definitive certificates are issued in respect of any class of offered certificates, interests in such certificates will be transferred on the book-entry records of DTC and its Participants. See "Description of the Certificates-Book-Entry Registration and Definitive Certificates" in the prospectus.

         Certificateholders must hold their offered certificates in book-entry form, and delivery of the offered certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of Clearstream Banking or Euroclear, in Europe. Transfers within DTC, Clearstream Banking or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream Banking or Euroclear, on the other, will be effected in DTC through Citibank, N.A. or The Chase Manhattan Bank, the relevant depositaries of Clearstream Banking and Euroclear, respectively.

         Because of time-zone differences, credits of securities received in Clearstream Banking or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participant or Clearstream Banking customer on such business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the business day following settlement in DTC.

 CERTIFICATE BALANCES

         Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class B and Class C Certificates will have the following aggregate Certificate Balances. In each case, the Certificate Balance may vary by 5%:


                          INITIAL AGGREGATE     APPROXIMATE PERCENT
                              CERTIFICATE            OF INITIAL             RATINGS             APPROXIMATE
       CLASS                    BALANCE             POOL BALANCE         (MOODY'S/S&P)        CREDIT SUPPORT
    -----------           -----------------      ------------------      -------------        ---------------
      Class A-1             $389,161,000            43.12%                  Aaa/AAA              14.75%
      Class A-2             $ 60,000,000             6.65%                  Aaa/AAA              14.75%
      Class A-3             $320,234,000            35.48%                  Aaa/AAA              14.75%
      Class B               $ 24,819,000             2.75%                   Aa2/AA              12.00%
      Class C               $ 24,819,000             2.75%                    A2/A                9.25%


         The percentages indicated under the columns "Approximate Credit Support" with respect to the Class A-1, Class A-2 and Class A-3 Certificates represent the approximate credit support for the Class A-1, Class A-2 and Class A-3 Certificates in the aggregate.

         The initial Certificate Balance of each Principal Balance Certificate will be presented on the face thereof. The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive. On each Distribution Date, the Certificate Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable Distribution Date, and will be further reduced by any Realized Losses and Expense Losses allocated to such certificate on such Distribution Date. See "-Distributions" and "--Distributions-Subordination; Allocation of Losses and Certain Expenses" below.

         The Interest Only Certificates will not have a Certificate Balance. Each such class of certificates will represent the right to receive distributions of interest accrued as described herein on a Notional Amount.

         The Notional Amount of the Class X-1 Certificates will be equal to the aggregate of the Certificate Balances of the classes of Principal Balance Certificates outstanding from time to time. The Notional Amount of the Class X-2 Certificates at any time on or before the Distribution Date occurring in November 2008 will be an amount equal to the aggregate of the Component Balance (as defined herein) of the Class A-2B Component (as defined herein) and the Certificate Balances of the Class A-3, Class B and Class C Certificates outstanding from time to time. After such Distribution Date, the Notional Amount of the Class X-2 Certificates will be equal to zero. Accordingly, the Notional Amount of the Class X-1 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses of principal actually allocated to any class of Principal Balance Certificates. The Notional Amount of the Class X-2 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses of principal actually allocated to (i) that portion of the aggregate Certificate Balance of the Class A-2 Certificates that corresponds to the Class A-2B Component and (ii) the Class A-3, Class B and Class C Certificates. It is anticipated that holders of the Class X-2 Certificates will not be entitled to distributions of interest at any time following the Distribution Date occurring in November 2008. Accordingly, upon initial issuance, the aggregate Notional Amount of the Class X-1 Certificates and Class X-2 Certificates will be $902,516,290 and $420,779,000, respectively, subject in each case to a permitted variance of plus or minus 5%. The Notional Amount of each Class X Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

         The Residual Certificates will not have Certificate Balances or Notional Amounts.

PASS-THROUGH RATES

         The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-3, Class B and Class C Certificates for each Distribution Date will be equal to 5.06%, 1-mo. LIBOR + 0.45%, 5.61%, 5.80% and 6.05% per annum, respectively.

         The Pass-Through Rate applicable to the Class X-1 Certificates for the initial Distribution Date will equal approximately 1.08% per annum. The Pass-Through Rate applicable to the Class X-1 Certificates for each Distribution Date subsequent to the initial Distribution Date will, in general, equal the weighted average of the Class X-1 Strip Rates for the respective classes of Principal Balance Certificates (or, in the case of the Class A-2 Certificates, the Class A-2A and Class A-2B Components thereof) for such Distribution Date (weighted on the basis of the respective certificate balances of such classes of Certificates or the Component Balances of such Components outstanding immediately prior to such Distribution Date). The "Class X-1 Strip Rate" in respect of any class of Principal Balance Certificates (or, in the case of the Class A-2 Certificates, the Class A-2A Component and Class A-2B Component) for any Distribution Date will, in general, equal (i) the Weighted Average Net Mortgage Rate for such Distribution Date minus (ii) (x) in the case of the Class A-1, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates and the Class A-2A Component, the Pass-Through Rate for such class of Certificates or such Component and (y) in the case of the Class A-2B Component, Class A-3 Certificates, Class B Certificates and Class C Certificates, (I) for any Distribution Date occurring on or before November 2008, the rate per annum corresponding to such Distribution Date as set forth on Schedule A hereto and (II) for any Distribution Date occurring after November 2008, the Pass-Through Rate for such class of Certificates or such Component (but in no event will any Class X-1 Strip Rate be less than zero).

         The Pass-Through Rate applicable to the Class X-2 Certificates for the initial Distribution Date will equal approximately 1.61% per annum. The Pass-Through Rate applicable to the Class X-2 Certificates for each Distribution Date subsequent to the initial Distribution Date will, in general, equal the weighted average of the Class X-2 Strip Rates for the Class A-2B Component and the Class A-3, Class B and Class C Certificates for such Distribution Date (weighted on the basis of the respective certificate balances of such classes of Certificates or the Component Balance of such Component outstanding immediately prior to such Distribution Date). The "Class X-2 Strip Rate" in respect of the Class A-2B Component, the Class A-3 Certificates, the Class B Certificates and the Class C Certificates for any Distribution Date will, in general, equal the excess, if any, of (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth on Schedule A hereto and (y) the Weighted Average Net Mortgage Rate for such Distribution Date, over (ii) the Pass-Through Rate for such class of Certificates (or such Component) for such Distribution Date (but in no event will any Class X-2 Strip Rate be less than zero).

         For the purposes of calculating the Pass-Through Rate applicable to the Class X-1 and Class X-2 Certificates for each Distribution Date and the Notional Amount of the Class X-2 Certificates, the aggregate certificate balance of the Class A-2 Certificates will be deemed to consist of two components (each a "Component"), each having the same "Pass-Through Rate" as the Class A-2 Regular Interest.

         One of the Components (the "Class A-2A Component") will have a balance (a "Component Balance") initially equal to $9,093,000, which amount will be deemed reduced by the amount of all distributions of principal made to the Class A-2 Certificates until such Component Balance is reduced to zero. The other Component (the "Class A-2B Component") will have a Component Balance equal to $50,907,000 which, following the reduction of the Component Balance of the Class A-2A Component to zero, will be deemed reduced by the amount of all subsequent distributions of principal in reduction of the aggregate certificate balance of the Class A-2 Certificates until the Component Balance of the Class A-2B Component (and the aggregate certificate balance of the Class A-2 Certificates) has been reduced to zero.

         The Pass-Through Rate applicable to the Class D Certificates will equal 6.17% per annum. The Pass-Through Rate applicable to the Class E Certificates will, at all times, be equal to the lesser of 6.47% per annum and the Weighted Average Net Mortgage Rate for such Distribution Date. The Pass-Through Rate applicable to the Class F Certificates will, at all times, be equal to the lesser of 6.91% per annum and the Weighted Average Net Mortgage Rate for such Distribution Date. The Pass-Through Rates applicable to each of the Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates will, at all times, be equal to the lesser of 6.00% per annum and the Weighted Average Net Mortgage Rate for such Distribution Date.

         The Administrative Cost Rate for each mortgage loan is presented in Appendix II. The Administrative Cost Rate will be payable on the Scheduled Principal Balance of each mortgage loan outstanding from time to time. The Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis on which interest accrues under the terms of such mortgage loan.

DISTRIBUTIONS

General

         Distributions on or with respect to the certificates will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each Distribution Date, commencing in December 2001. Except as otherwise described below, all such distributions will be made to the persons in whose names the certificates are registered at the close of business on the related Record Date. Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the paying agent with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder.

         The final distribution on any certificate will be determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such certificate. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of such certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a certificate in reimbursement of a Realized Loss or Expense Loss previously allocated thereto, which reimbursement is to occur after the date on which such certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such certificate. The likelihood of any such distribution is remote. All distributions made on or with respect to a class of certificates will be allocated pro rata among such certificates based on their respective Percentage Interests in such Class.

The Available Distribution Amount

         With respect to any Distribution Date, distributions of interest on and principal of the certificates will be made from the Available Distribution Amount for that Distribution Date.

         With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amount will be deposited into the Interest Reserve Account in respect of each Interest Reserve Loan in an amount equal to one day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made in respect thereof for such Due Date. For purposes of this calculation, the Net Mortgage Rate for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of "Net Mortgage Rate" in the Glossary. With respect to the Distribution Date occurring in March of each year, the paying agent will withdraw an amount from the Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Interest Reserve Amount from the preceding January, if applicable, and February, and the withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

Application of the Available Distribution Amount

         On each Distribution Date, except as described under "--Optional Termination" below, for so long as any class of offered certificates (other than the Class A-2 Certificates) and the Class A-2 Regular Interest remains outstanding, the paying agent will apply the Available Distribution Amount other than Excess Interest and Excess Liquidation Proceeds, if any for such date for the following purposes and in the following order of priority:

         (i) to the holders of the Class A-1, Class A-3, Class X-1 and Class X-2 Certificates and the Class A-2 Regular Interest, the Distributable Certificate Interest Amount in respect of each such class for such Distribution Date, pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such Class;

         (ii) to the holders of the Class A-1 Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-1 Certificates has been reduced to zero;

         (iii) upon payment in full of the aggregate Certificate Balance of the Class A-1 Certificates, to the holders of the Class A-2 Regular Interest, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-2 Regular Interest has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-1 Certificates;

         (iv) upon payment in full of the aggregate Certificate Balance of the Class A-2 Regular Interest, to the holders of the Class A-3 Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-3 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the other Class A Certificates;

         (v) to the holders of the Class A Certificates (other than the Class A-2 Certificates), the Class A-2 Regular Interest and the Class X Certificates, pro rata in proportion to their respective entitlements to reimbursement described in this clause, to reimburse them for any Realized Losses or Expense Losses previously allocated thereto and for which reimbursement has not previously been fully paid (in the case of the Class X Certificates, insofar as Realized Losses or Expense Losses have resulted in shortfalls in the amount of interest distributed, other than by reason of a reduction of the Notional Amount), plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate;

         (vi) to the holders of the Class B Certificates, the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

         (vii) upon payment in full of the aggregate Certificate Balance of the Class A-3 Certificates, to the holders of the Class B Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class B Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A Certificates;

         (viii) to the holders of the Class B Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate;

         (ix) to the holders of the Class C Certificates, the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

         (x) upon payment in full of the aggregate Certificate Balance of the Class B Certificates, to the holders of the Class C Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class C Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A and Class B Certificates;

         (xi) to the holders of the Class C Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate; and

         (xii) to make payments to the holders of the private certificates (other than the Class X Certificates) as contemplated below.

         Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all Classes of Subordinate Certificates has been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to the aggregate Certificate Balance of all Classes of Subordinate Certificates, the Principal Distribution Amount will be distributed:

o first, to the Class A-1 Certificates, Class A-2 Regular Interest and Class A-3 Certificates, in proportion to their respective Certificate Balances, in reduction of their respective Certificate Balances, until the aggregate Certificate Balance of each such Class is reduced to zero; and

o second, to the Class A-1 Certificates, Class A-2 Regular Interest and Class A-3 Certificates, based on their respective entitlements to reimbursement, for the unreimbursed amount of Realized Losses and Expense Losses previously allocated to such Classes, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate.

         On each Distribution Date, following the above-described distributions on the offered certificates (other than the Class A-2 Certificates) and the Class A-2 Regular Interest and the Class X Certificates, the paying agent will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the respective classes of private certificates, other than the Class X Certificates and Residual Certificates, in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class D Certificates, then payments under clauses (1), (2), and (3) below, in that order, to the holders of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N
Certificates:

         (1) to pay interest to the holders of the particular class of certificates, up to an amount equal to the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

         (2) if the aggregate Certificate Balance of each other class of Subordinate Certificates, if any, with an earlier alphabetical Class designation has been reduced to zero, to pay principal to the holders of the particular class of certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate Certificate Balance of such class of certificates and (b) the aggregate of the remaining Principal Distribution Amount for such Distribution Date; and

         (3) to reimburse the holders of the particular class of certificates, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such class of certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts, at one-twelfth the Pass-Through Rate of such Classes.

         Any portion of the Available Distribution Amount for any Distribution Date that is not otherwise payable to the holders of REMIC Regular Certificates (or the Class A-2 Regular Interest) as contemplated above, will be paid to the holders of the Class R-I Certificates, and any amount of Excess Interest on deposit in the Excess Interest Sub-account for the related Collection Period will be paid to holders of the Class N Certificates (regardless of whether the Certificate Balance of such Class has been reduced to zero).

         Excess Liquidation Proceeds will be deposited into the Reserve Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance Certificates - in order of alphabetical Class designation - for any, and to the extent of, Realized Losses, including interest on Advances, previously allocated to them; and second, upon the reduction of the aggregate Certificate Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the special servicer as additional special servicer compensation.

         The amount to be allocated to the Class A-2 Regular Interest on each Distribution Date will be required to be deposited into the Floating Rate Account on the preceding Master Servicer Remittance Date and the portion of such interest, if any, which is equal to the net swap payment due to the Swap Counterparty in respect of the Class A-2 Regular Interest will be applied to make payments under the Swap Contract as provided herein under "Description of the Swap Contract." The amounts remaining in the Floating Rate Account, including any net payment received under the Swap Contract from the Swap Counterparty, will be distributed to the holders of the Class A-2 Certificates on the Distribution Date.

The Class A-2 Certificates

         On each Distribution Date, the paying agent will distribute the Class A-2 Available Funds to the holders of the Class A-2 Certificates as of the related Record Date in the following amounts: (i) the Class A-2 Interest Distribution Amount and (ii) the Class A-2 Principal Distribution Amount. No holder of a Class A-2 Certificate will be entitled to receive any portion of any Prepayment Premium or Yield Maintenance Charge allocated to the Class A-2 Regular Interest for so long as the Swap Contract or any replacement swap contract remains in place. Such amounts will be payable to the Swap Counterparty pursuant to the terms of the Swap Contract.

         The Class A-2 Certificates will accrue interest for each Distribution Date on their Certificate Balance at a rate equal to one-month LIBOR plus 0.45% based on the actual number of days elapsed in the related Interest Accrual Period and a 360-day year; provided that such amount will not be paid if the Swap Counterparty defaults on its obligation to pay interest under the Swap Contract or if there are insufficient funds in the Floating Rate Account to pay the Swap Counterparty the full amount due to the Swap Counterparty under the Swap Contract. Allocation of Net Aggregate Prepayment Interest Shortfalls to the Class A-2 Regular Interest will reduce the amount of interest payable to the Class A-2 Certificates by an equivalent amount.

         In the case of a default of the Swap Counterparty, and until such default is cured or the Swap Contract is replaced, the Class A-2 Certificates will accrue interest at the Pass-Through Rate of, and on the same basis and in the same manner as, the Class A-2 Regular Interest. The Pass-Through Rate of the Class A-2 Regular Interest is a fixed rate equal to 5.50% per annum (computed based on a 360-day year consisting of twelve 30-day months).

         In the event that after receipt of payments of the net swap payment due from or to the Swap Counterparty, as the case may be, there are insufficient funds in the Floating Rate Account to make the full distribution of the Class A-2 Interest Distribution Amount to the holders of the Class A-2 Certificates, the resulting interest shortfall will be borne by the holders of such Class.

         For a further discussion, see "Description of the Swap Contract" herein.

Distributions of Prepayment Premiums and Yield Maintenance Charges

         On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges collected during the related Collection Period will be distributed by the trustee on the classes of certificates as follows: to the holders of each of the Class A-1, Class A-3, Class B, Class C, Class D, Class E and Class F Certificates and the Class A-2 Regular Interest then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all classes of certificates on that Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and that class and (c) the aggregate amount of the Prepayment Premiums or Yield Maintenance Charges collected during the related Collection Period. Any Prepayment Premiums or Yield Maintenance Charges collected during the related Collection Period remaining after those distributions will be distributed to the holders of the Class X-1 Certificates. All Prepayment Premiums or Yield Maintenance Charges allocated to the Class A-2 Regular Interest will be paid to the Swap Counterparty unless the Swap Contract or any replacement swap contract is terminated, in which case, those amounts will be allocated to the Class A-2 Certificates.

         No Prepayment Premiums and Yield Maintenance Charges will be distributed to holders of the Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class X-2 Certificates or the Residual Certificates. Any Prepayment Premiums or Yield Maintenance Charges distributed to holders of a class of certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related principal prepayments.

Treatment of REO Properties

         Notwithstanding that any mortgaged property may be acquired as part of the trust through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will, for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Realized Losses and Expense Losses to the certificates, as well as the amount of Master Servicing Fees, Primary Servicing Fees, Excess Servicing Fees, Trustee Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement, be treated as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property, exclusive of related operating costs, will be "applied" by the master servicer as principal, interest and other amounts "due" on such mortgage loan; and, subject to the recoverability determination described under "--Advances" below and the effect of any Appraisal Reductions described under "--Appraisal Reductions" below, the master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO Property.

Appraisal Reductions

         Not later than the earliest Appraisal Event, the special servicer is required to obtain an MAI appraisal, if the Scheduled Principal Balance of the mortgage loan is greater than $2,000,000, or perform an internal valuation, if the Scheduled Principal Balance of the mortgage loan is equal to or less than $2,000,000, of the related mortgaged property or REO Property, as the case may be. However, the special servicer, in accordance with the Servicing Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior twelve months.

         As a result of such appraisal or internal valuation, an Appraisal Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan is brought current under the then current terms of the mortgage loan for at least three consecutive months. No Appraisal Reduction will exist as to any mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan that has not been brought current for at least three consecutive months will be updated annually, with a corresponding adjustment to the amount of the related Appraisal Reduction. In addition, the Operating Adviser may at any time request the special servicer to obtain - at the Operating Adviser's expense - an updated appraisal, with a corresponding adjustment to the amount of the Appraisal Reduction.

         The existence of an Appraisal Reduction will proportionately reduce the master servicer's, the trustee's or the fiscal agent's, as the case may be, obligation to make P&I Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates. See "--Advances--P&I Advances" below.

         The Pari Passu Loan is subject to provisions in the 2001-TOP3 Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions set forth above. The existence of an appraisal reduction under the 2001-TOP3 Pooling and Servicing Agreement in respect of the Pari Passu Loan will proportionately reduce the 2001-TOP3 Master Servicer's, the 2001-TOP3 Trustee's or the 2001-TOP3 Fiscal Agent's, as the case may be, obligation to make P&I Advances in respect of that mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates.

Subordination; Allocation of Losses and Certain Expenses

         As and to the extent described herein, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described herein, to the rights of holders of the Senior Certificates, and to the rights of the holders of each other class of Subordinate Certificates with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of each class of Class A Certificates of principal in an amount equal to the entire Certificate Balance of the Class A Certificates.

         Similarly, but to decreasing degrees and in alphabetical order of Class designation, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the Class N Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such Classes of certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate Balance of such class of certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described above under "--Application of the Available Distribution Amount" and by the allocation of Realized Losses and Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the certificates.

         Allocation to the Class A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will generally have the effect of reducing the Certificate Balance of those Classes at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of certificates with Certificate Balances. Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the trust evidenced by the Class A Certificates will be decreased, with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Certificates by the Subordinate Certificates.

         Following retirement of the Class A Certificates, the herein described successive allocation to the Subordinate Certificates, in alphabetical order of Class designation, in each case until such Class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such class of certificates as regards the relative amount of subordination afforded thereto by the other Classes of Certificates with later alphabetical Class designations.

         Realized Losses of principal and interest on the mortgage loans and Expense Losses for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and then to the Class A-1 Certificates, Class A-2 Regular Interest and Class A-3 Certificates pro rata and, solely with respect to losses of interest, to the Class X-1 and Class X-2 Certificates (other than as a reduction of the Notional Amount), pro rata with each other and with the Class A Certificates (other than the Class A-2 Certificates) and with the Class A-2 Regular Interest, in each case reducing principal and/or interest otherwise payable thereon.

         Any shortfall in the amount of the Distributable Certificate Interest Amount paid to the Certificateholders of any class of certificates or such Class A-2 Regular Interest on any Distribution Date will result in Unpaid Interest for such Class which, together with interest thereon, will be distributable in subsequent periods to the extent of funds available therefor.

Prepayment Interest Shortfalls and Prepayment Interest Excesses

         To the extent that the aggregate Prepayment Interest Shortfalls on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Excesses for such mortgage loans for the Collection Period related to a Distribution Date, the Master Servicing Fee payable to the master servicer will be reduced by the amount of any Compensating Interest. See "Servicing of the Mortgage Loans--The Master Servicer--Master Servicer Compensation" in this prospectus supplement.

         Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date will be allocated to each class of certificates (other than the Class A-2 Certificates) and the Class A-2 Regular Interest, pro rata, in proportion to the amount of Accrued Certificate Interest payable thereto on such Distribution Date, in each case reducing interest otherwise payable thereon. Allocation of Net Aggregate Prepayment Interest Shortfalls to the Class A-2 Regular Interest will reduce the amount of interest payable to the Class A-2 Certificates by an equivalent amount. The Distributable Certificate Interest Amount in respect of any class of certificates will be reduced to the extent any Net Aggregate Prepayment Interest Shortfalls are allocated to such class of certificates. See "Servicing of the Mortgage Loans-The Master Servicer-Master Servicer Compensation" in this prospectus supplement.

         On any Distribution Date, to the extent that the aggregate Prepayment Interest Excesses on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the master servicer as additional servicing compensation. Likewise, to the extent that the aggregate Prepayment Interest Excesses on all Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the special servicer as additional servicing compensation.

         In the case of any mortgage loan that provides for a Due Date (including applicable grace periods) that occurs after the Determination Date occurring in the month of such Due Date, the master servicer will be required to remit to the trustee (for inclusion in the Available Distribution Amount for the distributions occurring in such month) any Principal Prepayments and Balloon Payments that are received by the master servicer (from the borrower or a primary servicer) after the Determination Date but on or before the third business day prior to the related Distribution Date.

OPTIONAL TERMINATION

         The master servicer, the special servicer and the holder of the majority interest in the Class R-I Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans and any other property remaining in the trust on any Distribution Date on or after the Distribution Date on which the aggregate Certificate Balance of all Classes of Principal Balance Certificates then outstanding is less than or equal to 1% of the Initial Pool Balance.

         The purchase price for any such purchase will be 100% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which the master servicer has determined that all payments or recoveries with respect thereto have been made, plus accrued and unpaid interest at the mortgage rate-or the mortgage rate less the Master Servicing Fee Rate-if the master servicer is the purchaser-to the Due Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the Advance Rate, and the fair market value of any other property remaining in the trust. The optional termination of the trust must be conducted so as to constitute a "qualified liquidation" of each REMIC under Section 860F of the Code.

         Upon any such termination, the purchase price for the mortgage loans and the other property in the trust will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding Classes to zero in the manner provided under "Description of the Offered Certificates--Distributions--Application of the Available Distribution Amount" in this prospectus supplement. Notice of any optional termination must be mailed by the paying agent on behalf of trustee to the Certificateholders and the Rating Agencies upon the receipt of written notice of such optional termination by the trustee and the paying agent.

         ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

P&I Advances

         On the business day prior to each Distribution Date, the master servicer will be obligated to make a P&I Advance, but only to the extent that the master servicer determines, in its sole discretion, exercised in good faith, that the amount so advanced, plus interest expected to accrue thereon, will be recoverable from subsequent payments or collections, including Insurance Proceeds and Liquidation Proceeds, in respect of the related mortgage loan, and only until the mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by the master servicer with respect to interest on a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

o the amount of interest required to be advanced by the master servicer without giving effect to this sentence; and

o a fraction, the numerator of which is the Scheduled Principal Balance of such mortgage loan as of the immediately preceding Determination Date less any Appraisal Reduction in effect with respect to such mortgage loan and the denominator of which is the Scheduled Principal Balance of the mortgage loan as of such Determination Date.

         In addition, the master servicer will not in any event be required to advance prepayment or yield maintenance premiums, Excess Interest or default interest.

         None of the master servicer, the special servicer, the trustee or the fiscal agent will be required to advance any amount due to be paid by the Swap Counterparty for distribution to the Class A-2 Certificates in the event that the Swap Counterparty fails to make a required payment.

         The 2001-TOP3 Master Servicer is obligated to make P&I Advances with respect to the Pari Passu Loan to the extent set forth in the 2001-TOP3 Pooling and Servicing Agreement.

         With respect to any mortgage loan that is delinquent in respect of its Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, less the related Master Servicing Fee, the Excess Servicing Fee and Primary Servicing Fee, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled Payments.

         The master servicer will be entitled to interest on P&I Advances, which interest will accrue at the Advance Rate.

         P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the master servicer determines in its sole discretion, exercised in good faith, that a P&I Advance will not be ultimately recoverable from related recoveries, from any funds on deposit in the Certificate Account and Distribution Account. In no event will the master servicer be required to make aggregate P&I Advances with respect to any mortgage loan which, when including the amount of interest accrued on such advances at the Advance Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts thereof, less any Appraisal Reductions with respect thereto.

         The right of the master servicer to reimbursement or payment out of recoveries will be prior to the right of the Certificateholders to receive any amounts recovered with respect to any mortgage loan. If the master servicer fails to make a required P&I Advance, the trustee is required to make such P&I Advance, and if the trustee fails to make a required P&I Advance, the fiscal agent is required to make such P&I Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

Servicing Advances

         Servicing Advances, in all cases, will be reimbursable as described below. The master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

         With respect to the mortgaged properties securing the mortgage loans, the master servicer will be obligated to make Servicing Advances for real estate taxes and insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates and not paid by the related borrower on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO Properties, the master servicer will be obligated to make Servicing Advances, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

o insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

o items such as real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien;

o    any ground rents in respect of such REO Property; and

o other costs and expenses necessary to maintain, manage or operate such REO Property.

         Notwithstanding the foregoing, the master servicer will be obligated to make such Servicing Advances only to the extent that the master servicer determines, as described below, that the amount so advanced will be recoverable from subsequent payments or collections, including Insurance Proceeds, Liquidation Proceeds and REO Income, in respect of such mortgage loan or REO Property.

         The master servicer and the special servicer may incur certain costs and expenses in connection with the servicing of a mortgage loan or the administration of REO Property. Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan or REO Property. However, if the master servicer determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the Advance Rate, will not be ultimately recoverable from such related recoveries, such advances will generally be reimbursable from any amounts on deposit in the Certificate Account or Distribution Account. If the master servicer fails to make a required Servicing Advance, the trustee is required to make such Servicing Advance, and if the trustee fails to make a required Servicing Advance, the fiscal agent is required to make such Servicing Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

Nonrecoverable Advances

         The determination by the master servicer that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the master servicer, exercising good faith, and is required to be accompanied by an officer's certificate delivered to the trustee, the special servicer, the operating adviser, the Rating Agencies, the paying agent and us and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. The master servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders, the trustee and the fiscal agent. The trustee and the fiscal agent will be entitled to rely conclusively on any determination by the master servicer of nonrecoverability with respect to such Advance and shall have no obligation, but will be entitled, to make a separate determination of recoverability.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

Paying Agent Reports

         Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee and the paying agent, the paying agent will be required to provide or make available to each Certificateholder and the Swap Counterparty on each Distribution Date:

         (a) A statement (in the form of Appendix V) setting forth, to the extent applicable:

              (i) the amount, if any, of such distributions to the holders of each class of Principal Balance Certificates applied to reduce the aggregate Certificate Balance thereof;

              (ii) the amount of such distribution to holders of each class of certificates allocable to (A) interest and (B) Prepayment Premiums or Yield Maintenance Charges;

              (iii) the number of outstanding mortgage loans and the aggregate principal balance and Scheduled Principal Balance of the mortgage loans at the close of business on the related Determination Date;

              (iv) the number and aggregate Scheduled Principal Balance of mortgage loans:

                     (A)   delinquent 30 to 59 days,

                     (B)   delinquent 60 to 89 days,

                     (C)   delinquent 90 days or more,

                     (D) as to which foreclosure proceedings have been commenced, or

                     (E) as to which bankruptcy proceedings have been commenced;

              (v) with respect to any REO Property included in the trust, the principal balance of the related mortgage loan as of the date of acquisition of the REO Property and the Scheduled Principal Balance of the mortgage loan;

              (vi)   as of the related Determination Date:

                     (A) as to any REO Property sold during the related Collection Period, the date of the related determination by the special servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the Certificate Account, and

                     (B) the aggregate amount of other revenues collected by the special servicer with respect to each REO Property during the related Collection Period and credited to the Certificate Account, in each case identifying such REO Property by the loan number of the related mortgage loan;

              (vii) the aggregate Certificate Balance or Notional Amount of each class of certificates before and after giving effect to the distribution made on such Distribution Date;

              (viii) the aggregate amount of Principal Prepayments made during the related Collection Period;

              (ix) the Pass-Through Rate applicable to each class of certificates for such Distribution Date;

              (x) the aggregate amount of servicing fees paid to the master servicer, the Primary Servicers and the special servicer and the holders of the rights to Excess Servicing Fees;

              (xi) the amount of Unpaid Interest, Realized Losses or Expense Losses, if any, incurred with respect to the mortgage loans, including a break out by type of such Expense Losses;

              (xii) the aggregate amount of Servicing Advances and P&I Advances outstanding, separately stated, that have been made by the master servicer, the trustee and the fiscal agent;

              (xiii) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions in effect as of such Distribution Date;

              (xiv) such other information and in such form as will be specified in the Pooling and Servicing Agreement; and

              (xv)   With respect to the Swap Contract:

                     (A) the amounts received and paid in respect of the Swap Contract for such Distribution Date and the Pass-Through Rate applicable to the Class A-2 Certificates for the next succeeding Distribution Date;

                     (B) identification of any Rating Agency Trigger Event or Swap Default as of the close of business on the last day of the immediately preceding calendar month;

                     (C) the amount of any (i) payment by the Swap Counterparty as a termination payment, (ii) payment to any successor interest rate swap counterparty to acquire a replacement Swap Contract, and (iii) collateral posted in connection with any Rating Agency Trigger Event; and

                     (D) the amount of and identification of any payments on the Class A-2 Certificates in addition to the amount of principal and interest due thereon, such as any termination payment received in connection with the Swap Contract or any payment of a Prepayment Premium or Yield Maintenance Charge after the termination of the Swap Contract.

         (b) A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the mortgage loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in Appendix I.

         The reports described in clauses (a) and (b) above may be combined into one report for purposes of dissemination.

         In the case of information furnished pursuant to subclauses (a)(i),
(a)(ii) and (a)(xi) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual principal amount of the certificates for all certificates of each applicable Class.

         The paying agent will make the foregoing reports and certain other information available each month to any interested party via the paying agent's website, which shall initially be located at www.ctslink.com/cmbs. In addition, the paying agent will also make certain other additional reports available via the paying agent's website on a restricted basis to Bear Stearns Commercial Mortgage Securities Inc. and its designees, the Rating Agencies, parties to the Pooling and Servicing Agreement, the Underwriters, Certificateholders and any prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification satisfactory to the paying agent. For assistance with the paying agent's website, investors may call 301-815-6600. The trustee and the paying agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee and the paying agent may disclaim responsibility for any information of which it is not the original source.

         In connection with providing access to the paying agent's website, the paying agent may require registration and the acceptance of a disclaimer. The trustee and the paying agent will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

         On an annual basis, the master servicer is required to deliver the Annual Report to the trustee and the paying agent, which will make such report available as described above to the Underwriters, the Certificateholders, Bear Stearns Commercial Mortgage Securities Inc. and anyone Bear Stearns Commercial Mortgage Securities Inc. or any Underwriter reasonably designates, the special servicer, the Rating Agencies, and, any Certificateholder.

         The paying agent shall make available at its corporate trust offices (either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any certificateholder, any certificate owner, any prospective investor, the Underwriters, each rating agency, the special servicer and the depositor, originals or copies of, among other things, the following items: (i) the most recent property inspection reports in the possession of the paying agent in respect of each mortgaged property and REO Property, (ii) the most recent mortgaged property/REO Property annual operating statement and rent roll, if any, collected or otherwise obtained by or on behalf of the master servicer or the special servicer and delivered to the paying agent, (iii) any Phase I environmental report or engineering report prepared or appraisals performed in respect of each mortgaged property provided, however, that the paying agent shall be permitted to require payment by the requesting party (other than either rating agency) of a sum sufficient to cover the reasonable expenses actually incurred by the paying agent of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

Other Information

         The Pooling and Servicing Agreement generally requires that the paying agent or trustee make available, at their respective corporate trust offices or at such other office as they may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, each Rating Agency or Bear Stearns Commercial Mortgage Securities Inc., originals or copies of, among other things, the following items, except to the extent not permitted by applicable law or under any of the mortgage loan documents:

o    the Pooling and Servicing Agreement and any amendments thereto;

o all reports or statements delivered to holders of the relevant class of certificates since the Closing Date;

o    all officer's certificates delivered to the paying agent since the Closing
     Date;

o    all accountants' reports delivered to the paying agent since the Closing
     Date;

o    the mortgage loan files;

o the most recent property inspection report prepared by or on behalf of the master servicer or the special servicer in respect of each mortgaged property;

o the most recent mortgaged property annual operating statements and rent rolls, if any, collected by or on behalf of the master servicer or the special servicer and delivered to the paying agent;

o any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer and/or the special servicer; and

o any and all officer's certificates and other evidence delivered to the trustee to support the master servicer's determination that any Advance was not or, if made, would not be, recoverable.

         Copies of any and all of the foregoing items and any servicer reports will be available from the paying agent or trustee upon request; however, the paying agent or trustee will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies. Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the certificates by such recipient.

Book-Entry Certificates

         Until such time, if any, as definitive certificates are issued in respect of the offered certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         The master servicer, the special servicer, the paying agent and Bear Stearns Commercial Mortgage Securities Inc. are required to recognize as Certificateholders only those persons in whose names the certificates are registered with the Certificate Registrar as of the related Record Date; however, any Certificate Owner that has delivered to the Certificate Registrar a written certification, in the form prescribed by the Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of offered certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

EXAMPLE OF DISTRIBUTIONS

         The following chart sets forth an example of distributions on the certificates as if the certificates had been issued in November 2001:

                 The close of business on

                 November 1                           (A)      Cut-off Date.

                 November 30                          (B)      Record Date for all Classes of Certificates.

                 November 2-December 10               (C)      The Collection Period.  The master servicer
                                                               receives Scheduled Payments due after the Cut-off
                                                               Date and any Principal Prepayments made after the
                                                               Cut-off Date and on or prior to December 10.

                 December 10                          (D)      Determination Date.

                 December 14                          (E)      Master Servicer Remittance Date.

                 December 17                          (F)      Distribution Date.

         Succeeding monthly periods follow the pattern of (B) through (F) (except as described below).

         (A) The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the trust.

         (B) Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent Record Date will be the last business day of the month preceding the related Distribution Date.

         (C) Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-off Date and on or prior to December 10, 2001 will be deposited in the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs.

         (D) As of the close of business on the Determination Date, the master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

         (E) The master servicer will remit to the paying agent no later than the business day prior to the related Distribution Date all amounts held by the master servicer, and any P&I Advances required to be made by the master servicer, that together constitute the Available Distribution Amount for such Distribution Date.

         (F) The paying agent will make distributions to Certificateholders on the 15th day of each month or, if such day is not a business day, the next succeeding business day.

THE TRUSTEE AND THE FISCAL AGENT

The Trustee

         LaSalle Bank National Association will act as the trustee. LaSalle Bank National Association is a subsidiary of LaSalle National Corporation which is a subsidiary of the fiscal agent. The trustee, is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than "A-1" by S&P and "Prime-1" by Moody's and whose long-term senior unsecured debt, or that of its fiscal agent, if applicable, is rated not less than "AA" by S&P and "Aa2" by Moody's, or otherwise acceptable to the Rating Agencies as evidenced by a Rating Agency confirmation that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates. The corporate trust office of the trustee responsible for administration of the trust is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention:
Asset-Backed Securities Trust Services Group - Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-TOP4. As of June 30, 2001, the trustee had assets of approximately $52 billion. See "Description of the Agreements-Duties of the Trustee", "Description of the Agreements-Matters Regarding the Trustee" and "Description of the Pooling and Servicing Agreement-Resignation and Removal of the Trustee" in the prospectus.

         The trustee will be paid a portion of the Trustee Fee as compensation for its duties under the Pooling and Servicing Agreement.

The Fiscal Agent

         ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the trustee, will act as fiscal agent for the trust and will be obligated to make any Advance required to be made, and not made, by the master servicer and the trustee under the Pooling and Servicing Agreement, provided that the fiscal agent will not be obligated to make any Advance that it deems to be a Nonrecoverable Advance. The fiscal agent will be entitled - but not obligated - to rely conclusively on any determination by the master servicer, the special servicer - solely in the case of Servicing Advances - or the trustee that an Advance, if made, would be a Nonrecoverable Advance. The fiscal agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the master servicer and the trustee. See "-Advances" above. The fiscal agent will be entitled to various rights, protections and indemnities similar to those afforded the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent. As of June 30, 2001, the fiscal agent had consolidated assets of approximately $520.8 billion. In the event that LaSalle Bank National Association shall, for any reason, cease to act as trustee under the Pooling and Servicing Agreement, ABN AMRO Bank N.V. likewise shall no longer serve in the capacity of fiscal agent thereunder.

THE PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

         Wells Fargo Bank Minnesota, National Association ("Wells Fargo Bank") will serve as the paying agent (in such capacity, the "paying agent"). In addition, Wells Fargo Bank will serve as registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the certificates (in such capacity, the "Authenticating Agent"). Wells Fargo Bank's principal office is located at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113. Wells Fargo Bank is an affiliate of the master servicer. As compensation for the performance of its duties as paying agent, Certificate Registrar and Authenticating Agent, Wells Fargo Bank will be paid a portion of the monthly Trustee Fee as set forth in the Pooling and Servicing Agreement.

         The trustee, the fiscal agent, the certificate registrar and the paying agent and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability or expense incurred in connection with any legal action incurred without negligence or willful misconduct on their respective parts, arising out of, or in connection with the pooling and servicing agreement and the certificates.

EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

         The Expected Final Distribution Date for each class of certificates presented under "Summary of Prospectus Supplement-Expected Final Distribution Date" in this prospectus supplement is the date on which such Class is expected to be paid in full, assuming timely payments and no Principal Prepayments will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions.

         The Rated Final Distribution Date of each class of certificates is presented under "Summary of Prospectus Supplement-Rated Final Distribution Date" in this prospectus supplement.

         The ratings assigned by the Rating Agencies to each class of Principal Balance Certificates reflects an assessment of the likelihood that the Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled.


AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT

         The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without notice to or the consent of any of the Holders, to do the following:

o    to cure any ambiguity;

o to cause the provisions therein to conform to or be consistent with or in furtherance of the statements made with respect to the certificates, the trust or the Pooling and Servicing Agreement, or to correct or supplement any provision which may be inconsistent with any other provisions;

o to amend any provision thereof to the extent necessary or desirable to maintain the status of each REMIC (or the interest represented by the Class N or Class A-2 Certificates that evidence beneficial ownership of the grantor trust assets) for the purposes of federal income tax law (or comparable provisions of state income tax law);

o to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing Agreement not inconsistent with the provisions therein;

o to modify, add to or eliminate the provisions in the Pooling and Servicing Agreement relating to transfers of residual certificates; or

o any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents).

         No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any Holder not consenting thereto, and no amendment may adversely affect the status of any REMIC (or the interest represented by the Class N or Class A-2 Certificates that evidence beneficial ownership of the grantor trust assets) without the consent of 100% of the Certificateholders or (B) adversely affect the status of any REMIC (or the interest represented by the Class N or Class A-2 Certificates that evidence beneficial ownership of the grantor trust assets). Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the trustee may require an opinion of counsel.

         The Pooling and Servicing Agreement may also be amended from time to time by the agreement of the parties thereto (without the consent of the Certificateholders) and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any class of certificates to be qualified, withdrawn or downgraded; provided, however, that such amendment may not effect any of the items set forth in clauses (i) through (iv) of the proviso in the next succeeding paragraph. The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the aggregate certificate balance of the certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided that no such amendment may:

o reduce in any manner the amount of, or delay the timing of the distributions required to be made on any certificate without the consent of the Holder of such certificate;

o reduce the aforesaid percentages of aggregate certificate percentage or certificate balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each class of certificates affected thereby;

o no such amendment may eliminate the master servicer's, the special servicer's, the trustee's or the fiscal agent's obligation to advance or alter the Servicing Standard except as may be necessary or desirable to comply with Sections 860A through 860G of the Code and related Treasury Regulations and rulings promulgated thereunder; or

o adversely affect the status of any REMIC for federal income tax purposes or the interest represented by the Class A-2 or Class N Certificate, without the consent of 100% of the Certificateholders (including the Class R-I, Class R-II and Class R-III Certificateholders). The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement may not be amended in a manner that would adversely affect distributions to the Swap Counterparty or the rights or obligations of the Swap Counterparty under the Swap Contract without the consent of the Swap Counterparty (which consent will not be unreasonably withheld, conditioned or delayed).

                        DESCRIPTION OF THE SWAP CONTRACT

GENERAL

         On the Closing Date, the Depositor will assign the Class A-2 Regular Interest and the Swap Contract (as defined below) to a separate trust in exchange for the Class A-2 Certificates, which will represent all of the beneficial interest in the Class A-2 Regular Interest and the Swap Contract.

         The Depositor will assign to the trustee, on behalf of the trust, a swap contract (the "Swap Contract"), related to the Class A-2 Regular Interest, with Wells Fargo Bank, National Association (the "Swap Counterparty"), who will also act in the capacity of master servicer pursuant to the Pooling and Servicing Agreement. The Swap Contract will have a maturity date of the Distribution Date in November 2016 (the same date as the Rated Final Distribution Date for the Class A-2 Certificates ). Promptly upon the determination of LIBOR by the Swap Counterparty, the Swap Counterparty will provide a report to the trustee setting forth LIBOR for the applicable Interest Accrual Period for the Class A-2 Certificates and the amount payable by the Swap Counterparty with respect to the next succeeding Distribution Date. The trustee will be entitled to conclusively rely on such report.

         The paying agent will cause to be established and maintained in the name of the trustee, in trust for holders of the Class A-2 Certificates, an account (the "Floating Rate Account"), which will be required to be an Eligible Account and may be a subaccount of the Distribution Account. Promptly upon receipt of any payment or other receipt in respect of the Class A-2 Regular Interest or the Swap Contract, the paying agent will deposit the same into the Floating Rate Account.

         The paying agent may make withdrawals from the Floating Rate Account only for the following purposes: (i) to distribute the Class A-2 Available Funds for any Distribution Date to the holders of the Class A-2 Certificates;
(ii) to withdraw any amount deposited into the Floating Rate Account that was not required to be deposited therein; (iii) to pay any funds required to be paid to the Swap Counterparty under the Swap Contract; (iv) to clear and terminate such account pursuant to the terms of the Pooling and Servicing Agreement; and (v) in the event of the termination of the Swap Contract and the failure of the Swap Counterparty to replace the Swap Contract, to apply any termination payments paid by the Swap Counterparty to offset the expense of entering into a substantially similar interest rate swap contract with another counterparty, if possible, and to distribute any remaining amounts to holders of the Class A-2 Certificates. In the event that after receipt of payments of the net swap payment due from or to the Swap Counterparty, as the case may be, there are insufficient funds in the Floating Rate Account to make the full distribution of the Class A-2 Interest Distribution Amount to the holders of the Class A-2 Certificates, the resulting interest shortfall will be borne by the holders of such Class.

DISTRIBUTIONS FROM THE FLOATING RATE ACCOUNT

         On each Distribution Date, the paying agent will be required to distribute the Class A-2 Available Funds to the holders of the Class A-2 Certificates as of the related Record Date in the following amounts: (i) the Class A-2 Interest Distribution Amount for such Distribution Date; (ii) the Class A-2 Principal Distribution Amount for such Distribution Date; and (iii) any termination payments to holders of the Class A-2 Certificates not otherwise required to be used for a replacement swap contract, as described below under "-The Swap Contract."

ALLOCATION OF PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES

         The Prepayment Premiums and Yield Maintenance Charges paid to the Class A-2 Regular Interests will be payable to the Swap Counterparty pursuant to the terms of the Swap Contract. After the Swap Contract and any replacement swap contracts have been terminated, any Prepayment Premiums and Yield Maintenance Charges allocable to the Class A-2 Regular Interest will be paid to the Class A-2 Certificates.

THE SWAP CONTRACT

         The Swap Contract will provide that, on the Master Servicer Remittance Date prior to each Distribution Date, commencing in December 2001, the paying agent will pay or cause to be paid interest (the "Fixed Interest Distribution") to the Swap Counterparty at a fixed interest rate equal to the Pass-Through Rate of the Class A-2 Regular Interest on a notional amount equal to the Certificate Balance of the Class A-2 Regular Interest (the "Floating Rate Certificate Notional Amount") and a 30/360 basis, and the Swap Counterparty will pay interest on the Floating Rate Certificate Notional Amount to the paying agent for the benefit of the holders of the Class A-2 Certificates at a rate equal to the Pass-Through Rate of the Class A-2 Certificates. The Pass-Through Rate for the Class A-2 Certificates is one-month LIBOR plus 0.45% based on the actual number of days elapsed in the related Interest Accrual Period and a 360-day year. Required payments under the Swap Contract with respect to each Distribution Date will be made by the Swap Counterparty or the paying agent on a net basis.

         If the debt ratings of the Swap Counterparty fall below levels acceptable to Moody's (a "Rating Agency Trigger Event"), the Swap Counterparty will be required to post collateral, find a replacement swap counterparty that would not cause a Rating Agency Trigger Event or enter into any other arrangement satisfactory to Moody's. In the event that the Swap Counterparty fails to, among other things, either post acceptable collateral, find an acceptable replacement swap counterparty or enter into any other arrangement satisfactory to Moody's after a Rating Agency Trigger Event (a "Swap Default") then the trustee will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25% of the Class A-2 Certificates, to enforce the rights of the trust under the Swap Contract as may be permitted by the terms thereof and use any termination payments received from the Swap Counterparty to enter into a replacement interest rate swap contract on substantially identical terms. The costs and expenses incurred by the trustee in connection with enforcing the rights of the trust under the Swap Contract will be reimbursable to the trustee out of amounts otherwise payable to the Class A-2 Certificates, to the extent not reimbursed by the Swap Counterparty. If the costs attributable to entering into a replacement interest rate swap contract would exceed the net proceeds of the liquidation of the Swap Contract, the trustee will not be required to enter into a replacement interest rate swap contract and any such proceeds will instead be distributed to the holders of the Class A-2 Certificates. Following the termination of the Swap Contract (and during the period when the trustee is pursuing remedies under such Swap Contract), the Class A-2 Interest Distribution Amount will be equal to the Distributable Certificate Interest Amount for the Class A-2 Regular Interest and the Class A-2 Certificates will accrue interest at the same rate, on the same basis and in the same manner as the Class A-2 Regular Interest. Any conversion of the Class A-2 Certificates to a fixed interest rate will become permanent following the determination by the trustee not to enter into a replacement interest rate swap contract and the distribution of any termination payments to the holders of the Class A-2 Certificates. A Swap Default and the consequent conversion to a fixed interest rate will not constitute a default under the Pooling and Servicing Agreement. A conversion to a fixed interest rate might result in a temporary delay to the holders of the Class A-2 Certificates in receiving payment of the related Distributable Certificate Interest Amount on the Class A-2 Regular Interest if DTC is not given sufficient notice of the resulting change in the payment terms of the such Class of Certificates.

         The paying agent will have no obligation on behalf of the trust to pay or cause to be paid to the Swap Counterparty any portion of the Fixed Interest Distribution in respect of the Class A-2 Regular Interest unless and until the related interest payment on such Class A-2 Regular Interest is actually received by the paying agent; provided, however, that the paying agent may receive funds from the Swap Counterparty representing the net amount payable to the paying agent pursuant to the Swap Contract and the master servicer may pay the net swap payment on behalf of, and on the written instructions of, the trustee from amounts received on the mortgage loans or from P&I Advances.

         In addition, if the funds allocated to payment of the Fixed Interest Distribution of the Class A-2 Regular Interest are insufficient to make any required payments to the Swap Counterparty and to make full distributions of the Class A-2 Interest Distribution Amount to the Class A-2 Certificates, the paying agent will be required to use such funds to make required payments to the Swap Counterparty prior to making distributions on the Class A-2 Certificates, and holders of such Certificates will experience a shortfall.

         In addition to certain customary events of default and termination events contained in the Swap Contract, the Swap Counterparty will have the right to terminate the Swap Contract if the trust does not make a required payment to the Swap Counterparty or if the Pooling and Servicing Agreement is amended in a manner that would have a negative effect on the Swap Counterparty without the consent of the Swap Counterparty.

TERMINATION PAYMENTS

         In the event of a termination of the Swap Contract, the Swap Counterparty may be obligated to pay a termination payment to the trust generally designed to compensate the trust for the cost, if any, of entering into a substantially similar interest rate swap contract with another counterparty. In the event of a termination of the Swap Contract due to a default by the trust, no termination payment will be due from either the trust or the Swap Counterparty.

THE SWAP COUNTERPARTY

         Wells Fargo Bank, National Association is the Swap Counterparty under the Swap Contract. A description of Wells Fargo Bank, National Association is set forth under "Servicing of the Mortgage Loans - The Master Servicer and Special Servicer - Master Servicer" in this prospectus supplement.

         The Swap Counterparty currently has a long-term rating of "AA-" by S&P and "Aa1" by Moody's, and a short-term rating of "A-1+" by S&P and "P-1" by Moody's.



                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS
GENERAL

         The yield to maturity on the offered certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such offered certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

o    the Pass-Through Rate for such certificate;

o the rate and timing of principal payments, including Principal Prepayments, and other principal collections on the mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties) and the extent to which such amounts are to be applied in reduction of the Certificate Balance or Notional Amount of such certificate;

o the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or Notional Amount of such certificate or in reduction of amounts distributable thereon; and

o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest Amount payable on such certificate.

         In addition, the effective yield to holders of the offered certificates other than the Class A-2 Certificates will differ from the yield otherwise produced by the applicable Pass-Through Rate and purchase prices of such certificates because interest distributions will not be payable to such holders until at least the 15th day of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

PASS-THROUGH RATES

         The interest rates on the Class E and Class F Certificates are limited by a weighted average of the mortgage loan interest rates net of the Administrative Cost Rate, which is calculated based upon the respective principal balances of those mortgage loans. Accordingly, the yields on the Class E and Class F Certificates will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized Losses as a result of liquidations of mortgage loans. In addition, the yield on the Class A-2 Certificates will be sensitive to levels of one-month LIBOR. In general, the effect of any such changes on such yields and Pass-Through Rates for such Certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized Losses than mortgage loans with relatively lower mortgage rates.

RATE AND TIMING OF PRINCIPAL PAYMENTS

         The yield to maturity on the Class X-1 Certificates (and to a lesser extent, the Class X-2 Certificates) will be extremely sensitive to, and the yield to maturity on any class of offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or Notional Amount of such class of certificates. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter be distributable entirely in respect of each other class of Principal Balance Certificates, in descending alphabetical, and, if applicable, descending numerical, order of Class designation, in each case until the aggregate Certificate Balance of such class of certificates is, in turn, reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate Certificate Balance of each class of offered certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extension of maturity dates by the special servicer, and the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties and purchases of mortgage loans out of the trust.

         Although the borrower under an ARD Loan may have incentives to prepay the ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will be able to prepay the ARD Loan on its Anticipated Repayment
Date. The failure of the borrower to prepay the ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of that mortgage loan. However, the pooling and servicing agreement will require action to be taken to enforce the trust's right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD Loan documents.

         Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the trust as described herein under "Description of the Offered Certificates--Optional Termination" will also shorten the weighted average lives of those certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those certificates. See "Servicing of the Mortgage Loans--Mortgage Loan Modifications" in this prospectus supplement.

         The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amounts of its Class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

         In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amounts of the related Class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher, or lower than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction, or increase, in the rate of such principal payments. With respect to the Class A (other than the Class A-2 Certificates), Class B, Class C, Class D, Class E and Class F Certificates, the allocation of a portion of collected Prepayment Premiums or Yield Maintenance Charges to the certificates as described herein is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The Prepayment Premium or Yield Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in "Appendix II - Certain Characteristics of the Mortgage Loans."

         Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

         If the portion of the Available Distribution Amount distributable in respect of interest on any class of certificates on any Distribution Date is less than the Distributable Certificate Interest Amount then payable for that Class, the shortfall will be distributable to holders of the class of certificates on subsequent Distribution Dates, to the extent of the Available Distribution Amount. Any such shortfall (which would not include interest shortfalls in connection with a principal prepayment accompanied by less than a full month's interest) will bear interest at the applicable Pass-Through Rate (or, for the Class A-2 Certificates, at the rate on the Class A-2 Regular Interest) and may adversely affect the yield to maturity of the class of certificates for as long as it is outstanding.

LOSSES AND SHORTFALLS

         The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses allocable to principal will generally be applied to reduce the Certificate Balances of the Principal Balance

Certificates in the following order: first, to the Class N Certificates until the Certificate Balance thereof has been reduced to zero; then to the other respective Classes of Principal Balance Certificates, in ascending - that is, from M to A - alphabetical order of Class designation, until the remaining Certificate Balance of each such class of certificates has been reduced to zero. Realized Losses and Expense Losses allocable to interest will generally be applied in the same order to reduce Distributable Certificate Interest otherwise payable to each such Class; provided that with respect to interest, Realized Losses and Expense Losses of interest will be allocated to the Class A-1, Class A-3 and Class X Certificates and the Class A-2 Regular Interest, pro rata based on interest distributable on such certificates or such Class A-2 Regular Interest. Net Aggregate Prepayment Interest Shortfalls will be borne by the holders of each class of certificates, pro rata as described herein, in each case reducing interest otherwise payable thereon. Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that P&I Advances would be nonrecoverable, Appraisal Reductions, Expense Losses and Realized Losses generally will result in, among other things, a shortfall in current distributions to the most subordinate class of certificates outstanding.

RELEVANT FACTORS

         The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties), prevailing interest rates, the terms of the mortgage loans-for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due on sale and due on encumbrance provisions, and amortization terms that require Balloon Payments-the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" in this prospectus supplement and "Risk Factors" in the prospectus.

         The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

         Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

         We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

WEIGHTED AVERAGE LIFE

         Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans. We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the offered certificates.

         The following tables indicate the percent of the initial Certificate Balance of each class of offered certificates after each of the dates shown and the corresponding weighted average life of each such class of the certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance or of such certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

         The mortgage loans do not have all of the characteristics of the Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the Classes of Certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

         For the purposes of each table, the weighted average life of a certificate is determined by:

o multiplying the amount of each reduction in the Certificate Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

o     summing the results; and

o dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such certificate.

         The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the Mortgage Pool will not experience any defaults or losses, or that the Mortgage Pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.


                             PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
                           CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                       0%           25%          50%           75%          100%
-----------------                    --------      --------     -------      --------     ----------
Closing Date                           100%         100%         100%          100%         100%
November 2002                           97%          97%          97%           97%          97%
November 2003                           94%          94%          94%           94%          94%
November 2004                           90%          90%          90%           90%          90%
November 2005                           87%          87%          87%           87%          87%
November 2006                           54%          54%          54%           54%          54%
November 2007                           50%          50%          50%           49%          46%
November 2008                           23%          23%          23%           23%          22%
November 2009                           16%          15%          15%           14%           9%
November 2010                            2%           1%           0%            0%           0%
November 2011                            0%           0%           0%            0%           0%
Weighted average life (years)          5.70         5.69         5.69          5.68         5.59



                                 PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
                                CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                        0%           25%          50%           75%          100%
-------------------                   -------      --------     -------      --------      --------
Closing Date                            100%         100%         100%          100%         100%
November 2002                           100%         100%         100%          100%         100%
November 2003                           100%         100%         100%          100%         100%
November 2004                           100%         100%         100%          100%         100%
November 2005                           100%         100%         100%          100%         100%
November 2006                           100%         100%         100%          100%         100%
November 2007                           100%         100%         100%          100%         100%
November 2008                           100%         100%         100%          100%         100%
November 2009                           100%         100%         100%          100%         100%
November 2010                           100%         100%         100%           92%          21%
November 2011                             0%           0%           0%            0%           0%
Weighted average life (years)           9.21         9.20         9.18          9.15         8.96


                                   PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
                                   CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                       0%           25%          50%           75%          100%
------------------                    ------       -------      -------        ------       ------
Closing Date                            100%         100%         100%          100%         100%
November 2002                           100%         100%         100%          100%         100%
November 2003                           100%         100%         100%          100%         100%
November 2004                           100%         100%         100%          100%         100%
November 2005                           100%         100%         100%          100%         100%
November 2006                           100%         100%         100%          100%         100%
November 2007                           100%         100%         100%          100%         100%
November 2008                           100%         100%         100%          100%         100%
November 2009                           100%         100%         100%          100%         100%
November 2010                           100%         100%         100%          100%         100%
November 2011                             0%           0%           0%            0%           0%
Weighted average life (years)           9.61         9.60         9.59          9.56         9.37


                                  PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
                                   CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                       0%           25%          50%           75%          100%
------------------                    ------       -------      -------        ------       ------
Closing Date                            100%         100%         100%          100%         100%
November 2002                           100%         100%         100%          100%         100%
November 2003                           100%         100%         100%          100%         100%
November 2004                           100%         100%         100%          100%         100%
November 2005                           100%         100%         100%          100%         100%
November 2006                           100%         100%         100%          100%         100%
November 2007                           100%         100%         100%          100%         100%
November 2008                           100%         100%         100%          100%         100%
November 2009                           100%         100%         100%          100%         100%
November 2010                           100%         100%         100%          100%         100%
November 2011                             0%           0%           0%            0%           0%
Weighted average life (years)           9.77         9.77         9.77          9.77         9.57


                                   PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
                                  CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                       0%           25%          50%           75%          100%
------------------                    ------       -------      -------        ------       ------
Closing Date                            100%         100%         100%          100%         100%
November 2002                           100%         100%         100%          100%         100%
November 2003                           100%         100%         100%          100%         100%
November 2004                           100%         100%         100%          100%         100%
November 2005                           100%         100%         100%          100%         100%
November 2006                           100%         100%         100%          100%         100%
November 2007                           100%         100%         100%          100%         100%
November 2008                           100%         100%         100%          100%         100%
November 2009                           100%         100%         100%          100%         100%
November 2010                           100%         100%         100%          100%         100%
November 2011                             0%           0%           0%            0%           0%
Weighted average life (years)           9.84         9.83         9.81          9.78         9.60


                        DESCRIPTION OF THE MORTGAGE POOL
GENERAL

         The Mortgage Pool will consist of one hundred fifty-two (152) fixed-rate, first mortgage loans with an aggregate Cut-off Date Balance of $902,516,290 subject to a permitted variance of plus or minus 5%. The Cut-off Date Balances of the mortgage loans range from $436,659 to $75,000,000, and the mortgage loans have an average Cut-off Date Balance of $5,937,607. Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation. All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate.

         The mortgage loans were originated between October 10, 1995 and August 31, 2001. As of the Cut-off Date, none of the mortgage loans was 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans associated with the ten (10) largest mortgage loans (including crossed mortgage loans) in the Mortgage Pool are contained in Appendix III attached.

         One hundred forty-three (143) mortgage loans, representing 96.2% of the Initial Pool Balance, are evidenced by a mortgage note and secured by a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in one or more income-producing mortgaged properties. Seven (7) mortgage loans, representing 3.1% of the Initial Pool Balance, are secured by a leasehold mortgage, deed of trust or similar security instrument that creates a first mortgage lien in a leasehold interest in one or more income-producing real properties. Two (2) mortgage loans, representing 0.7% of the Initial Pool Balance, are secured by a first mortgage lien on a parcel of land ground-leased to the owner of a building located thereon, which building is not itself subject to the lien and is not secured by any other property.

         On the Closing Date, we will acquire the mortgage loans from the sellers, in each case pursuant to a Mortgage Loan Purchase Agreement to be entered into between us and the particular seller. We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders. See "-The Sellers" and "-Sale of the Mortgage Loans" below.

MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

Mortgage Rates; Calculations of Interest

         The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. Other than the ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest. One hundred thirty-six (136) mortgage loans, representing 87.0% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed each month in a 360-day year. Sixteen (16) mortgage loans, representing 13.0% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

 Property Types

         The mortgage loans consist of the following property types:

         o Retail - seventy-nine (79) of the mortgaged properties, which secure 41.4% of the Initial Pool Balance, are retail properties;

         o Office - twenty-four (24) of the mortgaged properties, which secure 27.4% of the Initial Pool Balance, are office properties;

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         o    Multifamily - twenty-seven (27) of the mortgaged properties, which secure 13.3% of the Initial Pool Balance, are multifamily properties;

         o Industrial - twenty-nine (29) of the mortgaged properties, which secure 13.2% of the Initial Pool Balance, are industrial properties;

         o Manufactured Housing Community - three (3) of the mortgaged properties, which secure 1.2% of the Initial Pool Balance, are manufactured housing community properties;

         o Mixed Use - one (1) mortgaged property, which secures 1.0% of the Initial Pool Balance, is a mixed use property;

         o Hospitality - one (1) mortgaged property, which secures 0.9% of the Initial Pool Balance, is a hospitality property;

         o Health Care - one (1) mortgaged property, which secures 0.7% of the Initial Pool Balance, is a health care property;

         o Other-land - two (2) of the mortgaged properties, which secure 0.7% of the Initial Pool Balance, are other property types; and

         o Self Storage - one (1) mortgaged property, which secures 0.2% of the Initial Pool Balance, is a self storage property.

Property Location

         The following six states contain the largest concentrations of mortgaged properties securing the mortgage loans: California, New Jersey, New York, Florida, Massachusetts and Pennsylvania,.

         o fifty-three (53) mortgaged properties, which secure 24.2% of the Initial Pool Balance are located in California. Of the mortgaged properties located in California, twenty-nine (29) of such mortgaged properties, representing security for 10.7% of the Initial Pool Balance, are located in Southern California, and twenty-four (24) mortgaged properties, representing security for 13.5% of the Initial Pool Balance, are located in Northern California.

         o nine (9) mortgaged properties, representing security for 14.5% of the Initial Pool Balance are located in New Jersey;

         o two (2) mortgaged properties, representing security for 9.7% of the Initial Pool Balance are located in New York;

         o fourteen (14) mortgaged properties, representing security for 5.6% of the Initial Pool Balance are located in Florida;

         o four (4) mortgaged properties, representing security for 5.5% of the Initial Pool Balance are located in Massachusetts; and

         o seven (7) mortgaged properties, representing security for 5.2% of the Initial Pool Balance are located in Pennsylvania.

Due Dates

         One hundred thirty-four (134) of the mortgage loans, representing 96.9% of the Initial Pool Balance, have Due Dates on the first day of each calendar month. One (1) mortgage loan, representing 0.8% of the Initial Pool

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Balance, has a Due Date on the fifth day of each calendar month without any grace period for late payments. Seventeen (17) of the mortgage loans, representing 2.3% of the Initial Pool Balance, have Due Dates on the tenth day of each calendar month without any grace period for late payments. The mortgage loans have various grace periods including one hundred forty-eight
(148) of the mortgage loans, representing 97.0% of the Initial Pool Balance, with grace periods of either 0, 3 or 5 days, two (2) of the mortgage loans, representing 1.6% of the Initial Pool Balance, with a grace period of 10 days and two (2) of the mortgage loans, representing 1.3% of the Initial Pool Balance, with a grace period of 15 days.

 Amortization

         The mortgage loans have the following amortization features:

         o One hundred thirty-seven (137) of the mortgage loans, representing 94.8% of the Initial Pool Balance, are Balloon Loans including two
              (2) of the mortgage loans, representing 4.1% of the Initial Pool Balance, that are ARD Loans and sixteen (16) of the mortgage loans, representing 1.5% of the Initial Pool Balance, have amortization schedules that change during the loan term. The amount of the Balloon Payments on those mortgage loans that accrue interest on a basis other than a 360-day year consisting of 30-day months will be greater, and the actual amortization terms will be longer, than would be the case if such mortgage loans accrued interest on such basis as a result of the application of interest and principal on such mortgage loans over time. See "Risk Factors."

         o The fifteen (15) remaining mortgage loans, representing 5.2% of the Initial Pool Balance of the mortgage loans as of November 1, 2001 are fully amortizing and are expected to have less than 5% of the original principal balance as of its respective stated maturity date.

Prepayment Restrictions

         As of the Cut-off Date, the following prepayment restrictions applied to the mortgage loans:

o One hundred twenty-five (125) of the mortgage loans, representing 78.0% of the Initial Pool Balance, prohibit voluntary principal prepayments during the Lock-out Period but permit the related borrower (after an initial period of at least two years following the date of issuance of the certificates) to defease the loan by pledging direct, non-callable United States Treasury obligations that provide for payment on or prior to each due date and the maturity date of amounts at least equal to the amounts that would have been payable on those dates under the terms of the mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage.

o Twenty-five (25) of the mortgage loans, representing 20.8% of the Initial Pool Balance, prohibit voluntary principal prepayments during a Lock-out Period and thereafter provide for Prepayment Premiums or Yield Maintenance Charges calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

o Two (2) of the mortgage loans, representing 1.2% of the Initial Pool Balance, prohibit voluntary principal prepayments during a lock-out period, and following the lock-out period provide for a Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid, and also permit the related borrower, after an initial period of at least two years following the date of the issuance of the certificates, to defease the loan by pledging direct, non-callable United States Treasury obligations and obtaining the release of the mortgaged property from the lien of the mortgage.

         With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions set forth below:

o Two (2) of the mortgage loans, representing 3.0% of the Initial Pool Balance, permit a release of the mortgaged property from the lien of the mortgage if there is a defeasance of a portion of the mortgage loan in connection with such release.

o Sixteen (16) of the mortgage loans, representing 1.5% of the Initial Pool Balance, permit a release of a portion of the related mortgaged property from the lien of the related mortgage, and a prepayment (with a yield maintenance charge) of a portion of the mortgage loan in connection with such release.

o Notwithstanding the foregoing, the mortgage loans generally provide for a period of one (1) to seven (7) payments prior to and including the maturity date or Anticipated Repayment Date in which the related borrower may prepay the mortgage loan without premium or defeasance requirements.

         The method of calculation of any Prepayment Premium or Yield Maintenance Charge will vary for any mortgage loan as presented in "Appendix II - Certain Characteristics of the Mortgage Loans."

Non-Recourse Obligations

         The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder thereof may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by any mortgage loan seller or any of their affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

"Due-on-Sale" and "Due-on-Encumbrance" Provisions

         The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, the mortgage loans generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the master servicer or the special servicer, as the case may be, or, if collected, will be paid to the master servicer or the special servicer as additional servicing compensation, and certain other conditions.

         In addition, some of the mortgage loans permit the borrower to transfer the related mortgaged property to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan documents and/or as determined by the master servicer. The master servicer or the special servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and Servicing Agreement.

Subordinate and Other Financing

         As of November 1, 2001, none of the mortgaged properties secures any loans that are subordinate or on a pari passu basis with the related mortgage loan, other than in respect of the Pari Passu Loan (it being understood that the Pari Passu Loan is secured by a mortgaged property on a pari passu basis with another note that is not included in the trust).

         Twenty-nine (29) of the mortgage loans, representing 14.4% of the Initial Pool Balance, permit the borrower to enter into additional financing that is not secured by the mortgaged property (or to retain unsecured debt existing at the time of the origination of such loan) and/or permit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may be permitted to incur additional financing that is not secured by the mortgaged property.

         Two (2) of the mortgage loans, representing 1.0% of the Initial Pool Balance, permit the borrower to enter into additional subordinate financing that is secured by the mortgaged property, provided that certain debt service coverage ratio tests are satisfied.

         We make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower. See "Legal Aspects of the Mortgage Loans--Subordinate Financing" in the prospectus and "Risk Factors-A Borrower's Other Loans May Reduce The Cash Flow Available To The Mortgaged Property Which May Adversely Affect Payment On Your Certificates" in this prospectus supplement.

         Generally all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

Additional Collateral; Property Substitution

         Ten (10) of the mortgage loans, representing 9.8% of the Initial Pool Balance, have additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods which are to be released only upon the satisfaction of certain conditions by the borrower. If the borrowers do not satisfy conditions for release of the monies or letters of credit by the outside release date, such monies or letters of credit may be applied to partially repay the related mortgage loan, or may be held by the lender as additional security for the mortgage loans. In addition, some of the other mortgage loans provide for reserves for items such as deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. For further information with respect to additional collateral, see Appendix II.

         One (1) mortgage loan, representing 0.5% of the Initial Pool Balance, permits the substitution of the related mortgaged property in accordance with the conditions set forth in the related mortgage loan documents.

 THE ARD LOANS

         Two (2) of the mortgage loans, representing in the aggregate approximately 4.1% of the Initial Pool Balance, each provides that if the related borrower has not prepaid that mortgage loan in full on or before its Anticipated Repayment Date, any principal outstanding on that date shall thereafter amortize more rapidly and accrue interest at the Revised Rate for that mortgage loan rather than at the Initial Rate. In addition, funds on deposit in lock box accounts relating to the ARD Loans in excess of amounts needed to pay property operating expenses and reserves will be applied to repayment of the applicable mortgage loan resulting in a more rapid amortization. In general, the Revised Rate for each mortgage loan will be equal to the greater of (x) the Treasury Rate plus a spread, which for such loans equals 5.0% per annum or (y) the Initial Rate plus a spread, which for such loans is equal to 5.0% per annum.

THE PARI PASSU LOAN

         With respect to Mortgage Loan No. 6 (the "Pari Passu Loan"), representing approximately 2.9% of the Initial Pool Balance, the related mortgaged property also secures a separate promissory note (the "2001-TOP3 Mortgage Loan"), which had an original principal balance of $26,000,000. The Pari Passu Loan and the 2001-TOP3 Mortgage Loan are each secured on a pari passu basis by the Pari Passu Mortgage. The 2001-TOP3 Mortgage Loan is owned by the trust fund established pursuant to the 2001-TOP3 Pooling and Servicing Agreement and is not an asset of the trust. The payment and other terms of the 2001-TOP3 Mortgage Loan are substantially similar to those of the Pari Passu Loan (except for the principal balance), however, the 2001-TOP3 Trustee has the exclusive right to exercise remedies with respect to the Pari Passu Loan, including without limitation, seeking foreclosure. The Pari Passu Loan will be serviced pursuant to the 2001-TOP3 Pooling and Servicing Agreement and therefore the 2001-TOP3 Master Servicer will make advances and remit collections on the Pari Passu Loan to or on behalf of the trust. For purposes of the information presented in this prospectus supplement with respect to Mortgage Loan No. 6, the

Debt Service Coverage Ratio and loan-to-value ratio reflect the aggregate indebtedness evidenced by the Pari Passu Loan and the 2001-TOP3 Mortgage Loan.

         Under the terms of an intercreditor agreement between the holder of the Pari Passu Loan and the holder of the 2001-TOP3 Mortgage Loan: (a) the Pari Passu Loan and the 2001-TOP3 Mortgage Loan are of equal priority with each other and no portion of either of them shall have priority or preference over the other, (b) the 2001-TOP3 Pooling and Servicing Agreement will exclusively govern the servicing and administration of both the Pari Passu Loan and the 2001-TOP3 Mortgage Loan (and all decisions, consents, waivers, approvals and other actions on the part of the holder of either or both of the Pari Passu Loan and the 2001-TOP3 Mortgage Loan shall be effected in accordance with the 2001-TOP3 Pooling and Servicing Agreement) and (c) all payments, proceeds and other recoveries on or in respect of the Pari Passu Loan and/or the 2001-TOP3 Mortgage Loan (in each case, subject to the rights of the master servicer, the special servicer, the Depositor, the trustee, the fiscal agent or the paying agent to payments and reimbursements pursuant to and in accordance with the terms of the 2001-TOP3 Pooling and Servicing Agreement) will be applied to the Pari Passu Loan and the 2001-TOP3 Mortgage Loan on a pari passu basis according to their respective outstanding principal balances.

         Under the 2001-TOP3 Pooling and Servicing Agreement, the servicing and administration of the Pari Passu Loan and the 2001-TOP3 Mortgage Loan will generally be conducted as if such loans were a single "mortgage loan" under the provisions of the 2001-TOP3 Pooling and Servicing Agreement.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

Appraisals

         In connection with the origination or securitization of each of the mortgage loans, the related mortgaged property was appraised by an independent appraiser who, generally, was a Member of the Appraisal Institute. Each such appraisal complied with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the Cut-off Date is presented herein for illustrative purposes only.

Environmental Assessments

         An environmental site assessment was performed with respect to each mortgaged property except for mortgaged properties securing mortgage loans that are the subject of a secured creditor impaired property policy that we describe below under "-Environmental Insurance" generally within the twelve-month period preceding the origination or securitization of the related mortgage loan. In all cases, the environmental site assessment was a "Phase I" environmental assessment, generally performed in accordance with industry practice. In general, the environmental assessments contained no recommendations for further significant environmental remediation efforts which, if not undertaken, would have a material adverse effect on the interests of the certificate holders. However, in certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies. See "Risk Factors-Environmental Risks Relating to Specific Mortgaged Properties May Adversely Affect Payments on Your Certificates" in this prospectus supplement.

Property Condition Assessments

         In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination or securitization of the related mortgage loan, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, for the mortgaged properties in connection with the origination or securitization of the related mortgage loan. See "Risk Factors-Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair On The Property" in this prospectus supplement. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Seismic Review Process

         In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

Zoning and Building Code Compliance

         Each seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related seller has informed us that it does not consider any such violations known to it to be material.

ENVIRONMENTAL INSURANCE

         In the case of thirty-four (34) mortgaged properties, representing 6.3% of the Initial Pool Balance, the related mortgage loan seller has obtained, or has the benefit of, and there will be assigned to the trust, a group secured creditor impaired property policy covering selected environmental matters with respect to all those mortgage loans as a group. In the case of seventeen (17) mortgaged properties, representing 2.3% of the Initial Pool Balance, the related mortgage loan seller has obtained, or has the benefit of, and there will be assigned to the trust, a separate group secured creditor impaired property policy covering selected environmental matters with respect to all those mortgage loans as a group. None of the mortgage loans covered by the policies has a Cut-off Date Balance in excess of $6,854,090. The premiums for all the environmental policies have been or, as of the date of initial issuance of the certificates, will be, paid in full.

         In general, each group secured creditor impaired property policy referred to above provides coverage for the following losses, subject to the coverage limits discussed below, and further subject to the policy's conditions and exclusions:


         o if during the term of the policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the insured for the outstanding principal balance of the related mortgage loan on the date of the default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid;

         o if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from an underlying real property, the insurer will pay that claim; and

         o if the insured enforces the related mortgage, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

         Each secured creditor impaired property policy does not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. However, property condition assessments or engineering surveys were conducted for thirty-four (34) of the mortgaged properties covered by the policy. If the report disclosed the existence of material amounts of lead based paint, asbestos containing materials or radon gas affecting such a mortgaged property, the related borrower was required to remediate the condition before the closing of the loan, establish a reserve from loan proceeds in an amount considered sufficient by the mortgage loan seller or agree to establish an operations and maintenance plan. No individual claim under the group policy may exceed $3,500,000 for thirty-four (34) of the mortgaged properties, or 125% of the applicable loan balance for seventeen
(17) of the mortgaged properties, and the total claims under each group policy is subject to a maximum, which for the thirty-four (34) mortgaged properties may not exceed $17,200,000. There is no deductible under either group policy.

         Each secured creditor impaired property policy requires that the appropriate party associated with the trust report a claim during the term of the policy, which extends eight years beyond the terms of the respective mortgage loans.

         The secured creditor impaired property policies will be issued by American International Specialty Lines Insurance Company or an affiliate thereof.

ADDITIONAL MORTGAGE LOAN INFORMATION

         Each of the tables presented in Appendix I sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see Appendix II hereto, and for a brief summary of the ten (10) largest mortgage loans (including crossed mortgage loans) in the Mortgage Pool, see Appendix III hereto. Additional information regarding the mortgage loans is contained
(a) in this prospectus supplement under "Risk Factors" and elsewhere in this "Description of the Mortgage Pool" section and (b) under "Legal Aspects of Mortgage Loans" in the prospectus.

         For purposes of the tables in Appendix I and for the information presented in Appendix II and Appendix III:

         (1) References to "DSCR" are references to "Debt Service Coverage Ratios". In general, debt service coverage ratios are used by income property lenders to measure the ratio of
                  (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the "Debt Service Coverage Ratio" or "DSCR" for any mortgage loan is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus supplement.

                  In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, the applicable seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves. The applicable seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom, based upon the seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases, borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

                  Historical operating results may not be available for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable seller in determining the presented operating information.

                  The Debt Service Coverage Ratios are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

         (2) References in the tables to "Cut-off Date LTV" are references to "Cut-off Date Loan-to-Value" and references to "Balloon LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the "Cut-off Date LTV," "Cut-off Date Loan-to-Value," "Balloon LTV" or "Balloon Loan-to-Value" for any mortgage loan is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus supplement.

                  The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of Property Value and Condition--Appraisals".

                  No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

         (3) References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans.

         The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

         Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and rent rolls.

STANDARD HAZARD INSURANCE

         The master servicer will, consistent with the Servicing Standard require each borrower to maintain a fire and hazard insurance policy with extended coverage in the manner required under the related mortgage loan. Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause.

         If, on the date of origination of a mortgage loan, the portion of the improvements on a related mortgaged property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance is required by the Federal Emergency Management Agency and has been made available), the master servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage of at least the lesser of:

         o    the outstanding principal balance of the related mortgage loan;
              and

         o the maximum amount of such insurance available for the related mortgaged property, but only to the extent such mortgage loan permits the lender to require such coverage and such coverage conforms to the Servicing Standard.

         If a borrower fails to maintain such hazard insurance, the master servicer will be required to obtain such insurance and the cost thereof will be a Servicing Advance, subject to a determination of recoverability. The special servicer will be required to maintain fire insurance with extended coverage and, if applicable, flood insurance on an REO Property in an amount not less than the maximum amount obtainable with respect to such REO Property and the cost thereof will be a Servicing Advance, subject to a determination of recoverability.

         In addition, the master servicer may require any borrower to maintain other forms of insurance as the master servicer may be permitted to require under the related mortgage, including, but not limited to, loss of rents endorsements and comprehensive public liability insurance. The master servicer will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance. Any losses incurred with respect to mortgage loans due to uninsured risks, including earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. The special servicer will have the right, but not the obligation, at the expense of the trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO Property so long as such insurance is available at commercially reasonable rates.

THE SELLERS

Morgan Stanley Dean Witter Mortgage Capital Inc.

         MSDWMC is a subsidiary of Morgan Stanley Dean Witter & Co. and an affiliate of Morgan Stanley & Co. Incorporated, one of the underwriters, formed as a New York corporation to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of the MSDWMC Loans was originated or purchased by MSDWMC, and all of the MSDWMC Loans were underwritten by MSDWMC underwriters. The principal offices of MSDWMC are located at 1585 Broadway, New York, New York 10036. MSDWMC's telephone number is (212) 761-4700.

Principal Commercial Funding, LLC

         PCF is a wholly owned subsidiary of Principal Capital Management, LLC which is a wholly owned subsidiary of Principal Life Insurance Company. PCF was formed as a Delaware limited liability company to originate and acquire loans secured by commercial and multifamily real estate. Each of the PCF loans was originated and underwritten by PCF and/or its affiliates. The offices of PCF are located at 801 Grand Avenue, Des Moines, Iowa 50392. PCF's phone number is (515) 248-3944.

Wells Fargo Bank, National Association

         A description of Wells Fargo Bank, National Association is set forth under "Servicing of the Mortgage Loans - The Master Servicer and Special Servicer - Master Servicer" in this prospectus supplement.

John Hancock Real Estate Finance, Inc.

         JHREF is a wholly-owned subsidiary of John Hancock Subsidiaries LLC, which is a wholly owned subsidiary of John Hancock Life Insurance Company. JHREF was founded in 1982 and is headquartered in Boston, Massachusetts.

         JHREF presently has six offices across the country. Seven (7) of the JHREF Loans were underwritten and closed by John Hancock Life Insurance Company; the other JHREF Loans were closed by JHREF. Both JHREF and John Hancock Life Insurance Company underwrote their mortgage loans at their headquarters in Boston, Massachusetts. The principal offices of JHREF are located at 200 Clarendon Street, 53rd Floor, Boston, Massachusetts 02117. JHREF's telephone number is (617) 572-8716.

Bear, Stearns Funding, Inc.

         BSFI is a wholly-owned subsidiary of Bear Stearns Mortgage Capital Corporation, and is a Delaware corporation and an affiliate of Bear, Stearns & Co. Inc., one of the underwriters. BSFI originated all but one of the BSFI Loans and underwrote all of the BSFI Loans. The principal offices of BSFI are located at 245 Park Avenue, New York, New York 10167. BSFI's telephone number is (212) 272-2000.

SALE OF THE MORTGAGE LOANS

         On the Closing Date, each seller will sell its mortgage loans, without recourse, to Bear Stearns Commercial Mortgage Securities Inc., and Bear Stearns Commercial Mortgage Securities Inc., in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by each mortgage loan seller in respect of the mortgage loans and the related remedies for breach thereof, to the trustee for the benefit of the Certificateholders. In connection with such assignments, each seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it to the trustee or its designee.

         The trustee will be required to review the documents delivered by each seller with respect to its mortgage loans within 75 days following the Closing Date, and the trustee will hold the related documents in trust. Within 45 days following the Closing Date, pursuant to the Pooling and Servicing Agreement, the assignments with respect to each mortgage loan and any related assignment of rents and leases, as described in the "Glossary of Terms" under the term "Mortgage File", are to be completed in the name of the trustee, if delivered in blank, and submitted for recording in the real property records of the appropriate jurisdictions at the expense of the applicable seller.

REPRESENTATIONS AND WARRANTIES

         In each Mortgage Loan Purchase Agreement, the related seller has represented and warranted with respect to each of its mortgage loans, subject to certain specified exceptions, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

         (1) the information presented in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement is complete, true and correct in all material respects;

         (2) such seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances;

         (3) no scheduled payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date;

         (4) the related mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

         (5) the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

         (6) the related assignment of leases establishes and creates a valid and, subject to certain creditor's rights exceptions, enforceable first priority lien in the related borrower's interest in all leases of the mortgaged property;

         (7) the mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in material part;

         (8) except as set forth in a property inspection report prepared in connection with the origination or securitization of the mortgage loan, the related mortgaged property is, to the seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan;

         (9) the seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

         (10) the related mortgaged property is covered by an American Land Title Association, or an equivalent form of, lender's title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

         (11) the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto;

         (12) except in the case of the mortgage loans covered by the secured creditor impaired property policies that we describe above, an environmental site assessment was performed with respect to the mortgaged property in connection with the origination or securitization of the related mortgage loan, a report of each such assessment (or the most recent assessment with respect to each mortgaged property) has been delivered to Bear Stearns Commercial Mortgage Securities Inc., and such seller has no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such report;

         (13) each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

         (14) the related mortgaged property is, and is required pursuant to the related mortgage to be, insured by casualty, business interruption and liability insurance policies of a type specified in the related Mortgage Loan Purchase Agreement;

         (15) there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage;

         (16) the related borrower is not, to the seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding;

         (17) no mortgage requires the holder thereof to release all or any material portion of the related mortgaged property from the lien thereof except upon payment in full of the mortgage loan, a defeasance of the mortgage loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and (b) except where the portion of the related mortgaged property permitted to be released was not considered by the seller to be material in underwriting the mortgage loan, the payment of a release price and prepayment consideration in connection therewith;

         (18) to such seller's knowledge, there exists no material default, breach, violation or event of acceleration, and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are covered by certain other of the preceding representations and warranties;

         (19) the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property (a) such ground lease or a memorandum thereof has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the seller and related lessor) permits the interest of the lessee thereunder to be encumbered by the related mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than certain permitted encumbrances; (c) the borrower's interest in such ground lease is assignable to Bear Stearns Commercial Mortgage Securities Inc. and its successors and assigns upon notice to, but without the consent of, the lessor thereunder (or if it is required it will have been obtained prior to the closing date); (d) such ground lease is in full force and effect and the seller has received no notice that an event of default has occurred thereunder; (e) such ground lease, or an estoppel letter related thereto, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the mortgage and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder and the lessor has offered to enter into a new lease with such holder on the terms that do not materially vary from the economic terms of the ground lease; (f) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such ground lease; and (g) such ground lease has an original term (including any extension options set forth therein) which extends not less than twenty years beyond the scheduled maturity date of the related mortgage loan; and

         (20) the related mortgage loan documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of lender incurred in connection with the defeasance of such mortgage loan and the release of the related mortgaged property, and the borrower is required to pay all reasonable costs and expenses of lender associated with the approval of an assumption of such mortgage loan.

REPURCHASES AND OTHER REMEDIES

         If any mortgage loan document required to be delivered to the trustee by a seller with respect to its mortgage loans as described under "-Sale of the Mortgage Loans" above has a Material Document Defect, or if there is a Material Breach by a seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under "-Representations and Warranties" above, then such seller will be obligated to cure such Material Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period. Notwithstanding the foregoing, in the event that the payments described under subparagraph 20 of the preceding paragraph above are insufficient to pay the expenses associated with such defeasance or assumption of the related mortgage loan, it shall be the sole obligation of the related mortgage loan seller to pay an amount sufficient to pay such expenses.

         If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure Period, the seller will be obligated, not later than the last day of such Permitted Cure Period, to:

         o repurchase the affected mortgage loan from the trust at the Purchase Price; or,

         o at its option, if within the two-year period commencing on the Closing Date, replace such mortgage loan with a Qualifying Substitute Mortgage Loan; and

         o pay an amount generally equal to the excess of the applicable Purchase Price for the mortgage loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

         The seller must cure any Material Document Defect or the Material Breach within the Permitted Cure Period, provided, however, that if such Material Document Defect or Material Breach would cause the mortgage loan to be other than a "qualified mortgage", as defined in the Code, then the repurchase or substitution must occur within 85 days from the date the seller was notified of the defect or breach.

         The foregoing obligations of any seller to cure a Material Document Defect or a Material Breach in respect of any of its mortgage loans or repurchase or replace the defective mortgage loan, will constitute the sole remedies of the trustee and the Certificateholders with respect to such Material Document Defect or Material Breach; and none of us, the other sellers or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related seller defaults on its obligation to do so. Each seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by any other seller.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

         The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the offered certificates are issued. Prior to the issuance of the offered certificates, a mortgage loan may be removed from the Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the offered certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The information presented herein is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.


                         SERVICING OF THE MORTGAGE LOANS
GENERAL

         The master servicer and the special servicer, either directly or through sub-servicers, will be required to service and administer the mortgage loans in accordance with the Servicing Standard.

         Each of the master servicer and the special servicer is required to adhere to the Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower, and the different payment priorities among the Classes of certificates. Each of the master servicer and the special servicer may become the owner or pledgee of certificates with the same rights as each would have if it were not the master servicer or a special servicer, as the case may be.

         Any such interest of the master servicer or the special servicer in the certificates will not be taken into account when evaluating whether actions of the master servicer or the special servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the Class or Classes of certificates owned by the master servicer or the special servicer. In addition, the master servicer or the special servicer may, under limited circumstances, lend money on an unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though the master servicer or the special servicer were not a party to the transactions contemplated hereby.

         On the Closing Date, the master servicer will enter into an agreement with each of the Primary Servicers under which the Primary Servicers will assume many of the servicing obligations of the master servicer presented in this section with respect to mortgage loans sold by it or its affiliates to the trust. The Primary Servicers are subject to the Servicing Standard. If an Event of Default occurs in respect of the master servicer and the master servicer is terminated, such termination will not necessarily cause the termination of any primary servicers. Notwithstanding the provisions of any primary servicing agreement or the Pooling and Servicing Agreement, the master servicer shall remain obligated and liable to the trustee, paying agent and the Certificateholders for servicing and administering of the mortgage loans in accordance with the provisions of the Pooling and Servicing Agreement to the same extent as if the master servicer was alone servicing and administering the mortgage loans.

         Each of the master servicer, the Primary Servicers and the special servicer is permitted to enter into a sub-servicing agreement and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement. However, any subservicing is subject to various conditions set forth in the Pooling and Servicing Agreement including the requirement that the master servicer or the special servicer, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The master servicer or the special servicer, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

         The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the trustee, provided that:

         o a successor master servicer or special servicer is available and willing to assume the obligations of the master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation;

         o the master servicer or special servicer bears all costs associated with its resignation and the transfer of servicing; and

         o the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

         Furthermore, the master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. A resignation of the master servicer will not affect the rights and obligations of the Primary Servicers to continue to act as primary servicers. If the master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume the master servicer's duties and obligations under the Pooling and Servicing Agreement. If the special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the trustee or an agent will assume the duties and obligations of the special servicer.

         The relationship of each of the master servicer and the special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

         The master servicer will have no responsibility for the performance by the special servicer, to the extent they are different entities, of its duties under the Pooling and Servicing Agreement, and the special servicer will have no responsibility for the performance by the master servicer of its duties under the Pooling and Servicing Agreement.

         The master servicer initially will be responsible for the servicing and administration of the entire Mortgage Pool. However, the special servicer will be responsible for servicing and administering any Specially Serviced Mortgage Loans.

         Upon the occurrence of any of the events set forth under the term "Specially Serviced Mortgage Loan" in the glossary of terms hereto, the master servicer will be required to transfer its principal servicing responsibilities with respect thereto to the special servicer in accordance with the procedures set forth in the Pooling and Servicing Agreement. Notwithstanding such transfer, the master servicer will continue to receive any payments on such mortgage loan, including amounts collected by the special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare reports for the trustee and the paying agent with respect to such mortgage loan. If title to the related mortgaged property is acquired by the trust, whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will be responsible for the operation and management thereof and such loan will be considered a Specially Serviced Mortgage Loan.

         A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage Loan to which the master servicer will re-assume all servicing responsibilities.

         The master servicer and the special servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of the Offered Certificates--Advances--Servicing Advances" in this prospectus supplement.

         The Primary Servicers, the master servicer and the special servicer and any director, officer, employee or agent of any of them will be entitled to indemnification from the trust against any loss, liability, or expense incurred in connection with any legal action relating to the pooling and servicing agreement, the mortgage loans or the certificates other than any loss, liability or expense incurred by reason of the Primary Servicer's, master servicer's or special servicer's willful misfeasance, bad faith or negligence in the performance of their duties under the pooling and servicing agreement.

THE MASTER SERVICER AND SPECIAL SERVICER

Master Servicer

         Wells Fargo Bank, National Association ("Wells Fargo") will be responsible for servicing the mortgage loans as master servicer. Wells Fargo provides a full range of banking services to individual, agribusiness, real estate, commercial and small business customers. Wells Fargo is an affiliate of Wells Fargo Bank Minnesota, National Association, the paying agent and certificate registrar and Wells Fargo Brokerage Services, LLC, one of the underwriters.

         Wells Fargo's principal servicing offices are located at 45 Fremont Street, 2nd Floor, San Francisco, California 94105.

         As of August 31, 2001, Wells Fargo was responsible for servicing approximately 3,924 commercial and multifamily mortgage loans, totaling approximately $23.5 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

         Wells Fargo & Company is the holding company for Wells Fargo. Wells Fargo & Company files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of 1934. Such reports include information regarding the master servicer and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

         The information presented herein concerning Wells Fargo has been provided by Wells Fargo. Accordingly, we make no representation or warranty as to the accuracy or completeness of such information.

SPECIAL SERVICER

         GMAC Commercial Mortgage Corporation, a California corporation ("GMACCM"), will initially be appointed as special servicer of the mortgage loans. As of September 30, 2001, GMACCM was responsible for performing certain special servicing functions with respect to commercial and multifamily loans with an aggregate principal balance of approximately $57 billion. The principal executive offices of GMACCM are located at 200 Witmer Road, Horsham, Pennsylvania 19044.

         The information set forth herein concerning the special servicer has been provided by it, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

MASTER SERVICER

Master Servicer Compensation

         The master servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal Balance of each mortgage loan, including REO Properties. The master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account and interest on escrow accounts if permitted by the related loan documents, and-in each case to the extent not payable to the special servicer or any sub-servicer or Primary Servicer as provided in the Pooling and Servicing Agreement or any primary or sub-servicing agreement-late payment charges, assumption fees, modification fees, extension fees, defeasance fees and default interest payable at a rate above the related mortgage rate, provided that late payment charges and default interest will only be payable to the extent that they are not offset pursuant to the terms of the Pooling and Servicing Agreement.

         The related Master Servicing Fee will be reduced, on each Distribution Date by the amount, if any, of a Compensating Interest Payment required to be made by the master servicer on such Distribution Date. Any Net Aggregate Prepayment Interest Shortfall will be allocated as presented under "Description of the Offered Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment Interest Excesses" in this prospectus supplement. If Prepayment Interest Excesses for all mortgage loans other than Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

         In the event that Wells Fargo resigns or is no longer master servicer for any reason, Wells Fargo will continue to have the right to receive its portion of the Excess Servicing Fee. Any successor servicer will receive the Master Servicing Fee as compensation. The portion of the Excess Servicing Fee payable to JHREF shall similarly not be terminated if it resigns or is terminated as one of the Primary Servicers.

EVENTS OF DEFAULT

         If an Event of Default described under the third, fourth or ninth bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the trustee or Bear Stearns Commercial Mortgage Securities Inc. gives written notice to the master servicer that the master servicer is terminated. If an event of default described under the first, second, fifth, sixth, seventh or eighth bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate, immediately upon the date which the trustee or Bear Stearns Commercial Mortgage Securities Inc. give written notice to the master servicer that the master servicer is terminated. After any Event of Default, the trustee may elect to terminate the master servicer by providing such notice, and shall provide such notice if holders of certificates representing more than 25% of the Certificate Balance of all certificates so direct the trustee. Notwithstanding the foregoing, and in accordance with the Pooling and Servicing Agreement, if the Event of Default occurs solely by reason of the occurrence of a default of a Primary Servicer under a primary servicing agreement, then the initial master servicer shall have the right to require that any successor master servicer enter into a primary servicing agreement with the initial master servicer with respect to all the mortgage loans as to which the primary servicing default occurred so long as the initial master servicer is on the approved list of commercial mortgage loan servicers maintained by S&P.

         Upon such termination, all authority, power and rights of the master servicer under the Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to unpaid servicing compensation or unreimbursed Advances or the Excess Servicing Fee, provided that in no event shall the termination of the master servicer be effective until a successor servicer shall have succeeded the master servicer as successor servicer, subject to approval by the Rating Agencies, notified the master servicer of such designation, and such successor servicer shall have assumed the master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing Agreement. However, if the master servicer is terminated as a result of an Event of Default described under the seventh, eighth or ninth bullet under the definition of "Event of Default" under the "Glossary of Terms", the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of the master servicer to a successor servicer who has satisfied such conditions.

         However, if the master servicer is terminated solely due to an Event of Default described in the fifth or ninth bullet of the definition thereof, and prior to being replaced as described in the previous paragraph the terminated master servicer provides the trustee with the appropriate "request for proposal" material and the names of potential bidders, the trustee will solicit good faith bids for the rights to master service the mortgage loans in accordance with the Pooling and Servicing Agreement. The trustee will have thirty days to sell the rights and obligations of the master servicer under the Pooling and Servicing Agreement to a successor servicer that meets the requirements of a master servicer under the Pooling and Servicing Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The termination of the master servicer, will be effective when such servicer has succeeded the master servicer, as successor servicer and such successor servicer has assumed the master servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor master servicer is not appointed within thirty days, the master servicer, will be replaced by the trustee as described in the previous paragraph.

THE SPECIAL SERVICER

         The special servicer will oversee the resolution of Specially Serviced Mortgage Loans, act as disposition manager of REO Properties acquired on behalf of the trust through foreclosure or deed in lieu of foreclosure, maintain insurance with respect to REO Properties and provide monthly reports to the master servicer and the paying agent.

Special Servicer Compensation

         The special servicer will be entitled to receive:

         o    a Special Servicing Fee;

         o    a Workout Fee; and

         o    a Liquidation Fee.

         The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property; otherwise such fee is paid until maturity. If the special servicer is terminated for any reason, it will retain the right to receive any Workout Fees payable on mortgage loans that became Rehabilitated Mortgage Loans while it acted as special servicer and remained Rehabilitated Mortgage Loans at the time of such termination until such mortgage loan becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

         The special servicer is also permitted to retain, in general, assumption fees, modification fees, default interest and extension fees collected on Specially Serviced Mortgage Loans, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for REO Property collections, and other charges specified in the Pooling and Servicing Agreement. The Special Servicing Fee, the Liquidation Fee and the Workout Fee will be obligations of the trust and will represent Expense Losses. The Special Servicer Compensation will be payable in addition to the Master Servicing Fee payable to the master servicer.

         In addition, the special servicer will be entitled to all assumption fees received in connection with any Specially Serviced Mortgage Loan and 50% of any other assumption fees. The special servicer will be entitled to approve assumptions with respect to all mortgage loans. If Prepayment Interest Excesses for all Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the special servicer as additional servicing compensation.

         As described in this prospectus supplement under "--The Operating Adviser," the Operating Adviser will have the right to receive notification of actions of the special servicer, subject to the limitations described in this prospectus supplement.

Termination of Special Servicer

         The trustee may terminate the special servicer upon a Special Servicer Event of Default. However, if the special servicer is terminated solely due to a Special Servicer Event of Default described in the fifth or ninth bullet of the definition thereof, and prior to being replaced the terminated special servicer provides the trustee with the appropriate request for proposal material and the names of potential bidders, the trustee will solicit good faith bids for the rights to specially service the mortgage loans in accordance with the Pooling and Servicing Agreement. The trustee will have thirty days to sell the rights and obligations of the special servicer under the Pooling and Servicing Agreement to a successor servicer that meets the requirements of a special servicer under the Pooling and Servicing Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The special servicer is required to consult with the Operating Adviser in connection with such sale of servicing rights. The termination of the special servicer, will be effective when such servicer has succeeded the special servicer, as successor servicer and such successor servicer has assumed the special servicer's, obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor special servicer is not appointed within thirty days, the special servicer, will be replaced by the trustee as described in the previous paragraphs.

         In addition to the termination of the special servicer upon a Special Servicer Event of Default, upon the direction of the Operating Adviser, subject to the satisfaction of certain conditions, the trustee will remove the special servicer from its duties as special servicer at any time upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each rating agency to the effect that such appointment would not result in a downgrade or withdrawal in any rating then assigned to any class of certificates.

THE OPERATING ADVISER

         An Operating Adviser appointed by the holders of a majority of the Controlling Class will have the right to receive notification from the special servicer in regard to certain actions. The special servicer will be required to notify the Operating Adviser of, among other things:

         o any proposed modification of a Money Term of a mortgage loan other than an extension of the original maturity date for two years or less;

         o any foreclosure or comparable conversion of the ownership of a mortgaged property;

         o any proposed sale of a Specially Serviced Mortgage Loan, other than in connection with the termination of the trust as described in this prospectus supplement under "Description of the Offered Certificates--Optional Termination";

         o any determination to bring an REO Property into compliance with applicable environmental laws;

         o any acceptance of substitute or additional collateral for a mortgage loan;

         o    any acceptance of a discounted payoff;

         o    any waiver of a "due on sale" or "due on encumbrance" clause;

         o any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan; and

         o any release of collateral for a Specially Serviced Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan).

         In addition, subject to the satisfaction of certain conditions, the Operating Adviser will have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each rating agency to the effect that such appointment would not result in a downgrade or withdrawal in any rating then assigned to any class of certificates. The Operating Adviser shall pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing Agreement).

         At any time, the holders of a majority of the Controlling Class may direct the paying agent in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter.

         The Operating Adviser shall be responsible for its own expenses.

MORTGAGE LOAN MODIFICATIONS

         Subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement, the master servicer may amend any term (other than a Money Term) of a mortgage loan that is not a Specially Serviced Mortgage Loan and may extend the maturity date of any Balloon Loan, other than a Specially Serviced Mortgage Loan, to a date not more than 60 days beyond the original maturity date.

         Subject to any restrictions applicable to REMICs, the special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

         o reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge;

         o reduce the amount of the Scheduled Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related mortgage rate;

         o forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a Specially Serviced Mortgage Loan;

         o extend the maturity date of any Specially Serviced Mortgage Loan; and/or

         o    accept a Principal Prepayment during any Lock-out Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the special servicer, such default is reasonably foreseeable, and (2) in the reasonable judgment of the special servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis, as demonstrated in writing by the special servicer to the trustee and the paying agent.

         In no event, however, will the special servicer be permitted to:

         o extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the later Rated Final Distribution Date; and

         o if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage Loan unless the special servicer gives due consideration to the remaining term of such ground lease.

         Modifications that forgive principal or interest of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various Classes of certificates in the manner described under "Description of the Offered Certificates--Distributions--Subordination; Allocation of Losses and Certain Expenses" in this prospectus supplement.

         The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the certificates beyond that which might otherwise be the case. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

SALE OF DEFAULTED MORTGAGE LOANS

         The Pooling and Servicing Agreement grants to each of (a) the holder of certificates representing the greatest percentage interest in the Controlling Class, (b) the special servicer, and (c) any seller with respect to mortgage loans it originated (other than Wells Fargo Bank, National Association), in that order, an option (the "Option") to purchase from the trust any defaulted mortgage loan that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its Balloon Payment). The Option Purchase Price for a defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the special servicer. The special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or the Special Servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the Option is exercised by either the special servicer or the holder of certificates representing the greatest percentage interest in the Controlling Class or any of their affiliates then, prior to the exercise of the Option, the trustee will be required to verify that the Option Purchase Price is a fair price.

         The Option is assignable to a third party by the holder thereof, and upon such assignment such third party shall have all of the rights granted to the original holder of such Option. The Option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a Rehabilitated Mortgage Loan, (ii) been subject to a work-out arrangement, or
(iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off).


FORECLOSURES

         The special servicer may at any time, with notification to the Operating Adviser and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.

         If any mortgaged property is acquired as described in the preceding paragraph, the special servicer is required to sell the REO Property as soon as practicable consistent with the requirement to maximize proceeds for all certificateholders but in no event later than three years after the end of the year in which it was acquired (as such period may be extended by an application to the Internal Revenue Service or following receipt of an opinion of counsel that such extension will not result in the failure of such mortgaged property to qualify as "foreclosure property" under the REMIC provisions of the Code), or any applicable extension period, unless the special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the trust subsequent to three years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as "foreclosure property" under the REMIC provisions of the Code. In addition, the special servicer is required to use its best efforts to sell any REO Property prior to the later Rated Final Distribution Date.

         If the trust acquires a mortgaged property by foreclosure or deed-in-lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing Agreement provides the special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as "foreclosure property" within the meaning of Code Section 860G(a)(8). The Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Generally, REMIC I will not be taxable on income received with respect to a mortgaged property to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the mortgaged properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a trust, would not constitute "rents from real property," or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property owned by REMIC I, including but not limited to a hotel or healthcare business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to REMIC I at the highest marginal federal corporate rate - currently 35% - and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the amount of the proceeds available for distribution to holders of certificates. Under the Pooling and Servicing Agreement, the special servicer is required to determine whether the earning of such income taxable to REMIC I would result in a greater recovery to Certificateholders on a net after-tax basis than a different method of operation of such property. Prospective investors are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following discussion, when read in conjunction with the discussion of "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in the prospectus, describes the material federal income tax considerations for investors in the offered certificates. However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations. Prospective purchasers should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

GENERAL

         For United States federal income tax purposes, portions of the trust will be treated as "Tiered REMICs" as described in the prospectus. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Tiered REMIC Structures" in the prospectus. Three separate REMIC elections will be made with respect to designated portions of the trust other than that portion of the trust consisting of (i) the rights to Excess Interest and the Excess Interest Sub-account (the "Excess Interest Grantor Trust") and (ii) the separate trust that holds the Class A-2 Regular Interest, the rights of the Class A-2 Certificates in respect of payments on the Swap Contract and the Floating Rate Account (the "Class A-2 Grantor Trust"). Upon the issuance of the offered certificates, Cadwalader, Wickersham & Taft, counsel to Bear Stearns Commercial Mortgage Securities Inc., will deliver its opinion generally to the effect that, assuming:

         o    the making of proper elections;

         o the accuracy of all representations made with respect to the mortgage loans;

         o ongoing compliance with all provisions of the Pooling and Servicing Agreement and other related documents and no amendments thereof; and

         o compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury Regulations adopted thereunder;

         for federal income tax purposes, (1) each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code; (2) the Residual Certificates will represent three separate classes of REMIC residual interests evidencing the sole class of "residual interests" in each of REMIC I, REMIC II and REMIC III; (3) the certificates other than the Class A-2 Certificates (including the Class N Certificates, but only to the extent of the Class N REMIC Interest represented thereby) and the Class A-2 Regular Interest will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; (4) each of the Excess Interest Grantor Trust and the Class A-2 Grantor Trust will be treated as a grantor trust for federal income tax purposes; (5) the Class N Certificates will represent both a REMIC regular interest and beneficial ownership of the assets of the Excess Interest Grantor Trust and (6) the Class A-2 Certificates will represent beneficial ownership of the assets of the Class A-2 Grantor Trust.

         The offered certificates (other than the Class A-2 Certificates) and the Class A-2 Regular Interest will be REMIC Regular Certificates issued by REMIC III. The Class A-2 Grantor Trust will hold the Class A-2 Regular Interest, the Swap Contract and the Floating Rate Account. The Class A-2 Certificates will represent an undivided beneficial interest in the Class A-2 Regular Interest, the Swap Contract and the Floating Rate Account. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of REMIC Regular Certificates" in the prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the offered certificates.

         The offered certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) and 856(c)(5)(B) of the Code in the same proportion that the assets in the REMIC would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" under
Section 856(c)(4)(A) of the Code. However, if 95% or more of the REMIC's assets are real estate assets within the meaning of Section 856(c)(4)(A), then the entire offered certificates shall be treated as real estate assets and all interest from the offered certificates shall be treated as interest described in Section 856(c)(3)(B). Certificates will not qualify for the foregoing treatments to the extent the mortgage loans are defeased with U.S. Obligations. The Class A-2 Certificates will also not qualify for such treatment to the extent of any portion of their basis allocable to the Swap Contract.

         Moreover, the offered certificates will be "qualified mortgages" under Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Offered certificates also will qualify for treatment as "permitted assets," within the meaning of Section 860L(c)(1)(G) of the Code, of a FASIT, and those offered certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code other than any portion of the basis of the Class A-2 Certificates allocable to the Swap Contract. Because the Class A-2 Certificates will represent an undivided beneficial interest in the Swap Contract and the Floating Rate Account, they will not be a suitable asset for resecuritization in a REMIC or FASIT vehicle.

         The offered certificates and the Class A-2 Regular Interest will be treated as assets described in Section 7701(a)(19)(C)(xi) of the Code generally only in the proportion which the REMIC's assets consist of loans secured by an interest in real property which is residential real property (including multifamily properties and mobile home community properties or other loans described in Section 7701(a)(19)(C)) other than any portion of the basis of the Class A-2 Certificates allocable to the Swap Contract. However, if 95% or more of the REMIC's assets are assets described in 7701(a)(19)(C)(i) through 7701(a)(19)(C)(x), then the entire offered certificates and the Class A-2 Regular Interest shall be treated as qualified property under 7701(a)(19)(C) other than any portion of the basis of the Class A-2 Certificates allocable to the Swap Contract. The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Section 593(d) to any taxable year beginning after December 31, 1995. See "Description of the Mortgage Pool" in this prospectus supplement and "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in the prospectus.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

         We anticipate that the offered certificates will not be treated as having been issued with original issue discount for federal income tax reporting purposes. Certain Classes of offered certificates may be issued with premium depending on the price at which such Classes of certificates are initially sold. The prepayment assumption that will be used in determining the rate of accrual of original issue discount and amortizable premium, if any, for federal income tax purposes will be a 0% CPR, as described in the prospectus, applied to each mortgage loan until its maturity. In addition, for purposes of calculating OID, each of the ARD Loans is assumed to prepay in full on such mortgage loan's Anticipated Repayment Date. For a description of CPR, see "Yield, Prepayment and Maturity Considerations" in this prospectus supplement. However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period. The discussion under this heading does not apply to any portion of the Swap Premium (as defined below) allocable in determining the price of the Class A-2 Regular Interest. See "Taxation of the Swap Contract" below.

         The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of REMIC Regular Certificates--Original Issue Discount" in the prospectus. Purchasers of the offered certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address all of the issues relevant to accrual of original issue discount on prepayable securities such as the offered certificates.

         Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of applicable statutory provisions. No assurance can be given that the Internal Revenue Service will not take a different position as to matters respecting accrual of original issue discount with respect to the offered certificates. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of REMIC Regular Certificates--Original Issue Discount" in the prospectus. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of such certificates, and the appropriate method of reporting interest and original issue discount with respect to offered certificates.

         If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a holder of a certificate, the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such certificate. Although the matter is not free from doubt, a holder may be permitted to deduct a loss to the extent that his or her respective remaining basis in such certificate exceeds the maximum amount of future payments to which such certificateholder is entitled, assuming no further prepayments of the mortgage loans. Any such loss might be treated as a capital loss.

         Whether any holder of any class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder.

         Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC such as the offered certificates and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each such class of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Premium" in the prospectus. To the extent that any offered certificate is purchased in this offering or in the secondary market at not more than a de minimis discount, as defined in the prospectus, a holder who receives a payment that is included in the stated redemption price at maturity, generally, the principal amount of such certificate, will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the offered certificate. Such allocable portion of the holder's adjusted basis will be based upon the proportion that such payment of stated redemption price bears to the total remaining stated redemption price at maturity, immediately before such payment is made, of such certificate. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Acquisition Premium" and "--Sale or Exchange of Regular Certificates" in the prospectus.

         The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that holders of offered certificates may be able to select a method for recognizing original issue discount that differs from that used by the paying agent in preparing reports to Certificateholders and the IRS. Prospective purchasers of offered certificates issued with original issue discount are advised to consult their tax advisors concerning the treatment of such certificates.

         Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each class of certificates entitled thereto as described under "Description of the Offered Certificates-Distributions-Distributions of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the holders of a class of certificates entitled to a Prepayment Premium or Yield Maintenance Charge. For federal income tax information reporting purposes, Prepayment Premiums or Yield Maintenance Charges will be treated as income to the holders of a class of certificates entitled to Prepayment Premiums or Yield Maintenance Charges only after the master servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge to which the holders of such class of certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected Prepayment Premiums or Yield Maintenance Charges in the determination of a Certificateholder's projected constant yield to maturity. It appears that Prepayment Premiums or Yield Maintenance Charges are treated as ordinary income rather than capital gain. However, the timing and characterization of such income is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums or Yield Maintenance Charges.

TAXATION OF THE SWAP CONTRACT

         Each holder of a Class A-2 Certificate will be treated for federal income tax purposes as having entered into its proportionate share of the rights of such Class under the Swap Contract.

         Holders of the Class A-2 Certificates must allocate the price they pay for their Certificates between their interests in the Class A-2 Regular Interests and the Swap Contract based on their relative fair market values. The portion, if any, allocated to the Swap Contract will be treated as a swap premium (the "Swap Premium") paid or received by the holders of the Class A-2 Certificates. If the Swap Premium is paid by a holder, it will reduce the purchase price for the Class A-2 Certificates allocable to the Class A-2 Regular Interest. If the Swap Premium is received by a holder, it will be deemed to have increased the purchase price for the Class A-2 Regular Interest. If the Swap Contract is on-market, no amount of the purchase price will be allocable to it. Holders of the Class A-2 Certificates should consult with their tax advisors as to whether a Swap Premium should be deemed to be paid or received with respect to the Class A-2 Certificates. A holder of a Class A-2 Certificate will be required to amortize any Swap Premium under a level payment method as if the Swap Premium represented the present value of a series

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of equal payments made or received over the life of the Swap Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Swap Premium (or some other reasonable rate). Prospective purchasers of Class A-2 Certificates should consult their own tax advisors regarding the appropriate method of amortizing any Swap Premium. Treasury Regulations treat a non-periodic payment made under a swap contract as a loan for federal income tax purposes if the payment is "significant." It is not expected that any Swap Premium would be treated in part as a loan under Treasury Regulations.

         Under Treasury Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the Swap Contract must be netted against payments made under the Swap Contract and deemed made or received as a result of the Swap Premium over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the Class A-2 Certificates.

         Any amount of proceeds from the sale, redemption or retirement of a Class A-2 Certificate that is considered to be allocated to the holder's rights under the Swap Contract or that the holder is deemed to have paid to the purchaser would be considered a "termination payment" allocable to that Class A-2 Certificate under Treasury Regulations. A holder of a Class A-2 Certificate will have gain or loss from such a termination equal to (A) (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the Swap Contract or
(B) (i) any termination payment it paid or is deemed to have paid minus (ii) the unamortized portion of any Swap Premium received upon entering into or acquiring its interest in the Swap Contract. Gain or loss realized upon the termination of the Swap Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

         The Class A-2 Certificates, representing a beneficial ownership in the Class A-2 Regular Interest and the Swap Contract, may constitute positions in a straddle, in which case the straddle rules of Code Section 1092 would apply. A selling holder's capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the Swap Contract would be short term. If the holder of a Class A-2 Certificate incurred or continued to incur indebtedness to acquire or hold such Class A-2 Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the Swap Contract.

ADDITIONAL CONSIDERATIONS

         The special servicer is authorized, when doing so is consistent with maximizing the trust's net after-tax proceeds from an REO Property, to incur taxes on the trust in connection with the operation of such REO Property. Any such taxes imposed on the trust would reduce the amount distributable to Certificateholders. See "Servicing of the Mortgage Loans--Foreclosures" in this prospectus supplement.

         Federal income tax information reporting duties with respect to the offered certificates and REMIC I, REMIC II and REMIC III will be the obligation of the paying agent, and not of the master servicer.

         As explained under "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Tax-Related Restrictions on Transfers of REMIC Residual Certificates-Noneconomic Residual Interests" in the prospectus, transfers of a noneconomic REMIC Residual Certificate are disregarded for tax purposes if the transferor either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the transferee would not continue to pay its debts as they come due in the future and (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic REMIC Residual Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they came due. A proposed Treasury Regulation (the "Proposed Regulation") would, if finalized in its present form, provide that such a presumption would not apply where the present value of the anticipated tax liabilities associated with holding the noneconomic REMIC Residual Certificate exceeds the sum of (1) the present value of any consideration given to the transferee to acquire the noneconomic REMIC Residual Certificate, (2) the present value of the expected future distributions on the noneconomic REMIC Residual Certificate and (3) the present value of the anticipated tax savings associated with holding the noneconomic REMIC Residual Certificate as the REMIC generates losses. For purposes of making this calculation, the transferor is assumed to pay tax at the highest corporate rate and present values are computed using a discount rate equal to the applicable federal rate, compounded semiannually, unless the transferor can demonstrate that it regularly borrows substantial funds in the course of its business at a lower rate. The Proposed Regulation, if finalized in its present form, would be effective as of February 4, 2000. A subsequently issued revenue procedure (the "Revenue Procedure") would allow the presumption to apply despite the failure to meet the present value test of the Proposed Regulation if (1) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million, (2) the transferee is an eligible corporation (as defined in Section 860L(a)(2)) that makes a written agreement that any subsequent transfer of the interest will be to another eligible corporation in a transaction which will also satisfy the Revenue Procedure and (3) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. The Revenue Procedure also provides that if the amount of consideration paid in respect of the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay the taxes associated with the residual interest.

         Under certain circumstances, as described under the headings "Material Federal Income Tax Consequences-Reporting Requirements and Backup Withholding" of the prospectus, a holder may be subject to United States backup withholding on payments made with respect to the certificates. The Economic Growth and Tax Relief Reconciliation Act of 2001 has replaced the 31% backup withholding rate with a current rate of 30.5%, which rate will be reduced in stages to 28% for payments occurring in 2006.

         For further information regarding the United States federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "State and Other Tax Considerations" in the prospectus.

                         LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California (approximately 24.2% of the Initial Pool Balance), New Jersey (approximately 14.5% of the Initial Pool Balance), New York (approximately 9.7% of the Initial Pool Balance), Florida (approximately 5.6% of the Initial Pool Balance), Massachusetts (approximately 5.5% of the Initial Pool Balance) and Pennsylvania (approximately 5.2% of the Initial Pool Balance), which are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

CALIFORNIA

         Under California law a foreclosure may be accomplished either judicially or non-judicially. Generally, no deficiency judgment is permitted under California law following a nonjudicial sale under a deed of trust. Other California statutes, except in certain cases involving environmentally impaired real property, require the lender to attempt to satisfy the full debt through a foreclosure against the property before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower, and possibly any guarantor, following a judicial sale to the excess to the outstanding debt over the greater (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure. Borrowers also are allowed a one-year period within which to redeem the property.

NEW JERSEY

         New Jersey is considered a "lien theory" jurisdiction; that is to say, upon the execution, delivery and recording of the mortgage, and although the instrument contains language of transfer and conveyance, no particular estate is vested in the mortgagee/lender; rather, the mortgage instrument only vests in the mortgagee/lender a right of entry upon the mortgaged property in the event of a breach of a condition, unless there is a contrary provision in the mortgage. Until the occurrence of any such event, the mortgagor/owner continues to be the legal owner of the land.

         A mortgagor, in defending against a foreclosing mortgagee, will generally assert as many defenses as possible, including without limitation, duress, fraud, illegality, mistake, statute of limitations, lack of consideration, usury, fraudulent conveyance, and the like. There are presently no New Jersey limitations on the interposition of defenses. Additionally, a mortgagor has the right to file for protection under the federal bankruptcy statutes. Such a filing has the immediate effect of "staying" any existing or future actions by a mortgagee to enforce the provisions of its mortgage and collateral documents, unless the "automatic stay" is lifted by the bankruptcy court. There may be other equitable remedies available to a defaulting mortgagor to enable the mortgagor to work-out the troubled debt that may result in the mortgagee realizing less than the full principal amount of the debt which the mortgage secures.

         Following a judgment of foreclosure and sale of the property at a sheriff's auction, and provided that the mortgage loan is not "non-recourse", the foreclosing mortgagee may pursue a deficiency judgment. The mortgage loans are generally non-recourse obligations of the related borrowers. In those cases, the holder's/mortgagee's rights in the event of the occurrence of a default thereunder are strictly limited to foreclosing the mortgage against the mortgaged property and any other assets that have been pledged to secure the mortgage loan; and no recourse may be had by the mortgagee to seek personal or other liability against the mortgagor or to otherwise reach and realize on other assets of the mortgagor not specifically pledged to the mortgagee.

NEW YORK

         Under New York law, a foreclosure may be accomplished judicially. Additionally, New York law generally permits non-judicial power of sale foreclosure upon commercial properties, other than multi-family properties located in New York City. In order to commence a non-judicial foreclosure, a series of procedural and substantive requirements must be satisfied. Upon a default, a mortgagee may either proceed in equity to foreclose upon the mortgaged property or proceed at law and sue on the note. New York law does not require that the mortgagee bring a foreclosure action before being entitled to sue on the note. However, once having begun a foreclosure action or an action to sue on the note or guaranty, a mortgagee is generally not permitted to initiate the other action without leave of court. New York does not restrict a mortgagee from seeking a deficiency judgment. In order to obtain a deficiency judgment, a series of procedural and substantive requirements must be satisfied.

FLORIDA

         Mortgage loans involving real property in Florida are secured by mortgages and foreclosures are accomplished by judicial foreclosure. There is no power of sale in Florida. After an action for foreclosure is commenced and the lender secures a judgment, the final judgment will provide that the property be sold at a public sale at the courthouse if the full amount of the judgment is not paid prior to the scheduled sale. Generally, the foreclosure sale must occur no earlier than 20 (but not more than 35) days after the judgment is entered. During this period, a notice of sale must be published twice in the county in which the property is located. There is no right of redemption after the foreclosure sale. Florida does not have a "one action rule" or "anti-deficiency legislation." Subsequent to a foreclosure sale, however, a lender may be required to prove the value of the property sold as of the date of foreclosure in order to recover a deficiency. Further, other statutory provisions in Florida limit any deficiency judgment (if otherwise permitted) against a borrower following a judicial sale to the excess of the

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outstanding debt over the value of the property at the time of the judicial sale. In certain circumstances, the lender may have a receiver appointed.

MASSACHUSETTS

         Mortgage loans in Massachusetts generally are secured by mortgages on the related real estate. Foreclosure of a mortgage generally is accomplished by a non-judicial power of sale under a specific provision in the mortgage. Public notice and advertisement of the sale is prescribed by statute. In the case of registered land, a foreclosure action must be brought in the Land Court. The proceeds of a foreclosure sale are applied first to the costs of the sale and then in satisfaction of the indebtedness. There is no right of redemption after a properly conducted sale. In certain circumstances, deficiency judgments may be obtained. The remedy of the appointment of a receiver generally is not available in Massachusetts.

PENNSYLVANIA

         Mortgage loans in Pennsylvania are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is accomplished by foreclosure in judicial proceedings. Such proceedings are regulated by statutes and rules and subject throughout to the court's equitable powers. Public notice of the judgment of foreclosure and sale and the amount of the judgment is given for a statutory period of time after which the mortgaged real estate is sold by referee at public auction. The proceeds received by the referee from the sale are applied first to the cost and expenses of the sale and then in satisfaction of the indebtedness secured by the mortgage. After satisfaction of any other claims or liens, the remaining proceeds are generally payable to the mortgagor. There is no right of redemption after foreclosure sale in Pennsylvania. In certain circumstances, deficiency judgments may be obtained. The remedy of appointment of receiver for the mortgaged real estate is infrequently used.

                              ERISA CONSIDERATIONS

         ERISA and the Code impose restrictions on Plans that are subject to ERISA and/or Section 4975 of the Code and on persons that are Parties in Interest. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits selected transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Government plans (as defined in Section 3(32) of ERISA) are not subject to the prohibited transactions restrictions of ERISA and the Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS

         Neither ERISA nor the Code defines the term "plan assets." However, the U.S. Department of Labor ("DOL") has issued a final regulation (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and
Section 4975 of the Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute Plan assets by reason of a Plan's investment in certificates, such Plan asset would include an undivided interest in the mortgage loans and any other assets of the trust. If the mortgage loans or other trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other trust assets.

         Affiliates of Bear Stearns Commercial Mortgage Securities Inc., the Underwriters, the master servicer, the special servicer and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the trustee, the paying agent, the fiscal agent, the master servicer, the special servicer, the Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the trust or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption, "prohibited transactions-" within the meaning of ERISA and Section 4975 of the Code - could arise if certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

         In addition, an insurance company proposing to acquire or hold the offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and
Section 401(c) of ERISA, as amended by the Small Business Job Protection Act of 1996, Public Law No. 104-188, and subsequent DOL and judicial guidance. See "--Insurance Company General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

         With respect to the acquisition and holding of the offered certificates, the DOL has granted to the Underwriters individual prohibited transaction exemptions, which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

         o the initial purchase, the holding, and the subsequent resale by Plans of certificates evidencing interests in pass-through trusts; and

         o transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemptions.

         o The assets covered by the Exemptions include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

         o The Exemptions as applicable to the offered certificates (and as modified by Prohibited Transaction Exemption 2000-58, generally effective for transactions occurring on or after August 23, 2000) set forth the following five general conditions which must be satisfied for exemptive relief:

         o the acquisition of the certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

         o the certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, Inc., S&P or Moody's Investors Service, Inc.;

         o the trustee cannot be an affiliate of any member of the "Restricted Group," which consists of the Underwriters, Bear Stearns Commercial Mortgage Securities Inc., the master servicer, the special servicer, each Primary Servicer and any mortgagor with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such classes of certificates;

         o the sum of all payments made to the Underwriters in connection with the distribution of the certificates must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by Bear Stearns Commercial Mortgage Securities Inc. in consideration of the assignment of the mortgage loans to the trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the master servicer, the special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

         o the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the 1933 Act.

         A fiduciary of a Plan contemplating purchasing any such class of certificates in the secondary market must make its own determination that at the time of such acquisition, any such class of certificates continues to satisfy the second general condition set forth above. Bear Stearns Commercial Mortgage Securities Inc. expects that the third general condition set forth above will be satisfied with respect to each of such classes of certificates. A fiduciary of a Plan contemplating purchasing any such class of certificates must make its own determination that the first, second, fourth and fifth general conditions set forth above will be satisfied with respect to any such class of certificate.

         Before purchasing any such class of certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute "certificates" for purposes of the Exemptions and (b) that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

         Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

         o the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

         o the Plan's investment in each class of certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition; and

         o immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

         We believe that the Exemptions will apply to the acquisition and holding of the offered certificates by Plans or persons acting on behalf of or with "plan assets" of Plans, and that all of the above conditions of the Exemptions, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the trust.

         Further, the Exemptions impose additional requirements for purchases by Plans of classes of certificates subject to swap contracts, such as the Class A-2 Certificates which benefit from the Swap Contract:

         (i) Each swap contract must be an "eligible swap" with an "eligible swap counterparty" (as each term is defined in PTE 2000-58);

         (ii) If a swap contract ceases to be an eligible swap and the swap contract cannot be replaced, the trustee must notify Certificateholders that the Exemption will cease to apply with respect to the class or classes of certificates subject to such swap contract; and

         (iii) The fiduciary of a Plan purchasing any class of certificates subject to a swap contract must be either:

               o a "qualified professional asset manager" (as defined in PTE 84-14);

               o  an "in-house asset manager" (as defined in PTE 96-23); or

               o a Plan fiduciary with total assets under management of at least $100 million at the time of the acquisition of the certificates by the Plan.

         The Depositor believes that the Swap Contract will meet all of the relevant requirements to be considered an "eligible swap" as of the Closing Date. However, any Plan contemplating purchase of the Class A-2 Certificates must make its own determination that all of the additional requirements of the Exemption are satisfied as of the date of such purchase and during the time that the Plan holds the Class A-2 Certificates.

INSURANCE COMPANY GENERAL ACCOUNTS

         Based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and
Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

         Section 401(c) also provides that until the date that is 18 months after the 401(c) Regulations became final (January 5, 2000), no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the "plan assets" of any such plan, except (a) to prevent avoidance of the 401(c) Regulations, and (b) actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law.

         Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c) Regulations, may be treated as "plan assets" of such Plans. Because
Section 401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult with their legal counsel with respect to the applicability of
Section 401(c), including the general account's ability to continue to hold such Certificates after July 5, 2001, which is the date 18 months after the date the 401(c) Regulations became final.

         Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to Bear Stearns Commercial Mortgage Securities Inc., the trustee, the paying agent, the fiscal agent and the master servicer that (1) such acquisition and holding is permissible under applicable law, including Prohibited Transaction Exemption 2000-58, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject Bear Stearns Commercial Mortgage Securities Inc., the trustee, the paying agent, the fiscal agent or the master servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, or (2) the source of funds used to acquire and hold such certificates is an "insurance company general account", as defined in DOL Prohibited Transaction Class Exemption 95-60, and the applicable conditions set forth in PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

         Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

         The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors to determine whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

         No representations are made as to the proper characterization of the offered certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. The uncertainties referred to above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates, may adversely affect the liquidity of the offered certificates. See "Legal Investment" in the prospectus.

                                 USE OF PROCEEDS

         We will apply the net proceeds of the offering of the certificates towards the simultaneous purchase of the mortgage loans from the sellers and to the payment of expenses in connection with the issuance of the certificates.

                              PLAN OF DISTRIBUTION

         We have entered into an Underwriting Agreement with Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC. Subject to the terms and conditions set forth in the Underwriting Agreement, Bear Stearns Commercial Mortgage Securities Inc. has agreed to sell to each Underwriter, and each Underwriter has agreed severally to purchase from Bear Stearns Commercial Mortgage Securities Inc. the respective aggregate Certificate Balance of each class of offered certificates presented below.

  UNDERWRITERS         CLASS A-1     CLASS A-2     CLASS A-3     CLASS B       CLASS C
-----------------     ------------  -----------   -----------   ----------    ----------
Bear, Stearns & Co.   $ 155,664,400  $24,000,000   $128,093,600  $ 9,927,600   $ 9,927,600
 Inc.

Morgan Stanley & Co.  $ 155,664,400  $24,000,000   $128,093,600  $ 9,927,600   $ 9,927,600
 Incorporated

Goldman, Sachs & Co.  $  58,374,150  $ 9,000,000   $ 48,035,100  $ 3,722,850   $ 3,722,850

Wells Fargo Brokerage $  19,458,050  $ 3,000,000   $ 16,011,700  $ 1,240,950   $ 1,240,950
 Services, LLC

Total                 $ 389,161,000  $60,000,000   $320,234,000  $24,819,000   $24,819,000

         Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated will act as co-lead managers and co-bookrunners with respect to the offered certificates.

         The Underwriting Agreement provides that the obligations of the Underwriters are subject to conditions precedent, and that the Underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an Underwriter, the Underwriting Agreement provides that the purchase commitment of the non-defaulting Underwriter may be increased. Proceeds to Bear Stearns Commercial Mortgage Securities Inc. from the sale of the offered certificates, before deducting expenses payable by Bear Stearns

Commercial Mortgage Securities Inc., will be approximately $821,787,593, plus accrued interest, other than for the Class A-2 Certificates.

         The Underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such Classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such Classes of offered certificates for whom they may act as agent.

         The offered certificates are offered by the Underwriters when, as and if issued by Bear Stearns Commercial Mortgage Securities Inc., delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about November 8, 2001, which is the sixth business day following the date of pricing of the certificates.

         Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade offered certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such offered certificates.

         The Underwriters and any dealers that participate with the Underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

         We have agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof.

         The Underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

         Bear Stearns Commercial Mortgage Securities Inc. is an affiliate of Bear, Stearns & Co. Inc., an Underwriter and Bear, Stearns Funding, Inc., a seller.

                                  LEGAL MATTERS

         The validity of the offered certificates will be passed upon for us by Cadwalader, Wickersham & Taft, New York, New York, and by Latham & Watkins, New York, New York, and material federal income tax consequences of investing in the offered certificates will be passed upon for us by Cadwalader, Wickersham & Taft. Certain legal matters will be passed upon for the underwriters, as special counsel, by Latham & Watkins and by Cadwalader, Wickersham & Taft. Certain legal matters will be passed upon for Wells Fargo Bank, National Association by Sidley, Austin, Brown & Wood, LLP, New York, New York, for Principal Commercial Funding, LLC by Dechert, New York, New York, for Bear, Stearns Funding, Inc. by Cadwalader, Wickersham & Taft, for Morgan Stanley Dean Witter Mortgage Capital Inc. by Latham & Watkins, and for John Hancock Real Estate Finance, Inc. by Cadwalader, Wickersham & Taft.

                                     RATINGS

         It is a condition of the issuance of the offered certificates that they receive the following credit ratings from S&P and Moody's.

CLASS                                           MOODY'S          S&P
----------------------------------------      ----------      ---------
Class A-1...............................        Aaa              AAA
Class A-2...............................        Aaa              AAA
Class A-3...............................        Aaa              AAA
Class B.................................        Aa2              AA
Class C.................................        A2               A

         The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the offered certificates by the Rated Final Distribution Date. The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

         The ratings of the certificates do not represent any assessment of
(1) the likelihood or frequency of principal prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment Premiums, Yield Maintenance Charges, Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest Shortfalls or (5) the tax treatment of the certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk.

         The ratings of the Class A-2 Certificates do not represent any assessment as to whether the floating rate of interest on such Class will convert to a fixed rate, and with respect to the rating by S&P, only represent the likelihood of the receipt of interest up to the Pass-Through Rate on the Class A-2 Regular Interest (which is a fixed rate of interest). In addition, the ratings on the Class A-2 Certificates do not address (i) the likelihood of receipt by the holders of the Class A-2 Certificates of the timely distribution of interest in connection with the change of the payment terms to a fixed rate upon a Swap Default if DTC is not given sufficient advance notice of such change in the payment terms or (ii) in the event that the Swap Counterparty defaults on its obligations under the Swap Contract, the likelihood that the holders of the Class A-2 Certificates will experience shortfalls resulting from expenses incurred in enforcing the Swap Counterparty's obligations under the Swap Contract that were not recovered from the Swap Counterparty.

         There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by Bear Stearns Commercial Mortgage Securities Inc. to do so may be lower than the ratings assigned thereto at the request of Bear Stearns Commercial Mortgage Securities Inc.

                                GLOSSARY OF TERMS

         The certificates will be issued pursuant to the Pooling and Servicing Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and Servicing Agreement, without exhibits and schedules.

         Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates and will not necessarily apply to any other series of certificates the trust may issue.

         "A/B Mortgage Loan" means, each mortgage loan, if any, designated as an A/B Mortgage Loan on Appendix II of this prospectus supplement.

         "A Note" means, with respect to any A/B Mortgage Loan, the mortgage note included in the trust.

         "Accrued Certificate Interest" means, in respect of each class of Certificates and for the Class A-2 Regular Interest for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such class of certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months, except in the case of the Class A-2 Certificates, where it will be calculated on the basis of the actual number of days elapsed in the related Interest Accrual Period and a 360-day year.

         "Administrative Cost Rate" will equal the sum of the related Master Servicing Fee, the Excess Servicing Fee, the Primary Servicing Fee and the Trustee Fee (and in the case of the Pari Passu Loan, the Pari Passu Loan Servicing Fee) for any month (in each case, expressed as a per annum rate) for any mortgage loan in such month.

         "Advance Rate" means a rate equal to the "Prime Rate" as reported in The Wall Street Journal from time to time.

         "Advances" means Servicing Advances and P&I Advances, collectively.

         "Annual Report" means a report for each mortgage loan based on the most recently available year-end financial statements and most recently available rent rolls of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation, Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

         "Anticipated Repayment Date" means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made (which is prior to stated maturity).

         "Appraisal Event" means not later than the earliest of the following:

o the date 120 days after the occurrence of any delinquency in payment with respect to a mortgage loan if such delinquency remains uncured;

o the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred or a receiver is appointed in respect of the related mortgaged property, provided that such petition or appointment remains in effect;

o the effective date of any modification to a Money Term of a mortgage loan, other than an extension of the date that a Balloon Payment is due for a period of less than six months from the original due date of such Balloon Payment; and

o the date 30 days following the date a mortgaged property becomes an REO Property.

         "Appraisal Reduction" will equal, for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO Property, an amount, calculated as of the first Determination Date that is at least fifteen days after the date on which the appraisal is obtained or the internal valuation is performed, equal to the excess, if any, of:

o     the sum of:

o the Scheduled Principal Balance of such mortgage loan or in the case of an REO Property, the related REO Mortgage Loan, less the principal amount of any undrawn letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan;

o to the extent not previously advanced by the master servicer, the trustee or the fiscal agent, all accrued and unpaid interest on the mortgage loan;

o all related unreimbursed Advances and interest on such Advances at the Advance Rate; and

o to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the master servicer, the trustee or the fiscal agent, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of the related mortgaged property or REO Property, as the case may be, over

o 90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such appraisal or internal valuation, plus the full amount of any escrows held by or on behalf of the trustee as security for the mortgage loan (less the estimated amount of obligations anticipated to be payable in the next twelve months to which such escrows relate).

         "ARD Loan" means a mortgage loan that provides for increases in the mortgage rate and/or principal amortization at a date prior to stated maturity, which creates an incentive for the related borrower to prepay such mortgage loan.

          "Assumed Scheduled Payment" means an amount deemed due in respect of:

o any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated maturity date; or

o any mortgage loan as to which the related mortgaged property has become an REO Property.

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the Assumed Scheduled Payment deemed due on each Due Date for so long as the REO Property remains part of the trust, equals the Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

         "Available Distribution Amount" means in general, for any Distribution
Date:

         (1) all amounts on deposit in the Certificate Account as of the business day preceding the related Distribution Date that represent payments and other collections on or in respect of the mortgage loans and any REO Properties that were received by the master servicer or the special servicer through the end of the related Collection Period, exclusive of any portion thereof that represents one or more of the following:

                  o Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period;

                  o Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the certificates as described in this prospectus supplement);

                  o amounts that are payable or reimbursable to any person other than the Certificateholders and the Swap Counterparty (including, among other things, amounts attributable to Expense Losses and amounts payable to the master servicer, the special servicer, the Primary Servicers, the trustee, the paying agent and the fiscal agent as compensation or in reimbursement of outstanding Advances or as Excess Servicing Fees);

                  o   amounts deposited in the Certificate Account in error;

                  o if such Distribution Date occurs during January, other than a leap year, or February of any year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be deposited into the Interest Reserve Account; and

                  o in the case of the REO Property related to an A/B Mortgage Loan, all amounts received with respect to such A/B Mortgage Loan that are required to be paid to the holder of the related B Note pursuant to the terms of the related B Note and the related intercreditor agreement;

         (2) to the extent not already included in clause (1), any P&I Advances made and any Compensating Interest Payments paid with respect to such Distribution Date; and

         (3) if such Distribution Date occurs during March of any year, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Interest Reserve Loan.

         "Balloon Loans" means mortgage loans that provide for Scheduled Payments based on amortization schedules significantly longer than their terms to maturity and that are expected to have remaining principal balances equal to or greater than 5% of the original principal balance of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated Repayment Dates, as the case may be, unless prepaid prior thereto.

         "Balloon LTV" - See "Balloon LTV Ratio."

         "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due or, in the case of an ARD Loan, the principal balance on its related Anticipated Repayment Date to the value of the related mortgaged property or properties as of the Cut-off Date determined as described under "Description of the Mortgage Pool-Additional Mortgage Loan Information" in this prospectus supplement.

         "Balloon Payment" means, with respect to the Balloon Loans, the principal payments and scheduled interest due and payable on the relevant maturity dates.

         "Banking Day" means any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency) in London, England and New York City, New York.

         "Base Interest Fraction" means, with respect to any principal prepayment of any mortgage loan that provides for payment of a Prepayment Premium or Yield Maintenance Charge, and with respect to any class of certificates (except for the Class A-2 Certificates) and the Class A-2 Regular Interest, a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that class of certificates or the Class A-2 Regular Interest, as applicable, and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to the principal prepayment (or the current Discount Rate if not used in such calculation) and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to that principal prepayment (or the current Discount Rate if not used in such calculation), provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If the Discount Rate referred to above is greater than the mortgage rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

         "B Note" means, with respect to any A/B Mortgage Loan, the mortgage note not included in the trust.

         "BSFI" means Bear, Stearns Funding Inc.

         "BSFI Loans" means the sixteen (16) mortgage loans that were originated or purchased by BSFI.

         "Certificate Account" means one or more separate accounts established and maintained by the master servicer, any Primary Servicer or any sub-servicer on behalf of the master servicer, pursuant to the Pooling and Servicing Agreement .

         "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate or the Class A-2 Regular Interest will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust.

          "Certificateholder" or "Holder" means an investor certificateholder, a Person in whose name a certificate is registered in the Certificate Registrar or a Person in whose name ownership of an uncertificated certificate is recorded in the books and records of the Certificate Registrar.

         "Certificate Owner" means a Person acquiring an interest in an offered certificate.

         "Certificate Registrar" means the paying agent, in its capacity as the Certificate Registrar.

         "Class" means the designation applied to the offered certificates, the Class A-2 Regular Interest and the private certificates, pursuant to this prospectus supplement.

         "Class A Certificates" means the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates.

         "Class A-2 Available Funds" means, with respect to any Distribution Date, (i) the sum of all previously undistributed payments or other receipts on account of principal and interest and other sums on or in respect of the Class A-2 Regular Interest received by the paying agent after the Cut-off Date and on or prior to such Distribution Date plus (ii) the sum of all previously undistributed amounts received from the Swap Counterparty in respect of the Class A-2 Regular Interest pursuant to the Swap Contract, but excluding the following: (a) all amounts of Prepayment Premiums and Yield Maintenance Charges allocated to the Class A-2 Regular Interest for so long as the Swap Contract remains in place; and (b) all amounts required to be paid to the Swap Counterparty in respect of the Class A-2 Regular Interest pursuant to the Swap Contract.

         "Class A-2 Interest Distribution Amount" means with respect to any Distribution Date, the sum of (i) for so long as the Swap Contract is in effect, the aggregate amount of interest received by the trustee from the Swap

Counterparty in respect of the Class A-2 Regular Interest pursuant to the terms of the Swap Contract during the related Interest Accrual Period and (ii) amounts in respect of interest (including reimbursement of any interest shortfalls) received on the Class A-2 Regular Interest not required to be paid to the Swap Counterparty (which will arise due to the netting provisions of the Swap Contract or upon the termination or expiration of the Swap Contract). If the Swap Counterparty defaults on its obligation to pay such interest to the trustee, or if a Swap Default occurs, the Class A-2 Interest Distribution Amount will equal the Distributable Certificate Interest Amount in respect of the Class A-2 Regular Interest.

         "Class A-2 Principal Distribution Amount" means, with respect to any Distribution Date, an amount equal to the aggregate amount of the principal payments made on the Class A-2 Regular Interest on such Distribution Date.

         "Class A-2 Regular Interest" means the interest issued as an uncertificated regular interest in REMIC III.

         "Class X Certificates" means the Class X-1 Certificates and Class X-2 Certificates.

         "Clearstream Banking" means Clearstream Banking, societe anonyme.

         "Closing Date" means November 8, 2001.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

         "Compensating Interest" means with respect to any Distribution Date, an amount equal to the excess of (A) Prepayment Interest Shortfalls incurred in respect of the mortgage loans other than Specially Serviced Mortgage Loans resulting from Principal Prepayments on the mortgage loans (but not including any B Note) during the related Collection Period over (B) Prepayment Interest Excesses incurred in respect of such mortgage loans resulting from Principal Prepayments on the mortgage loans (but not including any B Note) during the same Collection Period but such Compensating Interest shall not in any event exceed the portion of the Master Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of all the mortgage loans including REO Properties. Notwithstanding the foregoing, as to any Distribution Date, if a mortgage loan has a Due Date (including its grace period) that is after the Determination Date relating to such Distribution Date, Compensating Interest shall include the entire Prepayment Interest Shortfall, unless the mortgage loan documents require the borrower to make any Principal Prepayment or Balloon Payment only on the respective Due Date (or if not on that Due Date, the mortgage loan documents require the borrower to pay interest through the Due Date within the related Collection Period).

         "Compensating Interest Payment" means any payment of Compensating Interest.

         "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation thereof with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related mortgagor in accordance with the terms of the mortgage loan and (if applicable) its related B Note, and with respect to the mortgaged property securing the 2001-TOP3 Mortgage Loan and the Pari Passu Loan, only the portion of such amounts payable to the holder of the Pari Passu Loan.

         "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the certificates.

         "Controlling Class" means the most subordinate class of Subordinate Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such class of certificates is less than 25% of the initial aggregate Certificate Balance of such Class as of the Closing Date, the Controlling Class will be the next most subordinate class of certificates.

         "CPR" - See "Constant Prepayment Rate" above.

         "Cut-off Date" means November 1, 2001. For purposes of the information contained in this prospectus supplement (including the appendices hereto), scheduled payments due in November 2001 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on November 1, 2001, not the actual day which such scheduled payments were due.

         "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received determined as described under "Description of the Mortgage Pool-Additional Mortgage Loan Information" in this prospectus supplement. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date Balances.

         "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool-Additional Mortgage Loan Information" in this prospectus supplement.

         "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

         "Debt Service Coverage Ratio" or "DSCR" means, the ratio of Underwritable Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of debt service payable under that mortgage loan.

         "Depositor" means, Bear Stearns Commercial Mortgage Securities Inc.

         "Determination Date" means, with respect to any Distribution Date, the earlier of (i) the 10th day of the month in which such Distribution Date occurs, or, if such day is not a business day, the next preceding business day, and (ii) the 5th business day prior to the related Distribution Date.

         "Discount Rate" means, for the purposes of the distribution of Prepayment Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

         "Distributable Certificate Interest Amount" means, in respect of any class of certificates (other than the Class A-2 Certificates) and the Class A-2 Regular Interest for any Distribution Date, the sum of:

o Accrued Certificate Interest in respect of such class of certificates or Class A-2 Regular Interest for such Distribution Date, reduced (to not less than zero) by:

          o any Net Aggregate Prepayment Interest Shortfalls allocated to such Class for such Distribution Date; and

          o Realized Losses and Expense Losses, in each case specifically allocated with respect to such Distribution Date to reduce the Distributable Certificate Interest Amount payable in respect of such Class in accordance with the terms of the Pooling and Servicing Agreement; and

o the portion of the Distributable Certificate Interest Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate.

         "Distribution Account" means the distribution account maintained by the paying agent, in accordance with the Pooling and Servicing Agreement.

         "Distribution Date" means the 15th day of each month, or if any such 15th day is not a business day, on the next succeeding business day.

         "Document Defect" means that a mortgage loan is not delivered as and when required, is not properly executed or is defective on its face.

         "DOL Regulation" means the final regulation, issued by the DOL, defining the term "plan assets" which provides, generally, that when a Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section 2510.3-101).

         "DSCR" - See "Debt Service Coverage Ratio."

         "DTC" means The Depository Trust Company.

         "DTC Systems" means those computer applications, systems, and the like for processing data for DTC.

         "Due Dates" means dates upon which the related Scheduled Payments are due under the terms of the related mortgage loans or any B Note.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Account" means one or more custodial accounts established and maintained by the master servicer (or the Primary Servicers on its behalf) pursuant to the Pooling and Servicing Agreement.

         "Euroclear" means The Euroclear System.

         "Event of Default" means, with respect to the master servicer under the Pooling and Servicing Agreement, any one of the following events:

o any failure by the master servicer to remit to the paying agent any payment required to be remitted by the master servicer under the terms of the Pooling and Servicing Agreement, including any required Advances;

o any failure by the master servicer to make a required deposit to the Certificate Account which continues unremedied for one business day following the date on which such deposit was first required to be made;

o any failure on the part of the master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the master servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by Bear Stearns Commercial Mortgage Securities Inc. or the trustee; provided, however, that if the master servicer certifies to the trustee and Bear Stearns Commercial Mortgage Securities Inc. that the master servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the master servicer to cure such failure; provided, further that such cure period may not exceed 90 days;

o any breach of the representations and warranties of the master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to the master servicer by Bear Stearns Commercial Mortgage Securities Inc. or the trustee, provided, however, that if the master servicer certifies to the trustee and Bear Stearns Commercial Mortgage Securities Inc. that the master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach; provided, further that such cure period may not exceed 90 days;

o the master servicer is removed from S&P's approved master servicer list and the ratings then assigned by S&P to any classes of certificates are downgraded, qualified or withdrawn (including, without limitation, being placed on "negative credit watch") in connection with such removal;

o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o the master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the master servicer or of or relating to all or substantially all of its property;

o the master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

o the master servicer receives actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) placed one or more classes of certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that the master servicer obtained such actual knowledge), and, in the case of either of clauses (i) or (ii), citing servicing concerns with the master servicer as the sole or material factor in such rating action.

         "Excess Interest" means in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of the Revised Rate over the Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

         "Excess Interest Sub-account" means an administrative sub-account of the Distribution Account. The Excess Interest Sub-account will not be an asset of any REMIC Pool.

         "Excess Liquidation Proceeds" means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses and any related Advances and interest thereon over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan on the date such proceeds were received.

         "Excess Servicing Fee" means an additional fee payable to Wells Fargo and/or JHREF that accrues at a rate set forth in the Pooling and Servicing Agreement, which is assignable and non-terminable.

         "Exemptions" means the individual prohibited transaction exemptions granted by the DOL to the Underwriters, as amended.

         "Expense Losses" means, among other things:

o any interest paid to the master servicer, the trustee or the fiscal agent in respect of unreimbursed Advances;

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o     all Special Servicer Compensation payable to the special servicer from amounts that are part of the trust;

o other expenses of the trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the paying agent and certain related persons, specified reimbursements and indemnification payments to Bear Stearns Commercial Mortgage Securities Inc., the master servicer, the special servicer, the Primary Servicer and certain related persons, specified taxes payable from the assets of the trust, the costs and expenses of any tax audits with respect to the trust and other tax-related expenses and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the trust; and

o any other expense of the trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower.

         "FASIT" means a financial asset securitization investment trust.

         "Fixed Interest Distribution" means, with respect to the Master Servicer Remittance Date prior to each Distribution Date, the amount of interest the trustee is obligated to pay or cause to be paid to the Swap Counterparty pursuant to the Swap Contract.

         "401(c) Regulations" means the final regulations issued by the DOL under Section 401(c) of ERISA clarifying the application of ERISA to Insurance Company General Accounts.

         "Initial Pool Balance" means the aggregate Cut-off Date Balance of $902,516,290.

         "Initial Rate" means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan.

         "Insurance Proceeds" means all amounts paid by an insurer in connection with a mortgage loan or B Note, and with respect to the mortgaged property securing the 2001-TOP3 Mortgage Loan and the Pari Passu Loan, only the portion of such amounts payable to the holder of the Pari Passu Loan, excluding, in each case, any amounts required to be paid to the related borrower.

         "Interest Accrual Period" means, with respect to each Distribution Date, (i) for each class of Certificates, other than the Class A-2 Certificates, and for the Class A-2 Regular Interest, the calendar month immediately preceding the month in which such Distribution Date occurs and (ii) for the Class A-2 Certificates, the period from (and including) the prior Distribution Date (or the Closing Date, in the case of the first such period) and ending on (and including) the day before the current Distribution Date.

         "Interest Only Certificates" means the Class X Certificates.

         "Interest Reserve Account" means an account that the master servicer has established and will maintain for the benefit of the holders of the certificates.

         "Interest Reserve Amount" means all amounts deposited in the Interest Reserve Account with respect to Scheduled Payments due in any applicable January and February.

         "Interest Reserve Loan" - See "Non-30/360 Loan" below.

         "Interest Reset Date" means the day that is two Banking Days prior to the start of the related Interest Accrual Period.

         "Interested Party" means the special servicer, the master servicer, Bear Stearns Commercial Mortgage Securities Inc., the holder of any related junior indebtedness, the Operating Advisor, a holder of 50% or more of the Controlling Class, any independent contractor engaged by the master servicer or the special servicer pursuant to the

Pooling and Servicing Agreement or any person actually know to a responsible officer of the trustee to be an affiliate of any of them.

         "JHREF" means John Hancock Real Estate Finance, Inc.

         "JHREF Loans" means the twenty-two (22) mortgage loans that were originated by JHREF or its affiliates.

         "LIBOR" or "one-month LIBOR" means with respect to each Interest Accrual Period, the per annum rate for deposits in U.S. dollars for a period of one month, which appears on the Telerate Page 3750 as the "London Interbank Offering Rate" as of 11:00 a.m., London time, on the Interest Reset Date. If such rate does not appear on said Telerate Page 3750, LIBOR shall be the arithmetic mean of the offered quotations obtained by the Swap Counterparty from the principal London office of four major banks in the London interbank market selected by the Swap Counterparty in its sole discretion (each, a "Reference Bank") for rates at which deposits in U.S. dollars are offered to prime banks in the London interbank market for a period of one month in an amount that is representative for a single transaction in the relevant market at the relevant time as of approximately 11:00 a.m., London time, on the Interest Reset Date. If fewer than two Reference Banks provide the Swap Counterparty with such quotations, LIBOR shall be the rate per annum which the Swap Counterparty determines to be the arithmetic mean of the rates quoted by major banks in New York City, New York selected by the Swap Counterparty at approximately 11:00 a.m. New York City time on the first day of such Interest Accrual Period for loans in U.S. dollars to leading European banks for a period of one month in an amount that is representative for a single transaction in the relevant market at the relevant time. One-month LIBOR for the initial Interest Accrual Period will be determined two (2) days before the Closing Date.

         "Liquidation Fee" means 1.00% of the related Liquidation Proceeds and/or any Condemnation Proceeds received by the trust in connection with a Specially Serviced Mortgage Loan or related REO Property; provided, however, that in the case of a final disposition consisting of the repurchase of a mortgage loan by a mortgage loan seller due to the breach of a representation and warranty or document defect, such fee will only be paid by the applicable mortgage loan seller if such loan is repurchased after the date that is 180 days after the applicable mortgage loan seller receives notice of the breach causing the repurchase.

         "Liquidation Proceeds" means proceeds from the sale or liquidation of a mortgage loan or B Note or related REO Property, net of expenses and any related Advances and interest thereon. With respect to the Pari Passu Loan, the Liquidation Proceeds shall include only the portion of such net proceeds that is payable to the holder of the Pari Passu Loan.

         "Lock-out Period" means the period during which voluntary principal prepayments are prohibited.

         "Master Servicer Remittance Date" means in each month the business day preceding the Distribution Date.

         "Master Servicing Fee" means the monthly amount, based on the Master Servicing Fee Rate, to which the master servicer is entitled in compensation for servicing the mortgage loans and any B Note.

         "Master Servicing Fee Rate" means 0.02% per annum each month payable with respect to a mortgage loan (other than the Pari Passu Loan) and any B Note in connection with the Master Servicing Fee as set forth in the Pooling and Servicing Agreement.

         "Material Breach" means a breach of any of the representations and warranties that (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the breach materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

         "Material Document Defect" means a Document Defect that either (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the Document Defect materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

         "Money Term" means, with respect to any mortgage loan or B Note, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a Prepayment Premium or Yield Maintenance Charge (but does not include late fee or default interest provisions).

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage File" means the following documents, among others:

o the original mortgage note (or lost note affidavit), endorsed (without recourse) in blank or to the order of the trustee;

o the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

o an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

o an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report); and

o     when relevant, the related ground lease or a copy thereof.

         "Mortgage Loan Purchase Agreement" means each of the agreements entered into between Bear Stearns Commercial Mortgage Securities Inc. and the respective seller, as the case may be.

         "Mortgage Pool" means the one hundred fifty-two (152) mortgage loans with an aggregate principal balance, as of November 1, 2001, of approximately $902,516,290, which may vary by up to 5%.

         "MSDWMC" means Morgan Stanley Dean Witter Mortgage Capital Inc.

         "MSDWMC Loans" means the thirty (30) mortgage loans that were originated or purchased by MSDWMC.

         "Net Aggregate Prepayment Interest Shortfall" means, for the related Distribution Date, the aggregate of all Prepayment Interest Shortfalls incurred in respect of the mortgage loans other than Specially Serviced Mortgage Loans during any Collection Period that are neither offset by Prepayment Interest Excesses collected on such mortgage loans during such Collection Period nor covered by a Compensating Interest Payment paid by the master servicer.

         "Net Mortgage Rate" means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate (excluding any default interest or any rate increase occurring after an Anticipated Repayment Date) minus the related Administrative Cost Rate; provided that, for purposes of calculating the Pass-Through Rate for each class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition, because certain of the classes of certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each class of certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360 Loan will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of net interest actually accrued (exclusive of default interest or excess interest). However, with respect to each Non-30/360 Loan:

o the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in January of each year (other than a leap year) and February of each year will be adjusted to take into account the applicable Interest Reserve Amount; and

o the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in March of each year (commencing in 2002) will be adjusted to take into account the related withdrawal from the Interest Reserve Account for the preceding January (if applicable) and February.

         "Non-30/360 Loan" or "Interest Reserve Loan" means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of 12 30-day months.

         "Notional Amount" means the notional principal amount of the Class X Certificates, which will be based upon the outstanding principal balance of the Principal Balance Certificates outstanding from time to time.

         "NWAC Rate" - See "Weighted Average Net Mortgage Rate".

         "OID" means original issue discount.

         "Operating Adviser" means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions.

         "P&I Advance" means the amount of any Scheduled Payments or Assumed Scheduled Payment (net of the related Master Servicing Fees, Excess Servicing Fees and Primary Servicing Fees), other than any Balloon Payment, on the mortgage loans that are delinquent as of the close of business on the preceding Determination Date.

         "Pari Passu Loan" means Mortgage Loan No. 6 , which is secured on a pari passu basis with the 2001-TOP3 Mortgage Loan pursuant to the Pari Passu Mortgage.

         "Pari Passu Loan Servicing Fee" means the servicing fee applicable to the Pari Passu Loan pursuant to the 2001-TOP3 Pooling and Servicing Agreement.

         "Pari Passu Mortgage" means the mortgage securing the 2001-TOP3 Mortgage Loan and the Pari Passu Loan.

         "Participants" means DTC's participating organizations.

         "Parties in Interest" means persons who have specified relationships to Plans ("parties in interest" under ERISA or "disqualified persons" under Section 4975 of the Code).

         "Pass-Through Rate" means the rate per annum at which any class of certificates (other than the Residual Certificates) or the Class A-2 Regular Interest accrues interest.

         "PCF" means Principal Commercial Funding, LLC.

         "PCF Loans" means the thirty-two (32) mortgage loans that were originated by PCF or its affiliates.

         "Percentage Interest" will equal, as evidenced by any certificate in the Class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional

Amount, as the case may be, of such certificate as set forth on the face thereof, and the denominator of which is equal to the initial aggregate Certificate Balance or Notional Amount, as the case may be, of such Class.

         "Permitted Cure Period" means, for the purposes of any Material Document Defect or Material Breach in respect of any mortgage loan, the 85-day period immediately following the earlier of the discovery by the related seller or receipt by the related seller of notice of such Material Document Defect or Material Breach, as the case may be. However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 85-day period and such Document Defect or Material Breach would not cause the mortgage loan to be other than a "qualified mortgage", but the related seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the mortgage loan is then a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially Serviced Mortgage Loan and (y) the Document Defect was identified in a certification delivered to the related mortgage loan seller by the trustee in accordance with the Pooling and Servicing Agreement.

         "Plans" means (a) employee benefit plans as defined in Section 3(3) of ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

         "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of November 1, 2001, between Bear Stearns Commercial Mortgage Securities Inc., as depositor, Wells Fargo, as master servicer, GMACCM, as special servicer, the Primary Servicers, LaSalle Bank National Association, as trustee, Wells Fargo Bank Minnesota, National Association, as paying agent and certificate registrar and ABN AMRO Bank N.V., as fiscal agent.

         "Prepayment Interest Excess" means, in the case of a mortgage loan in which a full or partial Principal Prepayment or a Balloon Payment is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such Principal Prepayment or Balloon Payment that exceeds the corresponding amount of interest accruing on the certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on the mortgage loan from such Due Date to the date such payment was made, net of the Trustee Fee, the Master Servicing Fee, the Primary Servicing Fee, the Pari Passu Loan Servicing Fee (in the case of the Pari Passu Loan) and Excess Servicing Fee and, if the related mortgage loan is a Specially Serviced Mortgage Loan, net of the Special Servicing Fee.

         "Prepayment Interest Shortfall" means, a shortfall in the collection of a full month's interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial Principal Prepayment (or a Balloon Payment) during the related Collection Period, and the date such payment was made occurred prior to the Due Date for such mortgage loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due Date). Such a shortfall arises because the amount of interest (net of the Master Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee, the Pari Passu Loan Servicing Fee (in the case of the Pari Passu Loan), the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan and the Trustee Fee) that accrues on the amount of such Principal Prepayment or Balloon Payment will be less than the corresponding amount of interest accruing on the Certificates. In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

o the aggregate amount of interest that would have accrued at the Net Mortgage Rate (less the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan) on the Scheduled Principal Balance of such mortgage loan if the mortgage loan had paid on its Due Date and such Principal Prepayment or Balloon Payment had not been made, over

o the aggregate interest that did so accrue through the date such payment was made (net of the Master Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee, the Pari Passu Loan Servicing Fee (in the case of the Pari Passu Loan), the Special Servicing Fee and the Trustee Fee).

         "Prepayment Premium" means, with respect to any mortgage loan or B Note for any Distribution Date, prepayment premiums and charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan or B Note.

         "Primary Servicer" means Principal Capital Management, LLC and John Hancock Real Estate Finance, Inc.

         "Primary Servicing Fee" means the monthly amount, based on the Primary Servicing Fee Rate, paid as compensation for the primary servicing of the mortgage loans.

         "Primary Servicing Fee Rate" means an amount per annum set forth in the Pooling and Servicing Agreement, which is payable each month with respect to a mortgage loan in connection with the Primary Servicing Fee.

         "Principal Balance Certificates" means, upon initial issuance, the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates.

         "Principal Distribution Amount" equals, in general, for any Distribution Date, the aggregate of the following:

o the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments to, in each case, the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO mortgage loans (but not in respect of any B Note or its respective successor REO mortgage loan) for their respective Due Dates occurring during the related Collection Period; and

o all payments (including Principal Prepayments and the principal portion of Balloon Payments (but not in respect of any B Note or its respective successor REO mortgage loan)) and other collections (including Liquidation Proceeds (other than the portion thereof, if any, constituting Excess Liquidation Proceeds), Condemnation Proceeds, Insurance Proceeds and REO Income (each as defined herein) and proceeds of mortgage loan repurchases) that were received on or in respect of the mortgage loans during the related Collection Period and that were identified and applied by the master servicer as recoveries of principal thereof.

         "Principal Prepayments" means the payments and collections with respect to principal of the mortgage loans or B Note including all voluntary and involuntary prepayments of principal made prior to their scheduled Due Dates.

         "PTCE" means a DOL Prohibited Transaction Class Exemption.

         "Purchase Price" means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which the purchase or liquidation occurs and the amount of any expenses related to such mortgage loan and/or (if applicable) its related B Note or the related REO Property (including any Servicing Advances, Advance Interest related to such mortgage loan and/or (if applicable) its related B Note and any Special Servicing Fees and Liquidation Fees paid with respect to the mortgage loan and/or (if applicable) its related B Note that are reimbursable to the master servicer, the special servicer, the trustee, the fiscal agent, the 2001-TOP3 Master Servicer or the 2001-TOP3 Special Servicer, plus if such mortgage loan is being repurchased or substituted for by a seller pursuant to the related Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the Primary Servicer, the master servicer, the special servicer, Bear Stearns Commercial Mortgage Securities Inc. or the trustee in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above).

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         "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

         "Rated Final Distribution Date" means as to the Class A-1 Certificates and the Class A-2 Certificates, the distribution date in November 2016, and as to each other class of certificates, the distribution date in November 2033.

         "Rating Agencies" means S&P and Moody's.

         "Realized Losses" means losses arising from the inability of the trustee, master servicer or the special servicer to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

o the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

o the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses to the extent not already included in Expense Losses. If the mortgage rate on any mortgage loan is reduced or a portion of the debt due under any mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss.

         "Record Date" means, with respect to each class of offered certificates for each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

         "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) three consecutive Scheduled Payments have been made, in the case of any such mortgage loan or B Note that was modified, based on the modified terms, (b) no other Servicing Transfer Event has occurred and is continuing with respect to such mortgage loan and (c) the trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event or such amounts have been forgiven. An A Note will not constitute a Rehabilitated Mortgage Loan unless its related B Note would also constitute a Rehabilitated Mortgage Loan. A B Note will not constitute a Rehabilitated Mortgage Loan unless its related A Note also would constitute a Rehabilitated Mortgage Loan.

         "REMIC Regular Certificates" means the Senior Certificates and the Subordinate Certificates.

         "REO Income" means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing Agreement. With respect to the Pari Passu Loan (if the 2001-TOP3 Special Servicer has foreclosed upon the mortgaged property secured by the Pari Passu Mortgage), the REO Income shall include only the portion of such net income that is payable to the holder of the Pari Passu Loan.

         "REO Property" means any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

         "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

         "Reserve Account" means an account in the name of the paying agent for the deposit of any Excess Liquidation Proceeds.

         "Residual Certificates" means the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

         "Revised Rate" means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "Scheduled Payment" means, in general, for any mortgage loan or B Note on any Due Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan or B Note subsequent to the Closing Date, whether agreed to by the special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

         "Scheduled Principal Balance" of any mortgage loan or REO Mortgage Loan on any Distribution Date will generally equal the Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off Date), thereof, reduced, to not less than zero, by:

o any payments or other collections of principal, or Advances in lieu thereof, on such mortgage loan that have been collected or received during any preceding Collection Period, other than any Scheduled Payments due in any subsequent Collection Period; and

o the principal portion of any Realized Loss and Expense Loss incurred in respect of such mortgage loan during any preceding Collection Period.

      "Senior Certificates" means the Class A Certificates and the Class X Certificates.

         "Servicing Advances" means, in general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the master servicer in connection with the servicing of a mortgage loan after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

         "Servicing Standard" means with respect to the master servicer or the special servicer, as the case may be, to service and administer the mortgage loans that it is obligated to service and administer pursuant to the Pooling and Servicing Agreement on behalf of the trustee and in the best interests of and for the benefit of the Certificateholders (as determined by the master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective mortgage loans further as follows:

o with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO Property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the Pooling and Servicing Agreement;

o with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans or, if a mortgage loan comes into and continues in default and if, in the good faith and reasonable judgment of, special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such mortgage loan to the Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate in the case of the mortgage loans); and without regard to:

            i. any other relationship that the master servicer or the special servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor;

            ii. the ownership of any certificate by the master servicer or the special servicer, as the case may be, or any Affiliate thereof;

            iii. the master servicer's obligation to make Advances; and

            iv. the right of the master servicer (or any Affiliate thereof) or the special servicer, as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction.

         "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan or B Note to become a Specially Serviced Mortgage Loan. If a Servicing Transfer Event occurs with respect to any A Note, it will be deemed to have occurred also with respect to the related B Note. If a Servicing Transfer Event occurs with respect to any B Note, it will be deemed to have occurred also with respect to the related A Note. If an A Note is not considered a Specially Serviced Mortgage Loan due to the related B Note holder's exercise of its cure rights, the related B Note will not be considered a Specially Serviced Mortgage Loan.

         "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

         "Specially Serviced Mortgage Loan" means the following:

o any mortgage loan (other than an A/B Mortgage Loan) as to which a Balloon Payment is past due, and the master servicer has determined that payment is unlikely to be made on or before the 60th day succeeding the date the Balloon Payment was due, or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

o any mortgage loan or B Note as to which, to the master servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of 30 days;

o any mortgage loan or B Note as to which the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

o any mortgage loan or B Note as to which the master servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of the master servicer, materially and adversely affects the interests of the Certificateholders or the holder of any related B Note and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);

o any mortgage loan or B Note as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations;

o any mortgage loan or B Note as to which, in the judgment of the master servicer, (a) (other than with respect to any A/B Mortgage Loan), a payment default is imminent or is likely to occur within 60 days, or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the master servicer is reasonably likely to materially and adversely affect the interests of the Certificateholders or the holder of any related B Note (as the case may be); or

o with respect to any A/B Mortgage Loan, in the event of (a) the failure of the holder of the B Note to cure a monetary default (and expiration of the holder of the B Note's cure period that occurs in the next calendar month), (b) the expiration of the holder of the B Note's cure period in a month if the applicable holder of the B Note exercised its right to cure a monetary default in the immediately preceding calendar month or (c) the expiration of the grace period that the borrower has under the mortgage loan for a monetary default in a month if the applicable holder of the B Note exercised its right to cure a monetary default in the three immediately preceding calendar months.

         "Special Servicer Compensation" means such fees payable to the special servicer, collectively, the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

         "Special Servicer Event of Default" means, with respect to the special servicer under the Pooling and Servicing Agreement, any one of the following events:

o any failure by the special servicer to remit to the paying agent or the master servicer within one business day of the date when due any amount required to be so remitted under the terms of the Pooling and Servicing Agreement;

o any failure by the special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and Servicing Agreement which failure continues unremedied for one business day following the date on which such deposit or remittance was first required to be made;

o any failure on the part of the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the special servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the special servicer by Bear Stearns Commercial Mortgage Securities Inc. or the trustee; provided, however, that to the extent that the special servicer certifies to the trustee and Bear Stearns Commercial Mortgage Securities Inc. that the special servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o any breach by the special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the special servicer by Bear Stearns Commercial Mortgage Securities Inc. or the trustee, provided, however, that to the extent that the special servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o the special servicer is removed from S&P's approved special servicer list and the ratings then assigned by S&P to any classes of certificates are downgraded, qualified or withdrawn (including, without limitation, being placed on "negative credit watch") in connection with such removal;

o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o the special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the special servicer or of or relating to all or substantially all of its property;

o the special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

o the special servicer receives actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) placed one or more classes of certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that the special servicer obtained such actual knowledge), and, in the case of either of clauses (i) or (ii), citing servicing concerns with the special servicer as the sole or material factor in such rating action.

         "Special Servicing Fee" means an amount equal to, in any month, the portion of a rate equal to 0.25% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Specially Serviced Mortgage Loan for such month, of the outstanding Scheduled Principal Balance of each Specially Serviced Mortgage Loan.

         "Structuring Assumptions" means the following assumptions:

o the mortgage rate on each mortgage loan in effect as of the Closing Date remains in effect until maturity or its Anticipated Repayment Date;

o the initial Certificate Balances and initial Pass-Through Rates of the certificates are as presented herein, and the Pass-Through Rate of the Class A-2 Certificates remains at its initial value;

o     the closing date for the sale of the certificates is November 8, 2001;

o distributions on the certificates are made on the 15th day of each month, commencing in December 2001;

o there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

o Scheduled Payments on the mortgage loans are timely received on the first day of each month;

o     the trust does not experience any Expense Losses;

o no Principal Prepayment on any mortgage loan is made during its Lock-out Period, if any, or during any period when Principal Prepayments on such mortgage loans are required to be accompanied by a Yield Maintenance Charge or a defeasance requirement, and otherwise Principal Prepayments are made on the mortgage loans at the indicated levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

o     no Prepayment Interest Shortfalls occur;

o no mortgage loan is the subject of a repurchase or substitution by the respective seller and no optional termination of the trust occurs;

o     each ARD Loan pays in full on its Anticipated Repayment Date; and

o any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance.

         "Subordinate Certificates" means the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates and the Class N Certificates.

         "Swap Counterparty" means Wells Fargo Bank, National Association or any successor thereto.

         "Treasury Rate" unless otherwise specified in the related mortgage loan document, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable) of the mortgage loan prepaid. If Release H.15 is no longer published, the master servicer will select a comparable publication to determine the Treasury Rate.

         "Trustee Fee" means a monthly fee as set forth in the Pooling and Servicing Agreement to be paid from the Distribution Account to the trustee and the paying agent as compensation for the performance of their duties.

         "2001-TOP3 Fiscal Agent" means the "fiscal agent" under the 2001-TOP3 Pooling and Servicing Agreement, which as of the date hereof is ABN AMRO Bank N.V.

         "2001-TOP3 Pooling and Servicing Agreement" means the pooling and servicing agreement dated as of July 1, 2000 by and between Morgan Stanley Dean Witter Capital I Inc., as depositor, Wells Fargo Bank, National Association, as servicer, GMAC Commercial Mortgage Corporation, as special servicer, Wells Fargo Bank Minnesota, National Association, as paying agent, LaSalle Bank National Association, as trustee and ABN AMRO Bank N.V., as fiscal agent.

         "2001-TOP3 Master Servicer" means the "master servicer" under the 2001-TOP3 Pooling and Servicing Agreement, which as of the date hereof is Wells Fargo Bank, National Association.

         "2001-TOP3 Mortgage Loan" means the mortgage loan secured by the Pari Passu Mortgage on a pari passu basis with the Pari Passu Loan. The 2001-TOP3 Mortgage Loan is included in a trust created in connection with the issuance of Morgan Stanley Dean Witter Capital I Inc.'s Commercial Mortgage Pass-Through Certificates, Series 2001-TOP3.

         "2001-TOP3 Special Servicer" means the "special servicer" under the 2001-TOP3 Pooling and Servicing Agreement, which as of the date hereof is GMAC Commercial Mortgage Corporation.

         "2001-TOP3 Trustee" means the "trustee" under the 2001-TOP3 Pooling and Servicing Agreement, which as of the date hereof is LaSalle Bank National Association.

         "Underwritable Cash Flow" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

         "Underwriters" means Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC.

         "Underwriting Agreement" means that agreement, dated October 31, 2001, entered into by Bear Stearns Commercial Mortgage Securities Inc., Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC.

         "Unpaid Interest" means, on any distribution date with respect to any class of interests (including the Class A-2 Regular Interest) or certificates (other than the Residual Certificates and the Class A-2 Certificates), the portion of Distributable Certificate Interest for such class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate.

         "Weighted Average Net Mortgage Rate" or "NWAC Rate" means, for any Distribution Date, the weighted average of the Net Mortgage Rates for the mortgage loans (in the case of each mortgage loan that is a Non-30/360 Mortgage Loan, adjusted as described under the definition of Net Mortgage Rate), weighted on the basis of their respective Scheduled Principal Balances as of the close of business on the preceding Distribution Date.

         "Wells Fargo" means Wells Fargo Bank, National Association.

         "WFB Loans" means the fifty-two (52) mortgage loans that were originated by Wells Fargo or its affiliates.

         "Workout Fee" means that fee, payable with respect to any Rehabilitated Mortgage Loan, equal to 1.00% of the amount of each collection of interest (other than default interest and Excess Interest) and principal received (including any Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan for so long as it remains a Rehabilitated Mortgage Loan.

         "Yield Maintenance Charge" means, with respect to any Distribution Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION




MORTGAGE LOAN SELLERS

----------------------------------------------------------------------------------------------------------------------------------
                                                                                           PERCENT BY    WEIGHTED      WEIGHTED
                                                                             AGGREGATE      AGGREGATE     AVERAGE       AVERAGE
                                                         NUMBER OF         CUT-OFF DATE   CUT-OFF DATE    MORTGAGE     REMAINING
LOAN SELLER                                           MORTGAGE LOANS        BALANCE ($)    BALANCE (%)    RATE (%)   TERM (MOS.)
----------------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Dean Witter Mortgage Capital Inc.           30               220,197,691        24.4       7.124             94
Principal Commercial Funding, LLC                          32               206,970,471        22.9       7.364            121
Wells Fargo Bank, N.A.                                     52               201,677,120        22.3       7.629            121
John Hancock Real Estate Finance, Inc.                     22               143,356,307        15.9       7.452             90
Bear, Stearns Funding, Inc.                                16               130,314,702        14.4       7.094             99
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    152              $902,516,290       100.0%      7.340%           106
==================================================================================================================================

---------------------------------------------------------------------------------------
                                                                    WEIGHTED  WEIGHTED
                                                      WEIGHTED       AVERAGE   AVERAGE
                                                        AVERAGE  CUT-OFF DATE   BALLOON
LOAN SELLER                                            DSCR (x)       LTV (%)   LTV (%)
---------------------------------------------------------------------------------------
Morgan Stanley Dean Witter Mortgage Capital Inc.        1.74          60.7      53.7
Principal Commercial Funding, LLC                       1.53          63.1      51.8
Wells Fargo Bank, N.A.                                  1.58          62.7      47.8
John Hancock Real Estate Finance, Inc.                  1.61          58.9      51.3
Bear, Stearns Funding, Inc.                             1.78          56.4      45.9
-------------------------------------------------------------------------------------
TOTAL:                                                  1.64x         60.8%     50.5%
=====================================================================================



CUT-OFF DATE BALANCES

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                           PERCENT BY    WEIGHTED      WEIGHTED
                                                                             AGGREGATE      AGGREGATE     AVERAGE       AVERAGE
                                                         NUMBER OF         CUT-OFF DATE   CUT-OFF DATE    MORTGAGE     REMAINING
CUT-OFF DATE BALANCE ($)                              MORTGAGE LOANS        BALANCE ($)    BALANCE (%)    RATE (%)   TERM (MOS.)
-----------------------------------------------------------------------------------------------------------------------------------
1 - 1,000,000                                              13                 9,118,488         1.0       7.587           113
1,000,001 - 2,000,000                                      33                47,338,843         5.2       7.541           130
2,000,001 - 3,000,000                                      21                52,420,060         5.8       7.381           115
3,000,001 - 4,000,000                                      14                48,813,342         5.4       7.310           125
4,000,001 - 5,000,000                                      15                67,733,722         7.5       7.411           122
5,000,001 - 6,000,000                                      14                77,951,130         8.6       7.326           103
6,000,001 - 7,000,000                                       7                46,381,957         5.1       7.127            96
7,000,001 - 8,000,000                                       8                60,111,075         6.7       7.658           113
8,000,001 - 9,000,000                                       4                34,655,224         3.8       7.531           106
9,000,001 - 10,000,000                                      5                49,569,588         5.5       7.290           117
10,000,001 - 15,000,000                                     8                98,902,888        11.0       7.309           108
15,000,001 - 20,000,000                                     3                51,470,863         5.7       7.270           117
20,000,001 - 25,000,000                                     1                23,909,854         2.6       6.800           118
25,000,001 (greater than or equal to)                       6               234,139,257        25.9       7.296            85
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    152              $902,516,290       100.0%      7.340%          106
===================================================================================================================================

Minimum: $436,659
Maximum: $75,000,000
Average: $5,937,607

------------------------------------------------------------------------------------
                                                                 WEIGHTED  WEIGHTED
                                                   WEIGHTED       AVERAGE   AVERAGE
                                                     AVERAGE  CUT-OFF DATE   BALLOON
CUT-OFF DATE BALANCE ($)                            DSCR (x)      LTV (%)   LTV (%)
------------------------------------------------------------------------------------
1 - 1,000,000                                        1.41          38.9      29.8
1,000,001 - 2,000,000                                1.60          53.3      35.2
2,000,001 - 3,000,000                                1.65          60.9      52.5
3,000,001 - 4,000,000                                1.52          61.5      40.5
4,000,001 - 5,000,000                                1.59          63.3      47.4
5,000,001 - 6,000,000                                1.73          56.6      48.0
6,000,001 - 7,000,000                                1.60          63.7      53.1
7,000,001 - 8,000,000                                1.49          60.1      52.2
8,000,001 - 9,000,000                                1.44          70.5      63.0
9,000,001 - 10,000,000                               1.49          63.8      55.2
10,000,001 - 15,000,000                              1.62          64.7      51.5
15,000,001 - 20,000,000                              1.67          62.9      52.5
20,000,001 - 25,000,000                              1.71          67.4      45.9
25,000,001 (greater than or equal to)                1.77          58.4      53.4
----------------------------------------------------------------------------------
TOTAL:                                               1.64x         60.8%     50.5%
==================================================================================

Minimum: $436,659
Maximum: $75,000,000
Average: $5,937,607

STATES

---------------------------------------------------------------------------------------------------------------------------------
                                                             PERCENT BY   WEIGHTED  WEIGHTED                  WEIGHTED   WEIGHTED
                                                AGGREGATE     AGGREGATE   AVERAGE   AVERAGE     WEIGHTED      AVERAGE     AVERAGE
                              NUMBER OF      CUT-OFF DATE   CUT-OFF DATE  MORTGAGE  REMAINING    AVERAGE    CUT-OFF DATE  BALLOON
STATE                    MORTGAGE PROPERTIES  BALANCE ($)    BALANCE (%)  RATE (%) TERM (MOS.)   DSCR (x)       LTV (%)    LTV (%)
---------------------------------------------------------------------------------------------------------------------------------
New Jersey                        9           130,515,781       14.5      7.298         100       1.54          64.5        58.0
Northern California              24           122,081,750       13.5      7.364         122       1.70          61.6        45.7
Southern California              29            96,347,551       10.7      7.401         109       1.56          59.5        47.5
New York                          2            87,456,148        9.7      6.684          63       2.23          53.8        50.7
Florida                          14            50,753,169        5.6      7.124         106       1.68          56.8        47.8
Massachusetts                     4            49,565,300        5.5      7.764         103       1.71          42.9        34.7
Pennsylvania                      7            47,368,618        5.2      8.002         128       1.30          67.7        47.7
Texas                            15            38,160,537        4.2      7.535         106       1.43          59.9        52.5
Illinois                          7            37,438,295        4.1      7.050          87       1.91          51.4        43.1
Virginia                          4            24,446,241        2.7      6.938         119       1.82          54.3        42.0
Ohio                              7            23,901,749        2.6      7.375          99       1.40          76.5        68.6
Georgia                           5            21,531,590        2.4      7.147         115       1.59          67.7        61.4
Michigan                          3            20,671,525        2.3      7.199          92       1.47          74.6        66.9
Tennessee                         3            17,778,044        2.0      7.870         108       1.38          66.9        60.5
Colorado                          2            16,671,530        1.8      7.266         117       1.38          75.6        66.6
Maryland                          3            16,385,303        1.8      7.273         109       1.67          58.5        51.6
Arizona                           4            15,482,859        1.7      7.823         116       1.35          69.4        60.6
Nevada                            4            14,062,146        1.6      7.588         125       1.94          53.6        42.1
Missouri                          3            12,564,250        1.4      7.358          94       1.60          64.8        54.1
North Carolina                    2            11,983,248        1.3      7.629         160       1.42          67.6        37.1
Deleware                          1             8,984,367        1.0      7.670         117       1.39          69.1        61.5
Washington                        2             8,380,629        0.9      7.123         145       1.32          67.4        37.5
Connecticut                       1             7,677,504        0.9      8.000         108       1.50          44.6        31.6
Minnesota                         4             7,377,024        0.8      7.207         134       1.49          68.1        51.7
Utah                              2             6,806,640        0.8      7.622         114       1.31          68.2        59.5
Indiana                           3             2,587,491        0.3      7.837         115       1.62          63.3        52.3
Kansas                            1             1,944,401        0.2      7.815         115       1.24          79.4        71.0
Oklahoma                          1             1,596,318        0.2      7.450         174       1.39          52.2         1.6
South Dakota                      1             1,538,177        0.2      7.260         113       1.36          76.9        62.7
New Mexico                        1               458,105        0.1      8.770         114       1.29          64.5        47.3
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          168          $902,516,290      100.0%     7.340%         106      1.64x         60.8%       50.5%
=================================================================================================================================

PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                                    PERCENT BY  WEIGHTED    WEIGHTED             WEIGHTED   WEIGHTED
                                                       AGGREGATE     AGGREGATE   AVERAGE     AVERAGE  WEIGHTED    AVERAGE    AVERAGE
                                     NUMBER OF      CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING   AVERAGE CUT-OFF DATE  BALLOON
PROPERTY TYPE                  MORTGAGE PROPERTIES   BALANCE ($)   BALANCE (%)  RATE (%) TERM (MOS.)  DSCR (x)    LTV (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
Retail
  Anchored                              44           281,257,271       31.2     7.379         104      1.53       64.2       55.1
  Shadow Anchored                       10            39,263,291        4.4     7.632         121      1.47       64.0       51.0
  Unanchored                             6            19,629,128        2.2     7.602         108      1.48       68.0       59.8
  Big Box                                5            13,253,384        1.5     7.831         137      1.35       60.4       34.4
  Specialty                             10            12,251,118        1.4     8.568         114      1.39       62.0       46.0
  Free Standing                          4             7,964,665        0.9     7.231         127      1.81       52.1       26.0
----------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                           79          $373,618,856       41.4%    7.469%        108      1.52x      63.9%      53.3%
Office
  Urban                                  7           144,597,299       16.0     6.938          81      2.06       50.8       43.3
  Suburban                              17           102,664,686       11.4     7.449         124      1.58       56.7       40.9
----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                               24          $247,261,985       27.4%    7.150%         99      1.86x      53.3%      42.3%
Industrial
  Flex Industrial                       12            68,440,826        7.6     7.397         117      1.60       63.1       52.2
  Warehouse                              7            26,130,720        2.9     7.620         110      1.49       64.8       57.3
  Light Industrial                       8            18,550,734        2.1     7.388         114      1.64       54.5       42.6
  Heavy Industrial                       2             6,297,248        0.7     7.480         116      1.56       67.0       59.3
----------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                           29          $119,419,527       13.2%    7.449%        115      1.58x      62.3%      52.2%
Multifamily
  Garden                                22           103,141,182       11.4     7.216         103      1.52       69.6       61.5
  Low-Rise                               4            11,448,166        1.3     7.137         133      1.55       62.2       46.5
  High-Rise                              1             5,855,528        0.6     7.170          92      2.97       36.8       32.6
----------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                           27          $120,444,876       13.3%    7.206%        105      1.59x      67.3%      58.7%
Hospitality
  Full Service                           1             7,685,976        0.9     7.500         112      1.93       30.7       25.3
----------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                            1            $7,685,976        0.9%    7.500%        112      1.93x      30.7%      25.3%
Manufactured Housing Community
  Manufactured Housing Community         3            11,039,223        1.2     7.138         119      1.90       55.0       43.2
----------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                            3           $11,039,223        1.2%    7.138%        119      1.90x      55.0%      43.2%
Mixed Use
  Retail/Office                          1             8,984,367        1.0     7.670         117      1.39       69.1       61.5
----------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                            1            $8,984,367        1.0%    7.670%        117      1.39x      69.1%      61.5%
Health Care
  Independent Living                     1             6,500,197        0.7     6.880          81      1.55       70.7       59.5
----------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                            1            $6,500,197        0.7%    6.880%         81      1.55x      70.7%      59.5%
Other
  Land                                   2             5,974,639        0.7     7.677         147      1.80       49.4       34.9
----------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                            2            $5,974,639        0.7%    7.677%        147      1.80x      49.4%      34.9%
Self Storage
  Self Storage                           1             1,586,643        0.2     7.640         115      2.22       41.2       29.1
----------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                            1            $1,586,643        0.2%    7.640%        115      2.22x      41.2%      29.1%
----------------------------------------------------------------------------------------------------------------------------------
Total:                                 168          $902,516,290      100.0%    7.340%         106     1.64x      60.8%      50.5%
==================================================================================================================================

MORTGAGE RATES
---------------------------------------------------------------------------------------------------------------------------------
                                                          PERCENT BY   WEIGHTED      WEIGHTED                 WEIGHTED  WEIGHTED
                                              AGGREGATE    AGGREGATE    AVERAGE       AVERAGE   WEIGHTED       AVERAGE   AVERAGE
                              NUMBER OF    CUT-OFF DATE CUT-OFF DATE   MORTGAGE     REMAINING    AVERAGE  CUT-OFF DATE   BALLOON
MORTGAGE RATE (%)          MORTGAGE LOANS   BALANCE ($)  BALANCE (%)   RATE (%)   TERM (MOS.)   DSCR (x)       LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------
6.001 - 6.500                    1           13,530,000       1.5      6.500            58       2.55          43.0      43.0
6.501 - 7.000                   24          221,762,138      24.6      6.744            89       1.98          56.4      48.2
7.001 - 7.500                   62          325,271,259      36.0      7.280           106       1.60          61.5      52.4
7.501 - 8.000                   57          285,695,968      31.7      7.711           121       1.46          62.7      49.2
8.001 - 8.500                    7           45,744,806       5.1      8.249           111       1.27          68.9      57.8
8.501 - 9.000                    1           10,512,120       1.2      8.770           114       1.29          64.5      47.3
------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         152         $902,516,290     100.0%     7.340%          106       1.64x         60.8%     50.5%
==============================================================================================================================

Minimum: 6.500%
Maximum: 8.700%
Weighted Average: 7.340%

ORIGINAL TERMS TO STATED MATURITY
---------------------------------------------------------------------------------------------------------------------------------
                                                          PERCENT BY   WEIGHTED      WEIGHTED                 WEIGHTED  WEIGHTED
                                              AGGREGATE    AGGREGATE    AVERAGE       AVERAGE   WEIGHTED       AVERAGE   AVERAGE
ORIGINAL TERM TO STATED      NUMBER OF    CUT-OFF DATE CUT-OFF DATE   MORTGAGE     REMAINING    AVERAGE  CUT-OFF DATE   BALLOON
MATURITY (MOS.)           MORTGAGE LOANS   BALANCE ($)  BALANCE (%)   RATE (%)   TERM (MOS.)   DSCR (x)       LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------
1 - 60                           4          118,963,798      13.2      6.703            56       2.13          56.2      53.9
61 - 120                       132          718,561,460      79.6      7.423           109       1.58          61.9      53.3
121 - 180                       10           50,978,888       5.6      7.589           147       1.34          57.0      16.1
181 - 240                        6           14,012,144       1.6      7.564           235       1.59          55.4       1.5
------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         152         $902,516,290     100.0%     7.340%          106       1.64x         60.8%     50.5%
==============================================================================================================================

Minimum: 60 mos.
Maximum: 240 mos.
Weighted Average: 116 mos.

REMAINING TERMS TO STATED MATURITY

------------------------------------------------------------------------------------------------------------------------------------
                                                              PERCENT BY  WEIGHTED     WEIGHTED                 WEIGHTED   WEIGHTED
                                                 AGGREGATE     AGGREGATE   AVERAGE      AVERAGE   WEIGHTED       AVERAGE    AVERAGE
REMAINING TERM TO               NUMBER OF     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING    AVERAGE  CUT-OFF DATE    BALLOON
STATED MATURITY (MOS.)       MORTGAGE LOANS    BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)   DSCR (X)       LTV (%)    LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
1 - 60                              4          118,963,798       13.2       6.703           56       2.13          56.2       53.9
61 - 120                          135          738,974,302       81.9       7.431          109       1.58          61.7       52.8
121 - 180                           7           30,566,046        3.4       7.514          176       1.30          58.9        1.8
181 - 240                           6           14,012,144        1.6       7.564          235       1.59          55.4        1.5
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            152         $902,516,290     100.0%      7.340%          106      1.64X         60.8%      50.5%
===================================================================================================================================

Minimum: 55 mos.
Maximum: 236 mos.
Weighted Average: 106 mos.

ORIGINAL AMORTIZATION TERMS
--------------------------------------------------------------------------------------------------------------------------------
                                                           PERCENT BY  WEIGHTED     WEIGHTED                 WEIGHTED   WEIGHTED
                                              AGGREGATE     AGGREGATE   AVERAGE      AVERAGE   WEIGHTED       AVERAGE    AVERAGE
ORIGINAL AMORTIZATION        NUMBER OF     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING    AVERAGE  CUT-OFF DATE    BALLOON
TERM (MOS.)               MORTGAGE LOANS    BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)   DSCR (X)       LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------------------------------
BALLOON LOANS
  Interest Only                  4           35,530,000        3.9       6.764           77       2.36          47.0       47.0
  61 - 120                      16           13,921,187        1.5       7.545          113       1.30          32.2       22.6
  181 - 240                     10           69,331,948        7.7       7.257          115       1.57          59.9       41.4
  241 - 300                     29          152,844,170       16.9       7.518          107       1.65          54.8       44.6
  301 - 360                     78          583,746,082       64.7       7.319          100       1.63          64.3       57.9
--------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                      137         $855,373,387      94.8%      7.330%          102      1.65X         61.0%      53.1%

FULLY AMORTIZING LOANS
  61 - 120                       2            2,564,714        0.3       7.085          114       1.50          39.5        0.6
  121 - 180                      7           30,566,046        3.4       7.514          176       1.30          58.9        1.8
  181 - 240                      6           14,012,144        1.6       7.564          235       1.59          55.4        1.5
--------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                       15          $47,142,903       5.2%      7.506%          190      1.40X         56.8%       1.7%
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         152         $902,516,290     100.0%      7.340%          106      1.64x         60.8%      50.5%
================================================================================================================================

Minimum: 81 mos.
Maximum: 360 mos.
Weighted Average: 326 mos.

REMAINING AMORTIZATION TERMS

-----------------------------------------------------------------------------------------------------------------------------------
                                                           PERCENT BY  WEIGHTED       WEIGHTED                  WEIGHTED  WEIGHTED
                                             AGGREGATE      AGGREGATE   AVERAGE        AVERAGE   WEIGHTED        AVERAGE   AVERAGE
REMAINING AMORTIZATION      NUMBER OF     CUT-OFF DATE   CUT-OFF DATE  MORTGAGE      REMAINING    AVERAGE   CUT-OFF DATE   BALLOON
TERM (MOS.)              MORTGAGE LOANS    BALANCE ($)    BALANCE (%)  RATE (%)    TERM (MOS.)   DSCR (x)        LTV (%)   LTV (%)
----------------------------------------------------------------------------------------------------------------------------------
BALLOON LOANS
Interest Only                   4           35,530,000         3.9       6.764           77         2.36           47.0      47.0
  61 - 120                     16           13,921,187         1.5       7.545          113         1.30           32.2      22.6
  181 - 240                    12           82,890,700         9.2       7.387          112         1.55           58.1      40.6
  241 - 300                    27          139,285,418        15.4       7.466          108         1.66           55.4      45.4
  301 - 360                    78          583,746,082        64.7       7.319          100         1.63           64.3      57.9
----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                     137         $855,373,387        94.8%      7.330%         102         1.65x          61.0%     53.1%

FULLY AMORTIZING LOANS
  61 - 120                      2            2,564,714         0.3       7.085          114         1.50           39.5       0.6
  121 - 180                     7           30,566,046         3.4       7.514          176         1.30           58.9       1.8
  181 - 240                     6           14,012,144         1.6       7.564          235         1.59           55.4       1.5
----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                      15          $47,142,903         5.2%      7.506%         190         1.40x          56.8%      1.7%
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                        152         $902,516,290       100.0%      7.340%         106         1.64x          60.8%     50.5%
==================================================================================================================================

Minimum: 77 mos.
Maximum: 360 mos.
Weighted Average: 316 mos.


DEBT SERVICE COVERAGE RATIOS

---------------------------------------------------------------------------------------------------------------------------------
                                                        PERCENT BY   WEIGHTED     WEIGHTED                    WEIGHTED  WEIGHTED
                                          AGGREGATE      AGGREGATE    AVERAGE      AVERAGE     WEIGHTED        AVERAGE   AVERAGE
DEBT SERVICE            NUMBER OF      CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING      AVERAGE   CUT-OFF DATE   BALLOON
COVERAGE RATIO (x)   MORTGAGE LOANS     BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)     DSCR (x)        LTV (%)   LTV (%)
--------------------------------------------------------------------------------------------------------------------------------
1.11 - 1.20                 3           10,711,581            1.2      7.735          148         1.17           68.3      18.0
1.21 - 1.30                33          166,978,602           18.5      7.728          115         1.27           69.9      60.0
1.31 - 1.40                32          169,949,541           18.8      7.418          113         1.35           70.4      54.2
1.41 - 1.50                16           80,809,188            9.0      7.524          106         1.46           62.6      52.5
1.51 - 1.60                12           67,513,716            7.5      7.364          106         1.55           67.4      57.5
1.61 - 1.70                12           79,670,849            8.8      7.627          102         1.66           51.9      44.1
1.71 - 1.80                13          108,350,601           12.0      7.199          116         1.73           56.8      45.5
1.81 (greater or lesser
      than)                31          218,532,212           24.2      6.852           89         2.22           48.5      43.7
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                    152         $902,516,290         100.0%     7.340%          106        1.64X          60.8%     50.5%
================================================================================================================================

Minimum: 1.15x
Maximum: 3.21x
Weighted Average: 1.64x

LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                                 PERCENT BY  WEIGHTED     WEIGHTED                WEIGHTED  WEIGHTED
                                                    AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED       AVERAGE   AVERAGE
                                   NUMBER OF     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE  CUT-OFF DATE   BALLOON
LOAN-TO-VALUE RATIO (%)          MORTGAGE LOANS    BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)       LTV (%)   LTV (%
-----------------------------------------------------------------------------------------------------------------------------------
10.1 - 20.0                            4            2,102,402         0.2     7.560          116      1.27          15.4      12.2
20.1 - 30.0                            7            6,409,315         0.7     7.593          109      1.63          28.0      18.6
30.1 - 40.0                            7           23,614,270         2.6     7.290          108      2.10          33.3      25.3
40.1 - 50.0                           25          192,274,101        21.3     7.047           84      2.10          46.9      40.9
50.1 - 60.0                           33          183,725,011        20.4     7.227          122      1.73          53.6      38.4
60.1 - 70.0                           39          242,512,271        26.9     7.462          114      1.51          66.2      54.4
70.1 - 80.0                           35          233,300,905        25.9     7.574          105      1.31          74.8      65.8
80.1  -85.0                            2           18,578,016         2.1     6.885           81      1.36          80.8      72.7
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                               152         $902,516,290       100.0%    7.340%         106      1.64x         60.8%     50.5%
===================================================================================================================================

Minimum: 15.4%
Maximum: 81.1%
Weighted Average: 60.8%

BALLOON LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                                 PERCENT BY  WEIGHTED     WEIGHTED                WEIGHTED  WEIGHTED
                                                    AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED       AVERAGE   AVERAGE
                                   NUMBER OF     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE  CUT-OFF DATE   BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)  MORTGAGE LOANS    BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)       LTV (%)   LTV (%
-----------------------------------------------------------------------------------------------------------------------------------
0.1 - 30.0                            31           72,269,826         8.0     7.495          163      1.51          47.5       8.7
30.1 - 40.0                           17           84,968,380         9.4     7.527          107      1.75          46.3      35.2
40.1 - 50.0                           30          288,019,196        31.9     7.011           92      1.99          52.7      45.9
50.1 - 60.0                           37          175,684,483        19.5     7.424          110      1.54          64.8      56.2
60.1 - 70.0                           31          229,110,651        25.4     7.606          110      1.35          73.3      65.3
70.1 - 80.0                            6           52,463,755         5.8     7.182           71      1.32          79.1      73.4
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                               152         $902,516,290       100.0%    7.340%         106      1.64x         60.8%     50.5%
===================================================================================================================================

Minimum: 0.5%
Maximum: 74.2%
Weighted Average: 50.5%

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

-------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions            NOV-01       Nov-02         Nov-03       Nov-04       Nov-05        Nov-06
-------------------------------------------------------------------------------------------------------------------------
Locked Out:                        99.15%       97.80%         87.99%       83.89%       79.63%        78.12%
Greater of YM and 1.00%(2)(3):     0.85%        2.20%          12.01%       16.11%       20.37%        21.88%
Open:                              0.00%        0.00%           0.00%        0.00%        0.00%         0.00%
-------------------------------------------------------------------------------------------------------------------------
TOTALS                            100.00%      100.00%         100.00%      100.00%      100.00%       100.00%
-------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding:       $902,516,290 $890,549,005   $877,549,596 $864,475,976 $850,466,434  $721,960,054
% Initial Pool Balance:           100.00%       98.67%         97.23%       95.79%       94.23%        79.99%
-------------------------------------------------------------------------------------------------------------------------




PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

-------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions (cont'd)   NOV-07       Nov-08         Nov-09       Nov-10       Nov-11        Nov-12
-------------------------------------------------------------------------------------------------------------------------
Locked Out:                        78.10%       88.48%         90.14%       84.71%       100.00%       100.00%
Greater of YM and 1.00%(2)(3):     19.83%       10.49%          5.21%        4.56%        0.00%         0.00%
Open:                              2.06%        1.03%           4.65%       10.74%        0.00%         0.00%
-------------------------------------------------------------------------------------------------------------------------
TOTALS                            100.00%      100.00%         100.00%      100.00%      100.00%       100.00%
-------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding:       $707,306,955 $604,612,181   $574,788,481 $522,235,945  $23,360,390   $20,216,564
% Initial Pool Balance:            78.37%       66.99%         63.69%       57.86%        2.59%         2.24%
-------------------------------------------------------------------------------------------------------------------------




PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

------------------------------------------------------------------------------------------------------
Prepayment Restrictions (cont'd)                        NOV-13                      Nov-14
------------------------------------------------------------------------------------------------------
Locked Out:                                            100.00%                     100.00%
Greater of YM and 1.00%(2)(3):                          0.00%                       0.00%
Open:                                                   0.00%                       0.00%
------------------------------------------------------------------------------------------------------
TOTALS                                                 100.00%                     100.00%
------------------------------------------------------------------------------------------------------
Pool Balance Outstanding:                            $16,820,403                 $13,156,116
% Initial Pool Balance:                                 1.86%                       1.46%
------------------------------------------------------------------------------------------------------

Notes: (1) The analysis is based on the Structuring Assumptions and a 0% CPR as discussed herein.
       (2) See Appendix II for a description of the Yield Maintenance provisions of the Mortgage Loans.
       (3) In this table, Mortgage Loan No. 40, Bristol Square Apartments, and Mortgage Loan No. 159, Shoal Crest Apartments, have been modeled as "Greater of Yield Maintenance and 1.00%" after their lockout periods.

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




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

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE MORTGAGE
LOAN NO. LOAN SELLER(1) PROPERTY NAME(2)                                     STREET ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
   1     MSDWMC         1350 Avenue of the Americas                          1350 Avenue of the Americas
   2     PCF            Morris Corporate Center IV-Phase I                   399 Interpace Parkway
   3     JHREF          155 Federal Street and 10 High Street                155 Federal Street & 10 High Street
   4     MSDWMC         Bridgewater Promenade                                Route 28 & I-287
   5     BSFI           East Gate Square - Phase I                           1006-1260 Nixon Drive
   6     WFB            York Galleria                                        One York Galleria
   7     WFB            7000 Marina Boulevard                                7000 Marina Boulevard
   8     BSFI           Tyson's Square                                       8351-59 Leesburg Pike
   9     MSDWMC         Metaldyne Portfolio - Plymouth (I)                   47603 Halyard Drive
  10     MSDWMC         Metaldyne Portfolio - Twinsburg (I)                  8001 Bavaria Road
  11     MSDWMC         Metaldyne Portfolio - Niles (I)                      6119 Howard Street
  12     MSDWMC         Metaldyne Portfolio - Rome (I)                       29 Westside Industrial Blvd.
  13     MSDWMC         Metaldyne Portfolio - Solon (I)                      29125 Hall Street
  14     WFB            Pacific Gulf Commerce Park                           1030-1095 East Duane Avenue
  15     BSFI           Sands Lake Corners Shopping Center (A)               8205 John Young Parkway
  16     BSFI           Petsmart Portfolio - Chattanooga (II) (A)            2130 Gunbarrel Road
  17     BSFI           Petsmart Portfolio - Fredericksburg (II) (A)         1421 Carl D. Silver Parkway
  18     BSFI           Petsmart Portfolio - Daytona Beach (II) (A)          1900 West International Parkway
  19     PCF            The Crossing at Stonegate                            16931-17051 Lincoln Avenue
  20     BSFI           Randall Square Shopping Center                       1460-1596 South Randall Road
  21     MSDWMC         Feather Down Shopping Center                         1258-1290 Stabler Lane
  22     BSFI           Pine Center (III)                                    11279 Perry Highway
  23     BSFI           Cranberry Shoppes (III)                              20215 Route 19 North
  24     BSFI           Gigliotti Plaza (III)                                20120 Route 19 North
  25     MSDWMC         Pathmark-Castle Center                               1716 Eastchester Road
  26     JHREF          Mad River Apartments                                 7477 Shady Water Lane
  27     WFB            Dunn-Edwards - San Jose (IV)                         690 N. Winchester Blvd.
  28     WFB            Dunn-Edwards - Scottsdale (IV)                       8686 E. Frank Lloyd Wright Blvd.
  29     WFB            Dunn-Edwards - Tropicana (IV)                        4300 E. Tropicana Avenue
  30     WFB            Dunn-Edwards - Lawndale (IV)                         15300 Hawthorne Blvd.
  31     WFB            Dunn-Edwards - Oxnard (IV)                           685 Ventura Blvd.
  32     WFB            Dunn-Edwards - Cotati (IV)                           407 Aaron Street
  33     WFB            Dunn-Edwards - Cathedral City (IV)                   68955 Perez Road
  34     WFB            Dunn-Edwards - Colton (IV)                           1211 E. Washington Street
  35     WFB            Dunn-Edwards - Albuquerque (IV)                      225 Menaul Blvd.
  36     PCF            Pinellas Business Center                             10901-11001 Roosevelt Boulevard North
  37     MSDWMC         Greenspring Shopping Center                          2801 Smith Avenue
  38     PCF            Green Plaza Apartments                               3601 Green Hollow Drive
  39     PCF            1735 Lundy Avenue                                    1735 Lundy Avenue
  40     PCF            Bristol Square Apartments                            2336 Douglas Street
  41     MSDWMC         Powder Mill Square                                   3826 Kennett Pike
  42     PCF            Market at Wolf Creek                                 SWC of Highway 64 (Stage Road) and Germantown Pkwy
  43     WFB            Campus Commons Retirement Apts                       22 Cadillac Drive
  44     JHREF          Chatwell Club Apartments                             9174 Chatwell Drive
  45     PCF            Northridge Shopping Center                           10141-10235 Reseda Boulevard & 18506-18540
                                                                             Devonshire Street
  46     BSFI           XV Beacon                                            15 Beacon Street
  47     JHREF          Prospect Plaza                                       245 Prospect Avenue
  48     WFB            Burnt Mill Business Park                             3114 Randall Parkway
  49     PCF            The Atrium Office Building                           1225 Weisgarber Road
  50     PCF            Highland Forest Apartments                           4719 Central Drive
  51     PCF            The Center at Clear Lake                             1000-1010 Bay Area Blvd & 16801-16935 El Camino Real
  52     PCF            North Mountain Village                               3401-3431 West Thunderbird Road
  53     BSFI           Veteran Plaza Apartments                             512 Veteran Avenue
  54     MSDWMC         Amboy: Macy's - Carlsbad, CA                         2559 El Camino Real
  55     JHREF          Highland House Villas                                2900-3091 Highland House Villas Court
  56     WFB            Pleasant Valley Mobile Home Park                     3800 S. Decatur Road
  57     JHREF          Columbus Estates                                     3201 Columbus Street
  58     JHREF          Valley Square Shopping Center                        724 West Main Street
  59     MSDWMC         Roselle Shopping Center                              551-587,  564-586 Raritan Road
  60     PCF            Georgetown Square Shopping Center                    4498 Chamblee Dunwoody Road
  61     MSDWMC         Parkway Business Center                              2875-3143 West Parkway Blvd
  62     JHREF          Carlyle Plaza                                        652 Carlyle Avenue
  63     JHREF          North Scottsdale Gateway                             17025 North Scottsdale Road
  64     JHREF          Mariposa Apartments                                  1107 Second Avenue
  65     JHREF          Bridgewood Apartments                                25962 Telegraph Road
  66     JHREF          Deerwood Office Park II                              111 Deerwood Place
  67     BSFI           Willoughby Tower                                     8 South Michigan Avenue
  68     MSDWMC         Ganttown Plaza                                       5200 Route 42
  69     JHREF          Ralph's Supermarket                                  5241 Warner Avenue
  70     BSFI           850 W. Jackson Street                                850 West Jackson Street
  71     MSDWMC         153 Cordaville Road Office Building                  153 Cordaville Road
  72     WFB            Laguna Hills Business Park                           23011 Moulton Parkway
  73     MSDWMC         2637 Marine Way                                      2637 Marine Way
  74     JHREF          Cabrillo Park                                        1710-1730 East 17th Street
  75     MSDWMC         Cook Office Centre                                   41555 Cook Street
  76     WFB            Moen Building                                        4335 Arcata Way
  77     WFB            TMI Products Building                                1493 Bentley Drive
  78     PCF            Forest Village Shopping Center                       777 Southwest Capital Circle
  79     JHREF          Red Rock Center                                      2055-2115 Montiel Road
  80     PCF            Indian Canyon Apartments                             1320 Westcliff Drive
  81     PCF            Hope Mills Crossing                                  3333 North Main Street
  82     WFB            Best Buy - Erie                                      6650 Peach Street
  83     PCF            38 Forge Park Drive                                  38 Forge Park Drive
  84     PCF            North County Festival Shopping Center                10803-65 W. Florissant Avenue
  85     WFB            Butte Community Employment Center                    78 Table Mountain Blvd.
  86     WFB            Lowes - Vacaville                                    1751 East Monte Vista Avenue
  87     PCF            500 State Road (B)                                   500 State Road
  88     PCF            455 Dunks Ferry Road (B)                             455 Dunks Ferry Road
  89     MSDWMC         Travis Portfolio - 8300 Pat Booker Road (C)          8300 Pat Booker Road
  90     MSDWMC         Travis Portfolio - 10103 Wurzbach Road (C)           10103 Wurzbach Road
  91     MSDWMC         Travis Portfolio - 2001 West Adams Avenue (C)        2001 West Adams Avenue
  92     MSDWMC         Travis Portfolio - 201 West Napa Street (C)          201 West Napa Street
  93     WFB            Golf Terrace Apartments                              2045 East Bay Dr
  94     WFB            Moffett Boulevard                                    100 Moffett Boulevard
  95     PCF            Best Buy                                             15401 East Indiana Avenue
  96     WFB            Imperial Village Apartments                          9790 Hamlin Blvd.
  97     PCF            BelAir Village                                       363 Bel Air Road
  98     JHREF          Kaiser #1 Warehouse                                  6675 Amberton Drive
  99     JHREF          Willow Creek Apartments                              303-313 Judy Lane
  100    PCF            Ivystone Apartments - Phase I                        1150 Volvo Parkway
  101    WFB            Colonial Square Shopping Center                      5101 Ming Avenue
  102    PCF            Publix at Lake Forest                                5220 S.R. 46
  103    JHREF          Hawaiian Gardens Square Shopping Center              12515-12573 Carson Street
  104    BSFI           Mimi's Plaza                                         13911, 13931 & 13951 Carroll Way
  105    WFB            Office Depot - Alhambra                              1200 W. Valley Blvd.
  106    JHREF          Palos Verdes Rancho Mobile Home Park                 26200 Frampton Avenue
  107    JHREF          The Gap Building                                     3216 North Broadway Street
  108    PCF            Airborne Express                                     50 Lackawanna Avenue
  109    PCF            Stratford Park Apartments                            5 Sterling Ridge Drive
  110    BSFI           Prospect Office                                      17592 17th Street
  111    PCF            Martin Industrial                                    Lafayette Place and 46th Avenue
  112    WFB            Lo Garto Apartments                                  257 Milwaukee Avenue
  113    BSFI           Island Palm Shoppes                                  16055 Emerald Coast Parkway
  114    WFB            Office Depot - Folsom                                875 E. Bidwell Street
  115    PCF            Goshen Village                                       3722 Old Savannah Highway
  116    JHREF          Olive Mill Plaza                                     1230 and 1236 Coast Village Circle and 1235 Coast
                                                                             Village Road
  117    BSFI           Peckman River Industrial Plaza                       216-218-220 Little Falls Rd.
  118    BSFI           Hadley Industrial Plaza                              3001-3005 Hadley Rd.
  119    PCF            Wedgewood Place Apartments                           10303-13 Hanson Boulevard
  120    WFB            Plymouth Court                                       12805 State Highway 55
  121    WFB            Baseline Business Center                             9320-9360 Baseline Road
  122    MSDWMC         Pelican Portfolio - 3955 Phelan Boulevard (D)        3955 Phelan Boulevard
  123    MSDWMC         Pelican Portfolio - 1181 South University Drive (D)  1181 South University Drive
  124    WFB            Franciscan Business Park                             3030-3090 Lawrence Expwy / 3639-3693 Enochs St.
  125    BSFI           5301 Spring Valley                                   5301 Spring Valley Road
  126    WFB            Washington Courthouse Apartments                     11 Residence Drive
  127    MSDWMC         Herford Portfolio - 4481 Lake Worth Road (E)         4481 Lake Worth Rd.
  128    MSDWMC         Herford Portfolio - 5940 Beach Boulevard (E)         5940 Beach Boulevard
  129    WFB            Columbine Knolls Village                             8156 and 8176 S. Wadsworth Blvd.
  130    MSDWMC         Razor Portfolio - 111 North Plano Road (F)           111 North Plano Road
  131    MSDWMC         Razor Portfolio - 2828 Motely Drive (F)              2828 Motely Drive
  132    MSDWMC         Razor Portfolio - 822 East Centerville Road (F)      822 East Centerville Road
  133    MSDWMC         Razor Portfolio - 13101 Josey Lane (F)               13101 Josey Lane
  134    JHREF          Torrey Pines Financial Center                        11232 El Camino Real
  135    WFB            Broadview Business Center                            3001-4001 Towpath Trail
  136    WFB            Systems Parkway Building                             10235 Systems Parkway
  137    WFB            Danray Distribution Center                           4701,4709 & 4751 Distribution Court
  138    WFB            Stoneybrook Apartments                               2759 N. Amidon Street
  139    WFB            31 Journey                                           31 Journey
  140    WFB            Wilshire Blvd.                                       9012-9016 Wilshire Blvd.
  141    MSDWMC         Devon Portfolio - 8411 Dale Mabry Highway (G)        8411 Dale Mabry Highway North
  142    MSDWMC         Devon Portfolio - 2200 Bell Street (G)               2200 Bell Street
  143    WFB            Woodward Centre West                                 7111 N. Fresno Street
  144    WFB            Sunrise Business Park                                3501, 3515 and 3531 Sunrise Blvd.
  145    WFB            Laurenbrook Apartment Complex                        3703 West Bullard Ave & 3739 West Bullard Ave
  146    WFB            Walgreens - Norman                                   100 12th Avenue NE & Alameda Street
  147    WFB            U-Move 'n Store - Corona                             1512 Circle City Drive
  148    WFB            Santa Rita Plaza                                     1900 - 1988 North Main Street
  149    WFB            Hubcap Building                                      1528-1548 Bonanza Street & 1508 Locust Street
  150    WFB            Wheatridge Apartments                                1020 West Norway Avenue
  151    WFB            McConnell Industrial                                 5400-5410 McConnell Avenue
  152    PCF            General Washington Drive                             5750 & 5758 General Washington Drive
  153    WFB            River Bluff Apartment Homes                          306 Western Ave
  154    WFB            Walgreens - Mundelein                                701 South Midlothian Road
  155    WFB            Walgreens - Springfield                              2681 West Republic Road
  156    MSDWMC         Sheffield Portfolio - 84 West Parrish Lane (H)       84 West Parrish Lane
  157    MSDWMC         Sheffield Portfolio - 2360 Lincoln Avenue (H)        2360 Lincoln Avenue
  158    WFB            Mt. Sterling Apartments                              167 Muirwood Drive
  159    PCF            Shoal Crest Apartments                               3938-4010 Shoal Creek Boulevard
  160    WFB            101 Vallejo Street                                   101 Vallejo Street
  161    PCF            Summit Terrace Apartments                            616 Summit Avenue & 26 Dale Street S
  162    WFB            Candlewood Mobile Home Park                          3295 North Nellis Blvd
  163    WFB            Cindy Lane                                           6398 Cindy Lane
  164    WFB            Lafayette Shopping Center                            3629-3631 Mt. Diablo Boulevard
  165    WFB            North by Northeast Shoppes                           8350 - 8360 E. 96th Street
  166    WFB            Glendale Shoppes                                     2122 -2138 East 62nd Street
  167    WFB            Shadeland Crossing                                   7522 - 7542 North Shadeland Avenue
  168    WFB            Shadow Ridge Apartments                              4040 East Fort Lowell Road

                                TOTALS/WEIGHTED AVERAGES:

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE
LOAN NO.    CITY                     STATE       ZIP CODE     PROPERTY TYPE                    PROPERTY SUB-TYPE
------------------------------------------------------------------------------------------------------------------------------------
   1        New York                   NY          10019      Office                           Urban
   2        Parsippany                 NJ          07054      Office                           Suburban
   3        Boston                     MA          02210      Office                           Urban
   4        Bridgewater                NJ          08807      Retail                           Anchored
   5        Mount Laurel               NJ          08054      Retail                           Anchored
   6        York                       PA          17402      Retail                           Anchored
   7        Brisbane                   CA          94005      Office                           Urban
   8        Tyson's Corner             VA          22182      Retail                           Anchored
   9        Plymouth                   MI          48170      Industrial                       Flex Industrial
   10       Twinsburg                  OH          44087      Industrial                       Heavy Industrial
   11       Niles                      IL          60714      Industrial                       Heavy Industrial
   12       Rome                       GA          30165      Industrial                       Light Industrial
   13       Solon                      OH          44139      Industrial                       Light Industrial
   14       Sunnyvale                  CA          94088      Industrial                       Flex Industrial
   15       Orlando                    FL          32819      Retail                           Anchored
   16       Chattanooga                TN          37421      Retail                           Free Standing
   17       Fredericksburg             VA          22401      Retail                           Free Standing
   18       Daytona Beach              FL          32114      Retail                           Free Standing
   19       Parker                     CO          80134      Retail                           Anchored
   20       Geneva                     IL          60134      Retail                           Anchored
   21       Yuba City                  CA          95993      Retail                           Anchored
   22       Wexford                    PA          15090      Office                           Suburban
   23       Cranberry Township         PA          16066      Retail                           Shadow Anchored
   24       Cranberry Township         PA          16066      Office                           Suburban
   25       New York                   NY          10461      Retail                           Anchored
   26       Centerville                OH          45459      Multifamily                      Garden
   27       San Jose                   CA          95050      Retail                           Specialty
   28       Scottsdale                 AZ          85254      Retail                           Specialty
   29       Las Vegas                  NV          89121      Retail                           Specialty
   30       Lawndale                   CA          90260      Retail                           Specialty
   31       Oxnard                     CA          93030      Retail                           Specialty
   32       Cotati                     CA          94931      Retail                           Specialty
   33       Cathedral City             CA          92234      Retail                           Specialty
   34       Colton                     CA          92324      Retail                           Specialty
   35       Albuquerque                NM          87107      Retail                           Specialty
   36       St. Petersburg             FL          33716      Industrial                       Flex Industrial
   37       Pikesville                 MD          21209      Retail                           Anchored
   38       Woodbridge                 NJ          08830      Multifamily                      Garden
   39       San Jose                   CA          95131      Industrial                       Flex Industrial
   40       Austin                     TX          78741      Multifamily                      Garden
   41       Greenville                 DE          19807      Mixed Use                        Retail/Office
   42       Memphis                    TN          38133      Retail                           Shadow Anchored
   43       Sacramento                 CA          95825      Multifamily                      Garden
   44       Davison                    MI          48423      Multifamily                      Garden
   45       Northridge                 CA          91324      Retail                           Anchored
   46       Boston                     MA          02108      Hospitality                      Full Service
   47       West Hartford              CT          06106      Retail                           Anchored
   48       Wilmington                 NC          28403      Industrial                       Flex Industrial
   49       Knoxville                  TN          37909      Office                           Suburban
   50       Stone Mountain             GA          30083      Multifamily                      Garden
   51       Houston                    TX          77058      Retail                           Shadow Anchored
   52       Phoenix                    AZ          85029      Retail                           Shadow Anchored
   53       Los Angeles                CA          90024      Multifamily                      Low-Rise
   54       Carlsbad                   CA          92008      Retail                           Anchored
   55       Arnold                     MO          63010      Multifamily                      Garden
   56       Las Vegas                  NV          89103      Manufactured Housing Community   Manufactured Housing Community
   57       Bakersfield                CA          93306      Health Care                      Independent Living
   58       Lewisville                 TX          75067      Retail                           Anchored
   59       Roselle                    NJ          07203      Retail                           Anchored
   60       Atlanta                    GA          30338      Retail                           Anchored
   61       West Valley City           UT          84119      Industrial                       Warehouse
   62       Belleville                 IL          62221      Retail                           Anchored
   63       Scottsdale                 AZ          85255      Retail                           Unanchored
   64       Redwood City               CA          94063      Multifamily                      High-Rise
   65       Brownstown                 MI          48134      Multifamily                      Garden
   66       San Ramon                  CA          94583      Office                           Suburban
   67       Chicago                    IL          60603      Office                           Urban
   68       Washington Township        NJ          08012      Retail                           Anchored
   69       Huntington Beach           CA          92649      Retail                           Anchored
   70       Chicago                    IL          60607      Office                           Urban
   71       Southborough               MA          01772      Office                           Suburban
   72       Laguna Hills               CA          92653      Industrial                       Light Industrial
   73       Mountain View              CA          94043      Office                           Suburban
   74       Santa Ana                  CA          92705      Retail                           Anchored
   75       Palm Desert                CA          92211      Office                           Suburban
   76       North Las Vegas            NV          89030      Industrial                       Warehouse
   77       Corona                     CA          92879      Industrial                       Warehouse
   78       Tallahassee                FL          32310      Retail                           Anchored
   79       San Marcos                 CA          92069      Retail                           Unanchored
   80       Spokane                    WA          99224      Multifamily                      Garden
   81       Hope Mills                 NC          28348      Retail                           Anchored
   82       Summit Township            PA          16509      Retail                           Big Box
   83       Franklin                   MA          02038      Industrial                       Flex Industrial
   84       Ferguson                   MO          63136      Retail                           Shadow Anchored
   85       Oroville                   CA          95965      Office                           Suburban
   86       Vacaville                  CA          95688      Other                            Land
   87       Bensalem Township          PA          19020      Industrial                       Warehouse
   88       Bensalem Township          PA          19020      Industrial                       Light Industrial
   89       Live Oak                   TX          78233      Retail                           Anchored
   90       San Antonio                TX          78230      Retail                           Anchored
   91       Temple                     TX          76504      Retail                           Anchored
   92       Sonoma                     CA          95476      Retail                           Anchored
   93       Largo                      FL          34641      Multifamily                      Garden
   94       Mountain View              CA          94549      Office                           Suburban
   95       Spokane                    WA          99216      Retail                           Free Standing
   96       Seminole                   FL          33776      Multifamily                      Garden
   97       Martinez                   GA          30907      Retail                           Anchored
   98       Elkridge                   MD          21075      Industrial                       Warehouse
   99       Copperas Cove              TX          76522      Multifamily                      Garden
  100       Chesapeake                 VA          23320      Multifamily                      Garden
  101       Bakersfield                CA          93309      Retail                           Unanchored
  102       Sanford                    FL          32771      Retail                           Anchored
  103       Hawaiian Gardens           CA          90716      Retail                           Anchored
  104       Tustin                     CA          92780      Retail                           Unanchored
  105       Alhambra                   CA          91803      Retail                           Big Box
  106       Harbor City                CA          90731      Manufactured Housing Community   Manufactured Housing Community
  107       Chicago                    IL          60657      Retail                           Anchored
  108       Parsippany                 NJ          07054      Industrial                       Warehouse
  109       Delaware                   OH          43015      Multifamily                      Garden
  110       Tustin                     CA          92780      Office                           Suburban
  111       Edmonston                  MD          20781      Industrial                       Light Industrial
  112       Dunedin                    FL          33528      Multifamily                      Garden
  113       Destin                     FL          32548      Retail                           Shadow Anchored
  114       Folsom                     CA          95630      Retail                           Big Box
  115       Augusta                    GA          30906      Retail                           Anchored
  116       Santa Barbara              CA          93108      Office                           Suburban
  117       Cedar Grove                NJ          07009      Industrial                       Flex Industrial
  118       South Plainfield           NJ          07080      Industrial                       Flex Industrial
  119       Coon Rapids                MN          55433      Multifamily                      Garden
  120       Plymouth                   MN          55441      Office                           Suburban
  121       Rancho Cucamonga           CA          91701      Industrial                       Flex Industrial
  122       Beaumont                   TX          77707      Retail                           Anchored
  123       Plantation                 FL          33324      Retail                           Anchored
  124       Santa Clara                CA          95051      Industrial                       Flex Industrial
  125       Dallas                     TX          75240      Office                           Suburban
  126       Washington Courthouse      OH          43160      Multifamily                      Garden
  127       Lake Worth                 FL          33461      Retail                           Anchored
  128       Jacksonville               FL          32207      Retail                           Anchored
  129       Littleton                  CO          80128      Retail                           Shadow Anchored
  130       Richardson                 TX          75081      Retail                           Anchored
  131       Mesquite                   TX          75150      Retail                           Anchored
  132       Garland                    TX          75041      Retail                           Anchored
  133       Farmers Branch             TX          75234      Retail                           Anchored
  134       San Diego                  CA          92130      Office                           Suburban
  135       Broadview Heights          OH          44147      Industrial                       Warehouse
  136       Rancho Cordova             CA          95827      Industrial                       Flex Industrial
  137       Orlando                    FL          32822      Industrial                       Light Industrial
  138       Wichita                    KS          67204      Multifamily                      Garden
  139       Aliso Viejo                CA          92656      Office                           Suburban
  140       Beverly Hills              CA          90211      Retail                           Specialty
  141       Tampa                      FL          33614      Retail                           Anchored
  142       Amarillo                   TX          79106      Retail                           Anchored
  143       Fresno                     CA          93720      Office                           Urban
  144       Rancho Cordova             CA          95742      Industrial                       Light Industrial
  145       Fresno                     CA          93711      Multifamily                      Low-Rise
  146       Norman                     OK          73071      Retail                           Big Box
  147       Corona                     CA          92879      Self Storage                     Self Storage
  148       Salinas                    CA          93906      Other                            Land
  149       Walnut Creek               CA          94596      Retail                           Unanchored
  150       Mitchell                   SD          57301      Multifamily                      Low-Rise
  151       Los Angeles                CA          90066      Industrial                       Flex Industrial
  152       Alexandria                 VA          22312      Industrial                       Light Industrial
  153       Fergus Falls               MN          56537      Multifamily                      Low-Rise
  154       Mundelein                  IL          60060      Retail                           Anchored
  155       Springfield                MO          65804      Retail                           Big Box
  156       Centerville                UT          84014      Retail                           Anchored
  157       Anaheim                    CA          92801      Retail                           Anchored
  158       Mt. Sterling               OH          43143      Multifamily                      Garden
  159       Austin                     TX          78756      Multifamily                      Garden
  160       San Francisco              CA          94111      Office                           Urban
  161       St. Paul                   MN          55102      Multifamily                      Garden
  162       Las Vegas                  NV          89115      Manufactured Housing Community   Manufactured Housing Community
  163       Carpinteria                CA          93013      Office                           Suburban
  164       Lafayette                  CA          94549      Retail                           Shadow Anchored
  165       Fishers                    IN          46038      Retail                           Shadow Anchored
  166       Indianapolis               IN          46220      Retail                           Unanchored
  167       Indianapolis               IN          46250      Retail                           Shadow Anchored
  168       Tucson                     AZ          85712      Multifamily                      Garden

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE                                                       PERCENT     PERCENT LEASED
LOAN NO.      UNITS/SF   YEAR BUILT       YEAR RENOVATED      LEASED(3)    AS OF DATE(3)      SECURITY TYPE(4)      LIEN POSITION
------------------------------------------------------------------------------------------------------------------------------------
   1           547,393      1966               2000              93.4%       07/01/2001       Fee                       First
   2           340,240      1998                NAP             100.0%       03/31/2001       Fee                       First
   3           284,684   1915/1982              NAP              93.4%       06/04/2001       Fee                       First
   4           233,975      1999                NAP             100.0%       08/29/2001       Fee                       First
   5           241,207      1993                NAP             100.0%       06/01/2001       Fee                       First
   6           487,352      1989               1992              93.7%       03/31/2001       Fee                       First
   7            84,495      1986               2001             100.0%       07/31/2001       Fee                       First
   8           162,978      1965             1993/1997           98.3%       06/14/2001       Fee                       First
   9            68,121      1995                NAP             100.0%       06/12/2001       Fee                       First
   10          156,000   1991/1993             1998             100.0%       06/07/2001       Fee                       First
   11          125,880      1952               1987             100.0%       06/11/2001       Fee                       First
   12          117,000      1972               1978             100.0%       06/20/2001       Fee                       First
   13           67,000      1970               1995             100.0%       06/20/2001       Fee                       First
   14          129,513      1972                NAP              97.9%       06/25/2001       Fee                       First
   15          189,721   1999-2000              NAP             100.0%       08/01/2001       Fee                       First
   16           26,040      1995                NAP             100.0%       04/27/2001       Fee                       First
   17           26,067      1997                NAP             100.0%       04/27/2001       Fee                       First
   18           26,194      1996                NAP             100.0%       04/27/2001       Fee                       First
   19          109,149      2000                NAP              94.7%       07/30/2001       Fee                       First
   20          218,697      1998                NAP              93.4%       07/12/2001       Fee                       First
   21          177,297      1993                NAP              96.1%       04/30/2001       Fee                       First
   22          108,713      1995             1997-1998           92.0%       03/01/2001       Fee                       First
   23           31,436   1997/1998              NAP             100.0%       03/01/2001       Fee                       First
   24           22,027   1987/1988             1996              92.0%       03/01/2001       Fee                       First
   25           63,000      2000                NAP             100.0%       02/02/2001       Leasehold                 First
   26              302      1988             1997-1998           91.7%       07/02/2001       Fee                       First
   27           11,326      1965                NAP             100.0%       04/30/2001       Fee                       First
   28           12,760      1995                NAP             100.0%       04/30/2001       Fee                       First
   29           16,555      1981               1995             100.0%       04/30/2001       Fee                       First
   30           12,955      1991                NAP             100.0%       04/30/2001       Fee                       First
   31           13,490      1993                NAP             100.0%       04/30/2001       Fee                       First
   32           12,404      1987                NAP             100.0%       04/30/2001       Fee                       First
   33           16,862      1989                NAP             100.0%       04/30/2001       Fee                       First
   34           11,002      1968                NAP             100.0%       04/30/2001       Fee                       First
   35            8,526      1991                NAP             100.0%       04/30/2001       Fee                       First
   36          202,847   1985-1986              NAP              95.1%       08/07/2001       Fee                       First
   37          112,915      1966               2001              95.7%       05/08/2001       Fee                       First
   38              194   1984-1987              NAP             100.0%       05/25/2001       Fee                       First
   39          103,420   1990/2000             2000             100.0%       06/20/2001       Fee                       First
   40              336      1987                NAP              94.9%       07/18/2001       Fee                       First
   41           58,596      1978               1999              93.3%       07/05/2001       Fee                       First
   42          111,698   1997-2000              NAP              81.4%       04/23/2001       Fee                       First
   43              128      1978               2000              95.3%       05/14/2001       Fee                       First
   44              220   1995/1998              NAP              93.1%       04/13/2001       Fee                       First
   45          137,810   1961-1993             1994             100.0%       06/30/2001       Fee                       First
   46               61      1999                NAP              63.3%       05/31/2001       Fee                       First
   47          141,280   1966-1971             1994             100.0%       05/14/2001       Fee                       First
   48          149,303      1988                NAP              98.6%       02/20/2001       Fee                       First
   49           83,183      1999                NAP              87.4%       04/13/2001       Fee                       First
   50              180      1971               2000              95.5%       04/10/2001       Fee                       First
   51           58,642   1996-2000              NAP              97.3%       06/20/2001       Fee                       First
   52           94,379      1986                NAP              93.7%       07/17/2001       Fee                       First
   53               64      1985                NAP             100.0%       06/01/2001       Fee                       First
   54          156,132      1979               2000             100.0%       03/01/2001       Leasehold                 First
   55              160   1985-1990              NAP             100.0%       01/02/2001       Fee                       First
   56              300      1970                NAP              97.0%       03/27/2001       Fee                       First
   57              124   1988/1989              NAP              97.0%       01/01/2001       Fee                       First
   58          111,168      1983                NAP              96.9%       12/31/2000       Fee                       First
   59           81,801      1950               1997              88.1%       07/01/2001       Fee                       First
   60          127,682      1973               2001             100.0%       07/25/2001       Fee                       First
   61          171,823      1998                NAP             100.0%       03/09/2001       Fee                       First
   62          170,224      1975               1993              89.4%       07/26/2001       Fee                       First
   63           25,603      2000                NAP              94.4%       04/13/2001       Fee                       First
   64              123      1972                NAP              97.6%       07/12/2001       Fee                       First
   65              240   1970-1972           1998-1999           95.8%       07/01/2001       Fee                       First
   66           71,227      1985                NAP             100.0%       04/01/2001       Fee                       First
   67          173,177      1929               2000              94.7%       06/19/2001       Leasehold                 First
   68          108,057      1989                NAP              87.8%       02/28/2001       Fee                       First
   69           46,008      1994                NAP             100.0%       12/31/2000       Fee                       First
   70          103,483      1911             1989/1997           91.2%       06/21/2001       Fee                       First
   71           41,523      2001                NAP              82.4%       08/16/2001       Fee                       First
   72          194,120      1976                NAP              89.5%       06/30/2001       Fee                       First
   73           20,813      1968               2001             100.0%       08/07/2001       Fee                       First
   74           73,500      1978               2000             100.0%       05/07/2001       Fee                       First
   75           61,652      1986                NAP              96.1%       05/04/2001       Fee                       First
   76          219,068      1992               2001             100.0%       05/30/2001       Fee                       First
   77          129,900      1999                NAP             100.0%       07/02/2001       Fee                       First
   78           69,726      2000                NAP              93.1%       07/09/2001       Fee                       First
   79           73,939      1991                NAP             100.0%       12/31/2000       Fee                       First
   80              102   1989-1991              NAP             100.0%       06/25/2001       Fee                       First
   81           53,041      2000                NAP             100.0%       07/01/2001       Fee                       First
   82           45,000      2000                NAP             100.0%       04/13/2001       Fee                       First
   83           79,478      2000                NAP             100.0%       07/20/2001       Fee                       First
   84          117,414      1989                NAP              85.4%       05/29/2001       Fee                       First
   85           85,000      2000                NAP             100.0%       04/19/2001       Fee                       First
   86          137,242      2001                NAP             100.0%       04/05/2001       Other- Land               First
   87           84,348      1975                NAP             100.0%       06/29/2001       Fee                       First
   88           80,000      1989                NAP             100.0%       04/09/2001       Fee                       First
   89           53,820      1979                NAP             100.0%       06/05/2001       Fee                       First
   90           53,820      1979                NAP             100.0%       06/05/2001       Leasehold                 First
   91           53,820      1979               1994             100.0%       06/05/2001       Fee                       First
   92           27,968      1979                NAP             100.0%       03/01/2001       Leasehold                 First
   93              245      1972                NAP              92.2%       06/27/2001       Fee                       First
   94           26,973      1972               1999             100.0%       07/20/2001       Fee                       First
   95           46,280      2001                NAP             100.0%       07/10/2001       Fee                       First
   96              144      1971               2000              97.9%       05/08/2001       Fee                       First
   97           52,100      2000                NAP              91.9%       03/22/2001       Fee                       First
   98          186,610      1975                NAP             100.0%       12/31/2000       Fee                       First
   99              202   1974-1980              NAP              96.5%       12/18/2000       Fee                       First
  100              128      1985               1999             100.0%       06/22/2001       Fee                       First
  101           41,452      1985                NAP             100.0%       07/02/2001       Fee                       First
  102           53,487   1998-1999              NAP             100.0%       06/05/2001       Fee                       First
  103           66,500      1981                NAP             100.0%       03/07/2001       Fee                       First
  104           30,795      1989                NAP             100.0%       05/01/2001       Fee                       First
  105           26,051      2000                NAP             100.0%       02/26/2001       Fee                       First
  106               93      1974                NAP             100.0%       01/31/2001       Fee                       First
  107           16,030      1931             2000/2001          100.0%       12/19/2000       Fee                       First
  108           79,750      1968               2001             100.0%       05/10/2001       Fee                       First
  109               80      2000                NAP              96.3%       06/27/2001       Fee                       First
  110           30,597      1991               1999             100.0%       04/28/2001       Fee                       First
  111          141,299      1970                NAP             100.0%       07/19/2001       Fee                       First
  112              188      1974                NAP              95.7%       05/24/2001       Fee                       First
  113           29,514   2000-2001              NAP              84.0%       03/29/2001       Fee                       First
  114           25,170      2000                NAP             100.0%       05/12/2001       Fee                       First
  115           45,800   1999-2000              NAP              92.1%       03/22/2001       Fee                       First
  116           20,563      1978                NAP             100.0%       03/14/2001       Fee                       First
  117           91,338      1972                NAP             100.0%       07/19/2001       Fee                       First
  118           90,436      1972                NAP             100.0%       07/19/2001       Fee                       First
  119               58      1986                NAP              96.6%       05/14/2001       Fee                       First
  120           44,747      1970               1997             100.0%       04/27/2001       Fee                       First
  121           70,933      1978               2000             100.0%       07/01/2001       Fee                       First
  122           53,820      1978               2001             100.0%       06/05/2001       Fee                       First
  123           53,820      1978                NAP             100.0%       06/05/2001       Fee                       First
  124           41,580      1975               1998              95.4%       05/14/2001       Fee                       First
  125           23,602      1997               2001             100.0%       06/26/2001       Fee                       First
  126               72      1995                NAP              98.6%       06/28/2001       Fee                       First
  127           54,000      1979                NAP             100.0%       06/05/2001       Fee                       First
  128           54,000      1978                NAP             100.0%       06/05/2001       Fee                       First
  129           21,517      2000                NAP              90.9%       04/04/2001       Fee                       First
  130           62,468      1977                NAP             100.0%       06/05/2001       Fee                       First
  131           53,927      1977               1996             100.0%       06/05/2001       Fee                       First
  132           60,325      1977               2001             100.0%       06/05/2001       Fee                       First
  133           61,230      1977               1995             100.0%       06/05/2001       Fee                       First
  134           10,953   1998/1999              NAP             100.0%       05/18/2001       Fee                       First
  135           51,733   1996-2000              NAP             100.0%       05/01/2001       Fee                       First
  136           32,016      1988               2000             100.0%       03/20/2001       Fee                       First
  137           51,930      1998                NAP              98.6%       05/01/2001       Fee                       First
  138              100      1978               2001              95.0%       03/23/2001       Fee                       First
  139           16,772      1991                NAP             100.0%       05/15/2001       Fee                       First
  140           18,944      1941               1984             100.0%       04/18/2001       Fee                       First
  141           53,820      1978                NAP             100.0%       06/05/2001       Fee                       First
  142           62,779      1978               2000             100.0%       06/05/2001       Fee                       First
  143           27,326      2000                NAP              89.0%       02/11/2001       Fee                       First
  144           77,712      1989                NAP             100.0%       02/12/2001       Fee                       First
  145               74      1982                NAP              95.9%       03/01/2001       Fee                       First
  146           15,120      2000                NAP             100.0%       04/20/2001       Fee                       First
  147           64,200      1986                NAP              84.8%       05/05/2001       Fee                       First
  148          459,558      1990                NAP             100.0%       03/28/2001       Other- Land               First
  149            8,935      1946               2000             100.0%       01/25/2001       Fee                       First
  150               47      1995                NAP             100.0%       03/28/2001       Fee                       First
  151           28,964      1973               1990             100.0%       06/30/2001       Fee                       First
  152           31,388      1979                NAP             100.0%       06/01/2001       Fee                       First
  153               30      2000                NAP              96.7%       04/12/2001       Fee                       First
  154           13,905      1999                NAP             100.0%       04/26/2001       Fee                       First
  155           13,905      1999                NAP             100.0%       04/20/2001       Fee                       First
  156           55,000      1979                NAP             100.0%       06/05/2001       Leasehold                 First
  157           22,000      1979               1995             100.0%       06/05/2001       Leasehold                 First
  158               48      1990                NAP              97.9%       06/28/2001       Fee                       First
  159               22      1986                NAP             100.0%       07/24/2001       Fee                       First
  160           14,353      1855               1988             100.0%       06/19/2001       Fee                       First
  161               54      1928               1996             100.0%       05/14/2001       Fee                       First
  162               78      1957               2000              96.2%       03/25/2001       Fee                       First
  163           19,300      1989                NAP             100.0%       05/10/2001       Fee                       First
  164            6,211      1980                NAP             100.0%       07/11/2001       Fee                       First
  165           10,368      1991                NAP             100.0%       07/12/2001       Fee                       First
  166           10,800      1989                NAP             100.0%       07/12/2001       Fee                       First
  167            9,600      1995                NAP             100.0%       07/12/2001       Fee                       First
  168               52      1983                NAP              94.2%       03/25/2001       Fee                       First

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

-----------------------------------------------------------------------------------------------------------------------------------
MORTGAGE                                           RELATED                                          ORIGINAL       CUT-OFF DATE
LOAN NO.                                       BORROWER LIST                                        BALANCE          BALANCE(5)
-----------------------------------------------------------------------------------------------------------------------------------
     1                                               NAP                                          75,000,000        $75,000,000
     2                                               NAP                                          42,000,000        $41,781,154
     3                                               NAP                                          33,000,000        $32,140,564
     4                                               NAP                                          31,000,000        $30,927,932
     5                                               NAP                                          28,500,000        $28,444,141
     6                                               NAP                                          26,000,000        $25,845,466
     7                                               NAP                                          24,000,000        $23,909,854
     8                                               NAP                                          18,200,000        $18,157,238
     9                                               NAP                                          $6,845,087         $6,828,823
    10                                               NAP                                          $3,355,435         $3,347,756
    11                                               NAP                                          $2,952,783         $2,949,492
    12                                               NAP                                          $1,912,598         $1,908,004
    13                                               NAP                                          $1,634,097         $1,629,719
    14                                               124                                          16,700,000        $16,649,830
    15                                         16, 17, 18, 20                                     11,900,000        $11,900,000
    16                                         15, 17, 18, 20                                     $1,375,000         $1,375,000
    17                                         15, 16, 18, 20                                     $1,375,000         $1,375,000
    18                                         15, 16, 17, 20                                     $1,350,000         $1,350,000
    19                                               NAP                                          14,500,000        $14,480,374
    20                                         15, 16, 17, 18                                     13,530,000        $13,530,000
    21                                               NAP                                          12,850,000        $12,832,171
    22                                               NAP                                          $7,390,000         $7,304,955
    23                                               NAP                                          $3,760,000         $3,716,729
    24                                               NAP                                          $1,650,000         $1,631,012
    25                                               NAP                                          12,500,000        $12,456,148
    26                                               NAP                                          10,900,000        $10,539,381
    27                                               NAP                                          $1,826,500         $1,811,101
    28                                               NAP                                          $1,687,500         $1,673,273
    29                                               NAP                                          $1,540,000         $1,527,016
    30                                               NAP                                          $1,400,000         $1,388,197
    31                                               NAP                                          $1,387,500         $1,375,802
    32                                               NAP                                            $894,000           $886,463
    33                                               NAP                                            $810,000           $803,171
    34                                               NAP                                            $594,000           $588,992
    35                                               NAP                                            $462,000           $458,105
    36                                               NAP                                          10,000,000         $9,986,262
    37                                               NAP                                          10,000,000         $9,975,172
    38                                               NAP                                          10,000,000         $9,971,245
    39                                               NAP                                          10,000,000         $9,954,044
    40                                               159                                          $9,700,000         $9,682,865
    41                                               NAP                                          $9,000,000         $8,984,367
    42                                               NAP                                          $9,000,000         $8,948,716
    43                                               NAP                                          $8,740,000         $8,683,505
    44                                               NAP                                          $8,300,000         $8,038,635
    45                                               NAP                                          $8,000,000         $7,964,964
    46                                               NAP                                          $7,750,000         $7,685,976
    47                                               NAP                                          $8,500,000         $7,677,504
    48                                               NAP                                          $7,500,000         $7,483,266
    49                                               NAP                                          $7,500,000         $7,454,328
    50                                               NAP                                          $7,400,000         $7,369,938
    51                                               NAP                                          $7,350,000         $7,337,484
    52                                               NAP                                          $7,150,000         $7,137,616
    53                                               NAP                                          $7,000,000         $6,989,814
    54           89, 90, 91, 92, 122, 123, 127, 128, 130, 131, 132, 133, 141, 142, 156, 157       $6,883,000         $6,854,090
    55                                               NAP                                          $7,150,000         $6,821,186
    56                                               NAP                                          $6,750,000         $6,732,089
    57                                               NAP                                          $6,850,000         $6,500,197
    58                                               NAP                                          $6,600,000         $6,394,631
    59                                               NAP                                          $6,400,000         $6,089,949
    60                                               NAP                                          $6,000,000         $6,000,000
    61                                               NAP                                          $6,000,000         $5,981,930
    62                                               NAP                                          $6,500,000         $5,881,248
    63                                               NAP                                          $5,890,000         $5,877,436
    64                                               NAP                                          $6,000,000         $5,855,528
    65                                               NAP                                          $6,000,000         $5,804,066
    66                                               NAP                                          $5,930,000         $5,723,558
    67                                               70                                           $5,500,000         $5,469,724
    68                                               NAP                                          $5,355,000         $5,330,423
    69                                               NAP                                          $5,500,000         $5,320,374
    70                                               67                                           $5,300,000         $5,271,128
    71                                               NAP                                          $5,300,000         $5,253,534
    72                                               NAP                                          $5,150,000         $5,104,030
    73                                               NAP                                          $5,085,000         $5,078,151
    74                                               NAP                                          $4,950,000         $4,937,779
    75                                               NAP                                          $4,865,000         $4,848,842
    76                                               NAP                                          $4,660,000         $4,646,676
    77                                               NAP                                          $4,650,000         $4,618,577
    78                                               NAP                                          $4,700,000         $4,578,280
    79                                               NAP                                          $4,687,500         $4,543,744
    80                                               NAP                                          $4,525,000         $4,515,964
    81                                               NAP                                          $4,550,000         $4,499,982
    82                                               NAP                                          $4,500,000         $4,486,154
    83                                               NAP                                          $4,500,000         $4,485,226
    84                                               NAP                                          $4,500,000         $4,474,469
    85                                               NAP                                          $4,500,000         $4,435,579
    86                                               NAP                                          $4,400,000         $4,389,771
    87                                               88                                           $2,300,000         $2,291,795
    88                                               87                                           $2,100,000         $2,092,508
    89           54, 90, 91, 92, 122, 123, 127, 128, 130, 131, 132, 133, 141, 142, 156, 157       $1,338,000         $1,303,089
    90           54, 89, 91, 92, 122, 123, 127, 128, 130, 131, 132, 133, 141, 142, 156, 157       $1,253,000         $1,221,967
    91           54, 89, 90, 92, 122, 123, 127, 128, 130, 131, 132, 133, 141, 142, 156, 157       $1,144,000         $1,115,148
    92           54, 89, 90, 91, 122, 123, 127, 128, 130, 131, 132, 133, 141, 142, 156, 157         $742,000           $723,618
    93                                             96, 112                                        $4,185,000         $4,172,679
    94                                               NAP                                          $4,000,000         $3,973,664
    95                                               NAP                                          $3,900,000         $3,864,665
    96                                             93, 112                                        $3,800,000         $3,788,394
    97                                               115                                          $3,684,416         $3,670,224
    98                                               NAP                                          $3,735,000         $3,616,505
    99                                               NAP                                          $3,675,000         $3,537,410
    100                                              NAP                                          $3,500,000         $3,490,509
    101                                              NAP                                          $3,500,000         $3,483,673
    102                                              NAP                                          $3,400,000         $3,358,950
    103                                              NAP                                          $3,400,000         $3,308,918
    104                                              110                                          $3,300,000         $3,293,661
    105                                              NAP                                          $3,280,000         $3,234,345
    106                                              NAP                                          $3,250,000         $3,150,769
    107                                              NAP                                          $3,100,000         $3,041,657
    108                                              NAP                                          $3,000,000         $2,981,148
    109                                              NAP                                          $2,900,000         $2,893,606
    110                                              104                                          $2,850,000         $2,845,168
    111                                              NAP                                          $2,800,000         $2,793,626
    112                                            93, 96                                         $2,700,000         $2,692,051
    113                                              NAP                                          $2,700,000         $2,688,976
    114                                              NAP                                          $2,680,000         $2,667,973
    115                                              97                                           $2,593,413         $2,583,424
    116                                              NAP                                          $2,550,000         $2,550,000
    117                                              118                                          $2,500,000         $2,494,895
    118                                              117                                          $2,500,000         $2,494,895
    119                                              NAP                                          $2,500,000         $2,491,193
    120                                              NAP                                          $2,400,000         $2,385,030
    121                                              NAP                                          $2,350,000         $2,329,168
    122           54, 89, 90, 91, 92, 123, 127, 128, 130, 131, 132, 133, 141, 142, 156, 157       $1,208,000         $1,175,855
    123           54, 89, 90, 91, 92, 122, 127, 128, 130, 131, 132, 133, 141, 142, 156, 157       $1,167,000         $1,130,109
    124                                              14                                           $2,310,000         $2,296,610
    125                                              NAP                                          $2,300,000         $2,296,392
    126                                              158                                          $2,280,000         $2,265,230
    127           54, 89, 90, 91, 92, 122, 123, 128, 130, 131, 132, 133, 141, 142, 156, 157       $1,195,000         $1,152,938
    128           54, 89, 90, 91, 92, 122, 123, 127, 130, 131, 132, 133, 141, 142, 156, 157       $1,117,000         $1,085,619
    129                                              NAP                                          $2,200,000         $2,191,156
    130           54, 89, 90, 91, 92, 122, 123, 127, 128, 131, 132, 133, 141, 142, 156, 157         $590,000           $567,884
    131           54, 89, 90, 91, 92, 122, 123, 127, 128, 130, 132, 133, 141, 142, 156, 157         $552,000           $531,454
    132           54, 89, 90, 91, 92, 122, 123, 127, 128, 130, 131, 133, 141, 142, 156, 157         $541,000           $520,770
    133           54, 89, 90, 91, 92, 122, 123, 127, 128, 130, 131, 132, 141, 142, 156, 157         $501,000           $482,295
    134                                              NAP                                          $2,100,000         $2,095,217
    135                                              NAP                                          $2,000,000         $1,994,090
    136                                              NAP                                          $2,000,000         $1,990,152
    137                                              NAP                                          $2,000,000         $1,989,657
    138                                              NAP                                          $1,950,000         $1,944,401
    139                                              NAP                                          $1,900,000         $1,891,047
    140                                              NAP                                          $1,750,000         $1,738,998
    141           54, 89, 90, 91, 92, 122, 123, 127, 128, 130, 131, 132, 133, 142, 156, 157         $912,000           $879,254
    142           54, 89, 90, 91, 92, 122, 123, 127, 128, 130, 131, 132, 133, 141, 156, 157         $798,000           $769,819
    143                                              NAP                                          $1,620,000         $1,613,121
    144                                              NAP                                          $1,620,000         $1,609,695
    145                                              NAP                                          $1,625,000         $1,608,320
    146                                              NAP                                          $1,625,000         $1,596,318
    147                                              NAP                                          $1,600,000         $1,586,643
    148                                              NAP                                          $1,600,000         $1,584,868
    149                                              164                                          $1,590,000         $1,584,700
    150                                              NAP                                          $1,550,000         $1,538,177
    151                                              NAP                                          $1,500,000         $1,447,656
    152                                              NAP                                          $1,440,000         $1,423,494
    153                                              NAP                                          $1,320,000         $1,311,856
    154                                              NAP                                          $1,300,000         $1,295,046
    155                                              NAP                                          $1,275,000         $1,268,595
    156           54, 89, 90, 91, 92, 122, 123, 127, 128, 130, 131, 132, 133, 141, 142, 157         $852,000           $824,710
    157           54, 89, 90, 91, 92, 122, 123, 127, 128, 130, 131, 132, 133, 141, 142, 156         $450,000           $436,659
    158                                              126                                          $1,240,000         $1,231,967
    159                                              40                                           $1,225,000         $1,223,475
    160                                              NAP                                          $1,200,000         $1,192,908
    161                                              NAP                                          $1,200,000         $1,188,946
    162                                              NAP                                          $1,170,000         $1,156,365
    163                                              NAP                                          $1,150,000         $1,117,058
    164                                              149                                          $1,030,000         $1,026,567
    165                                           166, 167                                          $915,000           $910,513
    166                                           165, 167                                          $850,000           $845,913
    167                                           165, 166                                          $835,000           $831,065
    168                                              NAP                                            $800,000           $794,534

                                                                                                $911,364,829       $902,516,290

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

---------------------------------------------------------------------------------------------------------------------------------
MORTGAGE           CUT-OFF DATE BALANCE                    FIRST PAYMENT       FIRST PAYMENT                            GRACE
LOAN NO.                PER UNIT OR SF    NOTE DATE        DATE (P&I)           DATE (IO)           MATURITY DATE       PERIOD
---------------------------------------------------------------------------------------------------------------------------------
        1                  $137           06/01/2001        07/01/2002           07/01/2001           06/01/2006          0
        2                  $123           02/09/2001        04/01/2001              NAP               03/01/2011          5
        3                  $113           11/11/1999        01/01/2000              NAP               12/01/2009          5
        4                  $132           06/13/2001        08/01/2001              NAP               07/01/2011          5
        5                  $118           08/02/2001        09/01/2001              NAP               08/01/2006          5
        6                  $106           11/09/2000        01/01/2001              NAP               12/01/2010          5
        7                  $283           07/27/2001        10/01/2001              NAP               09/01/2011          5
        8                  $111           08/31/2001        10/01/2001              NAP               09/01/2011          5
        9                   $31           06/29/2001        08/01/2001              NAP               07/01/2011          5
       10                   $31           06/29/2001        08/01/2001              NAP               07/01/2011          5
       11                   $31           06/29/2001        10/01/2001              NAP               07/01/2011          5
       12                   $31           06/29/2001        08/01/2001              NAP               07/01/2011          5
       13                   $31           06/29/2001        08/01/2001              NAP               07/01/2011          5
       14                  $129           07/09/2001        09/01/2001              NAP               08/01/2011          5
       15                   $60           05/31/2001            NAP              07/01/2001           06/01/2008          0
       16                   $60           08/09/2001            NAP              10/01/2001           06/01/2008          5
       17                   $60           08/09/2001            NAP              10/01/2001           06/01/2008          5
       18                   $60           08/09/2001            NAP              10/01/2001           06/01/2008          5
       19                  $133           07/31/2001        10/01/2001              NAP               09/01/2011          0
       20                   $62           08/13/2001            NAP              10/01/2001           09/01/2006          5
       21                   $72           08/02/2001        10/01/2001              NAP               09/01/2011          5
       22                   $78           06/15/2001        08/01/2001              NAP               07/01/2016          5
       23                   $78           06/15/2001        08/01/2001              NAP               07/01/2016          5
       24                   $78           06/15/2001        08/01/2001              NAP               07/01/2016          5
       25                  $198           04/24/2001        06/01/2001              NAP               05/01/2011          5
       26               $34,899           06/15/1998        08/01/1998              NAP               07/01/2008          5
       27                   $91           04/05/2001        06/01/2001              NAP               05/01/2011          5
       28                   $91           04/05/2001        06/01/2001              NAP               05/01/2011          5
       29                   $91           04/05/2001        06/01/2001              NAP               05/01/2011          5
       30                   $91           04/05/2001        06/01/2001              NAP               05/01/2011          5
       31                   $91           04/05/2001        06/01/2001              NAP               05/01/2011          5
       32                   $91           04/05/2001        06/01/2001              NAP               05/01/2011          5
       33                   $91           04/05/2001        06/01/2001              NAP               05/01/2011          5
       34                   $91           04/05/2001        06/01/2001              NAP               05/01/2011          5
       35                   $91           04/05/2001        06/01/2001              NAP               05/01/2011          5
       36                   $49           08/10/2001        10/01/2001              NAP               09/01/2011          3
       37                   $88           06/20/2001        08/01/2001              NAP               07/01/2011          5
       38               $51,398           06/19/2001        08/01/2001              NAP               07/01/2011          5
       39                   $96           06/18/2001        08/01/2001              NAP               07/01/2011          5
       40               $28,818           07/30/2001        09/01/2001              NAP               08/01/2011          0
       41                  $153           07/13/2001        09/01/2001              NAP               08/01/2011          5
       42                   $80           01/23/2001        03/01/2001              NAP               02/01/2011          0
       43               $67,840           12/08/2000        02/01/2001              NAP               01/01/2011          5
       44               $36,539           09/10/1998        11/01/1998              NAP               10/01/2008          5
       45                   $58           02/28/2001        05/01/2001              NAP               04/01/2011          0
       46              $126,000           02/15/2001        04/01/2001              NAP               03/01/2011          5
       47                   $54           10/11/1995        12/01/1995              NAP               11/01/2010          10
       48                   $50           06/08/2001        08/01/2001              NAP               07/01/2011          15
       49                   $90           12/21/2000        02/05/2001              NAP               01/05/2011          0
       50               $40,944           04/13/2001        06/01/2001              NAP               05/01/2011          0
       51                  $125           06/20/2001        09/01/2001              NAP               08/01/2011          0
       52                   $76           07/03/2001        09/01/2001              NAP               08/01/2011          0
       53              $109,216           08/07/2001        10/01/2001              NAP               09/01/2011          10
       54                   $44           08/01/2001        09/10/2001              NAP               11/10/2011          0
       55               $42,632           01/12/1998        03/01/1998              NAP               02/01/2008          5
       56               $22,440           06/21/2001        08/01/2001              NAP               07/01/2011          5
       57               $52,421           07/06/1998        09/01/1998              NAP               08/01/2008          5
       58                   $58           04/30/1998        06/01/1998              NAP               05/01/2008          5
       59                   $74           08/19/1998        10/01/1998              NAP               09/01/2008          5
       60                   $47           07/31/2001            NAP              09/01/2001           08/01/2011          0
       61                   $35           05/14/2001        07/01/2001              NAP               06/01/2011          5
       62                   $35           10/10/1995        12/01/1995              NAP               11/01/2008          5
       63                  $230           06/14/2001        08/01/2001              NAP               07/01/2011          5
       64               $47,606           06/22/1999        08/01/1999              NAP               07/01/2009          5
       65               $24,184           03/18/1998        05/01/1998              NAP               04/01/2008          5
       66                   $80           02/26/1998        04/01/1998              NAP               03/01/2008          5
       67                   $32           07/30/2001        09/01/2001              NAP               08/01/2011          5
       68                   $49           03/28/2001        05/01/2001              NAP               04/01/2011          5
       69                  $116           04/20/1998        06/01/1998              NAP               05/01/2008          5
       70                   $51           08/01/2001        09/01/2001              NAP               08/01/2011          5
       71                  $127           05/21/2001        07/01/2001              NAP               06/01/2011          5
       72                   $26           05/02/2001        07/01/2001              NAP               06/01/2011          5
       73                  $244           08/13/2001        10/01/2001              NAP               09/01/2011          5
       74                   $67           06/26/2001        08/01/2001              NAP               07/01/2011          5
       75                   $79           05/17/2001        07/01/2001              NAP               06/01/2011          5
       76                   $21           05/30/2001        07/01/2001              NAP               06/01/2011          5
       77                   $36           09/28/2000        12/01/2000              NAP               11/01/2010          5
       78                   $66           03/08/2001        05/01/2001              NAP               04/01/2011          0
       79                   $61           08/11/1998        10/01/1998              NAP               09/01/2008          5
       80               $44,274           07/13/2001        09/01/2001              NAP               08/01/2011          0
       81                   $85           03/29/2001        06/01/2001              NAP               05/01/2021          15
       82                  $100           05/25/2001        08/01/2001              NAP               07/01/2011          5
       83                   $56           07/31/2001        09/01/2001              NAP               08/01/2011          0
       84                   $38           05/29/2001        08/01/2001              NAP               07/01/2011          0
       85                   $52           05/08/2001        07/01/2001              NAP               06/01/2016          5
       86                   $32           06/15/2001        08/01/2001              NAP               07/01/2011          5
       87                   $27           04/09/2001        06/01/2001              NAP               05/01/2011          0
       88                   $27           04/09/2001        06/01/2001              NAP               05/01/2011          0
       89                   $23           07/02/2001        08/10/2001              NAP               07/10/2011          0
       90                   $23           07/02/2001        08/10/2001              NAP               07/10/2011          0
       91                   $23           07/02/2001        08/10/2001              NAP               07/10/2011          0
       92                   $23           07/02/2001        08/10/2001              NAP               07/10/2011          0
       93               $17,031           06/26/2001        08/01/2001              NAP               07/01/2011          5
       94                  $147           05/07/2001        08/01/2001              NAP               07/01/2021          5
       95                   $84           07/25/2001        09/01/2001              NAP               08/01/2016          0
       96               $26,308           05/08/2001        07/01/2001              NAP               06/01/2009          5
       97                   $70           04/13/2001        06/01/2001              NAP               05/01/2011          5
       98                   $19           11/02/1998        01/01/1999              NAP               12/01/2008          5
       99               $17,512           03/14/1998        05/01/1998              NAP               04/01/2008          5
       100              $27,270           06/26/2001        08/01/2001              NAP               07/01/2011          0
       101                  $84           04/24/2001        07/01/2001              NAP               06/01/2011          5
       102                  $63           06/06/2001        08/01/2001              NAP               07/01/2016          0
       103                  $50           10/30/1998        01/01/1999              NAP               12/01/2008          5
       104                 $107           07/30/2001        09/01/2001              NAP               08/01/2011          5
       105                 $124           05/10/2001        07/01/2001              NAP               06/01/2016          5
       106              $33,879           09/23/1998        11/01/1998              NAP               10/01/2008          5
       107                 $190           12/27/2000        02/01/2001              NAP               07/01/2008          5
       108                  $37           05/10/2001        07/01/2001              NAP               06/01/2011          0
       109              $36,170           05/31/2001        08/01/2001              NAP               07/01/2011          0
       110                  $93           07/30/2001        09/01/2001              NAP               08/01/2011          5
       111                  $20           07/19/2001        09/01/2001              NAP               08/01/2011          0
       112              $14,319           06/26/2001        08/01/2001              NAP               07/01/2011          5
       113                  $91           06/19/2001        08/01/2001              NAP               07/01/2011          5
       114                 $106           05/08/2001        07/01/2001              NAP               06/01/2011          5
       115                  $56           04/13/2001        06/01/2001              NAP               05/01/2011          5
       116                 $124           05/25/2001        07/01/2004           07/01/2001           06/01/2011          5
       117                  $27           07/30/2001        09/01/2001              NAP               08/01/2011          5
       118                  $28           07/30/2001        09/01/2001              NAP               08/01/2011          5
       119              $42,952           05/17/2001        07/01/2001              NAP               06/01/2011          0
       120                  $53           04/23/2001        06/01/2001              NAP               05/01/2011          5
       121                  $33           05/09/2001        07/01/2001              NAP               06/01/2011          5
       122                  $21           06/14/2001        08/10/2001              NAP               01/10/2011          0
       123                  $21           06/14/2001        08/10/2001              NAP               01/10/2011          0
       124                  $55           05/01/2001        07/01/2001              NAP               06/01/2011          5
       125                  $97           08/07/2001        10/01/2001              NAP               09/01/2011          5
       126              $31,462           11/22/2000        01/01/2001              NAP               12/01/2010          5
       127                  $21           07/02/2001        08/10/2001              NAP               07/10/2011          0
       128                  $21           07/02/2001        08/10/2001              NAP               07/10/2011          0
       129                 $102           03/28/2001        06/01/2001              NAP               05/01/2011          5
       130                   $9           07/02/2001        08/10/2001              NAP               07/10/2011          0
       131                   $9           07/02/2001        08/10/2001              NAP               07/10/2011          0
       132                   $9           07/02/2001        08/10/2001              NAP               07/10/2011          0
       133                   $9           07/02/2001        08/10/2001              NAP               07/10/2011          0
       134                 $191           06/11/2001        08/01/2001              NAP               07/01/2011          5
       135                  $39           04/17/2001        07/01/2001              NAP               06/01/2011          5
       136                  $62           05/18/2001        07/01/2001              NAP               06/01/2011          5
       137                  $38           05/03/2001        07/01/2001              NAP               06/01/2006          5
       138              $19,444           04/09/2001        07/01/2001              NAP               06/01/2011          5
       139                 $113           05/04/2001        07/01/2001              NAP               06/01/2011          5
       140                  $92           04/16/2001        06/01/2001              NAP               05/01/2011          5
       141                  $14           07/02/2001        08/10/2001              NAP               07/10/2010          0
       142                  $14           07/02/2001        08/10/2001              NAP               07/10/2010          0
       143                  $59           03/31/2001        06/01/2001              NAP               05/01/2011          5
       144                  $21           04/10/2001        06/01/2001              NAP               05/01/2011          5
       145              $21,734           04/11/2001        06/01/2001              NAP               05/01/2021          5
       146                 $106           04/13/2001        06/01/2001              NAP               05/01/2016          5
       147                  $25           05/22/2001        07/01/2001              NAP               06/01/2011          5
       148                   $3           03/19/2001        06/01/2001              NAP               05/01/2021          5
       149                 $177           03/28/2001        06/01/2001              NAP               05/01/2011          5
       150              $32,727           03/21/2001        05/01/2001              NAP               04/01/2011          5
       151                  $50           03/23/2001        06/01/2001              NAP               05/01/2011          5
       152                  $45           06/12/2001        08/01/2001              NAP               07/01/2016          0
       153              $43,729           03/30/2001        06/01/2001              NAP               05/01/2011          5
       154                  $93           04/24/2001        06/01/2001              NAP               05/01/2011          5
       155                  $91           04/17/2001        06/01/2001              NAP               05/01/2011          5
       156                  $16           07/02/2001        08/10/2001              NAP               01/10/2011          0
       157                  $16           07/02/2001        08/10/2001              NAP               01/10/2011          0
       158              $25,666           11/24/2000        01/01/2001              NAP               12/01/2010          5
       159              $55,612           08/02/2001        10/01/2001              NAP               09/01/2011          0
       160                  $83           04/12/2001        06/01/2001              NAP               05/01/2011          5
       161              $22,018           05/31/2001        07/01/2001              NAP               06/01/2021          0
       162              $14,825           03/21/2001        05/01/2001              NAP               04/01/2021          5
       163                  $58           05/15/2001        07/01/2001              NAP               06/01/2011          5
       164                 $165           03/27/2001        06/01/2001              NAP               05/01/2011          5
       165                  $88           05/09/2001        07/01/2001              NAP               06/01/2011          5
       166                  $78           05/09/2001        07/01/2001              NAP               06/01/2011          5
       167                  $87           05/14/2001        07/01/2001              NAP               06/01/2011          5
       168              $15,280           04/06/2001        06/01/2001              NAP               05/01/2011          5



APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

-------------------------------------------------------------------------------------------------------------------------
MORTGAGE                       LOCKBOX      LOCKBOX       ORIGINAL TERM        REMAINING TERM            ORIGINAL
LOAN NO.       ARD LOAN       STATUS         TYPE         TO MATURITY           TO MATURITY          AMORT. TERM(6)
-------------------------------------------------------------------------------------------------------------------------
     1             No         Springing       Hard             60                    55                     360
     2             No         Springing       Soft             120                   112                    360
     3             No           None          NAP              120                   97                     300
     4            Yes         In Place        Soft             120                   116                    360
     5             No         Springing       Hard             60                    57                     360
     6             No         In Place        Soft             120                   109                    360
     7             No         Springing       Hard             120                   118                    240
     8             No           None          None             120                   118                    300
     9             No         Springing       Hard             120                   116                    360
    10             No         Springing       Hard             120                   116                    360
    11             No         Springing       Hard             118                   116                    358
    12             No         Springing       Hard             120                   116                    360
    13             No         Springing       Hard             120                   116                    360
    14             No           None          NAP              120                   117                    300
    15             No           None          None             84                    79                     IO
    16             No           None          None             81                    79                     IO
    17             No           None          None             81                    79                     IO
    18             No           None          None             81                    79                     IO
    19             No           None          NAP              120                   118                    360
    20             No           None          None             60                    58                     IO
    21             No           None          NAP              120                   118                    360
    22             No           None          None             180                   176                    180
    23             No           None          None             180                   176                    180
    24             No           None          None             180                   176                    180
    25             No           None          NAP              120                   114                    360
    26             No           None          NAP              120                   80                     360
    27             No           None          NAP              120                   114                    240
    28             No           None          NAP              120                   114                    240
    29             No           None          NAP              120                   114                    240
    30             No           None          NAP              120                   114                    240
    31             No           None          NAP              120                   114                    240
    32             No           None          NAP              120                   114                    240
    33             No           None          NAP              120                   114                    240
    34             No           None          NAP              120                   114                    240
    35             No           None          NAP              120                   114                    240
    36             No           None          NAP              120                   118                    360
    37             No         Springing       Hard             120                   116                    360
    38             No           None          NAP              120                   116                    360
    39             No           None          NAP              120                   116                    300
    40             No           None          NAP              120                   117                    360
    41             No         Springing       Hard             120                   117                    360
    42             No           None          NAP              120                   111                    360
    43             No           None          NAP              120                   110                    360
    44             No           None          NAP              120                   83                     360
    45             No           None          NAP              120                   113                    360
    46             No           None          None             120                   112                    300
    47             No           None          NAP              180                   108                    300
    48             No           None          NAP              120                   116                    360
    49             No           None          NAP              120                   110                    360
    50             No           None          NAP              120                   114                    360
    51             No           None          NAP              120                   117                    360
    52             No           None          NAP              120                   117                    360
    53             No           None          None             120                   118                    360
    54             No         In Place        Hard             123                   120                    218
    55             No           None          NAP              120                   75                     360
    56             No           None          NAP              120                   116                    360
    57             No           None          NAP              120                   81                     300
    58             No           None          NAP              120                   78                     360
    59             No           None          NAP              120                   82                     300
    60             No           None          NAP              120                   117                    IO
    61            Yes         Springing       Hard             120                   115                    360
    62             No           None          NAP              156                   84                     300
    63             No           None          NAP              120                   116                    360
    64             No           None          NAP              120                   92                     360
    65             No           None          NAP              120                   77                     360
    66             No           None          NAP              120                   76                     360
    67             No           None          None             120                   117                    240
    68             No         Springing       Hard             120                   113                    360
    69             No           None          NAP              120                   78                     360
    70             No           None          None             120                   117                    240
    71             No           None          NAP              120                   115                    240
    72             No           None          NAP              120                   115                    240
    73             No         Springing       Hard             120                   118                    360
    74             No           None          NAP              120                   116                    360
    75             No           None          NAP              120                   115                    360
    76             No           None          NAP              120                   115                    360
    77             No           None          NAP              120                   108                    360
    78             No           None          NAP              120                   113                    360
    79             No           None          NAP              120                   82                     360
    80             No           None          NAP              120                   117                    360
    81             No           None          NAP              240                   234                    240
    82             No         Springing       Hard             120                   116                    324
    83             No           None          NAP              120                   117                    300
    84             No           None          NAP              120                   116                    264
    85             No           None          NAP              180                   175                    180
    86             No         In Place        Hard             120                   116                    360
    87             No           None          NAP              120                   114                    360
    88             No           None          NAP              120                   114                    360
    89             No         In Place        Hard             120                   116                    107
    90             No         In Place        Hard             120                   116                    111
    91             No         In Place        Hard             120                   116                    109
    92             No         In Place        Hard             120                   116                    111
    93             No           None          NAP              120                   116                    360
    94             No           None          NAP              240                   236                    240
    95             No           None          NAP              180                   177                    180
    96             No           None          NAP              96                    91                     360
    97             No           None          NAP              120                   114                    360
    98             No           None          NAP              120                   85                     360
    99             No           None          NAP              120                   77                     360
    100            No           None          NAP              120                   116                    360
    101            No         Springing       Soft             120                   115                    300
    102            No           None          NAP              180                   176                    180
    103            No           None          NAP              120                   85                     360
    104            No           None          None             120                   117                    360
    105            No           None          NAP              180                   175                    180
    106            No           None          NAP              120                   83                     360
    107            No           None          NAP              90                    80                     240
    108            No           None          NAP              120                   115                    300
    109            No           None          NAP              120                   116                    360
    110            No           None          None             120                   117                    360
    111            No           None          NAP              120                   117                    360
    112            No           None          NAP              120                   116                    360
    113            No           None          None             120                   116                    300
    114            No           None          NAP              120                   115                    300
    115            No           None          NAP              120                   114                    360
    116            No           None          NAP              120                   115                    360
    117            No           None          None             120                   117                    360
    118            No           None          None             120                   117                    360
    119            No           None          NAP              120                   115                    360
    120            No           None          NAP              120                   114                    300
    121            No           None          NAP              120                   115                    240
    122            No         In Place        Hard             114                   110                    105
    123            No         In Place        Hard             114                   110                    93
    124            No           None          NAP              120                   115                    300
    125            No           None          None             120                   118                    324
    126            No           None          NAP              120                   109                    360
    127            No         In Place        Hard             120                   116                    85
    128            No         In Place        Hard             120                   116                    101
    129            No           None          NAP              120                   114                    360
    130            No         In Place        Hard             120                   116                    81
    131            No         In Place        Hard             120                   116                    82
    132            No         In Place        Hard             120                   116                    82
    133            No         In Place        Hard             120                   116                    82
    134            No           None          NAP              120                   116                    360
    135            No           None          NAP              120                   115                    360
    136            No           None          NAP              120                   115                    300
    137            No           None          NAP              60                    55                     300
    138            No           None          NAP              120                   115                    360
    139            No           None          NAP              120                   115                    300
    140            No           None          NAP              120                   114                    300
    141            No         In Place        Hard             108                   104                    84
    142            No         In Place        Hard             108                   104                    85
    143            No           None          NAP              120                   114                    360
    144            No           None          NAP              120                   114                    300
    145            No           None          NAP              240                   234                    240
    146            No         In Place        Hard             180                   174                    180
    147            No           None          NAP              120                   115                    240
    148            No           None          NAP              240                   234                    240
    149            No           None          NAP              120                   114                    360
    150            No           None          NAP              120                   113                    300
    151            No           None          NAP              120                   114                    120
    152            No           None          NAP              180                   176                    180
    153            No           None          NAP              120                   114                    300
    154            No         In Place        Hard             120                   114                    360
    155            No         In Place        Hard             120                   114                    324
    156            No         In Place        Hard             114                   110                    92
    157            No         In Place        Hard             114                   110                    97
    158            No           None          NAP              120                   109                    360
    159            No           None          NAP              120                   118                    360
    160            No           None          NAP              120                   114                    300
    161            No           None          NAP              240                   235                    240
    162            No           None          NAP              240                   233                    240
    163            No           None          NAP              120                   115                    120
    164            No           None          NAP              120                   114                    360
    165            No           None          NAP              120                   115                    300
    166            No           None          NAP              120                   115                    300
    167            No           None          NAP              120                   115                    300
    168            No           None          NAP              120                   114                    300

                                                               116                   106                    326

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE      REMAINING            MORTGAGE                 MONTHLY               MONTHLY        UNDERWRITABLE       UNDERWRITABLE
LOAN NO.    AMORT. TERM               RATE            PAYMENT (P&I)          PAYMENT (IO)                 NOI           CASH FLOW
------------------------------------------------------------------------------------------------------------------------------------
     1           360                 6.520%                $475,038              $413,160          $12,626,135         $11,779,410
     2           352                 7.350%                $289,368                   NAP           $6,737,505          $6,090,118
     3           277                 8.000%                $254,699                   NAP           $5,555,019          $5,036,895
     4           356                 7.560%                $218,032                   NAP           $3,474,617          $3,324,616
     5           357                 7.230%                $194,034                   NAP           $3,204,025          $3,060,228
     6           349                 8.340%                $196,977                   NAP           $6,347,148          $5,948,555
     7           238                 6.800%                $183,202                   NAP           $3,973,741          $3,755,817
     8           298                 6.840%                $126,782                   NAP           $2,956,368          $2,805,745
     9           356                 7.480%                 $47,790                   NAP             $900,635            $844,776
    10           356                 7.480%                 $23,426                   NAP             $510,705            $460,389
    11           356                 7.480%                 $20,637                   NAP             $487,193            $437,545
    12           356                 7.480%                 $13,353                   NAP             $296,493            $238,871
    13           356                 7.480%                 $11,409                   NAP             $233,964            $199,051
    14           297                 7.530%                $123,738                   NAP           $2,517,945          $2,352,242
    15            IO                 6.800%                     NAP               $67,433           $1,849,671          $1,718,478
    16            IO                 7.373%                     NAP                $8,448             $266,625            $249,303
    17            IO                 7.373%                     NAP                $8,448             $299,417            $281,387
    18            IO                 7.373%                     NAP                $8,295             $259,603            $242,449
    19           358                 7.280%                 $99,211                   NAP           $1,588,149          $1,536,157
    20            IO                 6.500%                     NAP               $73,288           $2,415,214          $2,239,586
    21           358                 7.180%                 $87,050                   NAP           $1,659,597          $1,539,035
    22           176                 7.550%                 $68,716                   NAP           $1,225,420          $1,099,868
    23           176                 7.550%                 $34,963                   NAP             $591,170            $561,517
    24           176                 7.550%                 $15,343                   NAP             $273,564            $247,721
    25           354                 7.670%                 $88,861                   NAP           $1,460,478          $1,435,278
    26           320                 6.950%                 $72,152                   NAP           $1,279,015          $1,203,515
    27           234                 8.770%                 $16,164                   NAP             $304,669            $302,630
    28           234                 8.770%                 $14,934                   NAP             $202,747            $200,833
    29           234                 8.770%                 $13,629                   NAP             $206,181            $199,890
    30           234                 8.770%                 $12,390                   NAP             $172,121            $169,530
    31           234                 8.770%                 $12,279                   NAP             $178,245            $176,222
    32           234                 8.770%                  $7,912                   NAP             $131,688            $128,960
    33           234                 8.770%                  $7,168                   NAP             $115,083            $111,541
    34           234                 8.770%                  $5,257                   NAP              $93,616             $90,756
    35           234                 8.770%                  $4,089                   NAP              $75,148             $73,187
    36           358                 7.220%                 $68,014                   NAP           $1,229,207          $1,051,838
    37           356                 7.330%                 $68,761                   NAP           $1,461,860          $1,365,917
    38           356                 6.790%                 $65,126                   NAP           $1,531,966          $1,473,766
    39           296                 7.510%                 $73,965                   NAP           $1,334,130          $1,203,476
    40           357                 7.610%                 $68,556                   NAP           $1,123,907          $1,023,107
    41           357                 7.670%                 $63,980                   NAP           $1,127,092          $1,065,283
    42           351                 7.880%                 $65,287                   NAP           $1,152,744          $1,092,855
    43           350                 7.706%                 $62,349                   NAP           $1,269,401          $1,245,799
    44           323                 6.800%                 $54,110                   NAP             $912,188            $857,188
    45           353                 7.560%                 $56,266                   NAP           $1,354,239          $1,297,657
    46           292                 7.500%                 $57,272                   NAP           $1,644,187          $1,327,651
    47           228                 8.000%                 $65,604                   NAP           $1,265,899          $1,183,672
    48           356                 7.700%                 $53,472                   NAP           $1,109,905            $952,544
    49           350                 7.950%                 $54,771                   NAP             $890,214            $802,997
    50           354                 7.130%                 $49,880                   NAP             $789,610            $744,610
    51           357                 7.740%                 $52,606                   NAP             $889,875            $841,790
    52           357                 7.680%                 $50,878                   NAP             $836,429            $777,706
    53           358                 6.985%                 $46,501                   NAP             $972,391            $953,191
    54           215                 7.000%                 $56,014                   NAP             $904,813            $872,025
    55           315                 7.435%                 $50,658                   NAP             $951,390            $911,390
    56           356                 7.090%                 $45,317                   NAP           $1,181,932          $1,166,932
    57           261                 6.880%                 $47,891                   NAP             $913,348            $887,928
    58           318                 7.460%                 $45,968                   NAP             $950,742            $888,489
    59           262                 7.040%                 $45,397                   NAP             $780,410            $747,690
    60            IO                 6.870%                     NAP               $34,827           $1,053,453            $947,925
    61           355                 7.640%                 $42,530                   NAP             $746,241            $668,921
    62           228                 8.125%                 $50,707                   NAP             $923,599            $855,510
    63           356                 7.850%                 $42,604                   NAP             $739,991            $720,226
    64           332                 7.170%                 $40,606                   NAP           $1,477,867          $1,447,117
    65           317                 7.420%                 $41,647                   NAP             $832,673            $779,393
    66           316                 7.200%                 $40,252                   NAP             $942,467            $838,177
    67           237                 6.865%                 $42,197                   NAP           $1,252,789            $946,556
    68           353                 7.380%                 $37,004                   NAP             $729,181            $671,380
    69           318                 7.250%                 $37,520                   NAP             $774,593            $755,405
    70           237                 6.940%                 $40,900                   NAP             $890,795            $728,762
    71           235                 7.290%                 $42,018                   NAP             $824,474            $749,638
    72           235                 7.160%                 $40,424                   NAP             $950,497            $822,378
    73           358                 7.300%                 $34,861                   NAP             $773,559            $718,217
    74           356                 7.350%                 $34,104                   NAP             $577,436            $555,079
    75           355                 7.270%                 $33,254                   NAP             $639,657            $561,976
    76           355                 7.830%                 $33,643                   NAP             $861,005            $799,767
    77           348                 8.260%                 $34,967                   NAP             $550,807            $523,528
    78           353                 7.270%                 $31,453                   NAP             $597,100            $568,959
    79           322                 7.070%                 $31,407                   NAP             $584,351            $533,419
    80           357                 7.160%                 $30,593                   NAP             $506,289            $472,935
    81           234                 7.510%                 $36,682                   NAP             $594,947            $578,227
    82           320                 7.710%                 $33,064                   NAP             $582,266            $575,516
    83           297                 7.080%                 $32,035                   NAP             $839,285            $790,009
    84           260                 7.210%                 $34,038                   NAP             $804,002            $708,240
    85           175                 7.750%                 $42,357                   NAP             $651,270            $601,020
    86           356                 7.560%                 $30,946                   NAP             $772,086            $633,274
    87           354                 7.610%                 $16,256                   NAP             $287,364            $253,294
    88           354                 7.610%                 $14,842                   NAP             $271,607            $237,781
    89           103                 7.490%                 $17,205                   NAP             $270,279            $262,206
    90           107                 7.490%                 $15,701                   NAP             $247,355            $239,282
    91           105                 7.490%                 $14,463                   NAP             $280,783            $272,710
    92           107                 7.490%                  $9,299                   NAP             $145,913            $141,718
    93           356                 6.700%                 $27,005                   NAP             $746,886            $685,636
    94           236                 7.580%                 $32,420                   NAP             $727,530            $671,786
    95           177                 7.080%                 $35,229                   NAP             $599,733            $571,329
    96           355                 7.588%                 $26,800                   NAP             $439,057            $400,897
    97           354                 7.330%                 $25,334                   NAP             $432,855            $412,435
    98           325                 7.000%                 $24,849                   NAP             $549,976            $458,653
    99           317                 6.770%                 $23,885                   NAP             $655,212            $604,712
    100          356                 7.010%                 $23,309                   NAP             $521,943            $489,943
    101          295                 7.990%                 $26,990                   NAP             $482,560            $441,108
    102          176                 7.060%                 $30,674                   NAP             $517,724            $496,405
    103          325                 7.250%                 $23,194                   NAP             $549,559            $487,524
    104          357                 7.305%                 $22,635                   NAP             $517,940            $487,535
    105          175                 8.040%                 $31,421                   NAP             $443,869            $433,853
    106          323                 6.940%                 $21,492                   NAP             $402,605            $397,955
    107          230                 7.390%                 $24,765                   NAP             $362,379            $351,640
    108          295                 6.960%                 $21,127                   NAP             $449,264            $419,852
    109          356                 7.740%                 $20,756                   NAP             $354,911            $338,911
    110          357                 7.755%                 $20,428                   NAP             $406,443            $362,249
    111          357                 7.420%                 $19,425                   NAP             $513,285            $442,388
    112          356                 6.700%                 $17,423                   NAP             $441,261            $385,801
    113          296                 7.365%                 $19,716                   NAP             $424,725            $401,523
    114          295                 8.180%                 $21,005                   NAP             $323,834            $311,358
    115          354                 7.330%                 $17,833                   NAP             $304,844            $286,524
    116          360                 7.040%                 $17,034               $15,459             $360,186            $335,602
    117          357                 7.075%                 $16,759                   NAP             $524,175            $460,884
    118          357                 7.075%                 $16,759                   NAP             $470,759            $412,709
    119          355                 7.040%                 $16,700                   NAP             $301,222            $280,748
    120          294                 7.390%                 $17,564                   NAP             $348,432            $278,487
    121          235                 7.210%                 $18,517                   NAP             $456,851            $369,127
    122          101                 7.560%                 $15,760                   NAP             $248,254            $240,181
    123           89                 7.560%                 $16,670                   NAP             $262,127            $254,054
    124          295                 6.870%                 $16,136                   NAP             $534,711            $486,611
    125          322                 7.905%                 $17,201                   NAP             $340,684            $308,817
    126          349                 8.010%                 $16,746                   NAP             $279,243            $261,243
    127           81                 7.560%                 $18,131                   NAP             $284,421            $276,321
    128           97                 7.560%                 $14,983                   NAP             $236,444            $228,344
    129          354                 7.170%                 $14,889                   NAP             $373,688            $353,560
    130           77                 7.560%                  $9,286                   NAP             $150,889            $141,518
    131           78                 7.560%                  $8,652                   NAP             $139,943            $131,854
    132           78                 7.560%                  $8,503                   NAP             $138,629            $129,580
    133           78                 7.560%                  $7,867                   NAP             $129,073            $119,889
    134          356                 7.630%                 $14,871                   NAP             $295,526            $281,789
    135          355                 7.710%                 $14,273                   NAP             $234,524            $214,451
    136          295                 7.720%                 $15,067                   NAP             $333,141            $299,757
    137          295                 7.470%                 $14,741                   NAP             $278,375            $256,786
    138          355                 7.815%                 $14,058                   NAP             $232,074            $209,574
    139          295                 7.940%                 $14,589                   NAP             $268,573            $243,948
    140          294                 7.350%                 $12,762                   NAP             $316,266            $309,472
    141           80                 7.670%                 $14,082                   NAP             $222,678            $214,605
    142           81                 7.670%                 $12,205                   NAP             $195,416            $185,999
    143          354                 6.960%                 $10,734                   NAP             $365,454            $332,662
    144          294                 7.290%                 $11,751                   NAP             $328,298            $290,842
    145          234                 7.430%                 $13,021                   NAP             $212,387            $192,777
    146          174                 7.450%                 $15,018                   NAP             $252,031            $249,763
    147          235                 7.640%                 $13,027                   NAP             $356,444            $346,814
    148          234                 8.000%                 $13,383                   NAP             $327,999            $327,999
    149          354                 7.850%                 $11,501                   NAP             $208,745            $200,505
    150          293                 7.260%                 $11,214                   NAP             $195,353            $183,603
    151          114                 7.150%                 $17,532                   NAP             $335,454            $317,413
    152          176                 7.590%                 $13,423                   NAP             $232,085            $216,061
    153          294                 7.445%                  $9,708                   NAP             $158,506            $151,006
    154          354                 7.370%                  $8,974                   NAP             $214,889            $212,803
    155          318                 7.470%                  $9,164                   NAP             $185,915            $183,829
    156           88                 7.490%                 $12,209                   NAP             $194,309            $186,059
    157           93                 7.490%                  $6,182                   NAP              $97,521             $94,221
    158          349                 8.010%                  $9,107                   NAP             $153,812            $141,812
    159          358                 7.610%                  $8,658                   NAP             $140,907            $134,769
    160          294                 7.660%                  $8,993                   NAP             $363,884            $346,660
    161          235                 6.930%                  $9,253                   NAP             $262,501            $249,001
    162          233                 7.955%                  $9,759                   NAP             $167,485            $163,585
    163          115                 7.000%                 $13,352                   NAP             $265,423            $238,013
    164          354                 7.850%                  $7,450                   NAP             $162,875            $155,393
    165          295                 7.740%                  $6,905                   NAP             $155,154            $143,957
    166          295                 7.840%                  $6,471                   NAP             $129,826            $119,694
    167          295                 7.940%                  $6,412                   NAP             $127,619            $119,679
    168          294                 6.920%                  $5,613                   NAP             $124,459            $114,059

                 316                 7.340%

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

------------------------------------------------------------------------------------------------------------
MORTGAGE               NOI           NCF            CUT-OFF DATE      BALLOON       BALLOON       APPRAISED
LOAN NO.             DSCR(7)       DSCR(7)             LTV(8)          LTV(8)      BALANCE           VALUE
------------------------------------------------------------------------------------------------------------
     1                  2.55          2.38              50.0%           47.8%   $71,700,047    $150,000,000
     2                  1.94          1.75              50.6%           44.9%   $37,046,617     $82,500,000
     3                  1.82          1.65              42.3%           35.2%   $26,728,402     $76,000,000
     4                  1.33          1.27              76.4%           67.8%   $27,474,954     $40,500,000
     5                  1.38          1.31              77.9%           74.2%   $27,092,800     $36,500,000
     6                  1.34          1.26              72.5%           65.8%   $23,465,849     $71,300,000
     7                  1.81          1.71              67.4%           45.9%   $16,299,359     $35,500,000
     8                  1.94          1.84              52.8%           42.2%   $14,523,309     $34,400,000
     9                  1.74          1.56              67.0%           59.3%    $6,051,428     $10,200,000
    10                  1.74          1.56              67.0%           59.3%    $2,966,387      $5,000,000
    11                  1.74          1.56              67.0%           59.3%    $2,613,154      $4,400,000
    12                  1.74          1.56              67.0%           59.3%    $1,690,841      $2,850,000
    13                  1.74          1.56              67.0%           59.3%    $1,444,631      $2,435,000
    14                  1.70          1.58              69.7%           56.9%   $13,610,788     $23,900,000
    15                  2.41          2.24              49.1%           49.1%   $11,900,000     $22,500,000
    16                  2.41          2.24              49.1%           49.1%    $1,375,000      $3,200,000
    17                  2.41          2.24              49.1%           49.1%    $1,375,000      $3,520,000
    18                  2.41          2.24              49.1%           49.1%    $1,350,000      $3,350,000
    19                  1.33          1.29              79.1%           69.7%   $12,754,560     $18,300,000
    20                  2.75          2.55              43.0%           43.0%   $13,530,000     $31,500,000
    21                  1.59          1.47              69.0%           60.6%   $11,274,364     $18,600,000
    22                  1.46          1.34              56.5%            1.7%      $225,672     $12,700,000
    23                  1.46          1.34              56.5%            1.7%      $114,821      $6,600,000
    24                  1.46          1.34              56.5%            1.7%       $50,387      $3,100,000
    25                  1.37          1.35              76.4%           68.2%   $11,109,071     $16,300,000
    26                  1.48          1.39              81.1%           73.2%    $9,513,419     $13,000,000
    27                  1.31          1.29              64.5%           47.3%    $1,329,010      $3,410,000
    28                  1.31          1.29              64.5%           47.3%    $1,227,870      $2,250,000
    29                  1.31          1.29              64.5%           47.3%    $1,120,546      $2,200,000
    30                  1.31          1.29              64.5%           47.3%    $1,018,678      $2,000,000
    31                  1.31          1.29              64.5%           47.3%    $1,009,582      $1,850,000
    32                  1.31          1.29              64.5%           47.3%      $650,497      $1,490,000
    33                  1.31          1.29              64.5%           47.3%      $589,377      $1,350,000
    34                  1.31          1.29              64.5%           47.3%      $432,211        $990,000
    35                  1.31          1.29              64.5%           47.3%      $336,164        $770,000
    36                  1.51          1.29              70.1%           61.6%    $8,782,817     $14,250,000
    37                  1.77          1.66              60.8%           53.7%    $8,811,954     $16,400,000
    38                  1.96          1.89              56.2%           48.9%    $8,688,619     $17,750,000
    39                  1.50          1.36              65.1%           52.3%    $7,997,647     $15,300,000
    40                  1.37          1.24              67.0%           59.5%    $8,604,357     $14,450,000
    41                  1.47          1.39              69.1%           61.5%    $7,995,157     $13,000,000
    42                  1.47          1.39              63.5%           57.0%    $8,031,580     $14,100,000
    43                  1.70          1.67              69.8%           62.4%    $7,768,494     $12,440,000
    44                  1.40          1.32              80.4%           72.1%    $7,214,072     $10,000,000
    45                  2.01          1.92              49.8%           44.3%    $7,088,177     $16,000,000
    46                  2.39          1.93              30.7%           25.3%    $6,316,426     $25,000,000
    47                  1.61          1.50              44.6%           31.6%    $5,436,570     $17,200,000
    48                  1.73          1.48              66.2%           59.0%    $6,670,072     $11,300,000
    49                  1.35          1.22              74.2%           66.7%    $6,705,329     $10,050,000
    50                  1.32          1.24              76.8%           67.6%    $6,487,718      $9,600,000
    51                  1.41          1.33              73.4%           65.4%    $6,540,496     $10,000,000
    52                  1.37          1.27              68.3%           60.8%    $6,353,256     $10,450,000
    53                  1.74          1.71              58.2%           50.9%    $6,110,701     $12,000,000
    54                  1.35          1.30              64.7%           39.6%    $4,193,940     $10,590,000
    55                  1.57          1.50              68.9%           61.0%    $6,036,032      $9,900,000
    56                  2.17          2.15              51.0%           44.8%    $5,911,511     $13,200,000
    57                  1.59          1.55              70.7%           59.5%    $5,475,309      $9,200,000
    58                  1.72          1.61              67.3%           61.4%    $5,836,753      $9,500,000
    59                  1.43          1.37              66.2%           55.9%    $5,140,168      $9,200,000
    60                  2.52          2.27              50.4%           50.4%    $6,000,000     $11,900,000
    61                  1.46          1.31              73.9%           65.8%    $5,326,403      $8,100,000
    62                  1.52          1.41              54.2%           43.0%    $4,674,035     $10,860,000
    63                  1.45          1.41              73.9%           66.1%    $5,257,279      $7,950,000
    64                  3.03          2.97              36.8%           32.6%    $5,178,810     $15,900,000
    65                  1.67          1.56              75.4%           68.8%    $5,294,291      $7,700,000
    66                  1.95          1.74              44.7%           40.7%    $5,210,883     $12,800,000
    67                  2.47          1.87              47.6%           32.6%    $3,744,887     $11,500,000
    68                  1.64          1.51              70.6%           62.6%    $4,723,396      $7,550,000
    69                  1.72          1.68              54.3%           49.4%    $4,838,135      $9,800,000
    70                  1.81          1.48              53.8%           36.9%    $3,618,537      $9,800,000
    71                  1.64          1.49              57.1%           39.8%    $3,664,410      $9,200,000
    72                  1.96          1.70              32.4%           22.5%    $3,544,239     $15,750,000
    73                  1.85          1.72              65.1%           57.4%    $4,475,162      $7,800,000
    74                  1.41          1.36              74.3%           65.6%    $4,364,129      $6,650,000
    75                  1.60          1.41              67.8%           59.8%    $4,279,104      $7,150,000
    76                  2.13          1.98              52.4%           46.9%    $4,155,935      $8,870,000
    77                  1.31          1.25              70.2%           63.6%    $4,187,534      $6,580,000
    78                  1.58          1.51              66.7%           59.0%    $4,044,396      $6,860,000
    79                  1.55          1.42              63.1%           57.0%    $4,102,136      $7,200,000
    80                  1.38          1.29              77.9%           68.4%    $3,968,718      $5,800,000
    81                  1.35          1.31              69.8%            0.6%       $36,452      $6,445,000
    82                  1.47          1.45              65.4%           55.9%    $3,833,114      $6,860,000
    83                  2.18          2.06              51.2%           41.3%    $3,618,259      $8,760,000
    84                  1.97          1.73              61.7%           46.2%    $3,350,660      $7,250,000
    85                  1.28          1.18              72.4%            2.3%      $141,481      $6,130,000
    86                  2.08          1.71              52.6%           46.7%    $3,899,672      $8,350,000
    87                  1.50          1.32              74.0%           65.9%    $2,041,060      $3,100,000
    88                  1.50          1.32              74.0%           65.9%    $1,863,575      $2,825,000
    89                  1.39          1.35              44.1%           33.5%      $980,146      $3,350,000
    90                  1.39          1.35              44.1%           33.5%      $932,157      $2,600,000
    91                  1.39          1.35              44.1%           33.5%      $851,450      $2,080,000
    92                  1.39          1.35              44.1%           33.5%      $551,859      $1,860,000
    93                  2.30          2.12              50.9%           44.2%    $3,627,368      $8,200,000
    94                  1.87          1.73              46.2%            2.2%      $187,340      $8,600,000
    95                  1.42          1.35              55.2%            1.5%      $107,341      $7,000,000
    96                  1.37          1.25              70.2%           64.5%    $3,484,303      $5,400,000
    97                  1.42          1.36              72.3%           64.0%    $3,246,806      $5,075,000
    98                  1.84          1.54              55.1%           49.0%    $3,211,209      $6,560,000
    99                  2.29          2.11              55.7%           50.3%    $3,191,276      $6,350,000
    100                 1.87          1.75              62.3%           54.6%    $3,058,828      $5,600,000
    101                 1.49          1.36              71.8%           59.6%    $2,891,024      $4,850,000
    102                 1.41          1.35              57.9%            1.6%       $94,302      $5,800,000
    103                 1.97          1.75              62.4%           56.4%    $2,990,104      $5,300,000
    104                 1.91          1.79              62.1%           54.8%    $2,905,060      $5,300,000
    105                 1.18          1.15              58.8%            2.0%      $109,043      $5,500,000
    106                 1.56          1.54              61.8%           55.6%    $2,835,337      $5,100,000
    107                 1.22          1.18              72.4%           57.9%    $2,430,082      $4,200,000
    108                 1.77          1.66              56.2%           44.6%    $2,363,767      $5,300,000
    109                 1.42          1.36              74.2%           66.2%    $2,581,607      $3,900,000
    110                 1.66          1.48              66.9%           59.7%    $2,537,031      $4,250,000
    111                 2.20          1.90              54.8%           47.7%    $2,430,355      $5,100,000
    112                 2.11          1.85              49.9%           43.3%    $2,340,236      $5,400,000
    113                 1.80          1.70              54.7%           44.6%    $2,190,620      $4,915,000
    114                 1.28          1.24              62.3%           51.9%    $2,225,627      $4,285,000
    115                 1.42          1.34              75.8%           67.0%    $2,285,385      $3,410,000
    116                 1.94          1.81              51.0%           47.0%    $2,350,928      $5,000,000
    117                 2.61          2.29              40.9%           35.9%    $2,187,844      $6,100,000
    118                 2.34          2.05              47.1%           41.3%    $2,187,844      $5,300,000
    119                 1.50          1.40              74.9%           65.7%    $2,185,923      $3,325,000
    120                 1.65          1.32              71.6%           58.5%    $1,948,758      $3,330,000
    121                 2.06          1.66              53.5%           37.2%    $1,620,166      $4,350,000
    122                 1.31          1.27              29.8%           19.4%      $711,235      $2,470,000
    123                 1.31          1.27              29.8%           19.4%      $791,042      $5,270,000
    124                 2.76          2.51              42.7%           34.3%    $1,845,432      $5,375,000
    125                 1.65          1.50              63.3%           54.3%    $1,968,266      $3,625,000
    126                 1.39          1.30              79.5%           71.7%    $2,042,138      $2,850,000
    127                 1.31          1.27              32.9%           21.1%      $792,961      $4,190,000
    128                 1.31          1.27              32.9%           21.1%      $647,180      $2,620,000
    129                 2.09          1.98              52.5%           46.3%    $1,930,777      $4,170,000
    130                 1.36          1.27              15.4%           12.2%      $448,636      $3,750,000
    131                 1.36          1.27              15.4%           12.2%      $420,464      $3,180,000
    132                 1.36          1.27              15.4%           12.2%      $411,542      $3,410,000
    133                 1.36          1.27              15.4%           12.2%      $381,023      $3,330,000
    134                 1.66          1.58              61.9%           55.1%    $1,864,423      $3,385,000
    135                 1.37          1.25              73.9%           65.9%    $1,778,502      $2,700,000
    136                 1.84          1.66              61.8%           50.9%    $1,639,217      $3,220,000
    137                 1.57          1.45              71.1%           66.1%    $1,849,481      $2,800,000
    138                 1.38          1.24              79.4%           71.0%    $1,738,445      $2,450,000
    139                 1.53          1.39              63.0%           52.2%    $1,567,174      $3,000,000
    140                 2.07          2.02              46.6%           38.0%    $1,419,263      $3,730,000
    141                 1.33          1.27              28.5%           20.0%      $613,126      $3,040,000
    142                 1.33          1.27              28.5%           20.0%      $540,391      $2,740,000
    143                 2.84          2.58              34.7%           30.4%    $1,413,984      $4,650,000
    144                 2.33          2.06              46.0%           37.5%    $1,311,460      $3,500,000
    145                 1.36          1.23              58.3%            2.7%       $73,421      $2,760,000
    146                 1.40          1.39              52.2%            1.6%       $48,785      $3,060,000
    147                 2.28          2.22              41.2%           29.1%    $1,119,944      $3,850,000
    148                 2.04          2.04              40.7%            2.1%       $83,568      $3,890,000
    149                 1.51          1.45              65.5%           58.6%    $1,419,256      $2,420,000
    150                 1.45          1.36              76.9%           62.7%    $1,253,229      $2,000,000
    151                 1.59          1.51              42.6%            0.5%       $17,430      $3,400,000
    152                 1.44          1.34              59.3%            1.8%       $44,319      $2,400,000
    153                 1.36          1.30              70.9%           58.0%    $1,073,580      $1,850,000
    154                 2.00          1.98              48.0%           42.5%    $1,146,755      $2,700,000
    155                 1.69          1.67              53.3%           45.3%    $1,078,953      $2,380,000
    156                 1.32          1.27              27.0%           13.7%      $582,766      $3,360,000
    157                 1.32          1.27              27.0%           13.7%       $56,343      $1,320,000
    158                 1.41          1.30              79.5%           71.7%    $1,110,636      $1,550,000
    159                 1.36          1.30              62.7%           55.7%    $1,086,447      $1,950,000
    160                 3.37          3.21              24.7%           20.3%      $982,209      $4,830,000
    161                 2.36          2.24              43.8%            1.7%       $47,106      $2,715,000
    162                 1.43          1.40              59.3%            0.5%        $9,697      $1,950,000
    163                 1.66          1.49              35.5%            0.8%       $23,795      $3,150,000
    164                 1.82          1.74              58.0%           51.9%      $919,391      $1,770,000
    165                 1.87          1.74              61.1%           50.4%      $750,378      $1,490,000
    166                 1.67          1.54              64.6%           53.4%      $699,094      $1,310,000
    167                 1.66          1.56              64.4%           53.4%      $688,732      $1,290,000
    168                 1.85          1.69              56.8%           45.7%      $640,332      $1,400,000

                        1.77          1.64              60.8%           50.5%

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

--------------------------------------------------------------------------------------------------------------------
    MORTGAGE        VALUATION                                                              LEASE
    LOAN NO.          DATE      LARGEST TENANT(9)                                     EXPIRATION DATE         % NSF
--------------------------------------------------------------------------------------------------------------------
        1          06/01/2001   Harper Collins                                           04/30/2006           11.9%
        2          12/01/2000   Aventis Pharmaceutical, Inc.                             01/31/2010          100.0%
        3          05/14/2001   Xerox Corporation                                        09/30/2004            8.0%
        4          03/20/2001   Bed, Bath & Beyond                                       01/31/2010           17.3%
        5          06/06/2001   Shop Rite                                                06/30/2019           25.0%
        6          10/31/2000   Sears                                                    11/03/2004           29.4%
        7          04/09/2001   WAL-MART.COM                                             01/31/2012          100.0%
        8          05/29/2001   Marshall's                                               12/31/2001           28.4%
        9          06/12/2001   Metaldyne Machinery & Assembling                         07/31/2021          100.0%
       10          06/07/2001   Metaldyne Machinery & Assembling                         07/31/2021          100.0%
       11          06/11/2001   Metaldyne Machinery & Assembling                         07/31/2021          100.0%
       12          06/08/2001   Metaldyne Machinery & Assembling                         07/31/2021          100.0%
       13          06/07/2001   Metaldyne Machinery & Assembling                         07/31/2021          100.0%
       14          06/12/2001   Modified Polymer Components, Inc.                        07/31/2003            8.3%
       15          02/17/2001   Bealls                                                   04/01/2014           35.2%
       16          07/23/2001   Petsmart                                                 12/31/2021          100.0%
       17          07/16/2001   Petsmart                                                 12/31/2021          100.0%
       18          07/18/2001   Petsmart                                                 12/31/2021          100.0%
       19          06/29/2001   King Soopers, Inc.                                       06/15/2020           60.4%
       20          05/09/2001   Bed Bath & Beyond                                        01/01/2014           16.3%
       21          05/01/2001   Bel Aire Mart                                            06/30/2018           31.7%
       22          04/17/2001   Nationwide Mutual Insurance Co.                          03/31/2006           21.6%
       23          04/17/2001   Party City                                               10/31/2008           30.2%
       24          04/17/2001   John T Haller, Attorney                                  12/31/2004            9.5%
       25          01/20/2001   Pathmark                                                 07/31/2020          100.0%
       26          06/05/2001   NAP                                                         NAP                 NAP
       27          02/14/2001   DE - San Jose                                            03/31/2021          100.0%
       28          02/07/2001   DE - Scottsdale                                          03/31/2021          100.0%
       29          02/14/2001   DE - Tropicana                                           03/31/2021          100.0%
       30          02/15/2001   DE - Lawndale                                            03/31/2021          100.0%
       31          02/14/2001   DE - Oxnard                                              03/31/2021          100.0%
       32          02/09/2001   DE - Cotati                                              03/31/2021          100.0%
       33          02/18/2001   DE - Cathedral City                                      03/31/2021          100.0%
       34          02/23/2001   DE - Colton                                              03/31/2021          100.0%
       35          02/15/2001   DE - Albuquerque                                         03/31/2021          100.0%
       36          04/10/2001   Si-Tex Marine Electronics, Inc                           01/31/2005            9.6%
       37          04/19/2001   Metro Foods                                              03/31/2020           45.5%
       38          05/10/2001   NAP                                                         NAP                 NAP
       39          06/01/2001   AboveNet Communications, Inc.                            05/31/2020          100.0%
       40          06/04/2001   NAP                                                         NAP                 NAP
       41          03/07/2001   Prudential-Fox&Roach                                     12/31/2009           16.9%
       42          11/07/2000   Office Depot                                             08/31/2014           27.6%
       43          10/10/2000   NAP                                                         NAP                 NAP
       44          06/04/2001   NAP                                                         NAP                 NAP
       45          11/22/2000   Vons Supermarket #1675                                   12/31/2024           36.3%
       46          01/01/2001   NAP                                                         NAP                 NAP
       47          06/07/2001   Shaws Supermarket                                        07/01/2003           49.6%
       48          03/19/2001   Internet Management Solutions                            01/31/2005           15.5%
       49          12/12/2000   Summit Medical Group                                     06/30/2004           20.8%
       50          04/04/2001   NAP                                                         NAP                 NAP
       51          05/15/2001   River Oaks Imaging & Diagnostics                         03/31/2010           20.5%
       52          05/10/2001   T J Maxx                                                 04/30/2005           31.5%
       53          04/24/2001   NAP                                                         NAP                 NAP
       54          03/01/2001   Macy's                                                   10/31/2011          100.0%
       55          05/29/2001   NAP                                                         NAP                 NAP
       56          04/16/2001   NAP                                                         NAP                 NAP
       57          05/11/2001   NAP                                                         NAP                 NAP
       58          06/01/2001   Minyard's (24 Hour Fitness)                              03/31/2008           43.6%
       59          04/01/1998   Sears Hardware                                           11/23/2007           26.9%
       60          06/20/2001   The Kroger Co.                                           07/31/2006           37.6%
       61          03/02/2001   The News Group                                           07/31/2002           17.0%
       62          06/01/2001   Schnucks - #267                                          03/31/2014           41.3%
       63          02/01/2001   Kinko's                                                  12/31/2010           19.5%
       64          05/03/2001   NAP                                                         NAP                 NAP
       65          06/04/2001   NAP                                                         NAP                 NAP
       66          05/25/2001   OBU,Inc dba Exec Data Base                               05/31/2004           28.5%
       67          03/02/2001   Chicago ARC                                              12/31/2004            6.0%
       68          03/01/2001   Forman Mills                                             02/28/2010           40.9%
       69          05/18/2001   Ralph's Market                                           10/01/2014          100.0%
       70          03/22/2001   UIC Prevention & Research Center                         06/30/2002           21.8%
       71          06/01/2001   Nelinet                                                  01/15/2011           27.9%
       72          04/13/2001   A & R Floor Covering                                     06/30/2002            9.4%
       73          06/22/2001   R. B. Webber                                             05/31/2011          100.0%
       74          01/28/2001   Certified Grocers                                        10/01/2019           71.4%
       75          03/26/2001   Guthy Renker                                             12/31/2014           43.7%
       76          05/01/2001   Moen, Inc.                                               09/30/2010          100.0%
       77          01/01/2001   TMI Products, Inc.                                       10/04/2010          100.0%
       78          01/17/2001   Publix Store #610                                        04/30/2020           54.3%
       79          05/17/2001   COMP USA                                                 07/01/2008           33.3%
       80          04/09/2001   NAP                                                         NAP                 NAP
       81          02/14/2001   Bi-Lo, Inc.                                              02/28/2021          100.0%
       82          04/20/2001   Best Buy Co., Inc.                                       01/31/2021          100.0%
       83          07/03/2001   Dynisco LLC                                              04/30/2010           78.3%
       84          04/23/2001   Big Lots Stores, Inc.                                    01/31/2008           25.6%
       85          03/08/2001   Butte County:  Department of Social Welfare              02/18/2016           66.0%
       86          04/26/2001   Lowe's H I W, Inc.                                       10/09/2020          100.0%
       87          02/06/2001   Clover Manufacturing, Inc.                               12/31/2004           49.7%
       88          02/06/2001   Integrity Textile, Inc.                                  12/31/2004           50.0%
       89          03/01/2001   Albertson's                                              12/31/2004          100.0%
       90          03/01/2001   Albertson's                                              12/31/2004          100.0%
       91          03/01/2001   Albertson's                                              12/31/2004          100.0%
       92          03/01/2001   Ralph's Supermarket                                      12/31/2004          100.0%
       93          04/18/2001   NAP                                                         NAP                 NAP
       94          04/05/2001   County of Santa Clara                                    08/31/2011          100.0%
       95          08/01/2001   Best Buy                                                 04/01/2017          100.0%
       96          04/18/2001   NAP                                                         NAP                 NAP
       97          03/06/2001   Food Lion                                                07/18/2020           63.3%
       98          05/29/2001   Schmidt Baking Company Inc.                              02/28/2009           35.0%
       99          06/01/2001   NAP                                                         NAP                 NAP
       100         06/04/2001   NAP                                                         NAP                 NAP
       101         03/23/2001   Sneads for Men                                           11/30/2003            9.8%
       102         04/26/2001   Publix Super Markets, Inc.                               12/01/2018           70.8%
       103         05/18/2001   Vons Market - #173                                       06/30/2006           52.6%
       104         04/15/2001   Fidelity National Bank                                   07/31/2007           28.0%
       105         03/08/2001   Office Depot, Inc.                                       03/31/2015          100.0%
       106         05/20/2001   NAP                                                         NAP                 NAP
       107         12/07/2000   The Gap Inc                                              01/31/2008          100.0%
       108         07/01/2001   Airborne Freight Corporation                             07/19/2011          100.0%
       109         04/16/2001   NAP                                                         NAP                 NAP
       110         04/15/2001   Fidelity National Title                                  06/30/2008           76.2%
       111         06/13/2001   O' Tec Industries, Inc.                                  05/31/2006           24.8%
       112         04/18/2001   NAP                                                         NAP                 NAP
       113         04/10/2001   Howard C. & Karen S. McClella                            03/31/2006           14.2%
       114         04/19/2001   Office Depot, Inc.                                       09/30/2015          100.0%
       115         03/06/2001   Food Lion                                                03/31/2019           72.1%
       116         05/14/2001   Cynthia Brokaw Clark                                     09/30/2005            8.8%
       117         04/23/2001   Wipers Express, Inc.                                     12/31/2002           17.9%
       118         04/17/2001   J-star Research                                          11/01/2004           17.7%
       119         04/25/2001   NAP                                                         NAP                 NAP
       120         03/23/2001   Westburne Supply Inc.                                    12/31/2005           40.3%
       121         04/25/2001   Alta Loma School District                                10/31/2002           13.4%
       122         03/01/2001   Albertson's                                              06/30/2005          100.0%
       123         03/01/2001   Albertson's                                              12/31/2003          100.0%
       124         04/16/2001   G. Trochalakis dba Infinity Color Lab                    04/30/2003           10.3%
       125         05/01/2001   Friedman, Feiger                                         04/30/2016           69.6%
       126         11/02/2000   NAP                                                         NAP                 NAP
       127         03/01/2001   Albertson's                                              12/31/2003          100.0%
       128         03/01/2001   Albertson's                                              06/30/2005          100.0%
       129         02/19/2001   T.D. Spirits and Wines                                   03/31/2005           18.2%
       130         03/01/2001   Albertson's                                              12/31/2002          100.0%
       131         03/01/2001   Albertson's                                              12/31/2002          100.0%
       132         03/01/2001   Albertson's                                              12/31/2007          100.0%
       133         03/01/2001   Albertson's                                              12/31/2002          100.0%
       134         04/17/2001   Mentor Graphics Corporation                              07/31/2006           51.9%
       135         03/13/2001   Builders Excavating                                      06/30/2003           32.9%
       136         04/19/2001   St of CA Dept of Consumer Aff                            09/30/2004           62.6%
       137         03/23/2001   Rigo Cabrera Tile                                        04/30/2005           15.5%
       138         03/01/2001   NAP                                                         NAP                 NAP
       139         04/04/2001   Loan Link Financial Services                             11/30/2005           50.9%
       140         03/01/2001   America West Financial                                   05/31/2004           82.7%
       141         03/01/2001   Albertson's                                              12/31/2003          100.0%
       142         03/01/2001   Albertson's                                              12/31/2003          100.0%
       143         06/01/2001   Prudential Insurance Co. of America                      07/31/2005           36.8%
       144         03/16/2001   Auto Care +                                                 MTM               10.7%
       145         03/26/2001   NAP                                                         NAP                 NAP
       146         03/27/2001   Walgreens                                                06/30/2020          100.0%
       147         05/02/2001   NAP                                                         NAP                 NAP
       148         12/04/2000   GMS Realty LLC                                           01/22/2063          100.0%
       149         03/02/2001   Hubcaps Restaurant                                       11/30/2010           26.9%
       150         03/07/2001   NAP                                                         NAP                 NAP
       151         01/29/2001   Far East American, Inc.                                  12/31/2010           59.2%
       152         06/08/2001   Harutun Cifci t/a United Autobody                        11/30/2002           35.8%
       153         02/13/2001   NAP                                                         NAP                 NAP
       154         04/02/2001   Walgreens                                                06/30/2059          100.0%
       155         03/19/2001   Walgreens                                                04/30/2059          100.0%
       156         03/01/2001   Albertson's                                              12/31/2003          100.0%
       157         03/01/2001   Sav-on-Drugs                                             12/31/2003          100.0%
       158         11/02/2000   NAP                                                         NAP                 NAP
       159         06/05/2001   NAP                                                         NAP                 NAP
       160         03/10/2001   Mandel Buder & Verges Law Firm                           02/28/2006           72.4%
       161         04/04/2001   NAP                                                         NAP                 NAP
       162         02/05/2001   NAP                                                         NAP                 NAP
       163         04/16/2001   TRW Astro Aerospace                                      12/31/2004          100.0%
       164         03/02/2001   Take One Video (Family Video Enterprises)                03/31/2002           27.7%
       165         04/07/2001   Blockbuster Video, Inc.                                  06/30/2006           58.3%
       166         04/05/2001   TBO, LLC dba Mattress Gallery                            06/30/2004           55.6%
       167         04/09/2001   Box Office Video                                         03/01/2005           50.0%
       168         03/05/2001   NAP                                                         NAP                 NAP



APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

-----------------------------------------------------------------------------------------------------------------------------------
 MORTGAGE                                                    LEASE
 LOAN NO.  SECOND LARGEST TENANT(9)                     EXPIRATION DATE          % NSF       THIRD LARGEST TENANT(9)
-----------------------------------------------------------------------------------------------------------------------------------
     1     Arthur Anderson                                 04/30/2004             6.9%       Manhattan Parking
     2     NAP                                                NAP                  NAP       NAP
     3     Linsco/Private Ledger                           08/31/2002             7.9%       Fitzhugh and Associates
     4     Babies R Us                                     01/31/2014            16.0%       Marshalls (TJX)
     5     Office Max                                      06/30/2008            12.7%       Linens N' Things
     6     J.C. Penney                                     10/31/2009            23.0%       Limited/Limited Too/Bath & Body
     7     NAP                                                NAP                  NAP       NAP
     8     The Sports Authority                            04/30/2005            26.0%       Comp USA
     9     NAP                                                NAP                  NAP       NAP
    10     NAP                                                NAP                  NAP       NAP
    11     NAP                                                NAP                  NAP       NAP
    12     NAP                                                NAP                  NAP       NAP
    13     NAP                                                NAP                  NAP       NAP
    14     Recif                                           07/31/2003             4.1%       Informed Diagnostics, Inc.
    15     PetsMart                                        05/01/2014            13.7%       Staples
    16     NAP                                                NAP                  NAP       NAP
    17     NAP                                                NAP                  NAP       NAP
    18     NAP                                                NAP                  NAP       NAP
    19     Jordan Wine and Spirits                         07/31/2005             5.0%       Hallmark Cards
    20     TJ Max/Marshalls                                08/01/2008            13.7%       Petsmart
    21     Orchard Supply                                  01/31/2019            28.3%       Longs Drug Stores
    22     Progressive Casualty Insurance Co.              04/30/2003            10.8%       ATI
    23     Hacker Helper                                   09/30/2008            21.9%       Hollywood Video
    24     Gateway Engineer                                01/31/2002             7.1%       Assurance Settlement
    25     NAP                                                NAP                  NAP       NAP
    26     NAP                                                NAP                  NAP       NAP
    27     NAP                                                NAP                  NAP       NAP
    28     NAP                                                NAP                  NAP       NAP
    29     NAP                                                NAP                  NAP       NAP
    30     NAP                                                NAP                  NAP       NAP
    31     NAP                                                NAP                  NAP       NAP
    32     NAP                                                NAP                  NAP       NAP
    33     NAP                                                NAP                  NAP       NAP
    34     NAP                                                NAP                  NAP       NAP
    35     NAP                                                NAP                  NAP       NAP
    36     Verizon of Florida, Inc.                        04/30/2004             8.1%       Lifestyle Family Fitness, LLC
    37     Rite Aid                                        08/31/2004            11.7%       Colbert Matz
    38     NAP                                                NAP                  NAP       NAP
    39     NAP                                                NAP                  NAP       NAP
    40     NAP                                                NAP                  NAP       NAP
    41     New Castle County                               06/30/2004            11.0%       Wagner's True Value
    42     Grape and Grain Wine                            10/31/2010             7.2%       Pro-Golf
    43     NAP                                                NAP                  NAP       NAP
    44     NAP                                                NAP                  NAP       NAP
    45     Sav-on Drugs #9605                              05/11/2013            17.4%       Safeway
    46     NAP                                                NAP                  NAP       NAP
    47     Joey'z Shopping Spree                           11/01/2005             8.6%       Hometown Buffet
    48     Liberty Home Care                               12/31/2002            10.3%       Loman Garrett
    49     LM Berry                                        12/31/2004            19.1%       Perfect Serve, Inc.
    50     NAP                                                NAP                  NAP       NAP
    51     Blockkbuster Videos, Inc.                       11/30/2006            11.2%       The Mattress Firm
    52     Greenbacks, Inc.                                01/31/2007            12.1%       Wherehouse Records
    53     NAP                                                NAP                  NAP       NAP
    54     NAP                                                NAP                  NAP       NAP
    55     NAP                                                NAP                  NAP       NAP
    56     NAP                                                NAP                  NAP       NAP
    57     NAP                                                NAP                  NAP       NAP
    58     Hancock Fabrics                                 12/31/2004             7.9%       Cato Corporation
    59     Burro Corp. (Foodtown)                          10/31/2002            25.2%       Pharmacy Services (Roselle Pharmacy)
    60     Grand Harbour Import Company                    11/30/2002            11.7%       Tuesday Morning, Inc.
    61     RPM                                             12/31/2003            17.0%       Compax
    62     Bit Lots #201                                   01/31/2002            14.9%       Fashion Bug #2842
    63     The Mattress Firm                               01/31/2011            17.2%       Carpet Mills
    64     NAP                                                NAP                  NAP       NAP
    65     NAP                                                NAP                  NAP       NAP
    66     Forsythe Technology                             06/30/2003             5.6%       Mullaly Marketing
    67     Dowd & Bloch                                    05/31/2011             3.9%       Foundation for Excellence
    68     Five Star Buffet (Golden Ox)                    10/31/2009             8.9%       Blockbuster Video
    69     NAP                                                NAP                  NAP       NAP
    70     Cardenas/Fernandez                              05/31/2003             8.8%       UIC Prevention & Research Center
    71     State Farm Mutual                               02/28/2006            17.4%       IT Solutions, Inc
    72     Yuan Chao Lian                                  05/31/2002             3.5%       The Ivy Guild
    73     NAP                                                NAP                  NAP       NAP
    74     Associates Financial                            10/31/2001             3.5%       Lata Daswani/Manisha Daswani
    75     Landes Slezak Group                             12/31/2002            10.9%       Benson Family Medical Group
    76     NAP                                                NAP                  NAP       NAP
    77     NAP                                                NAP                  NAP       NAP
    78     Video Warehouse TLH Inc                         08/15/2005             9.2%       Hobbit Hoagies
    79     Bally Fitness                                   07/31/2010            30.7%       Turner's Outdoorsman
    80     NAP                                                NAP                  NAP       NAP
    81     NAP                                                NAP                  NAP       NAP
    82     NAP                                                NAP                  NAP       NAP
    83     Cisco Systems, Inc                              05/31/2005            21.7%       NAP
    84     Harbor Freight Tools USA                        04/30/2007            10.9%       Shoe Carnival, Inc.
    85     Oroville Union High School District             02/18/2016            13.2%       Butte County:  Public Health
    86     NAP                                                NAP                  NAP       NAP
    87     Lannett Co., Inc.                               04/30/2004            27.9%       Keymar
    88     Iron Mountain Records Management Co., Inc       10/31/2004            50.0%       NAP
    89     NAP                                                NAP                  NAP       NAP
    90     NAP                                                NAP                  NAP       NAP
    91     NAP                                                NAP                  NAP       NAP
    92     NAP                                                NAP                  NAP       NAP
    93     NAP                                                NAP                  NAP       NAP
    94     NAP                                                NAP                  NAP       NAP
    95     NAP                                                NAP                  NAP       NAP
    96     NAP                                                NAP                  NAP       NAP
    97     Family Dollar                                   12/31/2005            15.4%       Bell South Personal Communications LLC
    98     RLR Inc                                         01/30/2010            31.2%       WR Grace & Co.
    99     NAP                                                NAP                  NAP       NAP
    100    NAP                                                NAP                  NAP       NAP
    101    Talbots                                         01/31/2003             9.6%       Sylvan Learning Center
    102    William Frank DVM                               09/30/2004             7.5%       Liquors 46, Inc.
    103    Eddy's Family Restaurant                        01/31/2001             6.4%       Q Furniture
    104    Nevada Bob's                                    07/31/2002            15.5%       Tokyo Lobby
    105    NAP                                                NAP                  NAP       NAP
    106    NAP                                                NAP                  NAP       NAP
    107    NAP                                                NAP                  NAP       NAP
    108    NAP                                                NAP                  NAP       NAP
    109    NAP                                                NAP                  NAP       NAP
    110    Chidester & Associates                          09/30/2005            23.8%       NAP
    111    Fannon-Luers Associates, Inc.                   11/01/2002            17.1%       Fabrication Designs, Inc.
    112    NAP                                                NAP                  NAP       NAP
    113    Emerald Coast Bank                              03/31/2011            12.5%       Payless
    114    NAP                                                NAP                  NAP       NAP
    115    Family Dollar Stores of Georgia Inc             12/31/2005            17.5%       Sun Nails
    116    Robert Swanson                                  07/31/2003             7.2%       Dave Mokros DBA
    117    Creative Companies, LLC                         09/30/2004             8.2%       International Foods & Conference
    118    Sequel Concepts                                 04/03/2003            13.3%       Denville Scientifique, Inc.
    119    NAP                                                NAP                  NAP       NAP
    120    Soteria Family Health                           03/31/2011            15.3%       Carlson Companies
    121    Baseline Animal Hospital                        12/31/2002             5.8%       Five Star Catering Service
    122    NAP                                                NAP                  NAP       NAP
    123    NAP                                                NAP                  NAP       NAP
    124    Nanostructures                                  11/30/2003             8.9%       Philip Goldworth dba CGRAFX
    125    Sapphire Technologies                           12/31/2003            17.7%       Sun Temporary
    126    NAP                                                NAP                  NAP       NAP
    127    NAP                                                NAP                  NAP       NAP
    128    NAP                                                NAP                  NAP       NAP
    129    Health South                                    10/31/2005            12.1%       Subway Real Estate Corp.
    130    NAP                                                NAP                  NAP       NAP
    131    NAP                                                NAP                  NAP       NAP
    132    NAP                                                NAP                  NAP       NAP
    133    NAP                                                NAP                  NAP       NAP
    134    Eastman Insurance Agency                        02/28/2007            38.0%       GATS Ventures
    135    Cleveland Architectural Hardware                11/30/2002            15.2%       Diamond Tech Machine
    136    Radian Int'l                                    04/14/2003            37.4%       NAP
    137    Gary's Glass                                    01/31/2005            11.1%       Orlando Sentinel
    138    NAP                                                NAP                  NAP       NAP
    139    Pension Professionals                           02/28/2005            12.8%       Gillings & Associates
    140    Giti International Oriental Rugs                02/28/2016            17.3%       NAP
    141    NAP                                                NAP                  NAP       NAP
    142    NAP                                                NAP                  NAP       NAP
    143    Bank of Stockdale                               05/31/2007            19.4%       Michael Goldring
    144    Holley Generator                                04/30/2004            10.0%       Group Video
    145    NAP                                                NAP                  NAP       NAP
    146    NAP                                                NAP                  NAP       NAP
    147    NAP                                                NAP                  NAP       NAP
    148    NAP                                                NAP                  NAP       NAP
    149    Pendleton Woolen Mills                          08/31/2002            24.8%       Koreana Kitchen
    150    NAP                                                NAP                  NAP       NAP
    151    Mystique Films                                  12/31/2004            40.8%       NAP
    152    PGM MINA, Inc.                                  02/28/2003            14.0%       S&W Foreign Cars Services, Inc.
    153    NAP                                                NAP                  NAP       NAP
    154    NAP                                                NAP                  NAP       NAP
    155    NAP                                                NAP                  NAP       NAP
    156    NAP                                                NAP                  NAP       NAP
    157    NAP                                                NAP                  NAP       NAP
    158    NAP                                                NAP                  NAP       NAP
    159    NAP                                                NAP                  NAP       NAP
    160    William Bayne                                   06/30/2004            27.6%       NAP
    161    NAP                                                NAP                  NAP       NAP
    162    NAP                                                NAP                  NAP       NAP
    163    NAP                                                NAP                  NAP       NAP
    164    Gold N Goodies                                  03/31/2002            18.4%       Johnny's Donuts
    165    Melissa Grubb/96th Street Beach, Inc.           03/31/2006            13.9%       Indy Wrapps, LLC dba Thatsa Wrap
    166    Star Maker One Hour Photo, Inc.                 11/30/2005            11.1%       Karma Records
    167    Kat's Pub, Inc.                                 05/30/2004            16.7%       Great Clips
    168    NAP                                                NAP                  NAP       NAP


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE        LEASE                           INSURANCE               TAX         CAPITAL EXPENDITURE                TI/LC
LOAN NO.   EXPIRATION DATE         % NSF     ESCROW IN PLACE      ESCROW IN PLACE   ESCROW IN PLACE(10)         ESCROW IN PLACE(11)
------------------------------------------------------------------------------------------------------------------------------------
    1        10/31/2016             5.4%            No                  No                  No                          No
    2            NAP                 NAP           Yes                  Yes                 No                          No
    3        12/31/2002             6.7%            No                  Yes                 No                          No
    4        10/31/2009            13.5%            No                  Yes                 Yes                         No
    5        06/30/2003            12.5%           Yes                  Yes                 Yes                         Yes
    6        01/31/2006             2.5%           Yes                  Yes                 Yes                         No
    7            NAP                 NAP            No                  No                  Yes                         No
    8        11/30/2004            17.7%            No                  No                  No                          No
    9            NAP                 NAP            No                  No                  Yes                         No
   10            NAP                 NAP            No                  No                  Yes                         No
   11            NAP                 NAP            No                  No                  Yes                         No
   12            NAP                 NAP            No                  No                  Yes                         No
   13            NAP                 NAP            No                  No                  Yes                         No
   14        02/28/2003             4.1%            No                  Yes                 Yes                         No
   15        05/01/2014            12.6%            No                  Yes                 Yes                         No
   16            NAP                 NAP            No                  No                  No                          No
   17            NAP                 NAP            No                  No                  No                          No
   18            NAP                 NAP            No                  No                  No                          No
   19        08/31/2005             4.1%            No                  Yes                 No                          Yes
   20        01/31/2014            12.5%            No                  Yes                 Yes                         No
   21        10/13/2024            15.0%            No                  Yes                 Yes                         No
   22        11/30/2002            10.6%           Yes                  Yes                 Yes                         No
   23        10/31/2008            19.1%           Yes                  Yes                 Yes                         No
   24        11/30/2003             7.1%           Yes                  Yes                 Yes                         No
   25            NAP                 NAP            No                  No                  Yes                         Yes
   26            NAP                 NAP            No                  Yes                 No                          No
   27            NAP                 NAP            No                  Yes                 Yes                         No
   28            NAP                 NAP            No                  Yes                 Yes                         No
   29            NAP                 NAP            No                  Yes                 Yes                         No
   30            NAP                 NAP            No                  Yes                 Yes                         No
   31            NAP                 NAP            No                  Yes                 Yes                         No
   32            NAP                 NAP            No                  Yes                 Yes                         No
   33            NAP                 NAP            No                  Yes                 Yes                         No
   34            NAP                 NAP            No                  Yes                 Yes                         No
   35            NAP                 NAP            No                  Yes                 Yes                         No
   36        05/31/2006             6.8%           Yes                  Yes                 Yes                         Yes
   37        04/30/2004             4.5%           Yes                  Yes                 Yes                         No
   38            NAP                 NAP            No                  Yes                 No                          No
   39            NAP                 NAP            No                  No                  No                          No
   40            NAP                 NAP           Yes                  Yes                 Yes                         No
   41        01/31/2006             8.1%           Yes                  Yes                 Yes                         Yes
   42        01/01/2009             6.3%           Yes                  Yes                 No                          Yes
   43            NAP                 NAP           Yes                  Yes                 Yes                         No
   44            NAP                 NAP            No                  Yes                 No                          No
   45        11/30/2003            16.7%            No                  No                  No                          Yes
   46            NAP                 NAP           Yes                  Yes                 Yes                         No
   47        12/01/2010             6.9%            No                  Yes                 No                          No
   48        04/30/2002             7.8%           Yes                  Yes                 Yes                         No
   49        10/31/2005             7.6%           Yes                  Yes                 No                          Yes
   50            NAP                 NAP           Yes                  Yes                 Yes                         No
   51        03/31/2005             6.8%           Yes                  Yes                 No                          No
   52        03/31/2006             7.4%           Yes                  Yes                 Yes                         Yes
   53            NAP                 NAP           Yes                  Yes                 Yes                         No
   54            NAP                 NAP            No                  No                  No                          No
   55            NAP                 NAP            No                  Yes                 No                          No
   56            NAP                 NAP            No                  Yes                 No                          No
   57            NAP                 NAP            No                  Yes                 Yes                         No
   58        03/01/2004             5.4%            No                  Yes                 Yes                         Yes
   59        05/31/2008             6.4%           Yes                  Yes                 Yes                         Yes
   60        01/15/2006             6.1%            No                  No                  Yes                         No
   61        07/31/2004             8.5%           Yes                  Yes                 Yes                         No
   62        01/31/2004             8.5%            No                  No                  No                          No
   63        04/30/2006            11.7%            No                  Yes                 No                          Yes
   64            NAP                 NAP            No                  Yes                 No                          No
   65            NAP                 NAP            No                  Yes                 Yes                         No
   66        09/30/2002             5.4%            No                  Yes                 Yes                         Yes
   67        06/30/2004             3.9%            No                  Yes                 Yes                         No
   68        01/31/2006             8.9%            No                  Yes                 Yes                         Yes
   69            NAP                 NAP            No                  No                  No                          No
   70        06/30/2004             8.2%            No                  Yes                 Yes                         Yes
   71        01/15/2008            10.5%           Yes                  Yes                 Yes                         Yes
   72        11/30/2001             3.5%           Yes                  Yes                 Yes                         No
   73            NAP                 NAP            No                  Yes                 Yes                         Yes
   74        11/14/2003             3.1%           Yes                  Yes                 Yes                         Yes
   75        08/31/2003             5.5%            No                  Yes                 Yes                         Yes
   76            NAP                 NAP           Yes                  Yes                 Yes                         No
   77            NAP                 NAP           Yes                  Yes                 Yes                         Yes
   78        11/30/2005             5.4%            No                  Yes                 No                          No
   79        02/28/2004            10.9%            No                  Yes                 No                          No
   80            NAP                 NAP           Yes                  Yes                 Yes                         No
   81            NAP                 NAP            No                  No                  No                          No
   82            NAP                 NAP            No                  No                  No                          No
   83            NAP                 NAP           Yes                  Yes                 No                          No
   84        01/31/2004            10.3%            No                  No                  No                          No
   85        02/18/2016             5.1%            No                  Yes                 No                          No
   86            NAP                 NAP            No                  No                  No                          No
   87        08/31/2001            22.4%           Yes                  Yes                 Yes                         Yes
   88            NAP                 NAP           Yes                  Yes                 Yes                         Yes
   89            NAP                 NAP            No                  No                  No                          No
   90            NAP                 NAP            No                  No                  No                          No
   91            NAP                 NAP            No                  No                  No                          No
   92            NAP                 NAP            No                  No                  No                          No
   93            NAP                 NAP           Yes                  Yes                 Yes                         No
   94            NAP                 NAP            No                  Yes                 No                          No
   95            NAP                 NAP            No                  Yes                 No                          No
   96            NAP                 NAP           Yes                  Yes                 Yes                         No
   97        11/30/2003             4.0%           Yes                  Yes                 No                          Yes
   98        04/30/2002            26.3%            No                  Yes                 No                          No
   99            NAP                 NAP            No                  Yes                 Yes                         No
   100           NAP                 NAP           Yes                  Yes                 No                          No
   101       09/30/2005             9.3%           Yes                  Yes                 No                          No
   102       08/31/2004             3.7%            No                  No                  No                          No
   103       12/31/2006             4.5%            No                  Yes                 Yes                         Yes
   104       07/31/2004            14.1%           Yes                  Yes                 Yes                         No
   105           NAP                 NAP           Yes                  Yes                 Yes                         No
   106           NAP                 NAP            No                  Yes                 Yes                         No
   107           NAP                 NAP            No                  Yes                 No                          No
   108           NAP                 NAP            No                  No                  No                          No
   109           NAP                 NAP            No                  Yes                 No                          No
   110           NAP                 NAP           Yes                  Yes                 Yes                         Yes
   111       01/31/2004            14.5%            No                  Yes                 No                          No
   112           NAP                 NAP           Yes                  Yes                 Yes                         No
   113       04/30/2011             9.6%           Yes                  Yes                 Yes                         Yes
   114           NAP                 NAP           Yes                  Yes                 Yes                         No
   115       11/14/2005             2.6%           Yes                  Yes                 No                          No
   116       07/31/2003             7.0%            No                  Yes                 No                          No
   117       01/31/2005             8.2%            No                  No                  No                          No
   118       08/31/2004             9.5%            No                  No                  No                          No
   119           NAP                 NAP           Yes                  Yes                 Yes                         No
   120       02/28/2002            11.6%           Yes                  Yes                 No                          Yes
   121       03/31/2003             5.4%            No                  No                  No                          No
   122           NAP                 NAP            No                  No                  No                          No
   123           NAP                 NAP            No                  No                  No                          No
   124       07/31/2003             8.8%            No                  No                  No                          No
   125       10/31/2003            12.7%           Yes                  Yes                 Yes                         Yes
   126           NAP                 NAP           Yes                  Yes                 Yes                         No
   127           NAP                 NAP            No                  No                  No                          No
   128           NAP                 NAP            No                  No                  No                          No
   129       04/30/2005             6.1%            No                  No                  No                          No
   130           NAP                 NAP            No                  No                  No                          No
   131           NAP                 NAP            No                  No                  No                          No
   132           NAP                 NAP            No                  No                  No                          No
   133           NAP                 NAP            No                  No                  No                          No
   134       03/31/2005            10.1%            No                  Yes                 Yes                         Yes
   135       03/31/2003             9.7%           Yes                  Yes                 Yes                         Yes
   136           NAP                 NAP           Yes                  Yes                 Yes                         Yes
   137       04/30/2003            11.1%           Yes                  Yes                 No                          No
   138           NAP                 NAP           Yes                  Yes                 Yes                         No
   139       02/28/2004            12.1%           Yes                  Yes                 Yes                         Yes
   140           NAP                 NAP            No                  Yes                 Yes                         No
   141           NAP                 NAP            No                  No                  No                          No
   142           NAP                 NAP            No                  No                  No                          No
   143       05/05/2005            12.7%           Yes                  Yes                 No                          No
   144       11/30/2002             6.8%           Yes                  Yes                 No                          No
   145           NAP                 NAP            No                  No                  No                          No
   146           NAP                 NAP            No                  No                  No                          No
   147           NAP                 NAP            No                  No                  No                          No
   148           NAP                 NAP            No                  No                  No                          No
   149       04/30/2008            16.5%           Yes                  Yes                 No                          No
   150           NAP                 NAP           Yes                  Yes                 Yes                         No
   151           NAP                 NAP            No                  No                  No                          No
   152       04/30/2006             7.2%           Yes                  Yes                 Yes                         Yes
   153           NAP                 NAP           Yes                  Yes                 Yes                         No
   154           NAP                 NAP            No                  No                  No                          No
   155           NAP                 NAP            No                  No                  No                          No
   156           NAP                 NAP            No                  No                  No                          No
   157           NAP                 NAP            No                  No                  No                          No
   158           NAP                 NAP           Yes                  Yes                 Yes                         No
   159           NAP                 NAP           Yes                  Yes                 Yes                         No
   160           NAP                 NAP            No                  No                  No                          No
   161           NAP                 NAP           Yes                  Yes                 No                          No
   162           NAP                 NAP           Yes                  Yes                 Yes                         No
   163           NAP                 NAP            No                  No                  No                          No
   164       02/28/2002            14.0%           Yes                  Yes                 No                          No
   165       06/30/2003            13.9%           Yes                  Yes                 Yes                         No
   166       05/31/2006            11.1%           Yes                  Yes                 Yes                         Yes
   167       12/31/2005            16.7%           Yes                  Yes                 Yes                         Yes
   168           NAP                 NAP           Yes                  Yes                 No                          No


                                                  38.0%                71.8%               51.7%                       26.4%

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

--------------------------------------------------------------------------------------------------------------------------------
MORTGAGE            OTHER                   SPRINGING             INITIAL CAPITAL EXPENDITURE       MONTHLY CAPITAL EXPENDITURE
LOAN NO.   ESCROW DESCRIPTION(12)     ESCROW DESCRIPTION(13)            ESCROW REQUIREMENT(14)            ESCROW REQUIREMENT(15)
--------------------------------------------------------------------------------------------------------------------------------
    1                NAP                       NAP                                         $0                                $0
    2                NAP                      TI/LC                                        $0                                $0
    3                NAP                       NAP                                         $0                                $0
    4       Special Lease Deposit       Insurance, TI/LC                                   $0                            $2,925
    5          Tenant Holdback                 NAP                                    $10,000                            $3,015
    6                NAP                       NAP                                         $0                           $13,808
    7                NAP                       NAP                                         $0                            $1,760
    8                NAP             Tax, Insurance, Cap Ex                                $0                                $0
    9                NAP                 Tax, Insurance                               $37,550                                $0
   10                NAP                 Tax, Insurance                              $238,609                                $0
   11                NAP                 Tax, Insurance                              $224,459                                $0
   12                NAP                 Tax, Insurance                              $347,492                                $0
   13                NAP                 Tax, Insurance                              $151,890                                $0
   14                NAP                    Insurance                                      $0                            $5,588
   15                NAP                    Insurance                                  $2,372                            $2,372
   16                NAP             Tax, Insurance, Cap Ex                                $0                                $0
   17                NAP             Tax, Insurance, Cap Ex                                $0                                $0
   18                NAP             Tax, Insurance, Cap Ex                                $0                                $0
   19                NAP                       NAP                                         $0                                $0
   20                NAP                    Insurance                                  $2,729                            $2,729
   21                NAP                       NAP                                         $0                            $2,512
   22                NAP                       NAP                                     $1,432                            $1,432
   23                NAP                       NAP                                       $393                              $393
   24                NAP                       NAP                                       $275                              $275
   25     Construction Obligations             NAP                                         $0                              $787
   26                NAP                       NAP                                         $0                                $0
   27                NAP                    Insurance                                      $0                              $170
   28                NAP                    Insurance                                      $0                              $159
   29                NAP                    Insurance                                      $0                              $527
   30                NAP                    Insurance                                      $0                              $216
   31                NAP                    Insurance                                      $0                              $169
   32                NAP                    Insurance                                      $0                              $227
   33                NAP                    Insurance                                      $0                              $295
   34                NAP                    Insurance                                      $0                              $238
   35                NAP                    Insurance                                      $0                              $163
   36                NAP                       NAP                                         $0                            $2,536
   37                NAP                       NAP                                    $12,088                            $1,513
   38                NAP                       NAP                                         $0                                $0
   39                NAP                       NAP                                         $0                                $0
   40                NAP                       NAP                                    $73,438                            $7,000
   41                NAP                       NAP                                    $50,375                              $781
   42                NAP                       NAP                                         $0                                $0
   43                NAP                       NAP                                         $0                            $2,667
   44                NAP                       NAP                                         $0                                $0
   45          Tenant Holdback                 NAP                                         $0                                $0
   46          Equipment Lease                 NAP                                    $21,404                           $21,404
   47                NAP                       NAP                                         $0                                $0
   48                NAP                       NAP                                         $0                            $2,488
   49                NAP                       NAP                                         $0                                $0
   50                NAP                       NAP                                    $59,250                            $3,750
   51     Certificate of Occupancy            TI/LC                                        $0                                $0
   52                NAP                       NAP                                         $0                            $1,573
   53                NAP                       NAP                                    $12,296                            $1,600
   54                NAP                 Tax, Insurance                                    $0                                $0
   55                NAP                       NAP                                         $0                                $0
   56                NAP                       NAP                                         $0                                $0
   57                NAP                       NAP                                     $1,550                            $1,550
   58                NAP                       NAP                                    $12,800                                $0
   59                NAP                      TI/LC                                    $1,250                            $1,250
   60                NAP                      TI/LC                                  $275,000                                $0
   61                NAP                      TI/LC                                        $0                            $1,432
   62                NAP                       NAP                                         $0                                $0
   63                NAP                       NAP                                         $0                                $0
   64                NAP                       NAP                                         $0                                $0
   65                NAP                       NAP                                 $1,875,000                            $5,000
   66                NAP                     Cap Ex                                   $21,186                                $0
   67            Ground Rent                Insurance                                 $77,317                            $3,630
   68                NAP                       NAP                                         $0                            $1,351
   69                NAP              Tax, Insurance, TI/LC                                $0                                $0
   70                NAP                    Insurance                                 $13,532                            $1,607
   71        Occupancy Holdback                NAP                                    $52,500                              $692
   72                NAP                       NAP                                   $208,637                                $0
   73                NAP                       NAP                                         $0                              $347
   74                NAP                      TI/LC                                    $1,840                              $920
   75                NAP                    Insurance                                  $6,563                            $1,028
   76                NAP                       NAP                                    $17,500                            $2,053
   77                NAP                       NAP                                         $0                            $1,083
   78                NAP                       NAP                                         $0                                $0
   79                NAP                       NAP                                         $0                                $0
   80                NAP                       NAP                                    $23,594                            $1,700
   81                NAP                 Tax, Insurance                                    $0                                $0
   82                NAP                 Tax, Insurance                                    $0                                $0
   83                NAP                      TI/LC                                        $0                                $0
   84                NAP                       NAP                                         $0                                $0
   85                NAP                    Insurance                                      $0                                $0
   86                NAP                 Tax, Insurance                                    $0                                $0
   87          Vacancy Reserve                 NAP                                         $0                            $1,054
   88                NAP                       NAP                                    $50,000                            $1,267
   89                NAP                 Tax, Insurance                                    $0                                $0
   90                NAP                 Tax, Insurance                                    $0                                $0
   91                NAP                 Tax, Insurance                                    $0                                $0
   92                NAP                 Tax, Insurance                                    $0                                $0
   93                NAP                       NAP                                         $0                            $5,104
   94                NAP                    Insurance                                      $0                                $0
   95                NAP                       NAP                                         $0                                $0
   96                NAP                       NAP                                         $0                            $3,180
   97                NAP                       NAP                                         $0                                $0
   98                NAP                       NAP                                         $0                                $0
   99                NAP                       NAP                                    $76,000                            $4,400
   100               NAP                       NAP                                         $0                                $0
   101               NAP                       NAP                                         $0                                $0
   102               NAP                       NAP                                         $0                                $0
   103               NAP                       NAP                                    $30,000                                $0
   104               NAP                       NAP                                     $1,885                              $385
   105               NAP                      TI/LC                                        $0                              $335
   106               NAP                     Cap Ex                                   $21,220                                $0
   107               NAP                       Tax                                         $0                                $0
   108               NAP                       NAP                                         $0                                $0
   109               NAP                       NAP                                         $0                                $0
   110               NAP                      TI/LC                                      $382                              $382
   111               NAP                      TI/LC                                        $0                                $0
   112               NAP                       NAP                                         $0                            $4,622
   113               NAP                       NAP                                       $323                              $323
   114               NAP                      TI/LC                                        $0                              $315
   115               NAP                       NAP                                         $0                                $0
   116               NAP                       NAP                                         $0                                $0
   117               NAP             Tax, Insurance, Cap Ex                                $0                                $0
   118               NAP             Tax, Insurance, Cap Ex                                $0                                $0
   119               NAP                       NAP                                         $0                            $1,692
   120               NAP                       NAP                                         $0                                $0
   121               NAP                      TI/LC                                        $0                                $0
   122               NAP                 Tax, Insurance                                    $0                                $0
   123               NAP                 Tax, Insurance                                    $0                                $0
   124               NAP                    Insurance                                      $0                                $0
   125               NAP                       NAP                                       $295                              $295
   126               NAP                       NAP                                         $0                            $1,500
   127               NAP                 Tax, Insurance                                    $0                                $0
   128               NAP                 Tax, Insurance                                    $0                                $0
   129               NAP                      TI/LC                                        $0                                $0
   130               NAP                 Tax, Insurance                                    $0                                $0
   131               NAP                 Tax, Insurance                                    $0                                $0
   132               NAP                 Tax, Insurance                                    $0                                $0
   133               NAP                 Tax, Insurance                                    $0                                $0
   134               NAP                       NAP                                       $165                              $165
   135               NAP                       NAP                                         $0                              $431
   136               NAP                      TI/LC                                        $0                              $640
   137               NAP                       NAP                                         $0                                $0
   138               NAP                       NAP                                    $20,731                            $1,875
   139               NAP                       NAP                                         $0                              $335
   140               NAP                    Insurance                                      $0                              $459
   141               NAP                 Tax, Insurance                                    $0                                $0
   142               NAP                 Tax, Insurance                                    $0                                $0
   143               NAP                       NAP                                         $0                                $0
   144               NAP                       NAP                                         $0                                $0
   145               NAP                       NAP                                         $0                                $0
   146               NAP                       NAP                                         $0                                $0
   147               NAP                       NAP                                         $0                                $0
   148               NAP                 Tax, Insurance                                    $0                                $0
   149               NAP                       NAP                                         $0                                $0
   150               NAP                       NAP                                         $0                              $979
   151               NAP                       NAP                                         $0                                $0
   152               NAP                       NAP                                         $0                              $392
   153               NAP                       NAP                                         $0                              $625
   154               NAP                 Tax, Insurance                                    $0                                $0
   155               NAP                       NAP                                         $0                                $0
   156               NAP                 Tax, Insurance                                    $0                                $0
   157               NAP                 Tax, Insurance                                    $0                                $0
   158               NAP                       NAP                                    $35,516                            $1,000
   159               NAP                       NAP                                         $0                              $512
   160               NAP                       NAP                                         $0                                $0
   161               NAP                       NAP                                         $0                                $0
   162               NAP                       NAP                                         $0                              $325
   163               NAP                       NAP                                         $0                                $0
   164               NAP                       NAP                                         $0                                $0
   165               NAP                      TI/LC                                        $0                              $275
   166               NAP                       NAP                                         $0                              $264
   167               NAP                       NAP                                         $0                              $120
   168               NAP                       NAP                                         $0                                $0


                                                                                   $4,070,839                          $141,965

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

--------------------------------------------------------------------------------------------------------------------------------
MORTGAGE   CURRENT CAPITAL EXPENDITURE                     INITIAL TI/LC                MONTHLY TI/LC              CURRENT TI/LC
LOAN NO.            ESCROW BALANCE(16)            ESCROW REQUIREMENT(17)       ESCROW REQUIREMENT(18)         ESCROW BALANCE(19)
--------------------------------------------------------------------------------------------------------------------------------
    1                              $0                                $0                           $0                         $0
    2                              $0                                $0                           $0                         $0
    3                              $0                                $0                           $0                         $0
    4                          $2,925                                $0                           $0                         $0
    5                         $10,000                            $7,612                       $7,612                     $7,612
    6                        $110,464                                $0                           $0                         $0
    7                              $0                                $0                           $0                         $0
    8                              $0                                $0                           $0                         $0
    9                         $38,121                                $0                           $0                         $0
   10                        $239,760                                $0                           $0                         $0
   11                        $224,712                                $0                           $0                         $0
   12                        $348,103                                $0                           $0                         $0
   13                        $152,483                                $0                           $0                         $0
   14                              $0                                $0                           $0                         $0
   15                          $7,130                                $0                           $0                         $0
   16                              $0                                $0                           $0                         $0
   17                              $0                                $0                           $0                         $0
   18                              $0                                $0                           $0                         $0
   19                              $0                                $0                       $2,000                         $0
   20                          $2,729                                $0                           $0                         $0
   21                              $0                                $0                           $0                         $0
   22                              $0                                $0                           $0                   $300,000
   23                          $4,201                                $0                           $0                   $300,000
   24                              $0                                $0                           $0                   $300,000
   25                          $3,152                                $0                       $1,313                     $5,257
   26                              $0                                $0                           $0                         $0
   27                          $1,116                                $0                           $0                         $0
   28                          $1,031                                $0                           $0                         $0
   29                            $941                                $0                           $0                         $0
   30                            $856                                $0                           $0                         $0
   31                            $848                                $0                           $0                         $0
   32                            $546                                $0                           $0                         $0
   33                            $495                                $0                           $0                         $0
   34                            $363                                $0                           $0                         $0
   35                            $282                                $0                           $0                         $0
   36                              $0                                $0                       $6,762                         $0
   37                         $15,113                                $0                           $0                         $0
   38                              $0                                $0                           $0                         $0
   39                              $0                                $0                           $0                         $0
   40                         $73,438                                $0                           $0                         $0
   41                         $51,156                          $295,000                           $0                   $295,000
   42                              $0                                $0                       $2,000                    $12,000
   43                          $4,242                                $0                           $0                         $0
   44                              $0                                $0                           $0                         $0
   45                              $0                          $150,000                           $0                   $150,000
   46                        $128,425                                $0                           $0                         $0
   47                              $0                           $65,551                           $0                         $0
   48                          $4,977                                $0                           $0                         $0
   49                              $0                          $150,000                       $3,000                   $171,000
   50                         $70,500                                $0                           $0                         $0
   51                              $0                                $0                           $0                         $0
   52                              $0                          $100,000                       $3,850                   $100,000
   53                         $12,296                                $0                           $0                         $0
   54                              $0                                $0                           $0                         $0
   55                              $0                                $0                           $0                         $0
   56                              $0                                $0                           $0                         $0
   57                         $58,900                                $0                           $0                         $0
   58                         $12,800                                $0                       $4,300                   $112,157
   59                         $38,750                          $200,000                           $0                   $100,939
   60                        $275,000                                $0                           $0                         $0
   61                          $4,296                                $0                           $0                         $0
   62                              $0                                $0                           $0                         $0
   63                              $0                            $1,043                       $1,043                     $3,128
   64                              $0                                $0                           $0                         $0
   65                      $1,931,914                                $0                           $0                         $0
   66                         $23,867                           $60,000                           $0                    $70,114
   67                         $77,318                                $0                           $0                         $0
   68                          $6,754                          $200,000                      $13,750                   $270,278
   69                              $0                                $0                           $0                         $0
   70                         $13,532                          $300,000                           $0                         $0
   71                         $54,546                                $0                       $1,851                     $5,553
   72                        $208,633                                $0                           $0                         $0
   73                              $0                                $0                       $5,203                         $0
   74                          $3,684                           $10,000                       $1,505                    $13,031
   75                          $9,646                                $0                       $5,000                    $14,989
   76                         $21,606                                $0                           $0                         $0
   77                          $9,748                          $400,000                           $0                         $0
   78                              $0                                $0                           $0                         $0
   79                              $0                                $0                           $0                         $0
   80                         $23,594                                $0                           $0                         $0
   81                              $0                                $0                           $0                         $0
   82                              $0                                $0                           $0                         $0
   83                              $0                                $0                           $0                         $0
   84                              $0                                $0                           $0                         $0
   85                              $0                                $0                           $0                         $0
   86                              $0                                $0                           $0                         $0
   87                          $3,163                           $79,500                       $1,664                    $84,951
   88                         $55,067                           $70,500                       $1,476                    $76,814
   89                              $0                                $0                           $0                         $0
   90                              $0                                $0                           $0                         $0
   91                              $0                                $0                           $0                         $0
   92                              $0                                $0                           $0                         $0
   93                          $5,104                                $0                           $0                         $0
   94                              $0                                $0                           $0                         $0
   95                              $0                                $0                           $0                         $0
   96                          $6,360                                $0                           $0                         $0
   97                              $0                                $0                         $725                     $2,176
   98                              $0                                $0                           $0                         $0
   99                         $98,244                                $0                           $0                         $0
   100                             $0                                $0                           $0                         $0
   101                             $0                                $0                           $0                         $0
   102                             $0                                $0                           $0                         $0
   103                        $30,000                           $88,450                       $4,433                   $179,281
   104                         $3,000                                $0                           $0                         $0
   105                           $670                                $0                           $0                         $0
   106                        $34,905                                $0                           $0                         $0
   107                             $0                                $0                           $0                         $0
   108                             $0                          $321,482                           $0                         $0
   109                             $0                                $0                           $0                         $0
   110                           $382                           $60,000                       $3,333                    $60,000
   111                             $0                                $0                           $0                         $0
   112                         $4,622                                $0                           $0                         $0
   113                           $640                          $100,000                                                $100,063
   114                           $316                                $0                           $0                         $0
   115                             $0                                $0                           $0                         $0
   116                             $0                                $0                           $0                         $0
   117                             $0                                $0                           $0                         $0
   118                             $0                                $0                           $0                         $0
   119                         $3,383                                $0                           $0                         $0
   120                             $0                                $0                       $5,083                    $15,243
   121                             $0                                $0                           $0                         $0
   122                             $0                                $0                           $0                         $0
   123                             $0                                $0                           $0                         $0
   124                             $0                                $0                           $0                         $0
   125                           $295                            $2,083                       $2,083                     $2,083
   126                        $10,500                                $0                           $0                         $0
   127                             $0                                $0                           $0                         $0
   128                             $0                                $0                           $0                         $0
   129                             $0                                $0                           $0                         $0
   130                             $0                                $0                           $0                         $0
   131                             $0                                $0                           $0                         $0
   132                             $0                                $0                           $0                         $0
   133                             $0                                $0                           $0                         $0
   134                           $330                           $10,000                         $700                    $11,443
   135                           $862                                $0                       $1,308                     $2,616
   136                           $640                                $0                       $2,142                     $2,142
   137                             $0                                $0                           $0                         $0
   138                        $24,481                                $0                           $0                         $0
   139                           $670                                $0                       $1,083                     $2,167
   140                         $1,836                                $0                           $0                         $0
   141                             $0                                $0                           $0                         $0
   142                             $0                                $0                           $0                         $0
   143                             $0                                $0                           $0                         $0
   144                             $0                                $0                           $0                         $0
   145                             $0                                $0                           $0                         $0
   146                             $0                                $0                           $0                         $0
   147                             $0                                $0                           $0                         $0
   148                             $0                                $0                           $0                         $0
   149                             $0                                $0                           $0                         $0
   150                         $3,916                                $0                           $0                         $0
   151                             $0                                $0                           $0                         $0
   152                           $392                           $20,000                         $750                    $20,769
   153                         $1,861                                $0                           $0                         $0
   154                             $0                                $0                           $0                         $0
   155                             $0                                $0                           $0                         $0
   156                             $0                                $0                           $0                         $0
   157                             $0                                $0                           $0                         $0
   158                        $16,687                                $0                           $0                         $0
   159                             $0                                $0                           $0                         $0
   160                             $0                                $0                           $0                         $0
   161                             $0                                $0                           $0                         $0
   162                         $1,300                                $0                           $0                         $0
   163                             $0                                $0                           $0                         $0
   164                             $0                                $0                           $0                         $0
   165                           $825                                $0                           $0                         $0
   166                           $792                                $0                         $592                     $1,776
   167                           $360                                $0                         $542                     $1,626
   168                             $0                                $0                           $0                         $0


                           $4,596,595                        $2,691,221                      $85,103                 $2,794,208

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                      PREPAYMENT CODE(21)
    MORTGAGE  ENVIRONMENTAL      INTEREST                    ---------------------------------------      YM       ADMINISTRATIVE
    LOAN NO.    INSURANCE     ACCRUAL METHOD  SEASONING(20)  LO     DEF       DEF/YM1    YM1    OPEN  FORMULA(22)     COST RATE(23)
-----------------------------------------------------------------------------------------------------------------------------------
        1           No          Actual/360               5   29      28                            3                         5.270
        2           No          Actual/360               8   32      84                            4                         6.270
        3           No            30/360                23   60                           57       3       A                11.000
        4           No          Actual/360               4   28      88                            4                         5.270
        5          Yes          Actual/360               3   25                           33       2       B                 5.270
        6           No          Actual/360              11   34      82                            4                         3.270
        7          Yes          Actual/360               2   34      82                            4                         2.270
        8          Yes          Actual/360               2   47      72                            1                         5.270
        9           No          Actual/360               4   28      88                            4                         5.270
       10           No          Actual/360               4   28      88                            4                         5.270
       11          Yes          Actual/360               2   26      88                            4                         5.270
       12           No          Actual/360               4   28      88                            4                         5.270
       13           No          Actual/360               4   28      88                            4                         5.270
       14           No          Actual/360               3   35      81                            4                         2.270
       15           No            30/360                 5   35                           47       2       C                 5.270
       16           No            30/360                 2   32                           47       2       D                 5.270
       17           No            30/360                 2   32                           47       2       D                 5.270
       18           No            30/360                 2   32                           47       2       D                 5.270
       19          Yes          Actual/360               2   26      90                            4                         6.270
       20           No            30/360                 2   35      24                            1                         5.270
       21           No          Actual/360               2   26      90                            4                         5.270
       22           No          Actual/360               4   47     132                            1                         8.270
       23           No          Actual/360               4   47     132                            1                         8.270
       24           No          Actual/360               4   47     132                            1                         8.270
       25          Yes          Actual/360               6   30      86                            4                        12.270
       26           No          Actual/360              40   60                           57       3       A                11.000
       27           No          Actual/360               6   35      81                            4                         2.270
       28           No          Actual/360               6   35      81                            4                         2.270
       29           No          Actual/360               6   35      81                            4                         2.270
       30           No          Actual/360               6   35      81                            4                         2.270
       31           No          Actual/360               6   35      81                            4                         2.270
       32           No          Actual/360               6   35      81                            4                         2.270
       33           No          Actual/360               6   35      81                            4                         2.270
       34           No          Actual/360               6   35      81                            4                         2.270
       35           No          Actual/360               6   35      81                            4                         2.270
       36           No          Actual/360               2   26      90                            4                         6.270
       37          Yes          Actual/360               4   28      88                            4                         5.270
       38           No          Actual/360               4   28      88                            4                         6.270
       39           No            30/360                 4   28      88                            4                         6.270
       40           No          Actual/360               3   27                    89              4       E                 6.270
       41           No          Actual/360               3   27      89                            4                        15.270
       42           No          Actual/360               9   33      83                            4                         6.270
       43           No          Actual/360              10   35      81                            4                         3.270
       44           No          Actual/360              37   60                           57       3       A                11.000
       45           No          Actual/360               7   31      85                            4                         6.270
       46           No          Actual/360               8   31      88                            1                         5.270
       47           No            30/360                72   72                          105       3       F                11.000
       48           No          Actual/360               4   35      81                            4                        10.270
       49           No          Actual/360              10   34      82                            4                         6.270
       50           No          Actual/360               6   30      86                            4                         6.270
       51          Yes          Actual/360               3   27      89                            4                         6.270
       52           No          Actual/360               3   27      89                            4                         6.270
       53           No          Actual/360               2   47      72                            1                         5.270
       54          Yes          Actual/360               3   27      89                            7                         5.270
       55           No            30/360                45   59                           57       4       G                11.000
       56           No          Actual/360               4   35      81                            4                         3.270
       57           No          Actual/360              39   48                           69       3       A                11.000
       58           No          Actual/360              42   60                           57       3       A                11.000
       59          Yes          Actual/360              38   62      54                            4                         5.270
       60           No          Actual/360               3   27      89                            4                         6.270
       61           No          Actual/360               5   29      87                            4                         5.270
       62           No            30/360                72   82                           70       4       H                11.000
       63           No          Actual/360               4   60                           57       3       A                11.000
       64           No            30/360                28   60                           57       3       I                11.000
       65           No          Actual/360              43   60                           54       6       A                11.000
       66           No          Actual/360              44   60                           57       3       A                11.000
       67           No          Actual/360               3   47      72                            1                         5.270
       68          Yes          Actual/360               7   31      82                            7                         5.270
       69           No          Actual/360              42   60                           57       3       A                11.000
       70           No          Actual/360               3   47      72                            1                         5.270
       71           No          Actual/360               5   29      87                            4                         5.270
       72           No          Actual/360               5   35      81                            4                         3.270
       73           No          Actual/360               2   26      90                            4                         5.270
       74           No          Actual/360               4   60                           57       3       A                11.000
       75           No          Actual/360               5   29      87                            4                         5.270
       76           No          Actual/360               5   35      81                            4                         3.270
       77           No          Actual/360              12   34      82                            4                         3.270
       78           No          Actual/360               7   31      85                            4                         6.270
       79           No          Actual/360              38   60                           57       3       A                11.000
       80           No          Actual/360               3   27      89                            4                         6.270
       81           No            30/360                 6   30     206                            4                         6.270
       82           No          Actual/360               4   34      82                            4                         3.270
       83           No          Actual/360               3   27      89                            4                         6.270
       84           No          Actual/360               4   28      88                            4                         6.270
       85           No          Actual/360               5   35     141                            4                         3.270
       86          Yes          Actual/360               4   35      81                            4                         3.270
       87           No          Actual/360               6   30      86                            4                         6.270
       88           No          Actual/360               6   30      86                            4                         6.270
       89          Yes          Actual/360               4   28      85                            7                         5.270
       90          Yes          Actual/360               4   28      85                            7                         5.270
       91          Yes          Actual/360               4   28      85                            7                         5.270
       92          Yes          Actual/360               4   28      85                            7                         5.270
       93           No          Actual/360               4   35      81                            4                         3.270
       94           No          Actual/360               4   34     202                            4                         3.270
       95           No          Actual/360               3   27     149                            4                         6.270
       96           No          Actual/360               5   35      57                            4                         3.270
       97           No          Actual/360               6   30      86                            4                         6.270
       98           No            30/360                35   72                           45       3       J                11.000
       99           No          Actual/360              43   60                           54       6       A                11.000
       100          No          Actual/360               4   28      88                            4                         6.270
       101          No          Actual/360               5   34      82                            4                         3.270
       102          No          Actual/360               4   28     148                            4                         6.270
       103          No          Actual/360              35   60                           57       3       A                11.000
       104          No          Actual/360               3   35      84                            1                         5.270
       105          No          Actual/360               5   35     141                            4                         3.270
       106          No          Actual/360              37   60                           57       3       A                11.000
       107          No            30/360                10   48                           39       3       A                11.000
       108          No            30/360                 5   29      87                            4                         6.270
       109          No          Actual/360               4   28      88                            4                         6.270
       110          No          Actual/360               3   35      84                            1                         5.270
       111          No            30/360                 3   27      89                            4                         6.270
       112          No          Actual/360               4   35      81                            4                         7.270
       113          No          Actual/360               4   47      72                            1                         5.270
       114         Yes          Actual/360               5   35      81                            4                         7.270
       115          No          Actual/360               6   30      86                            4                         6.270
       116          No          Actual/360               5   60                           59       1       A                11.000
       117          No          Actual/360               3   47      72                            1                         5.270
       118          No          Actual/360               3   47      72                            1                         5.270
       119          No          Actual/360               5   29      87                            4                         6.270
       120         Yes          Actual/360               6   35      81                            4                         7.270
       121         Yes          Actual/360               5   35      81                            4                         7.270
       122         Yes          Actual/360               4   28      79                            7                         5.270
       123         Yes          Actual/360               4   28      79                            7                         5.270
       124         Yes          Actual/360               5   35      81                            4                         7.270
       125          No          Actual/360               2   47      72                            1                         5.270
       126         Yes          Actual/360              11   35      81                            4                        16.270
       127         Yes          Actual/360               4   28      85                            7                         5.270
       128         Yes          Actual/360               4   28      85                            7                         5.270
       129         Yes          Actual/360               6   34      82                            4                         7.270
       130         Yes          Actual/360               4   28      85                            7                         5.270
       131         Yes          Actual/360               4   28      85                            7                         5.270
       132         Yes          Actual/360               4   28      85                            7                         5.270
       133         Yes          Actual/360               4   28      85                            7                         5.270
       134          No          Actual/360               4   60                           57       3       A                11.000
       135         Yes          Actual/360               5   34      82                            4                         7.270
       136         Yes          Actual/360               5   35      81                            4                         7.270
       137         Yes          Actual/360               5   35      21                            4                         7.270
       138         Yes          Actual/360               5   34      82                            4                         7.270
       139         Yes          Actual/360               5   35      81                            4                         7.270
       140         Yes          Actual/360               6   35      81                            4                         7.270
       141         Yes          Actual/360               4   28      73                            7                         5.270
       142         Yes          Actual/360               4   28      73                            7                         5.270
       143         Yes          Actual/360               6   34      82                            4                         7.270
       144         Yes          Actual/360               6   35      81                            4                         7.270
       145         Yes          Actual/360               6   35     201                            4                         7.270
       146         Yes          Actual/360               6   35     141                            4                         7.270
       147         Yes          Actual/360               5   35      81                            4                         7.270
       148         Yes          Actual/360               6   34     202                            4                         7.270
       149         Yes          Actual/360               6   34      82                            4                         7.270
       150         Yes          Actual/360               7   35      81                            4                         7.270
       151         Yes            30/360                 6   34      82                            4                        12.270
       152          No          Actual/360               4   28     148                            4                         6.270
       153         Yes          Actual/360               6   34      82                            4                        12.270
       154         Yes          Actual/360               6   35      81                            4                        12.270
       155         Yes          Actual/360               6   35      81                            4                        12.270
       156         Yes          Actual/360               4   28      79                            7                         5.270
       157         Yes          Actual/360               4   28      79                            7                         5.270
       158         Yes          Actual/360              11   35      81                            4                        21.270
       159          No          Actual/360               2   26                    90              4       E                 6.270
       160         Yes          Actual/360               6   35      81                            4                        12.270
       161          No          Actual/360               5   29     207                            4                         6.270
       162         Yes            30/360                 7   35     201                            4                        12.270
       163         Yes          Actual/360               5   35      81                            4                        12.270
       164         Yes          Actual/360               6   34      82                            4                        12.270
       165         Yes          Actual/360               5   35      81                            4                        34.270
       166         Yes          Actual/360               5   35      81                            4                        34.270
       167         Yes          Actual/360               5   35      81                            4                        34.270
       168         Yes          Actual/360               6   35      81                            4                        25.270

                                                                                                                           6.63767

FOOTNOTES TO APPENDIX II

1. "MSDWMC", "PCF", "WFB", "JHREF", and "BSFI" denote Morgan Stanley Dean Witter Mortgage Capital Inc., Principal Commercial Funding, LLC, Wells Fargo Bank, National Association, John Hancock Real Estate Finance, Inc., and Bear, Stearns Funding, Inc., respectively, as Sellers.

2. The following loan pools represent multiple properties securing a single mortgage loan, and are designated by Roman Numeral coding: Mortgage Loan Nos., 9-13, 15-18, 22-24, and 27-35. For the purpose of the statistical information set forth in this Prospectus Supplement as to such mortgage loans, a portion of the aggregate Cut-off Date Balance has been allocated to each mortgaged property based on respective appraised values and/or Underwritable Cash Flows. The following loan pools represent cross-collateralized/cross-defaulted properties securing multiple mortgage loans and are designated by identical alphabetical coding: Mortgage Loan Nos. 15-18, 87-88, 89-92, 122-123, 127-128, 130-133, 141-142, and 156-157.
     For the purpose of the statistical information set forth in this Prospectus Supplement as to such single-loan/multiple-property and cross-collateralized/cross-defaulted loan pools, certain credit statistics, including NOI DSCR, NCF DSCR, Cut-off Date LTV, Balloon LTV, and Cut-off Date Balance per Unit or SF, are calculated on an aggregate basis.

3. In general, for each mortgaged property, "Percent Leased" was determined based on a rent roll or lease verification letter provided by the borrower. For the hospitality properties, "Percent Leased" was determined based on certain operating statements provided by the borrower. "Percent Leased as of Date" indicates the date as of which "Percent Leased" was determined based on such information.

4. With respect to Mortgage Loan Nos. 86 and 148, Lowes - Vacaville and Santa Rita Plaza, respectively, the ownership interest is Other-Land. The mortgages are secured only by land that is ground-leased to Lowe's Inc., and GMS Realty, LLC, respectively, both of which built their own buildings.

     With respect to Mortgage Loan Nos. 89, the Travis Portfolio - 8300 Pat Booker Road, 91, the Travis Portfolio - 2001 West Adams Avenue, 102, Publix at Lake Forest, 122-123, the Pelican Portfolio, 127-128, the Herford Portfolio, 130-133, the Razor Portfolio, and 141-142, the Devon Portfolio, the properties are subject to a ground lease on a portion of the related properties. However, in each case, the fee-owner has subjected its interest to the mortgage such that upon foreclosure the ground lease is extinguished. As such, these loans are disclosed as fee loans.

5. The Cut-off Date is November 1, 2001 for any mortgage loan that has a due date on the first day of each month. For the purpose of the statistical information set forth in this Prospectus Supplement, we present the loans as if scheduled payments due in November, 2001 were due on November 1, 2001, not the actual day on which such scheduled payments were due. The mortgage loans generally have a due date on the 1st of the month, except for Mortgage Loan No. 49, The Atrium Office Building, which is due on the 5th of the month, and Mortgage Loan Nos. 54, Amboy: Macy's - Carlsbad, CA, 89-92, the Travis Portfolio, 122-123, the Pelican Portfolio, 127-128, the Herford Portfolio, 130-133, the Razor Portfolio, 141-142, the Devon Portfolio, 156-157, and the Sheffield Portfolio, which are due on the 10th of the month.

     With respect to Mortgage Loan No. 6, York Galleria, the loan was initially modified on January 13, 2001 to document the movement of the operating account from Wells Fargo Bank, N.A. to another bank. The loan was subsequently modified on July 19, 2001 to document the severance of the initial note and the creation of two new notes, TOP3 Note and TOP4 Note, equaling in the aggregate the principal indebtedness evidenced by the original note. The principal indebtedness of $26,000,000 evidenced by the Severed TOP3 Note (previously securitized in the MSDWCI Trust 2001-TOP 3 transaction) and the principal indebtedness of $26,000,000 evidenced by the Severed TOP4 Note are of equal priority, and any payments received on either the TOP3 Note or TOP4 Note are applied on a pari passu basis. Certain key loan statistics have been presented based on an original whole loan basis, including Cut-off Date Balance per Unit or SF, Cut-off Date LTV, Balloon LTV, DSCRs and reserve balances.

     With respect to Mortgage Loan No. 54, Amboy: Macy's - Carlsbad, CA, the interest rate was 7.500% for the period from August 1, 2001 to October 9, 2001, and 7.000% going forward from October 10, 2001. The October payment was $50,864.76. Payments beginning November 10 and going forward are $56,014.41 per month, which is based on the October, 2001 balance of $6,868,701.86. The amortization term was 300 months for the period from August 1, 2001 to October 9, 2001, and 216 months going forward from October 10, 2001, resulting in the indicated blended original amortization term of 218 months.

     With respect to Mortgage Loan No. 65, Bridgewood Apartments, the note and mortgage were amended as of September 1, 1998 to reflect an increase in the interest rate and monthly payment. The accrual rate was increased from 7.32% to 7.42% beginning September 1, 1998. The monthly payment increased to $41,647.14, effective October 1, 1998. All other terms and conditions of the note and mortgage remained the same.

     With respect to Mortgage Loan No. 78, Forest Village Shopping Center, the original balance of the loan was $4,700,000; however, in addition to the regularly scheduled principal and interest payments, there was a $100,000 principal prepayment on August 16, 2001.

     With respect to Mortgage Loan No. 1, 1350 Avenue of the Americas, the borrower is permitted to obtain certain unsecured and subordinated affiliate debt, provided that the combined outstanding indebtedness does not exceed 75% of the appraised value at the time of funding.

     With respect to Mortgage Loan No. 3, 155 Federal Street and 10 High Street, the mortgagor is entering into line of credit financing in the amount of $5,000,000, secured by assignment of the ownership interests in the entities that own the mortgagor.

     With respect to Mortgage Loan Nos. 89-92, the Travis Portfolio, the borrower currently holds $641,777 in unsecured borrower/partnership debt.

     With respect to Mortgage Loan No. 47, Prospect Plaza, the subject mortgage permits a subordinate mortgage to encumber the mortgaged property upon satisfaction of certain conditions, including that upon placement of the subordinate financing, the mortgaged property alone must have a DSCR of not less than 1.50x, and combined with the subordinate financing must have a DSCR of not less than 1.30x.

     With respect to Mortgage Loan No. 160, 101 Vallejo Street, the borrower shall be permitted to obtain a future junior deed of trust if all of the following conditions are satisfied: (a) the junior loan has a predetermined fixed dollar amount of principal and is not a "participating" or "convertible" obligation; (b) the junior loan shall have a fixed interest rate; (c) the cash flow from the property, as underwritten by the lender, covers the debt service on the loan and the junior loan at a DSCR of not less than 2.00x; (d) the LTV of the combined loans does not exceed 50%; (e) the junior loan is fully amortizing and has a co-terminus maturity date with the loan; (f) the junior lender is solvent and has a low probability of bankruptcy; (g) at the borrower's expense, the lender's counsel shall approve the documentation of the junior loan, which must include adequate lender protection language; and
     (h) if the lender requires, junior borrower, borrower, and junior lender shall enter into an intercreditor agreement with the lender, in form and content satisfactory to the lender.

     With respect to Mortgage Loan Nos. 54, Amboy: Macy's - Carlsbad, CA, 89-92, the Travis Portfolio, 122-123, the Pelican Portfolio, 127-128, the Herford Portfolio, 130-133, the Razor Portfolio, 141-142, the Devon Portfolio, and 156-157, the Sheffield Portfolio, the borrower will be permitted to obtain mezzanine financing from an affiliated entity in an amount equal to the budgeted operating costs, approved by the lender, should the tenant default or terminate its lease. Such mezzanine debt is to be fully subordinated and collaterally assigned to the lender.

     With respect to Mortgage Loan Nos. 55, Highland House Villas, 62, Carlyle Plaza, 64, Mariposa Apartments, 98, Kaiser #1 Warehouse, and 99, Willow Creek, the borrower may have obtained, and has the right in the future to obtain, additional financing not secured by the mortgage property, as the related loan documents evidencing and securing the related mortgage loans do not explicitly prohibit it.

     With respect to Mortgage Loan No. 65, Bridgewood Apartments, the mortgage permits a member to obtain and secure financing to acquire the interests of a deceased member upon certain conditions, including without limitation that (a) the subordinate financing not be secured by a lien on the mortgaged property; (b) the acquiring member and subordinate lender sign a subordination and standstill agreement in favor of the lender under the mortgage loan and (c) upon placement of the subordinate financing, the mortgaged property must have a DSCR of not less than 1.20x and a LTV of not more than 80%.

     With respect to Mortgage Loan No. 83, 38 Forge Park Drive, the note permits mezzanine financing provided that the combined outstanding indebtedness does not exceed 52% of the appraised value at the time of funding, and a minimum DSCR of 1.85x (annual net operating income on approved executed leases in effect with no uncured defaults and remaining terms of at least three years) is maintained. Rating agency approval will be at the lenders' option. The right to obtain mezzanine debt is personal to Patriot/Reading Associates and may not be exercised by any successors and assigns.

     With respect to Mortgage Loan Nos. 9-13, the Metaldyne Portfolio, each individual property may be released from the lien of the mortgage pursuant to the loan's partial defeasance provisions, subject to rating agency confirmation. One hundred twenty-five percent of the allocated loan amount for each property being released is required to be defeased, and the DSCR, with respect to the remaining properties, is required to be the greater of (i) the DSCR of all individual properties (prior to the release) and (ii) 1.53x.

     With respect to Mortgage Loan No. 15-18, the Petsmart Portfolio, the borrower may obtain a release of the lien encumbering an individual property by substituting therefor another retail property acquired by the borrower, provided that no such substitution may occur after the maturity date and such substitution shall be subject to the satisfaction of those conditions enumerated in the loan agreement

     With respect to Mortgage Loan Nos. 27-35, the Dunn-Edwards Portfolio, the borrower may obtain a release of an individual property from the lien of the deed of trust upon the satisfaction of certain conditions: (1) lender determines in a manner consistent with commercially reasonable lending practices that the LTV and DSCR for the remaining properties are the more stringent of (i) a maximum LTV of 65% and a minimum DSCR of 1.37x; and
     (2) all other requirements or conditions set forth in the note have been satisfied, as determined in a manner consistent with reasonable and prudent commercial lending practices. The release would be subject to partial defeasance equal to 130% of the allocated loan balance.

     With respect to Mortgage Loan Nos. 89-92, the Travis Portfolio, 122-123, the Pelican Portfolio, 127-128, the Herford Portfolio, 130-133, the Razor Portfolio, 141-142, the Devon Portfolio, and 156-157, and the Sheffield Portfolio, each individual property may be released from the related crossed pool upon the satisfaction of certain conditions: i) 100% of the allocated loan amount for each property being released is prepaid subject to a yield maintenance premium, ii) a minimum DSCR of 1.30x, and iii) a maximum LTV of 55%.

6. The "Original Amort. Term" shown is the basis for determining the fixed monthly principal and interest payments as set forth in the related note. Due to the Actual/360 interest calculation methodology applied to most mortgage loans, the actual amortization to a zero balance for such loans will be longer.

     With respect to Mortgage Loan Nos. 89-92, the Travis Portfolio, 122-123, the Pelican Portfolio, 127-128, the Herford Portfolio, 130-133, the Razor Portfolio, 141-142, the Devon Portfolio, and 156-157, the Sheffield Portfolio, all have amortization terms that change during the respective loan terms. The disclosed amortization terms and debt service amounts are based on the amortization schedules currently in place; however, as the leases encumbering most of the properties secured by these loans contain rental reductions at lease renewals during the respective loan terms, the amortization schedules are structured to maintain a constant DSCR throughout the respective loan terms. Therefore, the average amortization schedules for each of the subject loans will be longer than the origination amortization schedules disclosed above. In no case is the average amortization schedule for any of the subject loans greater than 325 months over the respective loan terms.

     The related payment changes and dates are shown below:
     ------- --------------------------------------------------- ------------- --------------- -------------- -----------------
                                                                                     First                        Second
     Mtg.                                                                           Monthly                       Monthly
     Loan                                                          First            Payment       Second          Payment
      No.      Loan Name                                         Change Date        Change      Change Date        Change
     ------- --------------------------------------------------- ------------- --------------- -------------- -----------------
       89      Travis Portfolio-8300 Pat Booker Road               7/10/2003       $10,151.02     1/10/2005      $7,586.27
       90      Travis Portfolio-10103 Wurzbach Road                7/10/2003        $9,263.54     1/10/2005      $7,222.42
       91      Travis Portfolio-2001 West Adams Avenue             7/10/2003        $8,647.90     1/10/2005      $6,473.69
       92      Travis Portfolio-201 West Napa Steet                7/10/2003        $5,486.47     1/10/2005      $4,277.56
      122      Pelican Portfolio-3955 Phelan Boulevard             2/10/2004       $15,377.03     8/10/2005      $5,569.95
      123      Pelican Portfolio-1181 South University Drive       2/10/2004        $6,185.82        NAP               NAP
      127      Herford Portfolio-4481 Lake Worth Road              1/10/2004        $6,078.74        NAP               NAP
      128      Herford Portfolio-5940 Beach Boulevard              1/10/2004       $14,655.12     7/10/2005      $4,966.34
      130      Razor Portfolio-111 North Plano Road                1/10/2003        $3,438.85        NAP               NAP

     Payment Changes Continued:
     ------- --------------------------------------------------- ------------- --------------- -------------- -----------------
                                                                                     First                        Second
     Mtg.                                                                           Monthly                       Monthly
     Loan                                                          First            Payment       Second          Payment
      No.      Loan Name                                         Change Date        Change      Change Date        Change
     ------- --------------------------------------------------- ------------- --------------- -------------- -----------------
      131    Razor Portfolio-2828 Motely Drive                    1/10/2003         $3,220.93       NAP              NAP
      132    Razor Portfolio-822 East Centerville Road            1/10/2003         $3,154.99       NAP              NAP
      133    Razor Portfolio-13101 Josey Lane                     1/10/2003         $2,924.08       NAP              NAP
      141    Devon Portfolio-8411 Dale Mabry Highway              1/10/2004         $4,619.55       NAP              NAP
      142    Devon Portfolio-2200 Bell Street                     1/10/2004         $4,064.30       NAP              NAP
      156    Sheffield Portfolio-84 West Parish Lane              1/10/2004         $4,509.19       NAP              NAP
      157    Sheffield Portfolio-2360 Lincoln Avenue              1/10/2004         $2,283.46    1/10/2009       $12,992.13


7. The indicated NOI DSCR and NCF DSCR reflect current scheduled payments as of the Cut-off Date for all mortgage loans.

     With respect to Mortgage Loan No. 6, York Galleria, the disclosed NOI and NCF DSCR are based on the total annual principal and interest payment, $4,727,443, on the entire loan amount of $52,000,000.

     With respect to Mortgage Loan Nos. 54, Amboy: Macy's - Carlsbad, CA, 89-92, the Travis Portfolio, 122-123, the Pelican Portfolio, 127-128, the Herford Portfolio, 130-133, the Razor Portfolio, 141-142, the Devon Portfolio, and 156-157, the Sheffield Portfolio, all are loans secured by generally single-tenant properties at below market rents. The disclosed DSCRs are based on these actual below-market rents in place. If the subject properties were leased to tenants at the appraisers' estimated market rents, the respective estimated DSCRs (on a cross-collateralized basis) would be as follows:

     ----------- ---------------------------------- ---------              --------- --------------------------------- --------
     Mtg.                                                                  Mtg.
     Loan                                                                  Loan
     No.         Property Name                      DSCR                   No.       Property Name                     DSCR
     ----------- ---------------------------------- ---------              --------- --------------------------------- --------
     54          Amber: Macy's -  Carlsbad, CA      1.76x                  130       Razor Portfolio - 111 North       3.60x
                                                                                     Plano Road
     89          Travis Portfolio - 8300 Pat        1.87x                  131       Razor Portfolio - 2828 Motely     3.60x
                 Booker Road                                                         Drive
     90          Travis Portfolio - 10103           1.87x                  132       Razor Portfolio - 822 East        3.60x
                 Wurzbach Road                                                       Centerville Road
     91          Travis Portfolio - 2001 West       1.87x                  133       Razor Portfolio - 13101 Josey     3.60x
                 Adams Avenue                                                        Lane
     92          Travis Portfolio - 201 West Napa   1.87x                  141       Devon Portfolio - 8411 Dale       2.09x
                 Street                                                              Mabry Highway
     122         Pelican Portfolio - 3955 Phelan    2.17x                  142       Devon Portfolio - 2200 Bell       2.09x
                 Boulevard                                                           Street
     123         Pelican Portfolio - 1181 South     2.17x                  156       Sheffield Portfolio - 84 West     3.07x
                 University Drive                                                    Parrish Lane
     127         Herford Portfolio - 4481 Lake      1.87x                  157       Sheffield Portfolio - 2360        3.07x
                 Worth Road                                                          Lincoln Avenue
     128         Herford Portfolio - 5940 Beach     1.87x
                 Boulevard


8. With respect to Mortgage Loan Nos. 54, Amboy: Macy's - Carlsbad, CA, 89-92, the Travis Portfolio, 122-123, the Pelican Portfolio, 127-128, the Herford Portfolio, 130-133, the Razor Portfolio, 141-142, the Devon Portfolio, and 156-157, the Sheffield Portfolio, all are loans secured by generally single-tenant properties at below market rents. The disclosed LTVs are based on "go dark" values as determined by an appraisal. The "go dark" values are based on the appraiser's estimates of current market rents for the subject properties should the current tenants vacate.

9. "Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at the mortgaged property, "Second Largest Tenant" refers to the tenant that represents the second greatest percentage of the total square footage at the mortgaged property, and "Third Largest Tenant" refers to the tenant that represents the third greatest percentage of the total square footage at the mortgaged property. In certain cases, the data for tenants occupying multiple spaces include square footages only from the primary spaces sharing the same expiration date, and may not include minor spaces with different expiration dates.

     With respect to Mortgage Loan Nos. 146, 154, and 155, Walgreens-Norman, Walgreens-Mundelein, and Walgreens-Springfield, the tenant is subject to a 60-year lease, with the option to terminate at the end of years 20, 25, 30, 35, 40, 45, 50, or 55.

10. For "Capital Expenditure Escrow in Place" identified as "Yes", collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

11. For "TI/LC Escrow in Place" identified as "Yes", collections may occur at one time or be ongoing. In certain instances the amount of the escrow may be capped or collected only for certain periods of time and/or may not be replenished after a release of funds. The weighted average of mortgage loans disclosed as having TI/LC cash or letter of credit balances in place considers only mortgage loans on commercial-type properties, excluding multifamily, manufactured housing community, hospitality, health care, land and self-storage properties.

12. "Other Escrow Description" indicates any other types of escrow required, or in certain cases, letter of credit required, other than Insurance, Tax, Capital Expenditure, and TI/LC. In certain cases, the letter of credit may represent additional security from a tenant, and may therefore be relinquished when such tenant leaves the property at lease expiration.

13. "Springing Escrow Description" indicates the type of escrow required to be funded in the future and/or upon the occurrence of certain future events as outlined in each of the respective loan documents.

14. "Initial Capital Expenditures Escrow Requirement" indicates that the amount of the escrow, or in certain cases, the letter of credit, that was deposited at loan closing.

15. "Monthly Capital Expenditure Escrow Requirement" indicates the monthly amount designated for Capital Expenditure Escrow in the loan documents for such mortgage loans. In certain instances, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

16. "Current Capital Expenditure Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the August, 2001 due dates for PCF-, WFB- and , BSFI- originated loans, and as of the September, 2001 due dates for MSDWMC- and JHREF- originated loans.

17. "Initial TI/LC Escrow Requirement" indicates the amount of the escrow, or in certain cases the letter of credit, that was deposited at loan closing.

18. "Monthly TI/LC Escrow Requirement" indicates the monthly amount designated for the Tenant Improvements and Leasing Commissions Escrow in the loan documents for such mortgage loan. In certain instances, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

19. "Current TI/LC Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the August, 2001 due dates for PCF-, WFB- and , BSFI- originated loans, and as of the September, 2001 due dates for MSDWMC- and JHREF- originated loans.

20. "Seasoning" represents the number of payments elapsed from the earlier of the "First Payment Date (P&I)" or "First Payment Date (IO)" to the Cut-off Date.

21. The "Prepayment Code" includes the number of loan payments to the stated maturity. "LO" represents the lockout period. "DEF" represents defeasance. "DEF/YM1" represents either defeasance or the greater of the yield maintenance and 1%, generally at the choice of the Borrower. "YM1" represents the greater of yield maintenance and 1%. "Open" represent the number of payments, including the maturity date, at which principal payments are permitted without payment of a prepayment premium. For each mortgage loan, the number set forth under a category of "Prepayment Code" represents the number of payments in the Original Term to Maturity for which such provision applies. See Footnotes 22 and 24 for additional prepayment information.

22. Mortgage loans with associated Yield Maintenance Prepayment Premiums are categorized according to unique yield maintenance formulas. There are 10 different Yield Maintenance formulas represented by the loans in the subject mortgage loan pool. The different formulas are referenced by the letters "A", "B", "C", "D", "E", "F", "G", "H", "I", and "J". Exceptions to formulas are shown below formulas. Summaries for the 10 formulas are listed beginning on page II-8.

23. The "Administrative Cost Rate" indicated for each mortgage loan will be calculated based on the same interest accrual method applicable to each mortgage loan.

24. Each of the following mortgage loans is structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. The release conditions are referenced by numbers 1-5, which are summarized immediately below the table. The amount of the holdback was escrowed, or the letter of credit was established, for each mortgage loan at closing. Many of the loans with reserves and reserve agreements in place permit or require the amount in the reserve (or proceeds of the letter of credit) to be applied to outstanding loan amounts in the event of a default. The mortgage loans referenced in this paragraph do not include any such reserves, but rather only those loans which permit or require application of the reserve (or proceeds of the letter or credit) to the balance of the mortgage loan if the mortgaged property does not satisfy specified conditions in accordance with the terms of the respective reserve agreements. Although generally the mortgage loans prohibit voluntary partial prepayment, the following mortgage loans may require partial prepayments.


                                          Escrow or
Mtg.                                     LOC Release    Escrowed Holdback or     Outside Date for       Prepayment Premium
Loan No.          Property Name           Conditions     LOC Initial Amount          Release                Provisions
---------- ----------------------------- ------------- ----------------------- --------------------- -------------------------
   40      Bristol Square Apartments          1               $73,438               07/01/2002          Yield Maintenance
   45      Northridge Shopping Center         2               $250,000              09/01/2002          Yield Maintenance
   50      Highland Forest Apartments         1               $59,250               04/01/2002          Yield Maintenance
   51      The Center at Clear Lake           3               $73,500               11/09/2001          Yield Maintenance
                                         None - held          $100,000                 NAP              Yield Maintenance
                                           for term
   71      153 Cordaville Road Office         4              $1,275,000             05/21/2002          Yield Maintenance
           Building
   80      Indian Canyon Apartments           1               $23,594               07/15/2002          Yield Maintenance
   109     Stratford Park Apartments          5               $18,750               08/01/2002          Yield Maintenance

All yield maintenance premiums indicated above are to be paid by the borrower.


RELEASE CONDITIONS

1. Borrower furnishes to the lender written disbursement request, lien waivers, title endorsement, evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law, and a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs. Lender has inspected or waived right to inspection.

2. Borrower furnishes to the lender written disbursement request, lien waivers, title endorsement, evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law, a fully executed assignment of the Von's lease acceptable to lender, lessee's estoppel certificate and a certificate of occupancy. Lender has inspected or waived right to inspection. Borrower will furnish the agreement with the broker/agent and an estoppel certificate(s) for Leasing Commissions.

3. Borrower furnishes to lender final unconditional Certificates of Occupancy in form satisfactory to lender.

4. Borrower has twelve months from closing date to lease 6,301 square feet of vacant space at terms acceptable to lender, or the holdback will be used to pay down the principal.

5. Borrower furnishes to lender written disbursement request and radon gas testing results which indicates that the concentration is less than 4 pico curies per liter.

YIELD MAINTENANCE FOOTNOTES


A. Prepayment. Except as provided below, Maker may not prepay the loan in whole or in part.

     On or after the end of the 5th* (fifth) Loan Year (as hereinafter defined), on any scheduled payment date and subject to giving Payee not less than thirty (30) nor more than ninety (90) days' prior written notice specifying the scheduled payment date on which prepayment is to be made (the "Prepayment Date"), Maker may prepay the entire principal amount together with any and all accrued interest and other sums due under the Loan Documents, and subject to payment of a prepayment premium equal to the greater of:

     (a) the positive amount, if any, equal to (i) the sum of the present values of all scheduled payments due under the Note from the Prepayment Date to and including the Maturity Date, minus (ii) the principal balance of the Note immediately prior to such prepayment; or

     (b) one percent (1%) of the principal balance of the Note immediately prior to such prepayment.

     All present values shall be calculated as of the Prepayment Date, using a discount rate, compounded monthly, equal to the yield rate, converted to its monthly equivalent, of the United States Treasury Security having the closest maturity date to the Maturity Date of the Note as established in the Wall Street Journal or other business publication of general circulation five (5) business days before the Prepayment Date.

     In the event that the yield rate on publicly traded United States Treasury Securities is not obtainable, then the nearest equivalent issue or index shall be selected, at Payee's reasonable determination, and used to calculate the prepayment premium.

     The loan will be open to prepayment without premium during the last ninety** (90) days of the term of the loan.

     If any notice of prepayment is given, the principal balance of the loan and the other sums required pursuant to this section shall be due and payable on the Prepayment Date, unless Maker provides written notice to Payee that it is revoking said prepayment notice no later than (5) business days prior to the Prepayment Date.

     Provided no Event of Default exists under the Loan Documents, the above premium shall not be applicable to a prepayment resulting from Payee's election to require insurance loss proceeds or condemnation awards to be applied to a payment of principal.

     No partial prepayment shall be allowed.

     The Loan Year is defined as any twelve-month period commencing with the date on which the first monthly installment is due or any anniversary thereof.

--------------------------------------------------------------------------------
* With respect to Mortgage Loan No. 57, Columbus Estates, the 4th (fourth) Loan Year
* With respect to Mortgage Loan No. 107, The Gap Building, the 4th (fourth) Loan Year
** With respect to Mortgage Loan No. 65, Bridgewood Apartments, 180 (one hundred eighty) days
** With respect to Mortgage Loan No. 99, Willow Creek Apartments, 180 (one hundred eighty) days
--------------------------------------------------------------------------------

B. Voluntary Prepayments. Except as otherwise provided in the Note, Borrower shall not have the right to prepay the Loan in whole or in part prior to the Maturity Date. If the Prepayment Prohibition Date has occurred, the Debt may be prepaid in whole, but not in part, upon not less than thirty
     (30) days prior written notice to Lender specifying the Payment Date on which prepayment is to be made, which date shall be no less than thirty
     (30) days and no more than sixty (60) days from the date of such notice (a "Prepayment Date"), provided no Event of Default exists by paying, together with the amount to be prepaid, (a) interest accrued and unpaid on the portion of the principal balance of the Note being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the Payment Date, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due and payable under the Agreement, the Note, the Mortgage and the other Loan Documents, including, but not limited to all of Lender's costs and expenses (including reasonable attorney's fees and disbursements) incurred by Lender in connection with such prepayment and (d) a yield maintenance premium (the "Yield Maintenance Premium") equal to the greater of (i) one percent (1%) of the principal balance of the Loan being prepaid and (ii) the excess, if any, of (A) the sum of the present values of all then-scheduled payments of principal and interest under the Loan Documents allocable to the principal balance of the Loan being prepaid including, but not limited to, principal and interest on the Maturity Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Discount Rate), over (B) the principal amount of the Loan being prepaid. The term "Discount Rate" means the bond equivalent yield (in the secondary market) on the United States Treasury obligation that as of the Discount Rate Determination Date (hereinafter defined) has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall Street Journal as of such Discount Rate Determination Date. If more than one issue of United States Treasury Securities has the remaining term to the Maturity Date referred to above, the Discount Rate shall be the yield on the United States Treasury obligation most recently issued as of the Discount Rate Determination Date. The rate so published shall control absent manifest error. The term "Discount Rate Determination Date" shall mean the date which is five (5) Business Days prior to the Prepayment Date. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. If the publication of the Discount Rate in The Wall Street Journal is discontinued, Lender shall determine the Discount Rate on the basis of "Statistical Release H.15 (519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select. If any notice of prepayment is given, the Debt shall be due and payable on the Prepayment Date. Lender shall not be obligated to accept any prepayment of the Debt unless it is accompanied by the prepayment consideration due in connection therewith.* Notwithstanding anything above to the contrary, Borrower shall have the right to prepay the Loan in full, but not in part, during the last one (1) month of the term of the Loan without penalty or premium. Any prepayment not made on the first (1st) day of the month shall be accompanied with a payment of all interest scheduled to accrue on the prepaid amount during the last month of the Loan term.

     Mandatory Prepayments. On the next occurring Payment Date following the date on which Borrower actually receives any Net Proceeds, if Lender is not obligated to make such Net Proceeds available to Borrower for the restoration of the Property, Borrower shall prepay the outstanding principal balance of the Note in an amount equal to one hundred percent (100%) of such Net Proceeds. Other than following an Event of Default, no Yield Maintenance Premium shall be due in connection with any prepayment made pursuant to the applicable sections of the Mortgage. Any partial prepayment under those sections shall be applied to the last payments of principal due under the Loan.

C. Voluntary Prepayments. (a) Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part prior to the Permitted Prepayment Date. Permitted Prepayment Date is defined as the date that is three years from the closing date. After the Permitted Prepayment Date, Borrower may, provided it has given Lender prior written notice in accordance with the terms of this Agreement, prepay the unpaid principal balance of the Loan in whole, but not in part, by paying, together with the amount to be prepaid, (i) interest accrued and unpaid on the portion of the principal balance of the Loan being prepaid to and including the date of prepayment, (ii) unless prepayment is tendered on a Payment Date, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the next Payment Date had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (iii) all other sums then due under this Agreement, the Note, the Mortgage and the other Loan Documents, and (iv) a prepayment consideration equal to the greater of
     (A) one percent (1%) of the principal balance of the Loan being prepaid or
     (B) the excess, if any, of (1) the sum of the present values of all then-scheduled payments of principal and interest under this Agreement including, but not limited to, principal and interest on the Maturity Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate), over (2) the principal amount of the Loan being prepaid. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. (b) On May 1, 2006, and on each day thereafter through the Maturity Date, Borrower may, at its option, prepay the Debt without payment of any Prepayment Consideration; provided, however, if such prepayment is not paid on a regularly scheduled Payment Date, the Debt shall include interest that would have accrued on such prepayment through and including the day immediately preceding the Maturity Date. Borrower's right to prepay any portion of the principal balance of the Loan shall be subject to (i) Borrower's submission of a notice to Lender setting forth the amount to be prepaid and the projected date of prepayment, which date shall be no less than thirty (30) or more than sixty
     (60) days from the date of such notice, and (ii) Borrower's actual payment to Lender of the amount to be prepaid as set forth in such notice on the projected date set forth in such notice or any day following such projected date occurring in the same calendar month as such projected date.

     Prepayment Rate shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment Rate Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date, as most recently published in the Treasury Bonds, Notes and Bills Section in The Wall Street Journal as of the date of the related tender of the payment. If more than one issue of United States Treasury Securities has the remaining term to the Maturity Date referred to above, the Prepayment Rate shall be the yield on the United States Treasury Security most recently issued as of such date. If the publication of the Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15(519)", "Selected Interest Rates", or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

     Mandatory Prepayments shall mean on the next occurring Payment Date following the date on which Borrower actually receives any Net Proceeds, if Lender is not obligated to make such Net Proceeds available to Borrower pursuant to this Agreement for the restoration of any Individual Property, Borrower shall prepay the outstanding principal balance of the
     Note in an amount equal to one hundred percent (100%) of such Net Proceeds. No Prepayment Consideration shall be due in connection with any prepayment made pursuant to this Section 2.3.2. Any partial prepayment under this Section shall be applied to the last payments of principal due under the Loan.

D. Voluntary Prepayments. (a) Borrower shall not have the right to prepay the Loan in whole or in part prior to the Permitted Prepayment Date. The Permitted Prepayment Date is defined as May 31, 2004. After the Permitted Prepayment Date, Borrower may, provided it has given Lender prior written notice in accordance with the terms of this Agreement, prepay the unpaid principal balance of the Loan in whole, but not in part, by paying, together with the amount to be prepaid, (i) interest accrued and unpaid on the portion of the principal balance of the Loan being prepaid to and including the date of prepayment, (ii) unless prepayment is tendered on a Payment Date, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the next Payment Date had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (iii) all other sums then due under this Agreement, the Note, each Security Instrument and the other Loan Documents, and (iv) a prepayment consideration (the "Prepayment Consideration") equal to the greater of (A) one percent (1%) of the principal balance of the Loan being prepaid or (B) the excess, if any, of (1) the sum of the present values of all then-scheduled payments of principal and interest under this Agreement including, but not limited to, principal and interest on the Maturity Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate), over
     (2) the principal amount of the Loan being prepaid. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. (b) On May 1, 2008, and on each day thereafter through the Maturity Date, Borrower may, at its option, prepay the Debt without payment of any Prepayment Consideration; provided, however, if such prepayment is not paid on a regularly scheduled Payment Date, the Debt shall include interest that would have accrued on such prepayment through and including the day immediately preceding the Maturity Date. Borrower's right to prepay any portion of the principal balance of the Loan shall be subject to (i) Borrower's submission of a notice to Lender setting forth the amount to be prepaid and the projected date of prepayment, which date shall be no less than thirty (30) or more than sixty (60) days from the date of such notice, and (ii) Borrower's actual payment to Lender of the amount to be prepaid as set forth in such notice on the projected date set forth in such notice or any day following such projected date occurring in the same calendar month as such projected date.

     Prepayment Rate shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment Rate Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date, as most recently published in the Treasury Bonds, Notes and Bills Section in The Wall Street Journal as of the date of the related tender of the payment. If more than one issue of United States Treasury Securities has the remaining term to the Maturity Date referred to above, the Prepayment Rate shall be the yield on the United States Treasury Security most recently issued as of such date. If the publication of the Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15 (519)", "Selected Interest Rates," or any successor publication, published by the Board of Governors of the FederalReserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

     Mandatory Prepayments shall mean on the next occurring Payment Date following the date on which Borrower actually receives any Net Proceeds, if Lender is not obligated to make such Net Proceeds available to Borrower pursuant to this Agreement for the restoration of any Individual Property, Borrower shall prepay the outstanding principal balance of the
     Note in an amount equal to one hundred percent (100%) of such Net Proceeds. No Prepayment Consideration shall be due in connection with any prepayment made pursuant to this Section 2.3.2. Any partial prepayment under this Section shall be applied to the last payments of principal due under the Loan.

E. Loan Prepayment. Borrower may not prepay any principal of the Note prior to the Maturity Date, except that Borrower may prepay the Loan on a payment date after the Lockout Date but prior to the date which is three months prior to the maturity date, upon thirty (30) days' prior written notice to the Lender, in full, but not in part, by paying all principal and interest to and including the date of prepayment, along with all other Indebtedness then due, and (subject to the provisions in the Mortgage regarding the disposition of casualty and condemnation proceeds) upon the payment of a "Make Whole Premium". The Make Whole Premium shall be the lesser of (i) the maximum amount which is allowable under applicable law limiting the amount of interest which may be contracted for, charged or received, after considering all other amounts constituting or deemed to constitute interest, and (ii) greater of one percent (1%) of the principal amount to be prepaid or a premium calculated as provided in subparagraphs (i) through
     (iii) below:

          (i) Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the applicable U.S. Treasury Issue ("Primary Issue") published one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary Issue at the time of prepayment, the Lender shall choose a comparable Treasury Bond, Note or Bill ("Secondary Issue") which the Lender reasonably deems to be similar to the Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield).

          (ii) Calculate the "Present Value of the Loan." The Present Value of the Loan is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date.

         (iii) Subtract the amount of the prepaid proceeds from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

          (iv) In the event the loan is prepaid on or after that date which is three (3) months prior to the Maturity Date, no Make Whole Premium shall be due, but 15 days notice must be given.

F. Prepayment. Except as set forth below, Borrower may not prepay this loan whole or in part.

     Commencing December 1, 2001, Borrower may prepay the entire unpaid balance of the Note, in full only, with all accrued interest thereon and other sums due under any of the Loan Documents (as hereinafter defined), on any monthly installment payment date upon giving Lender not more than ninety (90) and not less than thirty (30) days prior written notice, and upon payment of the applicable prepayment fee described in the next sentence. The amount of the prepayment fee shall be equal to the greater of:

          (a) the amount obtained by multiplying the then outstanding principal balance by the difference obtained by subtracting the yield rate on publicly traded United States Treasury Securities (as published in the Wall Street Journal or other business publication of general circulation five business day prior to the date of said payment) (the "Yield Rate") having the closest matching maturity date to the maturity date hereof from the interest rate on the Note adjusted to its semi-annual equivalent rate (8.135%), times the number of scheduled monthly payments remaining payable hereunder, divided by twelve, with the quotient thereof discounted to present value using the Yield Rate; or

          (b) an amount equal to one percent (1%) of the then outstanding principal balance.

     In the event the Yield Rate is not obtainable, then the nearest equivalent issue or index shall be selected, at Lender's reasonable determination, and used to calculate the prepayment premium.

     Notwithstanding the foregoing, the Note will be open to prepayment in full only, without premium, during the last 90 days of the loan term. No partial prepayment shall be allowed at any time.

G. Prepayment. The indebtedness evidenced hereby may not be prepaid in whole or in part prior to February 1, 2003.

     Thereafter, the Note may, be prepaid in whole, but not in part, no partial prepayments being allowed, provided that (a) an Event of Default has not occurred hereunder; (b) the Maker gives the Holder not less than thirty (30) days, nor more than ninety (90) days prior written notice of its intent to prepay, which notice specifies the exact date of prepayment, (the "Prepayment. Date"); and (c) the Maker pays the following on the Prepayment Date:

          (i)  the outstanding principal balance;

          (ii) accrued interest;

         (iii) a prepayment premium (the "Prepayment Premium") equal to the greater of:

               (a) an amount obtained by multiplying the then outstanding principal balance due under the Note on the date immediately preceding the Prepayment Date by the difference obtained by subtracting the yield rate on publicly traded United States Treasury Securities (as published in the Wall Street Journal or other business publication of general circulation five
                    (5) business days prior to the prepayment Date) having the closest matching maturity date to the Maturity Date from the Fixed Rate on the Note adjusted to its semi-annual equivalent rate (7.551%), times the number of scheduled monthly payments remaining in the term of the Note, divided by twelve; or

               (b) an amount equal to one percent (1%) of the outstanding principal balance of the Note on the date immediately preceding the Prepayment Date; and

               (c) all other sums due under the Note or any other instrument securing the Note.

     Notwithstanding the foregoing, the Note may be prepaid in whole, but not in part, no partial prepayments being allowed, without premium, during the period commencing ninety (90) days prior to the Maturity Date through the Maturity Date, provided that: (A) an Event of Default has not occurred and is then continuing hereunder; (B) the Maker gives the Holder not less than thirty (30) days, nor more than ninety (90) days, prior written notice of its intent to prepay, which notice specifies the Prepayment Date; and (C) the Maker pays on the Prepayment Date the outstanding principal balance, accrued interest and all other sums due under the Note or any other instrument securing the Note.

H. The Maker reserves the privilege to prepay the entire balance of principal and all accrued interest on any monthly installment due date on or after October 1, 2002, conditioned upon: (i) Maker's giving not less than thirty (30) days, nor more than ninety (90) days, prior written notice to the holder hereof of Maker's intention to prepay; and (ii) payment by Maker to the holder hereof of a "Yield Maintenance Premium" which is an amount of money equal to the loan principal amount prepaid, multiplied by a percentage rate equal to the greater of:

          (i)  one percent (1%); or

          (ii) the product of the number of remaining unpaid scheduled monthly payments hereunder between the date of prepayment and the Maturity Date, divided by twelve (12), and multiplied by the difference, if any, by which the semi-annual equivalent rate of interest payable hereunder (8.2636%) at the time of prepayment exceeds the "Yield Rate" of the publicly traded United States Treasury Bond or Note having a maturity date (month and year) closest to the Maturity Date. Maker acknowledges that no partial prepayment shall be allowed.

     The term "Yield Rate" means the yield rate set forth for such publicly traded United States Treasury Bond or Note five (5) business days prior to the date of such prepayment in The Wall Street Journal (or, if The Wall Street Journal for any reason is not published on such date, then any other equivalent index selected by the holder hereof, at the sole reasonable determination of the holder hereof). If more than once such Bond or Note is publicly traded and the respective Yield Rates thereon differ, the average of such Yield Rates shall be controlling.

     The Yield Maintenance Premium shall never be less than one percent (1%) of the amount of principal prepaid, except that there shall be no prepayment premium payable upon voluntary prepayment occurring during the ninety (90) days immediately preceding the Maturity Date, provided the Maker gives the aforesaid notice of its intention to prepay to the holder hereof. A prepayment premium shall not be payable to the extent of any payment pursuant to sections of the mortgage.

I. There shall be no right to prepay the outstanding principal balance, except that, provided no default exists, the privilege is hereby granted to prepay the entire unpaid principal balance, together with any and all accrued interest due thereon and late charges, on or after August 1, 2004, subject to giving not less than thirty (30) days, nor more than ninety (90) days, prior written notice of the intent to prepay to the holder of the Note, with the payment of a prepayment premium equal to the greater of:

     (i) (x) the sum obtained by multiplying (a) the outstanding principal balance of the Note at the time of prepayment by (b) the difference obtained by subtracting (i) the current yield on publicly traded United States Treasury securities having the closest matching maturity to the Maturity Date, as published 5 (five) business days prior to the date of said payment in the Wall Street Journal or other business publication of general circulation designated by holder at its reasonable determination, from (ii) the interest rate on the Note adjusted to its semi-annual equivalent interest rate (7.278%) then (c) multiplying the resulting number by the number of scheduled monthly payments remaining until the Maturity Date divided by twelve (12); or

     (y) an amount equal to one percent (1%) of the principal balance then outstanding.

     The loan shall be open to prepayment without premium for the last ninety
     (90) days of the loan term, provided that notice of such prepayment is given at the time and in the manner specified above. In the event that the yield rate on publicly traded United States Treasury securities is not obtainable, then the nearest equivalent issue or index shall be selected, at holder's reasonable determination, to calculate the prepayment premium.

J. Beginning in the 6th (sixth) Loan Year (as hereinafter defined) and thereafter, the Maker shall have the right and privilege of prepaying the full balance of principal then owing hereunder and accrued interest thereon, together with all other amounts then owing under the Loan Documents, on any date subject to giving not less than thirty (30) days, nor more than ninety (90) days, prior irrevocable written notice to the Noteholder and to payment of a fee (the "Prepayment Fee") equal to the greater of:

          (i) the product obtained by multiplying (x) the then outstanding principal balance of the Note, times (y) the rate representing the difference by which 7.1029% exceeds the yield rate on publicly traded U.S. Treasury Securities having the closest matching maturity date to the Maturity Date (and if there be more than one such obligation, then the average of such yield rates), as such yield rate is reported in the Wall Street Journal five
               (5) business days prior to the date of said payment (or if not so reported then as reported in another business publication of general circulation selected by the Noteholder in its sole discretion, or if such yield rate is not so obtainable, then the nearest equivalent rate, issue or index as selected by the Noteholder in its reasonable discretion), multiplied by (z) one-twelfth (1/12) of the number of monthly payments until the Maturity Date; or

          (ii) one percent (1%) of the then outstanding principal balance of the Note.

     No prepayment shall be permitted prior to the beginning of the sixth
     (6th) Loan Year and no partial prepayment shall be permitted at any time.

     The term "Loan Year" is defined as the twelve (12) month period commencing with the date on which the first monthly payment of principal and/or interest is due hereunder and each twelve (12) month period thereafter.

     Notwithstanding anything to the contrary contained herein, the Maker may prepay the Note in full without payment of a fee on any date during the last ninety (90) days of the term of the Note.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

APPENDIX III
SIGNIFICANT LOAN SUMMARIES

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 1 -- 1350 AVENUE OF THE AMERICAS
--------------------------------------------------------------------------------

-------------------------------------------------------------
                      LOAN INFORMATION
-------------------------------------------------------------
ORIGINAL BALANCE:            $75,000,000

CUT-OFF DATE BALANCE:        $75,000,000

FIRST PAYMENT DATE:          7/01/2001

INTEREST RATE:               6.520%

AMORTIZATION:                360 months(1)

ARD:                         NAP

HYPERAMORTIZATION:           NAP

MATURITY DATE:               6/01/2006

EXPECTED MATURITY BALANCE:   $71,700,047

SPONSOR(S):                  Reckson Associates

INTEREST CALCULATION:        Actual/360


CALL PROTECTION:             Lockout until the earlier of 3
                             years after loan origination
                             or 2 years after the REMIC
                             startup date, with U.S.
                             Treasury defeasance
                             thereafter.(2)


LOAN PER SF:                 $137.01

UP-FRONT RESERVES:           None

ONGOING RESERVES:            None

LOCKBOX(3):                  Springing hard

-------------------------------------------------------------

-------------------------------------------------------------



---------------------------------------------------------------
                     PROPERTY INFORMATION
-------------------------------------------------------------
SINGLE
ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:          Office

PROPERTY SUB-TYPE:      Urban

LOCATION:               New York, NY

YEAR BUILT/RENOVATED:   1966/2000

OCCUPANCY(4):           93.4%

SQUARE FOOTAGE:         547,393

THE COLLATERAL:         35-story steel frame office tower

OWNERSHIP INTEREST:     Fee simple


MAJOR TENANTS            % NRSF    RENT PSF        LEASE EXPIRATION
-------------            ------    --------        ----------------

Harper Collins            11.9      $28.31        4/30/2006

Arthur Andersen           6.9       $48.00        4/30/2004

Manhattan Parking         5.4       $28.53       10/31/2016


PROPERTY MANAGEMENT:    RANY Management Group, Inc.

U/W NET OP. INCOME:     $12,626,135

U/W NET CASH FLOW:      $11,779,410

APPRAISED VALUE:        $150,000,000

CUT-OFF DATE LTV:       50.0%

MATURITY DATE LTV:      47.8%

DSCR(5):                2.38x
---------------------------------------------------------------

---------------------------------------------------------------


(1) Interest-only payments are required during the initial 12 months of the loan term. Amortization of principal begins on July 1, 2002.

(2) The loan may be prepaid, with no prepayment premium, on and after April 1, 2006.

(3)  The springing hard lockbox will be triggered by (i) an event of default, or
     (ii) the DSCR falling below 1.0x (based on the underwritten cash flow for the immediately preceding 12-month period, over the projected debt service for the 12-month period following such calculation).

(4)  Based on a rent roll dated July 1, 2001.

(5) DSCR is based on interest-only payments required for the initial 12 months of the loan term. Based on principal and interest payments beginning on July 1, 2002, the estimated DSCR will be 2.07x.

THE 1350 AVENUE OF THE AMERICAS LOAN

    THE LOAN. The largest loan (the "1350 Avenue of the Americas Loan") is evidenced by a Promissory Note (the "1350 Avenue of the Americas Note") in the original principal amount of $75,000,000 and is secured by a first priority Mortgage and Security Agreement (the "1350 Avenue of the Americas Mortgage") encumbering the 547,393 square foot office building, located at 1350 Avenue of the Americas (6th Avenue), in New York, New York (the "1350 Avenue of the Americas Property"). The 1350 Avenue of the Americas Loan encumbers the fee interest at the 1350 Avenue of the Americas Property. The 1350 Avenue of the Americas Loan was originated on June 1, 2001 by or on behalf of MSDWMC.

                                     III-1

    THE BORROWER. The borrower is 1350 LLC, a Delaware limited liability company (the "1350 Avenue of the Americas Borrower") that owns no material assets other than the 1350 Avenue of the Americas Property and related interests. The managing member of the borrower is 1350 Mezzanine LLC. The sponsor of the project is Reckson Associates, a publicly traded real estate investment trust based in Long Island, New York.

    THE PROPERTY. The 1350 Avenue of the Americas Property is located on the corner of 56th Street in the Midtown Manhattan business district of New York City. The 1350 Avenue of the Americas Property was constructed in 1966 and renovated in 2000 and consists of a 35-story steel framed office tower building containing 547,393 net square feet. The building also includes 90 spaces of underground in-building parking. As of July 1, 2001, the 1350 Avenue of the Americas Property was 93.4% leased to various tenants.

---------------------------------------------------------------------------------------------------------------
                                           LEASE ROLLOVER SCHEDULE

                     # OF       AVERAGE BASE     % OF TOTAL    CUMULATIVE   % OF TOTAL BASE   CUMULATIVE % OF
                    LEASES       RENT PER SF     SQUARE FEET     % OF SF    RENTAL REVENUES     TOTAL RENTAL
      YEAR          ROLLING        ROLLING         ROLLING       ROLLING        ROLLING       REVENUES ROLLING
----------------- ------------ ---------------- -------------- ------------ ----------------- -----------------
     Vacant           10           $33.65           7.3%         7.3%            7.2%              7.2%
----------------- ------------ ---------------- -------------- ------------ ----------------- -----------------
      2001             1           $70.00           0.4%         7.7%            0.8%              8.0%
----------------- ------------ ---------------- -------------- ------------ ----------------- -----------------
      2002             5           $36.88           2.3%        10.0%            2.5%             10.5%
----------------- ------------ ---------------- -------------- ------------ ----------------- -----------------
      2003             2           $33.36           4.5%        14.4%            4.6%             15.0%
----------------- ------------ ---------------- -------------- ------------ ----------------- -----------------
      2004             9           $36.00          18.4%        32.8%           20.7%             35.7%
----------------- ------------ ---------------- -------------- ------------ ----------------- -----------------
      2005             5           $62.08           5.1%        37.9%            5.4%             41.1%
----------------- ------------ ---------------- -------------- ------------ ----------------- -----------------
      2006            38           $31.83          43.3%        81.3%           38.1%             79.2%
----------------- ------------ ---------------- -------------- ------------ ----------------- -----------------
      2007             3           $35.67           2.0%        83.3%            2.3%             81.5%
----------------- ------------ ---------------- -------------- ------------ ----------------- -----------------
      2008             3           $46.49           2.5%        85.8%            4.6%             86.1%
----------------- ------------ ---------------- -------------- ------------ ----------------- -----------------
      2009             3           $39.33           5.6%        91.4%            7.3%             93.4%
----------------- ------------ ---------------- -------------- ------------ ----------------- -----------------
 2010 & Beyond         4           $40.40           8.6%       100.0%            6.6%            100.0%
----------------- ------------ ---------------- -------------- ------------ ----------------- -----------------

     PROPERTY MANAGEMENT. The 1350 Avenue of the Americas Property is managed by RANY Management Group, Inc., which is an affiliate of the 1350 Avenue of the Americas Borrower. The management agreement is subordinate and subject to the 1350 Avenue of the Americas Loan.

    MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

    ADDITIONAL INDEBTEDNESS. Not allowed, except for certain permitted unsecured and subordinated affiliate debt, which, when combined with the 1350 Avenue of the Americas Loan, does not exceed 75% of the appraised value of the 1350 Avenue of the Americas Property.

    RELEASE OF PARCELS.  Not allowed.

    Certain additional information regarding the 1350 Avenue of the Americas Loan and the 1350 Avenue of the Americas Property is set forth on Appendix II hereto.






                                     III-2

--------------------------------------------------------------------------------
           MORTGAGE LOAN NO. 2 -- MORRIS CORPORATE CENTER IV - PHASE I
--------------------------------------------------------------------------------

-------------------------------------------------------------
                      LOAN INFORMATION
-------------------------------------------------------------
ORIGINAL BALANCE:           $42,000,000

CUT-OFF DATE BALANCE:       $41,781,154

FIRST PAYMENT DATE:         4/01/2001

INTEREST RATE:              7.350%

AMORTIZATION:               360

ARD:                        NAP

HYPERAMORTIZATION:          NAP

MATURITY DATE:              3/01/2011

EXPECTED MATURITY BALANCE:  $37,046,617

SPONSOR(S):                 New York Common Retirement
                            Fund, Lexington Corporate
                            Properties Trust and Lexington
                            Acquiport Company LLC

INTEREST CALCULATION:       Actual/360



CALL PROTECTION:            Earlier of 24 months from the
                            date of securitization or 4
                            years after the first payment
                            of principal and interest with
                            U.S. Treasury defeasance
                            thereafter. No prepayment
                            allowed until 3 months prior to
                            maturity, at which time
                            prepayment is without penalty.

LOAN PER SF:                $122.80

UP-FRONT RESERVES:          Insurance:        $91,276

ONGOING RESERVES(1):        RE Tax:           $91,938/month

                            Insurance:        $9,128/month

                            TI/LC:            Springing

                            Other:            Springing

LOCKBOX(2):                 Springing soft
-------------------------------------------------------------

-------------------------------------------------------------


---------------------------------------------------------------
                     PROPERTY INFORMATION
---------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:  Single Asset

PROPERTY TYPE:           Office

PROPERTY SUB-TYPE:       Suburban

LOCATION:                Parsippany, NJ

YEAR BUILT/RENOVATED:    1998/NAP

ECONOMIC OCCUPANCY(3):   100.0%

SQUARE FOOTAGE:          340,240

THE COLLATERAL:          Two five-story office building complex

OWNERSHIP INTEREST:      Fee simple



MAJOR TENANTS             % NRSF    RENT PSF       LEASE EXPIRATION
-------------             ------    --------       ----------------

Aventis Pharmaceuticals     100      $23.06      1/31/2010




PROPERTY MANAGEMENT:     SJP Corporate Real Estate Services, Inc.

2000 NET OP. INCOME:     $6,737,505

U/W NET CASH FLOW:       $6,090,118

APPRAISED VALUE:         $82,500,000

CUT-OFF DATE LTV:        50.6%

MATURITY DATE LTV:       44.9%

DSCR:                    1.75x
---------------------------------------------------------------

---------------------------------------------------------------

(1) The TI/LC escrow is a springing escrow, and in the event Aventis does not exercise its first five year renewal option on or before February 1, 2009, Borrower shall begin making monthly escrow payments of $368,256 up to a cap of $4,419,072 or deposit a letter of credit in the amount of $4,419,072 on February 1, 2009. Another escrow will spring in the event Aventis does not exercise its first five year renewal option on or before February 1, 2009, and in such event, Borrower shall deposit either $2,500,000 or a letter of credit in the amount of $2,500,000 on February 15, 2009 as security for parking garage construction costs.

(2) The springing soft lockbox is triggered upon occurrence of an event of default after the applicable notice and grace period.

(3) The building is not physically occupied; however, rent is being collected for 100% of the space based on the rent roll dated March 31, 2001.

THE MORRIS CORPORATE CENTER IV LOAN

    THE LOAN. The second largest loan (the "Morris Corporate Center IV Loan") is evidenced by the Secured Promissory Note (the "Morris Corporate Center IV Note") and is secured by a first priority Mortgage and Security Agreement (the "Morris Corporate Center IV Mortgage") encumbering two five-story office buildings comprising a total of 340,240 square feet, located in Parsippany, New Jersey (the "Morris Corporate Center IV Property"). The Morris Corporate Center IV Loan was originated on February 9, 2001 by or on behalf of PCF.

                                     III-3

     THE BORROWER. The borrower is Acquiport Parsippany L.L.C., a Delaware limited liability company (the "Morris Corporate Center IV Borrower") that owns no material asset other than the Morris Corporate Center IV Property and related interests. The managing member of the Morris Corporate Center IV Borrower is Acquiport Parsippany Manager, L.L.C., a Delaware limited liability company (the "Morris Corporate Center IV Equity Owner"), which owns no material asset other than the ownership interests in the Morris Corporate Center IV Property and related interests. The Morris Corporate Center IV Equity Owner is required to have an independent director. A nonconsolidation opinion for the Morris Corporate Center IV Loan was obtained at the closing of the Morris Corporate Center IV Loan.

     THE PROPERTY. The Morris Corporate Center IV Property, located in Parsippany, New Jersey was originally constructed in 1998 and is part of a 130 acre office park called Morris Corporate Center. The Morris Corporate Center IV Property consists of two five-story office buildings totaling 340,240 square feet. The Morris Corporate Center IV Property is 100% leased to Aventis Pharmaceuticals (currently rated "A" by Standard & Poor's), which is no longer in occupancy at the Morris Corporate Center IV Property, but is required to pay pursuant to its lease and is in the process of attempting to sublease all or a portion of the space. Zoning requires a parking ratio of 3.3/1,000 square feet, but the Morris Corporate Center IV Property has an existing ratio of 2.86/1,000 square feet. However, a parking variance was granted at the time of construction.

     PROPERTY MANAGEMENT. The Morris Corporate Center IV Property is managed by SJP Corporate Real Estate Services, Inc., which is not affiliated with the Morris Corporate Center IV Borrower. The management fees are subordinate to the Morris Corporate Center IV Loan.

     MEZZANINE LOAN OR PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Morris Corporate Center IV Loan and the Morris Corporate Center IV Property is set forth on Appendix II hereto.


                                     III-4

--------------------------------------------------------------------------------
          MORTGAGE LOAN NO. 3 -- 155 FEDERAL STREET AND 10 HIGH STREET
--------------------------------------------------------------------------------

-------------------------------------------------------------
                      LOAN INFORMATION
---------------------------- ------------- ------------------
ORIGINAL BALANCE:            $33,000,000

CUT-OFF DATE BALANCE:        $32,140,564

FIRST PAYMENT DATE:          1/01/2000

INTEREST RATE:               8.000%

AMORTIZATION:                300 months

ARD:                         NAP

HYPERAMORTIZATION:           NAP

MATURITY DATE:               12/01/2009

EXPECTED MATURITY BALANCE:   $26,728,402

SPONSOR(S):                  Charles Kenny, Louis H. Hamel,
                             Jr. and John Niles

INTEREST CALCULATION:        30/360

CALL PROTECTION:             Lockout until January 1, 2005;
                             thereafter, prepayment with a
                             premium equal to the greater
                             of a yield maintenance premium
                             and 1% of the principal balance

LOAN PER SF:                 $112.90

UP-FRONT RESERVES:           RE Tax:      $186,753

ONGOING RESERVES:            RE Tax:      $129,330/month

LOCKBOX:                     None
-------------------------------------------------------------

-------------------------------------------------------------


---------------------------------------------------------------
                     PROPERTY INFORMATION
---------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:  Single Asset

PROPERTY TYPE:           Office

PROPERTY SUB-TYPE:       Urban

LOCATION:                Boston, MA

YEAR                     1982/ongoing;
BUILT/RENOVATED(1):      1915/ongoing

OCCUPANCY(2):            93.4%

SQUARE FOOTAGE:          284,684

THE COLLATERAL:          Two adjacent office buildings

OWNERSHIP INTEREST:      Fee simple


MAJOR TENANTS             % NRSF    RENT PSF       LEASE EXPIRATION
-------------             ------    --------       ----------------

Xerox Corporation          7.98      $35.00       9/30/2004

Linsco/Private Ledger      7.92      $25.00       8/31/2002

Fitzhugh and Associates    6.66      $21.50      12/31/2002


PROPERTY MANAGEMENT:     CB Richard Ellis - N.E. Partners LP

U/W NET OP. INCOME:      $5,555,019

U/W NET CASH FLOW:       $5,036,895

APPRAISED VALUE:         $76,000,000

CUT-OFF DATE LTV:        42.3%

MATURITY DATE LTV:       35.2%

DSCR:                    1.65x
---------------------------------------------------------------

---------------------------------------------------------------


(1) Dates specified correspond to the dates built/renovated for 155 Federal Street and 10 High Street, respectively.

(2)  Occupancy is based on the rent roll dated June 4, 2001.


THE 155 FEDERAL STREET AND 10 HIGH STREET LOAN

     THE LOAN. The third largest loan (the "155 Federal Street and 10 High Street Loan") is evidenced by a Mortgage Note and is secured by a first priority Mortgage, Assignment of Leases and Rents and Security Agreement (the "155 Federal Street and 10 High Street Mortgage") encumbering two office buildings located at 155 Federal Street and 10 High Street, respectively, in Boston, Massachusetts (the "155 Federal Street and 10 High Street Property"). The 155 Federal Street and 10 High Street Loan was originated on November 11, 1999, by John Hancock Life Insurance Company ("JHLICO"), formerly known as John Hancock Mutual Life Insurance Company, and was assigned to JHREF pursuant to an agreement dated as of May 14, 2001.

     THE BORROWERS. The borrower is KNH Realty Trust (the "155 Federal Street and 10 High Street Borrower"), a trust formed under the laws of the Commonwealth of Massachusetts. Charles Kenny, Louis H. Hamel, Jr. and John Niles are the trustees of the 155 Federal Street and 10 High Street Borrower. Mr. Kenny is a principal in one other mortgage loan originated by JHLICO. Mr. Hamel is a partner at Hale and Dorr, a Boston law firm. Mr. Niles is a principal of the Niles Company, a Boston real estate company.

     THE PROPERTY. The 155 Federal Street and 10 High Street Property consists of two adjacent, multi-story urban office buildings containing a total of 284,684 net rentable square feet situated on a 0.53 acre site located in Boston, Massachusetts. The building located at 155 Federal Street is an 18-story building constructed in 1982 and the one at 10 High Street is an 11-story building constructed in 1915. The 155 Federal Street and 10 High Street Property is located at the intersection of Federal and High Streets in Boston's Financial District, between Post Office Square, Downtown Crossing and South Station. The surrounding location is developed with a variety of office and retail buildings, hotels and government buildings.

                                     III-5

--------------------------------------------------------------------------------------------------------------------------
                                                 LEASE ROLLOVER SCHEDULE
                                    WEIGHTED
                    # OF          AVERAGE BASE      % OF TOTAL                     % OF TOTAL BASE     CUMULATIVE % OF
                    LEASES        RENT PER SF       SQUARE FEET    CUMULATIVE %    RENTAL REVENUES    TOTAL BASE RENTAL
       YEAR          ROLLING        ROLLING           ROLLING      OF SF ROLLING       ROLLING         REVENUES ROLLING
------------------- ----------- ----------------- ---------------- -------------- ------------------ ---------------------
      Vacant            28           $46.80            6.57%           6.57%             9.21%                9.21%
------------------- ----------- ----------------- ---------------- -------------- ------------------ ---------------------
       MTM              27           $64.63            2.56%           9.13%             2.40%               11.62%
------------------- ----------- ----------------- ---------------- -------------- ------------------ ---------------------
       2001              5           $26.73            2.70%          11.83%             2.06%               13.68%
------------------- ----------- ----------------- ---------------- -------------- ------------------ ---------------------
       2002             18           $27.60           33.54%          45.37%            27.30%               40.98%
------------------- ----------- ----------------- ---------------- -------------- ------------------ ---------------------
       2003              9           $32.89           11.75%          57.12%            11.61%               52.59%
------------------- ----------- ----------------- ---------------- -------------- ------------------ ---------------------
       2004              9           $33.63           17.80%          74.91%            17.72%               70.31%
------------------- ----------- ----------------- ---------------- -------------- ------------------ ---------------------
       2005             11           $52.41           13.24%          88.15%            18.20%               88.51%
------------------- ----------- ----------------- ---------------- -------------- ------------------ ---------------------
       2006              4           $40.46            4.30%          92.45%             5.11%               93.62%
------------------- ----------- ----------------- ---------------- -------------- ------------------ ---------------------
       2007              2           $46.77            3.69%          96.14%             4.94%               98.56%
------------------- ----------- ----------------- ---------------- -------------- ------------------ ---------------------
       2008              1           $12.27            3.86%         100.00%             1.44%              100.00%
------------------- ----------- ----------------- ---------------- -------------- ------------------ ---------------------

    PROPERTY MANAGEMENT. The 155 Federal Street and 10 High Street Property is managed by CB Richard Ellis - N.E. Partners LP. The management fees are subordinate to the 155 Federal Street and 10 High Street Loan.

    MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed by loan documents, however JHREF has approved the placement of certain financing as described immediately below.

    ADDITIONAL INDEBTEDNESS. Not allowed by loan documents. However, the 155 Federal Street and 10 High Street Borrower expects to obtain a $5,000,000 line of credit that will be secured by the ownership interests in Boston Federal Associates, the beneficiary of the 155 Federal Street and 10 High Street Borrower (the "155 Federal Street and 10 High Street Beneficiary"), and/or its constituent entities. The purpose of the line of credit is to fund capital repairs of approximately $7,600,000 on both buildings constituting the 155 Federal Street and 10 High Street Property.

    RELEASE OF PARCELS.  Not allowed.

    Certain additional information regarding the 155 Federal Street and 10 High Street Loan and the 155 Federal Street and 10 High Street Property is set forth on Appendix II hereto.





                                     III-6

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 4 -- BRIDGEWATER PROMENADE
--------------------------------------------------------------------------------

-------------------------------------------------------------
                      LOAN INFORMATION
--------------------------- ----------------- ---------------
ORIGINAL BALANCE:           $31,000,000

CUT-OFF DATE BALANCE:       $30,927,932

FIRST PAYMENT DATE:         8/01/2001

INTEREST RATE:              7.560%

AMORTIZATION:               360 months

ARD:                        7/01/2011

HYPERAMORTIZATION:          After the anticipated repayment
                            date, the loan interest rate
                            steps up to the greater
                            of (a) 12.56% or (b) 5.0%
                            plus the yield of U.S.
                            Treasury securities with a
                            maturity approximating
                            the Maturity Date(1);
                            additional payments to
                            principal will be required
                            from excess cash flow
                            until the loan is paid in full.

MATURITY DATE:              7/1/2031

EXPECTED MATURITY BALANCE:  $27,474,954

SPONSOR(S):                 Kimco Realty Corporation

INTEREST CALCULATION:       Actual/360

CALL PROTECTION:            Lockout until the earlier of 4
                            years after loan origination
                            or 2 years after the
                            REMIC startup date, with U.S.
                            Treasury defeasance
                            thereafter. The loan is not
                            prepayable in whole or
                            in part prior to 4/01/2011;
                            thereafter, the loan is
                            prepayable on any payment
                            date without a yield
                            maintenance premium.

LOAN PER SF:                $132.18

UP-FRONT RESERVES(2):       Cap Ex :       $2,925

                            Other:         $132,500

ONGOING RESERVES(3) (4):    Cap Ex:        $2,925/month

                            RE Tax:        $39,154/month

                            Rollover:      $12,088/month

LOCKBOX(5):                 Soft
-------------------------------------------------------------

-------------------------------------------------------------


---------------------------------------------------------------
                     PROPERTY INFORMATION
------------------------ ------------ -------------------------
SINGLE ASSET/PORTFOLIO:  Single Asset

PROPERTY TYPE:           Retail

PROPERTY SUB-TYPE:       Anchored

LOCATION:                Bridgewater, NJ

YEAR BUILT/RENOVATED:    1999/NAP

OCCUPANCY(6):            100.0%

SQUARE FOOTAGE:          233,975

THE COLLATERAL:          7 buildings in regional shopping center

OWNERSHIP INTEREST:      Fee simple



                                                    LEASE
MAJOR TENANTS             % NRSF    RENT PSF      EXPIRATION
-------------             ------    --------      ----------

Bed Bath & Beyond          17.3      $15.90       1/31/2010

Babies R Us                16.0      $10.50       1/31/2014

Marshalls                  13.5      $15.25       10/31/2009

Petsmart                   11.1      $18.15       12/31/2014

Michaels                   10.2      $16.97       2/28/2010


PROPERTY MANAGEMENT:    Kimco Realty Corporation


U/W NET OP. INCOME:      $3,474,617

U/W NET CASH FLOW:       $3,324,616

APPRAISED VALUE:         $40,500,000

CUT-OFF DATE LTV:        76.4%

MATURITY DATE LTV:       67.8%

DSCR:                    1.27x


---------------------------------------------------------------

---------------------------------------------------------------

(1) Following the ARD, pursuant to the Cash Management Agreement described below, the lender will apply funds from a lockbox first to payment of interest in an amount equal to interest that would have accrued on the outstanding principal balance of the Bridgewater Loan at the initial interest rate; interest at the adjusted interest rate accrues and earns interest, at the adjusted interest rate, and is payable after the principal balance of the loan is paid in full.

(2) At loan closing, the Bridgewater Borrower deposited $132,500 into a reserve account. In the event the trustee in bankruptcy of Zany Brainy, a tenant at the Bridgewater Property, or debtor in possession with respect to such bankruptcy, rejects the Zany Brainy lease, the Bridgewater Borrower is required, pursuant to the Cash Management Agreement, to deposit all excess cash flow from the Bridgewater Property into such reserve until such time as the funds on account in such reserve equal $1,000,000. If no event of default has occurred under the Bridgewater Loan and either (i) the Zany Brainy lease is assumed or (ii) if the Zany Brainy lease is rejected, (a) the Zany Brainy premises is relet pursuant to a triple net lease with a term of not less than 10 years at a base rent of not less than $25 per square foot per annum and is otherwise satisfactory to the lender or (b) the actual debt service coverage ratio of the Bridgewater Property is equal to or exceeds 1.25 to 1.00, then all funds in this reserve account at such time will be disbursed to the Bridgewater Borrower.

(3) The actual amount in the real estate tax reserve depends on the actual real estate taxes due with respect to the Bridgewater Property. The amount noted is the amount currently escrowed. Insurance reserves will be required if the umbrella policy in effect at the loan closing lapses.

(4)  Monthly deposits to the Rollover Reserve commence on August 1, 2006.

(5) A soft lockbox is in place. A hard lockbox is triggered in the event of (i) a monetary event of default under the loan, (ii) the debt service coverage ratio for the Bridgewater Property falls below 1.10x, (iii) the occurrence of the ARD or (iv) the rejection in bankruptcy (or the deemed rejection) of the Zany Brainy lease at the Bridgewater Property.

(6)  Based on a rent roll dated August 29, 2001.



                                     III-7

THE BRIDGEWATER PROMENADE LOAN

    THE LOAN. The fourth largest loan (the "Bridgewater Loan") is evidenced by a Promissory Note in the original principal amount of $31,000,000 (the "Bridgewater Note") and is secured by a first priority Mortgage and Security Agreement (the "Bridgewater Mortgage") encumbering a 233,975 square foot portion of a regional shopping center (the "Bridgewater Property"), located on Route 28 and Interstate 287 in Bridgewater, New Jersey. The Bridgewater Loan encumbers the Bridgewater Borrower's fee interest in the Bridgewater Property. The Bridgewater Loan was originated on June 13, 2001 by or on behalf of MSDWMC.

    THE BORROWER. The borrower is KIR Bridgewater 573, LLC, a Delaware limited liability company (the "Bridgewater Borrower") that owns no material assets other than the Bridgewater Property and related interests. The managing member of the Bridgewater Borrower is Kimco Income Operating Partnership, L.P., a Delaware limited partnership. The general partner of the managing member is Kimco Income REIT, a joint venture between Kimco Realty Corporation and the New York Common Fund, which owns 54 assets with a market value of approximately $500 million. The sponsor of the project is Kimco Realty Corporation, which owns and operates a $3 billion (approximate) portfolio of neighborhood and community shopping centers in 40 states.

    THE PROPERTY. The subject property is part of the Bridgewater Promenade, a 698,611 square foot regional shopping center comprised of ten retail buildings developed in 1999, in Bridgewater, New Jersey. Three of the buildings (Home Depot, Costco and Target) are owned by third parties and are not part of the Bridgewater Property, except that the owners thereof make common area maintenance contributions to the Bridgewater Borrower. The remaining seven buildings, totaling 233,975 square feet, comprise the Bridgewater Property. The Bridgewater Property is located near Interstate 287 in Bridgewater, Somerset County, New Jersey. As of August 29, 2001, the Bridgewater Property was 100% leased to 13 tenants.

---------------------------------------------------------------------------------------------------------------
                                           LEASE ROLLOVER SCHEDULE
----------------- ------------ ---------------- -------------- ------------ ----------------- -----------------
                     # OF       AVERAGE BASE     % OF TOTAL    CUMULATIVE   % OF TOTAL BASE   CUMULATIVE % OF
                    LEASES       RENT PER SF     SQUARE FEET     % OF SF    RENTAL REVENUES     TOTAL RENTAL
      YEAR          ROLLING        ROLLING         ROLLING       ROLLING        ROLLING       REVENUES ROLLING
----------------- ------------ ---------------- -------------- ------------ ----------------- -----------------
     Vacant           --             --              --            --              --                --
----------------- ------------ ---------------- -------------- ------------ ----------------- -----------------
      2001            --             --              --            --              --                --
----------------- ------------ ---------------- -------------- ------------ ----------------- -----------------
      2002            --             --              --            --              --                --
----------------- ------------ ---------------- -------------- ------------ ----------------- -----------------
      2003            --             --              --            --              --                --
----------------- ------------ ---------------- -------------- ------------ ----------------- -----------------
      2004            --             --              --            --              --                --
----------------- ------------ ---------------- -------------- ------------ ----------------- -----------------
      2005            --             --              --            --              --                --
----------------- ------------ ---------------- -------------- ------------ ----------------- -----------------
      2006            --             --              --            --              --                --
----------------- ------------ ---------------- -------------- ------------ ----------------- -----------------
      2007            --             --              --            --              --                --
----------------- ------------ ---------------- -------------- ------------ ----------------- -----------------
      2008            --             --              --            --              --                --
----------------- ------------ ---------------- -------------- ------------ ----------------- -----------------
      2009             4           $21.30          27.9%           27.9%          32.8%             32.8%
----------------- ------------ ---------------- -------------- ------------ ----------------- -----------------
 2010 & Beyond         9           $18.00          72.1%          100.0%          67.2%            100.0%
----------------- ------------ ---------------- -------------- ------------ ----------------- -----------------


     PROPERTY MANAGEMENT. The Bridgewater Property is managed by Kimco Realty Corporation, the sponsor of the Bridgewater Borrower, pursuant to a management agreement that is subordinate and subject to the loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Bridgewater Loan and the Bridgewater Property is set forth on Appendix II hereto.





                                     III-8

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 5 -- EAST GATE SQUARE - PHASE I
--------------------------------------------------------------------------------

-------------------------------------------------------------
                      LOAN INFORMATION
--------------------------- ----------------------- ---------
ORIGINAL BALANCE:           $28,500,000

CUT-OFF DATE BALANCE:       $28,444,141

FIRST PAYMENT DATE:         9/01/2001

INTEREST RATE:              7.230%

AMORTIZATION:               360 months

ARD:                        NAP

HYPERAMORTIZATION:          NAP

MATURITY DATE:              8/01/2006

EXPECTED MATURITY BALANCE:  $27,092,800

SPONSOR(S):                 Berwind Property Group, Ltd.

INTEREST CALCULATION:       Actual/360

CALL PROTECTION:            25-month lockout from the first
                            day of the calendar month
                            immediately following the date
                            of origination; then prepayable
                            with a premium equal to the
                            greater of a yield maintenance
                            premium and 1% of the amount
                            prepaid until one month prior
                            to maturity. The loan is
                            freely prepayable beginning one
                            month prior to loan maturity.

LOAN PER SF:                $117.92

UP-FRONT RESERVES(1):       RE Tax:            $51,375

                            Insurance:         $23,269

                            TI/LC:             $7,612

                            Deferred           $10,000
                            Maintenance:

                            Other:             $730,000

ONGOING RESERVES:           RE Tax:            $51,375/month

                            Insurance:         $2,209/month

                            TI/LC:             $7,612/month

                            Cap Ex:            $3,015/month

LOCKBOX(2):                 Springing hard
-------------------------------------------------------------

-------------------------------------------------------------


---------------------------------------------------------------
                     PROPERTY INFORMATION
------------------------ -------------------------------------
SINGLE ASSET/PORTFOLIO:  Single Asset

PROPERTY TYPE:           Retail

PROPERTY SUB-TYPE:       Anchored

LOCATION:                Mt. Laurel Township, NJ

YEAR BUILT/RENOVATED:    1993/NAP

OCCUPANCY(3):            100.0%

SQUARE FOOTAGE:          241,207

THE COLLATERAL:          A grocery-anchored retail development

OWNERSHIP INTEREST:      Fee simple


MAJOR TENANTS             % NRSF    RENT PSF       LEASE EXPIRATION
-------------             ------    --------       ----------------

Shop Rite                  25.0      $11.50           6/30/2019

Office Max                 12.7      $13.00           6/30/2008

Linens N' Things           12.5      $13.00           6/30/2003

CompUSA Inc.               10.6      $15.37           7/31/2008


PROPERTY MANAGEMENT:     BR Management Corporation

U/W NET OP. INCOME:      $3,204,025

U/W NET CASH FLOW:       $3,060,228

APPRAISED VALUE:         $36,500,000

CUT-OFF DATE LTV:        77.9%

MATURITY DATE LTV:       74.2%

DSCR:                    1.31x




---------------------------------------------------------------

---------------------------------------------------------------

(1) At loan closing, the Borrower escrowed $730,000 for possible re-tenanting of the Zany Brainy space due to the bankruptcy of tenant. If Zany Brainy affirms its lease, the reserve will be released to the Borrower. This amount is approximately equal to three years of rent plus reimbursements plus any tenant improvement allowance pursuant to the Zany Brainy lease. The Zany Brainy rent represents approximately 5.72% of total rent, and the space represents approximately 4.23% of the total space.

(2) A springing hard lockbox exists with respect to the East Gate Square - Phase I Loan which will become effective upon an Event of Default or in the event the DSCR falls below 1.10x.

(3)  Occupancy is based on the rent roll dated June 1, 2001.

THE EASTGATE SQUARE - PHASE I LOAN

    THE LOAN. The fifth largest loan (the "East Gate Square Loan") is evidenced by a promissory note secured by a first priority mortgage on the East Gate Square - Phase I retail center located in Mt. Laurel Township, New Jersey (the "East Gate Square Property"). The East Gate Square Loan was originated on August 2, 2001 by BSFI.

    THE BORROWER. The borrower is East Gate Center Limited Partnership, a New Jersey limited partnership that owns no material asset other than the East Gate Square Property and related interests. The partnership is controlled by Berwind Property Group, Ltd. ("BPG") and its co-investors. BPG is a Philadelphia-based diversified real estate investment management firm that controls over $2 billion in investment real estate. In addition to its own interests, BPG invests through various commingled


                                     III-9
investment funds on behalf of co-investors such as pension funds and endowment funds as well as various high net worth individuals. BPG currently holds a portfolio of approximately 18 million square feet of office, residential, retail, hotel, and industrial properties throughout the United States.

    THE PROPERTY. The East Gate Square Property is a 241,207 square foot grocery-anchored shopping center, located in Mt. Laurel Township, New Jersey. It was developed as part of a larger six-phase 755,134 square foot (including Phase
I) shopping center. Phases II through VI are not included as part of this collateral. Since its initial construction in 1993, the shopping center has established itself, along with the adjacent Moorestown Mall, as the primary destination retail center in southern New Jersey. The property is situated less than one mile west of the New Jersey Turnpike at Exit 4 (Route 73) and at the end of an exit/entrance ramp which leads directly into the shopping center from Interstate 295 southbound, in close proximity to the employment centers of Cherry Hill, Mt. Laurel and Marlton as well as the Philadelphia CBD. The East Gate Square Property is situated on approximately 26 acres and contains approximately 1,481 parking spaces.

    The East Gate Square Property is anchored by six tenants that account for approximately 80% of the property's total square footage and approximately 70% of the base rental revenues. Since completion of construction in 1993, the center has remained 100% leased. The average in-place rents at the center are more than $4.00 per square foot below current market rents in the property's submarket. Sales per square foot for reporting anchor tenants are as follows:

-------------------------------------------------------------------------------------------------------------------------------
                                                    TENANT SALES SCHEDULE *

                                 TOTAL
                                SQUARE                                LEASE       LEASE END    TOTAL SALES PER     OCCUPANCY
           TENANT               FOOTAGE           % OF GLA         START DATE       DATE        SQUARE FOOT *        COST
----------------------------- ------------ ----------------------- ------------ -------------- ----------------- --------------
         Shop Rite              60,400             25.04%           06/26/94      06/30/19           N/A              N/A
----------------------------- ------------ ----------------------- ------------ -------------- ----------------- --------------
         Office Max             30,606             12.69%           06/11/93      06/30/08           N/A              N/A
----------------------------- ------------ ----------------------- ------------ -------------- ----------------- --------------
      Linens N' Things          30,096             12.48%           06/18/93      06/30/03           $247            5.3%
----------------------------- ------------ ----------------------- ------------ -------------- ----------------- --------------
          Comp USA              25,485             10.57%           07/31/93      07/31/08         $1,447            1.1%
----------------------------- ------------ ----------------------- ------------ -------------- ----------------- --------------
    Ross Dress for Less         25,375             10.52%           07/26/93      01/31/04           $252            4.4%
----------------------------- ------------ ----------------------- ------------ -------------- ----------------- --------------
 A. C. Moore Arts & Crafts      20,000              8.29%           05/14/93      06/30/03           $391            3.3%
            Inc.
----------------------------- ------------ ----------------------- ------------ -------------- ----------------- --------------

* Sales per square foot for reporting anchor tenants in the most recent period (fiscal year 1999/2000).


-------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE

                                                           % OF TOTAL                     % OF TOTAL BASE    CUMULATIVE % OF
                        # OF LEASES   AVERAGE BASE RENT   SQUARE FEET    CUMULATIVE %     RENTAL REVENUES      TOTAL RENTAL
         YEAR             ROLLING       PER SF ROLLING      ROLLING      OF SF ROLLING        ROLLING        REVENUES ROLLING
----------------------- ------------- ------------------- ------------- ---------------- ------------------ -------------------
        Vacant              --                 --             --                --               --                  --
----------------------- ------------- ------------------- ------------- ---------------- ------------------ -------------------
         2001               --                 --             --                --               --                  --
----------------------- ------------- ------------------- ------------- ---------------- ------------------ -------------------
         2002               --                 --             --                --               --                  --
----------------------- ------------- ------------------- ------------- ---------------- ------------------ -------------------
         2003                5                $13.83          24.7%            24.7%           24.0%               24.0%
----------------------- ------------- ------------------- ------------- ---------------- ------------------ -------------------
         2004                6                $16.81          18.1%            42.9%           21.3%               45.3%
----------------------- ------------- ------------------- ------------- ---------------- ------------------ -------------------
         2005                1                $19.30           4.2%            47.1%            5.7%               51.0%
----------------------- ------------- ------------------- ------------- ---------------- ------------------ -------------------
         2006               --                 --             --               47.1%           --                  51.0%
----------------------- ------------- ------------------- ------------- ---------------- ------------------ -------------------
         2007               --                 --             --               47.1%           --                  51.0%
----------------------- ------------- ------------------- ------------- ---------------- ------------------ -------------------
         2008                2                $14.08          22.3%            70.4%           22.9%               74.0%
----------------------- ------------- ------------------- ------------- ---------------- ------------------ -------------------
         2009               --                 --             --               70.4%           --                  74.0%
----------------------- ------------- ------------------- ------------- ---------------- ------------------ -------------------
         2010               --                 --             --               70.4%           --                  74.0%
----------------------- ------------- ------------------- ------------- ---------------- ------------------ -------------------
    2011 & Beyond            3                $12.54          29.6%           100.0%           26.0%              100.0%
----------------------- ------------- ------------------- ------------- ---------------- ------------------ -------------------

     PROPERTY MANAGEMENT. The East Gate Square Property is managed by BR Management Corporation which is affiliated with the East Gate Square Borrower. BR Management also manages the five additional phases of the East Gate Square shopping center. The management agreement is subordinate and subject to the East Gate Square Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the East Gate Square Loan and the East Gate Square Property is set forth on Appendix II hereto.



                                     III-10

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 6 -- YORK GALLERIA
--------------------------------------------------------------------------------

-------------------------------------------------------------
                      LOAN INFORMATION
--------------------------- ------------------ --------------
ORIGINAL BALANCE(1):        $26,000,000

CUT-OFF DATE BALANCE:       $25,845,466

FIRST PAYMENT DATE:         1/01/2001

INTEREST RATE:              8.340%

AMORTIZATION:               360 months

ARD:                        NAP

HYPERAMORTIZATION:          NAP

MATURITY DATE:              12/01/2010

EXPECTED MATURITY BALANCE:  $23,465,849

SPONSOR(S):                 CBL & Associates Limited
                            Partnership
INTEREST CALCULATION:       Actual/360

CALL PROTECTION:            Defeasance permitted anytime
                            after the second anniversary of
                            date of securitization of the
                            TOP4 Note (for both the TOP3
                            Note and TOP4 Note).
                            Prepayment prohibited except
                            during the last 3
                            months of the loan term and
                            permitted only if both
                            the TOP3 Note and TOP4 Note
                            are prepaid in full.

LOAN PER SF:                $106.06

UP-FRONT RESERVES(2):       Insurance:         $9,015

                            RE Tax:            $221,683

                            Occupancy:         $127,477

ONGOING RESERVES(2):        Insurance:         $9,015/month

                            RE Tax:            $43,526/month

                            Cap Ex:            $13,808/month

LOCKBOX(3):                 Soft
-------------------------------------------------------------

-------------------------------------------------------------

---------------------------------------------------------------
                     PROPERTY INFORMATION
------------------------ ---------- ---------------------------
SINGLE ASSET/PORTFOLIO:  Single Asset

PROPERTY TYPE:           Retail

PROPERTY SUB-TYPE:       Anchored

LOCATION:                York, PA

YEAR BUILT/RENOVATED:    1989/1992

OCCUPANCY(4):            93.7%

SQUARE FOOTAGE:          487,352

THE COLLATERAL:          Two-story enclosed regional shopping mall

OWNERSHIP INTEREST:      Fee simple


MAJOR TENANTS             % NRSF    RENT PSF     LEASE EXPIRATION
-------------             ------    --------     ----------------

Sears                      29.4       $3.49      11/03/2004

JC Penney                  23.0       $2.25      10/31/2009


PROPERTY MANAGEMENT:     CBL & Associates Management, Inc.


U/W NET OP. INCOME(5):   $6,347,148

U/W NET CASH FLOW:      $5,948,555

APPRAISED VALUE(5):      $71,300,000

CUT-OFF DATE LTV(5):     72.5%

MATURITY DATE LTV(5):    65.8%

DSCR:                    1.26x


---------------------------------------------------------------

---------------------------------------------------------------

(1) At Loan closing, a Promissory Note Secured by Deed of Trust in the amount of $52,000,000 was delivered by Borrower, which was subsequently amended by a First Amendment to Promissory Note Secured by Deed of Trust by and between Lender and Borrower (as amended, the "Original Note"). Lender and Borrower subsequently entered into documentation to split the Original Note into: (a) a certain Amended and Restated Promissory Note in the amount of $26,000,000 ("TOP3 Note"); and (b) a certain Amended and Restated Promissory Note in the amount of $26,000,000 ("TOP4 Note" and together with the TOP3 Note, the "Existing Notes"). Certain key loan statistics have been presented based on an original whole loan basis including, Loan per SF, Reserves, LTV's (both at Cut-off and Maturity) and DSCR.

(2) Borrower has the right to substitute letters of credit in the amount of $630,483 and $497,097 (or such higher amount as Lender determines is sufficient for specified periods of time) in lieu of depositing the Up-front and Ongoing RE Tax & Insurance escrows and the Up-front and Ongoing Cap Ex escrows, respectively. In neither case will the Borrower be required to post both the cash and the letter of credit. A letter of credit of $127,477 has been provided by the Borrower to cover four months of rent for signed leases where the tenant had yet to fully occupy the space. The letter of credit shall be released upon proof of occupancy and rent payment. The foregoing amounts are totals for both of the Existing Notes collectively. Borrower is not required to deposit such amounts under each of the TOP3 Note and TOP4 Note separately.

(3) A soft lockbox is in place. Amounts received in the Lockbox by the Lockbox Servicer are deposited daily into the Lockbox Clearing Account with Wells Fargo Bank, N.A. The Lockbox shall remain soft unless one or more of the following conditions triggers a hard lockbox: (1) default, (2) DSCR below 1.15x or (3) occupancy requirements (for anchor space).

(4) Occupancy is based on the rent roll dated March 31, 2001, as well as recently executed leases and reconciliation with the property management.

(5) Income and Value figures are reflective of the entire property, regardless of the multiple Note structure, because the TOP3 Note and TOP4 Note are pari passu. Therefore, LTV and DSC ratios are calculated on the combined cutoff balance of both Notes.


THE YORK GALLERIA LOAN

     THE LOAN. The sixth largest loan (the "York Galleria Loan") is currently evidenced by the Existing Notes (as defined in footnote 1 above) and is secured by one Mortgage and Absolute Assignment of Rents and Leases and Security Agreement (and Fixture Filing) (the "York Galleria Mortgage"), on the underlying land and building (One York Galleria) comprising 487,352 of net rentable square feet located in York, Pennsylvania (the "Property"). The Loan was originated by Wells Fargo on November 9, 2000, and modified as of January 13, 2001 to, among other things, adjust the timing of transfers by Lender of


                                     III-11
amounts in the Lockbox Clearing Account into the Operating Account, and the Loan was further modified in connection with the execution of the Existing Notes. The documentation splitting the Original Note modified the mechanics of withdrawals from the Lockbox Clearing Account to further adjust the timing of transfers from the Lockbox Clearing Account and to allow the Borrower to make, or direct Lender to make, transfers of amounts from the Lockbox Clearing Account, so long as the soft lockbox conditions are satisfied. In addition, the documentation splitting the Original Note includes a Mortgage Modification Agreement modifying the York Galleria Mortgage (and the separate Assignment of Rents and Leases executed in connection therewith) to acknowledge and reflect the splitting of the Original Note. In addition, the TOP3 Note holder and the TOP4 Note holder entered into an Intercreditor Agreement providing, in part, that the TOP3 Note holder (or its servicer(s)) will service both the TOP3 Note and TOP4 Note, that the TOP3 Note and TOP4 Note are of equal priority, and that any payments received on either the TOP3 Note or TOP4 Note will be applied on a pari passu basis in accordance with the applicable pooling and servicing agreement. (The TOP3 Note was securitized in the MSDWCI Trust 2001-TOP3 transaction, which has the same Master Servicer and Special Servicer as the current transaction).

     THE BORROWER. The Borrower consists of York Galleria Limited Partnership, a Virginia limited partnership (the "Borrower"). Borrower is owned by CBL/York, Inc. ("Corp. GP" - 1.0%), and CBL & Associates Limited Partnership (the "Operating Partnership" - 99%), whose parent company is CBL & Associates Properties, Inc. (the "REIT"). The Borrower is a special purpose entity, with an independent director.

     THE PROPERTY. The Property is comprised of one two-story anchored, enclosed regional mall containing 487,352 square feet, located at the intersection of Route 24 and US Highway 30 in York, Pennsylvania. Parking is provided by surface parking spaces with an overall ratio of 8.0 spaces per 1,000 square feet of net rentable area and 5.1 spaces per 1,000 square feet of total owned and unowned GLA (using 769,267 square feet). The Property, constructed in 1989 and renovated in 1992, is anchored by Sears, JC Penney, Bon-Ton and Boscov's.

-------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE

                                         WEIGHTED
                           # OF        AVERAGE BASE      % OF TOTAL                    % OF TOTAL BASE      CUMULATIVE % OF
                          LEASES       RENT PER SF      SQUARE FEET    CUMULATIVE %    RENTAL REVENUES     TOTAL BASE RENTAL
         YEAR             ROLLING        ROLLING          ROLLING      OF SF ROLLING       ROLLING         REVENUES ROLLING
----------------------- ------------ ----------------- --------------- -------------- ------------------ ----------------------
        Vacant              14               --             6.28%          6.28%              --                   --
----------------------- ------------ ----------------- --------------- -------------- ------------------ ----------------------
         MTM                 2             $70.31           0.22%          6.50%             1.24%                1.24%
----------------------- ------------ ----------------- --------------- -------------- ------------------ ----------------------
         2001               11             $31.05           3.00%          9.50%             7.38%                8.63%
----------------------- ------------ ----------------- --------------- -------------- ------------------ ----------------------
         2002               11             $19.98           6.56%         16.06%            10.38%               19.01%
----------------------- ------------ ----------------- --------------- -------------- ------------------ ----------------------
         2003                7             $25.04           2.83%         18.89%             5.62%               24.62%
----------------------- ------------ ----------------- --------------- -------------- ------------------ ----------------------
         2004               14              $7.30          36.72%         55.61%            21.25%               45.88%
----------------------- ------------ ----------------- --------------- -------------- ------------------ ----------------------
         2005               11             $30.31           3.48%         59.09%             8.37%               54.24%
----------------------- ------------ ----------------- --------------- -------------- ------------------ ----------------------
         2006               11             $22.64           7.14%         66.23%            12.81%               67.05%
----------------------- ------------ ----------------- --------------- -------------- ------------------ ----------------------
         2007                2             $30.81           0.66%         66.88%             1.60%               68.65%
----------------------- ------------ ----------------- --------------- -------------- ------------------ ----------------------
         2008                8             $21.37           4.07%         70.95%             6.89%               75.54%
----------------------- ------------ ----------------- --------------- -------------- ------------------ ----------------------
         2009                6              $4.65          24.48%         95.43%             9.03%               84.57%
----------------------- ------------ ----------------- --------------- -------------- ------------------ ----------------------
         2010                8             $44.32           1.96%         97.39%             6.89%               91.46%
----------------------- ------------ ----------------- --------------- -------------- ------------------ ----------------------
    2011 & Beyond            6             $41.33           2.61%        100.00%             8.54%              100.00%
----------------------- ------------ ----------------- --------------- -------------- ------------------ ----------------------

     PROPERTY MANAGEMENT. The Property is managed by CBL & Associates Management, Inc. CBL & Associates Management, Inc. is an affiliate of the Borrower. The management agreement is subordinate and subject to the York Galleria Square Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Subordinate indebtedness and other encumbrances are prohibited by the financing documents, except that certain equity transfers (including pledges) are permitted under the Notes subject, but not limited, to the following conditions: bankruptcy remote structure and non-consolidation opinion, rating agency confirmation, continued guaranty, and borrower payment of all related costs

     ADDITIONAL INDEBTEDNESS. Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the York Galleria Loan and the Property is set forth on Appendix II hereto.



                                     III-12

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 7 -- 7000 MARINA BOULEVARD
--------------------------------------------------------------------------------

-------------------------------------------------------------
                      LOAN INFORMATION
---------------------------- ----------------- --------------
ORIGINAL BALANCE:            $24,000,000

CUT-OFF DATE BALANCE:        $23,909,854

FIRST PAYMENT DATE:          10/01/2001

INTEREST RATE:               6.800%

AMORTIZATION:                240 months

ARD:                         NAP

HYPERAMORTIZATION:           NAP

MATURITY DATE:               9/01/2011

EXPECTED MATURITY BALANCE:   $16,299,359

SPONSOR(S):                  T. Jack Foster III, Todd
                             Foster and Mark Foster

INTEREST CALCULATION:        Actual/360

CALL PROTECTION:             Defeasance permitted on any
                             payment date after 2 years
                             from the date of
                             securitization. Prepayment
                             prohibited except at par
                             without premium during last 3
                             months of the loan term and
                             except for casualty or
                             condemnation.

LOAN PER SF:                 $282.97

UP-FRONT RESERVES (1):       Letter of Credit  $2,400,000

ONGOING RESERVES(2):         Cap Ex:           $1,760/month

                             TI/LC:            Springing

LOCKBOX(3):                  Springing hard



-------------------------------------------------------------

-------------------------------------------------------------


---------------------------------------------------------------
                     PROPERTY INFORMATION
------------------------ ---------- ---------------------------
SINGLE ASSET/PORTFOLIO:  Single Asset

PROPERTY TYPE:           Office

PROPERTY SUB-TYPE:       Urban

LOCATION:                Brisbane, CA

YEAR BUILT/RENOVATED:    1986/2001

OCCUPANCY(4):            100.0%

SQUARE FOOTAGE:          84,495

THE COLLATERAL:          One five-story Class A office building

OWNERSHIP INTEREST:      Fee simple


MAJOR TENANTS             % NRSF    RENT PSF     LEASE EXPIRATION
-------------             ------    --------     ----------------

Wal-Mart.com, Inc.          100      $54.60          1/31/2012



PROPERTY MANAGEMENT:     Foster Enterprises

2001 PRO FORMA NET OP.
INCOME:                  $3,973,741

U/W NET CASH FLOW:       $3,755,817

APPRAISED VALUE:         $35,500,000

CUT-OFF DATE LTV:        67.4%

MATURITY DATE LTV:       45.9%

DSCR:                    1.71x

---------------------------------------------------------------

---------------------------------------------------------------

(1) The tenant, Wal-Mart.com, Inc. ("Wal-Mart"), provided a letter of credit to the Borrower in the amount of $2,400,000 ("LOC") as security for its obligation to pay base rent under its lease. The LOC will be released if Wal-Mart Stores, Inc. ("Wal-Mart Parent") becomes the direct tenant under the lease in place of Wal-Mart. The Borrower is the beneficiary of the LOC, but the LOC is held by the Lender and any funds drawn under the LOC are deposited into a Lender-controlled account. The Borrower may make draws on the LOC pursuant to the terms of the 7000 Marina Boulevard Note.

(2) Borrower is not required to make monthly deposits for Taxes and Insurance Impounds so long as (i) no monetary Default exists and (ii) the taxes are paid directly to the appropriate governmental authority prior to delinquency and the premiums for insurance are paid when due. A monthly impound for Capital Expenditures in the amount of $1,760 commences on the first payment date on which both principal and interest under the 7000 Marina Boulevard Loan are payable and on each payment date thereafter for payment and reimbursement of Capital Expenditures until such time as the account balance reaches $50,000. If at anytime the Capital Expenditures impound balance falls below $50,000, the monthly impound of $1,760 shall resume and continue on each payment date thereafter until such time as the impound balance reaches $50,000. Impounds for a TI/LC Reserve will commence upon the 9th anniversary date of the 7000 Marine Boulevard Note, pursuant to the terms of the Restricted Account Agreement (as part of the springing hard lockbox described below). All excess cash flow will be deposited into the TI/LC Reserve until it holds $3,379,800 or $40 per square foot. The Lender reserves the right to review the Property's cash flow 18 months prior to the maturity of the 7000 Marina Boulevard Loan to determine if the $3,379,800 or $40 per square foot cash sweep will be achieved at the end of the 10th year. Otherwise, an earlier schedule for the cash flow sweep will be initiated based solely upon Lender's determination. If the Loan is not repaid at maturity, the cash flow sweep will continue as long as there is any indebtedness owed to the Lender.

(3) A springing hard lockbox will be implemented pursuant to the terms of the Restricted Account Agreement upon the earliest to occur of the following events: (1) Borrower's request for the release of casualty or condemnation proceeds, in accordance with certain scenarios contained in the 7000 Marina Mortgage, (2) the date Wal-Mart Parent's guarantee is released and not replaced by a letter of credit acceptable to Lender, or (3) the 9th anniversary date of the 7000 Marina Boulevard Note for retenanting costs.

(4)  Occupancy is based on the rent roll dated July 31, 2001.


THE 7000 MARINA BOULEVARD LOAN

    THE LOAN. The seventh largest loan (the "7000 Marina Boulevard Loan") is evidenced by a Promissory Note Secured by Deed of Trust (the "7000 Marina Boulevard Note") and is secured by a Deed of Trust and Absolute Assignment of Rents and Leases and Security Agreement (the "7000 Marina Mortgage"), on the underlying land and building comprised of 84,495


                                     III-13
net rentable square feet and located in Brisbane, California (the "Property"). The 7000 Marina Boulevard Loan was originated by Wells Fargo on July 27, 2001.

     THE BORROWER. The Borrower is Foster/7000 Marina, LLC, a California limited liability company (the "Borrower"). Foster/7000 Marina, Inc., a newly-formed special purpose entity, owns a 1% interest in the Borrower. Foster Enterprises, a California general partnership ("Foster") owns the remaining 99% interests in the Borrower. The three principals are Jack Foster, III, Mark Foster and Todd Foster. Foster is owned by T. J. Foster, L.P. and R. H. Foster, L.P., the only general partners thereof. The Borrower is a newly-formed special purpose entity. Foster Enterprises has been active in real estate development for generations in the San Francisco Bay Area, including the development of what is now Foster City on the peninsula.

     THE PROPERTY. The Property is comprised of one Class A office building consisting of five floors and a basement and containing 84,495 square feet. The Property is located in Brisbane, California, approximately 8 miles south of San Francisco's financial district. The Property is situated on numerous major highways, including I-280 and Highway 101 that connect the area to San Francisco and Santa Clara County. Major east-west corridors include Route 84, Highway 92, and Highway 380. Commuter rail service is provided by Southern Pacific and Caltran to the North and South Bay employment centers. Parking consists of 262 open spaces and 27 additional subterranean parking spaces, giving a total parking count of 289 spaces and a parking ratio of 3.42 spaces per 1,000 square feet.

     The property is 100% leased to Wal-Mart.com, Inc. The lease is fully guaranteed by Wal-Mart Stores, Inc., which carries Aa2 and AA ratings from Moody's and S&P, respectively. There is no contractual lease expiration during the loan term.

     PROPERTY MANAGEMENT. The Property is managed by Foster Enterprises. Foster Enterprises is an affiliate of the Borrower. The management agreement is subordinate and subject to the 7000 Marina Boulevard Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the 7000 Marina Boulevard Loan and the Property is set forth on Appendix II hereto.





                                     III-14

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 8 -- TYSON'S SQUARE
--------------------------------------------------------------------------------

-------------------------------------------------------------
                      LOAN INFORMATION
---------------------------- ----------------------- --------
ORIGINAL BALANCE:            $18,200,000

CUT-OFF DATE BALANCE:        $18,157,238

FIRST PAYMENT DATE:          10/01/2001

INTEREST RATE:               6.840%

AMORTIZATION:                300 months

ARD:                         NAP

HYPERAMORTIZATION:           NAP

MATURITY DATE:               9/01/2011

EXPECTED MATURITY BALANCE:   $14,523,309

SPONSOR(S):                  Thomas Green & The Antonoff
                             Family Trust Partnership

INTEREST CALCULATION:        Actual/360

CALL PROTECTION:             47-month lockout from the date
                             of origination with U.S.
                             Treasury defeasance
                             thereafter.

LOAN PER SF:                 $111.41

UP-FRONT RESERVES:           None

ONGOING RESERVES(1):         RE Tax:           Springing

                             Insurance:        Springing

                             Cap Ex:           Springing

LOCKBOX:                     None
-------------------------------------------------------------

-------------------------------------------------------------


---------------------------------------------------------------
                     PROPERTY INFORMATION
------------------------ --------------------------------------
SINGLE ASSET/PORTFOLIO:  Single Asset

PROPERTY TYPE:           Retail

PROPERTY SUB-TYPE:       Anchored

LOCATION:                Tyson's Corner, VA

YEAR BUILT/RENOVATED:    1965/1993 & 1997

OCCUPANCY(2):            98.3%

SQUARE FOOTAGE:          162,978

THE COLLATERAL:          An anchored shopping center

OWNERSHIP INTEREST(3):   Fee simple

MAJOR TENANTS             % NRSF    RENT PSF     LEASE EXPIRATION
-------------             ------    --------     ----------------

Marshalls(4)               28.4       $5.50         12/31/2001

The Sports Authority       26.0      $21.49          4/30/2005

Comp USA                   17.7      $25.75         11/30/2004


PROPERTY MANAGEMENT:     RELM, Inc. & National Real Estate Management


U/W NET OP. INCOME:      $2,956,368

U/W NET CASH FLOW:       $2,805,745

APPRAISED VALUE:         $34,400,000

CUT-OFF DATE LTV:        52.8%

MATURITY DATE LTV:       42.2%

DSCR:                    1.84x
---------------------------------------------------------------

---------------------------------------------------------------

(1) The borrower will not be required to make monthly escrow deposits for Taxes, Insurance and Capital Expenditures until the earlier to occur of one of the following (individually and collectively, a "Trigger Event"): (i) a Default or (ii) a failure to provide Lender evidence of payment of taxes and insurance premiums. Monthly escrow deposits for Cap Ex shall not be required so long as there is no default and the borrower adequately maintains the property in accordance with the loan documents. Assuming a Trigger Event has occurred, Tax and Insurance deposits will be due monthly as deemed necessary to pay for property taxes and insurance premiums payable by the borrower. In addition, Capital Expenditure deposits will be due monthly in an amount equal to 1/12 of $0.21 per rentable square foot of the property.

(2)  Occupancy is based on the rent roll dated June 14, 2001.

(3) The borrower holds (a) an interest in an unrecorded master lease dated April 26, 1974, in a portion of the Property, and (b) a ground lease estate pursuant to a recorded lease dated April 1, 1987. In addition, the fee simple interest in the property, which is held by individuals or entities related to the borrower, is encumbered by the mortgage.

(4) Marshall's holds a sublease estate under the master lease. Marshall's asserts that it has exercised its right to extend the sublease for an additional ten year period expiring December 31, 2011, despite the borrower's assertion that the master lease expires on December 31, 2001. This issue is currently being litigated before the Virginia Supreme Court. The borrower has covenanted that it shall take no actions to evict or otherwise dispossess Marshall's or to terminate its lease prior to the resolution of this litigation.

THE TYSON'S SQUARE LOAN

    THE LOAN. The eighth largest loan (the "Tyson's Square Loan") is evidenced by a promissory note secured by a first priority mortgage on the Tyson's Square retail center located in Tyson's Corner, Virginia (the "Tyson's Square Property"). The Tyson's Square Loan was originated on August 31, 2001 by BSFI.

    THE BORROWER. The borrower is MLK Associates, LLC, a Virginia limited liability company that owns no material assets other than the Tyson's Square Property and related interests. The borrower is wholly owned by MLK Associates Limited Partnership, a Virginia limited partnership that owns no material assets other than its interest in the borrower. The borrower is managed by Grant Managers, L.L.C., which is owned and controlled by Thomas Green and Gary Antonoff. Thomas Green holds a real estate portfolio which includes 22 shopping centers consisting of approximately 2 million square feet of retail space around the country in addition to 3 mobile home parks in Sarasota, FL and approximately 1,000 apartment units in the St. Louis metropolitan area. Mr. Green has a reported net worth in excess of $61 million. Gary Antonoff has a history of development


                                     III-15
experience, specializing in mobile home parks. Mr. Antonoff has developed more than 1,325 mobile home units and owns a manufactured home dealership.

    THE PROPERTY. The Tyson's Square Property consists of a 162,978 square foot shopping center located along Leesburg Pike in Tyson's Corner, Virginia, a large retail and office corridor approximately 15 minutes from Washington D.C. The Tyson's Square property is anchored by four tenants that represent approximately 84.5% of the total square footage. The anchor tenants include a 46,353 square foot Marshall's, a 42,350 square foot The Sports Authority, a 28,900 square foot CompUSA and a 20,150 square foot Border's Books. Tyson's Corner is essentially 100% built-out so that there is very little opportunity for new development.

-------------------------------------------------------------------------------------------------------------------------------
                                                 LEASE ROLLOVER SCHEDULE

                      # OF                                 % OF TOTAL                   % OF TOTAL BASE      CUMULATIVE % OF
                      LEASES      AVERAGE BASE RENT PER   SQUARE FEET    CUMULATIVE %     RENTAL REVENUES      TOTAL RENTAL
        YEAR          ROLLING          SF ROLLING          ROLLING     OF SF ROLLING         ROLLING        REVENUES ROLLING
--------------------- ----------- ----------------------- ------------- ---------------- ------------------ -------------------
       Vacant             2               $20.00              3.04%           3.04%            2.86%               2.86%
--------------------- ----------- ----------------------- ------------- ---------------- ------------------ -------------------
        2001              1               $11.25              1.69%           4.73%            0.90%               3.76%
--------------------- ----------- ----------------------- ------------- ---------------- ------------------ -------------------
        2002              7               $34.77             21.10%          25.83%           34.52%              38.28%
--------------------- ----------- ----------------------- ------------- ---------------- ------------------ -------------------
        2003              2               $39.69              1.86%          27.69%            3.45%              41.73%
--------------------- ----------- ----------------------- ------------- ---------------- ------------------ -------------------
        2004              1               $25.75             16.90%          44.59%           20.54%              62.27%
--------------------- ----------- ----------------------- ------------- ---------------- ------------------ -------------------
        2005              2               $35.09             26.40%          70.99%           27.98%              90.25%
--------------------- ----------- ----------------------- ------------- ---------------- ------------------ -------------------
        2006              --                --                --             70.99%            --                 90.25%
--------------------- ----------- ----------------------- ------------- ---------------- ------------------ -------------------
        2007              1               $32.00              1.80%          72.79%            2.71%              92.96%
--------------------- ----------- ----------------------- ------------- ---------------- ------------------ -------------------
        2008              --                --                --             72.79%            --                 92.96%
--------------------- ----------- ----------------------- ------------- ---------------- ------------------ -------------------
        2009              --                --                --             72.79%            --                 92.96%
--------------------- ----------- ----------------------- ------------- ---------------- ------------------ -------------------
   2010 & Beyond          1                $5.50             27.21%         100.00%            7.04%             100.00%
--------------------- ----------- ----------------------- ------------- ---------------- ------------------ -------------------

     PROPERTY MANAGEMENT. The Tyson's Square Property is managed by both RELM, Inc. and National Real Estate Management. National Real Estate Management is affiliated with the Tyson's Square Borrower. National Real Estate Management was founded in the early 1960's by Thomas Green (a principal in the Tyson's Square Borrower and one of the general partners of MLK Associates, LP) and currently owns and manages approximately 3 million square feet of commercial retail real estate properties. The management agreement is subordinate and subject to the Tyson's Square Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Tyson's Square Loan and the Tyson's Square Property is set forth on Appendix II hereto.





                                     III-16

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NOS. 9-13 -- METALDYNE PORTFOLIO
--------------------------------------------------------------------------------

-------------------------------------------------------------

---------------------------- --------------------------- ----
ORIGINAL BALANCE(1):         $16,700,000

CUT-OFF DATE BALANCE:        $16,663,795

FIRST PAYMENT DATE(2):       8/01/2001 (10/01/2001 in the
                             case of the Niles, IL property)

INTEREST RATE:               7.480%

AMORTIZATION(2):             360 months (358 months in the
                             case of the Niles, IL property)


ARD:                         NAP

HYPERAMORTIZATION:           NAP

MATURITY DATE:               7/01/2011


EXPECTED MATURITY BALANCE:   $14,766,440

SPONSOR(S):                  W.P. Carey & Co., LLC

INTEREST CALCULATION:        Actual/360

CALL PROTECTION:             Lockout until the earlier of 4
                             years after loan origination
                             or 2 years after the REMIC
                             startup date, with U.S.
                             Treasury defeasance
                             thereafter.(3)

LOAN PER SF:                 $31.21 on a portfolio aggregate basis


UP-FRONT RESERVES(4):        Cap Ex:        $1,000,000

ONGOING RESERVES:            None

LOCKBOX:                     None



-------------------------------------------------------------

-------------------------------------------------------------



---------------------------------------------------------------
                     PROPERTY INFORMATION
------------------------ ----------------- --------------------
SINGLE ASSET/PORTFOLIO:  Portfolio of 5 assets

PROPERTY TYPE:           Industrial

PROPERTY SUB-TYPE:       Light Industrial and Heavy Industrial

LOCATION:                Solon, OH
                         Niles, IL
                         Rome, GA
                         Twinsburg, OH
                         Plymouth, MI

YEAR BUILT/RENOVATED:    Solon, OH:  1970/1995
                         Niles, IL:  1952/1987
                         Rome, GA:  1972/1978
                         Twinsburg, OH:  1991/1998
                         Plymouth, MI:  1995/NAP

OCCUPANCY(5):            100.0%

SQUARE FOOTAGE:          Solon, OH:  67,000
                         Niles, IL:  125,880
                         Rome, GA:  117,000
                         Twinsburg, OH:  156,000
                         Plymouth, MI:  68,121

THE COLLATERAL:          5 single-tenant industrial buildings

OWNERSHIP INTEREST:      Fee simple


MAJOR TENANTS            % NRSF    RENT PSF      LEASE EXPIRATION
-------------            ------    --------      ----------------

Metaldyne Machining        100       $5.84         7/31/21
and Assembly Company,
Inc.

PROPERTY MANAGEMENT:    Dyne (DE) LP

U/W NET OP. INCOME(6):  $2,428,990

U/W NET CASH FLOW(6):   $2,180,632

APPRAISED VALUE(6):     $24,885,000

CUT-OFF DATE LTV(6):    67.0%

MATURITY DATE LTV(6):   59.3%

DSCR(6):                1.56x

---------------------------------------------------------------

---------------------------------------------------------------





(1)  This balance reflects a Note Modification Agreement dated September 1,
     2001.

(2) Shortly after origination, the note was revised to include the Niles, IL property as collateral; thus, the First Payment Date and Amortization differs slightly with respect to the Niles, IL property.

(3)  Also see the discussion of "Release of Parcels" on the following page.

(4) The borrower deposited a $1,000,000 letter of credit (unallocated among the properties in the Metaldyne Portfolio) for roof, HVAC and parking lot repairs.

(5)  Based on a master lease for all properties dated August 16, 2001.

(6)  Calculated on an aggregate basis for the portfolio.

                                     III-17

THE METALDYNE PORTFOLIO LOAN

    THE LOAN. The ninth largest loan (the "Metaldyne Portfolio Loan") is evidenced by a Promissory Note (the "Metaldyne Portfolio Note") in the revised principal amount of $16,700,000 and is secured by first priority Mortgage and Security Agreements (collectively, the "Metaldyne Portfolio Mortgage") encumbering 5 industrial buildings, aggregating 534,001 square feet, and underlying land located in Solon, Ohio; Niles, Illinois; Rome, Georgia; Twinsburg, Ohio; and Plymouth, Michigan (collectively, the "Metaldyne Portfolio Property"). The Metaldyne Portfolio Loan encumbers the fee interest in the Metaldyne Portfolio Property. The Metaldyne Portfolio Loan was originated on June 29, 2001 by or on behalf of MSDWMC.

    THE BORROWER. The borrower is Dyne (DE) LP, a Delaware limited partnership (the "Metaldyne Portfolio Borrower") that owns no material assets other than the Metaldyne Portfolio Property and related interests. The general partner of the borrower is Metal (DE) QRS 14-67, Inc. The sponsor of the project is W.P. Carey & Co., LLC, a real estate investment trust.

    THE PROPERTY. Each property in the Metaldyne Portfolio Property is 100% leased under a master lease to Metaldyne Machining and Assembly Company, Inc., an industrial manufacturer of metal-formed and precision-engineered component and modular systems and other industrial products. The tenant is majority owned by Heartland Industrial Partners, a private equity investment firm.

    The Metaldyne Portfolio Property located in Solon, Ohio was constructed in 1970 and renovated in 1995. Solon is a southeastern suburb of Cleveland. This property consists of a two-story steel framed building containing 67,000 net square feet, dedicated to warehouse, manufacturing and office use (24% office). The site is 5 acres and includes 165 parking spaces.

    The Metaldyne Portfolio Property located in Niles, Illinois was constructed in 1952 and renovated in 1987. Niles is a north Cook County suburb of Chicago. This property consists of a one-story steel and brick building containing 125,880 net square feet, dedicated to manufacturing and office use (10% office). The site is 3.8 acres and includes 106 parking spaces. This property is occupied by the Global Metal Technologies subsidiary of Metaldyne Machinery and Assembly Company, Inc.

    The Metaldyne Portfolio Property located in Rome, Georgia was constructed in 1972 and renovated and expanded in 1978. Rome is a rural area approximately 50 miles northwest of Atlanta. This property consists of a two-story steel and concrete building containing 117,000 net square feet, dedicated to warehouse, manufacturing and office use (8% office). The site is 11.9 acres and includes 158 parking spaces.

    The Metaldyne Portfolio Property located in Twinsburg, Ohio was constructed in 1991 and renovated in 1998. Twinsburg is a southeastern suburb of Cleveland. This property consists of a one-story steel and concrete building containing 156,000 net square feet, dedicated to manufacturing and office use (6% office). The site is 19.9 acres and includes 165 parking spaces.

    The Metaldyne Portfolio Property located in Plymouth, Michigan was constructed in 1995. Plymouth is a suburb approximately 15 miles west of Detroit. This property consists of a one-story steel and brick building containing 68,121 net square feet, dedicated to research and development and office use (56% office). The site is 5.5 acres and includes 181 parking spaces. This property is used as the headquarters of Metaldyne Machinery and Assembly Company, Inc.

    PROPERTY MANAGEMENT. The Metaldyne Portfolio Property is managed by an affiliate of the Metaldyne Portfolio Borrower. The management agreement is subordinate and subject to the Metaldyne Portfolio Loan.

    MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

    ADDITIONAL INDEBTEDNESS.  Not allowed.

    RELEASE OF PARCELS. From and after the earlier of four years after loan origination or two years after the REMIC startup date, individual properties securing the Metaldyne Portfolio Loan may be released pursuant to a partial defeasance structure, subject to rating agency confirmation. For any release, the Metaldyne Portfolio Borrower must split the promissory note into two separate notes, one for the remaining Metaldyne Portfolio Property and one for the property to be defeased, in an amount equal to 125% of the allocated loan amount for the relevant Metaldyne Portfolio Property. The debt service coverage ratio for the remaining Metaldyne Portfolio Property must be the greater of (a) 1.53x and (b) the debt service coverage ratio of all individual properties prior to the release.

    Certain additional information regarding the Metaldyne Portfolio Loan and the Metaldyne Portfolio Property is set forth on Appendix II hereto.



                                     III-18

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 14 -- PACIFIC GULF COMMERCE PARK
--------------------------------------------------------------------------------

-------------------------------------------------------------

---------------------------- --------------------------- ----
ORIGINAL BALANCE:            $16,700,000

CUT-OFF DATE BALANCE:        $16,649,830

FIRST PAYMENT DATE:          9/01/2001

INTEREST RATE:               7.53%

AMORTIZATION:                300 months

ARD:                         NAP

HYPERAMORTIZATION:           NAP

MATURITY DATE:               8/01/2011

EXPECTED MATURITY BALANCE:   $13,610,788

SPONSOR(S):                  David Dollinger and Michael Dollinger

INTEREST CALCULATION:        Actual/360

CALL PROTECTION:             Lockout until the later of 3
                             years after loan origination
                             or 2 years after the REMIC
                             startup date, with U.S.
                             Treasury defeasance thereafter.

LOAN PER SF:                 $128.56

UP-FRONT RESERVES:           RE Tax:          $73,025

ONGOING RESERVES(1):         Cap Ex:          $5,588/month

                             RE Tax:          $14,605/month

                             Insurance:       Springing

LOCKBOX:                     None

-------------------------------------------------------------

-------------------------------------------------------------


---------------------------------------------------------------
                     PROPERTY INFORMATION
----------------------- ---------- ---------------------------
SINGLE ASSET/PORTFOLIO:  Single Asset

PROPERTY TYPE:           Industrial

PROPERTY SUB-TYPE:       Flex Industrial

LOCATION:                Sunnyvale, CA

YEAR BUILT/RENOVATED:    1972

OCCUPANCY(2):            97.9%

SQUARE FOOTAGE:          129,513

THE COLLATERAL:          5 multi-tenant industrial buildings

OWNERSHIP INTEREST:      Fee simple


MAJOR TENANTS              % NRSF   RENT PSF   LEASE EXPIRATION
-------------              ------   --------   ----------------

Modified Polymer Components 8.3      $33.39       7/31/2003

Recif                       4.1      $32.04       7/31/2003

Informed Diagnostics        4.1      $40.50       2/28/2003

PROPERTY MANAGEMENT:     Franciscan Builders, Inc.

U/W NET OP. INCOME:     $2,517,945

U/W NET CASH FLOW:       $2,352,242

APPRAISED VALUE:        $23,900,000

CUT-OFF DATE LTV:       69.7%

MATURITY DATE LTV:      56.9%

DSCR:                   1.58x
---------------------------------------------------------------

---------------------------------------------------------------

(1) Monthly collection of $5,588 includes $3,429 for short term capital expenditures to be collected for the first 36 months and $2,159 for on-going capital expenditures to be collected over the life of the loan.

(2)  Based on rent roll dated June 25, 2001 and review of the leases.

THE PACIFIC GULF COMMERCE PARK LOAN

    THE LOAN. The tenth largest loan (the "Pacific Gulf Loan") is evidenced by a Promissory Note in the principal amount of $16,700,000 and is secured by a first priority Deed of Trust encumbering 5 industrial buildings, aggregating 129,513 square feet of net rentable area, and the underlying land located in Sunnyvale, California (collectively the "Pacific Gulf Property"). The Pacific Gulf Loan encumbers the fee interest in the Pacific Gulf Property. The Pacific Gulf Loan was originated on July 9, 2001 by or on behalf of Wells Fargo.

    THE BORROWER. The borrower is Duane Ventures, LLC, a California limited liability company (the "Pacific Gulf Borrower") that owns no material assets other than the Pacific Gulf Property and related interests. The managing member is D & M Ventures, LP, whose general partner is the Dollinger Living Trust with a 12.2% equity interest. The sponsors of the project are David B. Dollinger and Michael I. Dollinger. The Dollinger family has been in the commercial real estate business for over 50 years, and they currently own approximately 1.6 million square feet of retail, flex industrial and office properties.

    THE PROPERTY. The Pacific Gulf Property is located at 1030-1095 East Duane Avenue in Sunnyvale, Santa Clara County, CA. It is located in the Pacific Gulf Commerce Park, a five building, multi-tenant industrial complex at the junction of East Duane Avenue and Lawrence Expressway in Sunnyvale. The subject property is developed for professional office and industrial/office with street addresses of 1030, 1031, 1050, 1080 and 1095 East Duane Avenue, respectively. The improvement consists of four single-story, concrete tilt-up, multi-tenant, light industrial buildings, and one, two-story Class "B", multi-tenant office building. The buildings were constructed in 1972 and contain a total 129,513 square feet of net rentable area on 7.37 acres. The four industrial buildings contain a total of 108,520 square feet, while the office building contains a total of 20,993


                                     III-19
square feet. The five buildings contain 58 units leased to 37 companies or tenants at an average contract rent of $26.05 per square foot. The industrial space is 100% occupied, while the office space is approximately 97% occupied. The combined occupancy rate is approximately 97.9%. Vehicular access to the Pacific Gulf Property is provided from two locations along East Duane Avenue from the south and two additional locations from Duane Court on the north. The neighborhood is predominantly zoned industrial. It is nearly 100% built-out with light manufacturing buildings and one and two-story, office/research and development buildings. Most of the development in the immediate area was built from the 1960s to the 1980s and is in average to good condition.

---------------------------------------------------------------------------------------------------------------
                                           LEASE ROLLOVER SCHEDULE

                     # OF        AVERAGE BASE     % OF TOTAL    CUMULATIVE   % OF TOTAL BASE   CUMULATIVE % OF
                    LEASES       RENT PER SF     SQUARE FEET     % OF SF    RENTAL REVENUES     TOTAL RENTAL
      YEAR          ROLLING        ROLLING         ROLLING       ROLLING        ROLLING       REVENUES ROLLING
----------------- ------------ ---------------- -------------- ------------ ----------------- -----------------
     Vacant             4          $31.03            2.13%         2.13%          2.53%             2.53%
----------------- ------------ ---------------- -------------- ------------ ----------------- -----------------
      MTM               1          $21.75            2.47%         4.60%          2.06%             4.60%
----------------- ------------ ---------------- -------------- ------------ ----------------- -----------------
      2001              9          $20.09           10.85%        15.44%          8.37%            12.96%
----------------- ------------ ---------------- -------------- ------------ ----------------- -----------------
      2002             14          $19.89           28.05%        43.50%         21.43%            34.39%
----------------- ------------ ---------------- -------------- ------------ ----------------- -----------------
      2003             26          $31.31           49.81%        93.30%         59.87%            94.26%
----------------- ------------ ---------------- -------------- ------------ ----------------- -----------------
      2004              3          $24.83            3.14%        96.45%          3.00%            97.26%
----------------- ------------ ---------------- -------------- ------------ ----------------- -----------------
      2005             --            --              --           96.45%           --              97.26%
----------------- ------------ ---------------- -------------- ------------ ----------------- -----------------
      2006              2          $20.10            3.55%       100.00%          2.74%           100.00%
----------------- ------------ ---------------- -------------- ------------ ----------------- -----------------
      2007             --            --              --          100.00%           --             100.00%
----------------- ------------ ---------------- -------------- ------------ ----------------- -----------------
      2008             --            --              --          100.00%           --             100.00%
----------------- ------------ ---------------- -------------- ------------ ----------------- -----------------
      2009             --            --              --          100.00%           --             100.00%
----------------- ------------ ---------------- -------------- ------------ ----------------- -----------------
 2010 & Beyond         --            --              --          100.00%           --             100.00%
----------------- ------------ ---------------- -------------- ------------ ----------------- -----------------

    PROPERTY MANAGEMENT. The property is managed by Franciscan Builders, Inc. The management agreement is subordinate and subject to the Pacific Gulf Loan.

    MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

    ADDITIONAL INDEBTEDNESS.  Not allowed.

    RELEASE OF PARCELS.  Not allowed.

    Certain additional information regarding the Pacific Gulf Loan and the Pacific Gulf Property is set forth on Appendix II hereto.


                                     III-20

--------------------------------------------------------------------------------
[BEAR STEARNS LOGO]                                       [MORGAN STANLEY LOGO]

                                October 31, 2001
--------------------------------------------------------------------------------

                                 CMBS NEW ISSUE
                              COLLATERAL TERM SHEET

                   ------------------------------------------

                                  $819,033,000
                                  (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                  AS DEPOSITOR


                MORGAN STANLEY DEAN WITTER MORTGAGE CAPITAL INC.
                        PRINCIPAL COMMERCIAL FUNDING, LLC
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                     JOHN HANCOCK REAL ESTATE FINANCE, INC.
                           BEAR, STEARNS FUNDING, INC.
                            AS MORTGAGE LOAN SELLERS

                   ------------------------------------------


                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP4

                   ------------------------------------------


BEAR, STEARNS & CO. INC.                                        MORGAN STANLEY
CO-LEAD BOOKRUNNING MANAGER                        CO-LEAD BOOKRUNNING MANAGER
GOLDMAN, SACHS & CO.                       WELLS FARGO BROKERAGE SERVICES, LLC
CO-MANAGER                                                          CO-MANAGER

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $819,033,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP4

TRANSACTION FEATURES

>>       Sellers:

--------------------------------------------------------------------------------
                                                 NO. OF  CUT-OFF DATE       % OF
SELLERS                                          LOANS    BALANCE ($)       POOL
--------------------------------------------------------------------------------
 Morgan Stanley Dean Witter Mortgage Capital      30      220,197,691     24.4
 Inc.
 Principal Commercial Funding, LLC                32      206,970,471     22.9
 Wells Fargo Bank, National Association           52      201,677,120     22.3
 John Hancock Real Estate Finance, Inc.           22      143,356,307     15.9
 Bear, Stearns Funding, Inc.                      16      130,314,702     14.4
--------------------------------------------------------------------------------
 TOTAL:                                          152      902,516,290    100.0
--------------------------------------------------------------------------------

>>   Loan Pool:
     o    Average Cut-off Date Balance: $5,937,607
     o    Largest Mortgage Loan by Cut-off Date Balance: $75,000,000
     o Five largest and ten largest loans: 23.1% and 34.3% of pool, respectively

>>   Credit Statistics:
     o    Weighted average debt service coverage ratio of 1.64x
     o Weighted average current loan-to-value ratio of 60.8%; weighted average balloon loan-to-value ratio of 50.5%

>>   Property Types (by property):


 Manufactured             Industrial
   Housing                  13.2%
  Community
     1.2%                Multifamily
                            13.3%
  Mixed Use
     1.0%                 Retail(2)
                            41.4%
 Hospitality
     0.9%                   Office
                            27.4%
   Other(1)
     1.6%

Note:  (1)  "Other" collateral consists of Other-Land, Health
            Care-Independent Living and Self Storage
       (2) "Retail" collateral consists of 31.2% Anchored, 4.4% Shadow Anchored, 2.2% Unanchored, 1.5% Big Box, 1.4% Specialty and 0.9% Free Standing




>>   Call Protection: (as applicable)
     o 78.0% of the pool (125 loans) have a lockout period ranging from 26 to 62 payments from origination, then defeasance provisions.
     o 20.8% of the pool (25 loans) have a lockout period ranging from 25 to 82 payments from origination, then the greater of yield maintenance and a prepayment premium of 1.0%.
     o 1.2% of the pool (2 loans) permit voluntary prepayment following a lockout period ranging from 26 to 27 payments from origination with the greater of yield maintenance and a prepayment premium of 1.0% and also permit defeasance two years following securitization.

>> Collateral Information Updates: Updated loan information is expected to be part of the monthly certificateholder reports available from the Paying Agent in addition to detailed payment and delinquency information. Information provided by the Paying Agent is expected to be available on its website at www.ctslink.com/cmbs. In addition, updated annual property operating and occupancy information, to the extent delivered by borrowers, is expected to be available to Certificateholders on the Paying Agent's website.

>> Bond Information: Cash flows are expected to be modeled by TREPP, CONQUEST and INTEX and are expected to be available on BLOOMBERG.

>> Lehman Aggregate Bond Index: It is expected that this transaction will be included in the Lehman Aggregate Bond Index.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS Supplement. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $819,033,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP4



OFFERED CERTIFICATES

---------- ---------------- ------------- --------------- ----------- --------------- ---------------- ---------------- ------------
                                                                                                                        CERTIFICATE
              INITIAL                                                                 EXPECTED FINAL       INITIAL       PRINCIPAL
            CERTIFICATE     SUBORDINATION     RATINGS      AVERAGE      PRINCIPAL      DISTRIBUTION     PASS-THROUGH      TO VALUE
  CLASS     BALANCE(1)          LEVELS     (MOODY'S/S&P)  LIFE(2)(3)   WINDOW(2)(4)       DATE(2)          RATE(5)        RATIO(6)
---------- ---------------- ------------- --------------- ----------- --------------- ---------------- ---------------- ------------
A-1        $389,161,000          14.75%      Aaa / AAA        5.7        1 - 109         12/15/10           5.06%           51.8%
---------- ---------------- ------------- --------------- ----------- --------------- ---------------- ---------------- ------------
A-2         $60,000,000          14.75%      Aaa / AAA        9.2       109 - 112         3/15/11       1 mo. LIBOR +       51.8%
                                                                                                          0.45%(7)
---------- ---------------- ------------- --------------- ----------- --------------- ---------------- ---------------- ------------
A-3        $320,234,000          14.75%      Aaa / AAA        9.6       112 - 117         8/15/11           5.61%           51.8%
---------- ---------------- ------------- --------------- ----------- --------------- ---------------- ---------------- ------------
B           $24,819,000          12.00%       Aa2 / AA        9.8       117 - 117         8/15/11           5.80%           53.5%
---------- ---------------- ------------- --------------- ----------- --------------- ---------------- ---------------- ------------
C           $24,819,000           9.25%        A2 / A         9.8       117 - 118         9/15/11           6.05%           55.2%
---------- ---------------- ------------- --------------- ----------- --------------- ---------------- ---------------- ------------

PRIVATE CERTIFICATES (8)

-------- ----------------- ------------- ----------------- ----------- -------------- ---------------- ----------------- -----------
              INITIAL
            CERTIFICATE                                                                                                  CERTIFICATE
            BALANCE OR                                                                EXPECTED FINAL       INITIAL        PRINCIPAL
             NOTIONAL      SUBORDINATION     RATINGS        AVERAGE      PRINCIPAL     DISTRIBUTION      PASS-THROUGH      TO VALUE
  CLASS      AMOUNT(1)        LEVELS      (MOODY'S/S&P)    LIFE(2)(3)  WINDOW(2)(4)       DATE(2)          RATE(5)         RATIO(6)
-------- ----------------- ------------- ----------------- ----------- -------------- ---------------- ----------------- -----------
X-1       $902,516,290 (9)        ---       Aaa / AAA          ---          ---             ---         Variable Rate        ---
-------- ----------------- ------------- ----------------- ----------- -------------- ---------------- ----------------- -----------
X-2       $420,779,000 (9)        ---       Aaa / AAA          ---          ---             ---         Variable Rate        ---
-------- ----------------- ------------- ----------------- ----------- -------------- ---------------- ----------------- -----------
D            $9,025,000         8.25%        A3 / A-           9.9       118 - 118        9/15/11           6.17%           55.8%
-------- ----------------- ------------- ----------------- ----------- -------------- ---------------- ----------------- -----------
E           $20,307,000         6.00%       Baa2 / BBB         9.9       118 - 118        9/15/11           6.47%           57.1%
-------- ----------------- ------------- ----------------- ----------- -------------- ---------------- ----------------- -----------
F            $9,025,000         5.00%      Baa3 / BBB-         9.9       118 - 118        9/15/11           6.91%           57.8%
-------- ----------------- ------------- ----------------- ----------- -------------- ---------------- ----------------- -----------
G - N       $45,126,290           ---           ---            ---          ---              ---            6.00%            ---
-------- ----------------- ------------- ----------------- ----------- -------------- ---------------- ----------------- -----------

Notes:  (1)     As of November 1, 2001. In the case of each such Class, subject to a permitted variance of plus or minus 5%.
        (2)     Based on the Structuring Assumptions, assuming 0% CPR, described in the Prospectus Supplement.
        (3)     Average life is expressed in terms of years.
        (4)     Principal window is the period (expressed in terms of months and commencing with December 2001) during which distributions of principal are expected to be made to the holders of each designated Class.
        (5)     The Class A-1, A-3, B, C, D, E and F Certificates will accrue interest at a fixed rate. The Class A-2 Certificates will accrue interest at a floating rate based on 1-month LIBOR. The Class E and F Certificates will be subject to a NWAC cap. The Class X-1 and X-2 Certificates will accrue interest at a variable rate.
        (6)     Certificate Principal to Value Ratio is calculated by dividing each Class' Certificate Balance and all Classes (if any) that are senior to such Class by the quotient of the aggregate pool balance and the weighted average pool loan to value ratio. The
                Class A-1, A-2 and A-3 Certificate Principal to Value Ratio is calculated based upon the aggregate of the Certificate Balances of those Classes.
        (7)     The Class A-2 Certificates will accrue interest at a floating rate based on 1-month LIBOR, calculated on an actual/360 basis.
                Wells Fargo Bank, National Association has provided an interest rate swap agreement (the "Swap Contract") with respect to the Class A-2 Certificates.
        (8)     Certificates to be offered privately pursuant to Rule 144A.
        (9)     The Class X-1 Notional Amount is equal to the sum of all
                Certificate Balances outstanding from time to time. The Class
                X-2 Notional Amount is equal to the Certificate Balances of the Class A-3, Class B and Class C Certificates and the deemed
                Certificate Balance of a component (the "Class A-2B Component" of the Class A-2 Certificates) described below.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $819,033,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP4

I. ISSUE CHARACTERISTICS

ISSUE TYPE:                         Public: Classes A-1, A-2, A-3, B and C (the
                                    "Offered Certificates"). Private (Rule
                                    144A): Classes X-1, X-2, D, E, F, G, H, J,
                                    K, L, M and N.

SECURITIES OFFERED:                 $819,033,000 monthly pay, multi-class,
                                    sequential pay commercial mortgage REMIC
                                    Pass-Through Certificates, including five fixed or floating rate principal and interest classes (Classes A-1, A-2, A-3, B and C).

SELLERS: Morgan Stanley Dean Witter Mortgage Capital Inc., Principal Commercial Funding, LLC, Wells Fargo Bank, National Association, John Hancock Real Estate Finance, Inc., and Bear, Stearns Funding, Inc.

CO-LEAD BOOKRUNNING MANAGERS:       Bear, Stearns & Co. Inc. and Morgan Stanley
                                    & Co. Incorporated.

CO-MANAGERS:                        Goldman, Sachs & Co. and Wells Fargo
                                    Brokerage Services, LLC.

MASTER SERVICER:                    Wells Fargo Bank, National Association.

PRIMARY SERVICERS:                  Principal Capital Management, LLC and John
                                    Hancock Real Estate Finance, Inc. (with
                                    respect to the loans respectively sold by
                                    them); Wells Fargo Bank, National
                                    Association (with respect to the loans sold by it and by Bear, Stearns Funding, Inc. and Morgan Stanley Dean Witter Mortgage Capital
                                    Inc.).

SPECIAL SERVICER:                   GMAC Commercial Mortgage Corporation.

TRUSTEE:                            LaSalle Bank National Association.

PAYING AGENT AND REGISTRAR:         Wells Fargo Bank Minnesota, National
                                    Association.

SWAP CONTRACT AND COUNTERPARTY:     Wells Fargo Bank, National Association (the
                                    "Counterparty") has provided an interest rate swap agreement (the "Swap Contract") with respect to the Class A-2 Certificates.
                                    The notional amount of the Swap Contract will be equal to the principal balance of the Class A-2 Certificates and will decrease as the principal balance of the Class A-2
                                    Certificates decreases. The Counterparty will generally be obligated to pay to the trust each month the product of (i) the Swap
                                    Contract notional amount and (ii) 1-month
                                    LIBOR + 0.45%. The Counterparty will be
                                    required to post collateral or find a
                                    replacement counterparty if its ratings fall below levels acceptable to the rating agencies rating the Certificates.

CUT-OFF DATE:                       November 1, 2001.

EXPECTED CLOSING DATE:              On or about November 8, 2001.

DISTRIBUTION DATES:                 The 15th of each month, commencing in
                                    December 2001 (or if the 15th is not a
                                    business day, the next succeeding business
                                    day).

LIBOR RESET DATE:                   Two business days preceding the 15th of each
                                    month.

MINIMUM DENOMINATIONS:              $25,000 for the Class A-1, A-2, and A-3
                                    Certificates and $100,000 for all other
                                    Offered Certificates and in multiples of $1 thereafter.

SETTLEMENT TERMS:                   DTC, Euroclear and Clearstream, same day
                                    funds, with accrued interest (except for Class A-2 which settles flat).

LEGAL/REGULATORY STATUS:            Classes A-1, A-2, A-3, B and C are expected
                                    to be eligible for exemptive relief under ERISA. No Class of Certificates is SMMEA eligible.

RISK FACTORS:                       THE CERTIFICATES INVOLVE CERTAIN RISKS AND
                                    MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE
                                    THE "RISK FACTORS" SECTION OF THE PROSPECTUS
                                    SUPPLEMENT AND THE "RISK FACTORS" SECTION OF
                                    THE PROSPECTUS


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $819,033,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP4

II. STRUCTURE CHARACTERISTICS

The Class A-1, A-3, B, C, D, E and F Certificates are fixed-rate, monthly pay, multi-class, sequential pay REMIC Pass-Through Certificates. The Class A-2 Certificates will accrue interest at a floating rate based on 1-month LIBOR. The Class E and F Certificates will be subject to a NWAC cap. The Class X-1 and X-2 Certificates will accrue interest at a variable rate. All Classes of Certificates derive their cash flows from the entire pool of Mortgage Loans.

                                                          Class X-1, X-2(2)

  Class A-1                Aaa / AAA                           $389.2MM
                             5.06%

  Class A-2                Aaa / AAA                            $60.0MM
                      1-mo. LIBOR + 0.45%

  Class A-3                Aaa / AAA                           $320.2MM
                             5.61%

    Class B                 Aa2 / AA                            $24.8MM
                             5.80

    Class C                  A2 / A                             $24.8MM
                             6.05%

    Class D                 A3 / A-                              $9.0MM
                             6.17%

    Class E                Baa2 / BBB                           $20.3MM
                             6.47%

    Class F               Baa3 / BBB-                            $9.0MM
                             6.91%

Classes G-N             Ba1 / BB+ to NR                         $45.1MM
                             6.00%

                         NR = Not Rated

[xx]    Class X-1

[XX]    Class X-2 through Nov. 2008

[XX]    Class X-1 after Nov. 2008

     (1) The Notional Amount of the Class X-1 Certificates will be equal to the aggregate of the certificate balances of the classes of Principal Balance Certificates outstanding from time to time. The Notional Amount of the Class X-2 Certificates at any time on or before the Distribution Date occurring in Nov. 2008 will be an amount equal to the aggregate of the Component Balance (as defined herein) of the Class A-2B Component (as defined herein) and the certificate balances of the Class A-3, Class B and Class C Certificates outstanding from time to time. After the Distribution Date occurring in Nov. 2008, the Notional Amount of the Class X-2 Certificates will equal zero. The aggregate certificate balance of the Class A-2 Certificates will be deemed to consist of two components (each a "Component"), each having a deemed fixed "Pass-Through Rate". One of the Components (the "Class A-2A Component") will have a balance (a "Component Balance") initially equal to $9,093,000, which amount will be deemed reduced by the amount of all distributions of principal made to the Class A-2 Certificates until such Component Balance is reduced to zero. The other Component (the "Class A-2B Component") will have a Component Balance equal to $50,907,000 which, following the reduction of the Component Balance of the Class A-2A Component to zero, will be deemed reduced by the amount of all subsequent distributions in reduction of the aggregate certificate balance of the Class A-2 Certificates until the Component Balance of the Class A-2B Component (and the aggregate certificate balance of the Class A-2 Certificates) has been reduced to zero.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $819,033,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP4

Class X-1 and X-2 Pass-Through      The Pass-Through Rate applicable to the
Rates:                              Class X-1 Certificates for each Distribution
                                    Date subsequent to the initial Distribution
                                    Date will, in general, equal the weighted average of the Class X-1 Strip Rates for the respective classes of Principal Balance
                                    Certificates (or, in the case of the Class
                                    A-2 Certificates, the Class A-2A and Class
                                    A-2B Components thereof) for such
                                    Distribution Date (weighted on the basis of the respective certificate balances of such classes of Certificates or the Component
                                    Balances of such Components outstanding
                                    immediately prior to such Distribution
                                    Date). The "Class X-1 Strip Rate" in respect of any class of Principal Balance
                                    Certificates (or, in the case of the Class
                                    A-2 Certificates, the Class A-2A Component or Class A-2B Component) for any Distribution Date will, in general, equal
                                    (i) the Weighted Average Net Mortgage Rate for such Distribution Date minus (ii) (x) in the case of the Class A-1, Class D, Class E,
                                    Class F, Class G, Class H, Class J, Class K,
                                    Class L, Class M and Class N Certificates and the Class A-2A Component, the Pass-Through Rate for such Class of Certificates or Component and (y) in the case of the Class A-2B Component and the Class A-3, Class B and Class C Certificates
                                    (I) for any Distribution Date occurring on or before Nov. 2008, the rate per annum corresponding to such Distribution Date as set forth in the Prospectus Supplement and
                                    (II) for any Distribution Date occurring after Nov. 2008, the Pass-Through Rate for such Class of Certificates or Component (but in no event will any Class X-1 Strip Rate be less than zero).

                                    The Pass-Through Rate applicable to the
                                    Class X-2 Certificates for each Distribution
                                    Date subsequent to the initial Distribution
                                    Date will, until Nov. 2008, in general,
                                    equal the weighted average of the Class X-2
                                    Strip Rates for the Class A-2B Component and the Class A-3, Class B and Class C Certificates for such Distribution Date (weighted on the basis of the respective certificate balances of such Classes of Certificates or the Component Balance of such Component outstanding immediately prior to such Distribution Date). The "Class X-2 Strip Rate" in respect of the Class A-2B Component and the Class A-3, Class B and Class C Certificates for any Distribution Date will, in general, equal (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in the Prospectus Supplement and (y) the Weighted Average Net Mortgage Rate for such Distribution Date minus (ii) the Pass-Through Rate for such class of Certificates or Component for such Distribution Date (but in no event will any Class X-2 Strip Rate be less than zero). The Class X-2 Certificates will be fully retired no later than Nov. 2008.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $819,033,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP4


Prepayment Premium/Yield            Any Prepayment Premiums/Yield Maintenance
Maintenance Charge                  Charges collected with respect to a Mortgage
Allocation:                         Loan during any particular Collection Period
                                    will be distributed to the holders of each Class of Principal Balance Certificates
                                    (other than the Class A-2 and Class G
                                    through Class N Certificates) then entitled to distributions of principal on such Distribution Date in an amount equal to such Prepayment Premium/Yield Maintenance Charge multiplied by the product of (a) a fraction, the numerator of which is equal to the amount of principal distributed to the holders of that Class on the Distribution
                                    Date, and the denominator of which is the total principal distributed on that distribution date, and (b) a fraction not greater than one, the numerator of which is equal to the excess, if any, of the Pass-Through Rate applicable to that Class, over the relevant Discount Rate (as defined in the Prospectus Supplement), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the Mortgage
                                    Loan that prepaid, over the relevant
                                    Discount Rate. For purposes of the above calculation, in the case of Class A-2, its deemed fixed rate of interest will be used.
                                    Any Prepayment Premium/Yield Maintenance
                                    Charge distributable to the Class A-2
                                    Certificates based on the above calculation will not be paid to the Class A-2
                                    Certificateholders but rather will be paid to the Counterparty under the Swap Contract.

                                    The portion, if any, of the Prepayment
                                    Premium/Yield Maintenance Charge remaining after such payments in respect of the Principal Balance Certificates and Counterparty will be distributed to the holders of the Class X-1 Certificates.

                                    The following is an example of the
                                    allocation described above based on the
                                    information contained herein and the
                                    following assumptions:

                                    o        Two Classes of Certificates: Class
                                             A-1 and X-1

                                    o        The characteristics of the Mortgage
                                             Loan being prepaid are as follows:

                                             -    Loan Balance: $10,000,000

                                             -    Mortgage Rate: 7.00%

                                             -    Maturity Date: 10 years
                                                  (November 1, 2011)

                                    o        The Discount Rate is equal to 4.50%

                                    o        The Class A-1 Pass-Through Rate is
                                             equal to 5.06%.

                                                 CLASS A-1         CLASS X-1
                    METHOD                      CERTIFICATES     CERTIFICATES
---------------------------------------------  --------------  -----------------

(Class A-1 Pass-Through Rate - Discount Rate)   (5.06%-4.50%)   (100.00%-22.40%)
---------------------------------------------  --------------
        (Mortgage Rate - Discount Rate)        (7.00%-4.50%)

                                               --------------  -----------------
    Prepayment Premium Allocation                 22.40%            77.60%

THE FOREGOING TERMS AND STRUCTURAL CHARACTERISTICS OF THE CERTIFICATES ARE IN ALL RESPECTS SUBJECT TO THE MORE DETAILED DESCRIPTION THEREOF IN THE PROSPECTUS, PROSPECTUS SUPPLEMENT AND POOLING AND SERVICING AGREEMENT.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $819,033,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP4


III. SELLERS              Morgan Stanley Dean Witter Mortgage Capital Inc.
                          ("MSDWMC")

                          The Mortgage Pool includes 30 Mortgage Loans, representing 24.4% of the Initial Pool Balance, that were originated by or on behalf of MSDWMC or purchased from a third party.

                          MSDWMC is a subsidiary of Morgan Stanley & Co. Incorporated and was formed to originate and purchase mortgage loans secured by commercial and multifamily real estate.

                          Principal Commercial Funding, LLC ("PCF")

                          The Mortgage Pool includes 32 Mortgage Loans, representing 22.9% of the Initial Pool Balance, that were originated by PCF and/or its affiliates.

                          PCF is a wholly owned subsidiary of Principal Capital Management, LLC, which is a wholly owned subsidiary of Principal Life Insurance Company. PCF was formed as a Delaware limited liability company to originate and acquire loans secured by commercial and multi-family real estate. Each of the PCF loans was originated and underwritten by PCF and/or its affiliates.

                          Wells Fargo Bank, National Association ("Wells Fargo")

                          The Mortgage Pool includes 52 Mortgage Loans, representing 22.3% of the Initial Pool Balance, that were originated by Wells Fargo.

                          Wells Fargo is a national banking association and affiliate of Wells Fargo & Company that provides a full range of banking services to individual, agribusiness, real estate, commercial and small business customers. The loans originated by Wells Fargo were originated through its Capital Markets Group.

                          John Hancock Real Estate Finance, Inc. ("JHREF")

                          The Mortgage Pool includes 22 Mortgage Loans, representing 15.9% of the Initial Pool Balance, which were originated by JHREF and/or its affiliates.

                          JHREF is a wholly owned subsidiary of John Hancock Subsidiaries LLC, which, in turn, is a wholly owned subsidiary of John Hancock Life Insurance Company. JHREF was founded in 1982 and is headquartered in Boston, Massachusetts.

                          JHREF presently has six offices across the country. Certain of the mortgage loans contributed by JHREF were closed by John Hancock Life Insurance Company with the remainder closed by JHREF itself. Both JHREF and John Hancock Life Insurance Company underwrote their mortgage loans at their headquarters in Boston, Massachusetts.

                          Bear, Stearns Funding, Inc. ("BSFI")

                          The Mortgage Pool includes 16 Mortgage Loans, representing 14.4% of the Initial Pool Balance, that were originated by BSFI and/or its affiliates.

                          BSFI originates loans secured by retail, office, industrial, multifamily, self-storage and hotel properties as well as manufactured housing communities located in the United States. BSFI and its affiliates originate and underwrite loans through four offices located throughout the United States. BSFI loan origination and underwriting professionals are all full-time BSFI employees.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $819,033,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP4


IV.  COLLATERAL DESCRIPTION


                                TEN LARGEST LOANS

--- --------------------------- --------------- ----- ---------------- ------------- --------- ---------- ------- -------- ---------
                                                                                                                  CUT-OFF
                                                                         CUT-OFF      UNITS/   LOAN PER            DATE    BALLOON
NO.       PROPERTY NAME              CITY       STATE   PROPERTY TYPE  DATE BALANCE     SF      UNIT/SF    DSCR     LTV      LTV
--- --------------------------- --------------- ----- ---------------- ------------- --------- ---------- ------- -------- ---------
 1. 1350 Avenue of the          New York         NY   Office           $75,000,000    547,393       $137  2.38x    50.0%    47.8%
    Americas
--- --------------------------- --------------- ----- ---------------- ------------- --------- ---------- ------- -------- ---------
 2. Morris Corp. Center IV -    Parsippany       NJ   Office           $41,781,154    340,240       $123  1.75x    50.6%    44.9%
    Phase I
--- --------------------------- --------------- ----- ---------------- ------------- --------- ---------- ------- -------- ---------
 3. 155 Federal St and 10       Boston           MA   Office           $32,140,564    284,684       $113  1.65x    42.3%    35.2%
    High St.
--- --------------------------- --------------- ----- ---------------- ------------- --------- ---------- ------- -------- ---------
 4. Bridgewater Promenade       Bridgewater      NJ   Anchored Retail  $30,927,932    233,975       $132  1.27x    76.4%    67.8%
--- --------------------------- --------------- ----- ---------------- ------------- --------- ---------- ------- -------- ---------
 5. East Gate Square - Phase I  Mt. Laurel Twsp. NJ   Anchored Retail  $28,444,141    241,207       $118  1.31x    77.9%    74.2%
--- --------------------------- --------------- ----- ---------------- ------------- --------- ---------- ------- -------- ---------
 6. York Galleria(1)            York             PA   Anchored Retail  $25,845,466    487,352       $106  1.26x    72.5%    65.8%
--- --------------------------- --------------- ----- ---------------- ------------- --------- ---------- ------- -------- ---------
 7. 7000 Marina Boulevard       Brisbane         CA   Office           $23,909,854     84,495       $283  1.71x    67.4%    45.9%
--- --------------------------- --------------- ----- ---------------- ------------- --------- ---------- ------- -------- ---------
 8. Tyson's Square              Tyson's Corner   VA   Anchored Retail  $18,157,238    162,978       $111  1.84x    52.8%    42.2%
--- --------------------------- --------------- ----- ---------------- ------------- --------- ---------- ------- -------- ---------
 9. Metaldyne Portfolio
         Metaldyne-Plymouth     Plymouth         MI   Flex Industrial   $6,828,823     68,121        $31  1.56x    67.0%    59.3%
         Metaldyne-Twinsburg    Twinsburg        OH   Heavy Industrial  $3,347,756    156,000        $31  1.56x    67.0%    59.3%
         Metaldyne-Niles        Niles            IL   Heavy Industrial  $2,949,492    125,880        $31  1.56x    67.0%    59.3%
         Metaldyne-Rome         Rome             GA   Light Industrial  $1,908,004    117,000        $31  1.56x    67.0%    59.3%
         Metaldyne-Solon        Solon            OH   Light Industrial  $1,629,719     67,000        $31  1.56x    67.0%    59.3%
                                                                        ----------     ------        ---  -----    -----    -----
                      SUBTOTAL:                                        $16,663,794    534,001        $31  1.56x    67.0%    59.3%
---- --------------------------- --------------- ----- ---------------- ------------- --------- ---------- ------- -------- --------
10.  Pacific Gulf Commerce Park  Sunnyvale        CA   Flex Industrial $16,649,830    129,513       $129  1.58x    69.7%    56.9%
---- --------------------------- --------------- ----- ---------------- ------------- --------- ---------- ------- -------- --------
       TOTALS/WEIGHTED AVERAGES                                        $309,519,974                       1.75x    59.8%    52.7%
---- --------------------------- --------------- ----- ---------------- ------------- --------- ---------- ------- -------- --------

(1) Loan per SF, DSCR, Cut-off Date LTV and Balloon LTV based on aggregate of pari passu notes. See the York Galleria loan summary below.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $819,033,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP4

CUT-OFF DATE BALANCE ($)
-----------------------------------------------------------------------------
                                         NO. OF      AGGREGATE
                                       MORTGAGE    CUT-OFF DATE       % OF
                                          LOANS     BALANCE ($)       POOL
-----------------------------------------------------------------------------
1 - 1,000,000                              13          9,118,488      1.0
1,000,001 - 2,000,000                      33         47,338,843      5.2
2,000,001 - 3,000,000                      21         52,420,060      5.8
3,000,001 - 4,000,000                      14         48,813,342      5.4
4,000,001 - 5,000,000                      15         67,733,722      7.5
5,000,001 - 6,000,000                      14         77,951,130      8.6
6,000,001 - 7,000,000                       7         46,381,957      5.1
7,000,001 - 8,000,000                       8         60,111,075      6.7
8,000,001 - 9,000,000                       4         34,655,224      3.8
9,000,001 - 10,000,000                      5         49,569,588      5.5
10,000,001 - 15,000,000                     8         98,902,888     11.0
15,000,001 - 20,000,000                     3         51,470,863      5.7
20,000,001 - 25,000,000                     1         23,909,854      2.6
25,000,001 (greater than or equal to)       6        234,139,257     25.9
-----------------------------------------------------------------------------
TOTAL:                                    152        902,516,290    100.0
-----------------------------------------------------------------------------

Min: $436,659     Max: $75,000,000     Average: $5,937,607
--------------------------------------------------------------

STATE
--------------------------------------------------------------
                              NO. OF     AGGREGATE
                           MORTGAGED    CUT-OFF DATE   % OF
                          PROPERTIES    BALANCE ($)    POOL
--------------------------------------------------------------
New Jersey                       9       130,515,781   14.5
Northern California             24       122,081,750   13.5
Southern California             29        96,347,551   10.7
New York                         2        87,456,148    9.7
Florida                         14        50,753,169    5.6
Massachusetts                    4        49,565,300    5.5
Pennsylvania                     7        47,368,618    5.2
Texas                           15        38,160,537    4.2
Illinois                         7        37,438,295    4.1
Virginia                         4        24,446,241    2.7
Ohio                             7        23,901,749    2.6
Other States                    46       194,481,151   21.7
--------------------------------------------------------------
 TOTAL:                        168       902,516,290  100.0
--------------------------------------------------------------

PROPERTY TYPE
--------------------------------------------------------------
                              NO. OF       AGGREGATE
                           MORTGAGED    CUT-OFF DATE   % OF
                          PROPERTIES     BALANCE ($)   POOL
--------------------------------------------------------------
Retail                          79       373,618,856   41.4
Office                          24       247,261,985   27.4
Multifamily                     27       120,444,876   13.3
Industrial                      29       119,419,527   13.2
Manuf. Housing Comm.             3        11,039,223    1.2
Mixed Use                        1         8,984,367    1.0
Hospitality                      1         7,685,976    0.9
Other                            4        14,061,479    1.6
--------------------------------------------------------------
TOTAL:                         168       902,516,290  100.0
--------------------------------------------------------------


MORTGAGE RATE (%)
------------------------------------------------------------
                          NO. OF      AGGREGATE
                        MORTGAGE    CUT-OFF DATE     % OF
                           LOANS     BALANCE ($)     POOL
------------------------------------------------------------
6.001 - 6.500                1          13,530,000    1.5
6.501 - 7.000               24         221,762,138   24.6
7.001 - 7.500               62         325,271,259   36.0
7.501 - 8.000               57         285,695,968   31.7
8.001 - 8.500                7          45,744,806    5.1
8.501 - 9.000                1          10,512,120    1.2
------------------------------------------------------------
TOTAL:                     152         902,516,290  100.0
------------------------------------------------------------
  Min: 6.500      Max: 8.770           Wtd Avg: 7.340
------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY (MOS)
------------------------------------------------------------
                          NO. OF      AGGREGATE
                        MORTGAGE     CUT-OFF DATE    % OF
                           LOANS     BALANCE ($)     POOL
------------------------------------------------------------
1 - 60                       4         118,963,798   13.2
61 - 120                   132         718,561,460   79.6
121 - 180                   10          50,978,888    5.6
181 - 240                    6          14,012,144    1.6
------------------------------------------------------------
TOTAL:                     152         902,516,290  100.0
------------------------------------------------------------
  Min: 60         Max: 240             Wtd Avg: 116
------------------------------------------------------------

REMAINING TERM TO STATED MATURITY (MOS)
-------------------------------------------------------------
                           NO. OF        AGGREGATE
                         MORTGAGE     CUT-OFF DATE    % OF
                            LOANS      BALANCE ($)    POOL
-------------------------------------------------------------
1 - 60                        4        118,963,798    13.2
61 - 120                    135        738,974,302    81.9
121 - 180                     7         30,566,046     3.4
181 - 240                     6         14,012,144     1.6
-------------------------------------------------------------
 TOTAL:                     152        902,516,290   100.0
-------------------------------------------------------------
  Min: 55         Max: 236             Wtd Avg: 106
-------------------------------------------------------------



CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
------------------------------------------------------
                  NO. OF        AGGREGATE
                MORTGAGE     CUT-OFF DATE      % OF
                   LOANS      BALANCE ($)      POOL
------------------------------------------------------
10.1 - 20.0          4          2,102,402       0.2
20.1 - 30.0          7          6,409,315       0.7
30.1 - 40.0          7         23,614,270       2.6
40.1 - 50.0         25        192,274,101      21.3
50.1 - 60.0         33        183,725,011      20.4
60.1 - 70.0         39        242,512,271      26.9
70.1 - 80.0         35        233,300,905      25.9
80.1 - 85.0          2         18,578,016       2.1
------------------------------------------------------
TOTAL:             152        902,516,290     100.0
------------------------------------------------------
  Min:15.4        Max: 81.1         Wtd Avg: 60.8
------------------------------------------------------


 LOAN-TO-VALUE RATIO AT MATURITY (%)
 -----------------------------------------------------
                  NO. OF        AGGREGATE
                MORTGAGE     CUT-OFF DATE      % OF
                   LOANS      BALANCE ($)      POOL
 -----------------------------------------------------
 0.1 - 30.0         31         72,269,826       8.0
 30.1 - 40.0        17         84,968,380       9.4
 40.1 - 50.0        30        288,019,196      31.9
 50.1 - 60.0        37        175,684,483      19.5
 60.1 - 70.0        31        229,110,651      25.4
 70.1 - 80.0         6         52,463,755       5.8
 -----------------------------------------------------
  TOTAL:           152        902,516,290     100.0
 -----------------------------------------------------
   Min: 0.5        Max: 74.2         Wtd Avg: 50.5
 -----------------------------------------------------

 DEBT SERVICE COVERAGE RATIO (X)
 -----------------------------------------------------
                  NO. OF         AGGREGATE
                MORTGAGE      CUT-OFF DATE    %  OF
                   LOANS       BALANCE ($)     POOL
 -----------------------------------------------------
 1.11 - 1.20         3          10,711,581      1.2
 1.21 - 1.30        33         166,978,602     18.5
 1.31 - 1.40        32         169,949,541     18.8
 1.41 - 1.50        16          80,809,188      9.0
 1.51 - 1.60        12          67,513,716      7.5
 1.61 - 1.70        12          79,670,849      8.8
 1.71 - 1.80        13         108,350,601     12.0
 1.81 (greater than
       or equal to) 31         218,532,212     24.2
 -----------------------------------------------------
  TOTAL:           152         902,516,290    100.0
 -----------------------------------------------------
   Min: 1.15       Max: 3.21           Wtd Avg: 1.64
 -----------------------------------------------------

All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of Mortgage Loans secured by multiple properties. Sum of Columns may not match "Total" due to rounding. All references to "Maturity" refer to the ARD for ARD Loans.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $819,033,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP4


PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

---------------------------------------------------------------------------------------------
Prepayment Restrictions            NOV-01       NOV-02         NOV-03       NOV-04
---------------------------------------------------------------------------------------------
Locked Out or Defeasance:         99.15%       97.80%         87.99%       83.89%
Greater of YM and 1.00%(2)(3):     0.85%        2.20%          12.01%       16.11%
Open:                              0.00%        0.00%           0.00%        0.00%
---------------------------------------------------------------------------------------------
TOTALS                            100.00%      100.00%         100.00%      100.00%
---------------------------------------------------------------------------------------------
Pool Balance Outstanding:       $902,516,290 $890,549,005   $877,549,596 $864,475,976
% Initial Pool Balance:           100.00%       98.67%         97.23%       95.79%
---------------------------------------------------------------------------------------------




PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

----------------------------------------------------------------------------------------
Prepayment Restrictions (cont'd)   NOV-05        NOV-06        NOV-07       NOV-08
----------------------------------------------------------------------------------------
Locked Out or Defeasance:          79.63%        78.12%        78.10%       88.48%
Greater of YM and 1.00%(2)(3):     20.37%        21.88%        19.83%       10.49%
Open:                               0.00%         0.00%        2.06%        1.03%
----------------------------------------------------------------------------------------
TOTALS                             100.00%       100.00%      100.00%      100.00%
----------------------------------------------------------------------------------------
Pool Balance Outstanding:       $850,466,434  $721,960,054  $707,306,955 $604,612,181
% Initial Pool Balance:            94.23%        79.99%        78.37%       66.99%
----------------------------------------------------------------------------------------



PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

---------------------------------------------------------------------------------------------
Prepayment Restrictions (cont'd)   NOV-09       NOV-10       NOV-11        NOV-12
---------------------------------------------------------------------------------------------
Locked Out or Defeasance:          90.14%       84.71%       100.00%       100.00%
Greater of YM and 1.00%(2)(3):      5.21%        4.56%        0.00%         0.00%
Open:                               4.65%       10.74%        0.00%         0.00%
---------------------------------------------------------------------------------------------
TOTALS                             100.00%      100.00%      100.00%       100.00%
---------------------------------------------------------------------------------------------
Pool Balance Outstanding:       $574,788,481 $522,235,945  $23,360,390   $20,216,564
% Initial Pool Balance:            63.69%       57.86%        2.59%         2.24%
---------------------------------------------------------------------------------------------


PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

---------------------------------------------------------------------------
Prepayment Restrictions (cont'd)        NOV-13           NOV-14
---------------------------------------------------------------------------
Locked Out or Defeasance:             100.00%          100.00%
Greater of YM and 1.00%(2)(3):          0.00%            0.00%
Open:                                   0.00%            0.00%
---------------------------------------------------------------------------
TOTALS                                 100.00%          100.00%
---------------------------------------------------------------------------
Pool Balance Outstanding:            $16,820,403      $13,156,116
% Initial Pool Balance:                 1.86%            1.46%
---------------------------------------------------------------------------

Notes: (1) The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement.
       (2) See Appendix II of the Prospectus Supplement for a description of the Yield Maintenance provisions of the Mortgage Loans.
       (3) In this table, Mortgage Loan No. 40, Bristol Square Apartments, and Mortgage Loan No. 159, Shoal Crest Apartments, have been modeled as "Greater of Yield Maintenance and 1.00%" after their lockout periods.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                    BEAR STEARNS COMMERCIAL SECURITIES, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP4



-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:  12/17/01
Record Date:   11/30/01


                          DISTRIBUTION DATE STATEMENT

                               TABLE OF CONTENTS
================================================================================

     STATEMENT SECTIONS                                               PAGE(s)
     ------------------                                               -------

     Certificate Distribution Detail                                     2
     Certificate Factor Detail                                           3
     Reconciliation Detail                                               4
     Other Required Information                                          5
     Ratings Detail                                                      6
     Current Mortgage Loan and Property Stratification Tables          7 - 9
     Mortgage Loan Detail                                               10
     Principal Prepayment Detail                                        11
     Historical Detail                                                  12
     Delinquency Loan Detail                                            13
     Specially Serviced Loan Detail                                   14 - 15
     Modified Loan Detail                                               16
     Liquidated Loan Detail                                             17

================================================================================


                                    DEPOSITOR

================================================================================

     Bear Stearns & Co. Inc.
     245 Park Avenue
     New York, NY 10019


     Contact:       General Information Number
     Phone Number:  (212) 272-2000

================================================================================

                                 MASTER SERVICER

================================================================================

     Wells Fargo Bank, National Association
     45 Fremont Street, 2nd Floor
     San Francisco, CA 94105


     Contact:              Matilde Sanchez
     Phone Number:         (415) 222-2364

================================================================================


                                SPECIAL SERVICER

================================================================================

     GMAC Commercial Mortgage Corporation
     200 Witmer Road
     Horsham, PA 10944-8015



     Contact:       Darri Cunningham
     Phone Number:  (215) 328-1784

================================================================================


This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the Servicer, Master servicer, Special Servicer and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 1 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP4



-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   12/17/01
Record Date:    11/30/01


                        CERTIFICATE DISTRIBUTION DETAIL


====================================================================================================================================
                                                                                       Realized
                                                                                         Loss/
                  Pass-                                                                Additional                        Current
  Class\         Through  Original  Beginning   Principal      Interest   Prepayment  Trust Fund    Total      Ending  Subordination
Component CUSIP  Rate     Balance    Balance   Distribution  Distribution  Premium     Expenses  Distribution  Balance    Level(1)
------------------------------------------------------------------------------------------------------------------------------------
   A-1           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-2           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-3           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-4           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-5           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    B            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    C            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    D            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    E            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    F            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    G            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    H            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    J            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    K            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    L            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    M            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    N            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   R-III         0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
------------------------------------------------------------------------------------------------------------------------------------
 Totals                      0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
====================================================================================================================================


=======================================================================================================
                                Original  Beginning                                            Ending
                  Pass-Through  Notional   Notional    Interest     Prepayment      Total     Notional
  Class    CUSIP       Rate      Amount     Amount   Distribution     Premium   Distribution  Balance
-------------------------------------------------------------------------------------------------------
   X-1              0.000000       0.00      0.00        0.00         0.00          0.00        0.00
   X-2              0.000000       0.00      0.00        0.00         0.00          0.00        0.00
=======================================================================================================


(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and
(ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 2 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP4


-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   12/17/01
Record Date:    11/30/01


                           CERTIFICATE FACTOR DETAIL

=========================================================================================================
                                                                              Realized Loss/
  Class\                 Beginning   Principal      Interest    Prepayment   Additional Trust   Ending
Component      CUSIP      Balance   Distribution  Distribution    Premium     Fund Expenses     Balance
---------------------------------------------------------------------------------------------------------
   A-1                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-2                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-3                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-4                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-5                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    B                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    C                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    D                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    E                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    F                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    G                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    H                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    J                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    K                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    L                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    M                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    N                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-III                0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
=========================================================================================================


=========================================================================
                        Beginning                                Ending
                         Notional    Interest     Prepayment    Notional
  Class      CUSIP       Amount    Distribution     Premium      Amount
-------------------------------------------------------------------------
    X-1                0.00000000   0.00000000    0.00000000   0.00000000
    X-2                0.00000000   0.00000000    0.00000000   0.00000000
=========================================================================


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 3 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP4

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   12/17/01
Record Date:    11/30/01


                             RECONCILIATION DETAIL

          ADVANCE SUMMARY

P&I Advances Outstanding                               0.00
Servicing Advances Outstanding                         0.00

Reimbursements for Interest on P&I                     0.00
Advances paid from general collections

Reimbursements for Interest on Servicing               0.00
Advances paid from general collections


          MASTER SERVICING FEE SUMMARY

Current Period Accrued Master Servicing Fees                     0.00
Less Master Servicing Fees on Delinquent Payments                0.00
Less Reductions to Master Servicing Fees                         0.00
Plus Master Servicing Fees on Delinquent Payments Received       0.00
Plus Adjustments for Prior Master Servicing Calculation          0.00
Total Master Servicing Fees Collected                            0.00



CERTIFICATE INTEREST RECONCILIATION

-----     -----------   ------------------   -------------   --------------------  ----------   ------------   --------------------
            Accrued       Net Aggregate      Distributable      Distributable      Additional                   Remaining Unpaid
Class     Certificate       Prepayment       Certificate     Certificate Interest  Trust Fund     Interest        Distributable
           Interest     Interest Shortfall     Interest           Adjustment        Expenses    Distribution   Certificate Interest
-----     -----------   ------------------   -------------   --------------------  ----------   ------------   --------------------
 A-1           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 A-2           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 A-3           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 A-4           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 A-5           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 X-1           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 X-2           0.00             0.00               0.00                0.00             0.00         0.00                0.00
  B            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  C            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  D            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  E            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  F            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  G            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  H            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  J            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  K            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  L            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  M            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  N            0.00             0.00               0.00                0.00             0.00         0.00                0.00
 R-II          0.00             0.00               0.00                0.00             0.00         0.00                0.00
-----     -----------   ------------------   -------------   --------------------  ----------   ------------   --------------------
Totals         0.00             0.00               0.00                0.00             0.00         0.00                0.00
======    ===========   ==================   =============   ====================  ==========   ============   ====================



Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 4 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP4

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   12/17/01
Record Date:    11/30/01


OTHER REQUIRED INFORMATION

Available Distribution Amount                     0.00


Aggregate Number of Outstanding Loans                0
Aggregate Unpaid Principal Balance of Loans       0.00
Aggregate Stated Principal Balance of Loans       0.00



Aggregate Amount of Servicing Fee                 0.00
Aggregate Amount of Special Servicing Fee         0.00
Aggregate Amount of Trustee Fee                   0.00
Aggregate Stand-by Fee                            0.00
Aggregate Paying Agent Fee                        0.00

Aggregate Trust Fund Expenses                     0.00



Additional Trust Fund Expenses (Gains)            0.00
   Fees Paid to Special Servicer                  0.00
   Interest on Advances                           0.00
   Other Expenses of Trust                        0.00



APPRAISAL REDUCTION AMOUNT

 -----------------------------------------------------
               Appraisal    Cumulative     Most Recent
  Loan         Reduction       ASER         App. Red.
 Number        Effected       Amount          Date
 -----------------------------------------------------
















 -----------------------------------------------------
 Total
 =====================================================

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 5 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP4


-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   12/17/01
Record Date:    11/30/01


                                 RATINGS DETAIL

------------------------------------------------------------------------------------
                            Original Ratings              Current Ratings (1)
Class        CUSIP     --------------------------    -------------------------------
                          Fitch   Moody's   S&P          Fitch   Moody's   S&P
------------------------------------------------------------------------------------
 A-1
 A-2
 A-3
 A-4
 A-5
 X-1
 X-2
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
 R-III
------------------------------------------------------------------------------------

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.


1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                Moody's Investors Service  Standard & Poor's Rating Services
One State Street Plaza     99 Church Street           55 Water Street
New York, New York 10004   New York, New York 10007   New York, New York 10041
(212) 908-0500             (212) 553-0300             (212) 438-2430

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 6 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP4

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   12/17/01
Record Date:    11/30/01

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


                               SCHEDULED BALANCE

--------------------------------------------------------------------------------
                                          % of
   Scheduled     # of      Scheduled      Agg.      WAM              Weighted
    Balance      loans      Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------




















--------------------------------------------------------------------------------
   Totals
================================================================================


                                   STATE (3)

--------------------------------------------------------------------------------
                                          % of
                 # of      Scheduled      Agg.      WAM              Weighted
      State      Props.     Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------




















--------------------------------------------------------------------------------
   Totals
================================================================================


See footnotes on last page of this section.


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 7 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP4

                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide Web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      12/17/01
                                           Record Date:       11/30/01

--------------------------------------------------------------------------------
            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                          Debt Service Coverage Ratio
--------------------------------------------------------------------------------
                                         % of
 Debt Service       # of    Scheduled    Agg.     WAM                 Weighted
Coverage Ratio      loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------



                                    Note Rate
--------------------------------------------------------------------------------
                                         % of
     Note           # of    Scheduled    Agg.     WAM                 Weighted
     Rate           loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------


                                Property Type (3)
--------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
Property Type      Props.    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------


                                   Seasoning
--------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
  Seasoning         loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

See footnotes on last page of this section.

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 8 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP4


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide Web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      12/17/01
                                           Record Date:       11/30/01

--------------------------------------------------------------------------------
            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

               Anticipated Remaining Term (ARD and Balloon Loans)
--------------------------------------------------------------------------------
                                           % of
Anticipated Remaining   # of    Scheduled   Agg.     WAM              Weighted
    Term (2)           loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

               Remaining Amortization Term (ARD and Balloon Loans)
--------------------------------------------------------------------------------
                                           % of
Remaining Amortization  # of    Scheduled   Agg.     WAM              Weighted
     Term              loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                 Remaining Stated Term (Fully Amortizing Loans)
--------------------------------------------------------------------------------
                                         % of
Remaining Stated    # of    Scheduled    Agg.     WAM                 Weighted
    Term            loans    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                             Age of Most Recent NOI
--------------------------------------------------------------------------------
                                        % of
  Age of Most       # of    Scheduled    Agg.     WAM                 Weighted
  Recent NOI       loans     Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 9 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP4


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide Web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      12/17/01
                                           Record Date:       11/30/01

--------------------------------------------------------------------------------

                              MORTGAGE LOAN DETAIL

----------------------------------------------------------------------------------------------------------------
                                                                                  Anticipated              Neg.
 Loan              Property                      Interest    Principal   Gross     Repayment   Maturity   Amort
Number    ODCR     Type (1)    City     State     Payment     Payment    Coupon       Date       Date     (Y/N)
----------------------------------------------------------------------------------------------------------------












----------------------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------
           Beginning     Ending       Paid     Appraisal    Appraisal     Res.    Mod.
 Loan      Scheduled    Scheduled     Thru     Reduction    Reduction    Strat.   Code
Number      Balance      Balance      Date        Date        Amount      (2)      (3)
----------------------------------------------------------------------------------------------












---------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------


                   (1) Property Type Code
                   ----------------------

MF  -  Multi-Family                     OF  -  Office
RT  -  Retail                           MU  -  Mixed Use
HC  -  Health Care                      LO  -  Lodging
IN  -  Industrial                       SS  -  Self Storage
WH  -  Warehouse                        OT  -  Other
MH  -  Mobile Home Park


                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD


                              (3) Modification Code
                              ---------------------

                            1 - Maturity Date Extension
                            2 - Authorization Change
                            3 - Principal Write-Off
                            4 - Combination


--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                  Page 10 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP4


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide Web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      12/17/01
                                           Record Date:       11/30/01

--------------------------------------------------------------------------------

                          PRINCIPAL PREPAYMENT DETAIL

-----------------------------------------------------------------------------------------------------------------------------
                                         Principal Prepayment Amount                   Prepayment Penalties
                Offering Document    -------------------------------------   ------------------------------------------------
Loan Number      Cross-Reference     Payoff Amount     Curtailment Amount     Percentage Premium     Yield Maintenance Charge
-----------------------------------------------------------------------------------------------------------------------------












-----------------------------------------------------------------------------------------------------------------------------
  Totals
-----------------------------------------------------------------------------------------------------------------------------

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 11 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP4


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide Web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      12/17/01
                                           Record Date:       11/30/01

--------------------------------------------------------------------------------

                               HISTORICAL DETAIL



-----------------------------------------------------------------------------------------------------------------------------------
                                                             Delinquencies
-----------------------------------------------------------------------------------------------------------------------------------
Distribution        30-59 Days       60-89 Days      90 Days or More       Foreclosure            REO             Modifications
  Date              #   Balance      #   Balance       #   Balance         #   Balance         #   Balance         #   Balance
-----------------------------------------------------------------------------------------------------------------------------------













-----------------------------------------------------------------------------------------------------------------------------------


                    Prepayments                    Rate and Maturities
-------------------------------------------------------------------------------------------------------
Distribution       Curtailments        Payoff       Next Weighted Avg.
   Date            #   Balance      #   Balance     Coupon      Remit          WAM
-------------------------------------------------------------------------------------------------------












-----------------------------------------------------------------------------------



Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.              Page 12 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP4


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide Web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      12/17/01
                                           Record Date:       11/30/01

--------------------------------------------------------------------------------

                            DELINQUENCY LOAN DETAIL

----------------------------------------------------------------------------------------------------------------------------------
                   Offering        # of                     Current     Outstanding   Status of    Resolution
                   Document       Months    Paid Through      P&I           P&I        Mortgage     Strategy       Servicing
Loan Number    Cross-Reference    Delinq.       Date        Advances     Advances    Loan (1)     Code (2)     Transfer Date
----------------------------------------------------------------------------------------------------------------------------------












----------------------------------------------------------------------------------------------------------------------------------
  Totals
----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Actual       Outstanding
                Foreclosure      Loan         Servicing    Bankruptcy    REO
Loan Number        Date        Balance        Advances        Date       Date
--------------------------------------------------------------------------------










--------------------------------------------------------------------------------
  Totals
--------------------------------------------------------------------------------

                          (1) Status of Mortgage Loan
                          ---------------------------

A  -  Payments Not Received               2  -  Two Months Delinquent
      But Still in Grace Period           3  -  Three or More Months Delinquent
B  -  Late Payment But Less               4  -  Assumed Scheduled Payment
      Than 1 Month Delinquent                   (Performing Matured Loan)
0  -  Current                             7  -  Foreclosure
1  -  One Month Delinquent                9  -  REO

                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                   10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                        Master Servicer
3 - Bankruptcy           8 - Resolved                 - Full Payoff
4 - Extension            9 - Pending Return           - Reps and Warranties
5 - Note Sale                to Master Servicer    11 - Other or TBD

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.              Page 13 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP4


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide Web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      12/17/01
                                           Record Date:       11/30/01

--------------------------------------------------------------------------------

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

-----------------------------------------------------------------------------------------------------------------------------
                          Offering     Servicing  Resolution                                                        Net
Distribution    Loan      Document      Transfer   Strategy     Scheduled   Property          Interest  Actual   Operating
   Date        Number  Cross-Reference    Date      Code (1)     Balance    Type (2)   State    Rate    Balance   Income
-----------------------------------------------------------------------------------------------------------------------------















-----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                                                                          Remaining
Distribution     NOI                        Note          Maturity      Amortization
   Date          Date        DSCR           Date          Date              Term
----------------------------------------------------------------------------------------














------------------------------------------------------------------------

                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                  10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                       Foreclosure
3 - Bankruptcy           8 - Resolved             11 - Full Payoff
4 - Extension            9 - Pending Return       12 - Reps and Warranties
5 - Note Sale                to Master Servicer   13 - Other or TBD

              (2) Property Type Code
              ----------------------

MF - Multi-Family             OF - Office
RT - Retail                   MU - Mixed use
HC - Health Care              LO - Lodging
IN - Industrial               SS - Self Storage
WH - Warehouse                OT - Other
MH - Mobile Home Park

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.              Page 14 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP4


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide Web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      12/17/01
                                           Record Date:       11/30/01

                    SPECIALLY SERVICED LOAN DETAIL - PART 2

------------------------------------------------------------------------------------------------------------------------------------
                           Offering        Resolution      Site
Distribution    Loan        Document        Strategy    Inspection                 Appraisal  Appraisal      Other REO
    Date       Number   Cross-Reference     Code (1)       Date     Phase 1 Date      Date      Value     Property Revenue  Comment
------------------------------------------------------------------------------------------------------------------------------------
















------------------------------------------------------------------------------------------------------------------------------------


                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD



--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 15 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP4


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide Web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      12/17/01
                                           Record Date:       11/30/01

                              MODIFIED LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                   Offering
 Loan              Document      Pre-Modification
Number         Cross-Reference        Balance           Modification Date                       Modification Description
------------------------------------------------------------------------------------------------------------------------------------














------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 16 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP4


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide Web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      12/17/01
                                           Record Date:       11/30/01

                             LIQUIDATED LOAN DETAIL

-------------------------------------------------------------------------------------------------
       Final Recovery     Offering                                               Gross Proceeds
 Loan  Determination      Document     Appraisal  Appraisal  Actual    Gross        as a % of
Number     Date       Cross-Reference     Date      Value    Balance  Proceeds   Actual Balance
-------------------------------------------------------------------------------------------------















-------------------------------------------------------------------------------------------------
  Current Total
-------------------------------------------------------------------------------------------------
Cumulative Total
-------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------
            Aggregate         Net          Net Proceeds                  Repurchased
 Loan      Liquidation    Liquidation       as a % of        Realized     by Seller
Number      Expenses*      Proceeds       Actual Balance       Loss         (Y/N)
------------------------------------------------------------------------------------













------------------------------------------------------------------------------------------------
  Current Total
------------------------------------------------------------------------------------------------
Cumulative Total
------------------------------------------------------------------------------------------------


* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 17 of 17

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   SCHEDULE A

            Rates Used in Determination of Class X Pass-Through Rates

                 12/15/01                                 7.2432%
                 01/15/02                                 7.2431
                 02/15/02                                 7.2430
                 03/15/02                                 7.2436
                 04/15/02                                 7.4533
                 05/15/02                                 7.2427
                 06/15/02                                 7.4531
                 07/15/02                                 7.2426
                 08/15/02                                 7.4530
                 09/15/02                                 7.4529
                 10/15/02                                 7.2424
                 11/15/02                                 7.4529
                 12/15/02                                 7.2423
                 01/15/03                                 7.2423
                 02/15/03                                 7.2423
                 03/15/03                                 7.2429
                 04/15/03                                 7.4526
                 05/15/03                                 7.2421
                 06/15/03                                 7.4525
                 07/15/03                                 7.2420
                 08/15/03                                 7.4525
                 09/15/03                                 7.4524
                 10/15/03                                 7.2419
                 11/15/03                                 7.4524
                 12/15/03                                 7.2418
                 01/15/04                                 7.4523
                 02/15/04                                 7.2418
                 03/15/04                                 7.2420
                 04/15/04                                 7.4522
                 05/15/04                                 7.2417
                 06/15/04                                 7.4522
                 07/15/04                                 7.2416
                 08/15/04                                 7.4521
                 09/15/04                                 7.4521
                 10/15/04                                 7.2415
                 11/15/04                                 7.4520
                 12/15/04                                 7.2415
                 01/15/05                                 7.2415
                 02/15/05                                 7.2414
                 03/15/05                                 7.2422
                 04/15/05                                 7.4519
                 05/15/05                                 7.2413
                 06/15/05                                 7.4518
                 07/15/05                                 7.2413
                 08/15/05                                 7.4518
                 09/15/05                                 7.4518
                 10/15/05                                 7.2412
                 11/15/05                                 7.4517
                 12/15/05                                 7.2411
                 01/15/06                                 7.2411
                 02/15/06                                 7.2411

                 03/15/06                                 7.2418%
                 04/15/06                                 7.4516
                 05/15/06                                 7.2410
                 06/15/06                                 7.4515
                 07/15/06                                 7.3155
                 08/15/06                                 7.5255
                 09/15/06                                 7.5306
                 10/15/06                                 7.3385
                 11/15/06                                 7.5515
                 12/15/06                                 7.3386
                 01/15/07                                 7.3386
                 02/15/07                                 7.3386
                 03/15/07                                 7.3396
                 04/15/07                                 7.5516
                 05/15/07                                 7.3387
                 06/15/07                                 7.5517
                 07/15/07                                 7.3387
                 08/15/07                                 7.5518
                 09/15/07                                 7.5518
                 10/15/07                                 7.3388
                 11/15/07                                 7.5519
                 12/15/07                                 7.3388
                 01/15/08                                 7.5520
                 02/15/08                                 7.3389
                 03/15/08                                 7.3396
                 04/15/08                                 7.5562
                 05/15/08                                 7.3452
                 06/15/08                                 7.5613
                 07/15/08                                 7.3590
                 08/15/08                                 7.5878
                 09/15/08                                 7.5933
                 10/15/08                                 7.3795
                 11/15/08                                 7.6107

PROSPECTUS


                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)


               BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                  (DEPOSITOR)

                            ---------------------

     Consider carefully the risk factors beginning on page 8 in this prospectus.

     The securities to be issued are mortgage backed certificates issued by a trust. The securities represent interests only in the related trust fund and do not represent interests in or obligations of Bear Stearns Commercial Mortgage Securities Inc.

     Unless otherwise specified in the applicable prospectus supplement, neither the certificates nor the underlying assets are insured or guaranteed by any governmental agency or other person.

     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.


THE TRUST FUNDS--

     (1) A new trust fund will be established to issue each series of certificates.

     (2) Each trust fund will consist primarily of loans secured by pledges of commercial, multifamily residential or mixed use properties.

     (3) A new trust fund may also include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, and interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements.


THE CERTIFICATES--

     (1) Each series of certificates will be issued as part of a designated series that may include one or more classes.

     (2) Each series of certificates will represent the entire beneficial ownership interest in the related trust fund and will be paid only from the related trust fund assets.

                             ---------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ---------------------

                 The date of this prospectus is April 25, 2001.

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT


     We provide information about the certificates in two separate documents that progressively provide more detail. These documents are:

     o this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

     o the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.

     You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

     We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed. The table of contents of this prospectus and the table of contents included in the applicable prospectus supplement list the pages on which these captions are located. You can also find references to key topics in the table of contents on the preceding page.

     You can find the definitions of capitalized terms that are used in this prospectus beginning on page 116 of this prospectus under the caption "Glossary."

                               TABLE OF CONTENTS


IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
 PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT .....................................     2
SUMMARY OF PROSPECTUS ....................................................................     7
RISK FACTORS .............................................................................     8
 Risks Relating to the Certificates ......................................................     8
 Risks Relating to the Mortgage Loans ....................................................    12
DESCRIPTION OF THE TRUST FUNDS ...........................................................    21
 General .................................................................................    21
 Mortgage Loans ..........................................................................    21
  General ................................................................................    21
   Mortgage Loans Secured by Office Properties ...........................................    22
   Mortgage Loans Secured by Retail Properties ...........................................    22
  Mortgage Loans Secured by Multifamily Rental Properties ................................    23
  Mortgage Loans Secured by Cooperatively Owned Apartment Buildings ......................    24
  Mortgage Loans Secured by Industrial Properties ........................................    25
   Mortgage Loans Secured by Warehouse, Mini-Warehouse and Self-Storage Facilities .......    25
   Mortgage Loans Secured by Hotel and Motel Properties ..................................    25
   Mortgage Loans Secured by Manufactured Housing Community Properties and Recreational
    Vehicle Parks ........................................................................    26
  Default and Loss Considerations with Respect to the Mortgage Loans .....................    27
  Payment Provisions of the Mortgage Loans ...............................................    29
  Mortgage Loan Information in Prospectus Supplements ....................................    29
 MBS .....................................................................................    30
 Certificate Accounts ....................................................................    31
 Credit Support ..........................................................................    31
 Cash Flow Agreements ....................................................................    32
YIELD AND MATURITY CONSIDERATIONS ........................................................    32
 General .................................................................................    32
 Pass-Through Rate .......................................................................    32
 Payment Delays ..........................................................................    32
 Shortfalls in Collections of Interest as a Result of Prepayments of Mortgage Loans ......    32
 Yield and Prepayment Considerations .....................................................    33
 Weighted Average Life and Maturity ......................................................    35
 Controlled Amortization Classes and Companion Classes ...................................    35
 Other Factors Affecting Yield, Weighted Average Life and Maturity .......................    36
   Balloon Payments; Extensions of Maturity ..............................................    36
   Negative Amortization .................................................................    36
   Foreclosures and Payment Plans ........................................................    37
   Losses and Shortfalls on the Mortgage Loans ...........................................    37
   Additional Certificate Amortization ...................................................    38
   Optional Early Termination ............................................................    38
THE DEPOSITOR ............................................................................    38
USE OF PROCEEDS ..........................................................................    38
DESCRIPTION OF THE CERTIFICATES ..........................................................    39
 General .................................................................................    39
 Distributions ...........................................................................    39
 Distributions of Interest on the Certificates ...........................................    40
 Distributions of Principal on the Certificates ..........................................    40

 Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of
   Equity Participations .................................................................   41
 Allocation of Losses and Shortfalls .....................................................   41
 Advances in Respect of Delinquencies ....................................................   41
 Reports to Certificateholders ...........................................................   42
 Voting Rights ...........................................................................   44
 Termination .............................................................................   44
 Book-Entry Registration and Definitive Certificates .....................................   45
DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS ......................................   46
 General .................................................................................   46
 Assignment of Mortgage Loans; Repurchases ...............................................   47
 Representations and Warranties; Repurchases .............................................   48
 Collection and Other Servicing Procedures ...............................................   49
 Sub-Servicers ...........................................................................   49
 Special Servicers .......................................................................   50
 Certificate Account .....................................................................   50
  General ................................................................................   50
  Deposits ...............................................................................   50
  Withdrawals ............................................................................   51
 Modifications, Waivers and Amendments of Mortgage Loans .................................   53
 Realization upon Defaulted Mortgage Loans ...............................................   53
 Hazard Insurance Policies ...............................................................   56
 Due-on-Sale and Due-on-Encumbrance Provisions ...........................................   57
 Servicing Compensation and Payment of Expenses ..........................................   57
 Evidence as to Compliance ...............................................................   58
 Some Matters Regarding the Servicer and the Depositor ...................................   58
 Events of Default .......................................................................   59
 Rights upon Event of Default ............................................................   60
 Amendment ...............................................................................   61
 List of Certificateholders ..............................................................   61
 The Trustee .............................................................................   62
 Duties of the Trustee ...................................................................   62
 Regarding the Fees, Indemnities and Powers of the Trustee ...............................   62
 Resignation and Removal of the Trustee ..................................................   62
DESCRIPTION OF CREDIT SUPPORT ............................................................   63
 General .................................................................................   63
 Subordinate Certificates ................................................................   64
 Cross-Support Provisions ................................................................   64
 Insurance or Guarantees with Respect to Mortgage Loans ..................................   64
 Letter of Credit ........................................................................   64
 Certificate Insurance and Surety Bonds ..................................................   64
 Reserve Funds ...........................................................................   65
 Credit Support with Respect to MBS ......................................................   65
LEGAL ASPECTS OF MORTGAGE LOANS ..........................................................   65
 General .................................................................................   66
 Types of Mortgage Instruments ...........................................................   66
 Leases and Rents ........................................................................   66
 Personal Property .......................................................................   67
 Foreclosure .............................................................................   67
   General ...............................................................................   67
   Foreclosure Procedures Vary from State to State .......................................   67

   Judicial Foreclosure ..................................................   67
   Equitable Limitations on Enforceability of Some Provisions ............   67
   Non-Judicial Foreclosure/Power of Sale ................................   68
   Public Sale ...........................................................   68
   Rights of Redemption ..................................................   69
   Anti-Deficiency Legislation ...........................................   69
 Leasehold Risks .........................................................   70
 Cooperative Shares ......................................................   71
 Bankruptcy Laws .........................................................   71
 Environmental Risks .....................................................   74
 Due-on-Sale and Due-on-Encumbrance Provisions ...........................   75
 Subordinate Financing ...................................................   76
 Default Interest and Limitations on Prepayments .........................   76
 Adjustable Rate Loans ...................................................   76
 Applicability of Usury Laws .............................................   76
 Soldiers' and Sailors' Civil Relief Act of 1940 .........................   77
 Type of Mortgaged Property ..............................................   77
 Americans with Disabilities Act .........................................   78
 Forfeitures in Drug and RICO Proceedings ................................   78
MATERIAL FEDERAL INCOME TAX CONSEQUENCES .................................   78
 Federal Income Tax Consequences for REMIC Certificates ..................   79
  General ................................................................   79
  Characterization of Investments in REMIC Certificates ..................   79
  Tiered REMIC Structures ................................................   80
  Qualification as a REMIC ...............................................   80
 Taxation of Regular Certificates ........................................   82
   General ...............................................................   82
   Original Issue Discount ...............................................   83
   Acquisition Premium ...................................................   85
   Variable Rate Regular Certificates ....................................   85
   Deferred Interest .....................................................   86
   Market Discount .......................................................   87
   Premium ...............................................................   88
   Election to Treat All Interest Under the Constant Yield Method ........   88
   Sale or Exchange of Regular Certificates ..............................   88
   Treatment of Losses ...................................................   89
 Taxation of Residual Certificates .......................................   90
  Taxation of REMIC Income ...............................................   90
   Basis and Losses ......................................................   91
 Treatment of Some Items of REMIC Income and Expense .....................   92
   Original Issue Discount and Premium ...................................   92
   Deferred Interest .....................................................   92
   Market Discount .......................................................   92
   Premium ...............................................................   92
 Limitations on Offset or Exemption of REMIC Income ......................   92
 Tax-Related Restrictions on Transfer of Residual Certificates ...........   93
   Disqualified Organizations ............................................   93
   Noneconomic Residual Interests ........................................   94
   Foreign Investors .....................................................   96
 Sale or Exchange of a Residual Certificate ..............................   96
 Mark-to-Market Regulations ..............................................   97

 Taxes That May Be Imposed on the REMIC Pool .............................................     97
   Prohibited Transactions ...............................................................     97
   Contributions to the REMIC Pool After the Startup Day .................................     97
   Net Income from Foreclosure Property ..................................................     98
   Liquidation of the REMIC Pool .........................................................     98
   Administrative Matters ................................................................     98
   Limitations on Deduction of Some Expenses .............................................     98
 Taxation of Some Foreign Investors ......................................................     99
   Backup Withholding ....................................................................    100
   Reporting Requirements ................................................................    100
 Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made ..    101
   Standard Certificates .................................................................    101
      General ............................................................................    101
      Tax Status .........................................................................    101
      Premium and Discount ...............................................................    102
       Premium ...........................................................................    102
       Original Issue Discount ...........................................................    102
       Market Discount ...................................................................    102
       Recharacterization of Servicing Fees ..............................................    102
       Sale or Exchange of Standard Certificates .........................................    103
   Stripped Certificates .................................................................    104
    General ..............................................................................    104
    Status of Stripped Certificates ......................................................    105
    Taxation of Stripped Certificates ....................................................    105
      Original Issue Discount ............................................................    105
      Sale or Exchange of Stripped Certificates ..........................................    106
      Purchase of More than One Class of Stripped Certificates ...........................    106
      Possible Alternative Characterizations .............................................    106
 Federal Income Tax Consequences for FASIT Certificates ..................................    107
 Reporting Requirements and Backup Withholding ...........................................    107
 Taxation of Some Foreign Investors ......................................................    107
STATE AND OTHER TAX CONSIDERATIONS .......................................................    108
ERISA CONSIDERATIONS .....................................................................    108
 General .................................................................................    108
 Plan Asset Regulations ..................................................................    109
 Administrative Exemptions ...............................................................    109
 Unrelated Business Taxable Income; Residual Certificates ................................    109
LEGAL INVESTMENT .........................................................................    110
METHOD OF DISTRIBUTION ...................................................................    112
WHERE YOU CAN FIND MORE INFORMATION ......................................................    113
INCORPORATION OF SOME INFORMATION BY REFERENCE ...........................................    113
REPORTS ..................................................................................    114
FINANCIAL INFORMATION ....................................................................    114
LEGAL MATTERS ............................................................................    114
RATINGS ..................................................................................    114
GLOSSARY .................................................................................    116

                             SUMMARY OF PROSPECTUS

     This summary includes selected information from this prospectus. It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates. To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the applicable prospectus supplement.


TITLE OF CERTIFICATES.......   Commercial/Multifamily Mortgage Pass-Through
                               Certificates, issuable in series.


DEPOSITOR...................   Bear Stearns Commercial Mortgage Securities
                               Inc., a Delaware corporation. Our telephone number is (212) 272-2000.


DESCRIPTION OF
 CERTIFICATES; RATINGS.......  The certificates of each series will be issued pursuant to a pooling and servicing agreement and may be issued in one or more classes. The certificates of each series will represent in the aggregate the entire beneficial ownership interest in the property of the related trust fund. Each trust fund will consist primarily of a segregated pool of commercial or multifamily mortgage loans, or mortgage-backed securities that evidence interests in, or that are secured by commercial or multifamily mortgage loans. Each class or certificate will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies at the date of issuance.

     The prospectus supplement for a series of certificates includes important information on related trust fund, certificates, and risks, including information on the following:

                               (1)   the name of the servicer and special
                                     servicer, the circumstances when a special servicer will be appointed and their respective obligations (if any) to make advances to cover delinquent payments on the assets of the trust fund, taxes, assessments or insurance premiums;

                               (2) the assets in the trust fund, including a description of the pool of mortgage loans or mortgage-backed securities;

                               (3) the identity and attributes of each class within a series of certificates, including whether (and to what extent) any credit enhancement benefits any class of a series of certificates;

                               (4)   the tax status of certificates; and

                               (5) whether the certificates will be eligible to be purchased by investors subject to ERISA or will be mortgage related securities for purposes of SMMEA.

                                 RISK FACTORS

     You should carefully consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in the trust fund. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.


RISKS RELATING TO THE CERTIFICATES

     LACK OF A SECONDARY MARKET FOR THE CERTIFICATES MAY MAKE IT DIFFICULT FOR YOU TO RESELL YOUR CERTIFICATES AT ALL OR AT AN ATTRACTIVE PRICE. We cannot assure you that a secondary market will develop for certificates. Even if a secondary market develops, we cannot assure you that it will provide you with liquidity of investment or will continue for as long as the offered certificates remain outstanding. The absence of a secondary market for your certificates means that you may not be able to find a buyer for your certificates or, if you find a buyer, that the selling price may be less than it would have been if a secondary market existed for the certificates. The underwriter for a series of certificates will not be obligated to make a market for that series of certificates even if it intends to do so. Even if a secondary market for your certificates develops, it may provide less liquidity than any comparable market for securities that evidence interests in single-family mortgage loans.

     Insofar as a secondary market does develop with respect to any series of offered certificates or class of any series of offered certificates, other factors may affect their market value. These include:

     o    the perceived liquidity of the offered certificates;

     o their anticipated cash flow, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans; and

     o    prevailing interest rates.

     For example, small fluctuations in prevailing interest rates may affect at any given time the price payable of some of the classes of offered certificates. In particular, a class with a relatively long average life, a companion class or a class of stripped interest certificates or stripped principal certificates may be extremely sensitive to small fluctuations in prevailing interest rates. In addition, the relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the offered certificate in response to an equal but opposite movement in the rates. Accordingly, you may only be able to sell your certificates at a discount from the price that you paid for them even if a secondary market develops for the certificates. We are not aware of any source through which holders of the certificates may obtain price information about the offered certificates on an ongoing basis.

     You will have no right to redeem your certificates except to the extent described in this prospectus and the related prospectus supplement. Offered certificates are subject to early retirement only under some specified circumstances described in this prospectus and in the related prospectus supplicant.

     You will be entitled to receive periodic reports pursuant to the related pooling and servicing agreement regarding the status of the related mortgage assets and any credit support for your certificates and any subordination of your certificates to other classes of certificates. The periodic reports will be the primary source of ongoing information regarding the offered certificates of any series. The certificateholders may not receive any additional information from any other source. The limited nature of the information may adversely affect the liquidity of your certificates, even if a secondary market does develop for them.

     SINCE THE MORTGAGE LOANS WILL NOT BE GUARANTEED, YOU MAY NOT RECEIVE FULL PAYMENT ON YOUR CERTIFICATES TO THE EXTENT THERE IS A SHORTFALL IN PAYMENT ON THE ASSETS OR THE RELATED TRUST FUND. The only sources of funds for payment on a series of certificates will generally be the assets of the related trust fund and, to the extent provided in the applicable prospectus supplement, any credit enhancement. The certificates will not be guaranteed by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity unless otherwise stated in the related prospectus supplement. A portion of the amounts remaining in some funds or accounts constituting part of a trust fund, including any certificate account and any accounts maintained as credit support, may be withdrawn under conditions described in the applicable prospectus supplement for purposes other than the payment of principal or interest in the related series of certificates. A series of certificates will have no claim against or security interest in the trust fund for any other series. As a result, you may suffer a loss on your certificates if the sources for payment are insufficient to pay all the principal of and interest on the certificates of your series. If you are a holder of a subordinate certificate, you may bear a portion of the amount of the losses or shortfalls in collections on the mortgage assets before the holders of the remaining classes of certificates in the priority and manner and subject to the limitations specified in the applicable prospectus supplement.

     THE RATE OF PRINCIPAL PREPAYMENTS ON THE MORTGAGE LOANS AND THE RATE OF REPURCHASES OF THE MORTGAGE LOANS MAY ADVERSELY AFFECT THE YIELD ON YOUR INVESTMENT. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used. The pre-tax return on your investment will change from time to time for a number of reasons, including the following:

     o The amount of distributions of principal of the certificates and the times when you receive those distributions depends on the amount and the times at which borrowers make principal payments of the underlying mortgage loans, and on whether we or the servicer purchases the underlying mortgage loans.

     o Prepayments of the mortgage loans in any trust fund by the related borrowers generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payment on those mortgage loans are made as scheduled. The prepayment rate on mortgage loans may be influenced by a variety of economic, tax, legal and social factors. While one prepayment rate may be used for the purpose of pricing the certificates, there can be no assurance that the actual prepayment rate will be faster or slower than any assumed prepayment rate.

     In addition, to the extent described in this prospectus and in the related prospectus supplement, in order to maximize recoveries on defaulted mortgage loans, the servicer or a special servicer will be permitted, within prescribed limits, to extend and modify mortgage loans that are in default or as to which a payment default is imminent. While the servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery than liquidation, we can give you no assurance that any extension or modification will increase the present value of receipts from or proceeds of the affected mortgage loans.

     We or the mortgage loan seller or sellers named in the applicable prospectus supplement will be required to repurchase a mortgage loan from the trust, or if so specified in the applicable prospectus supplement, substitute another mortgage loan, if we or such seller or sellers breach the representations and warranties made with respect to that mortgage loan. In addition, the servicer may have the option to purchase the mortgage loans in the trust fund and may be obligated to purchase mortgage loans from the trust fund under the circumstances described in the prospectus supplement.

     If you buy your certificates at a premium or discount your yield to maturity will be sensitive to prepayments on the mortgage loans in the related trust fund. If the amount of interest payable with respect to your class is disproportionately large, as compared to the amount of principal, as with some classes of stripped interest certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of your certificates may vary from the anticipated yield will depend in part upon the degree to which you purchased them at a discount or premium and the amount and timing of distributions on those certificates. If you purchase a certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield, and if you purchase a certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to you that is lower than the anticipated yield. For more detailed information regarding these risks, you should refer to the section in this prospectus titled "Yield and Maturity Considerations."

     Average Life of Certificates. The terms of your certificates will determine the extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates. For example, a class of certificates, including a class of offered certificates, may provide that on any distribution date you are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to all or a disproportionately large share of the prepayments, or to none or a disproportionately small share of the prepayments. A class of certificates that entitles you to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. A class of certificates that entitles you to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. Entitlements of the various classes of certificateholders of any series to receive payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

     Controlled Amortization Classes and Companion Classes. A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment of the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for the certificates. However, prepayment risk will not disappear.

     The stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A companion class absorbs some, but not all, of the risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     RATINGS ON YOUR CERTIFICATES DO NOT GUARANTEE THAT YOU WILL RECEIVE PAYMENT UNDER THE POOLING AND SERVICING AGREEMENT. Ratings assigned by a rating agency to a class of certificates reflect the rating agency's assessment of the likelihood that the holders of certificates of that class will receive all payments to which they are entitled. The ratings are based on the structural, legal and issuer-related aspects associated with these certificates, the nature of the underlying mortgage loans and the extent and quality of any credit enhancement. Ratings will not constitute an assessment of the following:

     o the likelihood that principal prepayments on the related mortgage loans will be made;

     o the degree to which the rate of prepayments might differ from that originally anticipated;

     o the likelihood of early optional termination of the related trust fund; or

     o the possibility that prepayment of the related mortgage loans may be made at any particular rate.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of the series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we can not assure you that the historical data supporting any related actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. These criteria may also be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. For more detailed information regarding these risks, you should refer to the section in this prospectus titled "Description of Credit Support" and "Ratings."

     ERISA IMPOSES LIMITATIONS ON WHO CAN PURCHASE THE CERTIFICATES; FAILURE TO COMPLY WITH ERISA MAY MATERIALLY AND ADVERSELY AFFECT THE TRUST FUND AND RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. In addition, some other retirement plans and arrangements, including individual retirement accounts and Keogh plans, are subject to Section 4975 of the Internal Revenue Code. Due to the complexity of regulations that govern the plans, if you are subject to ERISA or Section 4975 of the Internal Revenue Code you are urged to consult your own counsel regarding the consequences under ERISA or the Internal Revenue Code of acquisition, ownership and disposition of the offered certificates of any series.

     For more detailed information regarding ERISA restrictions, you should review the section in this prospectus titled "ERISA Considerations."

     IF YOU ACQUIRE RESIDUAL CERTIFICATES YOU MAY BE SUBJECT TO ADDITIONAL TAX LIABILITIES. If you are a holder of residual certificates that represents a residual interest in a real estate investment conduit you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, if any. Accordingly, you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the economic income, if any, attributable to your certificate during that period. While you will have a corresponding amount of the losses later in the term of the REMIC, the present value of phantom income may significantly exceed tax losses. Therefore, the after-tax yield on the residual certificate that you receive may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. A residual certificate may have negative value. The requirement that you report your pro rata share of the taxable income and net loss of the REMIC will continue until the certificate balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received all payments to which you are entitled.

     All or a portion of your share of the REMIC taxable income may be treated under the Internal Revenue Code as "excess inclusion" income to you. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. Excess inclusion income:

     o generally will not be subject to offset by losses from other activities;

     o will be treated as unrelated business taxable income for a tax-exempt holder; and

     o will not qualify for exemption from withholding tax for a foreign holder.

     In addition, residual certificates are subject to numerous restrictions on transfer.

     YOU MAY BE ALLOCATED TAXABLE INCOME IN EXCESS OF DISTRIBUTIONS RECEIVED IF YOU ACQUIRE CERTIFICATES WITH ORIGINAL ISSUE DISCOUNT. Accrual certificates will be, and some of the other classes of certificates of a series may be, issued with original issue discount for federal income tax purposes. This will generally result in recognition of some taxable income to you in advance of the receipt of cash attributable to the income.

     For more detailed information regarding original issue discount you should review the section in this prospectus titled "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates."

     INDIVIDUALS AND SOME OTHER ENTITIES SHOULD NOT INVEST IN CERTIFICATES THAT ARE RESIDUAL INTERESTS. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code. Therefore, the certificates that are residual interests generally are not appropriate investments for

     o    individuals;

     o    estates;

     o    trusts beneficially owned by any individual or estate; and

     o pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     IF YOUR CERTIFICATES ARE ISSUED IN BOOK-ENTRY FORM, YOU WILL ONLY BE ABLE TO EXERCISE YOUR RIGHTS INDIRECTLY THROUGH DTC AND YOU MAY ALSO HAVE LIMITED ACCESS TO INFORMATION REGARDING THOSE CERTIFICATES. One or more classes of the offered certificates of any series may be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding definitive certificates are issued, you will be able to exercise your rights only indirectly through DTC and its participating organizations. In addition, your access to information regarding the book-entry certificates may be limited. Conveyance of notices and other communications by DTC to its participating organizations, and directly and indirectly through these organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described in this prospectus, you may suffer delays in the receipt of payments on the book-entry certificates. In addition, your ability to pledge or otherwise take actions with respect to your interest in the book-entry certificates may be limited due to the lack of a physical certificate evidencing that interest.

     For more detailed information regarding book-entry registration, you should review the section in this prospectus titled "Description of the Certificates--Book-Entry Registration and Definitive Certificates."


RISKS RELATING TO THE MORTGAGE LOANS

     MORTGAGE LOANS ARE SUSCEPTIBLE TO NUMEROUS RISKS THAT MAY RESULT IN LOSSES TO YOU.

     (1) Mortgage loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure that are greater than similar risks associated with loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. Thus, the value of an income-producing property is directly related to the net operating income derived from that property. If the net operating income of the property is reduced--for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase--the borrower's ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants. Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including the following:

     o changes in general or local economic conditions and/or specific industry segments;

     o    declines in real estate values;

     o    declines in rental or occupancy rates;

     o increases in interest rates, real estate tax rates and other operating expenses;

     o changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

     o    acts of God and other factors beyond the control of the servicer.

     In the case of mortgage loans that represent participation interests in a mortgage loan, the trustee's or the servicer's enforcement rights may be limited in the event of default by the related borrower.

     (2) The type and use of a particular mortgaged property may present additional risks. For instance, mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may be dependent upon the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     (3) Other multifamily and commercial properties located in the areas of the mortgaged properties and of the same types as the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. The lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgaged property may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, the renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     (4) Some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any related mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we can give you no assurance that enforcement of the recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.

     (5) The concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans. Mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     OFFICE PROPERTIES HAVE PARTICULAR RISKS. In addition to risks generally associated with real estate, office properties are also affected significantly by

     o adverse changes in population and employment growth, which generally creates demand for office space,

     o local competitive conditions, including the supply of office space or the existence or construction of new competitive office buildings,

     o    the quality and management philosophy of management,

     o the attractiveness of the properties to tenants and their customers or clients,

     o    the attractiveness of the surrounding neighborhood, and

     o the need to make major repairs or improvements to the property to satisfy the needs of major tenants.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive. In addition, office properties may be adversely affected by an economic decline in the businesses operated by their tenants. A decline of this sort may result in one or more significant tenants ceasing operations at the related locations, which may occur on account of

     o    a tenant's voluntary decision not to renew a lease,

     o    bankruptcy or insolvency of these tenants, or

     o these tenant's general cessation of business activities or for other reasons.

     The risk of an economic decline as described above is greater if revenue is dependent on a single tenant of if there is a significant concentration of tenants in a particular business or industry.

     MORTGAGE LENDERS SECURED BY RETAIL PROPERTIES MAY BE ADVERSELY AFFECTED BY CHANGES IN CONSUMER SPENDING PATTERNS, ALTERNATIVE FORMS OF RETAILING AND CHANGES IN TENANTS OCCUPYING THE RETAIL PROPERTIES. In addition to risks generally associated with real estate, mortgage loans secured by retail properties are also affected significantly by a number of factors, including:

     o    adverse changes in consumer spending patterns;

     o local competitive conditions, including the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls;

     o alternative forms of retailing, including direct mail, television shopping networks and Internet based sales, which reduce the need for retail space by retail companies;

     o    the quality and management philosophy of management;

     o the attractiveness of the properties and the surrounding neighborhood to tenants and their customers;

     o the public perception of the safety of customers, at shopping malls and shopping centers, for example;

     o the need to make major repairs or improvements to satisfy the needs of major tenants; and

     o if an anchor or other significant tenant ceases operations at the locations, which may occur on account of a decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or for other reasons. Significant tenants at a shopping center play an important part in generating customer traffic and making the property a desirable location for other tenants at the property. In addition, some tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at the property.

     SOME RISKS THAT AFFECT OCCUPANCY AND RENT LEVELS OF MULTIFAMILY RENTAL PROPERTIES SUCH AS ADVERSE ECONOMIC CONDITIONS, CONSTRUCTION OF ADDITIONAL HOUSING, MILITARY BASE CLOSINGS, COMPANY RELOCATIONS AND RENT CONTROL LAWS MAY AFFECT THE ABILITY OF THE BORROWER TO MEET ITS OBLIGATIONS UNDER THE MORTGAGE LOAN. Adverse economic conditions, either local, regional or national, may limit or reduce the following:

     o    the amount of rent that can be charged for rental units;

     o    tenants' ability to pay rent;

     o    timeliness of rent payments;

     o occupancy levels without a corresponding decrease in expenses--occupancy and rent levels may also be affected by construction of additional housing units;

     o    local military base closings;

     o    construction of additional housing units;

     o    company relocations and closings; and

     o national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing or the characteristics of a neighborhood may change over time or in relation to newer developments. Further, the cost of operating a multifamily rental property may increase, including the cost of utilities and the costs of required capital expenditures. Also, rent control laws could impact the future cash flows of multifamily rental properties that are subject to rental control laws.

     Some multifamily rental properties are eligible to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code. However, Section 42 properties are subject to some restrictions that may affect a borrower's ability to meet its obligations under a mortgage loan. This includes the following:

     o rent limitations associated with those properties may adversely affect the ability of the applicable borrowers to increase rents to maintain those properties in proper condition during periods of rapid inflation or declining market value of those properties;

     o the income restrictions on tenants imposed by Section 42 of the Internal Revenue Code may reduce the number of eligible tenants;

     o some eligible tenants may not find any differences in rents between the Section 42 properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a
          Section 42 property; and

     o a Section 42 property may also have fewer amenities or otherwise be less attractive as a residence making it less attractive to eligible tenants.

     All of the foregoing conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

     MORTGAGE LENDERS SECURED BY COOPERATIVELY OWNED APARTMENT BUILDINGS ARE SUBJECT TO THE RISK THAT TENANT-SHAREHOLDERS OF A COOPERATIVELY OWNED APARTMENT BUILDING WILL BE UNABLE TO MAKE THE REQUIRED MAINTENANCE PAYMENTS. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the cooperative corporation that owns the apartment building representing that tenant-shareholder's pro rata share of the corporation's payments in respect of the mortgage loan secured by that apartment building. The tenant-shareholder must also pay its pro rata share of all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to that apartment building, less any other income that the cooperative corporation may realize.

     Adverse economic conditions, either local, regional or national, may adversely affect tenant-shareholders' ability to make required maintenance payments, either because adverse economic conditions have impaired the individual financial conditions of the tenant-shareholders or their ability to sub-let the subject apartments. To the extent that a large number of tenant-shareholders in a cooperatively owned apartment building rely on sub-letting their apartments to make maintenance payments, the lender on any mortgage loan secured by that building will be subject to all the risks that it would have in connection with lending on the security of a multifamily rental property. In addition, if in connection with any cooperative conversion of an apartment building, the sponsor holds the shares allocated to a large number of the apartment units, any lender secured by a mortgage on the building will be subject to a risk associated with the sponsor's creditworthiness.

     SELF-STORAGE PROPERTIES HAVE PARTICULAR RISKS. Warehouse, mini-warehouse and self-storage properties ("Storage Properties") are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. The conversion of Storage Properties to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the Storage Properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors, such that the borrower becomes unable to meet its obligation on the related mortgage loan, the liquidation value of that Storage Property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the Storage Property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access are important to the success of a Storage Property, as are building design and location.

     HOTEL AND MOTEL PROPERTIES HAVE PARTICULAR RISKS. Hotel and motel properties are subject to operating risks common to the lodging industry. These risks include, among other things,

     o a high level of continuing capital expenditures to keep necessary furniture, fixtures and equipment updated,

     o    competition from other hotels and motels,

     o increases in operating costs, which increases may not necessarily in the future be offset by increased room rates and

     o dependence on business and commercial travelers and tourism, increases in energy costs and other expenses of travel and adverse effects of general and local economic conditions.

     These factors could adversely affect the related borrower's ability to make payments on the related mortgage loans. Since limited service hotels and motels are relatively quick and inexpensive to construct, an over-building of hotels and motels could occur in any given region,which would likely adversely affect occupancy and daily room rates. Further, because hotel and motel rooms are generally rented for short periods of time, hotel and motel properties tend to be more sensitive to adverse economic conditions and competition than many other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have a substantial impact onthat hotel's quality of service and economic performances. Additionally, the revenues of certain hotels and motels, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     A hotel or motel property may present additional risks as compared to other commercial property types in that

     o hotels and motels may be operated pursuant to franchise, management and operating agreements that may be terminable by the franchisor, the manager or the operator;

     o the transferability of any operating, liquor and other licenses to the entity acquiring the related hotel and motel, either through purchase or foreclosure, is subject to local law requirements;

     o it may be difficult to terminate an ineffective operator of a hotel or motel property subsequent to a foreclosure of the related property; and

     o future occupancy rates may be adversely affected by, among other factors, any negative perception of a hotel or motel based upon its historical reputation.

     Hotel and motel properties may be operated pursuant to franchise agreements. The continuation of franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hotel or motel property to maintain these standards or adhere to other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of certain capital expenditures that the related borrower determines are too expensive or are otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotels or motels. In that event, the related borrower may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the related borrower may seek to obtain a suitable replacement franchise or to operate the related hotel or motel property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the hotel or motel covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS HAVE PARTICULAR RISKS. The successful operation of a manufactured housing community or recreational vehicle park will generally depend upon the number of competing manufactured housing communities or recreational vehicle parks in the local market, as well as upon other factors, including its age, appearance, reputation, management and the types of facilities and services it provides.

     Manufactured housing communities also compete against alternative forms of residential housing, including multifamily rental properties, cooperatively-owned apartment buildings, condominium complexes and single-family residential developments. Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach.

     Manufactured housing community properties and recreational vehicle parks are "special purpose" properties that cannot be readily converted to general residential, retail or office use. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competititon, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the mortgaged property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the mortgaged property were readily adaptable to other uses.

     MORTGAGE LOANS WITH BALLOON PAYMENTS INVOLVE THE RISK THAT BORROWERS MAY NOT BE ABLE TO REFINANCE THE LOAN OR SELL THE RELATED PROPERTY. Mortgage loans may be non-amortizing or only partially amortizing over their terms to maturity. Those mortgage loans will require substantial principal payments--that is, balloon payments--at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

     o    value of the related mortgaged property;

     o the level of available mortgage rates at the time of sale or refinancing;

     o    the borrower's equity in the related mortgaged property;

     o the financial condition and operating history of the borrower and the related mortgaged property;

     o tax laws and rent control laws, with respect to some residential properties;

     o Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes; and

     o prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally.

     Neither we nor any of our affiliates will be required to refinance any mortgage loan.

     CREDIT SUPPORT FOR A SERIES OF CERTIFICATES MAY COVER SOME OF YOUR LOSSES OR RISKS BUT MAY NOT COVER ALL POTENTIAL RISKS TO YOU. The prospectus supplement for a series of certificates will describe any credit support provided for these certificates. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, the available credit support may not cover all potential losses or risks. For example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, which may, in turn, include offered certificates. Subordination is intended to reduce the risk to holders of each more senior class of certificates of delinquent distributions or ultimate losses on the mortgage assets. However, the amount of subordination will be limited and may decline. Since the senior certificateholders are paid principal before subordinate certificateholders, subordinate certificateholders may not be paid any principal if the available credit support is exhausted. As a result, if you are a holder of subordinate certificates, you will primarily experience the impact of losses and shortfalls. Moreover, if the available credit support covers more than one series of certificates, you will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     Rating agencies rating the certificates will determine the level of credit support based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and some other factors. We cannot, however, assure you that the loss experience on the related mortgage assets will not exceed the assumed levels.

     For more detail information regarding credit support of certificates you should review the sections in this prospectus titled "--Risks Relating to the Certificates--Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement," "Description of the Certificates" and "Description of Credit Support."

     IF THE MORTGAGED PROPERTY IS SUBJECT TO A LEASE, THE LENDER IS SUBJECT TO THE RISK THAT IF THE BORROWER DEFAULTS, THE MORTGAGE LENDER MAY HAVE TO OBTAIN A COURT ORDER APPOINTING A RECEIVER BEFORE BEING ABLE TO COLLECT RENTS. Each mortgage loan secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents. This means that the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from it, as further security for the related mortgage loan. The borrower may continue to collect rents for so long as there is no default. If the borrower defaults, the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

     For more detailed information regarding leases and rents, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Leases and Rents."

     OWNERS AND OPERATORS OF A MORTGAGED PROPERTY AND MORTGAGE LENDERS MAY BECOME LIABLE FOR THE COSTS OF ENVIRONMENTAL CLEANUP. Under federal law and the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in, beneath, or emanating from that property. The owner may become liable without regard to whether the owner knew of, or was responsible for, the presence of hazardous or toxic substances on the property. The cost of any required remediation and the owner or operator's liability as to any property could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, owners or operators of mortgaged properties that generate hazardous substances that are disposed of at off-site locations may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where the hazardous substances were disposed.

     Lenders whose primary indicia of ownership in a particular property is the holding of a security interest are exempted from the definition of owner under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980. However, lenders may forfeit their secured creditor exemption, as a result of their actions with respect to particular borrowers, and be deemed an owner or operator of property so that they are liable for remediation costs. A lender also risks liability for remediation costs on foreclosure of the mortgage. Unless otherwise specified in the related prospectus supplement, if a trust fund includes mortgage loans, then the related pooling and servicing agreement will contain provisions generally to the effect that the servicer, acting on behalf of the trust fund, may not acquire title to a mortgaged property or assume control of its operation unless the servicer, based upon a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so. We cannot assure you that any requirements of a pooling and servicing agreement will effectively insulate the related trust fund from potential liability for a materially adverse environmental condition at a mortgaged property.

     For more detailed information regarding environmental risks, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Environmental Risks."

     HAZARD INSURANCE POLICIES ON MORTGAGED PROPERTIES MAY NOT FULLY COVER ALL TYPES OF DAMAGE TO THE MORTGAGED PROPERTIES. Unless otherwise specified in a prospectus supplement, the servicer will be required to cause the borrower on each mortgage loan to maintain insurance coverage in respect of the related mortgaged property, including hazard insurance. However, the servicer may be able to satisfy its obligation to cause hazard insurance to be maintained through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The insurance policies will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions. Most insurance policies, however, typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from causes not typically covered by an insurance policy, then, to the extent any consequent losses are not covered by the available credit support, you may in part bear the resulting losses.

     For more detailed information regarding insurance policies, you should review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Hazard Insurance Policies."

     THE YIELD ON YOUR CERTIFICATES MAY BE ADVERSELY AFFECTED TO THE EXTENT THAT THE RELATED TRUST FUND MAY INCLUDE DELINQUENT MORTGAGE LOANS BECAUSE THE AVAILABLE CREDIT SUPPORT MAY NOT COVER ALL LOSSES RELATED TO THE DELINQUENT MORTGAGE LOANS. The trust fund for a particular series of certificates may include mortgage loans that are past-due, i.e., beyond any applicable grace period. However, delinquent mortgage loans may only constitute up to, but not including, 20% (by principal balance) of the trust fund. A special servicer may perform the servicing of delinquent mortgage loans. When a mortgage loan has a loan-to-value ratio of 100% or more, the related borrower will have no equity in the related mortgaged property. In the cases, the related borrower may not have an incentive to continue to perform under that mortgage loan. In addition, when the debt service coverage ratio of a mortgage loan is below 1.0x, the revenue derived from the use and operation of the related mortgaged property is insufficient to cover the operating expenses of the mortgaged property and to pay debt service on that mortgage loan and all mortgage loans senior to that mortgage loan. In those cases, the related borrower will be required to pay from sources other than cash flow from the related mortgaged property. If the related borrower ceases to use alternative cash sources at a time when operating revenue from the related mortgaged property is still insufficient to cover all expenses and debt service, deferred maintenance at the related mortgaged property and/or a default under the subject mortgage loan may occur. Available credit may not cover all losses related to delinquent mortgage loans. You should therefore consider the risk that the inclusion of delinquent mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on the offered certificates.

     For more detailed information regarding delinquent mortgage loans, you should review the section in this prospectus titled "Description of the Trust Funds--Mortgage Loans--General."

     A WORD ABOUT FORWARD LOOKING STATEMENTS. Whenever we use words like "intends," "anticipates" or "expects" or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control that could cause actual results to differ materially from what we think they might be. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

                         DESCRIPTION OF THE TRUST FUNDS


GENERAL

     The primary assets of each trust fund will consist of the following:

     o various types of multifamily or commercial mortgage loans or participations in those mortgage loans;

     o pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

     o    a combination of the foregoing, which we call mortgage assets.

     We will establish each trust fund. We will select each mortgage asset for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which may or may not be the originator of a mortgage loan or the issuer of a MBS and may be our affiliate. Unless otherwise provided in the related prospectus supplement, neither we nor any of our affiliates and no governmental agency or instrumentality or any other person will guarantee or insure any of the mortgage assets included in a trust fund. The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes or other evidences of indebtedness called mortgage notes, secured by liens on fee or leasehold estates in properties called mortgaged properties consisting of the following:

     o residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, called multifamily properties, and manufactured housing community properties;

     o commercial properties consisting of office buildings, retail facilities related to the sale of goods and products and facilities related to providing entertainment, recreation or personal services, hotels and motels, casinos, health care-related facilities, recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, auto parks, golf courses, arenas and restaurants, or any cooperatively owned units therein; and

     o mixed use properties--that is, any combination of the foregoing--and unimproved land, both called commercial properties.

     The multifamily properties may include mixed commercial and residential structures, and apartment buildings owned by a private cooperative housing corporation, with shares of the cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. The liens may be created by mortgages, deeds of trust and similar security instruments. Each mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any leasehold will exceed the term of the mortgage note by at least two years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, the originator may be or may have been one of our affiliates.

     Mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, some of the mortgage loans included in the trust fund for a particular series of certificates may be delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth available information as to the period of the delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Mortgage Loans Secured by Office Properties. Significant factors affecting the value of office properties include the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings, the location of the building with respect to the central business district or population centers, demographic trends within the metropolitan area to move away from or towards the central business district, social trends combined with space management trends, which may change towards options such as telecommuting, tax incentives offered to businesses by cities or suburbs adjacent to or near the city where the building is located and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected by an economic decline in the businesses operated by their tenants. The risk of an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competition is affected by various factors affecting a building, including

     o    its age;

     o    its condition;

     o    its design, including floor sizes and layout;

     o    its access to transportation; and

     o the availability of parking and the owner's ability to offer certain amenities to its tenants, including sophisticated building systems such as

          o    fiberoptic cables,

          o    satellite communications or

          o    other base building technological features.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive.

     The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by an array of factors including

     o    labor cost and quality;

     o    tax environment; and

     o    quality of life matters, such as schools and cultural amenities.

     A central business district may have a substantially different economy from that of a suburb. The local economy will affect an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often higher than for other property types.

     Mortgage Loans Secured by Retail Properties. Retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of retail properties is dependent on various factors including, but not limited, to the following:

     o    the ability to lease space in the properties;

     o    the ability of tenants to meet their lease obligations;

     o the possibility of a significant tenant becoming bankrupt or insolvent; and

     o fundamental aspects of real estate such as location and market demographics.

     The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Declines in tenant sales will cause a corresponding decline in percentage rents and may cause these tenants to become unable to pay their rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor's rights. Repayment of the related mortgage loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the retail properties. The correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Whether a shopping center is anchored or unanchored is also an important distinction. Anchor tenants in shopping centers traditionally have been a major factor in the public's perception of a shopping center. The anchor tenants at a shopping center play an important part in generating customer traffic and making a center a desirable location for other tenants of the center. The failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant--notwithstanding any continued payment of rent--can have a material negative effect on the economic performance of a shopping center. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Unlike some other types of commercial properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, could adversely affect the retail properties.

     Mortgage Loans Secured by Multifamily Rental Properties. Significant factors determining the value and successful operation of a multifamily rental property include the following:

     o    location of the property;

     o the number of competing residential developments in the local market, such as apartment buildings, manufactured housing communities and site-built single family homes;

     o the physical attributes of the multifamily building, such as its age and appearance; and

     o    state and local regulations affecting the property.

     In addition, the successful operation of an apartment building will depend upon other factors such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

     Some states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a borrower's ability to raise property rents may impair the borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

     Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing rather than continue to lease housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

     Mortgage Loans Secured by Cooperatively Owned Apartment Buildings. A cooperative apartment building and the land under the building are owned or leased by a non-profit cooperative corporation. The cooperative corporation is in turn owned by tenant-shareholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements. The proprietary leases and occupancy agreements confer exclusive rights to occupy specific apartments or units. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation representing the tenant-shareholder's pro rata share of the corporation's payments in respect of any mortgage loan secured by, including all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, the real property owned by the cooperative corporation, less any other income that the cooperative corporation may realize. Payments to the cooperative corporation are in addition to any payments of principal and interest the tenant-shareholder must make on any loans of the tenant-shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building management and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by the real property owned by the cooperative corporation, as well as all other operating expenses of the property, is dependent primarily upon the receipt of maintenance payments from the tenant-shareholders, together with any rental income from units or commercial space that the cooperative corporation might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the real property owned by the cooperative corporation depends primarily on its ability to refinance the mortgage loan. Neither we nor any other person will have any obligation to provide refinancing for any of the mortgage loans.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. The owner or sponsor allocates shares to each apartment unit, and the current tenants have a fixed period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. The sponsor usually also controls the corporation's board of directors and management for a limited period of time.

     Each purchaser of shares in the cooperative corporation generally enters into a long-term proprietary lease which provides the shareholder with the right to occupy a particular apartment unit. However, many cooperative conversion plans are so-called "non-eviction" plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to that apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to that subtenancy. The subtenant may be entitled to renew its lease for an indefinite number of times, with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The shareholder is responsible for the maintenance payments to the cooperative without regard to its receipt or non-receipt of rent from the subtenant, which may be lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant shareholders.

     Mortgage Loans Secured by Industrial Properties. Significant factors that affect the value of industrial properties are

     o    the quality of tenants;

     o    building design and adaptability; and

     o    the location of the property.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slow-down in the economy, and an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, industrial properties may be adversely affected by the availability of labor sources or a change in the proximity of supply sources. Because industrial properties frequently have a single tenant, any related property is heavily dependent on the success of the tenant's business.

     Aspects of building site, design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include ceiling heights, column spacing, number of bays and bay depths, divisibility, floor loading capacities, truck turning radius and overall functionality and accessibility. Nevertheless, site characteristics of an industrial property suitable for one tenant may not be appropriate for other potential tenants, which may make it difficult to relet the property.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels. Further, industrial properties may be adversely affected by economic declines in the industry segment of their tenants.

     Mortgage Loans Secured by Warehouse, Mini-Warehouse and Self-Storage Facilities. Because of relatively low acquisition costs and break-even occupancy rates, warehouse, mini-warehouse and self-storage properties ("Storage Properties") are considered vulnerable to competition. Despite their relatively low acquisition costs, and because of their particular building characteristics, Storage Properties would require substantial capital investments in order to adapt them to alternative uses. Limited adaptability to other uses may substantially reduce the liquidation value of a Storage Property. In addition to competition, factors that affect the success of a Storage Property include the location and visibility of the facility, its proximity to apartment complexes or commercial users, trends of apartment tenants in the area moving to single-family homes, services provided, including security and accessibility, age of improvements, the appearance of the improvements and the quality of management.

     Mortgage Loans Secured by Hotel and Motel Properties. Hotel and motel properties may include full service hotels, resort hotels with many amenities, limited service hotels, hotels and motels associated with national franchise chains, hotels and motels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity. Various factors, including location, quality and franchise affiliation affect the economic performance of a hotel or motel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels and motels can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives. Because hotel and motel rooms generally are rented for short periods of time, hotels and motels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel or motel may have an impact on quality of service and economic performance. Additionally, the lodging industry, in certain locations, is seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel or motel property that is part of a national or regional hotel or motel chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreement. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any related hotel or motel property, the consent of the franchisor for the continued use of the franchise license by the hotel or motel property would be required. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel or motel property, it is unlikely that the purchaser of the related hotel or motel property would be entitled to the rights under any associated liquor license, and the purchaser would be required to apply in its own right for that license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Mortgage Loans Secured by Manufatured Housing Community Properties and Recreational Vehicle Parks. Manufactured housing community properties consist of land that is divided into "spaces" or "homesites" that are primarily leased to manufactured housing community unit owners. Accordingly, the related mortgage loans will be secured by mortgage liens on the real estate, or a leasehold interest therein, upon which the manufactured housing community units are situated, but not the units themselves. The manufactured housing community unit owner often invests in site-specific improvements, including carports, steps, fencing, skirts around the base of the unit, and landscaping. The park owner typically provides private roads within the park, common facilities and, in many cases, utilities. Park amenities may include

     o    driveways;

     o    visitor parking;

     o    recreational vehicle and pleasure boat storage;

     o    laundry facilities;

     o    community rooms;

     o    swimming pools;

     o    tennis courts;

     o    security systems; and

     o    healthclubs.

     Due to relocation costs and, in some cases, demand for manufactured housing community unit spaces, the value of a unit in place in a park is generally higher, and can be significantly higher, than the value of the same unit not placed in a park. As a result, a well-operated manufactured housing community that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the unit of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the mobile home can be resold in place, rather than to allow the unit to be removed from the park.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Mortgage loans secured by liens on manufactured housing community properties and recreational vehicle parks are affected by factors not associated with loans secured by liens on other types of income-producing real estate. The successful operation of these types of properties will generally depend upon the number of competing parks, as well as upon other factors, including its age, appearance, reputation, the ability of management to provide adequate maintenance and insurance, and the types of facilities and services it provides. Manufactured housing community properties also compete against alternative forms of residential housing, including

     o    multifamily rental properties;

     o    cooperatively-owned apartment buildings;

     o    condominium complexes; and

     o    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach. Manufactured housing community properties and recreational vehicle parks are "special purpose" properties that cannot be readily converted to general residential, retail or office use. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the manufactured housing community may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the manufactured housing community or recreational vehicle park were readily adaptable to other uses.

     Certain states regulate the relationship of a manufactured housing community owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Manufactured housing community owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a unit owner's tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's unit. Certain states also regulate changes in manufactured housing community use and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws either do not provide for decontrol of rental rates upon vacancy of individual units or permit decontrol only in the relatively rare event that the unit is removed from the unitsite. Any limitations on a borrower's ability to raise property rents may impair the related borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property--that is, its ability to generate income. Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans. Absent special facts, recourse in the case of default of non-recourse loans will be limited to the mortgaged property and the other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on such a loan. The Net Operating Income of a mortgaged property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income--and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative--may be affected by the condition of the applicable real estate market and/or the economy of the area in which the mortgaged property is located or the industry that it services. In addition, properties typically leased, occupied or used on a short-term basis, such as some healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.


     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of net of expense provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property. This in turn has the following effects:

     o it increases the incentive of the borrower to perform under the terms of the related mortgage loan, in order to protect the equity; and

     o it increases the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

     o the market comparison method, i.e., recent resale value of comparable properties at the date of the appraisal;

     o the cost replacement method, i.e., the cost of replacing the property at the date;

     o the income capitalization method, i.e., a projection of value based upon the property's projected net cash flow; or

     o upon a selection from or interpolation of the values derived from the foregoing methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of the foregoing factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. For additional information regarding risks associated with mortgage loans, you should review the sections in this prospectus titled "Risk Factors--Risks Relating to the Mortgage Loans--Mortgage Loans are susceptible to numerous risks that may result in losses to you" and "--Mortgage loans with balloon payments involve the risk that borrowers may not be able to refinance the loan or sell the related property."

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will have the following characteristics:

     o have had individual principal balances at origination of not less than $25,000;

     o    have had original terms to maturity of not more than 40 years; and

     o provide for scheduled payments of principal, interest or both, to be made on specified dates, known as due dates, that occur monthly, quarterly, semi-annually or annually.

     A mortgage loan may also have the following characteristics:

     o provide for no accrual of interest or for accrual of interest thereon at an interest rate, known as a mortgage rate, that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

     o provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of some events, and may permit negative amortization;

     o be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date; and

     o prohibit over its term or for a certain period prepayments (the period of the prohibition is known as a lock-out period and its date of expiration is known as a lock-out date) and/or require payment of a premium or a yield maintenance penalty, more commonly known as a prepayment premium) in connection with some prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of the related mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an equity participation in addition to payments of interest on and/or principal of the offered certificates, the related prospectus supplement will describe the equity participation and the method or methods by which distributions relating to the equity participation will be made to the holders.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement. To the extent then applicable and specifically known to us, the prospectus supplement will include the following:



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

      1. the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

      2. the type or types of property that provide security for repayment of the mortgage loans;

      3. the earliest and latest origination date and maturity date of the mortgage loans;

      4. the original and remaining terms to maturity of the mortgage loans, or the respective ranges those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

      5. the original Loan-to-Value Ratios of the mortgage loans, or the range of those Loan-to-Value Ratios, and the weighted average original Loan-to-Value Ratio of the mortgage loans;

      6. the mortgage rates borne by the mortgage loans, or range of those mortgage rates, and the weighted average mortgage rate borne by the mortgage loans;

      7. with respect to mortgage loans with adjustable mortgage rates ("ARM Loans"), the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage rate adjustments at the time of any adjustment and over the life of the ARM Loan;

      8. information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, lock-out periods and prepayment premiums;

      9. the Debt Service Coverage Ratios of the mortgage loans, either at origination or as of a more recent date, or the range of those Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios; and

     10. the geographic distribution of the mortgaged properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain some information available to us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the SEC within fifteen days following their issuance.


MBS

     Mortgage-backed securities included in a trust fund may include:

     o mortgage pass-through certificates or other mortgage-backed securities that are not guaranteed or insured by the United States or any of its agencies or instrumentalities; or

     o certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement. The issuer of the MBS and/or the servicer of the underlying mortgage loans will have entered into the MBS agreement, generally with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Distributions in respect of the MBS will be made by the MBS issuer, the MBS servicer or the MBS trustee on the dates specified in the related prospectus supplement. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" in this prospectus may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available, the following:

     1. the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund;

     2. the original and remaining term to stated maturity of the MBS, if applicable;

     3. the pass-through or bond rate of the MBS or the formula for determining those rates;

     4.   the payment characteristics of the MBS;

     5.   the MBS issuer, MBS servicer and MBS trustee, as applicable;

     6.   a description of the credit support, if any;

     7. the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

     8. the terms on which mortgage loans may be substituted for those originally underlying the MBS;

     9. the type of mortgage loans underlying the MBS and, to the extent available to us and appropriate under the circumstances, any other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements"; and

    10. the characteristics of any cash flow agreements that relate to the MBS.



CERTIFICATE ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held a certificate account may be held as cash or invested in some obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.


CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against some defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of the series or by one or more other types of credit support arrangements. Other types of credit support arrangements may include letters of credit, insurance policies, guarantees, surety bonds or reserve funds, among others, or a combination. The amount and types of credit support, the identification of the entity providing it, if applicable, and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. For additional information regarding credit support, you should review the sections in this prospectus titled " Risk Factors--Risks Relating to the Mortgage Loans--Credit support for a series of certificates may cover some of your losses or risks but may not cover all potential risks to you."


CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for that series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of an obligor or counterparty under the agreement, will be described in the prospectus supplement for a series of certificates.


                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.


PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of the series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate the prospectus supplement will specify, the method of determining the pass-through rate. The prospectus supplement will also discuss the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a guaranteed investment contract or other agreement.


PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which the payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.


SHORTFALLS IN COLLECTIONS OF INTEREST AS A RESULT OF PREPAYMENTS OF MORTGAGE
LOANS

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of the prepayment only through the date of the prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but the prepayment is not accompanied by interest to the due date for the mortgage loan in the related Due Period, then the interest charged to the borrower, net of servicing and administrative fees, may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any shortfall is allocated to a class of offered certificates, the yield on those certificates will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the prospectus supplement for a series of certificates, the servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The related prospectus supplement will also describe any other amounts available to offset shortfalls.

     For additional information regarding prepayment interest shortfalls, you should review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Servicing Compensation and Payment of Expenses."


YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those payments to reduce the principal balance--or notional amount, if applicable--of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by their amortization schedules, the dates on which any balloon payments are due, and the rate of voluntary and/or involuntary principal prepayments. You should note that the amortization schedule of an ARM Loan may change periodically to accommodate adjustments to the mortgage rate thereon and that these changes may affect the rate of principal payments on an ARM loan. Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors, as described more fully below, no assurance can be given as to the rate at which any one will prepay.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on the certificates of that series or, in the case of a class of stripped interest certificates, result in the reduction of its notional amount. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield. In addition, if you purchase an offered certificate at a discount, or a premium, and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower, or faster, than the rate anticipated by you during any particular period, the consequent adverse effects on your yield would not be fully offset by a subsequent like increase, or decrease, in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on the date, to a disproportionately large share-- which, in some cases, may be all--of the prepayments, or to a disproportionately small share--which, in some cases, may be none--of the prepayments. As and to the extent described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

     In general, the notional amount of a class of stripped interest certificates will either:

     o be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

     o equal the certificate balances of one or more of the other classes of certificates of the same series.

Accordingly, the yield on stripped interest certificates will be inversely related to the rate at which payments and other collections of principal are received on mortgage assets or distributions are made in reduction of the certificate balances of the certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of stripped interest certificates or stripped principal certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in stripped principal certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in stripped interest certificates. If the offered certificates of a series include any of those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. The tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable you to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which the provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either:

     o    converting to a fixed rate loan and thereby locking in the rate; or

     o taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws--which are subject to change--to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to their relative importance, as to the percentage of the principal balance of mortgage loans that will be paid as of any date or as to the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of the series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of the instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments--for this purpose, the term prepayment includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund--is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the constant prepayment rate ("CPR") prepayment model or the standard prepayment assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans for the life of the related mortgage loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series. The prospectus supplement will also contain the percentage of the initial certificate balance or notional amount of each class of offered certificates that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in the prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.


CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule. The principal payment schedule is supported by creating priorities, as and to the extent described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a prepayment collar--that is, a range of prepayment rates that can be sustained without disruption--that determines the principal cash flow of the certificates. A prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion


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

classes exist to absorb excesses or shortfalls in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, such an event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing the schedule. A targeted amortization class will generally afford the holders some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of certificates in that class to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle those holders to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, known as call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, known as extension risk, if the rate of prepayment is relatively slow. Thus, as and to the extent described in the related prospectus supplement, a companion class absorbs some, but not all, of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.


OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on those mortgage loan would be expected during a period of increasing interest rates to amortize at a slower rate, and perhaps not at all, than if interest rates were declining or were remaining constant. A slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. Negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on those certificates, which deferred interest may be added to the certificate balance of those certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization, and that of the classes of certificates to which any related negative amortization would be allocated or that would bear the effects of a slower rate of amortization on the mortgage loans, may increase as a result of this feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage rate, provides that its scheduled payment will adjust less frequently than its mortgage rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage rate. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule thereby resulting in the accelerated amortization of the mortgage loan. Any related acceleration in amortization of its principal balance will shorten the weighted average life of a mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on the mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon:

     o whether the offered certificate was purchased at a premium or a discount; and

     o the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on the certificate, or, in the case of a stripped interest certificate, delay or accelerate the amortization of its notional amount.

     For additional information on the effects of negative amortization on the yield of certificates, you should review the section titled "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Loans. The yield to holders of the offered certificates of any series will directly depend on the extent to which the holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of the losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear its effects.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses and shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.


     Additional Certificate Amortization. In addition to entitling the holders to a specified portion-- which may during specified periods range from none to all--of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of the series, may provide for distributions of principal. Distributions may be provided from:

     o amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates;

     o    Excess Funds; or

     o    any other amounts described in the related prospectus supplement.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of the certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of any of the foregoing sources would have any material effect on the rate at which the certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, under the circumstances and in the manner set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of the certificates and, if the certificates were purchased at premium, reduce the yield on those certificates.


                                 THE DEPOSITOR

     We are Bear Stearns Commercial Mortgage Securities Inc., a Delaware corporation organized on April 20, 1987, and we function as the depositor. Our primary business is to acquire mortgage loans, mortgage-backed securities and related assets and sell interests therein or bonds secured thereby. We are an affiliate of Bear, Stearns & Co. Inc. We maintain our principal office at 245 Park Avenue, New York, New York 10167. Our telephone number is (212) 272-2000. We do not have, nor do we expect in the future to have, any significant assets.


                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of any series will be applied by us to the purchase of trust assets or will be used by us for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of any series, may consist of one or more classes of certificates that, among other things:

     o provide for the accrual of interest thereon at a fixed, variable or adjustable rate;

     o are senior or subordinate to one or more other classes of certificates in entitlement to distributions on the certificates;

     o    are stripped principal certificates;

     o    are stripped interest certificates;

     o provide for distributions of interest or principal that commence only after the occurrence of some events, such as the retirement of one or more other classes of certificates of the series;

     o provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster--and, in some cases, substantially faster--or slower--and, in some cases, substantially slower--than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o provide for distributions based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums and equity participations.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of some classes of stripped interest certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series, if issued as definitive certificates, may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with the transfer. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.


DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the related trustee or servicer on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the distribution date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of any certificate, will be made to the persons in whose names the certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs. The amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor or by check mailed to the address of the certificateholder as it appears in the certificate register. Payment will be made by wire transfer if the certificateholder has provided the person required to make payments with wiring instructions, which may be provided in the form of a standing order applicable to all subsequent distributions, no later than the date specified in the related prospectus supplement, and, if so provided in the related prospectus supplement, the certificateholder holds certificates in the requisite amount or denomination specified therein. If the certificateholder does not provide any wiring instructions, payments will be made by check mailed to the address of the certificateholder as it appears on the certificate register. The final distribution in retirement of any class of certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.


DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped principal certificates and some classes of residual certificates that have no pass-through rate, may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates, other than some classes of accrual certificates, and other than any class of stripped principal certificates or residual certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the Accrued Certificate Interest for the class and the distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on the distribution date. Prior to the time interest is distributable on any class of accrual certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. Reference to a notional amount with respect to a class of stripped interest certificates is solely for convenience in making appropriate calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of those certificates--one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "Yield and Maturity Considerations--Shortfalls in Collections of Interest as a Result of Prepayments of Mortgage Loans," exceed the amount of any sums--including, if and to the extent specified in the related prospectus supplement, all or a portion of the servicer's or special servicer's servicing compensation--that are applied to offset the amount of the shortfalls. The particular manner in which shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of--a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of that class.


DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped interest certificates and some classes of residual certificates, will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of the class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made from time to time and, if so provided in the related prospectus supplement, will be further reduced by any losses incurred in respect of the related mortgage assets allocated to these certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to them from time to time, and will be increased, in the case of a class of accrual certificates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest, reduced as described above. Unless otherwise provided in the related prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable cut-off date, after application of scheduled payments due on or before the date, whether or not received. The initial certificate balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of the series who are entitled to receive those distributions until the certificate balances of the certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of one or more specified events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates--each such class is known as a controlled amortization class--may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates--each such class is known as a companion class--may be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.


DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, prepayment premiums or payments in respect of equity participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series who are entitled in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses or shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, the amount may be advanced from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for the distribution date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates who are entitled, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which the advances were made--as to any mortgage loan, more commonly known as related proceeds. Advances may also be reimbursed from other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of subordinate certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those subordinate certificates. No advance will be required to be made by the servicer, a special servicer or the trustee if, in the good faith judgment of the servicer, a special servicer or the trustee, as the case may be, the advance would not be recoverable from related proceeds or another specifically identified source--any such advance is known as a nonrecoverable advance. If an advance was previously made by the servicer, a special servicer or the trustee, a nonrecoverable advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by the servicer, special servicer, trustee or other entity from excess funds in a certificate account, the servicer, special servicer, trustee or other entity, as the case may be, will be required to replace the funds in the certificate account on any future distribution date to the extent that funds in the certificate account on the distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of the servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any related surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances made by that entity. Interest will be payable for the period that the advances are outstanding at the rate specified in the related prospectus supplement, and the entity making advances will be entitled to payment of interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise provided in the related pooling and servicing agreement and prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related MBS agreement.


REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, the servicer, the trustee, or such other party as may be specified in the related prospectus supplement, will forward or make available to each holder a distribution date statement that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

    1. the amount of distribution to holders of the class of offered certificates that was applied to reduce the certificate balance of those certificates;

    2. the amount of distribution to holders of the class of offered certificates that is allocable to Accrued Certificate Interest;

    3. the amount, if any, of distribution to holders of that class of offered certificates that is allocable to both prepayment premiums and payments on account of equity participations;

    4. the amount, if any, by which the distribution is less than the amounts to which holders of a class of offered certificates are entitled;

    5. if the related trust fund includes mortgage loans, the aggregate amount of advances included in the distribution;

    6. if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related servicer, and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer, and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

    7. information regarding the aggregate principal balance of the related mortgage assets on or about the distribution date;

    8. if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees, including specific identification of mortgage loans that are more than 60 days delinquent or in foreclosure;

    9. if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the related period. The related period is generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

   10. the certificate balance or notional amount, as the case may be, of each class of certificates, including any class of certificates not offered hereby, at the close of business on a distribution date, separately identifying any reduction in the certificate balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in the certificate balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the certificate balance of a class of accrual certificates, if any, in the event that Accrued Certificate Interest has been added to the balance;

   11. if a class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the applicable pass-through rate for the distribution date and, if determinable, for the next succeeding distribution date;

   12. the amount deposited in or withdrawn from any reserve fund on the distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on the distribution date;

   13. if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each instrument as of the close of business on the distribution date; and

   14. to the extent not otherwise reflected through the information furnished pursuant to subclauses 10 and 13 above, the amount of credit support being afforded by any classes of subordinate certificates.

     In the case of information furnished pursuant to subclauses 1-3 above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of the minimum denomination. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of a series.

     Within a reasonable period of time after the end of each calendar year, the servicer or trustee for a series of certificates, as the case may be, will be required to furnish or make available to you at any time during the calendar year you were a holder of an offered certificate of a series a statement containing the information set forth in subclauses 1-3 above. The information will be aggregated for that calendar year or the applicable portion of that calendar year during which the person was a certificateholder. The obligation to furnish information to a certificateholder will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code as are from time to time in force.

     For other information regarding information provided to a certificateholder, you should review the section in the prospectus titled "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     If the trust fund for a series of certificates includes MBS, the ability of the related servicer, the trustee or such other party as may be specified in the applicable prospectus supplement, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying the MBS will depend on the reports received with respect to the MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date Statements that will be forwarded or made available to the holders of the offered certificates of that series in connection with distributions made to them.


VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     You will generally not have a right to vote, except with respect to required consents to some amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. For additional information, you should review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Amendment." The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of some events which if continuing would constitute an event of default on the part of the related servicer. For further information, you should also review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Events of Default," "--Rights upon Event of Default" and "--Resignation and Removal of the Trustee."


TERMINATION

     The obligations created by the pooling and servicing agreement for each series of certificates will terminate following:

     o the final payment or other liquidation of the last mortgage asset or the disposition of all property acquired upon foreclosure of any mortgage loan; and

     o the payment to the certificateholders of that series of all amounts required to be paid to them pursuant to that pooling and servicing agreement.

     Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in that prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in that prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the related class or classes.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of DTC, and each class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Internal Revenue Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants, which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with SEC.

     Purchases of book-entry certificates under DTC system must be made by or through direct participants, which will receive a credit for the book-entry certificates on DTC's records. Your ownership interest of a book-entry certificate is in turn to be recorded on the direct and indirect participants' records. You will not receive written confirmation from DTC of your purchases, but you are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which you into the transaction. Transfers of ownership interest in the book-entry certificates are to be accomplished by entries made on the books of participants acting on your behalf. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     To facilitate subsequent transfer, all offered certificates deposited by participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of offered certificates with DTC and their registration with Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants to whose accounts the certificates are credited, which may or may not be the certificate owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of the distributions by participants to you will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and will be the responsibility of each participant--and not of DTC, us as the depositor, any trustee or servicer--subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, you may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder, as the term is used in the related pooling and servicing agreement, will be the nominee of DTC, and you will not be recognized as certificateholders under the pooling and servicing agreement. You will be permitted to exercise your rights under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. We will be informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and some of you, your ability to pledge your interest in book-entry certificates to persons or entities that do not participate in DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to you or your nominees, rather than to DTC or its nominee, only if:

     o we advise the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and we are unable to locate a qualified successor; or

     o we, at our option, elect to terminate the book-entry system through DTC with respect to those certificates.

Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the certificate owners identified in our instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.


               DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include us, the trustee, the servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement may include a mortgage asset seller as a party, and a pooling and servicing agreement that relates to a trust fund that consists solely of MBS may not include the servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, our affiliate, or the mortgage asset seller or its affiliate, may perform the functions of servicer or special servicer. Any party to a pooling and servicing agreement may own certificates issued under that pooling and servicing agreement. However, except with respect to required consents to some amendments to a pooling and servicing agreement, certificates that are held by the servicer or a special servicer for the related series will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe some provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the


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

related pooling and servicing agreement that materially differs from the description contained in this prospectus. If the related trust fund includes MBS, it will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of the provisions in the related prospectus supplement. As used in this prospectus with respect to any series, the term certificate refers to all of the certificates of that series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires. We will provide a copy of the pooling and servicing agreement, without exhibits, that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to Bear Stearns Commercial Mortgage Securities Inc., 245 Park Avenue, New York, New York 10167, Attention: J. Christopher Hoeffel.


ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign, or cause to be assigned, to the designated trustee the mortgage loans to be included in the related trust fund. Unless otherwise specified in the related prospectus supplement, we will assign, or cause to be assigned, all principal and interest to be received on or with respect to those mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The trustee will, concurrently with the assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for the series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund. The information will typically include the address of the related mortgaged property and type of the property; the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     We will deliver, or cause to be delivered, to the related trustee, or to a custodian appointed by the trustee, some loan documents with respect to each mortgage loan to be included in a trust fund. Unless otherwise specified in the related prospectus supplement, the loan documents will include the following:

     o the original mortgage note endorsed, without recourse, to the order of the trustee; and

     o the original mortgage, or a certified copy, with evidence of recording and an assignment of the mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will require that we or another party to the pooling and servicing agreement promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records.

     The trustee, or a custodian appointed by the trustee, for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt. The trustee, or the custodian, will hold the mortgage loan documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if any document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee, or custodian, will be required to notify the servicer and us, and one of us will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon the occurrence of conditions, and/or within a specified period, specified in the pooling and servicing agreement, after initial issuance of the series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation. Neither we nor, unless it is the mortgage asset seller, the servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee, or to a custodian appointed by the trustee, because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the mortgage asset seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or a certified copy of that document.


REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, we will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, some representations and warranties covering, by way of example:

     o the accuracy of the information set forth for the mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement;

     o the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

     o the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and

     o    the payment status of the mortgage loan.

     It is expected that in most cases the warranting party will be the mortgage asset seller. However, the warranting party may also be an affiliate of the mortgage asset seller, the servicer, a special servicer or another person acceptable to us, or us or our affiliate. The warranting party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each pooling and servicing agreement will provide that the servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects your interests. If a warranting party cannot cure the breach within a specified period following the date on which it was notified of that breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon some conditions and/or within a specified period after initial issuance of a series of certificates, to replace the related mortgage loan with one or more other mortgage loans. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to you or to the related trustee on your behalf for a breach of representation and warranty by a warranting party. Neither we nor the servicer, in either case unless we or the servicer is the warranting party, will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued. Consequently, those representations and warranties may not address events that may occur following the date as of


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

which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause it to believe that the representations and warranties made in respect of a mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.


COLLECTION AND OTHER SERVICING PROCEDURES

     The servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in a trust fund. The servicer will be required to follow collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in the trust fund and held for its own account, provided the procedures are consistent with:

     o the terms of the related pooling and servicing agreement and any related instrument of credit support included in the trust fund;

     o    applicable law; and

     o the servicing standard specified in the related pooling and servicing agreement and prospectus supplement.

     The servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in the trust fund various other customary functions of a servicer of comparable loans. These obligations include the following:

     o maintaining escrow or impound accounts, if required under the related pooling and servicing agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis;

     o managing, or overseeing the management of, mortgaged properties acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, each of which is called an REO property; and

     o    maintaining servicing records relating to the mortgage loans.

Unless otherwise specified in the related prospectus supplement, the servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.

     For additional information regarding credit support, you should review the section in this prospectus titled "Description of Credit Support."


SUB-SERVICERS

     The servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers. However, unless otherwise specified in the related prospectus supplement, the servicer will remain obligated under the related pooling and servicing agreement. A sub-servicer for any series of certificates may be our affiliate or an affiliate of the servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between the servicer and a sub-servicer will provide that, if for any reason the servicer is no longer acting in that capacity, the trustee or any successor servicer may assume the servicer's rights and obligations under the sub-servicing agreement. The servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers the removal of the sub-servicer to be in your best interest.


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

     Unless otherwise provided in the related prospectus supplement, the servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the servicer's compensation pursuant to the related pooling and servicing agreement is sufficient to pay the sub-servicer's fees. Each sub-servicer will be reimbursed by the servicer that retained it for some expenditures which it makes, generally to the same extent the servicer would be reimbursed under a pooling and servicing agreement.

     For additional information regarding payment of fees and expenses to a sub-servicer, you should review the sections in this prospectus titled "--Certificate Account" and "--Servicing Compensation and Payment of Expenses."


SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related pooling and servicing agreement or may be appointed by the servicer or another specified party. A special servicer for any series of certificates may be our affiliate or an affiliate of the servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of the servicer including the ability to appoint subservicers to the extent specified in the related prospectus supplement. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the related prospectus supplement.


CERTIFICATE ACCOUNT

     General. The servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of the mortgage loans. Those certificate accounts will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account. The funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related servicer, trustee or special servicer, if any, as additional compensation. A certificate account may be maintained with the related servicer, special servicer or mortgage asset seller or with a depository institution that is our affiliate or an affiliate of any of the foregoing. Any entity that maintains a certificate account must comply with applicable rating agency standards. If permitted by the applicable rating agency or Agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related servicer or special servicer, if any, or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt, in the case of collections on or in respect of the mortgage loans, or otherwise as provided in the related pooling and servicing agreement, the following payments and collections received or made by the servicer, the trustee or any special servicer subsequent to the cut-off date, other than payments due on or before the cut-off date:

     1. all payments on account of principal, including principal prepayments, on the mortgage loans;

     2. all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the servicer or any special servicer as its servicing compensation or as compensation to the trustee;


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

     3. all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property, other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the servicer, or, if applicable, a special servicer, and/or the terms and conditions of the related Mortgage (collectively, insurance and condemnation proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired with respect to the liquidation, by foreclosure or otherwise (collectively, liquidation proceeds) together with the net operating income, less reasonable reserves for future expenses, derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

     4. any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support";

     5. any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

     6. any amounts paid under any cash flow agreement, as described under "Description of the Trust Funds--MBS--Cash Flow Agreements";

     7. all proceeds of the purchase of any mortgage loan, or property acquired with respect to the liquidation, by us, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination" (all of the foregoing, also liquidation proceeds);

     8. any amounts paid by the servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses";

     9. to the extent that any related item does not constitute additional servicing compensation to the servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or equity participations with respect to the mortgage loans;

     10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

     11. any amount required to be deposited by the servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the certificate account; and

     12. any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

     1.   to make distributions to you on each distribution date;

     2. to pay the servicer, the trustee or a special servicer any servicing fees not previously retained thereby, the payment to be made out of payments on the particular mortgage loans as to which the fees were earned;


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

     3. to reimburse the servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies", the reimbursement to be made out of amounts received that were identified and applied by the servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any instrument of credit support with respect to those mortgage loans;

     4. to reimburse the servicer, the trustee or a special servicer for unpaid servicing fees earned by it and unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, the reimbursement to be made out of amounts that represent liquidation proceeds and insurance and condemnation proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which their fees were earned or their expenses were incurred or out of amounts drawn under any instrument of credit support with respect to the mortgage loans and properties;

     5. to reimburse the servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and
          (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

     6. if and to the extent described in the related prospectus supplement, to pay the servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause
          (3) above made by it and the servicing expenses described in clause
          (4) above incurred by it while the advances remain outstanding and unreimbursed;

     7. to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on the mortgaged properties, as described under "--Realization Upon Defaulted Mortgage Loans";

     8. to reimburse the servicer, the special servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under "--Some Matters Regarding the Servicer and the Depositor";

     9. if and to the extent described in the related prospectus supplement, to pay the fees of trustee;

     10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under "--Regarding the Fees, Indemnities and Powers of the Trustee";

     11. if and to the extent described in the related prospectus supplement, to pay the fees of any provider of credit support;

     12. if and to the extent described in the related prospectus supplement, to reimburse prior draws on any instrument of credit support;

     13. to pay the servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;


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

     14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

     15. if one or more elections have been made to treat the trust fund or its designated portions as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC
          Certificates--Taxes That May Be Imposed on the REMIC Pool";

     16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired with respect to a defaulted mortgage loan in connection with the liquidation of the mortgage loan or property;


     17. to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

     18. to make any other withdrawals permitted by the related pooling and servicing agreement and described in the related prospectus supplement; and

     19. to clear and terminate the certificate account upon the termination of the trust fund.


MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard set forth in the related pooling and servicing agreement. However, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will not do the following:

     o affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

     o in the judgment of the servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on that mortgage loan; and

     o adversely affect the coverage under any applicable instrument of credit support.

     Unless otherwise provided in the related prospectus supplement, the servicer also may agree to any other modification, waiver or amendment if, in its judgment,

     o a material default on the mortgage loan has occurred or a payment default is imminent;

     o the modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

     o the modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of credit support.


REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related mortgaged property. In general, the special servicer for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, contact the borrower concerning the default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect


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

the related mortgaged property and take the other actions as are consistent with the servicing standard set forth in the pooling and servicing agreement. A significant period of time may elapse before the special servicer is able to assess the success of any related corrective action or the need for additional initiatives.

     The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged property in lieu of foreclosure on your behalf may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related mortgaged property for a considerable period of time, and the mortgage loan may be restructured in the resulting bankruptcy proceedings. For additional information regarding the restructuring of a mortgage loan, you should review the Section in this prospectus titled "Legal Aspects of Mortgage Loans".

     A pooling and servicing agreement may grant to the servicer, a special servicer, a provider of credit support and/or the holder or holders of one or more classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined purchase price any mortgage loan as to which a specified number of scheduled payments are delinquent. If the predetermined purchase price is insufficient to fully fund the entitlements of certificateholders to principal and interest, it will be so specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with the applicable servicing standard, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will require that the special servicer accept the highest cash bid received from any person, including itself, us or any affiliate of either of us or any certificateholder, that constitutes a fair price for the defaulted mortgage loan. In the absence of any bid determined in accordance with the related pooling and servicing agreement to be fair, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion below.

     If a default on a mortgage loan has occurred or, in the special servicer's judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time do the following so long as it is consistent with the servicing standard:

     o    institute foreclosure proceedings;

     o    exercise any power of sale contained in the related Mortgage;

     o    obtain a deed in lieu of foreclosure; or

     o    otherwise acquire title to the related mortgaged property.

     Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or an operator of the mortgaged property within the meaning of some federal environmental laws. The special servicer may do so only if the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that:

     o either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking the actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions; and

     o there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if the circumstances or conditions are present for which any related action could be required, taking the actions with respect to the mortgaged property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions.

     For additional information regarding environmental risks associated with mortgage loans, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Environmental Risks".

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which one or more REMIC elections have been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition, unless one of the following events occurs:

     o the Internal Revenue Service grants an extension of time to sell the property or

     o the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for longer than the period described above will not result in the imposition of a tax on the trust fund or cause the trust fund or any of its designated portions to fail to qualify as a REMIC under the Internal Revenue Code at any time that any certificate is outstanding.

     Subject to the foregoing, the special servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for the property. The special servicer will be required to assure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Section 860G(a)(8) of the Internal Revenue Code at all times. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may be required to retain an independent contractor to manage and operate that property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage that mortgaged property in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement.

     In general, the special servicer will be obligated to operate and manage any mortgaged property acquired as REO property in a manner consistent with the servicing standard. After the special servicer reviews the operation of that property and consults with the trustee to determine the trustee's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from that property, the special servicer could determine, particularly in the case of REO properties that are operating businesses, such as hotels, that it would not be consistent with the servicing standard, to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of Section 857(b)(4)(B) of the Internal Revenue Code (an "REO Tax"). To the extent that income the trust fund receives from an REO property is subject to an REO Tax, such income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%. The determination as to whether income from an REO property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO property. Any REO Tax imposed on the trust fund's income from an REO property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. For additional information you should review the section in this prospectus titled "Material Federal Income Tax Consequences."

     The limitations imposed by the related pooling and servicing agreement and, if applicable, the REMIC provisions of the Internal Revenue Code on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. For additional information you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Foreclosure."

     If recovery on a defaulted mortgage loan under any related instrument of credit support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on that mortgage loan and the aggregate amount of reimbursable expenses incurred by the special servicer in connection with that mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of liquidation proceeds to you. The reimbursement amount will represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the special servicer will not be required to expend its own funds to effect the restoration unless, and to the extent not otherwise provided in the related prospectus supplement, it determines:

     o that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer for its expenses; and

     o that the expenses will be recoverable by it from related insurance and condemnation proceeds or liquidation proceeds.


HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will require the servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage as is required under the related mortgage. Alternatively, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, the hazard insurance policy coverage should be consistent with the requirements of the servicing standard. Unless otherwise specified in the related prospectus supplement, the hazard insurance policy coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and the replacement cost of the related mortgaged property. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may depend upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the servicer under any policy will be deposited in the related certificate account. Amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note will be otherwise distributed. The pooling and servicing agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If a blanket policy contains a deductible clause, the servicer will be required, in the event of a casualty covered by that blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for the deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions. Nevertheless, most of the policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits its holder to require, that type of coverage.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of:


     o    the replacement cost of the improvements less physical depreciation;
          and

     o the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Some of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the servicer will determine whether to exercise any right the trustee may have under any related provision in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property.

     For additional information regarding due-on-sale and due-on-encumbrance clauses relating to mortgage loans, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance".


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, the servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Any special servicer's compensation with respect to a series of certificates will come from payments or other collections on or with respect to specially serviced mortgage loans and REO properties. Because compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, the servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation some expenses incurred in connection with the administration of the related trust fund. Those expenses may include, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Some other expenses, including some expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If and to the extent provided in the related prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls. For further information regarding prepayment interest shortfalls, you should review the section in the prospectus titled "Yield and Maturity Considerations--Shortfalls in Collections of Interest as a Result of Prepayments of Mortgage Loans".


EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each pooling and servicing agreement will require, on or before a specified date in each year, the servicer to cause a firm of independent public accountants to furnish to the trustee a statement. The statement should provide that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the servicer of mortgage loans under pooling and servicing agreements substantially similar to each other, which may include the pooling and servicing agreement, was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, neither the Audit Program for Mortgages serviced for FHLMC, nor paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

     Each pooling and servicing agreement will also require, on or before a specified date in each year, the servicer to furnish to the trustee a statement signed by one or more officers of the servicer to the effect that the servicer has fulfilled its material obligations under the applicable pooling and servicing agreement throughout the preceding calendar year or other specified twelve-month period.


SOME MATTERS REGARDING THE SERVICER AND THE DEPOSITOR

     The entity serving as servicer under a pooling and servicing agreement may be our affiliate and may have other normal business relationships with us or our affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will permit the servicer to resign from its obligations only upon the following conditions:


     o the appointment of, and the acceptance of the appointment by, a successor to it and receipt by the trustee of written confirmation from each applicable rating agency that the resignation and appointment will not have an adverse effect on the rating assigned by the rating agency to any class of certificates of the series; or

     o a determination that the servicer's obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it.

     No resignation by the servicer will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to some limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related pooling and servicing agreement.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that none of the servicer, any special servicer, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment. However, none of the servicer, us or any other person will be protected against any of the following:

     o breach of a representation, warranty or covenant made in the pooling and servicing agreement;

     o any expense or liability that that person is specifically required to bear pursuant to the terms of the pooling and servicing agreement; and

     o any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties or by reason of reckless disregard of the obligations and duties.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the pooling and servicing agreement or the related series of certificates. However, indemnification will not extend to any loss, liability or expense:

     o that the person is specifically required to bear pursuant to the terms of the agreement, or is incidental to the performance of obligations and duties thereunder and is not otherwise reimbursable pursuant to the pooling and servicing agreement;

     o those that are incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement;

     o that are incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the pooling and servicing agreement, or by reason of reckless disregard of the obligations or duties; or

     o that are incurred in connection with any violation of any state or federal securities law.

     In addition, each pooling and servicing agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. However, each of the servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the related series of certificateholders. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certificateholders, and the servicer or the depositor, as the case may be, will be entitled to charge the related certificate account for those expenses, costs and liabilities.

     Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, will be the successor of the servicer or the depositor, as the case may be, under the related pooling and servicing agreement.


EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a series of certificates, events of default under the related pooling and servicing agreement will include the following:

     o any failure by the servicer to distribute or cause to be distributed to the certificateholders of that series, or to remit to the trustee for distribution to those certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series;

     o any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related pooling and servicing agreement, which failure continues unremedied for sixty days after written notice of the failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series; and

     o some events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the servicer and some actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing events of default, other than to add to it or shorten cure periods or eliminate notice requirements, will be specified in the related prospectus supplement.


RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the servicer under a pooling and servicing agreement and remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, the trustee will be required, to terminate all of the rights and obligations of the servicer under the pooling and servicing agreement. Upon termination of the servicer's rights and obligations, the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. However, if the servicer is required to make advances under the pooling and servicing agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to do so, or if the related prospectus supplement so specifies, the trustee will not be obligated to make the advances. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may, or, at the written request of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, it will be required to, appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that, unless otherwise provided in the related prospectus supplement, is acceptable to each applicable rating agency to act as successor to the servicer under the pooling and servicing agreement. Pending appointment of a successor, the trustee will be obligated to continue to act in that capacity.

     You will not have the right under any pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement. You may do so only if the following conditions have been met:

     o you previously have given to the trustee written notice of default and other certificateholders of the same series entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series shall have made written request upon the trustee to institute the proceeding in its own name as trustee;

     o    you shall have offered to the trustee reasonable indemnity; and

     o the trustee for sixty days, or the other period specified in the related prospectus supplement, shall have neglected or refused to institute any related proceeding.

     The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the related pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation to it at the request, order or direction of any of the holders of certificates of the related series, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.


AMENDMENT

     Each pooling and servicing agreement may be amended by the respective parties to it, without your consent, to do the following:

     o    to cure any ambiguity;

     o to correct a defective provision therein or to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision in the pooling and servicing agreement;

     o to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with its provisions;

     o    to comply with any requirements imposed by the Internal Revenue Code;
          or

     o for any other purpose; provided that the amendment, other than an amendment for the specific purpose referred to in clause 4 above, may not, as evidenced by an opinion of counsel to the effect satisfactory to the trustee, adversely affect in any material respect your interests; and provided further that the amendment, other than an amendment for one of the specific purposes referred to in clauses 1 through 4 above, must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement may also be amended by the respective parties to the pooling and servicing agreement, with the consent of the holders of the related series of certificates entitled to not less than 51%, or another percentage specified in the related prospectus supplement, of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, no amendment may:

     o reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any Certificate without the consent of the holder of that certificate;

     o adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in the immediately preceding clause, without the consent of the holders of all certificates of that class; or

     o modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     However, unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or any of its designated portions, to fail to qualify as a REMIC at any time that the related certificates are outstanding.


LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford the certificateholders access during normal business hours to the most recent list of certificateholders of that series held by the person. If the list is of a date more than 90 days prior to the date of receipt of the certificateholders' request, then the


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

person, if not the registrar for that series of certificates, will be required to request from the registrar a current list and to afford the requesting certificateholders access to it promptly upon receipt.


THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with us or our affiliates and with any servicer or special servicer and its affiliates. If and to the extent specified under the related pooling and servicing agreement, some functions of the trustee may be performed by a fiscal agent under some circumstances.


DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any underlying mortgage loan or related document. The trustee will not be accountable for the use or application by or on behalf of the servicer for that series of any funds paid to the servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the servicer or any special servicer. If no event of default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related pooling and servicing agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of the pooling and servicing agreement.


REGARDING THE FEES, INDEMNITIES AND POWERS OF THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series. The trustee may be indemnified for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement. However, the indemnification will not extend to any loss, liability or expense that:

     o constitutes a specific liability imposed on the trustee pursuant to the related pooling and servicing agreement,

     o constitutes loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties or by reason of its reckless disregard of its obligations or duties; or

     o may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related pooling and servicing agreement or perform any of its duties either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any other agent or attorney appointed by it with due care.


RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice to us. Upon receiving a notice of resignation,


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

we, or any other person as may be specified in the related prospectus supplement, will be required to use our best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as the under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if some events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, we will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series may at any time, with cause, or if so specified in the related prospectus supplement, without cause, remove the trustee under the related pooling and servicing agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.


                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any instrument of credit support may provide credit enhancement for more than one series of certificates to the extent described in that instrument.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by the credit support, you will bear the share of deficiencies allocable to your certificates. Moreover, if an instrument of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that that credit support will be exhausted by the claims of the holders of certificates of one or more other series before they receive their intended share of the credit support coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates, the related prospectus supplement will include a description of the following:

     o    the nature and amount of coverage under the credit support;

     o any conditions to payment thereunder not otherwise described in this prospectus;

     o the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced; and

     o    the material provisions relating to the credit support.

     Additionally, the related prospectus supplement will set forth some information with respect to the obligor under any instrument of credit support, including the following:

     o    a brief description of its principal business activities;

     o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;


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     o    if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

     o its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement.


SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of, or may be limited to, some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which the subordination will be available.


CROSS-SUPPORT PROVISIONS

     If the mortgage loans or mortgage backed securities in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage loans or mortgage backed securities prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans or mortgage backed securities within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.


INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for some default risks by insurance policies or guarantees. To the extent deemed by us to be material, a copy of each instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement. Under a letter of credit, the issuing bank will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of some types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the issuing bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any related letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by


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insurance policies and/or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any insurance policies and/or surety bonds. A copy of any insurance policy or surety bond will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or some classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds. Cash, a letter of credit, permitted investments, a demand note or a combination of the following will be deposited into the reserve funds, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against some types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related reserve fund for the series, and any loss resulting from the investments will be charged to that reserve fund. However, any reinvestment income or gain from investments may be payable to any related servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.


CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each credit support instrument, the information indicated above, to the extent the information is material and available.


                        LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of some legal aspects of loans secured by commercial and multifamily residential properties. Because the legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states.

     For additional information regarding legal aspects of mortgage loans, you should review the section in this prospectus titled "Description of the Trust Funds--Mortgage Loans". For purposes of the following discussion, the term mortgage loan includes a mortgage loan underlying an MBS.


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GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as mortgages. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.


TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor, the borrower and usually the owner of the subject property, and a mortgagee, the lender. In contrast, a deed of trust is a three-party instrument, among a trustor, the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor, the borrower, conveys title to the real property to the grantee, the lender, generally with a power of sale, until the time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the related note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, some federal laws, including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, and, in some deed of trust transactions, the directions of the beneficiary.


LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room revenues are considered accounts receivable under the UCC; in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of its security interest. Even if the lender's security interest in room revenues is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenues following a default.

     For additional information regarding foreclosure action with respect to revenue from income-producing properties, you should also review the section in the prospectus titled "--Bankruptcy Laws".


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PERSONAL PROPERTY

     In the case of some types of mortgaged properties, such as hotels, motels and nursing homes, personal property, to the extent owned by the borrower and not previously pledged, may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.


FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary from State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Public sales of mortgaged property are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Some Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on the principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for that of the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.



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     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to the sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code and, therefore, could be rescinded in favor of the bankrupt's estate, if:

     o    the foreclosure sale was held while the debtor was insolvent; and

     o the price paid for the foreclosed property did not represent (reasonably equivalent value).

Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court decision of BFP v. Resolution Trust Corporation in 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.

     Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make any repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against


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the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at some types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     For additional information regarding environmental costs associated with a mortgaged property, you should review the section in this prospectus titled "--Environmental Risks".

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     The proceeds received by the referee or trustee from a foreclosure sale are generally applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by the holders.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their equity of redemption. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes


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may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of those states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

LEASEHOLD RISKS

     Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened under some circumstances such as the following:

     o if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     o if the ground lease permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     o if the ground lease contains some other protective provisions typically included in a mortgageable ground lease.

     The ground leases that secure the mortgage loans at issue may not contain some of these protective provisions, and the related mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the following:

     o the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the borrower under the ground lease;

     o the right of the leasehold mortgagee to cure the defaults, with adequate cure periods;

     o if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise;

     o the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and

     o the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination of the ground lease.

     In addition to the foregoing protections, a leasehold mortgage may prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease in the lessor's bankruptcy case, although this provision may not be enforceable. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject the lease in a ground lessee bankruptcy case, such a provision may not be enforceable. Without the protections described in this and the foregoing paragraph, a leasehold mortgagee may be more likely to lose the collateral securing its leasehold mortgage. In addition, the terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although some rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation proceeds will ordinarily be governed by the provisions of the ground lease, unless otherwise agreed to by the ground lessee and leasehold mortgagee.


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COOPERATIVE SHARES

     Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant to those shares, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. The loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, foreclosure on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases. If, following payment to the lender, there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder may be responsible for the deficiency.

     For additional information regarding payment of deficiencies, you should review the sections in this prospectus titled "--Anti-Deficiency Legislation."


BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a secured lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, provided some substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified. For example, the outstanding amount of the secured loan may be reduced to the then-current value of the property, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, a reduction in the rate of interest and/or an alteration of the repayment schedule and an extension (or shortening) of the term to maturity. The lien of the lender may be transferred to other collateral or collateral may be released from the lien of the lender. The priority of a mortgage loan may also be subordinated to bankruptcy court-approved financing. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.


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     The bankruptcy court can also reinstate accelerated indebtedness and also, in effect, invalidate due-on-sale clauses. A trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related mortgage loan to the contrary, sell the mortgaged property free and clear of all liens, which liens would then attach to the proceeds of the sale.

     The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition rents and hotel revenues, unless a bankruptcy court orders to the contrary based on the equities of the case. Thus, if the borrower has executed an assignment of leases, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute cash collateral under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged properties is adequately protected. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to hotel revenues.

     Bankruptcies of tenants of the mortgaged properties could have an adverse impact on the borrowers' ability to meet their obligations. For example, rights and obligations under an unexpired lease may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease conditioned upon the commencement of a case under the Bankruptcy Code or some other similar events. In addition, there is an automatic stay of, among other things, any act to obtain possession of property of or from a debtor's estate, which may delay the borrower's exercise of the remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

     A trustee or a debtor-in-possession in a case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to the executory contract or unexpired lease, such as the lessor or borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. Moreover, the claim of a lessor for the damages from the termination of a lease of real property will be limited to the sum of:


     1. the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the leased property was surrendered; and

     2. any unpaid rent due under that lease, without acceleration, on the earlier of those dates.

     If a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision in that executory contract or unexpired lease or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. The Bankruptcy Code specifically provides, however, that adequate assurance of future performance for purposes of a lease of real property in a shopping center includes the following:

     o adequate assurance of the source of rent due under the lease, and in the case of an assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the debtor and its guarantors, if any, as of the time the debtor became the lessee under the lease,

     o that any percentage rent due under the lease will not decline substantially;

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     o    that the assumption and assignment of the lease is subject to all the provisions in that lease, including, but not limited to, provisions such as a radius, location, use or exclusivity provision, and will not breach any provision contained in any other lease, financing agreement, or master agreement relating to that shopping center; and

     o that the assumption or assignment of the lease will not disrupt the tenant mix or balance in that shopping center.

     Thus, an undetermined third party may assume the obligations of the lessee under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee.

     If a trustee for a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat that lease as terminated by that rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term of the lease and for any renewal or extension of that term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease, for the balance of the term after the date of rejection of the lease and any renewal or extension thereof, the value of any damages occurring after the date of rejection caused by the nonperformance of any obligation of the lessor after that date.

     In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the related trust fund. Payments may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. In addition, some court decisions suggest that even a non-collusive, regularly conducted foreclosure sale could be challenged in a bankruptcy case as a fraudulent conveyance, regardless of the parties' intent, if a bankruptcy court determines that the mortgaged property has been sold for less than fair consideration while the mortgagor was insolvent or otherwise meets the statutory criteria for fraudulent transfer.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In some circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to some tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Pursuant to the doctrines of substantive consolidation or piercing the corporate veil, a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property that is ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity may be extended to the first and the rights of creditors of the first entity may be impaired in the fashion set forth above in the discussion of bankruptcy principles. The application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the certificateholders.

     On February 5, 2001, the United States Bankruptcy Court for the Northern District of Ohio entered an order refusing to modify an interim cash collateral order that treated inventory and receivables sold by a chapter 11 debtor to two special purpose subsidiaries, not in chapter 11, as property of the debtor's estate. In re LTV Steel Company, case no 0043866 (Bankr. N.D. Ohio). In the February 5 opinion, the court states, "To suggest that Debtor lacks some ownership interest in


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products that it creates with its own labor, as well as the proceeds to be derived from that labor, is difficult to accept." Entry of a similar order in a bankruptcy case in which an originator of certain mortgage loans was the debtor could result in a material impairment of the rights of the Certificateholders.

     For each mortgagor that is described as a special purpose entity, single purpose entity or bankruptcy-remote entity in the prospectus supplement, the activities that may be conducted by the mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of that mortgagor. The activities of the mortgagor are restricted in a manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against that mortgagor remote, and that mortgagor has been organized and is designed to operate in a manner that makes it reasonably likely that its separate existence will be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of that mortgagor. However, we make no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.


ENVIRONMENTAL RISKS

     A lender may be subject to unforeseen environmental risks with respect to loans secured by real or personal property, such as the mortgage loans. The environmental risks may give rise to:

     o a diminution in value of property securing a mortgage loan or the inability to foreclose against the property; or

     o in some circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property or the principal balance of the related mortgage loan.

     Under federal law and the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of the mortgage for any mortgage loan may lose its priority to that type of lien.

     Under the federal Comprehensive Response, Compensation, and Liability Act, a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, or PRPs, including current owners and operators of the property who did not cause or contribute to the contamination. Many states have laws similar to CERCLA.

     Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. Court decisions applying the secured-creditor exemption have in the past been inconsistent and confusing. On September 30, 1996, President Clinton signed into law the "Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996," which includes amendments to CERCLA and to the underground storage tank provisions of the Resource Conservation and Recovery Act and applies to any claim that was not finally adjudicated as of September 30, 1996. The Act attempts to clarify the activities in which a lender can engage and still have the benefit of a secured creditor exemption. However, the secured creditor exemption is not available to a lender that participates in management of mortgaged property prior to a foreclosure. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that merely having the capacity to influence, or unexercised right to control operations does not constitute participation in management. A lender will be deemed to have participated in management and will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental compliance or all other operational functions of the mortgaged property. The Act also provides that a lender will


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continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Act are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability under other laws that may also impose liability on "owners or operators".

     Environment clean-up costs may be substantial. It is possible that environmental clean-up costs could become a liability of the related trust fund and occasion a loss to certificateholders if remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to transfer restrictions. In such a case, if the lender becomes the owner upon foreclosure, it may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that the costs of remediating hazardous substance contamination at a property could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of such a loss, and unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will provide that the servicer, acting on behalf of the related trust fund, may not acquire title to a mortgaged property or take over its operation unless the servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans." There can be no assurance that any environmental site assessment obtained by the servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail some expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. The disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce the clauses in many states. By virtue,


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however, of the Garn-St Germain Depository Institutions Act of 1982, effective
October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that due-on-sale clauses in some loans made after the effective date of the Garn Act are enforceable, within some limitations, as set forth in the Garn Act and the regulations promulgated thereunder, the servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a due-on-sale provision upon transfer of an interest in the property, regardless of the servicer's ability to demonstrate that a sale threatens its legitimate security interest.


SUBORDINATE FINANCING

     Some of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.


ADJUSTABLE RATE LOANS

     The laws of some states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the UCC. In that event, the related trust fund will not be deemed to be a holder in due course within the meaning of the UCC and may take a mortgage note subject to restrictions on the ability to foreclose and to contractual defenses available to a mortgagor.


APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended, provides that state usury limitations shall not apply to some types of residential (including multifamily) first mortgage loans originated by some lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.


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     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will, if originated after that rejection or adoption, be eligible for inclusion in a trust fund unless:

     o the mortgage loan provides for an interest rate, discount points and charges as are permitted under the laws of the state; or

     o the mortgage loan provides that the terms of that mortgage loan are to be construed in accordance with the laws of another state under which its interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, we cannot give you any information as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on some of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates. The shortfalls would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any instrument of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three-month period thereafter. Thus, in the event a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.


TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulation of the condominium association. Mortgaged properties which are hotels or motels may present additional risk to the lender in that:

     o hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     o the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

In addition, mortgaged properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.


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AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations (such as hotels, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable" within the meaning of the ADA. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, each altered portion is readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.


FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, the crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties known to have an alleged interest in the property, including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it established that:

     o its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based; or

     o the lender was, at the time of execution of the mortgage, reasonably without cause to believe that the property was used in, or purchased with the proceeds of, activities proscribed by the Racketeer Influenced and Corrupt Organizations statute.

     In addition, there may be other state or municipal laws providing for forfeiture of mortgaged properties.


                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks and insurance companies, may be subject to special rules. Except as noted below, this discussion applies to United States persons who hold the certificates as capital assets. The authorities on which this discussion is based are subject to change or differing interpretations, and any related change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended, as well as the REMIC regulations promulgated by the U.S. Department of Treasury. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets, and, where the applicable prospectus supplement provides for a retained yield (the "Retained Interest") with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that


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portion of the mortgage loans held by the trust fund which does not include the
Retained Interest. References to a holder or certificateholder in this discussion generally mean the beneficial owner of a certificate.


FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

     General. With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Internal Revenue Code
Section 860D. A trust fund or any of its portions as to which a REMIC election will be made will be referred to as a REMIC pool. For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as REMIC certificates and will consist of one or more classes of regular certificates and one class of residual certificates in the case of each REMIC pool. Qualification as a REMIC requires ongoing compliance with some conditions. With respect to each series of REMIC certificates, Cadwalader, Wickersham & Taft, our counsel, has advised us that in the firm's opinion, assuming:

     o    the making of such an election;

     o    compliance with the pooling and servicing agreement; and

     o compliance with any changes in the law, including any amendments to the Internal Revenue Code or applicable Treasury regulations thereunder,

each REMIC pool will qualify as a REMIC. The regular certificates will be considered to be "regular interests" in the REMIC pool within the meaning of Internal Revenue Code Section 860D and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificates will be considered to be "residual interests" in the REMIC pool within the meaning of Internal Revenue Code Section 860D. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made with respect to the related trust fund, in which event references to REMIC or REMIC pool herein shall be deemed to refer to each such REMIC pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as either as a financial asset securitization investment trust, or FASIT, or as a grantor trust for federal income tax purposes.

     For additional information regarding federal income tax consequences of holding the certificates, you should also review the sections in this prospectus titled "--Federal Income Tax Consequences for FASIT Certificates" and "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made."

     Characterization of Investments in REMIC Certificates. In general, unless otherwise provided in the related prospectus supplement, the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or other prescribed purposes, the REMIC certificates will not be treated as assets qualifying under Section 7701(a)(19)(C) of the Internal Revenue Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the regular certificates and income allocated to the residual certificates will be interest described in
Section 856(c)(3)(B) of the Internal Revenue Code to the extent that such certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code. In addition, the regular certificates will be, if transferred to a REMIC on its startup day in exchange for an interest in such REMIC, "qualified mortgages" within the meaning of
Section 860G(a)(3) of the Internal Revenue Code and, if transferred to a FASIT pursuant to the rules relating to FASITs, "permitted assets" under Section 860L(c)(1)(G) of the Internal Revenue Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average


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adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The special servicer, servicer, or the trustee, as required under the pooling and servicing agreement will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of
Section 856(c)(5)(B) of the Internal Revenue Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code.

     Tiered REMIC Structures. For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs ("Tiered REMICs") for federal income tax purposes. The Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs, will be considered to evidence ownership of regular certificates or residual certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code and, "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Internal Revenue Code, and whether the income on such certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code, the Tiered REMICs will be treated as one REMIC.

     Qualification as a REMIC. In order for the REMIC pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC pool with the requirements set forth in the Internal Revenue Code. The REMIC pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC pool, as of the close of the third calendar month beginning after the startup day, which for purposes of this discussion is the date of issuance of the REMIC certificates, and at all times thereafter, may consist of assets other than qualified mortgages and permitted investments. The REMIC regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide reasonable arrangements to prevent its residual interest from being held by Disqualified Organizations and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement for each Series will contain a provision designed to meet this requirement.

     For further information, you should review the section in this prospectus titled "--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates or is purchased by the REMIC pool within a three-month period thereafter pursuant to a fixed price contract in effect on the startup day.

     Qualified mortgages include the following:

     o    whole mortgage loans, such as the mortgage loans;

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     o    certificates of beneficial interest in a grantor trust that holds mortgage loans, including some of the MBS;

     o regular interests in another REMIC, such as MBS issued by a trust as to which a REMIC election has been made, or in a FASIT holding at least 95% of its assets as qualified mortgages;

     o    loans secured by timeshare interests; and

     o loans secured by shares held by a tenant stockholder in a cooperative housing corporation.

     However, in general:

     o the fair market value of the real property securing the mortgage (including any buildings and structural components) must be at least 80% of the principal balance of the related mortgage loan or of the mortgage loan underlying any related MBS either at origination of the relevant loan or as of the startup day; or

     o substantially all the proceeds of the mortgage loan or the underlying mortgage loan must have been used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the real property value test described in the preceding sentence as of the date of the last modification or as of the REMIC startup day. A qualified mortgage includes a qualified replacement mortgage, which is any mortgage loan that would have been treated as a qualified mortgage if it were transferred to the REMIC pool on the startup day and that is received either:

     o in exchange for any qualified mortgage within a three-month period thereafter; or

     o in exchange for a mortgage loan that is a defective obligation, as defined immediately below, within a two-year period thereafter.

     A defective obligation includes the following:

     1. a mortgage in default or as to which default is reasonably foreseeable;

     2. a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC pool has been breached;

     3.   a mortgage that was fraudulently procured by the mortgagor; and

     4. a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in clause 4 in the immediately preceding sentence that is not sold or, if within two years of the startup day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period. A qualified mortgage includes any asset described above that is transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates, or that is purchased by the REMIC pool within three months after the startup day pursuant to a fixed price contract in effect on the startup day.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until distributed to holders of interests in the REMIC pool. A qualified reserve asset is any intangible property (other than a REMIC residual interest) held for investment that is part of any reasonably required reserve maintained by the REMIC pool to provide for payments of expenses of the REMIC pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and some other contingencies. The reserve fund will be disqualified if


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more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced promptly and appropriately as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC pool in connection with the default or imminent default of a qualified mortgage. Foreclosure property generally may not be held beyond the close of the third calendar year following the acquisition of the property by a REMIC pool, with possible extensions granted by the Internal Revenue Service of up to an additional three years.

     In addition to the foregoing requirements, the various interests in a REMIC pool also must meet certain requirements. All of the interests in a REMIC pool must be either of the following:

     o    one or more classes of regular interests; or

     o a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC pool that is issued on the startup day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount, or other similar amount, and provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A regular interest in a REMIC pool may have payments of principal that are subordinated to payments on other regular interests or the residual interest in the REMIC pool, and that are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC pool or prepayment interest shortfalls. A REMIC pool may issue multiple classes of regular interests.

     A residual interest is an interest in a REMIC pool other than a regular interest that is issued on the startup day and that is designated as a residual interest. A REMIC may issue only one class of residual interests on which distributions, if any, are made pro rata.

     If an entity, such as the REMIC pool, fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for REMIC status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the regular certificates may be treated as equity interests therein. The Internal Revenue Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC pool would occur absent regulatory relief. You should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC pool's income for the period of time in which the requirements for REMIC status are not satisfied.


TAXATION OF REGULAR CERTIFICATES

     General. A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest and original issue discount on a regular certificate will be treated as ordinary income to a holder of the regular certificate as they accrue, and principal payments on a regular certificate in excess of accrued market discount will be treated as a return of capital to


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the extent of the regular certificateholder's basis in the regular certificate.
Regular certificateholders must use the accrual method of accounting with regard to regular certificates, regardless of the method of accounting otherwise used by the regular certificateholders.

     Original Issue Discount. Accrual certificates, interest only, and principal-only certificates will be, and other Classes of regular certificates may be, issued with original issue discount within the meaning of Internal Revenue Code Section 1273(a). Holders of any Class of regular certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on Treasury regulations under Internal Revenue Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act, referred to in this document as OID regulations. Regular certificateholders should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the regular certificates. To the extent the issues are not addressed in the regulations, we intend to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID regulations. Moreover, the OID regulations include an anti-abuse rule allowing the Service to apply or depart from the OID regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. You are advised to consult your own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the regular certificates.

     Each regular certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a regular certificateholder's income. The total amount of original issue discount on a regular certificate is the excess of the stated redemption price at maturity of the regular certificate over its issue price. The issue price of a Class of regular certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of regular certificates of that class is sold to the public, excluding bond houses, brokers and underwriters. Although unclear under the OID regulations, we intend to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by us as the fair market value of that Class as of the issue date. The issue price of a regular certificate also includes the amount paid by an initial regular certificateholder for accrued interest that relates to a period prior to the issue date of the regular certificate, unless the regular certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a regular certificate always includes the original principal amount of the regular certificate, but generally will not include distributions of stated interest if the interest distributions constitute qualified stated interest. Under the OID regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate, as described below, provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the regular certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a regular certificate, it is possible that no interest on any Class of regular certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the regular certificates as qualified stated interest. Distributions of interest on an accrual certificate, or on other regular certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the regular certificates includes all distributions of interest as well as principal thereon. Likewise, we intend to treat an interest only class, or a class on which interest is substantially disproportionate to its principal amount, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a regular certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.


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

     Under a de minimis rule, original issue discount on a regular certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the regular certificate multiplied by the weighted average maturity of the regular certificate. For this purpose, the weighted average maturity of the regular certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until all distributions in reduction of are scheduled to be made, presumably taking into account the prepayment assumption, by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the regular certificate and the denominator of which is the stated redemption price at maturity of the regular certificate. The Conference Committee Report to the 1986 Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans and the anticipated reinvestment rate, if any, relating to the regular certificates. The prepayment assumption with respect to a series of regular certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and the income will be capital gain if the regular certificate is held as a capital asset. However, under the OID regulations, regular certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method.

     For additional information regarding an election to treat interest under the constant yield method, you should review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield Method."

     A regular certificateholder generally must include in gross income for any taxable year the sum of the daily portions, as defined below, of the original issue discount on the regular certificate accrued during an accrual period for each day on which it holds the regular certificate, including the date of purchase but excluding the date of disposition. We will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each regular certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the regular certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the prepayment assumption. Other than as discussed below with respect to a random lot certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

     (a)  the sum of:

          o the present value of all of the remaining distributions to be made on the regular certificate as of the end of that accrual period that are included in the regular certificate's stated redemption price at maturity; and

          o the distributions made on the regular certificate during the accrual period that are included in the regular certificate's stated redemption price at maturity;

     over:

     (b) the adjusted issue price of the regular certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     o    the yield to maturity of the regular certificate at the issue date;

     o events, including actual prepayments, that have occurred prior to the end of the accrual period; and

     o    the prepayment assumption.

     For these purposes, the adjusted issue price of a regular certificate at the beginning of any accrual period equals the issue price of the regular certificate, increased by the aggregate amount of original


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issue discount with respect to the regular certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the regular certificate's stated redemption price at maturity that were made on the regular certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a regular certificateholder generally will increase to take into account prepayments on the regular certificates as a result of prepayments on the mortgage loans that exceed the prepayment assumption. The daily portions generally will decrease, but not below zero for any period, if the prepayments are slower than the prepayment assumption. An increase in prepayments on the mortgage loans with respect to a series of regular certificates can result in both a change in the priority of principal payments with respect to some classes of regular certificates and either an increase or decrease in the daily portions of original issue discount with respect to the regular certificates.

     Acquisition Premium. A purchaser of a regular certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the regular certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method."

     Variable Rate Regular Certificates. Regular certificates may provide for interest based on a variable rate. Under the OID regulations, interest is treated as payable at a variable rate if, generally:

     o the issue price does not exceed the original principal balance by more than a specified de minimis amount; and

     o the interest compounds or is payable at least annually at current values of:

          o    one or more qualified floating rates;

          o    a single fixed rate and one or more qualified floating rates;

          o    a single objective rate; or

          o a single fixed rate and a single objective rate that is a qualified inverse floating rate.

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. Two or more qualified floating rates will be treated as a single qualified floating rate if all the qualified floating rates can reasonably be expected to have approximately the same values throughout the terms of the instrument. This requirement will be conclusively presumed to be satisfied if the values of all the qualified floating rates are within 0.25% of each other on the issue date. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not within the control of the issuer or a related party or unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is an objective rate that is equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. An inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of regular certificates may be issued under this Prospectus that does not have a variable rate under the OID regulations. For example, a class may be issued that bears different rates at different times during the period it is outstanding such that it is considered significantly front-loaded or back-loaded within the meaning of the OID regulations. It is possible that the class may be considered to bear contingent interest within the meaning of the OID regulations. The OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to regular certificates. However, if final regulations dealing with contingent interest with respect to regular certificates apply the same principles as the OID regulations, the final regulations may lead to different timing of income inclusion than would be the case under the OID regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest regular certificates as ordinary income. You should consult your tax advisors regarding the appropriate treatment of any regular certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC regulations, a regular floating-rate certificate qualifies as a regular interest in a REMIC if:

     o it bears a rate that qualifies as a variable rate under the OID regulations:

          o that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of the rate (plus or minus a specified number of basis points); or

          o that represents a weighted average of rates on some or all of the mortgage loans which bear interest at a fixed rate or at a qualifying variable rate under the REMIC regulations, including the rate that is subject to one or more caps or floors;

or:

     o it bears one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods.

     Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat regular certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a regular certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that regular certificate generally to be determined by assuming that interest will be payable for the life of the regular certificate based on the initial rate. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID regulations, unless required otherwise by applicable final regulations, we intend to treat regular certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest. The yield on the regular certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the issue date, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the regular certificates.


     Deferred Interest. Under the OID regulations, all interest on a regular certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity. Accordingly, any Deferred Interest that accrues with respect to a class of regular certificates will constitute income to the holders of those regular certificates prior to the time distributions of cash with respect to the Deferred Interest are made.

     Market Discount. A purchaser of a regular certificate also may be subject to the market discount rules of Internal Revenue Code Sections 1276 through 1278. Under these Internal Revenue Code sections and the principles applied by the OID regulations in the context of original issue discount, market discount is the amount by which the purchaser's original basis in the regular certificate:

     o is exceeded by the then-current principal amount of the regular certificate; or

     o in the case of a regular certificate having original issue discount, is exceeded by the adjusted issue price of the regular certificate at the time of purchase.

The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the regular certificate as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any related distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the prepayment assumption.

     The Conference Committee Report to the 1986 Act provides that until the Treasury regulations are issued, market discount would accrue either:

     o    on the basis of a constant interest rate or

     o in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of the period, or in the case of a regular certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.

     The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the regular certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a regular certificate over the interest distributable on that certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the regular certificate for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the regular certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the regular certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by that regular certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

     For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the election may be deemed to be made.

     Market discount with respect to a regular certificate will be considered to be de minimus if the market discount is less than 0.25% of the remaining stated redemption price at maturity of that regular certificate multiplied by the weighted average maturity of the regular certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase, presumably taking into account prepayment assumptions. It appears that de minimis market discount should be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.


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

     Premium. A regular certificate purchased at a cost, excluding any portion of such cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the regular certificateholder holds the regular certificate as a capital asset within the meaning of Internal Revenue Code
Section 1221, the regular certificateholder may elect under Internal Revenue Code Section 171 to amortize the premium under the constant yield method. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. The 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Internal Revenue Code Section 171 on installment obligations such as the regular certificates, although it is unclear whether the alternatives to the constant yield method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a regular certificate rather than as a separate deduction item.

     For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Internal Revenue Code Section 171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method. A holder of a debt instrument such as a regular certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

     o interest includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

     o the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition.

It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. You should consult your own tax advisors regarding the advisability of making such an election.

     Sale or Exchange of Regular Certificates. If a regular certificateholder sells or exchanges a regular certificate, the regular certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the regular certificate. The adjusted basis of a regular certificate generally will equal the cost of the regular certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the regular certificate and reduced by amounts included in the stated redemption price at maturity of the regular certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a regular certificate realized by an investor who holds the regular certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the regular certificate has been held for the long-term capital gain holding period, currently more than one year. The gain will be treated as ordinary income in the following instances:


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

     o if a regular certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the regular certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Internal Revenue Code
          Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of the transaction;

     o in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates; or

     o    to the extent that the gain does not exceed the excess, if any, of:

          o the amount that would have been includible in the gross income of the holder if its yield on the regular certificate were 110% of the applicable Federal rate as of the date of purchase; over

          o the amount of income actually includible in the gross income of the holder with respect to the regular certificate.

     In addition, gain or loss recognized from the sale of a regular certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c). Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than is the ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Treatment of Losses. Holders of regular certificates will be required to report income with respect to regular certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of regular certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a regular certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, you are cautioned that while you may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the bad debt rules of Internal Revenue Code Section 166. Under Internal Revenue Code Section 166, it appears that holders of regular certificates that are corporations or that otherwise hold the regular certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any regular certificates becoming wholly or partially worthless. In general, holders of regular certificates that are not corporations and do not hold the regular certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the regular certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of regular certificates should be allowed a bad debt deduction at the time as the principal balance of any class or subclass of the regular certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or the class of regular certificates has been otherwise retired. The Service could also assert that losses on the regular certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating negative original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Holders of regular certificates are urged to consult their own tax advisors regarding the


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

appropriate timing, amount and character of any loss sustained with respect to the regular certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. You are advised to consult your tax advisors regarding the treatment of losses on regular certificates.


TAXATION OF RESIDUAL CERTIFICATES

     Taxation of REMIC Income. Generally, the daily portions of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of residual certificates, and will not be taxed separately to the REMIC pool. The daily portions of REMIC taxable income or net loss of a residual certificateholder are determined by allocating the REMIC pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating the daily portion among the residual certificateholders in proportion to their respective holdings of residual certificates in the REMIC pool on the day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except for the following:

     o the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

     o    all bad loans will be deductible as business bad debts; and

     o the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the regular certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the regular certificates. The REMIC pool's deductions include interest and original issue discount expense on the regular certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC pool and realized losses on the mortgage loans. The requirement that residual certificateholders report their pro rata share of taxable income or net loss of the REMIC pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a residual certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the regular certificates or income from amortization of issue premium on the regular certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC pool at a discount, and one or more of the mortgage loans is prepaid, the residual certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular certificates and the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those regular certificates on account of any unaccrued original issue discount relating to those regular certificates. When there is more than one class of regular certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular certificates when distributions in reduction of principal are being made in respect of earlier classes of regular certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to the mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of regular certificates are made. Taxable income may also be greater in earlier years


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

than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of regular certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular certificates, whereas to the extent that the REMIC pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, residual certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of the mismatching. In general, unrelated deductions will not be available to offset some or all of such "phantom" income, as discussed below under "--Limitations on Offset or Exemption of REMIC Income." The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the residual certificateholder's after-tax rate of return. In addition, a residual certificateholder's taxable income during some periods may exceed the income reflected by the residual certificateholder for the periods in accordance with generally accepted accounting principles. You should consult your own accountants concerning the accounting treatment of your investment in residual certificates.

     Basis and Losses. The amount of any net loss of the REMIC pool that may be taken into account by the residual certificateholder is limited to the adjusted basis of the residual certificate as of the close of the quarter (or time of disposition of the residual certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a residual certificate is the amount paid for that residual certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC pool reportable by the residual certificateholder and will be decreased, but not below zero, first, by a cash distribution from the REMIC pool and, second, by the amount of loss of the REMIC pool reportable by the residual certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the residual certificateholder as to whom the loss was disallowed and may be used by the residual certificateholder only to offset any income generated by the same REMIC pool.

     A residual certificateholder will not be permitted to amortize directly the cost of its residual certificate as an offset to its share of the taxable income of the related REMIC pool. However, that taxable income will not include cash received by the REMIC pool that represents a recovery of the REMIC pool's basis in its assets. The recovery of basis by the REMIC pool will have the effect of amortization of the issue price of the residual certificates over their life. However, in view of the possible acceleration of the income of residual certificateholders described above under "Taxation of REMIC Income", the period of time over which the issue price is effectively amortized may be longer than the economic life of the residual certificates.

     A residual certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the REMIC pool's basis in its assets. The preamble to the REMIC regulations states that the Service may provide future guidance on the proper tax treatment of payments made by a transferor of the residual interest to induce the transferee to acquire the interest. Residual certificateholders should assume such payments are included in income as ordinary income upon receipt and should consult their own tax advisors to consider other possible treatments.

     Further, to the extent that the initial adjusted basis of a residual certificateholder (other than an original holder) in the residual certificate is greater that the corresponding portion of the REMIC pool's basis in the mortgage loans, the residual certificateholder will not recover a portion of the basis until termination of the REMIC pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC regulations currently in effect do not so provide.

     You should review the sections titled "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC pool as a capital loss.


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

TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

     Although we intend to compute REMIC income and expense in accordance with the Internal Revenue Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that we will use for reporting income with respect to the mortgage loans and expenses with respect to the regular certificates, and different methods could result in different timing of reporting of taxable income or net loss to residual certificateholders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on regular certificates as described above under "Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates," without regard to the de minimis rule described therein, and "--Premium."

     Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC pool will constitute income to the REMIC pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to regular certificates as described above under "Taxation of Regular Certificates--Deferred Interest."

     Market Discount. The REMIC pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC pool's basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after its transfer to the REMIC pool. The REMIC regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC pool, or its fair market value at the Closing Date, in the case of a retained class. In respect of mortgage loans that have market discount to which Internal Revenue Code
Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount, regardless of whether any payments of amounts included in the stated redemption price are received. The computation of accrued market discount income generally should be made in the manner described above under "Taxation of Regular Certificates--Market Discount."

     Premium. Generally, if the basis of the REMIC pool in the mortgage loans exceeds their unpaid principal balances, the REMIC pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess. As stated above, the REMIC pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices, or the fair market value of retained Classes, of the regular and residual interests in the REMIC pool immediately after their transfer to the REMIC pool. In a manner analogous to the discussion above under "Taxation of Regular Certificates--Premium," a REMIC pool that holds a mortgage loan as a capital asset under Internal Revenue Code Section 1221 may elect under Internal Revenue Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Internal Revenue Code
Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.


LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

     A portion, and often all, of the REMIC taxable income includible in determining the federal income tax liability of a residual certificateholder will be subject to special treatment. That portion,


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

referred to as the excess inclusion, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a residual certificate over the daily accruals for the quarterly period of:

     o 120% of the long-term applicable Federal rate that would have applied to the residual certificate, if it were a debt instrument, on the startup day under Internal Revenue Code Section 1274(d); multiplied by

     o the adjusted issue price of the residual certificate at the beginning of the quarterly period.

For this purpose, the adjusted issue price of a residual certificate at the beginning of a quarter is the issue price of the residual certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that residual certificate prior to the beginning of the quarterly period. Accordingly, the portion of the REMIC pool's taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the residual certificates diminishes and all such taxable income will be so treated if the adjusted issue price of the residual certificates is zero.

     The portion of a residual certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the residual certificateholder's return. However, net operating loss carryforwards are determined without regard to excess inclusion income. Further, if the residual certificateholder is an organization subject to the tax on unrelated business income imposed by Internal Revenue Code Section 511, the residual certificateholder's excess inclusions will be treated as unrelated business taxable income of that residual certificateholder for purposes of Internal Revenue Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to some persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors", and its portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to some persons who are not U.S. Persons.

     In addition, three rules determine the effect of excess inclusions on the alternative minimum taxable income of a residual certificateholder. First, alternative minimum taxable income for a residual certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a residual certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules have the effect of preventing non-refundable tax credits reducing a taxpayer's income tax to an amount less than the alternative minimum tax on excess inclusions.


TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

     Disqualified Organizations. If any legal or beneficial interest in a residual certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of:

     o the present value of the total anticipated excess inclusions with respect to the residual certificate for periods after the transfer; and

     o the highest marginal federal income tax rate applicable to corporations.

The REMIC regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the prepayment assumption. The present value rate equals the applicable Federal rate under Internal Revenue Code Section

1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the residual certificate, except that where the transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the residual certificate is actually held by the Disqualified Organization.

     In addition, if a Pass-Through Entity has excess inclusion income with respect to a residual certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in the entity, then a tax is imposed on the entity equal to the product of the amount of excess inclusions on the residual certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period the person is the record holder of the residual certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     The pooling and servicing agreement with respect to a series of certificates will provide that no legal or beneficial interest in a residual certificate may be transferred unless the following occurs:

     o the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the residual certificate, is not a Disqualified Organization and is not purchasing the residual certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman on its behalf); and

     o the transferor provides a statement in writing to us and the trustee that it has no actual knowledge that the affidavit is false.

     Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each residual certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each residual certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related pooling and servicing agreement required under the Internal Revenue Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and we or the trustee may charge a fee for computing and providing the information.

     Noneconomic Residual Interests. The REMIC regulations would disregard some transfers of residual certificates, in which case the transferor would continue to be treated as the owner of the residual certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC pool. Under the REMIC regulations, a transfer of a noneconomic residual interest, as defined below, to a residual certificateholder, other than a residual certificateholder who is not a U.S. Person, is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a noneconomic residual interest unless, at the time of the transfer:

     o the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and


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

     o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

     o the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

     o the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due.

The pooling and servicing agreement with respect to each series of certificates will require the transferee of a residual certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "--Disqualified Organizations." The transferor must have no actual knowledge or reason to know that the statements are false.

     In addition to the two conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, a third requirement has been added that must be satisfied in one of two alternative ways. First, proposed Treasury regulations would require that the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

     o the present value of any consideration given to the transferee to acquire the interest;

     o the present value of the expected future distributions on the interest; and

     o the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this third condition, the transferee is assumed to pay tax at the highest corporate rate (currently 35%). Further, present values generally are computed using a discount rate equal to the applicable Federal rate set forth in Internal Revenue Code Section 1274(d) compounded semiannually. However, a lower rate may be used if the transferee can demonstrate that it regularly borrows, in the course of its trade or business, substantial funds at such lower rate from unrelated third parties. In some situations, to satisfy this "minimum transfer price" alternative, the transferor of a noneconomic residual interest may have to pay more consideration to the transferee than would otherwise be the case if the proposed regulations were not applicable.

     The second alternative appears in Revenue Procedure 2001-12 (the "Revenue Procedure"). The Revenue Procedure restates the minimum transfer price alternative described in the proposed Treasury regulations discussed above and adds an "eligible transferee" test as the second alternative test for meeting the safe harbor. To meet the second alternative, (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years, excluding certain related party obligations); (ii) the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer under the Revenue Procedure; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably


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indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee. The eligible transferee test, as well as the minimum transfer price test, are effective February 4, 2000 and apply unless and until changed by final regulations.

     Foreign Investors. The REMIC regulations provide that the transfer of a residual certificate that has tax avoidance potential to a foreign person will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A residual certificate is deemed to have tax avoidance potential unless, at the time of the transfer:

     o the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer; and

     o the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

If the non-U.S. Person transfers the residual certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a residual certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which the transfer may be made.


SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE

     Upon the sale or exchange of a residual certificate, the residual certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described above under "Taxation of Residual Certificates--Basis and Losses," of the residual certificateholder in the residual certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC pool, a residual certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC pool exceeds the adjusted basis on that distribution date. The income will be treated as gain from the sale or exchange of the residual certificate. It is possible that the termination of the REMIC pool may be treated as a sale or exchange of a residual certificateholder's residual certificate, in which case, if the residual certificateholder has an adjusted basis in the residual certificateholder's residual certificate remaining when its interest in the REMIC pool terminates, and if the residual certificateholder holds the residual certificate as a capital asset under Internal Revenue Code Section 1221, then the residual certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of a residual certificate will be treated as ordinary income if one or both of the following conditions are met:

     o if a residual certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the residual certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

     o in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a residual certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c).


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     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Internal Revenue Code Section 1091 will apply to dispositions of residual certificates where the seller of the residual certificate, during the period beginning six months before the sale or disposition of the residual certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a taxable mortgage pool (such as a non-REMIC owner trust) that is economically comparable to a residual certificate.


MARK-TO-MARKET REGULATIONS

     The Service has issued Mark-to-Market Regulations under Internal Revenue Code Section 475 relating to the requirement that a securities dealer mark-to-market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that, for purposes of this mark-to-market requirement, a residual certificate is not treated as a security and thus may not be marked-to-market. The Mark-to-Market Regulations apply to all residual certificates acquired on or after January 4, 1995.


TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     Prohibited Transactions. Income from some transactions by the REMIC pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of residual certificateholders, but rather will be taxed directly to the REMIC pool at a 100% rate. Prohibited transactions generally include:

     1.   the disposition of a qualified mortgage other than pursuant to:

          o a substitution within two years of the startup day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the startup day;

          o    foreclosure, default or imminent default of a qualified mortgage;

          o    bankruptcy or insolvency of the REMIC pool; or

          o    qualified (complete) liquidation;

     2. the receipt of income from assets that are not the type of mortgages or investments that the REMIC pool is permitted to hold;

     3.   the receipt of compensation for services; or

     4. the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4), it is not a prohibited transaction to sell REMIC pool property to prevent a default on regular certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

     Contributions to the REMIC Pool After the Startup Day. In general, the REMIC pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC pool after the startup day. Exceptions are provided for cash contributions to the REMIC pool made under the following circumstances:

     o    during the three months following the startup day;

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

     o    if made to a qualified reserve fund by a residual certificateholder;

     o    if in the nature of a guarantee;

     o    if made to facilitate a qualified liquidation or clean-up call; and

     o    if as otherwise permitted in Treasury regulations yet to be issued.

     Net Income from Foreclosure Property. The REMIC pool will be subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as foreclosure property until the close of the third calendar year following the year of acquisition, with possible extensions of up to an additional three years. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC pool will receive income or gain subject to prohibited transactions taxes or contributions subject to tax. As described in "Description of the Pooling and Servicing Agreements -- Realization upon Defaulted Mortgage Loans" with respect to net income from foreclosure property from a property that secured a mortgage loan, in some circumstances income from such a property may be subject to taxation when it is held by the REMIC pool.

     Liquidation of the REMIC Pool. If a REMIC pool adopts a plan of complete liquidation, within the meaning of Internal Revenue Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC pool credits or distributes in liquidation all of the sale proceeds plus its cash, other than amounts retained to meet claims, to holders of regular certificates and residual certificateholders within the 90-day period.

     Administrative Matters. The REMIC pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC pool's returns. Treasury regulations provide that, except where there is a single residual certificateholder for an entire taxable year, the REMIC pool will be subject to the procedural and administrative rules of the Internal Revenue Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The residual certificateholder owning the largest percentage interest in the residual certificates will be obligated to act as tax matters person, as defined in the applicable Treasury regulations, with respect to the REMIC pool. Each residual certificateholder will be deemed, by acceptance of the residual certificates, to have agreed to:

     o the appointment of the tax matters person as provided in the preceding sentence; and

     o the irrevocable designation of the servicer as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF SOME EXPENSES.

     An investor who is an individual, estate or trust will be subject to limitation with respect to some itemized deductions described in Internal Revenue Code Section 67, to the extent that the itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of the following:

     o 3% of the excess, if any, of adjusted gross income over $132,950 for the taxable year beginning in 2001 ($66,475 in the case of a married individual filing a separate return) (subject to adjustments for inflation in subsequent years); or


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

     o 80% of the amount of itemized deductions otherwise allowable for the year.

     In the case of a REMIC pool, the deductions may include deductions under Internal Revenue Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC pool, or any similar expenses allocated to the REMIC pool with respect to a regular interest it holds in another REMIC. Investors who hold REMIC certificates either directly or indirectly through pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to the limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of residual certificates in the case of a REMIC pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of the expenses to holders of regular certificates, as well as holders of residual certificates, where regular certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC certificateholder's income, determined on a daily basis, bears to the income of all holders of regular certificates and residual certificates with respect to a REMIC pool. As a result, individuals, estates or trusts holding REMIC certificates, either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or other pass-through entities described in the foregoing temporary Treasury regulations, may have taxable income in excess of the interest income at the pass-through rate on regular certificates that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on residual certificates. Unless otherwise indicated in the applicable prospectus supplement, all the expenses will be allocable to the residual certificates.


TAXATION OF FOREIGN INVESTORS

     A regular certificateholder that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a regular certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a regular certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that such certificateholder is not a United States Person and providing the name and address of such certificateholder. For these purposes, "United States Person" means a citizen or resident of the United States, a corporation or partnership (except as may be provided in Treasury regulations) created or organized in, or under the laws of, the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a regular certificate held by a residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation. It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may not be available to a holder who is not a United States Person and owns 10% or more of one or more underlying mortgagors or, if the holder is a controlled foreign corporation, it is related to one or more underlying mortgagors.


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     Further, it appears that a regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     The Treasury Department issued new regulations (the "New Regulations") which prescribe new certification requirements to establish exemptions from withholding, backup withholding and information reporting rules. The New Regulations are generally effective for distributions made after December 31, 2000, subject to various transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

     Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to investors that:

     o    are not United States Persons; or

     o are United States Persons and classified as partnerships under the Internal Revenue Code, if any of their beneficial owners are not United States Persons,

will be prohibited under the related pooling and servicing agreement.

     Backup Withholding. Distributions made on the regular certificates, and proceeds from the sale of the regular certificates to or through some brokers, may be subject to a backup withholding tax under Internal Revenue Code Section 3406 of 31% on reportable payments (including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the regular certificateholder complies with some reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the regular certificate, or the certificateholder is otherwise an exempt recipient under applicable provisions of the Internal Revenue Code. Any amounts to be withheld from distribution on the regular certificates would be refunded by the Service or allowed as a credit against the regular certificateholder's federal income tax liability.

     Reporting Requirements. Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the regular certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of regular certificates or beneficial owners who own regular certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of regular certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of regular certificates. Holders through nominees must request information from the nominee.

     The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC pool to each residual certificateholder by the end of the month following the close of each calendar quarter, 41 days after the end of a quarter under proposed Treasury regulations, in which the REMIC pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to residual certificateholders, furnished annually, if applicable, to holders of regular certificates, and filed annually with the Service concerning Internal Revenue Code Section 67 expenses (see "Limitations on Deduction of Some Expenses" above) allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to residual certificateholders, furnished annually to holders of regular certificates, and filed annually with the Service concerning the percentage of the REMIC pool's assets meeting the qualified asset tests described above under "Status of REMIC Certificates."


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FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION
IS MADE

 STANDARD CERTIFICATES

     General. In the event that no election is made to treat a trust fund or a segregated pool of assets therein with respect to a series of certificates that are not designated as stripped certificates, or as a REMIC, the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Internal Revenue Code and not as a partnership, an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the standard certificates, the holder of each standard certificate in the series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its standard certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Premium and Discount--Recharacterization of Servicing Fees." Accordingly, the holder of a standard certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its standard certificate, including interest at the coupon rate on the mortgage loans, original issue discount, if any, prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the standard certificateholder's method of accounting. A standard certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own standard certificates, either directly or indirectly through some pass-through entities, will be subject to limitation with respect to some itemized deductions described in Internal Revenue Code Section 67, including deductions under Internal Revenue Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

     o 3% of the excess, if any, of adjusted gross income over $132,950 for the taxable year beginning in 2001 ($66,475 in the case of a married individual filing a separate return), subject to adjustments for inflation in subsequent years; or

     o 80% of the amount of itemized deductions otherwise allowable for the year.

As a result, investors holding standard certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the standard certificates with respect to interest at the pass-through rate on the standard certificates. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of standard certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the stripped bond and stripped coupon rules of the Internal Revenue Code, as described below under "Stripped Certificates" and "--Premium and Discount--Recharacterization of Servicing Fees," respectively.

     Tax Status.

     Standard certificates will have the following status for federal income tax purposes:

     1. A standard certificate owned by a domestic building and loan association within the meaning of Internal Revenue Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that standard certificate is of the type described in the section of the Internal Revenue Code.

     2. A standard certificate owned by a real estate investment trust will be considered to represent real estate assets within the meaning of Internal Revenue Code Section 856(c)(4)(A) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on the assets will be considered interest on obligations secured by mortgages on real property to the extent within the meaning of Internal Revenue Code Section 856(c)(3)(B).

     3. A standard certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Internal Revenue Code
          Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of qualified mortgages within the meaning of Internal Revenue Code Section 860G(a)(3).

     Premium and Discount

     Standard certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of standard certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a standard certificate will be determined generally as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium."

     Original Issue Discount. The original issue discount rules will be applicable to a standard certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Internal Revenue Code provisions or, under some circumstances, by the presence of teaser rates on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to the income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual. However, Internal Revenue Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a standard certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

     Market Discount. Standard certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be generally reported as ordinary income generally in the manner described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," except that it is unclear whether a prepayment assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual.

     Recharacterization of Servicing Fees. If the servicing fee paid to the servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the standard certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation, known as excess servicing, will cause the mortgage loans to be treated under the stripped bond rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

     Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as stripped coupons and stripped bonds. Subject to the de minimis rule discussed below under "--Stripped Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the standard certificates, and the original issue discount rules of the Internal Revenue Code would apply to its holder. While standard certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including the portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, the recharacterization should not have any significant effect upon the timing or amount of income reported by a standard certificateholder, except that the income reported by a cash method holder may be slightly accelerated.

     You should also review "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     Sale or Exchange of Standard Certificates. Upon sale or exchange of a standard certificate, a standard certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the standard certificate. In general, the aggregate adjusted basis will equal the standard certificateholder's cost for the standard certificate, increased by the amount of any income previously reported with respect to the standard certificate and decreased by the amount of any losses previously reported with respect to the standard certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for some financial institutions subject to the provisions of Internal Revenue Code Section 582(c), any related gain or loss would be capital gain or loss if the standard certificate was held as a capital asset. However, gain on the sale of a standard certificate will be treated as ordinary income:

     o if a standard certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the standard certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

     o in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.


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

Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate (20%) than ordinary income of those taxpayers (39.6%). The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

 STRIPPED CERTIFICATES

     General. Pursuant to Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of stripped bonds with respect to principal payments and stripped coupons with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as stripped certificates. Stripped certificates include stripped interest certificates and stripped principal certificates as to which no REMIC election is made.

     The certificates will be subject to those rules if the following occur:

     o we retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

     o the servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard Certificates--Recharacterization of Servicing Fees" above); and

     o certificates are issued in two or more classes or subclasses representing the right to non-pro rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a stripped certificate will be considered to own stripped bonds with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or stripped coupons with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the stripped certificate's allocable share of the servicing fees paid to the servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under "--Standard Certificates--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to stripped certificateholders, the servicing fees will be allocated to the stripped certificates in proportion to the respective entitlements to distributions of each class or subclass of stripped certificates for the related period or periods. The holder of a stripped certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Certificates--General," subject to the limitation described therein.

     Internal Revenue Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of stripped certificates for federal income tax purposes is not clear in some respects at this time, particularly where the stripped certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft, our counsel that the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Internal Revenue Code and not as an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue Code Section 7701(i).

     Each stripped certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Internal Revenue Code Section 1286, Internal Revenue Code Sections 1272 through 1275, and the OID regulations. While under Internal Revenue Code Section 1286 computations with respect to stripped certificates arguably should be made in one of the ways described below under "--Taxation of Stripped Certificates--Possible Alternative Characterizations," the OID regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The pooling and servicing agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.


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

     Furthermore, Treasury regulations issued December 28, 1992 assume that a stripped certificate will be treated as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount and that the interest component of the stripped certificate would be treated as qualified stated interest under the OID regulations. Further pursuant to these final regulations the purchaser of the stripped certificate will be required to account for any discount as market discount rather than original issue discount unless either:

     o the initial discount with respect to the stripped certificate was treated as zero under the de minimis rule of Internal Revenue Code
          Section 1273(a)(3); or

     o no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any related market discount would be reportable as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in the computation.

     Status of Stripped Certificates. No specific legal authority exists as to whether the character of the stripped certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, our counsel has advised us that stripped certificates owned by applicable holders should be considered to represent real estate assets within the meaning of Internal Revenue Code Section 856(c)(4)(A), "obligation[s] principally secured by an interest in real property" within the meaning of Internal Revenue Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to stripped certificates should be considered to represent interest on obligations secured by mortgages on real property within the meaning of Internal Revenue Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for that treatment.

     Taxation of Stripped Certificates

     Original Issue Discount. Except as described above under "--General," each stripped certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a stripped certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID regulations and the amendments to the original issue discount sections of the Internal Revenue Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a stripped certificate, referred to in this discussion as a stripped certificateholder, in any taxable year likely will be computed generally as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates." However, with the apparent exception of a stripped certificate qualifying as a market discount obligation, as described above under "--General," the issue price of a stripped certificate will be the purchase price paid by each holder of a stripped certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the stripped certificate to the stripped certificateholder, presumably under the prepayment assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a stripped certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the stripped certificateholder's stripped certificate. While the matter is not free from doubt, the holder of a stripped certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in the stripped certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the stripped certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are contingent within the meaning of the OID regulations. The OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the stripped certificates. However, if final regulations dealing with contingent interest with respect to the stripped certificates apply the same principles as the OID regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest stripped certificates as ordinary income. You should consult your tax advisors regarding the appropriate tax treatment of stripped certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a stripped certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the stripped certificateholder's adjusted basis in the stripped certificate, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the stripped certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a stripped certificateholder other than an original stripped certificateholder should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More than One Class of Stripped Certificates. Where an investor purchases more than one class of stripped certificates, it is currently unclear whether for federal income tax purposes the classes of stripped certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the stripped certificates discussed above are not the only possible interpretations of the applicable Internal Revenue Code provisions. For example, the stripped certificateholder may be treated as the owner of any of the following:

     o one installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan;

     o as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

     o a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect to it.

     Alternatively, the holder of one or more classes of stripped certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of stripped certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Internal Revenue Code Section 1286.

     Because of these possible varying characterizations of stripped certificates and the resultant differing treatment of income recognition, stripped certificateholders are urged to consult their own tax advisors regarding the proper treatment of stripped certificates for federal income tax purposes.


FEDERAL INCOME TAX CONSEQUENCES FOR FASIT CERTIFICATES

     If and to the extent set forth in the prospectus supplement relating to a particular series of certificates, an election may be made to treat the related trust fund or one or more segregated pools of assets therein as one or more financial asset securitization investment trusts, or FASITs, within the meaning of Internal Revenue Code Section 860L(a). Qualification as a FASIT requires ongoing compliance with some conditions. With respect to each series of FASIT Certificates, Calwalader, Wickersham & Taft, our counsel, will advise us that in the firm's opinion, assuming the making of such an election, compliance with the pooling and servicing agreement and compliance with any changes in the law, including any amendments to the Internal Revenue Code or applicable Treasury Regulations thereunder, each FASIT Pool will qualify as a FASIT. In that case, the regular certificates will be considered to be regular interests in the FASIT and will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificate will be considered the ownership interest in the FASIT Pool. The prospectus supplement for each series of certificates will indicate whether one or more FASIT elections will be made with respect to the related trust fund.

     FASIT treatment has become available pursuant to recently enacted legislation, and no final Treasury regulations have as yet been issued detailing the circumstances under which a FASIT election may be made or the consequences of such an election. If a FASIT election is made with respect to any trust fund or as to any segregated pool of assets therein, the related prospectus supplement will describe the federal income tax consequences of the election.


REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each standard certificateholder or stripped certificateholder at any time during the year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable the certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of stripped certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of stripped certificates. The trustee will also file the original issue discount information with the Service. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding."


TAXATION OF FOREIGN INVESTORS

     To the extent that a Certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Internal Revenue Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-United States Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the standard certificateholder or stripped certificateholder on original issue discount recognized by the standard certificateholder or stripped certificateholders on the sale or exchange of the Certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-United States Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be portfolio interest and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Foreign Investors--Regular Certificates."


                       STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.


                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, and
Section 4975 of the Internal Revenue Code impose some requirements on employee benefit plans, and on some other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which the plans, accounts or arrangements are invested, and on persons who are fiduciaries with respect to plans in connection with the investment of plan assets.

     ERISA generally imposes on Plan fiduciaries some general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of a Plan and parties in interest who have some specified relationships to the Plan, unless a statutory or administrative exemption is available. Parties in interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Internal Revenue Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Internal Revenue Code. Special caution should be exercised before the assets of a Plan are used to purchase a Certificate if, with respect to the assets, we, the servicer, a special servicer or any sub-servicer or the trustee or an affiliate thereof, either:

     o has discretionary authority or control with respect to the investment of the assets of the Plan; or

     o has authority or responsibility to give, or regularly gives, investment advice with respect to the assets of the Plan for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the Plan.

     Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to the purchase under the requirements of ERISA, whether any prohibited transaction class exemption or any individual prohibited transaction exemption, as described below, applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to the series of certificates.

     Some employee benefit plans, such as governmental plans, as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law materially similar to the foregoing provisions of ERISA and the Internal Revenue Code. Moreover, any governmental or church plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code.


PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the trust assets to be deemed plan assets. Section 2510.3-101 of the regulations of the Department of Labor provides that, when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless some exceptions not applicable to this discussion apply, or unless the equity participation in the entity by benefit plan investors, i.e., Plans, whether or not subject to ERISA, and entities whose underlying assets include plan assets, is not significant. For this purpose, the plan asset regulations provide, in general, that participation in an entity, such as a trust fund, is significant if, immediately after the most recent acquisition of any equity interest, 25% or more of any class of equity interests, such as certificates, is held by benefit plan investors. Unless restrictions on ownership of and transfer to plans apply with respect to a series of certificates, we cannot assure you that benefit plan investors will not own at least 25% of a class of certificates.

     Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice with respect to the assets for a fee, is a fiduciary of the investing Plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a servicer, a special servicer or any sub-servicer, may be deemed to be a Plan fiduciary with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve one or more prohibited transactions under ERISA, Section 4975 of the Internal Revenue Code or Similar Law.


ADMINISTRATIVE EXEMPTIONS

     Several underwriters of morgage-backed securities have applied for and obtained from the Department of Labor individual prohibited transaction exemptions that apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter or as a selling or placement agent. If such an exemption may be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the exemption's applicability.


UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a residual certificate by any employee benefit plan qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code Section, including most Plans, may give rise to unrelated business taxable income as described in Sections 511-515 and 860E of the Internal Revenue Code. Further, prior to the purchase of residual certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a residual certificate on behalf of, a Disqualified Organization, which term as defined above includes some tax-exempt entities not subject to Section 511 of the Internal Revenue Code including some governmental plans, as discussed above under the caption "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates-- Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of certificates.


                               LEGAL INVESTMENT

     The offered certificates will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if so specified in the related prospectus supplement. The appropriate characterization of those certificates not qualifying as mortgage related securities, called non-SMMEA eligible certificates, under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the non-SMMEA eligible certificates constitute legal investments for them.

     Generally, only classes of offered certificates that meet the following criteria will be mortgage related securities for purposes of SMMEA:

     o are rated in one of the two highest rating categories by one or more rating agencies;

     o are part of a series evidencing interests in a trust fund consisting of loans originated by those types of originators qualifying under SMMEA; and

     o are part of a series evidencing interests in a trust fund consisting of mortgage loans each of which is secured by a first lien on either a single parcel of real estate on which is located a residential and/or mixed residential and commercial structure, or on one or more parcels of real estate upon which are located one or more commercial structures.

     As mortgage related securities, the classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for the entities under applicable law. Under SMMEA, a number of states enacted legislation on or prior to the October 3, 1991 cut-off for the enactments prohibiting or limiting to various extents the ability of some entities (in particular, insurance companies) to invest in mortgage related securities secured by liens on residential or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, states are authorized to enact legislation, on or before September 23, 2001, prohibiting or restricting the purchase, holding or investment by state regulated entities in certificates satisfying the rating and qualified originator requirements for mortgage related securities, but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures. However, any limiting legislation cannot affect the validity of a contract to purchase, hold or invest in, or require the sale or disposition of, mortgage related securities, if the contract or purchase predated that legislation. Accordingly, the investors affected by any legislation of this type will be authorized to invest in offered certificates qualifying as mortgage related securities only to the extent provided in the legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows:

     o federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby;

     o    federal credit unions may invest in the securities; and

     o national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to the regulations as the applicable federal regulatory authority may prescribe.

     In this connection, effective December 31, 1996, the Office of the Comptroller of the Currency, called the OCC, has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with some general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information, some "Type IV securities," defined in 12 C.F.R. Section 1.2(1) to include some "commercial mortgage-related securities" and "residential mortgage-related securities." As defined in that rule, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks.

     The National Credit Union Administration, or NCUA, has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under some limited circumstances. Unless the credit union has obtained written approval from the NCUA to participate in the investment pilot program described in 12 C.F.R. Section 703.140, it cannot invest in stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities.

     The Office of Thrift Supervision, or OTS, has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by the authorities before purchasing any class of the offered certificates, as some classes may be deemed unsuitable investments, or may otherwise be restricted, under the rules, policies or guidelines, in some instances irrespective of SMMEA.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying, and, with regard to any class of the offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of some classes of offered certificates as mortgage related securities, no representations are made as to the proper characterization of any class of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties--and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates--may adversely affect the liquidity of any class of offered certificates.

     Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.


                             METHOD OF DISTRIBUTION

     The certificates offered hereby and by related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to us from that sale.

     We intend that certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of offered certificates may be made through a combination of two or more of these methods. The methods are as follows:

     o by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     o by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

     o    through direct offerings by us.

     If specified in the prospectus supplement relating to a series of offered certificates, we or any of our affiliates or any other person or persons specified in the prospectus supplement (including originators of mortgage loans) may purchase some or all of one or more classes of offered certificates of that series from the underwriter or underwriters or any other person or persons specified in the prospectus supplement. Pursuant to this prospectus and the related prospectus supplement, a purchaser may thereafter from time to time offer and sell some or all of the certificates directly, or through one or more underwriters to be designated at the time of the offering of the certificates, or through dealers (whether acting as agent or as principal) or in any other manner that may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the related prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The underwriters may be broker-dealers affiliated with us whose identities and relationships to us will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of offered certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the certificates may be deemed to be underwriters in connection with those certificates, and any discounts or commissions


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received by them from us and any profit on the resale of certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to some conditions precedent, including the following:

     o that the underwriters will be obligated to purchase all certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     o that we will indemnify the several underwriters, and each person, if any, who controls any related underwriters within the meaning of
          Section 15 of the Securities Act, against some civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of the Securities Act.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of certificates of those series.

     We anticipate that the certificates offered hereby will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of their purchases, be deemed to be underwriters within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any related reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby. Any unrated class may be initially retained by us, and may be sold by us at any time to one or more institutional investors.

     If and to the extent required by applicable law or regulation, this prospectus will be used by Bear, Stearns & Co. Inc., our affiliate, in connection with offers and sales related to market-making transactions in the offered certificates previously offered hereunder in transactions in which Bear, Stearns & Co. Inc. acts as principal. Bear, Stearns & Co. Inc. may also act as agent in those transactions. Sales may be made at negotiated prices determined at the time of sale.


                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement, including this prospectus and a form of the prospectus supplement, under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the applicable prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to, but do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this prospectus and the applicable prospectus supplement, you should refer to the registration statement and the exhibits to the registration statement. The registration statement and the exhibits can be inspected and copied at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and the SEC's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1500, Chicago, Illinois 60661. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the SEC maintains a public access site on the Internet through the World Wide Web at which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address http://www.sec.gov.


                INCORPORATION OF SOME INFORMATION BY REFERENCE

     The SEC allows us to incorporate by reference information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the applicable


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prospectus supplement. Information that we file later with the SEC will automatically update the information in this prospectus and the applicable prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement. As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling: Bear Stearns Commercial Mortgage Securities Inc., 245 Park Avenue, New York, New York 10167, Attention: J. Christopher Hoeffel (212) 272-2000. We have determined that our financial statements will not be material to the offering of any offered certificates.


                                    REPORTS

     We have not authorized anybody to give you any information or to make any representation not contained in this prospectus and any related prospectus supplement and you should not rely on any related information or representation that is not contained in this document. This prospectus and any related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates being offered pursuant to the related prospectus supplement. They also do not constitute an offer of the offered certificates to any person in any state or other jurisdiction in which the offer would be unlawful. The delivery of this prospectus to you at any time does not imply that information contained in this document is correct as of any time subsequent to the date of this document; however, if any material change occurs while this prospectus is required by law to be delivered, we will amend or supplement this prospectus accordingly.

     The servicer or trustee for each series will be required to mail to holders of the certificates of each series periodic unaudited reports concerning the related trust fund. If holders of beneficial interests in a class of offered certificates are holding and transferring in book-entry form through the facilities of DTC, then unless otherwise provided in the related prospectus supplement, the reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through the participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We will file or cause to be filed with the SEC the periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.


                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.


                                 LEGAL MATTERS

     The validity of the certificates of each series will be passed upon for us by Shearman & Sterling, New York, New York, Cadwalader, Wickersham & Taft, New York, New York, or other counsel identified in the prospectus supplement for that series.


                                    RATINGS

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by you of all collections on the underlying mortgage assets to which you are entitled. Ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying


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mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.


     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.













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                                    GLOSSARY

     Accrued Certificate Interest -- With respect to each class of certificates (other than some classes of stripped interest certificates and some classes of residual certificates), the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally equal to the time period between distribution dates) on the outstanding certificate balance of the class of certificates immediately prior to the distribution date. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of stripped interest certificates will be similarly calculated except that it will accrue on a notional amount that is either based on the principal balances of some or all of the mortgage assets in the related trust fund or equal to the certificate balances of one or more other classes of certificates of the same series.

     ARM Loans -- mortgage loans with adjustable mortgage rates.

     Available Distribution Amount -- Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of the series on the date.

     Debt Service Coverage Ratio -- Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income derived from the related mortgaged property for a twelve-month period to the annualized scheduled payments on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

     Disqualified Organization -- any of the following:

     o    the United States, any of its state or political subdivisions;

     o    any foreign government;

     o    any international organization;

     o any agency or instrumentality of any of the foregoing, provided that the term does not include an instrumentality if all of its activities are subject to tax and, except in the case of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by any related governmental entity;

     o any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Internal Revenue Code Section 1381(a)(2)(C); and

     o any organization, other than a farmers' cooperative described in Internal Revenue Code Section 521, that is exempt from taxation under the Internal Revenue Code unless the organization is subject to the tax on unrelated business income imposed by Internal Revenue Code
          Section 511.

     Due Period -- Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date, called the determination date, or otherwise advanced by the related servicer or other specified person, be distributed to the holders of the certificates of the series on the next succeeding distribution date.

     ERISA -- The Employee Retirement Income Security Act of 1974, as amended.

     Excess Funds -- Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent interest received or advanced on the mortgage assets in


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the related trust fund that is in excess of the interest currently accrued on the certificates or prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest or principal.

     Loan-to-Value Ratio -- Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan and any other loans senior to it that are secured by the related mortgaged property to the Value of the related mortgaged property.

     MBS -- pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans.

     Net Operating Income -- Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a mortgaged property during the period, minus the total operating expenses incurred in respect of the mortgaged property during the period other than non-cash items such as depreciation and amortization, capital expenditures, and debt service on the related mortgage loan or on any other loans that are secured by the mortgaged property.

     Non-U.S. Person -- The term "Non-U.S. Person" means any person who is not a U.S. Person.

     Pass-Through Entity -- "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and some corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity.

     Plan -- Any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA, Section 4975 of the Internal Revenue Code or applicable Similar Law.

     Service -- The Internal Revenue Service.

     Similar Law -- Any applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code.

     SMMEA -- The Secondary Market Mortgage Enhancement Act.

     U.S. Person -- The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any State, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if:

     o for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust; or

     o for all other taxable years, the trust is subject to United States federal income tax regardless of the source of its income (or, to the extent provided in applicable Treasury Regulations, some trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Value -- The "Value" of a mortgaged property is generally its fair market value determined in an appraisal obtained by the originator at the origination of the loan.


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